Attached to this message is a Free Writing Prospectus, dated December 13, 2005, that supersedes the information presented in the Free Writing Prospectus, dated
December 4, 2005 (the "Preliminary Prospectus") and any other free writing prospectuses delivered or made available prior to the date hereof. The attached
Free Writing Prospectus contains updated information on the mortgage pool and reflects the following collateral changes: (1) the removal of 2 hospitality loans (loan numbers 37 and 63) and (2) the designation of 6 mortgage loans that were previously included in loan group 1 as loan group 2 loans (loan numbers 12,
26, 32, 39, 65 and 81).

Where information in the Preliminary Prospectus was changed, the updated information will be shown in the attached Free Writing Prospectus as underlined text (other than with respect to certain tables where the updated information will be marked by a vertical bar in the margin only). In the event that text was deleted, a single "carrot mark" will be inserted at the location of the deleted text. Throughout the attached Free Writing Prospectus, the location of updated information will be highlighted in the margin on the side of each applicable page with a vertical line.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan
Securities Inc. and Nomura Securities International, Inc. (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No.
333-127668) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the
SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm
EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you;
any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                       Registration Statement No.: 333-127668-02

The information in this Free Writing Prospectus is not complete and may be changed by delivery of information prior to the time of sale. This Free Writing
Prospectus is not an offer to sell these securities nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED OR COMPLETED
                    PRIOR TO SALE, DATED DECEMBER 13, 2005
PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED OCTOBER 14, 2005)

                          $2,306,046,000 (APPROXIMATE)
                             (OFFERED CERTIFICATES)

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C22

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)

  YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGIN-
  NING ON PAGE S-44 OF THIS PROSPECTUS SUPPLEMENT AND
  ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS.

  Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency
  or instrumentality.

  The offered certificates will represent interests in the trust fund only. They will not represent obligations of any other party. The offered certificates will not be listed on any
  national securities exchange or any automated quotation
  system of any registered securities association.

  This prospectus supplement may be used to offer and sell
  the offered certificates only if it is accompanied by the
  prospectus dated December  , 2005.

THE TRUST FUND:

o    As of December 11, 2005,* the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $2,534,116,891.

o    The trust fund will consist of a pool of 149 fixed rate mortgage loans.

o    The mortgage loans are secured by first liens on commercial and multifamily properties.

o    All of the mortgage loans were originated or acquired by Wachovia Bank,
     National Association and CWCapital LLC.

THE CERTIFICATES:

o    The trust fund will issue 27 classes of certificates.

o    Only the 12 classes of offered certificates described in the following table are being offered by this prospectus supple ment and the accompanying prospectus.

                     ORIGINAL     PERCENTAGE OF                                                     EXPECTED S&P/
                   CERTIFICATE     CUT-OFF DATE   PASS-THROUGH       ASSUMED FINAL                  MOODY'S/FITCH
      CLASS        BALANCE (1)     POOL BALANCE       RATE       DISTRIBUTION DATE(2)   CUSIP NO.     RATING(3)
---------------- --------------- --------------- -------------- ---------------------- ----------- --------------

Class A-1 ......  $ 49,139,000         1.939%         Fixed       October 15, 2010                   AAA/Aaa/AAA
Class A-2 ......  $ 93,894,000         3.705%         Fixed       November 15, 2010                  AAA/Aaa/AAA
Class A-3 ......  $164,597,000         6.495%        WAC(4)       December 15, 2012                  AAA/Aaa/AAA
Class A-PB .....  $148,538,000         5.862%        WAC(4)        August 15, 2015                   AAA/Aaa/AAA
Class A-4 ......  $940,984,000        37.133%        WAC(4)       November 15, 2015                  AAA/Aaa/AAA
Class A-1A .....  $376,729,000        14.866%        WAC(4)       November 15, 2015                  AAA/Aaa/AAA
Class A-M ......  $253,412,000        10.000%        WAC(5)       November 15, 2015                  AAA/Aaa/AAA
Class A-J ......  $152,047,000         6.000%        WAC(5)       December 15, 2015                  AAA/Aaa/AAA
Class B ........  $ 22,174,000         0.875%        WAC(5)       December 15, 2015                  AA+/Aa1/AA+
Class C ........  $ 31,676,000         1.250%        WAC(5)       December 15, 2015                   AA/Aa2/AA
Class D ........  $ 25,341,000         1.000%        WAC(5)       December 15, 2015                  AA-/Aa3/AA-
Class E ........  $ 47,515,000         1.875%        WAC(5)       December 15, 2015                    A/A2/A

--------------------------------------------------------------------------------
*   One mortgage loan will be originated after December 11, 2005.
(Footnotes explaining the table are on page S-3)

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-127668) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. -- 5 p.m.
EST).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS
DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Wachovia Capital Markets, LLC is acting as sole lead manager for this offering.
Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates. Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P.
Morgan Securities Inc. and Nomura Securities International, Inc. are acting as co-managers for the offering. Wachovia Capital Markets, LLC, Deutsche Bank
Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Nomura
Securities International, Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. We expect to receive from this offering approximately
   % of the initial certificate balance of the offered certificates, plus accrued interest from December 1, 2005, before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about December 29, 2005.

                               WACHOVIA SECURITIES

Deutsche Bank Securities
                              Goldman, Sachs & Co.
                                                          JPMorgan
                                                                         NOMURA
                                December  , 2005

                     WACHOVIA BANK COMMERCIAL MORTAGE TRUST

         Commerical Mortgage Pass-Through Certificates, Series 2005-C22
                    Geographic Overview of Mortgage Pool(1)

                         [MAP OF UNITED STATES OMITTED]

WASHINGTON                    ALABAMA               MAINE
2 properties                  6 properties          2 properties
$15,441,296                   $74,479,042           $27,200,000
0.6% of total                 2.9% of total         1.1% of total

OREGON                        UTAH                  MASSACHUSETTS
3 properties                  1 property            2 properties
$19,430,843                   $9,250,000            $8,742,776
0.8% of total                 0.4% of total         0.3% of total

NEVADA                        NEBRASKA              CONNECTICUT
5 properties                  5 properties          2 properties
$216,374,199                  $9,047,236            $19,785,450
8.4% of total                 0.4% of total         0.8% of total

NORTHERN CALIFORNIA(2)        NORTH DAKOTA          RHODE ISLAND
8 properties                  2 properties          1 property
$180,782,259                  $3,367,059            $12,600,000
7.1% of total                 0.1% of total         0.5% of total

CALIFORNIA                    MISSOURI              NEW JERSEY
38 properties                 2 properties          4 properties
$540,534,128                  $6,220,000            $68,051,997
21.1% of total                0.2% of total         2.7% of total

SOUTHERN CALIFORNIA(2)        IOWA                  MARYLAND
30 properties                 2 properties          3 properties
$359,751,869                  $5,003,436            $12,027,001
14.0% of total                0.2% of total         0.5% of total

ARIZONA                       MINNESOTA             VIRGINIA
10 properties                 4 properties          34 properties
$134,921,648                  $71,206,213           $106,531,043
5.3% of total                 2.8% of total         4.2% of total

NEW MEXICO                    WISCONSIN             NORTH CAROLINA
3 properties                  2 properties          10 properties
$45,751,170                   $3,557,054            $52,697,989
1.8% of total                 0.1% of total         2.1% of total

KANSAS                        ILLINOIS              SOUTH CAROLINA
2 properties                  13 properties         2 properties
$6,353,000                    $240,066,035          $20,720,000
0.2% of total                 9.4% of total         0.8% of total

OKLAHOMA                      MICHIGAN              GEORGIA
2 properties                  1 property            3 properties
$34,100,000                   $3,563,872            $44,458,750
1.3% of total                 0.1% of total         1.7% of total

TEXAS                         INDIANA               FORIDA
15 properties                 1 property            18 properties
$72,547,160                   $8,600,000            $228,692,682
2.8% of total                 0.3% of total         8.9% of total

LOUISIANA                     OHIO
5 properties                  7 properties
$75,310,000                   $32,347,606
2.9% of total                 1.3% of total

TENNESSEE                     PENNSYLVANIA
7 properties                  4 properties
$23,470,131                   $149,025,000
0.9% of total                 5.8% of total

KENTUCKY                      NEW YORK
3 properties                  12 properties
$61,895,000                   $99,628,074
2.4% of total                 3.9% of total

MORTGAGED PROPERTIES BY PROPERTY TYPE

                               [PIE CHART OMITTED]

Mixed Use                4.6%

Self Storage             9.9%

Hospitality             11.2%

Retail                   22.3%

Industrial               3.3%

Office                  25.5%

Multifamily             23.2%

GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the
Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2) For purposes of determining whether a mortgaged property is located in
Northern or Southern California. Mortgaged Properties north of San Luis
Obisop County, Kern County and San Bernadino County were included in Northern
California and Mortgaged Properties located in or south of such counties were included in Southern California.

                            [LEGEND GRAPHIC OMITTED]

[ ] >10.0% of Cut-Off Date Pool Balance

[ ] >50-10.0% of Cut-Off Date Pool Balance

[ ] >1.0-5.0% of Cut-Off Date Pool Balance

[ ] (less than or equal to)1.0% of Cut-Off Date Pool Balance

[PICTURE OF HYATT CENTER OMITTED]                 [PICTURES OF WESTIN CASUARINA HOTEL & SPA OMITTED]

Hyatt Center, Chicago, IL                         Westin Casuarina Hotel & Spa, Las Vegas, NV

[PICTURES OF EXTRA SPACE PRISA POOL OMITTED]      [PICTURES OF ABBEY II POOL OMITTED]

Extra Space PRISA Pool, Various                   Abbey II Pool, Various

[PICTURES OF EXTRA SPACE SELF STORAGE PORTFOLIO #6 OMITTED]

Extra Space Self Storage Portfolio #6, Various

[PICTURES OF 300 FOUR FALLS CORPORATE CENTER OMITTED]        [PICTURE OF EAGLE RIDGE MALL OMITTED]

300 Four Falls Corporate Center,                             Eagle Ridge Mall, Lake Wales, FL
West Conshohocken Borough, PA

[PICTURE OF TIFFANY BUILDING OMITTED]

Tiffany Building, Parsippany, NJ

[PICTURE OF BIRTCHER PORTFOLIO OMITTED]                      [PICTURES OF METRO POINTE AT SOUTH COAST OMITTED]

Birtcher Portfolio, Various                                  Metro Pointe at South Coast, Costa Mesa, CA

               IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

     The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus)
and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you;
any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.

     As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this prospectus supplement. This prospectus supplement is being provided to you for informative purposes only in response to your specific request. The underwriters described in this prospectus supplement may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this prospectus supplement. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this prospectus supplement.

     The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale.

     This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO
PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS
DOCUMENT MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

     o    SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

     o    RISK FACTORS, commencing on page S-44 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                                      S-1

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "INDEX OF DEFINED TERMS"
beginning on page S-273 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our"
refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS TO BE AN OFFER OR SOLICITATION:

     o    if used in a jurisdiction in which such offer or solicitation is not authorized;

     o    if the person making such offer or solicitation is not qualified to do so; or

     o    if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

                             EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a "Relevant
Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant
Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that
Relevant Member State or, where appropriate, approved in another Relevant
Member State and notified to the competent authority in that Relevant Member
State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

       (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

       (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance
    sheet of more than |Hm43,000,000 and (3) an annual net turnover of more
    than |Hm50,000,000, as shown in its last annual or consolidated accounts;
    or

       (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
    Directive.

     For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                      S-2

                                 UNITED KINGDOM

     Each underwriter has represented and agreed that:

       (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
    Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

       (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

     The distribution of this prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services
and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation
Scheme.

(Footnotes to table on the front cover)

----------
(1)   Subject to a permitted variance of plus or minus 5.0%.

(2)   The "Assumed Final Distribution Date" has been determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES--Assumed
      Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY
      CONSIDERATIONS--Weighted Average Life" in this prospectus supplement).
      The "Rated Final Distribution Date" is the distribution date to occur in
      December 2044. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final
      Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3)   By each of Standard & Poor's Ratings Services, a division of The
      McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch,
      Inc. See "RATINGS" in this prospectus supplement.

(4)   The pass-through rates applicable to the Class A-3, Class A-PB, Class A-4 and Class A-1A certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as
      described in the prospectus supplement, minus    % for that date.

(5)   The pass through rates applicable to the Class A-M, Class A-J, Class B,
      Class C, Class D and Class E certificates for any distribution date will be equal to the applicable weighted average net mortgage rate for the related date.

                                      S-3

                                                                                              PAGE
                                                                                             ------

 Certain Provisions of the Intercreditor Agreements with respect to Certain Subordinate

                                      S-4

                                                                                             PAGE
                                                                                            ------

ANNEX A-5     Certain Characteristics of the Mortgage Loans and Mortgaged Properties

                                      S-5

                       SUMMARY OF PROSPECTUS SUPPLEMENT

o    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS
     SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO
     CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE
     OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS
     SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o    THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND
     OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL
     DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS
     PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o    WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES
     THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR
     UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE
     NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

o    FOR PURPOSES OF MAKING DISTRIBUTIONS TO THE CLASS A-1, CLASS A-2, CLASS
     A-3, CLASS A-PB, CLASS A-4 AND CLASS A-1A CERTIFICATES, THE POOL OF
     MORTGAGE LOANS WILL BE DEEMED TO CONSIST OF 2 DISTINCT LOAN GROUPS, LOAN
     GROUP 1 AND LOAN GROUP 2.

o    UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED IN
     THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE
     TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING
     THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS INCLUDED IN THE TRUST
     FUND AS OF THE CUT-OFF DATE (WHICH IS DECEMBER 11, 2005, WITH RESPECT TO
     145 MORTGAGE LOANS, DECEMBER 1, 2005, WITH RESPECT TO 3 MORTGAGE LOANS AND
     THE ORIGINATION DATE OF THE RELATED MORTGAGE LOAN, WITH RESPECT TO 1
     MORTGAGE LOAN), AFTER GIVING EFFECT TO PAYMENTS DUE ON OR BEFORE SUCH DATE
     WHETHER OR NOT RECEIVED. THE CUT-OFF DATE BALANCE OF EACH MORTGAGE LOAN
     INCLUDED IN THE TRUST FUND AND EACH CUT-OFF DATE CERTIFICATE BALANCE IN
     THIS PROSPECTUS SUPPLEMENT ASSUMES THE TIMELY RECEIPT OF PRINCIPAL
     SCHEDULED TO BE PAID (IF ANY) ON EACH MORTGAGE LOAN AND NO DEFAULTS,
     DELINQUENCIES OR PREPAYMENTS ON ANY MORTGAGE LOAN ON OR BEFORE THE RELATED
     CUT-OFF DATE. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE
     PERCENTAGES OF THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS
     INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS
     INCLUDED IN THE TRUST FUND, AS OF THE CUT-OFF DATE REPRESENTED BY THE
     AGGREGATE PRINCIPAL BALANCE OF THE RELATED MORTGAGE LOANS AS OF THE CUT-OFF
     DATE.

o    ONE (1) MORTGAGE LOAN, THE HYATT CENTER MORTGAGE LOAN, IS PART OF A SPLIT
     LOAN STRUCTURE WHERE THE COMPANION LOAN THAT IS PART OF THE SPLIT LOAN
     STRUCTURE IS PARI PASSU IN RIGHT OF ENTITLEMENT TO PAYMENT WITH THE
     MORTGAGE LOAN. CERTAIN OTHER MORTGAGE LOANS ARE EACH PART OF A SPLIT LOAN
     STRUCTURE IN WHICH THE RELATED COMPANION LOANS ARE SUBORDINATE TO THE
     RELATED MORTGAGE LOAN(S). AMOUNTS ATTRIBUTABLE TO ANY COMPANION LOAN WILL
     NOT BE ASSETS OF THE TRUST FUND AND WILL BE BENEFICIALLY OWNED BY THE
     HOLDER OF SUCH COMPANION LOAN.

o    ALL NUMERICAL OR STATISTICAL INFORMATION CONCERNING THE MORTGAGE LOANS
     INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS AND EXCLUDES
     INFORMATION ON THE SUBORDINATE COMPANION LOANS.

                                      S-6

                          OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Wachovia
Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
Series 2005-C22, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

                     CLOSING DATE
                      CERTIFICATE     PERCENTAGE
                      BALANCE OR      OF CUT-OFF
                       NOTIONAL        DATE POOL     CREDIT
      CLASS            AMOUNT(1)        BALANCE      SUPPORT
----------------- ------------------ ------------ ------------

Class A-1 .......  $    49,139,000       1.939%       30.000%
Class A-2 .......  $    93,894,000       3.705%       30.000%
Class A-3 .......  $   164,597,000       6.495%       30.000%
Class A-PB ......  $   148,538,000       5.862%       30.000%
Class A-4 .......  $   940,984,000      37.133%       30.000%
Class A-1A ......  $   376,729,000      14.866%       30.000%
Class A-M .......  $   253,412,000      10.000%       20.000%
Class A-J .......  $   152,047,000       6.000%       14.000%
Class B .........  $    22,174,000       0.875%       13.125%
Class C .........  $    31,676,000       1.250%       11.875%
Class D .........  $    25,341,000       1.000%       10.875%
Class E .........  $    47,515,000       1.875%        9.000%
 Class F ........  $    31,676,000       1.250%        7.750%
 Class G ........  $    28,509,000       1.125%        6.625%
 Class H ........  $    28,509,000       1.125%        5.500%
 Class J ........  $    34,844,000       1.375%        4.125%
 Class K ........  $    15,838,000       0.625%        3.500%
 Class L ........  $    12,671,000       0.500%        3.000%
 Class M ........  $    12,670,000       0.500%        2.500%
 Class N ........  $     6,336,000       0.250%        2.250%
 Class O ........  $     6,335,000       0.250%        2.000%
 Class P ........  $     9,503,000       0.375%        1.625%
 Class Q ........  $    41,179,890       1.625%        0.000%
 Class IO .......  $ 2,534,116,890        NA           NA

                                      INITIAL    WEIGHTED        CASH FLOW          EXPECTED
                                       PASS-      AVERAGE       OR PRINCIPAL          S&P/
                     PASS-THROUGH     THROUGH      LIFE            WINDOW        MOODY'S/ FITCH
      CLASS        RATE DESCRIPTION     RATE    (YEARS)(2)     (MON./YR.)(2)        RATING(3)
----------------- ------------------ --------- ------------ ------------------- ----------------

Class A-1 .......        Fixed         %           2.73     01/06 -- 10/10         AAA/Aaa/AAA
Class A-2 .......        Fixed         %           4.81     10/10 -- 11/10         AAA/Aaa/AAA
Class A-3 .......       WAC(4)         %           6.67     08/12 -- 12/12         AAA/Aaa/AAA
Class A-PB ......       WAC(4)         %           7.63     11/10 -- 08/15         AAA/Aaa/AAA
Class A-4 .......       WAC(4)         %           9.77     08/15 -- 11/15         AAA/Aaa/AAA
Class A-1A ......       WAC(4)         %           9.63     01/06 -- 11/15         AAA/Aaa/AAA
Class A-M .......       WAC(5)         %           9.88     11/15 -- 11/15         AAA/Aaa/AAA
Class A-J .......       WAC(5)         %           9.93     11/15 -- 12/15         AAA/Aaa/AAA
Class B .........       WAC(5)         %           9.96     12/15 -- 12/15         AA+/Aa1/AA+
Class C .........       WAC(5)         %           9.96     12/15 -- 12/15          AA/Aa2/AA
Class D .........       WAC(5)         %           9.96     12/15 -- 12/15         AA-/Aa3/AA-
Class E .........       WAC(5)         %           9.96     12/15 -- 12/15           A/A2/A
 Class F ........        WAC(5)        %            (7)       (7)                    A-/A3/A-
 Class G ........        WAC(5)        %            (7)       (7)                 BBB+/Baa1/BBB+
 Class H ........        WAC(5)        %            (7)       (7)                  BBB/Baa2/BBB
 Class J ........        WAC(5)        %            (7)       (7)                 BBB-/Baa3/BBB-
 Class K ........       Fixed(6)       %            (7)       (7)                   BB+/NR/BB+
 Class L ........       Fixed(6)       %            (7)       (7)                    BB/NR/BB
 Class M ........       Fixed(6)       %            (7)       (7)                   BB-/NR/BB-
 Class N ........       Fixed(6)       %            (7)       (7)                    B+/NR/B+
 Class O ........       Fixed(6)       %            (7)       (7)                     B/NR/B
 Class P ........       Fixed(6)       %            (7)       (7)                    B-/NR/B-
 Class Q ........       Fixed(6)       %            (7)       (7)                    NR/NR/NR
 Class IO .......       WAC-IO(8)      %            (8)       (8)                  AAA/Aaa/AAA

----------
(1)   Subject to a permitted variance of plus or minus 5.0%.

(2)   Based on no prepayments and the other assumptions set forth under "YIELD
      AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3)   By each of Standard & Poor's Ratings Services, a division of The
      McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch,
      Inc. See "RATINGS" in this prospectus supplement.

(4)   The pass-through rates applicable to the Class A-3, Class A-PB, Class A-4 and Class A-1A certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as
      described in this prospectus supplement) minus    % for that date.

(5)   The pass-through rates applicable to the Class A-M, Class A-J, Class B,
      Class C, Class D, Class E, Class F, Class G, Class H and Class J
      certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement) for that date.

                                      S-7

(6)   The pass-through rates applicable to the Class K, Class L, Class M, Class
      N, Class O, Class P and Class Q certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement).

(7)   Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)   The Class IO certificates are not offered by this prospectus supplement.
      Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class IO certificates will not have certificate balances and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the
      Class IO certificates, as described in this prospectus supplement. The interest rate applicable to the Class IO certificates for each distribution date will be as described in this prospectus supplement. See
      "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

[   ] Offered certificates

[   ] Private certificates

                                      S-8

                                 THE PARTIES

THE TRUST FUND................   The trust fund will be created on or about
                                 the closing date pursuant to a pooling and
                                 servicing agreement, dated as of December 1,
                                 2005, by and among the depositor, the master
                                 servicer, the special servicer and the trustee.

THE DEPOSITOR.................   Wachovia Commercial Mortgage Securities, Inc.
                                 We are a wholly owned subsidiary of Wachovia
                                 Bank, National Association, which is one of the
                                 mortgage loan sellers, the master servicer and
                                 an affiliate of one of the underwriters. Our
                                 principal executive office is located at 301
                                 South College Street, Charlotte, North Carolina
                                 28288-0166 and our telephone number is (704)
                                 374-6161. Neither we nor any of our affiliates
                                 have insured or guaranteed the offered
                                 certificates. For more detailed information,
                                 see "THE DEPOSITOR" in the accompanying
                                 prospectus.

                                 On the closing date, we will sell the mortgage
                                 loans and related assets to be included in the
                                 trust fund to the trustee to create the trust
                                 fund.

THE ISSUER....................   The trust fund to be established under the
                                 pooling and servicing agreement. For more
                                 detailed information, see "DESCRIPTION OF THE
                                 CERTIFICATES" in this prospectus supplement and
                                 the accompanying prospectus.

THE MORTGAGE LOAN SELLERS.....   Wachovia Bank, National Association and
                                 CWCapital LLC. For more information, see
                                 "DESCRIPTION OF THE MORTGAGE POOL--The Mortgage
                                 Loan Sellers" in this prospectus supplement.
                                 Wachovia Bank, National Association is an
                                 affiliate of the depositor, the master servicer
                                 and one of the underwriters. The mortgage loan
                                 sellers will sell and assign to us on the
                                 closing date the mortgage loans to be included
                                 in the trust fund. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

                     MORTGAGE LOANS BY MORTGAGE LOAN SELLER

                                                                    PERCENTAGE   PERCENTAGE OF   PERCENTAGE OF
                                      NUMBER OF      AGGREGATE      OF CUT-OFF    CUT-OFF DATE   CUT-OFF DATE
                                       MORTGAGE     CUT-OFF DATE     DATE POOL      GROUP 1         GROUP 2
        MORTGAGE LOAN SELLER            LOANS         BALANCE         BALANCE       BALANCE         BALANCE
------------------------------------ ----------- ----------------- ------------ --------------- --------------

Wachovia Bank, National Association      146      $2,483,692,268        98.0%         97.7%          100.0%
CWCapital LLC* .....................       3          50,424,622         2.0           2.3               0
                                         ---      --------------       -----         -----           -----
 TOTAL .............................     149      $2,534,116,891       100.0%        100.0%          100.0%
                                         ===      ==============       =====         =====           =====

----------
*     For purposes of the information contained in this prospectus supplement
      (including the appendices to this prospectus supplement), although 3 mortgage loans representing 2.0% of the mortgage pool were sold to the trust by CWCapital Mortgage Securities I LLC or CWCapital Mortgage
      Securities II LLC, all references to "mortgage loan seller" or "seller"
      with respect to such mortgage loans will be deemed to refer to CWCapital
      LLC. Prior to this securitization, those mortgage loans were originated and closed by CWCapital LLC and subsequently sold by CWCapital LLC to
      CWCapital Mortgage Securities I LLC or CWCapital Mortgage Securities II
      LLC. The representations and warranties made by CWCapital LLC in connection with the sale of these mortgage loans to CWCapital Mortgage
      Securities I LLC or CWCapital Mortgage Securities II LLC, as applicable, will be separately made to the Depositor by CWCapital LLC and the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of those mortgage loans, if defective, will be solely against CWCapital LLC. The
      Master Servicer will enter into a subservicing agreement with CWCapital
      LLC with respect to the loans for which CWCapital LLC is or is deemed to be the "seller".

                                      S-9

THE MASTER SERVICER...........   Wachovia Bank, National Association. Wachovia
                                 Bank, National Association is our affiliate,
                                 one of the mortgage loan sellers and an
                                 affiliate of one of the underwriters. The
                                 master servicer will be primarily responsible
                                 for collecting payments and gathering
                                 information with respect to the mortgage loans
                                 included in the trust fund and the companion
                                 loans which are not part of the trust fund.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Master Servicer and the Special Servicer" in
                                 this prospectus supplement.

THE SPECIAL SERVICER..........   Initially, CWCapital Asset Management LLC. An
                                 affiliate of the special servicer is one of the
                                 mortgage loan sellers and the primary servicer
                                 of the mortgage loans sold by that mortgage
                                 loan seller and another affiliate is the
                                 anticipated initial holder of certain
                                 non-offered classes of certificates. The
                                 special servicer will be responsible for
                                 performing certain servicing functions with
                                 respect to the mortgage loans included in the
                                 trust fund and the companion loans which are
                                 not part of the trust fund that, in general,
                                 are in default or as to which default is
                                 imminent.

                                 Some holders of certificates (initially the
                                 holder of the Class Q certificates with
                                 respect to each mortgage loan other than the
                                 One Grumman Road West mortgage loan) will have
                                 the right to replace the special servicer and
                                 to select a representative who may advise and
                                 direct the special servicer and whose approval
                                 is required for certain actions by the special
                                 servicer under certain circumstances. With
                                 respect to the One Grumman Road West mortgage
                                 loan, the holder of the related subordinate
                                 companion loan may appoint or remove the
                                 special servicer with respect to the related
                                 mortgage loan, subject to certain conditions.
                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Master Servicer and the Special Servicer" and
                                 "--The Controlling Class Representative" in
                                 this prospectus supplement.

                                 It is anticipated that Cadim TACH inc. (an
                                 affiliate of the special servicer) or an
                                 affiliate will purchase certain non-offered
                                 classes of certificates (including the Class Q
                                 certificates). See "SERVICING OF THE MORTGAGE
                                 LOANS--The Master Servicer and the Special
                                 Servicer" in this prospectus supplement.

THE TRUSTEE...................   Wells Fargo Bank, N.A. The trustee will be
                                 responsible for (among other things)
                                 distributing payments to certificateholders and
                                 delivering to certificateholders certain
                                 reports on the mortgage loans included in the
                                 trust fund and the certificates. See
                                 "DESCRIPTION OF THE CERTIFICATES--The Trustee"
                                 in this prospectus supplement.

                                      S-10

THE UNDERWRITERS..............   Wachovia Capital Markets, LLC, Deutsche Bank
                                 Securities Inc., Goldman, Sachs & Co., J.P.
                                 Morgan Securities Inc. and Nomura Securities
                                 International, Inc. It is intended that
                                 Wachovia Securities International Limited will
                                 act as a member of the selling group on behalf
                                 of Wachovia Capital Markets, LLC and may sell
                                 offered certificates on behalf of Wachovia
                                 Capital Markets, LLC in certain jurisdictions.
                                 Wachovia Capital Markets, LLC is our affiliate
                                 and is an affiliate of Wachovia Bank, National
                                 Association, which is the master servicer and
                                 one of the mortgage loan sellers. See "RISK
                                 FACTORS--Potential Conflicts of Interest" in
                                 this prospectus supplement. Wachovia Capital
                                 Markets, LLC is acting as sole lead manager for
                                 this offering. Deutsche Bank Securities Inc.,
                                 Goldman, Sachs & Co., J.P. Morgan Securities
                                 Inc. and Nomura Securities International, Inc.
                                 are acting as co-managers for this offering.
                                 Wachovia Capital Markets, LLC is acting as sole
                                 bookrunner with respect to the offered
                                 certificates.

                                      S-11

                          IMPORTANT DATES AND PERIODS

CLOSING DATE..................   On or about December 29, 2005.

CUT-OFF DATE..................   For 145 mortgage loans, representing 95.2% of
                                 the mortgage pool (115 mortgage loans in loan
                                 group 1 or 94.3% and all of the mortgage loans
                                 in loan group 2), December 11, 2005; for 3
                                 mortgage loans, representing 2.0% of the
                                 mortgage pool (2.3% of loan group 1), December
                                 1, 2005 and for 1 mortgage loan representing
                                 2.8% of the mortgage pool (3.3% of loan group
                                 1), the origination date of the related
                                 mortgage loan. The cut-off date balance of each
                                 mortgage loan included in the trust fund and
                                 each cut-off date certificate balance in this
                                 prospectus supplement assumes the timely
                                 receipt of principal scheduled to be paid (if
                                 any) on each mortgage loan and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan as of the related cut-off date.

DISTRIBUTION DATE.............   The fourth business day following the related
                                 determination date, commencing in January 2006.

DETERMINATION DATE............   The 11th day of each month, or if such 11th
                                 day is not a business day, the next succeeding
                                 business day, commencing in January 2006.

COLLECTION PERIOD.............   For any distribution date, the period
                                 beginning on the 12th day in the immediately
                                 preceding month (or the day after the
                                 applicable cut-off date in the case of the
                                 first collection period) through and including
                                 the 11th day of the month in which the
                                 distribution date occurs. Notwithstanding the
                                 foregoing, in the event that the last day of a
                                 collection period is not a business day, any
                                 payments with respect to the mortgage loans
                                 which relate to such collection period and are
                                 received on the business day immediately
                                 following such last day will be deemed to have
                                 been received during such collection period and
                                 not during any other collection period, and in
                                 the event that the payment date (after giving
                                 effect to any grace period) related to any
                                 distribution date occurs after the related
                                 collection period, any amounts received on that
                                 payment date (after giving effect to any grace
                                 period) will be deemed to have been received
                                 during the related collection period and not
                                 during any other collection period.

                                THE CERTIFICATES

OFFERED CERTIFICATES..........   We are offering to you the following 12
                                 classes of certificates of our Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2005-C22 pursuant to this prospectus
                                 supplement:

                                         Class A-1
                                         Class A-2
                                         Class A-3

                                      S-12

                                         Class A-PB
                                         Class A-4
                                         Class A-1A
                                         Class A-M
                                         Class A-J
                                         Class B
                                         Class C
                                         Class D
                                         Class E

PRIORITY OF DISTRIBUTIONS.....   On each distribution date, the owners of the
                                 certificates will be entitled to distributions
                                 of payments or other collections on the
                                 mortgage loans that the master servicer
                                 collected or that the master servicer and/or
                                 the trustee advanced during or with respect to
                                 the related collection period after deducting
                                 certain fees and expenses. For purposes of
                                 making certain distributions to the Class A-1,
                                 Class A-2, Class A-3, Class A-PB, Class A-4,
                                 and Class A-1A certificates, the mortgage pool
                                 will be deemed to consist of 2 loan groups:

                                  o Loan group 1 will consist of (i) all of the
                                    mortgage loans that are not secured by
                                    multifamily properties, and (ii) 17
                                    mortgage loans that are secured by
                                    multifamily properties; and

                                  o Loan group 2 will consist of 30 mortgage
                                    loans that are secured by multifamily
                                    properties.

                                 Annex A-1 to this prospectus supplement sets
                                 forth the loan group designation for each
                                 mortgage loan.

                                 The trustee will distribute amounts to the
                                 extent that the money is available, in the
                                 following order of priority, to pay:

                                      S-13

                                  Interest, concurrently (i) pro rata, on the
                                  Class A-1, Class A-2, Class A-3, Class A-PB
                                  and Class A-4 certificates from the portion
                                  of money available attributable to mortgage
                                  loans in loan group 1, (ii) on the Class A-1A
                                  certificates from the portion of money
                                  available attributable to mortgage loans in
                                  loan group 2, and (iii) pro rata, on the
                                  Class IO certificates from any and all money
                                  attributable to the mortgage pool; provided,
                                  however, if on any distribution date, the
                                  money available on such distribution date is
                                  insufficient to pay in full the total amount
                                  of interest to be paid to any of the classes
                                  as described above, money available with
                                  respect to the entire mortgage pool will be
                                  allocated among all those classes pro rata.

                                  Principal of the Class A-PB certificates, up
                                  to the principal distribution amount related
                                  to loan group 1, until the certificate
                                  balance of the Class A-PB certificates is
                                  reduced to the planned principal balance set
                                  forth in the table on Annex C to this
                                  prospectus supplement, and, after the Class
                                  A-1A certificate balance has been reduced to
                                  zero, the principal distribution amount
                                  relating to loan group 2 remaining after
                                  payments to the Class A-1A certificates have
                                  been made, until the certificate balance of
                                  the Class A-PB certificates is reduced to the
                                  planned principal balance set forth in the
                                  table on Annex C to this prospectus
                                  supplement.

                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB
                                  certificates as set forth in the priority
                                  immediately preceding, principal of the Class
                                  A-1 certificates, up to the remaining
                                  principal distribution amount relating to
                                  loan group 1 and, after the Class A-1A
                                  certificate balance has been reduced to zero,
                                  the principal distribution amount relating to
                                  loan group 2 remaining after payments to the
                                  Class A-1A and Class A-PB certificates have
                                  been made, until their certificate balance is
                                  reduced to zero.

                                      S-14

                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB
                                  and Class A-1 certificates as set forth in
                                  the immediately preceding priorities,
                                  principal of the Class A-2 certificates, up
                                  to the remaining principal distribution
                                  amount relating to loan group 1 and, after
                                  the Class A-1A certificate balance has been
                                  reduced to zero, the principal distribution
                                  amount relating to loan group 2 remaining
                                  after payments to the Class A-1A, Class A-PB
                                  and Class A-1 certificates have been made,
                                  until their certificate balance is reduced to
                                  zero.

                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB,
                                  Class A-1 and Class A-2 certificates as set
                                  forth in the immediately preceding
                                  priorities, principal on the Class A-3
                                  certificates, up to the remaining principal
                                  distribution amount relating to loan group 1
                                  and, after the Class A-1A certificate balance
                                  has been reduced to zero, the principal
                                  distribution amount relating to loan group 2
                                  remaining after payments to the Class A-1A,
                                  Class A-PB, Class A-1 and Class A-2
                                  certificates have been made, until their
                                  certificate balance is reduced to zero.

                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB,
                                  Class A-1, Class A-2 and Class A-3
                                  certificates as set forth in the immediately
                                  preceding priorities, principal of the Class
                                  A-PB certificates, up to the remaining
                                  principal distribution amount relating to
                                  loan group 1 and, after the Class A-1A
                                  certificate balance has been reduced to zero,
                                  the principal distribution amount relating to
                                  loan group 2 remaining after payments to the
                                  Class A-1A, Class A-PB, Class A-1, Class A-2
                                  and Class A-3 certificates have been made,
                                  until their certificate balance is reduced to
                                  zero.

                                      S-15

                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB,
                                  Class A-1, Class A-2 and Class A-3
                                  certificates as set forth in the immediately
                                  preceding priorities, principal of the Class
                                  A-4 certificates, up to the remaining
                                  principal distribution amount relating to
                                  loan group 1 and, after the Class A-1A
                                  certificate balance has been reduced to zero,
                                  the principal distribution amount relating to
                                  loan group 2 remaining after payments to the
                                  Class A-1A, Class A-PB, Class A-1, Class A-2
                                  and Class A-3 certificates have been made,
                                  until their certificate balance is reduced to
                                  zero.

                                  Principal of the Class A-1A certificates, up
                                  to the principal distribution amount relating
                                  to loan group 2 and, after the certificate
                                  balances of the Class A-PB, Class A-1, Class
                                  A-2, Class A-3 and Class A-4 certificates
                                  have been reduced to zero, the principal
                                  distribution amount relating to loan group 1
                                  remaining after payments to the Class A-PB,
                                  Class A-1, Class A-2, Class A-3 and Class A-4
                                  certificates have been made, until their
                                  certificate balance is reduced to zero.

                                  Reimbursement to the Class A-1, Class A-2,
                                  Class A-3, Class A-PB, Class A-4 and Class
                                  A-1A certificates, pro rata, for any realized
                                  loss and trust fund expenses borne by such
                                  certificates.

                                  Interest on the Class A-M certificates.

                                  Principal on the Class A-M certificates, up
                                  to the principal distribution amount, until
                                  their certificate balance is reduced to zero.

                                  Reimbursement to the Class A-M certificates,
                                  for any realized losses and trust fund
                                  expenses borne by such class.

                                  Interest on the Class A-J certificates.

                                      S-16

                                  Principal of the Class A-J certificates, up
                                  to the principal distribution amount, until
                                  their certificate balance is reduced to zero.

                                  Reimbursement to the Class A-J certificates
                                  for any realized losses and trust fund
                                  expenses borne by such class.

                                  Interest on the Class B certificates.

                                  Principal of the Class B certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.

                                  Reimbursement to the Class B certificates for
                                  any realized losses and trust fund expenses
                                  borne by such class.

                                  Interest on the Class C certificates.

                                  Principal of the Class C certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.

                                  Reimbursement to the Class C certificates for
                                  any realized losses and trust fund expenses
                                  borne by such class.

                                  Interest on the Class D certificates.

                                  Principal of the Class D certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.

                                  Reimbursement to the Class D certificates for
                                  any realized losses and trust fund expenses
                                  borne by such class.

                                      S-17

                                  Interest on the Class E certificates.

                                  Principal of the Class E certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.

                                  Reimbursement to the Class E certificates for
                                  any realized losses and trust fund expenses
                                  borne by such class.

                                 If, on any distribution date, the certificate
                                 balances of the Class A-M through Class Q
                                 certificates have been reduced to zero, but
                                 any two or more of the Class A-1, Class A-2,
                                 Class A-3, Class A-PB, Class A-4 and Class
                                 A-1A certificates remain outstanding,
                                 distributions of principal (other than
                                 distributions of principal otherwise allocable
                                 to reduce the certificate balance of the Class
                                 A-PB certificates to the planned principal
                                 amount set forth in the table on Annex C to
                                 this prospectus supplement) and interest will
                                 be made, pro rata, to the outstanding Class
                                 A-1, Class A-2, Class A-3, Class A-PB, Class
                                 A-4 and Class A-1A certificates. See
                                 "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions" in this prospectus supplement.

                                 No companion loan will be part of the trust
                                 fund, and amounts received with respect to any
                                 companion loan will not be available for
                                 distributions to holders of any certificates.

INTEREST......................   On each distribution date, each class of
                                 certificates (other than the Class Z, Class R-I
                                 and Class R-II certificates) will be entitled
                                 to receive:

                                 o  for each class of these certificates, one
                                    month's interest at the applicable
                                    pass-through rate accrued during the
                                    calendar month prior to the related
                                    distribution date, on the certificate
                                    balance or notional amount, as applicable,
                                    of each class of these certificates
                                    immediately prior to that distribution date;

                                 o  plus any interest that this class of
                                    certificates was entitled to receive on all
                                    prior distribution dates to the extent not
                                    received;

                                 o  minus (other than in the case of the Class
                                    IO certificates) that class' share of any
                                    shortfalls in interest collections due to
                                    prepayments on mortgage loans included in
                                    the trust fund that are not offset by
                                    certain payments made by the master
                                    servicer; and

                                 o  minus (other than in the case of the Class
                                    IO certificates) that class' allocable share
                                    of any reduction in interest

                                      S-18

                                    accrued on any mortgage loan as a result of
                                    a modification that reduces the related
                                    mortgage rate and allows the reduction in
                                    accrued interest to be added to the stated
                                    principal balance of the mortgage loan.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above, so long as funds are
                                 sufficient on any distribution date to make
                                 distributions of all interest on that
                                 distribution date to the Class A-1, Class A-2,
                                 Class A-3, Class A-PB, Class A-4, Class A-1A,
                                 Class IO certificates, interest distributions
                                 on the Class A-1, Class A-2, Class A-3, Class
                                 A-PB and Class A-4 certificates will be based
                                 upon amounts available relating to mortgage
                                 loans in loan group 1 and interest
                                 distributions on the Class A-1A certificates
                                 will be based upon amounts available relating
                                 to mortgage loans in loan group 2.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Certificate Balances and Notional Amounts" and
                                 "--Distributions" in this prospectus
                                 supplement.

                                 The Class IO certificates will be entitled to
                                 distributions of interest only on their
                                 respective notional amounts. The notional
                                 amounts of each of these classes of
                                 certificates are calculated as described under
                                 "DESCRIPTION OF THE CERTIFICATES--Certificate
                                 Balances and Notional Amounts" in this
                                 prospectus supplement.

                                 The Class IO certificates will accrue interest
                                 at a rate as described under "--Pass-Through
                                 Rates" below.

                                 The certificates (other than the Class Z,
                                 Class R-I and Class R-II certificates) will
                                 accrue interest on the basis of a 360-day year
                                 consisting of twelve 30-day months.

                                 The interest accrual period with respect to
                                 any distribution date and any class of
                                 certificates (other than the Class Z, Class
                                 R-I and Class R-II certificates) is the
                                 calendar month preceding the month in which
                                 such distribution date occurs.

                                 As reflected in the chart under "--Priority of
                                 Distributions" beginning on page S-13 above,
                                 on each distribution date, the trustee will
                                 distribute interest to the holders of the
                                 offered certificates and the Class IO
                                 certificates:

                                 o  first, pro rata, to the Class IO
                                    certificates, Class A-1 certificates, Class
                                    A-2 certificates, Class A-3 certificates,
                                    Class A-PB certificates, Class A-4
                                    certificates and Class A-1A certificates as
                                    described above under "--Priority of
                                    Distributions", and then to each other class
                                    of offered certificates in order of priority
                                    of payment; and

                                 o  only to the extent funds remain after the
                                    trustee makes all distributions of interest
                                    and principal required to be made on such
                                    date to each class of certificates with a
                                    higher priority of distribution.

                                      S-19

                                 You may, in certain circumstances, also
                                 receive distributions of prepayment premiums
                                 and yield maintenance charges collected on the
                                 mortgage loans included in the trust fund.
                                 These distributions are in addition to the
                                 distributions of principal and interest
                                 described above. See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this
                                 prospectus supplement.

PASS-THROUGH RATES............   The pass-through rate for each class of
                                 certificates (other than the Class IO, Class Z,
                                 Class R-I and Class R-II certificates) on each
                                 distribution date is set forth above under
                                 "OVERVIEW OF THE CERTIFICATES" in this
                                 prospectus supplement.

                                 The pass-through rate applicable to the Class
                                 IO certificates is described under
                                 "DESCRIPTION OF THE CERTIFICATES--Pass-Through
                                 Rates" in this prospectus supplement.

                                 The weighted average net mortgage rate for
                                 each distribution date is the weighted average
                                 of the net mortgage rates for the mortgage
                                 loans included in the trust fund as of the
                                 beginning of the related collection period,
                                 weighted on the basis of their respective
                                 stated principal balances immediately
                                 following the preceding distribution date;
                                 provided that, for the purpose of determining
                                 the weighted average net mortgage rate only,
                                 if the mortgage rate for any mortgage loan
                                 included in the trust fund has been modified
                                 in connection with a bankruptcy or similar
                                 proceeding involving the related borrower or a
                                 modification, waiver or amendment granted or
                                 agreed to by the special servicer, the
                                 weighted average net mortgage rate for that
                                 mortgage loan will be calculated without
                                 regard to that event. The net mortgage rate
                                 for each mortgage loan included in the trust
                                 fund will generally equal:

                                 o  the mortgage interest rate in effect for
                                    that mortgage loan as of the closing date;
                                    minus

                                 o  the applicable administrative cost rate, as
                                    described in this prospectus supplement.

                                 Any increase in the interest rate of a
                                 mortgage loan as a result of not repaying the
                                 outstanding principal amount of such mortgage
                                 loan by the related anticipated repayment date
                                 will be disregarded for purposes of
                                 calculating the net mortgage rate.

                                 For the purpose of calculating the weighted
                                 average net mortgage rate, the mortgage rate
                                 of each mortgage loan will be deemed adjusted
                                 as described under "DESCRIPTION OF THE
                                 CERTIFICATES--Pass-Through Rates" in this
                                 prospectus supplement.

                                 The stated principal balance of each mortgage
                                 loan included in the trust fund will generally
                                 equal the principal balance of

                                      S-20

                                 that mortgage loan as of the cut-off date,
                                 reduced as of any date of determination (to
                                 not less than zero) by:

                                 o  the portion of the principal distribution
                                    amount for the related distribution date
                                    that is attributable to that mortgage loan;
                                    and

                                 o  the principal portion of any realized loss
                                    incurred in respect of that mortgage loan
                                    during the related collection period.

                                 The stated principal balance of any mortgage
                                 loan as to which the mortgage rate is reduced
                                 through a modification may be increased in
                                 certain circumstances by the amount of the
                                 resulting interest reduction. See "DESCRIPTION
                                 OF THE CERTIFICATES--Pass-Through Rates" in
                                 this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......   On the closing date, each class of
                                 certificates (other than the Class IO, Class Z,
                                 Class R-I and Class R-II certificates) will
                                 have the certificate balance set forth above
                                 under "OVERVIEW OF THE CERTIFICATES". The
                                 certificate balance for each class of
                                 certificates entitled to receive principal may
                                 be reduced by:

                                 o  distributions of principal; and

                                 o  allocations of realized losses and trust
                                    fund expenses.

                                 The certificate balance or notional amount of
                                 a class of certificates may be increased in
                                 certain circumstances by the allocation of any
                                 increase in the stated principal balance of
                                 any mortgage loan resulting from the reduction
                                 of the related mortgage rate through
                                 modification. See "DESCRIPTION OF THE
                                 CERTIFICATES--Certificate Balances and
                                 Notional Amounts" in this prospectus
                                 supplement.

                                 The Class IO certificates do not have
                                 principal balances and will not receive
                                 distributions of principal.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above:

                                 o  generally, the Class A-1, Class A-2, Class
                                    A-3, Class A-PB and Class A-4 certificates
                                    will only be entitled to receive
                                    distributions of principal collected or
                                    advanced in respect of mortgage loans in
                                    loan group 1 until the certificate balance
                                    of the Class A-1A certificates has been
                                    reduced to zero, and the Class A-1A
                                    certificates will only be entitled to
                                    receive distributions of principal collected
                                    or advanced in respect of mortgage loans in
                                    loan group 2 until the certificate principal
                                    balance of the Class A-4 certificates has
                                    been reduced to zero; provided, however, the
                                    Class A-1, Class A-2, Class A-3 and Class
                                    A-4 certificates will not be entitled to
                                    distributions of principal from either loan
                                    group 1 or loan group 2 until

                                      S-21

                                    the certificate principal balance of the
                                    Class A-PB certificates is reduced to the
                                    planned principal balance set forth on
                                    Annex C to this prospectus supplement;

                                 o  principal is distributed to each class of
                                    certificates entitled to receive
                                    distributions of principal in the order
                                    described in "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions" in this
                                    prospectus supplement;

                                 o  principal is only distributed on a related
                                    class of certificates to the extent funds
                                    remain after the trustee makes all
                                    distributions of principal and interest on
                                    those classes of certificates with a higher
                                    priority of distribution as described under
                                    "DESCRIPTION OF THE CERTIFICATES--
                                    Distributions" in this prospectus
                                    supplement;

                                 o  generally, no class of certificates is
                                    entitled to distributions of principal until
                                    the certificate balance of each class of
                                    certificates with a higher priority of
                                    distribution as described under "DESCRIPTION
                                    OF THE CERTIFICATES-- Distributions" in this
                                    prospectus supplement has been reduced to
                                    zero; and

                                 o  in no event will the holders of the Class
                                    A-M, Class A-J, Class B, Class C, Class D or
                                    Class E certificates or the classes of
                                    non-offered certificates be entitled to
                                    receive any payments of principal until the
                                    certificate balances of the Class A-1, Class
                                    A-2, Class A-3, Class A-PB, Class A-4 and
                                    Class A-1A certificates have all been
                                    reduced to zero.

                                 The amount of principal to be distributed for
                                 each distribution date generally will be an
                                 amount equal to:

                                 o  the scheduled principal payments (other than
                                    balloon payments) due on the mortgage loans
                                    included in the trust fund during the
                                    related collection period whether or not
                                    those scheduled payments are actually
                                    received;

                                 o  balloon payments actually received with
                                    respect to mortgage loans included in the
                                    trust fund during the related collection
                                    period;

                                 o  prepayments received with respect to the
                                    mortgage loans included in the trust fund
                                    during the related collection period; and

                                 o  all liquidation proceeds, insurance
                                    proceeds, condemnation awards and repurchase
                                    and substitution amounts received during the
                                    related collection period that are allocable
                                    to principal.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3, Class A-PB,
                                 Class A-4 and Class A-1A certificates, the
                                 principal distribution amount for each loan
                                 group on any distribution date will be equal
                                 to the sum of the

                                      S-22

                                 collections specified above but only to the
                                 extent such amounts relate to the mortgage
                                 loans comprising the specified loan group.

                                 However, if the master servicer or the trustee
                                 reimburses itself out of general collections
                                 on the mortgage pool for any advance that it
                                 or the special servicer has determined is not
                                 recoverable out of collections on the related
                                 mortgage loan and certain advances that are
                                 determined not to be reimbursed currently in
                                 connection with the work-out of a mortgage
                                 loan, then those advances (together with
                                 accrued interest thereon) will be deemed, to
                                 the fullest extent permitted pursuant to the
                                 terms of the pooling and servicing agreement,
                                 to be reimbursed first out of payments and
                                 other collections of principal otherwise
                                 distributable on the principal balance
                                 certificates, prior to, in the case of
                                 nonrecoverable advances only, being deemed
                                 reimbursed out of payments and other
                                 collections of interest otherwise
                                 distributable on the offered certificates.

SUBORDINATION; ALLOCATION OF
 LOSSES AND CERTAIN EXPENSES..   Credit support for any class of certificates
                                 (other than the Class Z, Class R-I and Class
                                 R-II certificates) is provided by the
                                 subordination of payments and allocation of any
                                 losses to such classes of certificates which
                                 have a later priority of distribution. However,
                                 no class of Class A certificates (other than
                                 the Class A-M and the Class A-J certificates)
                                 will be subordinate to any other class of Class
                                 A certificates. The certificate balance of a
                                 class of certificates (other than the Class IO,
                                 Class Z, Class R-I and Class R-II certificates)
                                 will be reduced on each distribution date by
                                 any losses on the mortgage loans that have been
                                 realized and certain additional trust fund
                                 expenses actually allocated to that class of
                                 certificates on that distribution date.

                                      S-23

                                 Losses on the mortgage loans that have been
                                 realized and additional trust fund expenses
                                 will be allocated without regard to loan group
                                 and will first be allocated to the
                                 certificates (other than the Class IO, Class
                                 Z, Class R-I and Class R-II certificates) that
                                 are not offered by this prospectus supplement
                                 and then to the offered certificates as
                                 indicated on the following table:

                                                              ORDER OF
                                                PERCENTAGE   APPLICATION
                                   ORIGINAL     OF CUT-OFF    OF LOSSES
                                 CERTIFICATE     DATE POOL       AND
       CLASS DESIGNATION           BALANCE        BALANCE     EXPENSES
------------------------------ --------------- ------------ ------------

  Class A-1 ..................  $ 49,139,000       1.939%   8
  Class A-2 ..................  $ 93,894,000       3.705%   8
  Class A-3 ..................  $164,597,000       6.495%   8
  Class A-PB .................  $148,538,000       5.862%   8
  Class A-4 ..................  $940,984,000      37.133%   8
  Class A-1A .................  $376,729,000      14.866%   8
  Class A-M ..................  $253,412,000      10.000%   7
  Class A-J ..................  $152,047,000       6.000%   6
  Class B ....................  $ 22,174,000       0.875%   5
  Class C ....................  $ 31,676,000       1.250%   4
  Class D ....................  $ 25,341,000       1.000%   3
  Class E ....................  $ 47,515,000       1.875%   2
  Non-offered certificates
  (excluding the Class
  R-I, Class R-II, Class
  IO and Class Z
  certificates) ..............  $228,070,890       9.000%   1

                                 Any losses realized on the mortgage loans
                                 included in the trust fund or additional trust
                                 fund expenses allocated in reduction of the
                                 certificate balance of any class of sequential
                                 pay certificates will result in a
                                 corresponding reduction in the notional amount
                                 of the Class IO certificates.

                                 Any losses and expenses that are associated
                                 with each co-lender loan will be allocated in
                                 accordance with the related intercreditor
                                 agreement. Specifically, with regard to the
                                 mortgage loans with one or more pari passu
                                 companion loans, any losses and expenses that
                                 are associated with the whole loans will be
                                 allocated in accordance with the terms of the
                                 related intercreditor agreement, pro rata
                                 between the related mortgage loan (and
                                 therefore to the certificates other than the
                                 Class IO, Class Z, Class R-I and Class R-II
                                 certificates) and the related pari passu
                                 companion loan. Further, with regard to the
                                 mortgage loans with subordinate companion
                                 loans, any losses and expenses that are
                                 associated with the applicable whole loan will
                                 be allocated, in accordance with the terms of
                                 the related intercreditor agreement,
                                 generally, first, to the subordinate companion
                                 loan, and second, to the related mortgage
                                 loan. The portions of those losses and
                                 expenses that are allocated to the mortgage
                                 loans that are included in the trust fund will
                                 be allocated among the Series 2005-C22
                                 certificates in the manner described above.

                                      S-24

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Subordination; Allocation of Losses and
                                 Certain Expenses" in this prospectus
                                 supplement.

PREPAYMENT PREMIUMS; YIELD
 MAINTENANCE CHARGES..........   On each distribution date, any prepayment
                                 premium or yield maintenance charge actually
                                 collected during the related collection period
                                 on a mortgage loan included in the trust fund
                                 will be distributed to the holders of each
                                 class of offered certificates and the Class F,
                                 Class G, Class H and Class J certificates then
                                 entitled to distributions as follows:

                                 The holders of each class of offered
                                 certificates and the Class F, Class G, Class H
                                 and Class J certificates then entitled to
                                 distributions of principal with respect to the
                                 related loan group on that distribution date
                                 will generally be entitled to a portion of
                                 prepayment premiums or yield maintenance
                                 charges equal to the product of:

                                 o  the amount of those prepayment premiums or
                                    yield maintenance charges;

                                 o  a fraction (in no event greater than one),
                                    the numerator of which is equal to the
                                    excess, if any, of the pass-through rate of
                                    that class of certificates over the relevant
                                    discount rate, and the denominator of which
                                    is equal to the excess, if any, of the
                                    mortgage interest rate of the prepaid
                                    mortgage loan over the relevant discount
                                    rate; and

                                 o  a fraction, the numerator of which is equal
                                    to the amount of principal distributable on
                                    that class of certificates on that
                                    distribution date, and the denominator of
                                    which is the principal distribution amount
                                    for that distribution date.

                                 If there is more than one class of
                                 certificates entitled to distributions of
                                 principal with respect to the related loan
                                 group on any particular distribution date on
                                 which a prepayment premium or yield
                                 maintenance charge is distributable, the
                                 aggregate amount of that prepayment premium or
                                 yield maintenance charge will be allocated
                                 among all such classes up to, and on a pro
                                 rata basis in accordance with, the foregoing
                                 entitlements.

                                 The portion, if any, of the prepayment
                                 premiums or yield maintenance charges
                                 remaining after any payments described above
                                 will be distributed to the holders of the
                                 Class IO certificates.

                                 The "discount rate" applicable to any class of
                                 offered certificates and the Class F, Class G,
                                 Class H and Class J certificates will be equal
                                 to the discount rate stated in the related
                                 mortgage loan documents used in calculating
                                 the yield maintenance charge with respect to
                                 such principal prepayment. To the extent that
                                 a discount rate is not stated

                                      S-25

                                 therein, the discount rate will equal the
                                 yield (when compounded monthly) on the U.S.
                                 Treasury issue with a maturity date closest to
                                 the maturity date for the prepaid mortgage
                                 loan or mortgage loan for which title to the
                                 related mortgaged property was acquired by the
                                 trust fund.

                                 o  In the event that there are two or more such
                                    U.S. Treasury issues with the same coupon,
                                    the issue with the lowest yield will be
                                    utilized; and

                                 o  In the event that there are two or more such
                                    U.S. Treasury issues with maturity dates
                                    equally close to the maturity date for the
                                    prepaid mortgage loan, the issue with the
                                    earliest maturity date will be utilized.

  EXAMPLES OF ALLOCATION OF PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES

  Mortgage interest rate ..........................   8%
  Pass-through rate for applicable class ..........   6%
  Discount rate ...................................   5%

   ALLOCATION
 PERCENTAGE FOR
   APPLICABLE                   ALLOCATION PERCENTAGE FOR
     CLASS                               CLASS IO
---------------                ---------------------------
    6% - 5%                   (100% - 33 1/3%) = 66 2/3%
-------------  = 33 1/3%
   8% - 5%

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Allocation of Prepayment
                                 Premiums and Yield Maintenance Charges" in
                                 this prospectus supplement.

ALLOCATION OF ADDITIONAL
  INTEREST..................     On each distribution date, any additional
                                 interest collected in respect of a mortgage
                                 loan in the trust fund with an anticipated
                                 repayment date during the related collection
                                 period will be distributed to the holders of
                                 the Class Z certificates. In each case, this
                                 interest will not be available to provide
                                 credit support for other classes of
                                 certificates or offset any interest shortfalls.

ADVANCING OF PRINCIPAL
  AND INTEREST..............     The master servicer is required to advance
                                 delinquent scheduled payments of principal and
                                 interest with respect to any mortgage loan
                                 included in the trust fund unless the master
                                 servicer or the special servicer determines
                                 that the advance would not be recoverable from
                                 proceeds of the related mortgage loan. The
                                 master servicer will not be required to advance
                                 balloon payments due at maturity in excess of
                                 regular periodic payments, interest in excess
                                 of the mortgage loan's regular interest rate or
                                 prepayment premiums or yield maintenance
                                 charges. The amount of the interest portion of
                                 any advance will be subject to reduction to the
                                 extent that an appraisal reduction of the
                                 related mortgage loan has occurred. If the
                                 master servicer fails to make a required
                                 advance, the trustee will be required to make
                                 that advance, unless the trustee determines
                                 that the advance would not be recoverable from
                                 proceeds of the related mortgage loan. See
                                 "DESCRIPTION OF THE

                                      S-26

                                 CERTIFICATES--P&I Advances" in this prospectus
                                 supplement.

                                 These cash advances are only intended to
                                 maintain a regular flow of scheduled principal
                                 and interest payments on the certificates and
                                 are not intended to guarantee or insure
                                 against losses. In other words, the advances
                                 are intended to provide liquidity (rather than
                                 credit enhancement) to certificateholders. To
                                 the extent described in this prospectus
                                 supplement, the trust fund will pay interest
                                 to the master servicer or the trustee, as the
                                 case may be, on the amount of any principal
                                 and interest cash advance calculated at the
                                 prime rate (provided that no principal and/or
                                 interest cash advance shall accrue interest
                                 until after the expiration of any applicable
                                 grace or cure period for the related scheduled
                                 payment) and will reimburse the master
                                 servicer or the trustee for any principal and
                                 interest cash advances that are later
                                 determined to be not recoverable. Neither the
                                 master servicer nor the trustee will be
                                 required to make a principal and/or interest
                                 advance with respect to any subordinate
                                 companion loan. Additionally, the trustee will
                                 not be required to make an advance with
                                 respect to any companion loan. See
                                 "DESCRIPTION OF THE CERTIFICATES--P&I
                                 Advances" in this prospectus supplement.

OPTIONAL TERMINATION OF THE
 TRUST FUND...................   The trust fund may be terminated when the
                                 aggregate principal balance of the mortgage
                                 loans included in the trust fund is less than
                                 1.0% of the aggregate principal balance of the
                                 pool of mortgage loans included in the trust
                                 fund as of the cut-off date. See "DESCRIPTION
                                 OF THE CERTIFICATES--Termination" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

                                 The trust fund may also be terminated when the
                                 Class A-1, Class A-2, Class A-3, Class A-PB,
                                 Class A-4, Class A-1A, Class A-M, Class A-J,
                                 Class B, Class C, Class D and Class E
                                 certificates have been paid in full and all of
                                 the remaining certificates (other than the
                                 Class Z, Class R-I and Class R-II
                                 certificates) are held by a single
                                 certificateholder. See "DESCRIPTION OF THE
                                 CERTIFICATES--Termination" in this prospectus
                                 supplement.
REGISTRATION AND
 DENOMINATION..................  The offered certificates will initially be registered in the name of Cede & Co., as
                                 nominee for The Depository Trust Company in the
                                 United States, or in Europe through Clearstream
                                 Banking societe anonyme or Euroclear Bank
                                 S.A./N.V., as operator of the Euroclear System.
                                 You will not receive a definitive certificate
                                 representing your interest in the trust fund,
                                 except in the limited circumstances described
                                 in the accompanying prospectus. See
                                 "DESCRIPTION OF THE CERTIFICATES--Book-Entry
                                 Registration and Definitive Certificates" in
                                 the accompanying prospectus.

                                      S-27

                                 Beneficial interests in the Class A-1, Class
                                 A-2, Class A-3, Class A-PB, Class A-4, Class
                                 A-1A, Class A-M, Class A-J, Class B, Class C,
                                 Class D and Class E certificates will be
                                 offered in minimum denominations of $10,000
                                 actual principal amount and in integral
                                 multiples of $1 in excess of those amounts.

MATERIAL FEDERAL INCOME TAX
 CONSEQUENCES.................   Two separate real estate mortgage investment
                                 conduit elections will be made with respect to
                                 the trust fund ("REMIC I" and "REMIC II", each
                                 a "REMIC"). The offered certificates will
                                 evidence regular interests in a REMIC and
                                 generally will be treated as debt instruments
                                 of that REMIC. The Class R-I certificates will
                                 represent the residual interests in REMIC I,
                                 and the Class R-II certificates will represent
                                 the residual interests in REMIC II. In
                                 addition, the Class Z certificateholders'
                                 entitlement to any additional interest that has
                                 accrued on a related mortgage loan that
                                 provides for the accrual of that additional
                                 interest if the unamortized principal amount of
                                 that mortgage loan is not repaid on the
                                 anticipated repayment date set forth in the
                                 related mortgage note will be treated as a
                                 grantor trust (as described in the related
                                 prospectus) for federal income tax purposes.

                                 The offered certificates will be treated as
                                 newly originated debt instruments for federal
                                 income tax purposes. You will be required to
                                 report income with respect to the offered
                                 certificates using the accrual method of
                                 accounting, even if you otherwise use the cash
                                 method of accounting. It is anticipated that
                                 the offered certificates will be treated as
                                 having been issued [at a premium], and that
                                 the Class   certificates will be treated as
                                 having been issued with original issue
                                 discount for federal income tax reporting
                                 purposes.

                                 For further information regarding the federal
                                 income tax consequences of investing in the
                                 offered certificates, see "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........   Subject to important considerations described
                                 under "ERISA CONSIDERATIONS" in this prospectus
                                 supplement and the accompanying prospectus, the
                                 following certificates may be eligible for
                                 purchase by persons investing assets of

                                      S-28

                                 employee benefit plans, individual retirement
                                 accounts, or other retirement plans and
                                 accounts:

                                         Class A-1
                                         Class A-2
                                         Class A-3
                                         Class A-PB
                                         Class A-4
                                         Class A-1A
                                         Class A-M
                                         Class A-J
                                         Class B
                                         Class C
                                         Class D
                                         Class E

                                 This is based on individual prohibited
                                 transaction exemptions granted to each of
                                 Wachovia Capital Markets, LLC, Deutsche Bank
                                 Securities Inc., Goldman, Sachs & Co., J.P.
                                 Morgan Securities Inc. and Nomura Securities
                                 International, Inc. by the US Department of
                                 Labor. See "ERISA CONSIDERATIONS" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended ("SMMEA"). If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisers for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "LEGAL INVESTMENT" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

                                      S-29

RATINGS.......................   The offered certificates will not be issued
                                 unless they have received the following ratings
                                 from Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies, Inc.,
                                 Moody's Investors Service, Inc. and Fitch,
                                 Inc.:

                                                            EXPECTED RATING
                                 CLASS                   FROM S&P/MOODY'S/FITCH
                                 ----------------------- -----------------------
                                 Class A-1 ...........       AAA/Aaa/AAA
                                 Class A-2 ...........       AAA/Aaa/AAA
                                 Class A-3 ...........       AAA/Aaa/AAA
                                 Class A-PB ..........       AAA/Aaa/AAA
                                 Class A-4 ...........       AAA/Aaa/AAA
                                 Class A-1A ..........       AAA/Aaa/AAA
                                 Class A-M ...........       AAA/Aaa/AAA
                                 Class A-J ...........       AAA/Aaa/AAA
                                 Class B .............       AA+/Aa1/AA+
                                 Class C .............        AA/Aa2/AA
                                 Class D .............       AA-/Aa2/AA-
                                 Class E .............          A/A2/A

                                 The ratings on the offered certificates
                                 address the likelihood of timely receipt of
                                 interest and ultimate receipt of principal by
                                 the rated final distribution date by the
                                 holders of offered certificates. They do not
                                 address the likely actual rate of prepayments.
                                 The rate of prepayments, if different than
                                 originally anticipated, could adversely affect
                                 the yield realized by holders of the offered
                                 certificates. In addition, ratings adjustments
                                 may result from a change in the financial
                                 position of the trustee as back-up liquidity
                                 provider. See "RATINGS" in this prospectus
                                 supplement and in the accompanying prospectus
                                 for a discussion of the basis upon which
                                 ratings are given, the limitations and
                                 restrictions on the ratings, and conclusions
                                 that should not be drawn from a rating.

                               THE MORTGAGE LOANS

GENERAL.......................   It is expected that the mortgage loans to be
                                 included in the trust fund will have the
                                 following approximate characteristics as of the
                                 cut-off date. All information presented in this
                                 prospectus supplement (including cut-off date
                                 balance per square foot/unit/room,
                                 loan-to-value ratios and debt service coverage
                                 ratios) with respect to the 5 mortgage loans
                                 with subordinate companion loans is calculated
                                 without regard to the related subordinate
                                 companion loans. Unless otherwise specified, in
                                 the case of mortgage loans with companion
                                 loans, the calculations of loan balance per
                                 square foot/room, loan-to-value ratios and debt
                                 service coverage ratios were based on the
                                 aggregate indebtedness of these mortgage loans
                                 and the related pari passu companion loans, if
                                 any (but not any subordinate companion loan).
                                 All percentages of the mortgage loans, or any
                                 specified group of mortgage loans, referred to
                                 in this prospectus supplement are approximate
                                 percentages.

                                      S-30

                                 The totals in the following tables may not add
                                 up to 100% due to rounding.

                                         ALL
                                       MORTGAGE                 LOAN                 LOAN
                                        LOANS                 GROUP 1               GROUP 2
                                ---------------------  --------------------- --------------------

  Number of Mortgage
   Loans ......................                149                    119                   30
  Number of Crossed Loan
   Pools ......................                  3                      2                    1
  Number of Mortgaged
   Properties .................                236                    206                   30
  Aggregate Balance of all
   Mortgage Loans .............     $2,534,116,891         $2,157,387,173        $ 376,729,718

  Number of Mortgage
  Loans with Balloon
  Payments (1) ................               114                     90                   24
   Aggregate Balance of
   Mortgage Loans with
   Balloon Payments(1) ........     $1,890,982,268         $1,610,742,550        $ 280,239,718

  Number of Mortgage
   Loans with Anticipated
   Repayment Date (2) .........                  3                      3                    0
  Aggregate Balance of
   Mortgage Loans with
   Anticipated Repayment
   Date (2) ...................     $   89,824,622         $   89,824,622        $           0

  Number of Fully
   Amortizing Mortgage
   Loans ......................                  0                      0                    0
  Aggregate Balance of
   Fully Amortizing
   Mortgage Loans .............     $            0         $            0        $           0

  Number of Interest Only
   Mortgage Loans (3) .........                 32                     26                    6
  Aggregate Balance of
   Interest Only Mortgage
   Loans (3) ..................     $  553,310,000         $  456,820,000        $  96,490,000

  Average Mortgage Loans
   Balance ....................     $   17,007,496         $   18,129,304        $  12,557,657
  Minimum Mortgage Loans
   Balance ....................     $    1,380,000         $    1,380,000        $   2,200,000
  Maximum Mortgage Loans
   Balance ....................     $  162,500,000         $  162,500,000        $  41,500,000

  Maximum Balance for a
   Group of
   Cross-Collateralized and
   Cross-Defaulted
   Mortgage Loans .............     $  101,000,000(4)      $  101,000,000(4)     $  12,800,000(5)

  Weighted Average LTV
   ratio (6) ..................              69.2%                  68.4%                73.6%
  Minimum LTV ratio ...........              28.5%                  28.5%                60.0%
  Maximum LTV ratio ...........              81.1%                  81.1%                80.0%

  Weighted Average LTV at
   Maturity or Anticipated
   Repayment Date (6) .........               63.3%                  62.4%                68.4%

  Weighted Average DSCR (7) ...              1.48x                  1.50x                1.34x
  Minimum DSCR ................              1.20x                  1.20x                1.20x
  Maximum DSCR ................              3.63x                  3.63x                1.62x

                                      S-31

                                  ALL
                               MORTGAGE       LOAN        LOAN
                                 LOANS      GROUP 1     GROUP 2
                              ----------  ----------- -----------

  Weighted Average
   Mortgage Loan Interest
   Rate .....................    5.378%       5.369%      5.427%
  Minimum Mortgage Loan
   Interest Rate ............    4.740%       4.740%      5.120%
  Maximum Mortgage Loan
   Interest Rate ............    6.570%       6.570%      6.200%

  Weighted Average
   Remaining Term to
   Maturity or Anticipated
   Repayment Date ...........      114          113         119

  Minimum Remaining
   Term to Maturity or
   Anticipated Repayment
   Date (months) ............       55           55         117
  Maximum Remaining
   Term to Maturity or
   Anticipated Repayment
   Date (months) ............      120          120         120
  Weighted Average
   Occupancy Rate(8) ........    91.8%      91.2%     94.7%

                                 ----------
                                 (1)   Does not include mortgage loans with
                                       anticipated repayment dates or that are
                                       interest-only for their entire term.

                                 (2)   Does not include mortgage loans that are
                                       interest-only for their entire term.

                                 (3)   Includes mortgage loans with anticipated
                                       repayment dates that are interest-only
                                       for the entire period until the
                                       anticipated repayment date.

                                 (4)   Consists of a group of 19 individual
                                       mortgage loans (loan numbers 35, 66, 74,
                                       91, 94, 98, 102, 105, 113, 121, 122,
                                       126, 131, 133, 141, 144, 146, 148 and
                                       149).

                                 (5)   Consists of a group of 2 individual
                                       mortgage loans (loan numbers 80 and
                                       111).

                                 (6)   With respect to certain mortgage loans,
                                       "as stabilized" appraised values (as
                                       defined in the related appraisal) were
                                       used as opposed to "as is" appraised
                                       values. See "RISK FACTORS--Inspections
                                       and Appraisals May Not Accurately
                                       Reflect Value or Condition of Mortgaged
                                       Property."

                                 (7)   For purposes of determining the DSC
                                       ratio for 1 mortgage loan (loan number
                                       70), representing 0.4% of the mortgage
                                       pool (2.5% of loan group 2), such ratio
                                       was adjusted by taking into account
                                       amounts available under certain letters
                                       of credit or in cash reserves.

                                 (8)   Does not include 7 mortgage loans
                                       secured by hospitality properties,
                                       representing 10.2% of the mortgage pool
                                       (12.0% of loan group 1). In certain
                                       cases, occupancy includes space for
                                       which leases have been executed, but the
                                       tenant has not taken occupancy.

SECURITY FOR THE MORTGAGE LOANS IN THE
 TRUST FUND...................   Generally, all of the mortgage loans included
                                 in the trust fund are non-recourse obligations
                                 of the related borrowers.

                                  o No mortgage loan included in the trust fund
                                    is insured or guaranteed by any government
                                    agency or private insurer.

                                  o All of the mortgage loans included in the
                                    trust fund are secured by first lien fee
                                    mortgages and/or leasehold mortgages on
                                    commercial properties or multifamily
                                    properties.

                                      S-32

PROPERTY TYPES................   The following table describes the mortgaged
                                 properties securing the mortgage loans expected
                                 to be included in the trust fund as of the
                                 cut-off date:

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

                                                        AGGREGATE                      PERCENTAGE OF   PERCENTAGE OF
                                         NUMBER OF       CUT-OFF       PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                         MORTGAGED         DATE         CUT-OFF DATE      GROUP 1         GROUP 2
             PROPERTY TYPE              PROPERTIES       BALANCE        POOL BALANCE      BALANCE         BALANCE
-------------------------------------- ------------ ----------------- --------------- --------------- --------------

Office ...............................       39      $  652,791,971         25.8%           30.3%            0.0%
Multifamily ..........................       70         594,878,763         23.5            10.1           100.0
Retail ...............................       42         571,918,468         22.6            26.5             0.0
 Retail - Anchored ...................       35         530,816,468         20.9            24.6             0.0
 Retail - Unanchored .................        6          31,902,000          1.3             1.5             0.0
 Retail - Shadow Anchored(2) .........        1           9,200,000          0.4             0.4             0.0
Hospitality ..........................       15         257,874,199         10.2            12.0             0.0
Self Storage .........................       56         254,550,000         10.0            11.8             0.0
Mixed Use ............................        5         118,302,500          4.7             5.5             0.0
Industrial ...........................        9          83,800,989          3.3             3.9             0.0
                                             --      --------------        -----           -----           -----
TOTAL ................................      236      $2,534,116,891        100.0%          100.0%          100.0%
                                            ===      ==============        =====           =====           =====

----------
(1)   Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)   A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

                               [PIE CHART OMITTED]

                      MORTGAGED PROPERTIES BY PROPERTY TYPE

                Office ...............................  25.8%
                Multifamily ..........................  23.5
                Retail ...............................  22.6
                Hospitality ..........................  10.2
                Self Storage .........................  10.0
                Mixed Use ............................   4.7
                Industrial ...........................   3.3

                                      S-33

GEOGRAPHIC CONCENTRATIONS.....   The mortgaged properties are located
                                 throughout 37 states. The following tables
                                 describe the number and percentage of mortgaged
                                 properties in states which have concentrations
                                 of mortgaged properties above 5.0%:

              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF        AGGREGATE       PERCENTAGE OF
                            MORTGAGED      CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES         BALANCE           BALANCE
-----------------------   ------------   ----------------   --------------

  CA ..................         38        $  540,534,128          21.3%
   Southern(2) ........         30           359,751,869          14.2
   Northern(2) ........          8           180,782,259           7.1
  IL ..................         13           240,086,035           9.5
  FL ..................         18           228,692,682           9.0
  NV ..................          5           216,374,199           8.5
  PA ..................          4           149,025,000           5.9
  AZ ..................         10           134,921,648           5.3
  Other ...............        148         1,024,483,198          40.4
                               ---        --------------         -----
  TOTAL ...............        236        $2,534,116,891         100.0%
                               ===        ==============         =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount (or specific
                                       release prices) as described in the
                                       related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                  LOAN GROUP 1
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                              PERCENTAGE OF
                            NUMBER OF        AGGREGATE        CUT-OFF DATE
                            MORTGAGED       CUT-OFF DATE         GROUP 1
         STATE             PROPERTIES         BALANCE            BALANCE
-----------------------   ------------   -----------------   --------------

  CA ..................         36        $  493,034,128           22.9%
  Southern(2) .........         29           345,751,869           16.0
  Northern(2) .........          7           147,282,259            6.8
  IL ..................         10           227,467,838           10.5
  FL ..................         15           197,117,682            9.1
  NV ..................          3           174,574,199            8.1
  PA ..................          4           149,025,000            6.9
  Other ...............        138           916,168,325           42.5
                               ---        --------------          -----
  TOTAL ...............        206        $2,157,387,173          100.0%
                               ===        ==============          =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount (or specific
                                       release prices) as described in the
                                       related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San

                                      S-34

                                    Bernardino County were included in Northern
                                    California and mortgaged properties located
                                    in and south of such counties were included
                                    in Southern California.

                                 LOAN GROUP 2
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                           PERCENTAGE OF
                            NUMBER OF       AGGREGATE      CUT-OFF DATE
                            MORTGAGED     CUT-OFF DATE        GROUP 2
         STATE             PROPERTIES        BALANCE          BALANCE
-----------------------   ------------   --------------   --------------

  AZ ..................         2         $ 57,600,000          15.3%
  LA ..................         3           48,520,000          12.9
  CA ..................         2           47,500,000          12.6
   Northern(2) ........         1           33,500,000           8.9
   Southern(2) ........         1           14,000,000           3.7
  NV ..................         2           41,800,000          11.1
  FL ..................         3           31,575,000           8.4
  AL ..................         2           28,236,288           7.5
  Other ...............        16          121,498,430          32.3
                               --         ------------         -----
  TOTAL ...............        30         $376,729,718         100.0%
                               ==         ============         =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount (or specific
                                       release prices) as described in the
                                       related mortgage loan documents).
                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

PAYMENT TERMS.................   All of the mortgage loans included in the
                                 trust fund accrue interest at a fixed rate,
                                 other than mortgage loans providing for an
                                 anticipated repayment date, which provide for
                                 an increase of fixed interest after a certain
                                 date.

                                 o  Payments on the mortgage loans included in
                                    the trust fund are due on the 11th day of
                                    the month, except payments on 3 mortgage
                                    loans, representing 2.0% of the mortgage
                                    pool (2.3% of loan group 1), are due on the
                                    1st day of the month. No mortgage loan has a
                                    grace period that extends payment beyond the
                                    11th day of any calendar month (other than 2
                                    Mortgage Loans which have a grace period
                                    that extends payment until the 14th day of
                                    any calendar month).

                                 o  As of the cut-off date, 147 of the mortgage
                                    loans, representing 97.4% of the mortgage
                                    pool (117 mortgage loans in loan group 1 or
                                    96.9% and 30 mortgage loans in loan group 2
                                    or 100.0%), accrue interest on an actual/360
                                    basis, and 2 mortgage loans, representing
                                    2.6% of the mortgage pool (3.1% of loan
                                    group 1), accrue interest on a 30/360 basis.
                                    Eighty-five (85) of the mortgage loans,
                                    representing 56.0% of the mortgage pool (68
                                    mortgage loans in loan group 1 or 54.4% and
                                    17 mortgage loans in

                                      S-35

                                    loan group 2 or 65.2%), have periods during
                                    which only interest is due and periods in
                                    which principal and interest are due.
                                    Thirty-two (32) of the mortgage loans,
                                    representing 21.8% of the mortgage pool (26
                                    mortgage loans in loan group 1 or 21.2% and
                                    6 mortgage loans in loan group 2 or 25.6%),
                                    provide that only interest is due until
                                    maturity or the anticipated repayment date.

                                      S-36

                                 The following tables set forth additional
                                 characteristics of the mortgage loans that we
                                 anticipate to be included in the trust fund as
                                 of the cut-off date:

                         RANGE OF CUT-OFF DATE BALANCES

                                                                                    PERCENTAGE OF   PERCENTAGE OF
                                      NUMBER OF      AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
              RANGE OF                 MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
      CUT-OFF DATE BALANCES ($)         LOANS         BALANCE        POOL BALANCE      BALANCE         BALANCE
------------------------------------ ----------- ----------------- --------------- --------------- --------------

less than or equal to 2,000,000 ....       3      $    4,324,000          0.2%            0.2%            0.0%
2,000,001 - 3,000,000 ..............      14          35,823,548          1.4             1.2             2.8
3,000,001 - 4,000,000 ..............      15          51,835,288          2.0             2.1             1.8
4,000,001 - 5,000,000 ..............      14          63,578,345          2.5             2.5             2.4
5,000,001 - 6,000,000 ..............       7          37,875,600          1.5             1.5             1.5
6,000,001 - 7,000,000 ..............       8          51,297,000          2.0             2.4             0.0
7,000,001 - 8,000,000 ..............      11          83,099,644          3.3             2.8             6.2
8,000,001 - 9,000,000 ..............       6          52,300,000          2.1             1.6             4.6
9,000,001 - 10,000,000 .............       5          45,941,105          1.8             0.9             7.3
10,000,001 - 15,000,000 ............      14         172,156,510          6.8             5.7            12.8
15,000,001 - 20,000,000 ............      22         374,728,339         14.8            14.1            18.7
20,000,001 - 25,000,000 ............       5         115,600,172          4.6             4.2             6.6
25,000,001 - 30,000,000 ............       4         104,465,000          4.1             3.7             6.6
30,000,001 - 35,000,000 ............       6         198,665,632          7.8             6.1            17.7
35,000,001 - 40,000,000 ............       1          38,000,000          1.5             1.8             0.0
40,000,001 - 45,000,000 ............       6         251,091,510          9.9             9.7            11.0
45,000,001 - 50,000,000 ............       1          49,895,997          2.0             2.3             0.0
55,000,001 - 60,000,000 ............       2         115,400,000          4.6             5.3             0.0
70,000,001 - 75,000,000 ............       1          72,000,000          2.8             3.3             0.0
75,000,001  (greater than) .........       4         616,039,199         24.3            28.6             0.0
                                          --      --------------        -----           -----           -----
TOTAL ..............................     149      $2,534,116,891        100.0%          100.0%          100.0%
                                         ===      ==============        =====           =====           =====

                            RANGE OF MORTGAGE RATES

                                                                             PERCENTAGE OF   PERCENTAGE OF
                               NUMBER OF      AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
 RANGE OF MORTGAGE RATES (%)     LOANS         BALANCE        POOL BALANCE      BALANCE         BALANCE
----------------------------- ----------- ----------------- --------------- --------------- --------------

4.740 - 5.249 ...............      39      $  709,257,334         28.0%           28.6%           24.8%
5.250 - 5.499 ...............      56         992,778,824         39.2            39.5            37.1
5.500 - 5.749 ...............      41         708,291,029         28.0            26.3            37.6
5.750 - 5.999 ...............      11         104,589,703          4.1             4.8             0.0
6.000 - 6.249 ...............       1           2,200,000          0.1             0.0             0.6
6.500 - 6.570 ...............       1          17,000,000          0.7             0.8             0.0
                                   --      --------------        -----           -----           -----
TOTAL .......................     149      $2,534,116,891        100.0%          100.0%          100.0%
                                  ===      ==============        =====           =====           =====

                                      S-37

                       RANGE OF UNDERWRITTEN DSC RATIOS*

                                                                        PERCENTAGE OF   PERCENTAGE OF
                          NUMBER OF      AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
        RANGE OF           MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
 UNDERWRITTEN DSCRS (X)     LOANS         BALANCE        POOL BALANCE      BALANCE         BALANCE
------------------------ ----------- ----------------- --------------- --------------- --------------

1.20 - 1.24 ............      59      $  882,447,037         34.8%           34.7%           35.4%
1.25 - 1.29 ............      20         366,476,541         14.5            15.1            11.0
1.30 - 1.34 ............      14         173,867,989          6.9             5.9            12.5
1.35 - 1.39 ............       6          66,098,703          2.6             1.0            11.5
1.45 - 1.49 ............       7          79,646,288          3.1             2.3             7.7
1.50 - 1.54 ............      10         438,164,199         17.3            16.9            19.6
1.55 - 1.59 ............       2          44,380,000          1.8             2.1             0.0
1.60 - 1.64 ............       3          34,950,000          1.4             1.2             2.3
1.65 - 1.69 ............       2          11,205,000          0.4             0.5             0.0
1.70 - 1.74 ............       1          19,715,000          0.8             0.9             0.0
1.75 - 1.79 ............       5          36,122,622          1.4             1.7             0.0
1.80 - 1.84 ............       3          57,245,000          2.3             2.7             0.0
1.90 - 1.94 ............       2           6,774,000          0.3             0.3             0.0
1.95 - 1.99 ............       1           2,870,000          0.1             0.1             0.0
2.00 - 2.04 ............       2           6,294,000          0.2             0.3             0.0
2.05 - 2.09 ............       1         145,000,000          5.7             6.7             0.0
2.10 - 2.14 ............       3          12,569,000          0.5             0.6             0.0
2.15 - 2.19 ............       2          16,880,000          0.7             0.8             0.0
2.20 - 2.24 ............       1           8,800,000          0.3             0.4             0.0
2.30 - 3.63 ............       5         124,611,510          4.9             5.8             0.0
                              --      --------------        -----           -----           -----
TOTAL ..................     149      $2,534,116,891        100.0%          100.0%          100.0%
                             ===      ==============        =====           =====           =====

----------
*     For purposes of determining the DSC ratio for 1 mortgage loan (loan number 70), representing 0.4% of the mortgage pool (2.5% of loan group
      2), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or in cash reserves.

                       RANGE OF CUT-OFF DATE LTV RATIOS*

                                                                             PERCENTAGE OF   PERCENTAGE OF
                               NUMBER OF      AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
           RANGE OF             MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
 CUT-OFF DATE LTV RATIOS (%)     LOANS         BALANCE        POOL BALANCE      BALANCE         BALANCE
----------------------------- ----------- ----------------- --------------- --------------- --------------

25.01 - 30.00 ...............       1      $   26,300,000          1.0%            1.2%            0.0%
35.01 - 40.00 ...............       2          68,971,510          2.7             3.2             0.0
40.01 - 50.00 ...............       5          54,650,000          2.2             2.5             0.0
50.01 - 55.00 ...............       6          44,973,000          1.8             2.1             0.0
55.01 - 60.00 ...............       5          52,935,000          2.1             1.9             3.3
60.01 - 65.00 ...............      18         498,347,288         19.7            21.1            11.4
65.01 - 70.00 ...............      19         390,652,199         15.4            16.6             8.4
70.01 - 75.00 ...............      30         625,876,778         24.7            24.3            27.2
75.01 - 80.00 ...............      61         738,711,116         29.2            25.6            49.6
80.01 - 81.13 ...............       2          32,700,000          1.3             1.5             0.0
                                   --      --------------        -----           -----           -----
TOTAL .......................     149      $2,534,116,891        100.0%          100.0%          100.0%
                                  ===      ==============        =====           =====           =====

----------
*     For purposes of determining the LTV ratio for certain mortgage loans, "as stabilized" appraised values (as defined in the related appraisal) were used as opposed to "as is" appraised values. See "RISK FACTORS --
      Inspections and Appraisals May Not Accurately Reflect Value or Condition
      of Mortgaged Property".

                                      S-38

                     RANGE OF REMAINING TERMS TO MATURITY
                         OR ANTICIPATED REPAYMENT DATE*

                                                                         PERCENTAGE OF   PERCENTAGE OF
                            NUMBER OF      AGGREGATE     PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
         RANGE OF            MORTGAGE    CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
 REMAINING TERMS (MONTHS)     LOANS         BALANCE       POOL BALANCE      BALANCE         BALANCE
-------------------------- ----------- ---------------- --------------- --------------- --------------

0 - 60 ...................       9      $   93,910,172         3.7%            4.4%            0.0%
61 - 84 ..................       3         166,850,000         6.6             7.7             0.0
109 - 120 ................     137       2,273,356,718        89.7            87.9           100.0
                               ---      --------------       -----           -----           -----
TOTAL ....................     149      $2,534,116,891       100.0%          100.0%          100.0%
                               ===      ==============       =====           =====           =====

------------
*     With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

                               AMORTIZATION TYPES

                                                                                        PERCENTAGE OF   PERCENTAGE OF
                                          NUMBER OF      AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                           MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
            AMORTIZATION TYPE               LOANS         BALANCE        POOL BALANCE      BALANCE         BALANCE
---------------------------------------- ----------- ----------------- --------------- --------------- --------------

Interest-only, Amortizing Balloon* .....      83      $1,337,883,689         52.8%           50.6%           65.2%
Amortizing Balloon .....................      31         553,098,579         21.8            24.0             9.2
Interest-only ..........................      19         448,748,000         17.7            16.9            22.3
Interest-only ARD ......................      13         104,562,000          4.1             4.3             3.3
Interest-only, Amortizing ARD* .........       2          82,400,000          3.3             3.8             0.0
Amortizing ARD .........................       1           7,424,622          0.3             0.3             0.0
                                              --      --------------        -----           -----           -----
TOTAL ..................................     149      $2,534,116,891        100.0%          100.0%          100.0%
                                             ===      ==============        =====           =====           =====

------------
*     These mortgage loans require payments of interest-only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool (a period of 12 to 84 months with respect to loan group 1 and a period of 18 to 60 months with respect to loan group 2).

                                 Balloon loans have amortization schedules
                                 significantly longer than their terms to
                                 maturity and have substantial principal
                                 payments due on their maturity dates, unless
                                 prepaid earlier.

                                 Mortgage loans providing for anticipated
                                 repayment dates generally fully or
                                 substantially amortize through their terms to
                                 maturity. However, if this type of mortgage
                                 loan is not prepaid by a date specified in its
                                 related mortgage note, interest will accrue at
                                 a higher rate and the related borrower will be
                                 required to apply all cash flow generated by
                                 the mortgaged property in excess of its
                                 regular debt service payments and certain
                                 other permitted expenses and reserves to repay
                                 principal on the mortgage loan.

                                 In addition, because the fixed periodic
                                 payment on the mortgage loans is determined
                                 assuming interest is calculated on a "30/360
                                 basis," but interest actually accrues and is
                                 applied on the majority of the mortgage loans
                                 on an "actual/  360 basis," there will be less
                                 amortization, absent prepayments, of the
                                 principal balance during the term of the
                                 related

                                      S-39

                                 mortgage loan, resulting in a higher final
                                 payment on such mortgage loan. This will occur
                                 even if a mortgage loan is a "fully
                                 amortizing" mortgage loan.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Certain Terms and Conditions of the Mortgage
                                 Loans" in this prospectus supplement.
PREPAYMENT RESTRICTIONS.......   All of the mortgage loans included in the
                                 trust fund restrict or prohibit voluntary
                                 prepayments of principal in some manner for
                                 some period of time.

                        TYPES OF PREPAYMENT RESTRICTIONS

                                                                                   PERCENTAGE OF   PERCENTAGE OF
                                     NUMBER OF      AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                      MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
    PREPAYMENT RESTRICTION TYPE        LOANS         BALANCE        POOL BALANCE      BALANCE         BALANCE
----------------------------------- ----------- ----------------- --------------- --------------- --------------

Prohibit prepayment for most of the
 term of the mortgage loan; but
 permit defeasance after a date
 specified in the related mortgage
 note for most or all of the
 remaining term* ..................     139      $2,254,546,891         89.0%           88.4%           92.1%
Prohibit prepayment for most of the
 term of the mortgage loan; but
 permit defeasance or impose a
 yield maintenance charge for most
 of the remaining term at the
 borrowers option* ................       1         145,000,000          5.7             6.7             0.0
Impose a yield maintenance charge
 for most or all of the remaining
 term* ............................       5          72,700,000          2.9             3.0             2.3
Prohibit prepayment until a date
 specified in the related mortgage
 note and then impose a yield
 maintenance charge for most of the
 remaining term* ..................       4          61,870,000          2.4             1.9             5.5
                                        ---      --------------        -----           -----           -----
TOTAL .............................     149      $2,534,116,891        100.0%          100.0%          100.0%
                                        ===      ==============        =====           =====           =====

----------
*     For the purposes hereof, "remaining term" refers to either remaining term to maturity or anticipated repayment date, as applicable.

                                      S-40

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Additional Mortgage Loan Information" in this
                                 prospectus supplement. The ability of the
                                 master servicer or special servicer to waive
                                 or modify the terms of any mortgage loan
                                 relating to the payment of a prepayment
                                 premium or yield maintenance charge will be
                                 limited as described in this prospectus
                                 supplement. See "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement. We make no
                                 representations as to the enforceability of
                                 the provisions of any mortgage notes requiring
                                 the payment of a prepayment premium or yield
                                 maintenance charge or limiting prepayments to
                                 defeasance or the ability of the master
                                 servicer or special servicer to collect any
                                 prepayment premium or yield maintenance
                                 charge.

DEFEASANCE....................   One hundred forty (140) of the mortgage loans
                                 included in the trust fund as of the cut-off
                                 date, representing 94.7% of the mortgage pool
                                 (113 mortgage loans in loan group 1 or 95.1%
                                 and 27 of the mortgage loans in loan group 2 or
                                 92.1%), permit the borrower, under certain
                                 conditions, to substitute United States
                                 government obligations as collateral for the
                                 related mortgage loans (or a portion thereof)
                                 following their respective lock-out periods.
                                 Upon substitution, the related mortgaged
                                 property (or, in the case of a mortgage loan
                                 secured by multiple mortgaged properties, one
                                 or more of such mortgaged properties) will no
                                 longer secure the related mortgage loan. The
                                 payments on the defeasance collateral are
                                 required to be at least equal to an amount
                                 sufficient to make, when due, all payments on
                                 the related mortgage loan or allocated to the
                                 related mortgaged property; provided that in
                                 the case of certain mortgage loans, these
                                 defeasance payments may cease at the beginning
                                 of the open prepayment period with respect to
                                 that mortgage loan, and the final payment on
                                 the defeasance collateral on that prepayment
                                 date would fully prepay the mortgage loan.
                                 Defeasance may not occur prior to the second
                                 anniversary of the issuance of the
                                 certificates. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain Terms and Conditions of the
                                 Mortgage Loans--Prepayment Provisions" in this
                                 prospectus supplement.
TWENTY LARGEST
 MORTGAGE LOANS................  The following table describes certain characteristics of the twenty largest mortgage
                                 loans or groups of cross collateralized
                                 mortgage loans in the trust fund by aggregate
                                 principal balance as of the cut-off date. With
                                 respect to the mortgage loan referred to as the
                                 Hyatt Center mortgage loan in the immediately
                                 following table, the loan balance per square
                                 foot, the debt service coverage ratio and the
                                 loan-to-value ratios set forth in such table,
                                 in each case, are based on the aggregate
                                 combined principal balance or combined debt
                                 service, as the case may be, of the Hyatt
                                 Center mortgage

                                      S-41

                                 loan and the Hyatt Center pari passu companion
                                 loan. No companion loan is included in the
                                 trust fund.

                                 For more information on the twenty largest
                                 mortgage loans in the trust fund, see
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" in this prospectus
                                 supplement.

                                        NUMBER OF
                                        MORTGAGE                                               % OF
                            MORTGAGE     LOANS /                                  % OF       INITIAL
                              LOAN      MORTGAGED    LOAN     CUT-OFF DATE    INITIAL POOL    GROUP
         LOAN NAME           SELLER    PROPERTIES   GROUP      BALANCE(1)        BALANCE     BALANCE
-------------------------- ---------- ------------ ------- ----------------- -------------- ---------

Hyatt Center(2) .......... Wachovia       1/1      1        $  162,500,000         6.4%         7.5%
Westin Casuarina Hotel
 & Spa ................... Wachovia       1/1      1           159,674,199         6.3          7.4%
Abbey II Pool(3) ......... Wachovia      1/16      1           148,865,000         5.9          6.9%
Extra Space PRISA
 Pool .................... Wachovia      1/35      1           145,000,000         5.7          6.7%
Extra Space Self
 Storage Portfolio #6..... Wachovia      19/19     1           101,000,000         4.0          4.7%
300 Four Falls
 Corporate Center(3)...... Wachovia       1/1      1            72,000,000         2.8          3.3%
Tiffany Building ......... Wachovia       1/1      1            58,400,000         2.3          2.7%
Metro Pointe at South
 Coast ................... Wachovia       1/1      1            57,000,000         2.2          2.6%
Birtcher Portfolio ....... Wachovia       3/6      1            51,120,000         2.0          2.4%
Eagle Ridge Mall ......... Wachovia       1/1      1            49,895,997         2.0          2.3%
                                         -----              --------------        ----
WA / TOTAL (1-10): .......               30/82              $1,005,455,196        39.7%
                                         =====              ==============        ====
One & Olney Square(3)..... Wachovia       1/1      1        $   43,000,000         1.7%         2.0%
501 Second Street ........ Wachovia       1/1      1            42,720,000         1.7          2.0%
Knollwood Mall ........... Wachovia       1/1      1            41,911,510         1.7          1.9%
Monte Viejo
 Apartments .............. Wachovia       1/1      2            41,500,000         1.6         11.0%
Britannia Business
 Center II ............... Wachovia       1/1      1            41,000,000         1.6          1.9%
Residence Inn -
 Beverly Hills, CA ....... Wachovia       1/1      1            38,000,000         1.5          1.8%
Britannia Business
 Center III .............. Wachovia       1/1      1            35,000,000         1.4          1.6%
Greenery Mall ............ Wachovia       1/1      1            35,000,000         1.4          1.6%
Park Ridge
 Apartments .............. Wachovia       1/1      2            33,500,000         1.3          8.9%
Summerhill Pointe
 Apartments .............. Wachovia       1/1      2            33,100,000         1.3          8.8%
                                         -----              --------------        ----
WA / TOTAL (11-20): ......               10/10              $  384,731,510        15.2%
                                         -----              --------------        ----
WA / TOTAL (1-20): .......               40/92              $1,390,186,706        54.9%
                                         =====              ==============        ====

                                                   LOAN
                                                 BALANCE               CUT-OFF      LTV      WEIGHTED
                                                 PER SF/    WEIGHTED     DATE    RATIO AT    AVERAGE
                                 PROPERTY         UNIT/      AVERAGE     LTV     MATURITY    MORTGAGE
         LOAN NAME                 TYPE            ROOM       DSCR      RATIO     OR ARD       RATE
-------------------------- ------------------- ----------- ---------- --------- ---------- -----------

Hyatt Center(2) ..........    Office - CBD      $    221   1.51x         65.0%      60.3%      5.440%
Westin Casuarina Hotel     Hospitality - Full
 & Spa ...................       Service        $193,310   1.51x         66.5%      55.7%      5.510%
Abbey II Pool(3) .........       Various        $    105   1.29x         74.4%      68.8%      5.190%
Extra Space PRISA
 Pool ....................    Self Storage      $     61   2.09x         60.4%      60.4%      4.970%
Extra Space Self
 Storage Portfolio #6.....    Self Storage      $     71   1.25x         76.5%      70.9%      5.285%
300 Four Falls
 Corporate Center(3)......  Office - Suburban   $    246   1.23x         71.3%      64.0%      5.710%
                               Mixed Use -
Tiffany Building .........  Office/Industrial   $    159   1.20x         80.0%      74.0%      5.330%
Metro Pointe at South
 Coast ...................  Retail - Anchored   $    148   2.59x         36.1%      29.6%      5.300%
Birtcher Portfolio .......  Office - Suburban   $    135   1.25x         79.5%      73.9%      5.570%
Eagle Ridge Mall .........  Retail - Anchored   $     98   1.21x         70.1%      58.5%      5.411%
WA / TOTAL (1-10): .......                                 1.53X         67.8%      61.8%      5.341%
One & Olney Square(3).....  Retail - Anchored   $    125   1.23x         77.8%      71.9%      5.120%
501 Second Street ........    Office - CBD      $    206   1.24x         60.6%      58.1%      5.400%
Knollwood Mall ...........  Retail - Anchored   $     90   1.22x         74.8%      62.4%      5.351%
Monte Viejo                   Multifamily -
 Apartments ..............    Conventional      $ 86,458   1.21x         79.8%      74.1%      5.420%
Britannia Business
 Center II ...............  Office - Suburban   $    148   1.20x         71.3%      66.1%      5.320%
Residence Inn -               Hospitality -
 Beverly Hills, CA .......    Extended Stay     $204,301   1.33x         69.0%      62.2%      5.880%
Britannia Business
 Center III ..............  Office - Suburban   $    183   1.24x         78.7%      72.9%      5.320%
                               Mixed Use -
Greenery Mall ............    Retail/Office     $    160   1.26x         74.5%      65.3%      5.510%
Park Ridge                    Multifamily -
 Apartments ..............    Conventional      $ 96,264   1.54x         72.4%      72.4%      5.220%
Summerhill Pointe             Multifamily -
 Apartments ..............    Conventional      $ 57,465   1.38x         60.6%      54.5%      5.740%
WA / TOTAL (11-20): ......                                 1.28X         72.0%      66.0%      5.421%
WA / TOTAL (1-20): .......                                 1.46X         69.0%      63.0%      5.363%

----------
(1)   In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

(2)   The Hyatt Center loan is a part of a split loan structure that includes a pari passu companion loan that is not included in the trust fund. With respect to the Hyatt Center loan, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per square foot/room are based on the aggregate indebtedness of the Hyatt Center loan and the Hyatt Center pari passu companion loan.

(3)   The appraised value for each mortgaged property is based on an
      "as-stabilized" basis (3 mortgaged properties with respect to the Abbey
      II Pool).

CO-LENDER LOANS...............   Six (6) mortgage loans to be included in the
                                 trust fund that were originated or acquired by
                                 Wachovia Bank, National Association,
                                 representing approximately 11.1% of the
                                 mortgage pool (13.0% of loan group 1), are, in
                                 each case, evidenced by one of two or more
                                 notes which are secured by one or more
                                 mortgaged real properties. In each case, the
                                 related companion loan(s) will not be part of
                                 the trust fund.

                                 One (1) mortgage loan, loan number 1 (the
                                 Hyatt Center mortgage loan), is part of a
                                 split loan structure where the Hyatt Center
                                 mortgage loan is pari passu in right of
                                 entitlement to payment with the Hyatt Center
                                 pari passu companion loan. The remaining
                                 co-lender loans (loan

                                      S-42

                                 numbers 6, 29, 48, 50, and 89) are part of
                                 split loan structures in which the related
                                 companion loans are subordinate to the related
                                 mortgage loans. In each case, the related
                                 companion loan(s) will not be part of the
                                 trust fund. Each of these mortgage loans and
                                 its related companion loans are subject to
                                 intercreditor agreements.

                                 The intercreditor agreement for the Hyatt
                                 Center mortgage loan generally allocates
                                 collections in respect of that mortgage loan
                                 to the related mortgage loan and the Hyatt
                                 Center pari passu companion loan, on a pro
                                 rata basis. The intercreditor agreements for
                                 each of the remaining mortgage loans that are
                                 part of a split loan structure that includes
                                 subordinate companion loans generally allocate
                                 collections in respect of that mortgage loan,
                                 first, to the related mortgage loan, and then
                                 to amounts due on the related subordinate
                                 companion loan. No companion loan is included
                                 in the trust fund.

                                 The master servicer and special servicer will
                                 service and administer each of these mortgage
                                 loans and its related companion loans pursuant
                                 to the pooling and servicing agreement and the
                                 related intercreditor agreement, for so long
                                 as the related mortgage loan is part of the
                                 trust fund.

                                 Amounts attributable to any companion loan
                                 will not be assets of the trust fund and will
                                 be beneficially owned by the holder of such
                                 companion loan. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Co-Lender Loans" and "SERVICING OF THE
                                 MORTGAGE LOANS" in this prospectus supplement
                                 for a description of certain rights of the
                                 holders of these companion loans to direct or
                                 consent to the servicing of the related
                                 mortgage loans.

                                 In addition to the mortgage loans described
                                 above, certain of the mortgaged properties or
                                 the equity interests in the related borrowers
                                 are subject to, or are permitted to become
                                 subject to, additional debt. In certain cases,
                                 this additional debt is secured by the related
                                 mortgaged properties. See "RISK
                                 FACTORS--Additional Debt on Some Mortgage
                                 Loans Creates Additional Risks" in this
                                 prospectus supplement.

                                      S-43

                                  RISK FACTORS

     o    You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision.
          Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

     o    The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     o    This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

     o    If any of the following risks are realized, your investment could be materially and adversely affected.

                           THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
 AVAILABLE TO PAY YOU.........   Neither the offered certificates nor the
                                 mortgage loans will be guaranteed or insured by
                                 us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. If the assets of the trust
                                 fund, primarily the mortgage loans are
                                 insufficient to make payments on the offered
                                 certificates, no other assets will be available
                                 for payment of the deficiency. See "RISK
                                 FACTORS--The Assets of the Trust Fund May Not
                                 Be Sufficient to Pay Your Certificates" in the
                                 accompanying prospectus.
PREPAYMENTS WILL AFFECT
 YOUR YIELD....................  Prepayments. The yield to maturity on the offered certificates will depend on the rate
                                 and timing of principal payments (including
                                 both voluntary prepayments, in the case of
                                 mortgage loans that permit voluntary
                                 prepayment, and involuntary prepayments, such
                                 as prepayments resulting from casualty or
                                 condemnation, defaults, liquidations or
                                 repurchases for breaches of representations or
                                 warranties or other sales of defaulted mortgage
                                 loans which, in either case, may not require
                                 any accompanying prepayment premium or yield
                                 maintenance charge) on the mortgage loans
                                 included in the trust fund and how such
                                 payments are allocated among the offered
                                 certificates entitled to distributions of

                                 In addition, upon the occurrence of certain
                                 limited events, a party may be required or
                                 permitted to repurchase or purchase a mortgage
                                 loan from the trust fund and the money paid
                                 would be passed through to the holders of the
                                 certificates with the same effect as if such
                                 mortgage loan had been prepaid in full (except
                                 that no prepayment premium or yield
                                 maintenance charge would be payable with
                                 respect to a purchase or repurchase). In
                                 addition, certain mortgage loans may permit
                                 prepayment without an accompanying prepayment
                                 premium or yield maintenance charge if the
                                 mortgagee elects to apply casualty or
                                 condemnation proceeds to the mortgage loan. We
                                 cannot make any representation as

                                      S-44

                                 to the anticipated rate of prepayments
                                 (voluntary or involuntary) on the mortgage
                                 loans or as to the anticipated yield to
                                 maturity of any certificate.

                                 In addition, because the amount of principal
                                 that will be distributed to the Class A-1,
                                 Class A-2, Class A-3, Class A-PB, Class A-4
                                 and Class A-1A certificates will generally be
                                 based upon the particular loan group in which
                                 the related mortgage loan is deemed to be a
                                 part, the yield on the Class A-1, Class A-2,
                                 Class A-3, Class A-PB and Class A-4
                                 certificates will be particularly sensitive to
                                 prepayments on mortgage loans in loan group 1
                                 and the yield on the Class A-1A certificates
                                 will be particularly sensitive to prepayments
                                 on mortgage loans in loan group 2.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in
                                 this prospectus supplement and "YIELD
                                 CONSIDERA-TIONS" in the accompanying
                                 prospectus.

                                 Yield. In general, if you purchase an offered
                                 certificate at a premium and principal
                                 distributions on that offered certificate
                                 occur at a rate faster than you anticipated at
                                 the time of purchase, and no prepayment
                                 premiums or yield maintenance charges are
                                 collected, your actual yield to maturity may
                                 be lower than you had predicted at the time of
                                 purchase. Conversely, if you purchase an
                                 offered certificate at a discount and
                                 principal distributions on that offered
                                 certificate occur at a rate slower than you
                                 anticipated at the time of purchase, your
                                 actual yield to maturity may be lower than you
                                 had predicted at the time of purchase.

                                 The yield on the Class A-3, Class A-PB, Class
                                 A-4, Class A-1A, Class A-M, Class A-J, Class
                                 B, Class C, Class D and Class E certificates
                                 could be adversely affected if mortgage loans
                                 with higher mortgage interest rates pay faster
                                 than mortgage loans with lower mortgage
                                 interest rates, since those classes bear
                                 interest at a rate equal to, based upon or
                                 limited by the weighted average net mortgage
                                 rate of the mortgage loans. In addition,
                                 because there can be no assurances with
                                 respect to losses, prepayments and performance
                                 of the mortgage loans, there can be no
                                 assurance that distributions of principal on
                                 the Class A-PB certificates will be made in
                                 conformity with the schedule attached on Annex
                                 C to this prospectus supplement.

                                 Interest Rate Environment. Mortgagors
                                 generally are less likely to prepay if
                                 prevailing interest rates are at or above the
                                 rates borne by their mortgage loans. On the
                                 other hand, mortgagors are generally more
                                 likely to prepay if prevailing interest rates
                                 fall significantly below the mortgage interest
                                 rates of their mortgage loans. Mortgagors are
                                 generally less likely to prepay mortgage loans
                                 with a lockout period, yield maintenance
                                 charge or prepayment premium provision, to the
                                 extent enforceable, than similar mortgage
                                 loans without such provisions, with shorter
                                 lockout periods or with lower yield
                                 maintenance charges or prepayment premiums.

                                      S-45

                                 Performance Escrows. In connection with the
                                 origination of some of the mortgage loans, the
                                 related borrowers were required to escrow
                                 funds or post a letter of credit related to
                                 obtaining certain performance objectives. In
                                 general, such funds will be released to the
                                 related borrower upon the satisfaction of
                                 certain conditions. If the conditions are not
                                 satisfied, although the master servicer will
                                 be directed in the pooling and servicing
                                 agreement (in accordance with the servicing
                                 standard) to hold the escrows, letters of
                                 credit or proceeds of such letters of credit
                                 as additional collateral and not use the funds
                                 to reduce the principal balance of the related
                                 mortgage loan, in the event such funds are
                                 required to be used to reduce the principal
                                 balance of such mortgage loans, such amounts
                                 will be passed through to the holders of the
                                 certificates as principal prepayments.

                                 For example, with respect to 1 mortgage loan
                                 (loan number 92), representing approximately
                                 0.3% of the mortgage pool (0.3% of loan group
                                 1), in the event the related borrower does not
                                 satisfy certain economic performance criteria
                                 specified in the related mortgage loan
                                 documents, funds deposited in certain reserve
                                 accounts are required to be used to pay down
                                 the principal balance of the related mortgage
                                 loan. See "YIELD AND MATURITY
                                 CONSIDERATIONS--Yield Considerations" in this
                                 prospectus supplement.

                                 Premiums. Provisions requiring prepayment
                                 premiums and yield maintenance charges may not
                                 be enforceable in some states and under
                                 federal bankruptcy law, and may constitute
                                 interest for usury purposes. Accordingly, we
                                 cannot provide assurance that the obligation
                                 to pay that premium or charge will be
                                 enforceable or, if enforceable, that the
                                 foreclosure proceeds will be sufficient to pay
                                 such prepayment premium or yield maintenance
                                 charge. Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 are not intended to be, and do not have the
                                 same effect on the certificateholders as a
                                 prepayment, we cannot provide assurance that a
                                 court would not interpret such provisions as
                                 requiring a prepayment premium or yield
                                 maintenance charge and possibly determine that
                                 such provisions are unenforceable or usurious
                                 under applicable law. Prepayment premiums and
                                 yield maintenance charges are generally not
                                 charged for prepayments resulting from
                                 casualty or condemnation and would not be paid
                                 in connection with repurchases of mortgage
                                 loans for breaches of representations or
                                 warranties or a material document defect. No
                                 prepayment premium or yield maintenance charge
                                 will be required for prepayments in connection
                                 with a casualty or condemnation unless, in the
                                 case of certain of the mortgage loans, an
                                 event of default has occurred and is
                                 continuing.

                                 Pool Concentrations. Principal payments
                                 (including prepayments) on the mortgage loans
                                 included in the trust fund or in a particular
                                 group will occur at different rates. In

                                      S-46

                                 addition, mortgaged properties can be released
                                 from the trust fund as a result of
                                 prepayments, defeasance, repurchases,
                                 casualties or condemnations. As a result, the
                                 aggregate balance of the mortgage loans
                                 concentrated in various property types in the
                                 trust fund or in a particular loan group
                                 changes over time. You therefore may be
                                 exposed to varying concentration risks as the
                                 mixture of property types and relative
                                 principal balance of the mortgage loans
                                 associated with certain property types
                                 changes. See the table entitled "Range of
                                 Remaining Terms to Maturity or Anticipated
                                 Repayment Date for all Mortgage Loans as of
                                 the Cut-Off Date" under "DESCRIPTION OF THE
                                 MORTGAGE POOL--Additional Mortgage Loan
                                 Information" in this prospectus supplement for
                                 a description of the respective maturity dates
                                 of the mortgage loans included in the trust
                                 fund and in each loan group. Because principal
                                 on the certificates (other than the Class IO,
                                 Class Z, Class R-I and Class R-II
                                 certificates) is payable in sequential order
                                 to the extent described under "DESCRIPTION OF
                                 THE CERTIFICATES--Distributions" in this
                                 prospectus supplement, classes that have a
                                 lower priority of distributions are more
                                 likely to be exposed to the risk of changing
                                 concentrations discussed under "--Special
                                 Risks Associated With High Balance Mortgage
                                 Loans" below than classes with a higher
                                 sequential priority.

OPTIONAL EARLY TERMINATION OF
 THE TRUST FUND MAY RESULT IN
 AN ADVERSE IMPACT ON
 YOUR YIELD OR MAY RESULT
 IN A LOSS....................   The offered certificates will be subject to
                                 optional early termination by means of the
                                 purchase of the mortgage loans in the trust
                                 fund. We cannot assure you that the proceeds
                                 from a sale of the mortgage loans will be
                                 sufficient to distribute the outstanding
                                 certificate balance plus accrued interest and
                                 any undistributed shortfalls in interest
                                 accrued on the certificates that are subject to
                                 the termination. Accordingly, the holders of
                                 offered certificates affected by such a
                                 termination may suffer an adverse impact on the
                                 overall yield on their certificates, may
                                 experience repayment of their investment at an
                                 unpredictable and inopportune time or may even
                                 incur a loss on their investment. See
                                 "DESCRIPTION OF THE CERTIFICATES--Termination"
                                 in this prospectus supplement.

BORROWER DEFAULTS MAY ADVERSELY
 AFFECT YOUR YIELD............   The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of
                                 the offered certificates, the rate of principal
                                 payments on the offered certificates and the
                                 weighted average life of the offered
                                 certificates will be affected by the rate and
                                 timing of delinquencies and defaults on the
                                 mortgage loans included in the trust fund.
                                 Delinquencies on the mortgage loans included in
                                 the trust fund, if the delinquent amounts are
                                 not advanced, may result in shortfalls in
                                 distributions of interest and/or principal to
                                 the

                                      S-47

                                 offered certificates for the current month.
                                 Any late payments received on or in respect of
                                 the mortgage loans will be distributed to the
                                 certificates in the priorities described more
                                 fully in this prospectus supplement, but no
                                 interest will accrue on such shortfall during
                                 the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based
                                 on an assumed default rate and an assumed
                                 amount of losses on the mortgage pool that are
                                 lower than the default rate and the amount of
                                 losses actually experienced, and if such
                                 losses are allocated to your class of
                                 certificates, your actual yield to maturity
                                 will be lower than the yield so calculated and
                                 could, under certain scenarios, be negative.
                                 The timing of any loss on a liquidated
                                 mortgage loan also will affect the actual
                                 yield to maturity of the offered certificates
                                 to which all or a portion of such loss is
                                 allocable, even if the rate of defaults and
                                 severity of losses are consistent with your
                                 expectations. In general, the earlier you bear
                                 a loss, the greater the effect on your yield
                                 to maturity. See "YIELD AND MATURITY
                                 CONSIDERATIONS" in this prospectus supplement
                                 and "YIELD CONSIDERATIONS" in the accompanying
                                 prospectus.

                                 Even if losses on the mortgage loans included
                                 in the trust fund are allocated to a
                                 particular class of offered certificates, such
                                 losses may affect the weighted average life
                                 and yield to maturity of other certificates.
                                 Losses on the mortgage loans, to the extent
                                 not allocated to such class of offered
                                 certificates, may result in a higher
                                 percentage ownership interest evidenced by
                                 such certificates than would otherwise have
                                 resulted absent such loss. The consequent
                                 effect on the weighted average life and yield
                                 to maturity of the offered certificates will
                                 depend upon the characteristics of the
                                 remaining mortgage loans.

ADDITIONAL COMPENSATION AND
 CERTAIN REIMBURSEMENTS TO THE
 SERVICER WILL AFFECT
 YOUR RIGHT TO RECEIVE
 DISTRIBUTIONS................   To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer or the trustee, as applicable, will be
                                 entitled to receive interest on unreimbursed
                                 advances and unreimbursed servicing expenses.
                                 The right of the master servicer or the trustee
                                 to receive such payments of interest is senior
                                 to the rights of certificateholders to receive
                                 distributions on the certificates and,
                                 consequently, may result in additional trust
                                 fund expenses being allocated to the offered
                                 certificates that would not have resulted
                                 absent the accrual of such interest. In
                                 addition, the special servicer will receive a
                                 fee with respect to each specially serviced
                                 mortgage loan and any collections thereon,
                                 including specially serviced mortgage loans
                                 which have been returned to performing status.
                                 This will result in shortfalls which will be
                                 allocated to the offered certificates.

                                      S-48

SUBORDINATION OF SUBORDINATE
 OFFERED CERTIFICATES.........   As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class A-PB, Class A-4, Class
                                 A-1A or Class IO certificates, your rights to
                                 receive distributions of amounts collected or
                                 advanced on or in respect of the mortgage loans
                                 will be subordinated to those of the holders of
                                 the offered certificates with an earlier
                                 payment priority.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Application of the Available
                                 Distribution Amount" and "DESCRIPTION OF THE
                                 CERTI- FICATES--Subordination; Allocation of
                                 Losses and Certain Expenses" in this
                                 prospectus supplement.

YOUR LACK OF CONTROL OVER THE
 TRUST FUND CAN CREATE RISKS..   You and other certificateholders generally do
                                 not have a right to vote and do not have the
                                 right to make decisions with respect to the
                                 administration of the trust fund. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in
                                 this prospectus supplement. Those decisions are
                                 generally made, subject to the express terms of
                                 the pooling and servicing agreement, by the
                                 master servicer, the trustee or the special
                                 servicer, as applicable. Any decision made by
                                 one of those parties in respect of the trust
                                 fund, even if that decision is determined to be
                                 in your best interests by that party, may be
                                 contrary to the decision that you or other
                                 certificateholders would have made and may
                                 negatively affect your interests.

                                 Under certain circumstances, the consent or
                                 approval of less than all certificateholders
                                 will be required to take, and will bind all
                                 certificateholders to, certain actions
                                 relating to the trust fund. The interests of
                                 those certificateholders may be in conflict
                                 with those of the other certificateholders.
                                 For example, certificateholders of certain
                                 classes that are subordinate in right of
                                 payment may direct the actions of the special
                                 servicer with respect to troubled mortgage
                                 loans and related mortgaged properties. In
                                 certain circumstances, the holder of a
                                 companion loan, mezzanine loan or subordinate
                                 debt may direct the actions of the special
                                 servicer with respect to the related mortgage
                                 loan and the holder of a companion loan,
                                 mezzanine loan or subordinate debt will have
                                 certain consent rights relating to foreclosure
                                 or modification of the related loans. The
                                 interests of such holder of a companion loan,
                                 mezzanine loan or subordinate debt may be in
                                 conflict with those of the certificateholders.

                                 Six (6) of the mortgage loans (loan numbers 1,
                                 6, 29, 48, 50 and 89), representing 11.1% of
                                 the mortgage pool (13.0% of loan group 1), are
                                 each evidenced by multiple promissory notes.
                                 With respect to 1 of these mortgage loans
                                 (loan number 1), representing 6.4% of the
                                 mortgage pool (7.5% of loan group 1), the
                                 related mortgage loan is evidenced by a
                                 promissory note that is pari passu in right of
                                 payment, and the holders of the pari passu
                                 companion note have certain

                                      S-49

                                 control, consultation and/or consent rights
                                 with respect to the servicing and/or
                                 administration of this loan. The trust fund is
                                 comprised of only one of the pari passu notes.
                                 With respect to the other 5 mortgage loans
                                 evidenced by multiple promissory notes, the
                                 related mortgage loans are each part of a
                                 split loan structure where one promissory note
                                 is subordinate in right of payment to the
                                 other promissory note. In each case, the trust
                                 fund does not include the subordinate
                                 companion note. In addition, such holders of
                                 the pari passu companion note or the
                                 subordinate companion notes may have been
                                 granted various rights and powers pursuant to
                                 the related intercreditor agreement or other
                                 similar agreement, including cure rights and
                                 purchase options with respect to the related
                                 mortgage loans. In some cases, the foregoing
                                 rights and powers may be assignable or may be
                                 exercised through a representative or
                                 designee. Accordingly, these rights may
                                 potentially conflict with the interests of the
                                 certificateholders.

                                 Additionally, less than all of the
                                 certificateholders may amend the pooling and
                                 servicing agreement in certain circumstances.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" in this
                                 prospectus supplement and "DESCRIPTION OF THE
                                 CERTIFICATES--Voting Rights" in this
                                 prospectus supplement and the accompanying
                                 prospectus.

LIQUIDITY FOR CERTIFICATES MAY
 BE LIMITED...................   There is currently no secondary market for
                                 the offered certificates. While each
                                 underwriter has advised us that it intends to
                                 make a secondary market in one or more classes
                                 of the offered certificates, none of them are
                                 under any obligation to do so. No secondary
                                 market for your certificates may develop. If a
                                 secondary market does develop, there can be no
                                 assurance that it will be available for the
                                 offered certificates or, if it is available,
                                 that it will provide holders of the offered
                                 certificates with liquidity of investment or
                                 continue for the life of your certificates.
                                 Lack of liquidity could result in a substantial
                                 decrease in the market value of your
                                 certificates. Your certificates will not be
                                 listed on any securities exchange at the time
                                 of closing and may never be listed on any
                                 securities exchange or traded in any automated
                                 quotation system of any registered securities
                                 association such as NASDAQ.

BOOK-ENTRY REGISTRATION.......   Your certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of Cede & Co., as the
                                 nominee for the Depository Trust Company, and
                                 will not be registered in your name. As a
                                 result, you will not be recognized as a
                                 certificateholder, or holder of record of your
                                 certificates.

                                      S-50

POTENTIAL CONFLICTS
 OF INTEREST...................  The master servicer is one of the mortgage loan sellers and is an affiliate of the depositor
                                 and an affiliate of one of the underwriters.
                                 These affiliations could cause conflicts with
                                 the master servicer's duties to the trust fund
                                 under the pooling and servicing agreement.
                                 However, the pooling and servicing agreement
                                 provides that the mortgage loans shall be
                                 administered in accordance with the servicing
                                 standard described in this prospectus
                                 supplement without regard to an affiliation
                                 with any other party to the pooling and
                                 servicing agreement. See "SERVICING OF THE
                                 MORTGAGE LOANS--General" in this prospectus
                                 supplement.

                                 Wachovia Bank, National Association is also an
                                 equity owner of Capital Lease, LP, the holder
                                 of the companion loan with respect to the
                                 Tiffany Building mortgage loan. Accordingly, a
                                 conflict may arise between Wachovia Bank,
                                 National Association's duties to the trust
                                 fund under the pooling and servicing agreement
                                 and its or its affiliate's interest as a
                                 holder of a companion loan or the holder of
                                 certain certificates. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

                                 With respect to the Tiffany Building mortgage
                                 loan (loan number 6), representing
                                 approximately 2.3% of the mortgage pool (2.7%
                                 of loan group 1), the holder of the
                                 subordinate companion loan, Caplease, LP, is
                                 also the sole owner of the related borrower.
                                 Pursuant to the related intercreditor
                                 agreement, the mortgagee will be required to
                                 seek the consent of Caplease, LP, as holder of
                                 the subordinate companion loan, in connection
                                 with certain modifications and/or waivers of
                                 the corresponding whole loan which materially
                                 and adversely affect the holder of the
                                 companion loan; provided, however, following
                                 an event of default under the mortgage loan
                                 documents, Caplease, LP will not have any
                                 right to consult with or direct the mortgagee
                                 with respect to a foreclosure or liquidation
                                 of the related mortgaged property or to make
                                 property protection advances. Accordingly, a
                                 conflict may result.

                                 With respect to 4 mortgage loans (loan numbers
                                 5, 13, 25 and 28), representing 6.4% of the
                                 mortgage pool (7.5% of loan group 1), Wachovia
                                 Bank, National Association is the mortgagee
                                 under a second mortgage secured by the related
                                 mortgaged property, which is subject to the
                                 terms of a subordination and standstill
                                 agreement. Accordingly, a conflict may arise
                                 between Wachovia Bank, National Association's
                                 duties to the trust fund under the pooling and
                                 servicing agreement and its or its affiliate's
                                 interest as a holder of a companion loan, the
                                 holder of mezzanine indebtedness or the holder
                                 of certain other indebtedness secured by the
                                 mortgaged property. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

                                 In addition, with respect to 3 mortgage loans
                                 (loan numbers 14, 97 and 120), representing
                                 2.0% of the mortgage pool

                                      S-51

                                 (2.4% of loan group 1), an affiliate of
                                 Wachovia Bank, National Association owns a 90%
                                 preferred equity interest in each related
                                 borrower. As a result, a conflict could have
                                 arisen during the origination process as a
                                 result of Wachovia Bank, National Association
                                 being the originator of the related mortgage
                                 loans as well as the owner of the equity
                                 interests in each related borrower. In
                                 addition, a conflict may arise between
                                 Wachovia Bank, National Association's duties
                                 to the trust fund under the pooling and
                                 servicing agreement and its affiliate's equity
                                 interest in the related borrower. However, the
                                 pooling and servicing agreement provides that
                                 the mortgage loans shall be administered in
                                 accordance with the servicing standard
                                 described in this prospectus supplement
                                 without regard to any relationship that the
                                 master servicer or any affiliate thereof may
                                 have with the related borrower. In addition,
                                 the special servicer (and any related
                                 sub-servicer) will be involved in determining
                                 whether to modify or foreclose a defaulted
                                 mortgage loan. The special servicer is not
                                 affiliated with the master servicer or the
                                 related borrower.

                                 The special servicer will (and any related
                                 sub-servicer may) be involved in determining
                                 whether to modify or foreclose a defaulted
                                 mortgage loan. The special servicer or an
                                 affiliate of the special servicer may purchase
                                 certain other non-offered certificates
                                 (including the controlling class and the Class
                                 Z certificates). The special servicer or its
                                 affiliate may serve as the initial controlling
                                 class representative. The special servicer or
                                 its affiliates may acquire non-performing
                                 loans or interests in non-performing loans,
                                 which may include REO properties that compete
                                 with the mortgaged properties securing
                                 mortgage loans in the trust fund. The special
                                 servicer or its affiliates own and are in the
                                 business of acquiring assets similar in type
                                 to the assets of the trust fund. The special
                                 servicer or its affiliates may also make loans
                                 on properties that may compete with the
                                 mortgaged properties and may also advise other
                                 clients that own or are in the business of
                                 owning properties that compete with the
                                 mortgaged properties or that own loans like
                                 the mortgage loans included in the trust fund.
                                 Accordingly, the assets of the special
                                 servicer and its affiliates may, depending
                                 upon the particular circumstances including
                                 the nature and location of such assets,
                                 compete with the mortgaged properties for
                                 tenants, purchasers, financing and so forth.
                                 See "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement.

                                 This could cause a conflict between the
                                 special servicer's duties to the trust fund
                                 under the pooling and servicing agreement and
                                 its interest as a holder of a certificate.
                                 However, the pooling and servicing agreement
                                 provides that the mortgage loans shall be
                                 administered in accordance with the servicing
                                 standard without regard to ownership of any
                                 certificate by the master servicer, the
                                 special servicer or any affiliate of the
                                 special servicer. See "SERVICING OF THE

                                      S-52

                                 MORTGAGE LOANS--General" in this prospectus
                                 supplement.

                                 In addition, the related property managers and
                                 borrowers may experience conflicts of interest
                                 in the management and/or ownership of the
                                 mortgaged properties securing the mortgage
                                 loans because:

                                  o a substantial number of the mortgaged
                                    properties are managed by property managers
                                    affiliated with the respective borrowers;

                                  o these property managers also may manage
                                    and/or franchise additional properties,
                                    including properties that may compete with
                                    the mortgaged properties;

                                  o affiliates of the property manager and/or
                                    the borrowers or the property managers
                                    and/or the borrowers themselves also may
                                    own other properties, including competing
                                    properties; or

                                  o the mortgaged property is self-managed.

                                 In addition, certain mortgage loans included
                                 in the trust fund may have been refinancings
                                 of debt previously held by (or by an affiliate
                                 of) one of the mortgage loan sellers.

                                 The activities of the mortgage loan sellers
                                 and their affiliates may involve properties
                                 which are in the same markets as the mortgaged
                                 properties underlying the certificates. In
                                 such case, the interests of each of the
                                 mortgage loan sellers or such affiliates may
                                 differ from, and compete with, the interests
                                 of the trust fund, and decisions made with
                                 respect to those assets may adversely affect
                                 the amount and timing of distributions with
                                 respect to the certificates.

                                 One of the mortgage loan sellers (and the
                                 sub-servicer of the mortgage loans it is
                                 selling into the trust fund), CWCapital LLC,
                                 is an affiliate of the initial controlling
                                 class representative and an affiliate of the
                                 special servicer and such mortgage loan seller
                                 may have interests that conflict with the
                                 interests of those affiliates.

TERRORIST ATTACKS AND MILITARY
 CONFLICTS MAY ADVERSELY
 AFFECT YOUR INVESTMENT.......   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which
                                 resulted in considerable uncertainty in the
                                 world financial markets. The terrorist attacks
                                 on the World Trade Center and the Pentagon
                                 suggest an increased likelihood that large
                                 public areas such as shopping malls or large
                                 office buildings could become the target of
                                 terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for security and
                                 insurance premiums, particularly for large
                                 properties, which could adversely affect the
                                 cash flow at those mortgaged properties, or
                                 (iii) impact leasing patterns or shopping
                                 patterns which could adversely impact

                                      S-53

                                 leasing revenue and mall traffic and
                                 percentage rent. As a result, the ability of
                                 the mortgaged properties to generate cash flow
                                 may be adversely affected. The terrorist
                                 attacks may also adversely affect the revenues
                                 or costs of operation of the mortgaged
                                 properties. See "--Insurance Coverage on
                                 Mortgaged Properties May Not Cover Special
                                 Hazard Losses" below.

                                 Terrorist attacks in the United States,
                                 incidents of terrorism occurring outside the
                                 United States and military conflict in Iraq
                                 and elsewhere may significantly reduce air
                                 travel throughout the United States, and,
                                 therefore, continue to have a negative effect
                                 on revenues in areas heavily dependent on
                                 tourism. Any decrease in air travel may have a
                                 negative effect on certain of the mortgaged
                                 properties, including hotel mortgaged
                                 properties and those mortgaged properties
                                 located in tourist areas, which could reduce
                                 the ability of such mortgaged properties to
                                 generate cash flow.

                                 It is uncertain what continued effect armed
                                 conflict involving the United States,
                                 including the continuing military presence of
                                 the United States in Iraq and Afghanistan or
                                 any future conflict with any other country,
                                 will have on domestic and world financial
                                 markets, economies, real estate markets,
                                 insurance costs or business segments. Foreign
                                 or domestic conflicts of any kind could have
                                 an adverse effect on the mortgaged properties.

                                 Accordingly, these disruptions, uncertainties
                                 and costs could materially and adversely
                                 affect your investment in the certificates.

                              THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
 COMMERCIAL LENDING MAY BE
 DIFFERENT THAN FOR
 RESIDENTIAL LENDING..........   Commercial and multifamily lending is
                                 generally viewed as exposing a lender (and your
                                 investment in the trust fund) to a greater risk
                                 of loss than lending which is secured by
                                 single-family residences, in part because it
                                 typically involves making larger loans to
                                 single borrowers or groups of related
                                 mortgagors. In addition, unlike loans which are
                                 secured by single-family residences, repayment
                                 of loans secured by commercial and multifamily
                                 properties depends upon the ability of the
                                 related real estate project:

                                 o  to generate income sufficient to pay debt
                                    service, operating expenses and leasing
                                    commissions and to make necessary repairs,
                                    tenant improvements and capital
                                    improvements; and

                                 o  in the case of loans that do not fully
                                    amortize over their terms, to retain
                                    sufficient value to permit the borrower to
                                    pay off the loan at maturity through a sale
                                    or refinancing of the mortgaged property.

                                      S-54

FUTURE CASH FLOW AND PROPERTY
 VALUES ARE NOT PREDICTABLE...   A number of factors, many beyond the control
                                 of the property owner, may affect the ability
                                 of an income-producing real estate project to
                                 generate sufficient net operating income to pay
                                 debt service and/or to maintain its value.
                                 Among these factors are:

                                 o  economic conditions generally and in the
                                    area of the project;

                                 o  the age, quality, functionality and design
                                    of the project;

                                 o  the degree to which the project competes
                                    with other projects in the area;

                                 o  changes or continued weakness in specific
                                    industry segments;

                                 o  increases in operating costs;

                                 o  the willingness and ability of the owner to
                                    provide capable property management and
                                    maintenance;

                                 o  the degree to which the project's revenue is
                                    dependent upon a single tenant or user, a
                                    small group of tenants, tenants concentrated
                                    in a particular business or industry and the
                                    competition to any such tenants;

                                 o  an increase in the capital expenditures
                                    needed to maintain the properties or make
                                    improvements;

                                 o  a decline in the financial condition of a
                                    major tenant;

                                 o  the location of a mortgaged property;

                                 o  whether a mortgaged property can be easily
                                    converted (or converted at all) to
                                    alternative uses;

                                 o  an increase in vacancy rates;

                                 o  perceptions regarding the safety,
                                    convenience and attractiveness of such
                                    properties;

                                 o  vulnerability to litigation by tenants and
                                    patrons; and

                                 o  environmental contamination.

                                 Many of the mortgaged properties securing
                                 mortgage loans included in the trust fund have
                                 leases that expire or may be subject to tenant
                                 termination rights prior to the maturity date
                                 of the related mortgage loan. Certain of such
                                 loans may be leased entirely to a single
                                 tenant. For example, 3 of the mortgaged
                                 properties securing the Birtcher Phoenix Pool
                                 mortgage loan (loan number 14), with an
                                 aggregate allocated loan amount representing
                                 approximately 1.0% of the mortgage pool (1.2%
                                 of loan group 1), are leased entirely to AIG,
                                 NCS Pearson Inc. and Hypercom Corporation. The
                                 mortgaged property securing the Tiffany
                                 Building mortgage loan (loan number 6),
                                 representing approximately 2.3% of the
                                 mortgage pool (2.7% of loan group 1), is
                                 leased entirely to Tiffany & Company. One (1)
                                 of the mortgaged properties securing the Abbey
                                 II Pool mortgage loan (loan number 3),

                                      S-55

                                 representing, by allocated loan amount,
                                 approximately 0.2% of the mortgage pool (0.3%
                                 of loan group 1), is leased entirely to Boise
                                 Building Solutions.

                                 In addition, the mortgaged properties securing
                                 10 mortgage loans (loan numbers 103, 112, 116,
                                 117, 118, 124, 127, 129, 136 and 138),
                                 representing 1.5% of the mortgage pool (1.8%
                                 of loan group 1), are leased entirely to
                                 Walgreens. If leases are not renewed or
                                 replaced, if tenants default, if rental rates
                                 fall and/or if operating expenses increase,
                                 the borrower's ability to repay the loan may
                                 be impaired and the resale value of the
                                 property, which is substantially dependent
                                 upon the property's ability to generate
                                 income, may decline. Even if borrowers
                                 successfully renew leases or relet vacated
                                 space, the costs associated with reletting,
                                 including tenant improvements, leasing
                                 commissions and free rent, can exceed the
                                 amount of any reserves maintained for that
                                 purpose and reduce cash from the mortgaged
                                 properties. Although some of the mortgage
                                 loans included in the trust fund require the
                                 borrower to maintain escrows for leasing
                                 expenses, there is no guarantee that these
                                 reserves will be sufficient.

                                 In addition, there are other factors,
                                 including changes in zoning or tax laws,
                                 restrictive covenants, tenant exclusives and
                                 rights of first refusal to lease or purchase,
                                 the availability of credit for refinancing and
                                 changes in interest-rate levels that may
                                 adversely affect the value of a project and/or
                                 the borrower's ability to sell or refinance
                                 without necessarily affecting the ability to
                                 generate current income. In addition, certain
                                 of the mortgaged properties may be leased in
                                 whole or in part by government-sponsored
                                 tenants who may have certain rights to cancel
                                 their leases or reduce the rent payable with
                                 respect to such leases at any time for, among
                                 other reasons, lack of appropriations. With
                                 respect to the Virginia Office Pool loan (loan
                                 number 52), representing 0.6% of the mortgage
                                 pool (0.7% of loan group 1), 66.5% of the
                                 rentable area at the related mortgaged
                                 properties is occupied by U.S. government
                                 agencies. Although such U.S. government leases
                                 generally do not permit the related tenant to
                                 terminate its lease due to any lack of
                                 appropriations, certain of the U.S. government
                                 leases may permit the related tenant to
                                 terminate its lease after a specified date
                                 contained in the respective lease, some of
                                 which may be prior to the maturity date of the
                                 related mortgage loan, subject to certain
                                 terms and conditions contained therein.

                                 Other factors are more general in nature, such
                                 as:

                                 o  national, regional or local economic
                                    conditions (including plant and military
                                    installation closings, industry slowdowns
                                    and unemployment rates);

                                 o  local real estate conditions (such as an
                                    oversupply of retail space, office space or
                                    multifamily housing);

                                 o  demographic factors;

                                      S-56

                                 o  consumer confidence;

                                 o  consumer tastes and preferences; and

                                 o  changes in building codes and other
                                    applicable laws.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors,
                                 as well as by:

                                 o  the length of tenant leases;

                                 o  the creditworthiness of tenants;

                                 o  in the case of rental properties, the rate
                                    at which new rentals occur;

                                 o  the property's "operating leverage" (that
                                    is, the percentage of total property
                                    expenses in relation to revenue, the ratio
                                    of fixed operating expenses to those that
                                    vary with revenues and the level of capital
                                    expenditures required to maintain the
                                    property and to retain or replace tenants);
                                    and

                                 o  a decline in the real estate market or in
                                    the financial condition of a major tenant
                                    will tend to have a more immediate effect on
                                    the net operating income of property with
                                    short-term revenue sources, such as
                                    short-term or month-to-month leases, and may
                                    lead to higher rates of delinquency or
                                    defaults.

SOME MORTGAGED PROPERTIES MAY
 NOT BE READILY CONVERTIBLE
 TO ALTERNATIVE USES..........   Some of the mortgaged properties securing the
                                 mortgage loans included in the trust fund may
                                 not be readily convertible (or convertible at
                                 all) to alternative uses if those properties
                                 were to become unprofitable for any reason. For
                                 example, a mortgaged property may not be
                                 readily convertible (or convertible at all) due
                                 to restrictive covenants related to such
                                 mortgaged property including, in the case of
                                 mortgaged properties which are part of a
                                 condominium regime, the use and other
                                 restrictions imposed by the condominium
                                 declaration and other related documents,
                                 especially in a situation where a mortgaged
                                 property does not represent the entire
                                 condominium regime. In addition, mortgaged
                                 properties that have been designated as
                                 historic sites may be difficult to convert to
                                 alternative uses. In addition, converting
                                 commercial properties to alternate uses
                                 generally requires substantial capital
                                 expenditures. The liquidation value of any
                                 mortgaged property, subject to limitations of
                                 the kind described above or other limitations
                                 on convertibility of use, may be substantially
                                 less than would be the case if the property
                                 were readily adaptable to other uses.

                                 See "--Special Risks Associated with
                                 Industrial and Mixed-Use Facilities" and
                                 "--Special Risks Associated with Self Storage
                                 Facilities" below.

                                      S-57

LOANS NOT INSURED
 OR GUARANTEED.................  Generally, the mortgage loans included in the trust fund will not be an obligation of, or be
                                 insured or guaranteed by, any governmental
                                 entity, by any private mortgage insurer, or by
                                 the depositor, any mortgage loan seller, the
                                 underwriters, the master servicer, the special
                                 servicer, the trustee, or any of their
                                 respective affiliates.

                                 We have not evaluated the significance of the
                                 recourse provisions of mortgage loans that may
                                 permit recourse against the related borrower
                                 or another person in the event of a default.
                                 Accordingly, you should assume all of the
                                 mortgage loans included in the trust fund are
                                 nonrecourse loans, and that recourse in the
                                 case of default will be limited to the related
                                 mortgaged property.

                                 However, in certain circumstances a mortgage
                                 loan seller will be obligated to repurchase or
                                 substitute a mortgage loan sold by it if:

                                 o  there is a defect or omission with respect
                                    to certain of the documents relating to such
                                    mortgage loan and such defect or omission
                                    materially and adversely affects the value
                                    of a mortgage loan or the interests of the
                                    trust fund therein or the interests of any
                                    certificateholder; or

                                 o  certain of their respective representations
                                    or warranties concerning such mortgage loan
                                    are breached, and such breach materially and
                                    adversely affects the value of such mortgage
                                    loan, the interests of the trust fund
                                    therein or the interests of any
                                    certificateholder and is not cured as
                                    required.

                                 We cannot provide assurance that the
                                 applicable mortgage loan seller will be in a
                                 financial position to make such a repurchase
                                 or substitution.

RISKS RELATING TO CERTAIN
 PROPERTY TYPES...............   Particular types of income properties are
                                 exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED
 WITH OFFICE PROPERTIES.......   Office properties may require their owners to
                                 expend significant amounts of cash to pay for
                                 general capital improvements, tenant
                                 improvements and costs of re-leasing space.
                                 Office properties that are not equipped to
                                 accommodate the needs of modern businesses may
                                 become functionally obsolete and thus
                                 non-competitive.

                                 In addition, a large number of factors may
                                 adversely affect the value of office
                                 properties, including:

                                 o  the quality of an office building's tenants;

                                 o  the physical attributes of the building in
                                    relation to competing buildings (for
                                    example, age, condition, design, access to
                                    transportation and ability to offer certain
                                    amenities, such as sophisticated building
                                    systems);

                                      S-58

                                 o  the physical attributes of the building with
                                    respect to the technological needs of the
                                    tenants, including the adaptability of the
                                    building to changes in the technological
                                    needs of the tenants;

                                 o  the desirability of the area as a business
                                    location;

                                 o  the presence of competing properties; and

                                 o  the strength and nature of the local economy
                                    (including labor costs and quality, tax
                                    environment and quality of life for
                                    employees).

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of properties for new
                                 tenants.

                                 Office properties secure, in whole or in part,
                                 24 of the mortgage loans included in the trust
                                 fund as of the cut-off date, representing, by
                                 allocated loan amount, 25.8% of the mortgage
                                 pool (30.3% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 MULTIFAMILY PROJECTS.........   Multifamily projects are part of a market
                                 that, in general, is characterized by low
                                 barriers to entry. Thus, a particular apartment
                                 market with historically low vacancies could
                                 experience substantial new construction and a
                                 resultant oversupply of units in a relatively
                                 short period of time. Since multifamily
                                 apartment units are typically leased on a
                                 short-term basis, the tenants who reside in a
                                 particular project within such a market may
                                 easily move to alternative projects with more
                                 desirable amenities or locations.

                                 A large number of factors may adversely affect
                                 the value and successful operation of a
                                 multifamily property, including:

                                 o  the physical attributes of the apartment
                                    building (for example, its age, appearance
                                    and construction quality);

                                 o  the location of the property (for example, a
                                    change in the neighborhood over time);

                                 o  the ability of management to provide
                                    adequate maintenance and insurance;

                                 o  the types of services and amenities that the
                                    property provides;

                                 o  the property's reputation;

                                 o  the level of mortgage interest rates (which,
                                    if relatively low, may encourage tenants to
                                    purchase rather than lease housing);

                                 o  the tenant mix, such as the tenant
                                    population being predominantly students or
                                    being heavily dependent on workers from a
                                    particular business or personnel from a
                                    local military base;

                                 o  dependence upon governmental programs that
                                    provide rent subsidies to tenants pursuant
                                    to tenant voucher

                                      S-59

                                    programs or tax credits to developers to
                                    provide certain types of development;

                                 o  the presence of competing properties;

                                 o  adverse local or national economic
                                    conditions; and

                                 o  state and local regulations.

                                 Furthermore, multifamily projects may be
                                 subject to various tax credit, city, state and
                                 federal housing subsidies, rent stabilization,
                                 use restrictions or similar programs. The
                                 limitations and restrictions imposed by these
                                 programs could result in realized losses on
                                 the mortgage loans. In addition, in the event
                                 that the program is cancelled, it could result
                                 in less income for the project. These programs
                                 may include:

                                 o  rent limitations that could adversely affect
                                    the ability of borrowers to increase rents
                                    to maintain the condition of their mortgaged
                                    properties and satisfy operating expenses;
                                    and

                                 o  tenant income restrictions that may reduce
                                    the number of eligible tenants in those
                                    mortgaged properties and result in a
                                    reduction in occupancy rates.

                                 The differences in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be
                                 a sufficient economic incentive for some
                                 eligible tenants to reside at a subsidized or
                                 supported property that may have fewer
                                 amenities or be less attractive as a
                                 residence. As a result, occupancy levels at a
                                 subsidized or supported property may decline,
                                 which may adversely affect the value and
                                 successful operation of such property.

                                 Multifamily properties secure 47 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 23.5% of the
                                 mortgage pool (17 mortgage loans in loan group
                                 1 or 10.1% and all of the mortgage loans in
                                 loan group 2).

SPECIAL RISKS ASSOCIATED WITH
 SHOPPING CENTERS AND OTHER
 RETAIL PROPERTIES.............  Shopping centers are affected by the health of the retail industry, which is currently
                                 undergoing a consolidation and is experiencing
                                 changes due to the growing market share of
                                 "off-price" retailing, including the popularity
                                 of home shopping networks, shopping via
                                 internet web sites and telemarketing. A
                                 particular shopping center may be adversely
                                 affected by the bankruptcy or decline in
                                 drawing power of an anchor, shadow anchor or
                                 major tenant, a shift in consumer demand due to
                                 demographic changes (for example, population
                                 decreases or changes in average age or income)
                                 and/or changes in consumer preference (for
                                 example, to discount retailers).

                                 In the case of retail properties, the failure
                                 of an anchor, shadow anchor or major tenant to
                                 renew its lease, the termination of an anchor,
                                 shadow anchor or major tenant's lease, the
                                 bankruptcy or economic decline of an anchor,

                                      S-60

                                 shadow anchor or major tenant, or the
                                 cessation of the business of an anchor, shadow
                                 anchor or major tenant at its store,
                                 notwithstanding that such tenant may continue
                                 payment of rent after "going dark," may have a
                                 particularly negative effect on the economic
                                 performance of a shopping center property
                                 given the importance of anchor tenants, shadow
                                 anchor tenants and major tenants in attracting
                                 traffic to other stores within the same
                                 shopping center. In addition, the failure of
                                 one or more major tenants, such as an anchor
                                 or shadow anchor tenant, to operate from its
                                 premises may entitle other tenants to rent
                                 reductions or the right to terminate their
                                 leases. See "--The Failure of a Tenant Will
                                 Have a Negative Impact on Single Tenant and
                                 Tenant Concentration Properties" below.

                                 In addition, 2 mortgage loans secured by a
                                 retail mortgaged property (loan numbers 7 and
                                 8), have a movie theater as a tenant,
                                 representing 4.2% of the mortgage pool (5.0%
                                 of loan group 1). These mortgaged properties
                                 are exposed to certain unique risks. In recent
                                 years, the theater industry has experienced a
                                 high level of construction of new theaters and
                                 an increase in competition among theater
                                 operators. This new construction has caused
                                 some operators to experience financial
                                 difficulties, resulting in downgrades in their
                                 credit ratings and, in certain cases,
                                 bankruptcy filings. In addition, because of
                                 the unique construction requirements of
                                 theaters, any vacant theater space would not
                                 be easily converted to other uses.

                                 Retail properties, including shopping centers,
                                 secure, in whole or in part, 40 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing, by
                                 allocated loan amount, 22.6% of the mortgage
                                 pool (26.5% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 HOSPITALITY PROPERTIES.......   Hospitality properties are affected by
                                 various factors, including:

                                 o  location;

                                 o  quality;

                                 o  management ability;

                                 o  amenities;

                                 o  franchise affiliation (or lack thereof);

                                 o  continuing expenditures for modernizing,
                                    refurbishing and maintaining existing
                                    facilities prior to the expiration of their
                                    anticipated useful lives;

                                 o  a deterioration in the financial strength or
                                    managerial capabilities of the owner and
                                    operator of a hotel;

                                 o  changes in travel patterns caused by changes
                                    in access, energy prices, strikes,
                                    relocation of highways, the construction of
                                    additional highways or other factors;

                                      S-61

                                 o  adverse economic conditions, either local,
                                    regional or national, which may limit the
                                    amount that may be charged for a room and
                                    may result in a reduction in occupancy
                                    levels; and

                                 o  construction of competing hotels or motels,
                                    which may also limit the amount that may be
                                    charged for a room and may result in a
                                    reduction in occupancy levels.

                                 Because hotel rooms generally are rented for
                                 short periods of time, hospitality properties
                                 tend to be affected more quickly by adverse
                                 economic conditions and competition than other
                                 commercial properties. All of the mortgage
                                 loans secured by hotel properties are
                                 affiliated with a franchise or hotel
                                 management company through a franchise or
                                 management agreement. The performance of a
                                 hotel property affiliated with a franchise or
                                 hotel management company depends in part on:

                                 o  the continued existence and financial
                                    strength of the franchisor or hotel
                                    management company;

                                 o  the public perception of the franchise or
                                    hotel chain service mark; and

                                 o  the duration of the franchise licensing or
                                    management agreements.

                                 With respect to 2 mortgage loans (loan numbers
                                 64 and 90), representing in the aggregate 0.7%
                                 of the mortgage pool (0.9% of loan group 1),
                                 the related mortgaged properties are not
                                 affiliated with a nationally recognized hotel
                                 franchise.

                                 Any provision in a franchise agreement or
                                 management agreement providing for termination
                                 because of a bankruptcy of a franchisor or
                                 manager generally will not be enforceable.
                                 Replacement franchises may require
                                 significantly higher fees.

                                 The transferability of franchise license
                                 agreements is restricted. In the event of a
                                 foreclosure, the lender or its agent would not
                                 have the right to use the franchise license
                                 without the franchisor's consent. Conversely,
                                 in the case of certain mortgage loans, the
                                 lender may be unable to remove a franchisor or
                                 a hotel management company that it desires to
                                 replace following a foreclosure.

                                 Furthermore, the ability of a hotel to attract
                                 customers, and some of such hotel's revenues,
                                 may depend in large part on its having a
                                 liquor license. Such a license may not be
                                 transferable (for example, in connection with
                                 a foreclosure).

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature; different
                                 seasons affect different hotels depending on
                                 type and location. This seasonality can be
                                 expected to cause periodic fluctuations in a
                                 hospitality property's room and restaurant
                                 revenues, occupancy levels, room rates and
                                 operating expenses. In addition, the events of
                                 September 11, 2001, have had an adverse impact
                                 on the tourism and convention industry. See
                                 "--Terrorist Attacks and Military

                                      S-62

                                 Conflicts May Adversely Affect Your
                                 Investment" in this prospectus supplement.

                                 Hospitality properties secure 7 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 10.2% of the
                                 mortgage pool (12.0% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 SELF STORAGE FACILITIES......   The self storage facilities market contains
                                 low barriers to entry. In addition, due to the
                                 short term nature of self storage leases, self
                                 storage properties also may be subject to more
                                 volatility in terms of supply and demand than
                                 loans secured by other types of properties.

                                 Because of the construction utilized in
                                 connection with certain self storage
                                 facilities, it might be difficult or costly to
                                 convert such a facility to an alternative use.
                                 Thus, liquidation value of self storage
                                 properties may be substantially less than
                                 would be the case if the same were readily
                                 adaptable to other uses.

                                 In addition, it is difficult to assess the
                                 environmental risks posed by such facilities
                                 due to tenant privacy, anonymity and
                                 unsupervised access to such facilities.
                                 Therefore, such facilities may pose additional
                                 environmental risks to investors. The
                                 environmental site assessments discussed in
                                 this prospectus supplement did not include an
                                 inspection of the contents of the self storage
                                 units included in the self storage properties.
                                 We therefore cannot provide assurance that all
                                 of the units included in the self storage
                                 properties are free from hazardous substances
                                 or other pollutants or contaminants or will
                                 remain so in the future. See "--Environmental
                                 Laws May Adversely Affect the Value of and
                                 Cash Flow from a Mortgaged Property" below.

                                 Self storage properties secure 22 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 10.0% of the
                                 mortgage pool (11.8% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 INDUSTRIAL AND MIXED-USE
 FACILITIES...................   Industrial and mixed-use facilities present
                                 risks not associated with other properties.
                                 Significant factors determining the value of
                                 industrial properties include:

                                 o  the quality of tenants;

                                 o  building design and adaptability; and

                                 o  the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in
                                 both office properties and industrial
                                 properties, although industrial properties are
                                 more frequently dependent on a single tenant.

                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property
                                 types.

                                      S-63

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial
                                 property. Site characteristics which are
                                 valuable to an industrial property include
                                 clear ceiling heights, column spacing,
                                 favorable zoning restrictions, number of bays
                                 and bay depths, divisibility, truck turning
                                 radius and overall functionality and
                                 accessibility. In addition, because of the
                                 unique construction requirements of many
                                 industrial properties, any vacant industrial
                                 property may not be easily converted to other
                                 uses. Location is also important to an
                                 industrial property. An industrial property
                                 requires the availability of labor sources,
                                 proximity to supply sources and customers and
                                 accessibility to rail lines, major roadways
                                 and other distribution channels.

                                 Industrial properties may be adversely
                                 affected by reduced demand for industrial
                                 space occasioned by a decline in a particular
                                 industry segment (for example, a decline in
                                 defense spending), and a particular industrial
                                 property that suited the needs of its original
                                 tenant may be difficult to relet to another
                                 tenant or may become functionally obsolete
                                 relative to newer properties. In addition,
                                 lease terms with respect to industrial
                                 properties are generally for shorter periods
                                 of time than with respect to other properties
                                 and may result in a substantial percentage of
                                 leases expiring in the same year at any
                                 particular industrial property.

                                 Industrial properties secure, in whole or in
                                 part, 8 of the mortgage loans included in the
                                 trust fund as of the cut-off date,
                                 representing, by allocated loan amount, 3.3%
                                 of the mortgage pool (3.9% of loan group 1).

                                 Mixed use mortgaged properties consist of
                                 either (i) office and retail components, (ii)
                                 office and industrial components or (iii)
                                 retail and multifamily components, and as
                                 such, mortgage loans secured by mixed use
                                 properties will share the risks associated
                                 with such underlying components. See
                                 "--Special Risks Associated with Office
                                 Properties", "--Special Risks Associated with
                                 Shopping Centers and Other Retail Properties"
                                 and "--Special Risks Associated with
                                 Multifamily Properties" in this prospectus
                                 supplement.

                                 Mixed-use properties secure, in whole or in
                                 part, 4 of the mortgage loans included in the
                                 trust fund as of the cut-off date,
                                 representing, by allocated loan amount, 4.7%
                                 of the mortgage pool (5.5% of loan group 1).

ENVIRONMENTAL LAWS MAY ADVERSELY
 AFFECT THE VALUE OF AND
 CASH FLOW FROM A MORTGAGED
 PROPERTY.....................   If an adverse environmental condition exists
                                 with respect to a mortgaged property securing a
                                 mortgage loan included in the trust fund, the
                                 trust fund may be subject to certain risks
                                 including the following:

                                 o  a reduction in the value of such mortgaged
                                    property which may make it impractical or
                                    imprudent to foreclose against such
                                    mortgaged property;

                                      S-64

                                 o  the potential that the related borrower may
                                    default on the related mortgage loan due to
                                    such borrower's inability to pay high
                                    remediation costs or costs of defending
                                    lawsuits due to an environmental impairment
                                    or difficulty in bringing its operations
                                    into compliance with environmental laws;

                                 o  liability for clean-up costs or other
                                    remedial actions, which could exceed the
                                    value of such mortgaged property or the
                                    unpaid balance of the related mortgage loan;
                                    and

                                 o  the inability to sell the related mortgage
                                    loan in the secondary market or to lease
                                    such mortgaged property to potential
                                    tenants.

                                 Under certain federal, state and local laws,
                                 federal, state and local agencies may impose a
                                 statutory lien over affected property to
                                 secure the reimbursement of remedial costs
                                 incurred by these agencies to correct adverse
                                 environmental conditions. This lien may be
                                 superior to the lien of an existing mortgage.
                                 Any such lien arising with respect to a
                                 mortgaged property securing a mortgage loan
                                 included in the trust fund would adversely
                                 affect the value of such mortgaged property
                                 and could make impracticable the foreclosure
                                 by the special servicer on such mortgaged
                                 property in the event of a default by the
                                 related borrower.

                                 Under various federal, state and local laws,
                                 ordinances and regulations, a current or
                                 previous owner or operator of real property,
                                 as well as certain other types of parties, may
                                 be liable for the costs of investigation,
                                 removal or remediation of hazardous or toxic
                                 substances on, under, adjacent to or in such
                                 property. The cost of any required
                                 investigation, delineation and/or remediation
                                 and the owner's liability therefor is
                                 generally not limited under applicable laws.
                                 Such liability could exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. Under some environmental laws, a
                                 secured lender (such as the trust fund) may be
                                 found to be an "owner" or "operator" of the
                                 related mortgaged property if it is determined
                                 that the lender actually participated in the
                                 hazardous waste management of the borrower,
                                 regardless of whether the borrower actually
                                 caused the environmental damage. In such
                                 cases, a secured lender may be liable for the
                                 costs of any required investigation, removal
                                 or remediation of hazardous substances. The
                                 trust fund's potential exposure to liability
                                 for environmental costs will increase if the
                                 trust fund, or an agent of the trust fund,
                                 actually takes possession of a mortgaged
                                 property or control of its day-to-day
                                 operations. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Environmental
                                 Considerations" in the accompanying
                                 prospectus, and "DESCRIPTION OF THE MORTGAGE
                                 POOL--Assessments of Property
                                 Condition--Environmental Assessments" in this
                                 prospectus supplement.

                                      S-65

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or
                                 updated a previously conducted environmental
                                 site assessment) with respect to each
                                 mortgaged property securing a mortgage loan
                                 included in the trust fund. Such assessments
                                 do not generally include invasive
                                 environmental testing. In each case where the
                                 environmental site assessment or update
                                 revealed a material adverse environmental
                                 condition or circumstance at any mortgaged
                                 property, then (depending on the nature of the
                                 condition or circumstance) one or more of the
                                 following actions has been or is expected to
                                 be taken:

                                 o  an environmental consultant investigated
                                    those conditions and recommended no further
                                    investigations or remediation;

                                 o  an environmental insurance policy, having
                                    the characteristics described below, was
                                    obtained from a third-party insurer;

                                 o  either (i) an operations and maintenance
                                    program, including, in several cases, with
                                    respect to asbestos-containing materials,
                                    lead-based paint, microbial matter and/or
                                    radon, or periodic monitoring of nearby
                                    properties, has been or is expected to be
                                    implemented in the manner and within the
                                    time frames specified in the related loan
                                    documents, or (ii) remediation in accordance
                                    with applicable law or regulations has been
                                    performed, is currently being performed or
                                    is expected to be performed either by the
                                    borrower or by the party responsible for the
                                    contamination;

                                 o  an escrow or reserve was established to
                                    cover the estimated cost of remediation and
                                    either each remediation is required to be
                                    completed within a reasonable time frame in
                                    accordance with the related loan documents
                                    or such escrow or reserve is required to be
                                    held as additional security for the mortgage
                                    loan during its term; or

                                 o  the related borrower or other responsible
                                    party having financial resources reasonably
                                    estimated to be adequate to address the
                                    related condition or circumstance is
                                    required to take (or is liable for the
                                    failure to take) actions, if any, with
                                    respect to those circumstances or conditions
                                    that have been required by the applicable
                                    governmental regulatory authority or any
                                    environmental law or regulation.

                                 We cannot provide assurance, however, that the
                                 environmental assessments identified all
                                 environmental conditions and risks, that the
                                 related borrowers will implement all
                                 recommended operations and maintenance plans,
                                 that such plans will adequately remediate the
                                 environmental condition, or that any
                                 environmental indemnity, insurance or escrow
                                 will fully cover all potential environmental
                                 conditions and risks. In addition, the
                                 environmental condition of the underlying real
                                 properties

                                      S-66

                                 could be adversely affected by tenants or by
                                 the condition of land or operations in the
                                 vicinity of the properties, such as
                                 underground storage tanks.

                                 With respect to 5 mortgage loans (loan numbers
                                 4, 31, 40, 61 and 62), representing 8.1% of
                                 the mortgage pool (4 mortgage loans in loan
                                 group 1 or 9.0% and 1 mortgage loan in loan
                                 group 2 or 3.3%), the related borrower has
                                 obtained a pollution legal environmental
                                 insurance policy with respect to the related
                                 mortgaged property.

                                 We cannot provide assurance, however, that
                                 should such coverage be needed, coverage would
                                 be available or uncontested, that the terms
                                 and conditions of such coverage would be met,
                                 that coverage would be sufficient for the
                                 claims at issue or that coverage would not be
                                 subject to certain deductibles.

                                 In addition, some of the related borrowers
                                 have provided an environmental indemnification
                                 in favor of the mortgagee.

                                 The pooling and servicing agreement will
                                 require that the special servicer obtain an
                                 environmental site assessment of a mortgaged
                                 property securing a mortgage loan included in
                                 the trust fund prior to taking possession of
                                 the property through foreclosure or otherwise
                                 or assuming control of its operation. Such
                                 requirement effectively precludes enforcement
                                 of the security for the related mortgage note
                                 until a satisfactory environmental site
                                 assessment is obtained (or until any required
                                 remedial action is thereafter taken), but will
                                 decrease the likelihood that the trust fund
                                 will become liable for a material adverse
                                 environmental condition at the mortgaged
                                 property. However, we cannot give assurance
                                 that the requirements of the pooling and
                                 servicing agreement will effectively insulate
                                 the trust fund from potential liability for a
                                 materially adverse environmental condition at
                                 any mortgaged property. See "DESCRIPTION OF
                                 THE POOLING AND SERVICING AGREEMENTS--
                                 Realization Upon Defaulted Mortgage Loans,"
                                 "RISK FACTORS--Environmental Liability May
                                 Affect the Lien on a Mortgaged Property and
                                 Expose the Lender to Costs" and "CERTAIN LEGAL
                                 ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Environmental Considerations" in the
                                 accompanying prospectus.

SPECIAL RISKS ASSOCIATED WITH
 BALLOON LOANS AND ANTICIPATED
 REPAYMENT DATE LOANS.........   All of the mortgage loans provide for
                                 scheduled payments of principal and/or interest
                                 based on amortization schedules significantly
                                 longer than their respective remaining terms to
                                 maturity or provide for payments of interest
                                 only until their respective maturity date and,
                                 in each case, a balloon payment on their
                                 respective maturity date. Sixteen (16) of these
                                 mortgage loans, representing 7.7% of the
                                 mortgage pool (15 mortgage loans in loan group
                                 1 or 8.4% and 1 mortgage loan in loan group 2
                                 or 3.3%), are anticipated repayment date

                                      S-67

                                 loans, which provide that if the principal
                                 balance of the loan is not repaid on a date
                                 specified in the related mortgage note, the
                                 loan will accrue interest at an increased
                                 rate.

                                 o  A borrower's ability to make a balloon
                                    payment or repay its anticipated repayment
                                    date loan on the anticipated repayment date
                                    typically will depend upon its ability
                                    either to refinance fully the loan or to
                                    sell the related mortgaged property at a
                                    price sufficient to permit the borrower to
                                    make such payment.

                                 o  Whether or not losses are ultimately
                                    sustained, any delay in the collection of a
                                    balloon payment on the maturity date or
                                    repayment on the anticipated repayment date
                                    that would otherwise be distributable on
                                    your certificates will likely extend the
                                    weighted average life of your certificates.

                                 o  The ability of a borrower to effect a
                                    refinancing or sale will be affected by a
                                    number of factors, including (but not
                                    limited to) the value of the related
                                    mortgaged property, the level of available
                                    mortgage rates at the time of sale or
                                    refinancing, the borrower's equity in the
                                    mortgaged property, the financial condition
                                    and operating history of the borrower and
                                    the mortgaged property, rent rolling status,
                                    rent control laws with respect to certain
                                    residential properties, tax laws, prevailing
                                    general and regional economic conditions and
                                    the availability of credit for loans secured
                                    by multifamily or commercial properties, as
                                    the case may be.

                                 We cannot assure you that each borrower under
                                 a balloon loan or an anticipated repayment
                                 date loan will have the ability to repay the
                                 principal balance of such mortgage loan on the
                                 related maturity date or anticipated repayment
                                 date, as applicable. In addition, fully
                                 amortizing mortgage loans which pay interest
                                 on an "actual/360" basis but have fixed
                                 monthly payments may, in fact, have a small
                                 "balloon payment" due at maturity. For
                                 additional description of risks associated
                                 with balloon loans, see "RISK FACTORS--Balloon
                                 Payments on Mortgage Loans Result in
                                 Heightened Risk of Borrower Default" in the
                                 accompanying prospectus.

                                 In order to maximize recoveries on defaulted
                                 mortgage loans, the pooling and servicing
                                 agreement permits the special servicer to
                                 extend and modify mortgage loans that are in
                                 material default or as to which a payment
                                 default (including the failure to make a
                                 balloon payment) is imminent; subject,
                                 however, to the limitations described under
                                 "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement. We cannot
                                 provide assurance, however, that any such
                                 extension or modification will increase the
                                 present value of recoveries in a given case.
                                 Any delay in collection of a balloon payment
                                 that would otherwise be distributable on your
                                 certificates, whether such delay is due to
                                 borrower default or to modification of

                                      S-68

                                 the related mortgage loan, will likely extend
                                 the weighted average life of your
                                 certificates. See "YIELD AND MATURITY
                                 CONSIDERATIONS" in this prospectus supplement
                                 and "YIELD CONSIDERATIONS" in the accompanying
                                 prospectus.

ADVERSE CONSEQUENCES ASSOCIATED
 WITH BORROWER CONCENTRATION,
 BORROWERS UNDER COMMON CONTROL
 AND RELATED BORROWERS........   Certain borrowers under the mortgage loans
                                 included in the trust fund are affiliated or
                                 under common control with one another. In such
                                 circumstances, any adverse circumstances
                                 relating to a borrower or an affiliate thereof
                                 and affecting one of the related mortgage loans
                                 or mortgaged properties could also affect other
                                 mortgage loans or mortgaged properties of the
                                 related borrower. In particular, the bankruptcy
                                 or insolvency of any such borrower or affiliate
                                 could have an adverse effect on the operation
                                 of all of the mortgaged properties of that
                                 borrower and its affiliates and on the ability
                                 of such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the mortgage loans. For example, if a person
                                 that owns or directly or indirectly controls
                                 several mortgaged properties experiences
                                 financial difficulty at one mortgaged property,
                                 they could defer maintenance at one or more
                                 other mortgaged properties in order to satisfy
                                 current expenses with respect to the mortgaged
                                 property experiencing financial difficulty, or
                                 they could attempt to avert foreclosure by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting payments for an
                                 indefinite period on all the related mortgage
                                 loans. In particular, such person experiencing
                                 financial difficulty or becoming subject to a
                                 bankruptcy proceeding may have an adverse
                                 effect on the funds available to make
                                 distributions on the certificates and may lead
                                 to a downgrade, withdrawal or qualification (if
                                 applicable) of the ratings of the certificates.

                                 Mortgaged properties owned by related
                                 borrowers are likely to:

                                  o have common management, increasing the risk
                                    that financial or other difficulties
                                    experienced by the property manager could
                                    have a greater impact on the pool of
                                    mortgage loans included in the trust fund;
                                    and

                                  o have common general partners or managing
                                    members which would increase the risk that
                                    a financial failure or bankruptcy filing
                                    would have a greater impact on the pool of
                                    mortgage loans included in the trust fund.

                                 Six (6) mortgage loans (loan numbers 5, 13,
                                 16, 27, 52 and 73), representing in the
                                 aggregate 7.8% of the mortgage pool (5
                                 mortgage loans in loan group 1 or 8.7% and 1
                                 mortgage loan in loan group 2 or 2.4%) are not
                                 cross-collateralized or cross-defaulted but
                                 the sponsors of each such mortgage loan are
                                 affiliated. In addition, 12 mortgage loans
                                 (loan numbers 24, 26, 32, 39, 47, 65, 68, 81,
                                 93, 99, 123 and 135), representing

                                      S-69

                                 in the aggregate 6.0% of the mortgage pool (3
                                 mortgage loans in loan group 1 or 1.3% and 9
                                 mortgage loans in loan group 2 or 32.8%) are
                                 not cross-collateralized or cross-defaulted
                                 but the sponsors of each mortgage loan are
                                 affiliated.

                                 No group, individual borrower, sponsor or
                                 borrower concentration represents more than
                                 7.8% of the mortgage pool (8.7% of loan group
                                 1 and 2.4% of loan group 2).

THE GEOGRAPHIC CONCENTRATION
 OF MORTGAGED PROPERTIES
 SUBJECTS THE TRUST FUND TO
 A GREATER EXTENT TO STATE
 AND REGIONAL CONDITIONS.. ....  Except as indicated in the following tables, less than 5.0% of the mortgage loans, by
                                 cut-off date pool or loan group balance, are
                                 secured by mortgaged properties in any one
                                 state.

              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF        AGGREGATE       PERCENTAGE OF
                            MORTGAGED      CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES         BALANCE        POOL BALANCE
-----------------------   ------------   ----------------   --------------

  CA ..................         38       $  540,534,128           21.3%
   Southern(2) ........         30          359,751,869           14.2
   Northern(2) ........          8          180,782,259            7.1
  IL ..................         13          240,086,035            9.5
  FL ..................         18          228,692,682            9.0
  NV ..................          5          216,374,199            8.5
  PA ..................          4          149,025,000            5.9
  AZ ..................         10          134,921,648            5.3
  Other ...............        148        1,024,483,198           40.4
                               ---       --------------          -----
  TOTAL ...............        236       $2,534,116,891          100.0%
                               ===       ==============          =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount (or specific
                                       release prices) as described in the
                                       related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is in Northern
                                       California or Southern California,
                                       mortgaged properties located north of
                                       San Luis Obispo County, Kern County and
                                       San Bernardino County were included in
                                       Northern California and mortgaged
                                       properties located in and south of such
                                       counties were included in Southern
                                       California.

                                      S-70

                                 LOAN GROUP 1
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                      NUMBER OF      AGGREGATE       PERCENTAGE OF
                      MORTGAGED     CUT-OFF DATE     CUT-OFF DATE
       STATE         PROPERTIES       BALANCE       GROUP 1 BALANCE
------------------- ------------ ----------------- ----------------

  CA ..............       36      $  493,034,128          22.9%
   Southern(2) ....       29         345,751,869          16.0
   Northern(2) ....        7         147,282,259           6.8
  IL ..............       10         227,467,838          10.5
  FL ..............       15         197,117,682           9.1
  NV ..............        3         174,574,199           8.1
  PA ..............        4         149,025,000           6.9
  Other ...........      138         916,168,325          42.5
                         ---      --------------         -----
  TOTAL ...........      206      $2,157,387,173         100.0%
                         ===      ==============         =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount (or specific
                                       release prices) as described in the
                                       related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                  LOAN GROUP 2
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF       AGGREGATE       PERCENTAGE OF
                            MORTGAGED     CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES        BALANCE       GROUP 2 BALANCE
-----------------------   ------------   --------------   ----------------

  AZ ..................         2        $ 57,600,000            15.3%
  LA ..................         3          48,520,000            12.9
  CA ..................         2          47,500,000            12.6
   Northern(2) ........         1          33,500,000             8.9
   Southern(2) ........         1          14,000,000             3.7
  NV ..................         2          41,800,000            11.1
  FL ..................         3          31,575,000             8.4
  AL ..................         2          28,236,288             7.5
  Other ...............        16         121,498,430            32.3
                               --        ------------           -----
  TOTAL ...............        30        $376,729,718           100.0%
                               ==        ============           =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount (or specific
                                       release prices) as detailed in the
                                       related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                      S-71

                                 The concentration of mortgaged properties in a
                                 specific state or region will make the
                                 performance of the trust fund as a whole more
                                 sensitive to the following in the state or
                                 region where the mortgagors and the mortgaged
                                 properties are located:

                                  o economic conditions;

                                  o conditions in the real estate market;

                                  o changes in governmental rules and fiscal
                                    policies;

                                  o acts of God or terrorism (which may result
                                    in uninsured losses); and

                                  o other factors which are beyond the control
                                    of the mortgagors.

SPECIAL RISKS ASSOCIATED WITH HIGH
 BALANCE MORTGAGE LOANS.......   Several of the mortgage loans included in the
                                 trust fund, individually or together with other
                                 such mortgage loans with which they are
                                 cross-collateralized, have principal balances
                                 as of the cut-off date that are substantially
                                 higher than the average principal balance of
                                 the mortgage loans in the trust fund as of the
                                 cut-off date.

                                 In general, concentrations in a mortgage pool
                                 of loans with larger-than-average balances can
                                 result in losses that are more severe,
                                 relative to the size of the pool, than would
                                 be the case if the aggregate balance of the
                                 pool were more evenly distributed.

                                  o The largest single mortgage loan included
                                    in the trust fund as of the cut-off date
                                    represents 6.4% of the mortgage pool (7.5%
                                    of loan group 1).

                                  o The largest group of cross-collateralized
                                    mortgage loans included in the trust fund
                                    as of the cut-off date represents in the
                                    aggregate 4.0% of the mortgage pool (4.7%
                                    of loan group 1).

                                  o The 5 largest mortgage loans or groups of
                                    cross-collateralized mortgage loans
                                    included in the trust fund as of the
                                    cut-off date represent, in the aggregate,
                                    28.3% of the mortgage pool (33.2% of loan
                                    group 1).

                                  o The 10 largest mortgage loans or groups of
                                    cross-collateralized mortgage loans
                                    included in the trust fund as of the
                                    cut-off date represent, in the aggregate,
                                    39.7% of the mortgage pool (46.6% of loan
                                    group 1).

CONCENTRATIONS OF MORTGAGED
 PROPERTY TYPES SUBJECT THE
 TRUST FUND TO INCREASED
 RISK OF DECLINE IN
 PARTICULAR INDUSTRIES........   A concentration of mortgaged property types
                                 can increase the risk that a decline in a
                                 particular industry or business would have a
                                 disproportionately large impact on a pool of
                                 mortgage loans. For example, if there is a
                                 decline in tourism,

                                      S-72

                                 the hotel industry might be adversely
                                 affected, leading to increased losses on loans
                                 secured by hospitality properties as compared
                                 to the mortgage loans secured by other
                                 property types.

                                 In that regard, by allocated loan amount:

                                 o  mortgage loans included in the trust fund
                                    and secured by office properties represent
                                    as of the cut-off date 25.8% of the mortgage
                                    pool (30.3% of loan group 1);

                                  o mortgage loans included in the trust fund
                                    and secured by multifamily properties
                                    represent as of the cut-off date 23.5% of
                                    the mortgage pool (17 mortgage loans in
                                    loan group 1 or 10.1% and all of the
                                    mortgage loans in loan group 2);

                                  o mortgage loans included in the trust fund
                                    and secured by retail properties represent
                                    as of the cut-off date 22.6% of the
                                    mortgage pool (26.5% of loan group 1);

                                  o mortgage loans included in the trust fund
                                    and secured by hospitality properties
                                    represent as of the cut-off date 10.2% of
                                    the mortgage pool (12.0% of loan group 1);

                                  o mortgage loans included in the trust fund
                                    and secured by self storage facilities
                                    represent as of the cut-off date 10.0% of
                                    the mortgage pool (11.8% of loan group 1);
                                    and

                                  o mortgage loans included in the trust fund
                                    and secured by industrial and mixed-use
                                    facilities represent as of the cut-off date
                                    8.0% of the mortgage pool (9.4% of loan
                                    group 1).

WE HAVE NOT REUNDERWRITTEN
 ANY OF THE MORTGAGE LOANS....   We have not reunderwritten the mortgage loans
                                 included in the trust fund. Instead, we have
                                 relied on the representations and warranties
                                 made by the mortgage loan sellers, and the
                                 mortgage loan sellers' respective obligations
                                 to repurchase, cure or substitute a mortgage
                                 loan in the event that a representation or
                                 warranty was not true when made and such breach
                                 materially and adversely affects the value of
                                 the mortgage loan, the interest of the trust
                                 fund or the interests of any certificateholder.
                                 These representations and warranties do not
                                 cover all of the matters that we would review
                                 in underwriting a mortgage loan and you should
                                 not view them as a substitute for
                                 reunderwriting the mortgage loans. If we had
                                 reunderwritten the mortgage loans included in
                                 the trust fund, it is possible that the
                                 reunderwriting process may have revealed
                                 problems with a mortgage loan not covered by
                                 representations or warranties given by the
                                 mortgage loan sellers. In addition, we cannot
                                 provide assurance that the mortgage loan
                                 sellers will be able to repurchase or
                                 substitute a mortgage loan if a representation
                                 or warranty has been breached. See "DESCRIPTION
                                 OF THE MORTGAGE POOL--Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement.

                                      S-73

FORECLOSURE ON MORTGAGED
 PROPERTIES MAY RESULT IN
 ADVERSE TAX CONSEQUENCES.....   One or more of the REMICs relating to the
                                 assets of the trust fund might become subject
                                 to federal (and possibly state or local) tax on
                                 certain of its net income from the operation
                                 and management of a mortgaged property
                                 subsequent to the trust fund's acquisition of a
                                 mortgaged property pursuant to a foreclosure or
                                 deed-in-lieu of foreclosure. Any such tax would
                                 substantially reduce net proceeds available for
                                 distribution to you. See "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES--Federal Income Tax
                                 Conse-quences for REMIC Certificates--Taxation
                                 of Owners of REMIC Regular Certificates", and
                                 "--Taxation of Owners of REMIC Residual
                                 Certificates" in the accompanying prospectus.
                                 In addition, if the trust fund were to acquire
                                 one or more mortgaged properties pursuant to a
                                 foreclosure or deed in lieu of foreclosure,
                                 upon acquisition of those mortgaged
                                 properties, the trust fund may in certain
                                 jurisdictions, particularly in New York, be
                                 required to pay state or local transfer or
                                 excise taxes upon liquidation of such
                                 properties. Such state or local taxes may
                                 reduce net proceeds available for distribution
                                 to the certificateholders.

INSURANCE COVERAGE ON
 MORTGAGED PROPERTIES MAY
 NOT COVER SPECIAL  HAZARD
 LOSSES.......................   The master servicer (with respect to mortgage
                                 loans that are not specially serviced mortgage
                                 loans) and/or special servicer (with respect to
                                 specially serviced mortgage loans) will
                                 generally be required to cause the borrower on
                                 each mortgage loan included in the trust fund
                                 and serviced by it to maintain such insurance
                                 coverage on the related mortgaged property as
                                 is required under the related mortgage,
                                 including hazard insurance; provided that each
                                 of the master servicer and/or the special
                                 servicer may satisfy its obligation to cause
                                 hazard insurance to be maintained with respect
                                 to any mortgaged property by acquiring a
                                 blanket or master single interest insurance
                                 policy. In general, the standard form of fire
                                 and extended coverage policy covers physical
                                 damage to or destruction of the improvements on
                                 the related mortgaged property by fire,
                                 lightning, explosion, smoke, windstorm and
                                 hail, and riot, strike and civil commotion,
                                 subject to the conditions and exclusions
                                 specified in each policy. The mortgage loans
                                 generally do not require earthquake insurance.

                                 Although the policies covering the mortgaged
                                 properties are underwritten by different
                                 insurers under different state laws in
                                 accordance with different applicable state
                                 forms, and therefore do not contain identical
                                 terms and conditions, most such policies
                                 typically may not cover any physical damage
                                 resulting from:

                                 o  war;

                                 o  terrorism;

                                      S-74

                                 o  revolution;

                                 o  governmental actions;

                                 o  floods, and other water-related causes;

                                 o  earth movement (including earthquakes,
                                    landslides and mud flows);

                                 o  wet or dry rot;

                                 o  vermin;

                                 o  domestic animals;

                                 o  sink holes or similarly occurring soil
                                    conditions; and

                                 o  other kinds of risks not specified in the
                                    preceding paragraph.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of policies sold by
                                 primary insurers) indicated that they intended
                                 to eliminate coverage for acts of terrorism
                                 from their reinsurance policies. Without that
                                 reinsurance coverage, primary insurance
                                 companies would have to assume that risk
                                 themselves, which may cause them to eliminate
                                 such coverage in their policies, increase the
                                 amount of the deductible for acts of terrorism
                                 or charge higher premiums for such coverage.
                                 In order to offset this risk, Congress passed
                                 the Terrorism Risk Insurance Act of 2002,
                                 which established the Terrorism Insurance
                                 Program.

                                 The Terrorism Insurance Program is
                                 administered by the Secretary of the Treasury
                                 and was established to provide financial
                                 assistance from the United States government
                                 to insurers in the event of another terrorist
                                 attack that is the subject of an insurance
                                 claim. The Terrorism Risk Insurance Act of
                                 2002 requires the Treasury Department to
                                 establish procedures for the Terrorism
                                 Insurance Program under which the federal
                                 share of compensation will be equal to 90% of
                                 that portion of insured losses that exceeds an
                                 applicable insurer deductible required to be
                                 paid during each program year. The federal
                                 share in the aggregate in any program year may
                                 not exceed $100 billion. An insurer that has
                                 paid its deductible is not liable for the
                                 payment of any portion of total annual United
                                 States-wide losses that exceed $100 billion,
                                 regardless of the terms of the individual
                                 insurance contracts.

                                 The Terrorism Insurance Program required that
                                 each insurer for policies in place prior to
                                 November 26, 2002, provide its insureds with a
                                 statement of the proposed premiums for
                                 terrorism coverage, identifying the portion of
                                 the risk that the federal government will
                                 cover, within 90 days after November 26, 2002.
                                 Insureds had 30 days to accept the continued
                                 coverage and pay the premium. If an insured
                                 authorizes the exclusion or does not pay the
                                 premium, insurance for acts of terrorism may
                                 be excluded from the

                                      S-75

                                 policy. All policies for insurance issued
                                 after November 26, 2002, must make similar
                                 disclosure and provide a similar opportunity
                                 for the insured to purchase coverage. The
                                 Terrorism Risk Insurance Act of 2002 does not
                                 require insureds to purchase the coverage nor
                                 does it stipulate the pricing of the coverage.

                                 Through December 2005, insurance carriers are
                                 required under the program to provide
                                 terrorism coverage in their basic "all-risk"
                                 policies. Any commercial property and casualty
                                 terrorism insurance exclusion that was in
                                 force on November 26, 2002, is automatically
                                 voided to the extent that it excludes losses
                                 that would otherwise be insured losses,
                                 subject to the immediately preceding
                                 paragraph. Any state approval of such types of
                                 exclusions in force on November 26, 2002, is
                                 also voided.

                                 However, the Terrorism Insurance Program
                                 applies to United States risks only and to
                                 acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States government. Further, the act
                                 must be certified as an "act of terrorism" by
                                 the federal government, which decision is not
                                 subject to judicial review. It remains unclear
                                 what acts will fall under the purview of the
                                 Terrorism Insurance Program.

                                 Furthermore, there can be no assurance that
                                 the Terrorism Insurance Program or state
                                 legislation will substantially lower the cost
                                 of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program
                                 terminates on December 31, 2005. In fact, the
                                 Secretary of the Treasury announced on June
                                 30, 2005 the Treasury Department's opposition
                                 to an extension of the Terrorism Risk
                                 Insurance Act of 2002 in its current form.

                                 If the Terrorism Risk Insurance Act of 2002 is
                                 not extended or renewed, premiums for
                                 terrorism insurance coverage will likely
                                 increase and/or the terms of such insurance
                                 may be materially amended to enlarge stated
                                 exclusions or to otherwise effectively
                                 decrease the scope of coverage available
                                 (perhaps to the point where it is effectively
                                 not available). In addition, to the extent
                                 that any policies contain "sunset clauses"
                                 (i.e., clauses that void terrorism coverage if
                                 the federal insurance backstop program is not
                                 renewed), then such policies may cease to
                                 provide terrorism insurance upon the
                                 expiration of the Terrorism Risk Insurance Act
                                 of 2002. There can be no assurance that such
                                 temporary program will create any long-term
                                 changes in the availability and cost of such
                                 insurance. Moreover, while the Senate recently
                                 passed Senate Bill 467 to extend, subject to
                                 various revisions, the Terrorism Risk
                                 Insurance Act of 2002, there can be no
                                 assurance that the bill will in fact become
                                 law in its current form or that any subsequent
                                 terrorism insurance legislation at all will be
                                 passed upon the expiration of the Terrorism
                                 Risk Insurance Act of 2002.

                                      S-76

                                 No assurance can be given that the mortgaged
                                 properties will continue to have the benefit
                                 of insurance against terrorist acts. In
                                 addition, no assurance can be given that the
                                 coverage for such acts, if obtained or
                                 maintained, will be broad enough to cover the
                                 particular act of terrorism that may be
                                 committed or that the amount of coverage will
                                 be sufficient to repair and restore the
                                 mortgaged property or to repay the mortgage
                                 loan in full. The insufficiency of insurance
                                 coverage in any respect could have a material
                                 and adverse affect on your certificates.

                                 Pursuant to the terms of the pooling and
                                 servicing agreement, the master servicer or
                                 the special servicer may not be required to
                                 maintain insurance covering terrorist or
                                 similar acts, nor will it be required to call
                                 a default under a mortgage loan, if the
                                 related borrower fails to maintain such
                                 insurance (even if required to do so under the
                                 related loan documents) if the special
                                 servicer has determined, in consultation with
                                 the controlling class representative, in
                                 accordance with the servicing standard that
                                 either:

                                 o  such insurance is not available at
                                    commercially reasonable rates and that such
                                    hazards are not at the time commonly insured
                                    against for properties similar to the
                                    mortgaged property and located in or around
                                    the region in which such mortgaged property
                                    is located; or

                                 o  such insurance is not available at any rate.

                                 In addition, with respect to certain mortgage
                                 loans, the mortgagee may have waived the right
                                 to require terrorism insurance or may have
                                 limited the circumstances under which
                                 terrorism insurance is required. With respect
                                 to the Residence Inn-Beverly Hills, CA
                                 mortgage loan (loan number 15), representing
                                 1.5% of the mortgage pool (1.8% of loan group
                                 1), the borrower is only required to maintain
                                 insurance coverage against acts of terrorism
                                 to the extent it is available at commercially
                                 reasonable prices not to exceed a $500,000
                                 premium attributable to such coverage under a
                                 blanket policy. In addition, certain of the
                                 mortgaged properties may contain pad sites
                                 that are ground leased to the tenant. The
                                 borrower may not be required to obtain
                                 insurance on the related improvements.

                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect
                                 distributions on your certificates.

ADDITIONAL DEBT ON SOME MORTGAGE
 LOANS CREATES
  ADDITIONAL RISKS.............  In general, the borrowers are:

                                 o  required to satisfy any existing
                                    indebtedness encumbering the related
                                    mortgaged property as of the closing of the
                                    related mortgage loan; and

                                      S-77

                                 o  prohibited from encumbering the related
                                    mortgaged property with additional secured
                                    debt without the mortgagee's prior approval.

                                 Except as provided below, none of the mortgage
                                 loans included in the trust fund, other than
                                 the mortgage loans with companion loans, are
                                 secured by mortgaged properties that secure
                                 other loans outside the trust fund, and,
                                 except as provided below, none of the related
                                 entities with a controlling ownership interest
                                 in the borrower may pledge its interest in
                                 that borrower as security for mezzanine debt.

                                 With respect to 2 mortgage loans (loan numbers
                                 7 and 72), representing 2.6% of the mortgage
                                 pool (3.1% of loan group 1), the related
                                 mortgage loan documents provide that under
                                 certain circumstances (a) the related borrower
                                 may encumber the related mortgaged property
                                 with subordinate debt in the future and /or
                                 (b) the entities owning an interest in the
                                 related borrower may pledge their interests in
                                 the borrower as security for mezzanine debt in
                                 the future (with respect to 1 mortgage loan
                                 (loan number 72) without the consent of the
                                 mortgagee), subject to the terms of a
                                 subordination and standstill agreement to be
                                 entered into in favor of the mortgagee and the
                                 satisfaction of certain financial conditions.

                                 With respect to 1 mortgage loan (loan number
                                 20), representing 1.3% of the mortgage pool
                                 (1.5% of loan group 1), the mortgage loan
                                 documents provide that under certain
                                 circumstances the related borrower may
                                 encumber the related mortgaged property with
                                 subordinate debt in the future.

                                 With respect to 2 mortgage loans (loan numbers
                                 8 and 11), representing 3.6% of the mortgage
                                 pool (4.3% of the loan group 1), the related
                                 mortgage loan documents provide that, under
                                 certain circumstances (a) the related
                                 borrowers may incur additional unsecured debt
                                 and/or (b) the entities owning an interest in
                                 the related borrowers may pledge their
                                 interests in the borrower as security for
                                 mezzanine debt in the future, with the consent
                                 of the mortgagee and subject to the terms of a
                                 subordination and standstill agreement to be
                                 entered into in favor of the mortgagee and the
                                 satisfaction of certain financial conditions.

                                 With respect to 18 mortgage loans (loan
                                 numbers 3, 12, 14, 17, 23, 26, 44, 77, 86, 93,
                                 97, 100, 120, 123, 127, 132, 134, and 135),
                                 representing approximately 15.3% of the
                                 mortgage pool (11 mortgage loans in loan group
                                 1 or 13.3% and 7 mortgage loans in loan group
                                 2 or 26.8%), the related mortgage loan
                                 documents provide that, under certain
                                 circumstances (which may include satisfaction
                                 of DSCR and LTV tests) and with the consent of
                                 the mortgagee, ownership interests in the
                                 related borrowers may be pledged as security
                                 for mezzanine debt in the future, subject to
                                 the terms of a subordination and standstill
                                 agreement or intercreditor agreement to be
                                 entered

                                      S-78

                                 into in favor of the mortgagee. See "RISK
                                 FACTORS--Additional Debt on Some Mortgage
                                 Loans Creates Additional Risks" in this
                                 prospectus supplement.

                                 Secured subordinated debt encumbering any
                                 mortgaged property may increase the difficulty
                                 of refinancing the related mortgage loan at
                                 maturity and the possibility that reduced cash
                                 flow could result in deferred maintenance.
                                 Also, in the event that the holder of the
                                 subordinated debt has filed for bankruptcy or
                                 been placed in involuntary receivership,
                                 foreclosure by any senior lienholder
                                 (including the trust fund) on the mortgaged
                                 property could be delayed. In addition,
                                 substantially all of the mortgage loans permit
                                 the related borrower to incur limited
                                 indebtedness in the ordinary course of
                                 business or for capital improvements that is
                                 not secured by the related mortgaged property
                                 which is generally limited to a specified
                                 percentage of the outstanding principal
                                 balance of the related mortgage loan. Further,
                                 certain of the mortgage loans included in the
                                 trust fund do not prohibit limited partners or
                                 other owners of non-controlling interests in
                                 the related borrower from pledging their
                                 interests in the borrower as security for
                                 mezzanine debt.

                                 In addition, certain mortgage loans, which may
                                 include the mortgage loans previously
                                 described in this risk factor, permit the
                                 related borrower to incur, or do not prohibit
                                 the related borrower from incurring, unsecured
                                 debt to an affiliate of, or owner of an
                                 interest in, the borrower or to an affiliate
                                 of such an owner, subject to certain
                                 conditions under the related mortgage loan
                                 documents. Further, certain of the mortgage
                                 loans permit additional liens on the related
                                 mortgaged properties for (1) assessments,
                                 taxes or other similar charges or (2) liens
                                 which in the aggregate constitute an
                                 immaterial and insignificant monetary amount
                                 with respect to the net value of the related
                                 borrower's assets. A default by the borrower
                                 on such additional indebtedness could impair
                                 the borrower's financial condition and result
                                 in the bankruptcy or receivership of the
                                 borrower which would cause a delay in the
                                 foreclosure by the trust fund on the mortgaged
                                 property. It may not be evident that a
                                 borrower has incurred any such future
                                 subordinate second lien debt until the related
                                 mortgage loan otherwise defaults. In cases in
                                 which one or more subordinate liens are
                                 imposed on a mortgaged property or the
                                 borrower incurs other indebtedness, the trust
                                 fund is subject to additional risks,
                                 including, without limitation, the following:

                                 o  the risk that the necessary maintenance of
                                    the mortgaged property could be deferred to
                                    allow the borrower to pay the required debt
                                    service on the subordinate financing and
                                    that the value of the mortgaged property may
                                    fall as a result;

                                 o  the risk that the borrower may have a
                                    greater incentive to repay the subordinate
                                    or unsecured indebtedness first;

                                      S-79

                                 o  the risk that it may be more difficult for
                                    the borrower to refinance the mortgage loan
                                    or to sell the mortgaged property for
                                    purposes of making any balloon payment upon
                                    the maturity of the mortgage loan;

                                 o  the existence of subordinated debt
                                    encumbering any mortgaged property may
                                    increase the difficulty of refinancing the
                                    related mortgage loan at maturity and the
                                    possibility that reduced cash flow could
                                    result in deferred maintenance; and

                                 o  the risk that, in the event that the holder
                                    of the subordinated debt has filed for
                                    bankruptcy or been placed in involuntary
                                    receivership, foreclosing on the mortgaged
                                    property could be delayed and the trust fund
                                    may be subjected to the costs and
                                    administrative burdens of involvement in
                                    foreclosure or bankruptcy proceedings or
                                    related litigation.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance" in the
                                 accompanying prospectus and "DESCRIPTION OF
                                 THE MORTGAGE POOL--Certain Terms and
                                 Conditions of the Mortgage Loans--Other
                                 Financing" and "--Due-on-Sale and
                                 Due-on-Encumbrance Provisions" in this
                                 prospectus supplement.

                                 Mezzanine debt is debt that is incurred by the
                                 owner of equity in one or more borrowers and
                                 is secured by a pledge of the equity ownership
                                 interests in such borrowers. Because mezzanine
                                 debt is secured by the obligor's equity
                                 interest in the related borrowers, such
                                 financing effectively reduces the obligor's
                                 economic stake in the related mortgaged
                                 property. The existence of mezzanine debt may
                                 reduce cash flow on the borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of
                                 a borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 fall and may create a greater risk that a
                                 borrower will default on the mortgage loan
                                 secured by a mortgaged property whose value or
                                 income is relatively weak.

                                 Generally, upon a default under mezzanine
                                 debt, the holder of such mezzanine debt would
                                 be entitled to foreclose upon the equity in
                                 the related mortgagor, which has been pledged
                                 to secure payment of such mezzanine debt.
                                 Although such transfer of equity may not
                                 trigger the due on sale clause under the
                                 related mortgage loan, it could cause the
                                 obligor under such mezzanine debt to file for
                                 bankruptcy, which could negatively affect the
                                 operation of the related mortgaged property
                                 and such borrower's ability to make payments
                                 on the related mortgage loan in a timely
                                 manner.

                                 Additionally, some intercreditor agreements
                                 with respect to certain mezzanine debt may
                                 give the holder of the mezzanine debt the
                                 right to cure certain defaults and, upon a
                                 default, to

                                      S-80

                                 purchase the related mortgage loan for an
                                 amount equal to the then current outstanding
                                 balance of such loan. Some intercreditor
                                 agreements relating to mezzanine debt may also
                                 limit the special servicer's ability to enter
                                 into certain modifications of the mortgage
                                 loan without the consent of the related
                                 mezzanine lender.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and
                                 Due-on-Encumbrance" in the accompanying
                                 prospectus and "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain Terms and Conditions of the
                                 Mortgage Loans--Other Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance
                                 Provisions" in this prospectus supplement.

                                 Four (4) of the mortgage loans (loan numbers
                                 5, 13, 25 and 28), representing 6.4% of the
                                 mortgage pool (7.5% of loan group 1) have
                                 subordinate debt secured by a loan on the
                                 related mortgaged property.

                                 Five (5) of the mortgage loans (loan numbers
                                 6, 29, 48, 50 and 89), representing 4.7% of
                                 the mortgage pool (5.5% of loan group 1) have
                                 companion loans that are subordinate to the
                                 related mortgage loan.

                                 The Hyatt Center mortgage loan, representing
                                 6.4% of the mortgage pool (7.5% of loan group
                                 1), has a companion loan that is pari passu
                                 with the Hyatt Center mortgage loan. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" and "--Co-Lender
                                 Loans" in this prospectus supplement.

                                 Three (3) mortgage loans (loan numbers 9, 64
                                 and 90), representing 2.4% of the mortgage
                                 pool (2.9% of loan group 1) have subordinate
                                 unsecured debt.

                                 One (1) mortgage loan (loan number 69),
                                 representing 0.4% of the mortgage pool (2.5%
                                 of loan group 2) has subordinate debt secured
                                 by a lien on the mortgaged property and
                                 unsecured debt.

                                 Although the assets of the trust fund do not
                                 include the companion loans related to the
                                 mortgage loans which have companion loans, the
                                 related borrower is still obligated to make
                                 interest and principal payments on those
                                 additional obligations. As a result, the trust
                                 fund is subject to additional risks,
                                 including:

                                 o  the risk that the necessary maintenance of
                                    the related mortgaged property could be
                                    deferred to allow the borrower to pay the
                                    required debt service on the subordinate or
                                    pari passu obligations and that the value of
                                    the mortgaged property may fall as a result;
                                    and

                                 o  the risk that it may be more difficult for
                                    the borrower to refinance the mortgage loan
                                    or to sell the mortgaged

                                      S-81

                                    property for purposes of making any balloon
                                    payment on the entire balance of both the
                                    loans contained in the loan pair upon the
                                    maturity of the mortgage loans.

                                 The holder of the pari passu companion note
                                 has certain control, consultation and/or
                                 consent rights with respect to the servicing
                                 and/or administration of the subject split
                                 loan structures. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

THE BORROWER'S FORM OF ENTITY
 MAY CAUSE SPECIAL RISKS......   Most of the borrowers are legal entities
                                 rather than individuals. Mortgage loans made to
                                 legal entities may entail risks of loss greater
                                 than those of mortgage loans made to
                                 individuals. For example, a legal entity, as
                                 opposed to an individual, may be more inclined
                                 to seek legal protection from its creditors
                                 under the bankruptcy laws. Unlike individuals
                                 involved in bankruptcies, most of the entities
                                 generally do not have personal assets and
                                 creditworthiness at stake. The bankruptcy of a
                                 borrower, or a general partner or managing
                                 member of a borrower, may impair the ability of
                                 the mortgagee to enforce its rights and
                                 remedies under the related mortgage.

                                 Many of the borrowers are not special purpose
                                 entities structured to limit the possibility
                                 of becoming insolvent or bankrupt, and
                                 therefore may be more likely to become
                                 insolvent or the subject of a voluntary or
                                 involuntary bankruptcy proceeding because such
                                 borrowers may be:

                                 o  operating entities with businesses distinct
                                    from the operation of the property with the
                                    associated liabilities and risks of
                                    operating an ongoing business; or

                                 o  individuals that have personal liabilities
                                    unrelated to the property.

                                 However, any borrower, even a special purpose
                                 entity structured to be bankruptcy-remote, as
                                 an owner of real estate will be subject to
                                 certain potential liabilities and risks. We
                                 cannot provide assurances that any borrower
                                 will not file for bankruptcy protection or
                                 that creditors of a borrower or a corporate or
                                 individual general partner or managing member
                                 of a borrower will not initiate a bankruptcy
                                 or similar proceeding against such borrower or
                                 corporate or individual general partner or
                                 managing member.

                                 Furthermore, with respect to any related
                                 borrowers, creditors of a common parent in
                                 bankruptcy may seek to consolidate the assets
                                 of such borrowers with those of the parent.
                                 Consolidation of the assets of such borrowers
                                 would likely have an adverse effect on the
                                 funds available to make distributions on your
                                 certificates, and may lead to a downgrade,
                                 withdrawal or qualification of the ratings of
                                 your certificates. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws"
                                 in the accompanying prospectus.

                                      S-82

                                 In addition, with respect to 19 mortgage loans
                                 (loan numbers 5, 13, 16, 25, 27, 28, 31, 44,
                                 50, 52, 57, 61, 71, 73, 77, 79, 80, 89 and
                                 111), representing 14.5% of the mortgage pool
                                 (12 mortgage loans in loan group 1 or 13.9%
                                 and 7 mortgage loans in loan group 2 or
                                 17.9%), the borrowers own the related
                                 mortgaged property as tenants-in-common. As a
                                 result, the related mortgage loans may be
                                 subject to prepayment, including during
                                 periods when prepayment might otherwise be
                                 prohibited, as a result of partition. Although
                                 some of the related borrowers have purported
                                 to waive any right of partition, we cannot
                                 assure you that any such waiver would be
                                 enforced by a court of competent jurisdiction.
                                 In addition, enforcement of remedies against
                                 tenant-in-common borrowers may be prolonged if
                                 the tenant-in-common borrowers become
                                 insolvent or bankrupt at different times
                                 because each time a tenant-in-common borrower
                                 files for bankruptcy, the bankruptcy court
                                 stay is reinstated.

CONDOMINIUM AGREEMENTS ENTAIL
 CERTAIN RISKS................   One (1) mortgage loan (loan number 119),
                                 representing 0.2% of the mortgage pool (0.2% of
                                 loan group 1), is subject to the terms of one
                                 or more condominium agreements. Due to the
                                 nature of condominiums, a default on the part
                                 of the related borrower will not allow the
                                 mortgagee the same flexibility in realizing on
                                 the collateral as is generally available with
                                 respect to commercial properties that are not
                                 condominiums. The rights of other unit owners,
                                 the condominium documents and the state and
                                 local laws applicable to condominium units must
                                 be considered and respected. Consequently,
                                 servicing and realizing upon the collateral
                                 could subject the certificateholders to greater
                                 delay, expense and risk than a loan secured by
                                 a commercial property that is not a
                                 condominium.

                                 With respect to 1 mortgage loan (loan number
                                 119), representing 0.2% of the mortgage pool
                                 (0.2% of loan group 1), the borrower owns a
                                 26.7% interest in a 6 unit condominium, 3
                                 units of which comprise the mortgaged
                                 property. While the condominium documents are
                                 structured to try to protect the rights of the
                                 borrower's minority interest, there can be no
                                 guaranty that the mortgagee's ability to
                                 foreclose on the mortgaged property will not
                                 be adversely affected by the borrower's
                                 condominium ownership.

BANKRUPTCY PROCEEDINGS ENTAIL
 CERTAIN RISKS................   Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the mortgaged property
                                 owned by that borrower, as well as the
                                 commencement or continuation of a foreclosure
                                 action. In addition, even if a court determines
                                 that the value of the mortgaged property is
                                 less than the principal balance of the mortgage
                                 loan it secures, the court may prevent a
                                 mortgagee from foreclosing on the mortgaged
                                 property (subject to

                                      S-83

                                 certain protections available to the
                                 mortgagee). As part of a restructuring plan, a
                                 court also may reduce the amount of secured
                                 indebtedness to the then current value of the
                                 mortgaged property, which would make the
                                 mortgagee a general unsecured creditor for the
                                 difference between the then current value and
                                 the amount of its outstanding mortgage
                                 indebtedness. A bankruptcy court also may: (1)
                                 grant a debtor a reasonable time to cure a
                                 payment default on a mortgage loan; (2) reduce
                                 periodic payments due under a mortgage loan;
                                 (3) change the rate of interest due on a
                                 mortgage loan; or (4) otherwise alter the
                                 mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                 Under federal bankruptcy law, the mortgagee
                                 will be stayed from enforcing a borrower's
                                 assignment of rents and leases. Federal
                                 bankruptcy law also may interfere with the
                                 master servicer's or special servicer's
                                 ability to enforce lockbox requirements. The
                                 legal proceedings necessary to resolve these
                                 issues can be time consuming and costly and
                                 may significantly delay or diminish the
                                 receipt of rents. Rents also may escape an
                                 assignment to the extent they are used by the
                                 borrower to maintain the mortgaged property or
                                 for other court authorized expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans,
                                 the subordinate lenders may have agreed that
                                 they will not take any direct actions with
                                 respect to the related subordinated debt,
                                 including any actions relating to the
                                 bankruptcy of the borrower, and that the
                                 holder of the mortgage loan will have all
                                 rights to direct all such actions. There can
                                 be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinated
                                 lender.

                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plan on the grounds that pre-bankruptcy
                                 contracts cannot override rights expressly
                                 provided by the Bankruptcy Code. This holding,
                                 which one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

                                      S-84

                                 As a result of the foregoing, the trustee's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

                                 Certain of the mortgage loans may have a
                                 borrower, a principal or a sponsor of the
                                 related borrower that has previously filed
                                 bankruptcy. In each case, the related entity
                                 or person has emerged from bankruptcy.
                                 However, we cannot assure you that such
                                 borrowers, principals and sponsors will not be
                                 more likely than others, to utilize their
                                 rights in bankruptcy in the event of any
                                 threatened action by the mortgagee to enforce
                                 its rights under the related loan documents.

INSPECTIONS AND APPRAISALS
 MAY NOT ACCURATELY REFLECT
 VALUE OR CONDITION OF
 MORTGAGED PROPERTY............  In general, appraisals represent only the analysis and opinion of qualified experts and
                                 are not guaranties of present or future value,
                                 and may determine a value of a property that is
                                 significantly higher than the amount that can
                                 be obtained from the sale of a mortgaged
                                 property under a distress or liquidation sale.
                                 In certain cases, appraisals may reflect "as
                                 stabilized" values reflecting certain
                                 assumptions, such as future construction
                                 completion, projected re-tenanting or increased
                                 tenant occupancies. For example, with respect
                                 to 14 mortgaged properties (loan numbers by
                                 property 3.05, 3.10. 3.14, 5, 9, 29, 46, 52.01,
                                 52.02, 52.03, 52.04, 52.05, 73 and 92),
                                 representing by allocated loan amount
                                 approximately 8.2% of the mortgage pool (13
                                 mortgaged properties in loan group 1 or 9.2%
                                 and 1 mortgaged property in loan group 2 or
                                 2.4%), the appraised value represented is the
                                 "as-stabilized" value. For example, with
                                 respect to the appraisal for 1 mortgage loan
                                 (loan number 9), representing 1.7% of the
                                 mortgage pool (2.0% of loan group 1), the "as
                                 stabilized" value was based upon stabilization
                                 as of December 2007 and resulted in a loan to
                                 value ratio as of the cut-off date of 77.8%,
                                 but when the "as is" value was utilized, it
                                 resulted in a loan to value ratio as of the
                                 cut-off date of 90.8%. With respect to the
                                 appraisal for the 300 Four Falls mortgage loan
                                 (loan number 5), representing 2.8% of the
                                 mortgage pool (3.3% of loan group 1), the "as
                                 stabilized" value was based upon stabilization
                                 as of November 2006 and resulted in a loan to
                                 value ratio as of the cut-off date of 71.3%,
                                 but when the "as is" value was utilized, it
                                 resulted in a loan to value ratio as of the
                                 cut-off date of 74.2%. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage Loans".
                                 Information regarding the values of the
                                 mortgaged properties at the date of such report
                                 is presented under "DESCRIPTION OF THE MORTGAGE
                                 Additional Mortgage Loan Information" in this
                                 prospectus supplement for illustrative
                                 purposes only. Any engineering reports or site
                                 inspections obtained in connection with this
                                 offering represent only the analysis of the
                                 individual engineers or site inspectors
                                 preparing such reports at the time of such

                                      S-85

                                 report, and may not reveal all necessary or
                                 desirable repairs, maintenance or capital
                                 improvement items.

THE MORTGAGED PROPERTIES MAY
 NOT BE IN COMPLIANCE WITH
 CURRENT ZONING LAWS..........   The mortgaged properties securing the
                                 mortgage loans included in the trust fund are
                                 typically subject to building and zoning
                                 ordinances and codes affecting the construction
                                 and use of real property. Since the zoning laws
                                 applicable to a mortgaged property (including,
                                 without limitation, density, use, parking and
                                 set-back requirements) are usually subject to
                                 change by the applicable regulatory authority
                                 at any time, the improvements upon the
                                 mortgaged properties may not, currently or in
                                 the future, comply fully with all applicable
                                 current and future zoning laws. Such changes
                                 may limit the ability of the related borrower
                                 to rehabilitate, renovate and update the
                                 premises, and to rebuild or utilize the
                                 premises "as is" in the event of a casualty
                                 loss with respect thereto. Such limitations may
                                 adversely affect the cash flow of the mortgaged
                                 property following such loss. Insurance
                                 proceeds may not be sufficient to pay off such
                                 mortgage loan in full. In addition, if the
                                 mortgaged property were to be repaired or
                                 restored in conformity with then current law,
                                 its value could be less than the remaining
                                 balance on the mortgage loan and it may produce
                                 less revenue than before such repair or
                                 restoration.

CERTAIN MORTGAGED PROPERTIES
 MAY BE REDEVELOPED OR
 RENOVATED....................   Certain of the mortgaged properties are
                                 currently undergoing or are expected to undergo
                                 redevelopment or renovation. There can be no
                                 assurance that current or planned redevelopment
                                 or renovation will be completed, that such
                                 redevelopment or renovation will be completed
                                 in the time frame contemplated or that, when
                                 and if such redevelopment or renovation is
                                 completed, it will improve the operations at,
                                 or increase the value of, the related mortgaged
                                 property. Failure of any of the foregoing to
                                 occur could have a material adverse impact on
                                 the related mortgage loan, which could affect
                                 the ability of the related borrower to repay
                                 the related mortgage loan.

                                 In the event the related borrower fails to pay
                                 the costs of work completed or material
                                 delivered in connection with such ongoing
                                 redevelopment or renovation, the portion of
                                 the mortgaged property on which there are
                                 renovations may be subject to mechanics' or
                                 materialmen's liens that may be senior to the
                                 lien on the related mortgage loans.

                                 The existence of construction or renovation at
                                 a mortgaged property may make such mortgaged
                                 property less attractive to tenants or their
                                 customers or, in the case of hospitality
                                 properties may require that a portion of the
                                 mortgaged property not be used during that
                                 renovation and, accordingly, could have a
                                 negative effect on net operating income.

                                      S-86

                                 For example, 2 mortgage loans (loan numbers 18
                                 and 60), representing 1.8% of the mortgage
                                 pool (1 mortgage loan in loan group 1 or 0.6%
                                 and 1 mortgage loan in loan group 2 or 8.9%),
                                 are currently undergoing planned renovations
                                 at the mortgaged property.

RESTRICTIONS ON CERTAIN OF
 THE MORTGAGED PROPERTIES MAY
 LIMIT THEIR USE..............   Certain of the mortgaged properties securing
                                 mortgage loans included in the trust fund which
                                 are non-conforming may not be "legal
                                 non-conforming" uses. The failure of a
                                 mortgaged property to comply with zoning laws
                                 or to be a "legal non-conforming" use may
                                 adversely affect the market value of the
                                 mortgaged property or the borrower's ability to
                                 continue to use it in the manner it is
                                 currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive
                                 covenants, governmental requirements,
                                 reciprocal easement agreements or operating
                                 agreements or, in the case of those mortgaged
                                 properties that are condominiums, condominium
                                 declarations or other condominium use
                                 restrictions or regulations, especially in a
                                 situation where the mortgaged property does
                                 not represent the entire condominium building.
                                 For example, 1 mortgage loan (loan number
                                 119), representing 0.2% of the mortgage pool
                                 (0.2% of loan group 1), is subject to
                                 condominium declarations where the related
                                 mortgaged property does not represent the
                                 entire condominium building. Such use
                                 restrictions include, for example, limitations
                                 on the character of the improvements or the
                                 properties, limitations affecting noise and
                                 parking requirements, among other things, and
                                 limitations on the borrowers' right to operate
                                 certain types of facilities within a
                                 prescribed radius. These limitations could
                                 adversely affect the ability of the related
                                 borrower to lease the mortgaged property on
                                 favorable terms, thus adversely affecting the
                                 borrower's ability to fulfill its obligations
                                 under the related mortgage loan. See "RISK
                                 FACTORS--Condominium Agreements Entail Certain
                                 Risks" in this prospectus supplement.

                                 If the special servicer forecloses on behalf
                                 of the trust or a mortgaged property that is
                                 being redeveloped or renovated, the special
                                 servicer will only be permitted to arrange for
                                 completion of the redevelopment or renovation
                                 if at least 10% of the costs of construction
                                 were incurred at the time default on the
                                 related mortgage loan became imminent.

COMPLIANCE WITH APPLICABLE LAWS
 AND REGULATIONS MAY RESULT
 IN LOSSES.....................  A borrower may be required to incur costs to comply with various existing and future
                                 federal, state or local laws and regulations
                                 applicable to the related mortgaged property
                                 securing a mortgage loan included in the trust
                                 fund. Examples of these laws and regulations
                                 include zoning laws and the Americans with
                                 Disabilities Act of 1990, which requires all

                                      S-87

                                 public accommodations to meet certain federal
                                 requirements related to access and use by
                                 disabled persons. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Americans with
                                 Disabilities Act" in the accompanying
                                 prospectus. The expenditure of such costs or
                                 the imposition of injunctive relief, penalties
                                 or fines in connection with the borrower's
                                 noncompliance could negatively impact the
                                 borrower's cash flow and, consequently, its
                                 ability to pay its mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE
 CLAUSES AND ASSIGNMENTS OF
 LEASES AND RENTS IS LIMITED..   The mortgages securing the mortgage loans
                                 included in the trust fund generally contain
                                 due-on-sale clauses, which permit the
                                 acceleration of the maturity of the related
                                 mortgage loan if the borrower sells, transfers
                                 or conveys the related mortgaged property or
                                 its interest in the mortgaged property without
                                 the consent of the mortgagee. There may be
                                 limitations on the enforceability of such
                                 clauses. The mortgages also generally include a
                                 debt-acceleration clause, which permits the
                                 acceleration of the related mortgage loan upon
                                 a monetary or non-monetary default by the
                                 borrower. The courts of all states will
                                 generally enforce clauses providing for
                                 acceleration in the event of a material payment
                                 default, but may refuse the foreclosure of a
                                 mortgaged property when acceleration of the
                                 indebtedness would be inequitable or unjust or
                                 the circumstances would render acceleration
                                 unconscionable. However, certain of the
                                 mortgage loans included in the trust fund
                                 permit one or more transfers of the related
                                 mortgaged property or transfer of a controlling
                                 interest in the related borrower to
                                 pre-approved transferees or pursuant to
                                 pre-approved conditions set forth in the
                                 related mortgage loan documents without the
                                 mortgagee's approval. In addition, certain of
                                 the mortgage loans may not restrict the
                                 transfer of limited partnership interests or
                                 non-managing member interests in the related
                                 borrower.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and
                                 Due-on-Encumbrance" in the accompanying
                                 prospectus.

                                 The mortgage loans included in the trust fund
                                 may also be secured by an assignment of leases
                                 and rents pursuant to which the borrower
                                 typically assigns its right, title and
                                 interest as landlord under the leases on the
                                 related mortgaged property and the income
                                 derived therefrom to the mortgagee as further
                                 security for the related mortgage loan, while
                                 retaining a license to collect rents for so
                                 long as there is no default. In the event the
                                 borrower defaults, the license terminates and
                                 the mortgagee is entitled to collect the
                                 rents. Such assignments are typically not
                                 perfected as security interests prior to the
                                 mortgagee's taking possession of the related
                                 mortgaged property and/or appointment of a
                                 receiver. Some state laws may require that the
                                 mortgagee take possession of the mortgaged
                                 property and obtain a judicial appointment of
                                 a receiver before becoming entitled to collect

                                      S-88

                                 the rents. In addition, if bankruptcy or
                                 similar proceedings are commenced by or in
                                 respect of the borrower, the mortgagee's
                                 ability to collect the rents may be adversely
                                 affected. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Leases and Rents"
                                 in the accompanying prospectus.

LIMITATIONS ON THE BENEFITS
 OF CROSS-COLLATERALIZED AND
 CROSS-DEFAULTED PROPERTIES...   Three (3) groups of mortgage loans, the
                                 Birtcher Portfolio (loan numbers 14, 97 and
                                 120), representing in the aggregate 2.0% of the
                                 mortgage pool (2.4% of loan group 1), the Villa
                                 Sierra/Wyndchase Apartments Portfolio (loan
                                 numbers 80 and 111), representing in the
                                 aggregate 0.5% of the mortgage pool (3.4% of
                                 loan group 2), and the Extra Space Self Storage
                                 Portfolio #6 (loan numbers 35, 66, 74, 91, 94,
                                 98, 102, 105, 113, 121, 122, 126, 131, 133,
                                 141, 144, 146, 148 and 149), representing in
                                 the aggregate 4.0% of the mortgage pool (4.7%
                                 of loan group 1), are groups of mortgage loans
                                 that are cross-collateralized and
                                 cross-defaulted with each of the other mortgage
                                 loans in their respective groups, as indicated
                                 in Annex A-5.

                                 In addition, some mortgage loans are secured
                                 by first lien deeds of trust or mortgages, as
                                 applicable, on multiple properties securing
                                 obligations of one borrower or the joint and
                                 several obligations of multiple borrowers. For
                                 example, the Abbey II Pool loan (loan number
                                 3), representing 5.9% of the mortgage pool
                                 (6.9% of loan group 1) is secured by 16
                                 mortgaged properties located in 1 state. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--Abbey II Pool Loan" in
                                 this prospectus supplement. In addition, the
                                 BJB-Ridge Pool loan (loan number 82),
                                 representing 0.3% of the mortgage pool (0.4%
                                 of loan group 1) is secured by 2 mortgaged
                                 properties. The Extra Space PRISA Pool loan
                                 (loan number 4), representing 5.7% of the
                                 mortgage pool (6.7% of loan group 1), is
                                 secured by 35 properties located in 18 states.
                                 The Birtcher Phoenix Pool loan (loan number
                                 14), representing 1.6% of the mortgage pool
                                 (1.9% of loan group 1), is secured by 4
                                 properties. The River City Renaissance Pool
                                 loan (loan number 21), representing 1.2% of
                                 the mortgage pool (1.4% of loan group 1), is
                                 secured by 23 properties located in 1 state.
                                 The Virginia Office Pool loan (loan number
                                 52), representing 0.6% of the mortgage pool
                                 (0.7% of loan group 1) is secured by 5
                                 properties. However, some of these mortgage
                                 loans permit the release of individual
                                 properties from the related mortgage lien
                                 through partial defeasance or otherwise.
                                 Furthermore, such arrangements could be
                                 challenged as fraudulent conveyances by
                                 creditors of any of the related borrowers or
                                 by the representative of the bankruptcy estate
                                 of any related borrower if one or more of such
                                 borrowers becomes a debtor in a bankruptcy
                                 case. Generally, under federal and most state
                                 fraudulent conveyance statutes, a lien granted
                                 by any such borrower could be voided if a
                                 court determines that:

                                      S-89

                                 o  such borrower was insolvent at the time of
                                    granting the lien, was rendered insolvent by
                                    the granting of the lien, was left with
                                    inadequate capital or was not able to pay
                                    its debts as they matured; and

                                 o  such borrower did not, when it allowed its
                                    mortgaged property to be encumbered by the
                                    liens securing the indebtedness represented
                                    by the other cross-collateralized loans,
                                    receive "fair consideration" or "reasonably
                                    equivalent value" for pledging such
                                    mortgaged property for the equal benefit of
                                    the other related borrowers.

                                 We cannot provide assurances that a lien
                                 granted by a borrower on a
                                 cross-collateralized loan to secure the
                                 mortgage loan of another borrower, or any
                                 payment thereon, would not be avoided as a
                                 fraudulent conveyance. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Certain Terms and Conditions of
                                 the Mortgage Loans--Cross-Default and
                                 Cross-Collateralization of Certain Mortgage
                                 Loans; Certain Multi-Property Mortgage Loans"
                                 in this prospectus supplement and Annex A-5 to
                                 this prospectus supplement for more
                                 information regarding the cross-collateralized
                                 loans. No mortgage loan included in the trust
                                 fund (other than the mortgage loans with
                                 companion loans) is cross-collateralized with
                                 a mortgage loan not included in the trust
                                 fund.

SUBSTITUTION OF MORTGAGED
 PROPERTIES MAY LEAD TO
 INCREASED RISKS...............  Fifteen (15) mortgage loans (loan numbers 4,
                                 33, 116, 117, 118, 124, 125, 127, 129, 136,
                                 138, 140, 142, 150, and 151) representing 8.1%
                                 of the mortgage pool (9.5% of loan group 1),
                                 permit the related borrowers the right to
                                 substitute mortgaged properties of like kind
                                 and quality for the properties currently
                                 securing the related mortgage loans. As a
                                 result, it is possible that one or more (and
                                 possibly all) mortgaged properties that secure
                                 the mortgage loans may not secure such mortgage
                                 loans for their entire term. Any substitution
                                 will require mortgagee consent and will have to
                                 meet certain conditions, including
                                 loan-to-value tests and debt service coverage
                                 tests, and, in certain cases, the related
                                 borrower will also be required to obtain
                                 written confirmation from the rating agencies
                                 that any ratings of the certificates will not,
                                 as a result of the proposed substitution, be
                                 downgraded, qualified or withdrawn and the
                                 related borrower will provide an opinion of
                                 counsel that the REMIC status of the trust fund
                                 will not be adversely impacted by the proposed
                                 substitution. Nevertheless, the replacement
                                 property may differ from the substituted
                                 property with respect to certain
                                 characteristics.

SINGLE TENANTS AND
 CONCENTRATION OF TENANTS
 SUBJECT THE TRUST FUND TO
 INCREASED RISK...............   Certain of the mortgaged properties are
                                 leased in large part to a single tenant or are
                                 in large part owner occupied. Any default by a
                                 major tenant could adversely affect the related
                                 borrower's ability to make payments on the
                                 related mortgage

                                      S-90

                                 loan. We cannot provide assurances that any
                                 major tenant will continue to perform its
                                 obligations under its lease (or, in the case
                                 of an owner-occupied mortgaged property, under
                                 the related mortgage loan documents).

                                 With respect to certain of the mortgage loans,
                                 the related borrower has given to certain
                                 tenants a right of first refusal in the event
                                 a sale is contemplated or an option to
                                 purchase all or a portion of the mortgaged
                                 property and this provision, if not waived,
                                 may impede the mortgagee's ability to sell the
                                 related mortgaged property at foreclosure or
                                 adversely affect the foreclosure proceeds.
                                 With respect to the Tiffany Building mortgage
                                 loan (loan number 6), respectively 2.3% of the
                                 mortgage pool (2.7% of loan group 1), one of
                                 the tenants has a right of first refusal to
                                 purchase the mortgaged property within 45 days
                                 of notice of borrower's effort to sell the
                                 mortgaged property. With respect to the
                                 Birtcher Portfolio mortgage loan (loan numbers
                                 14, 97, and 120), representing 2.0% of the
                                 mortgage pool (2.4% of loan group 1), one of
                                 the tenants has a right of first refusal to
                                 purchase a portion of the mortgaged property
                                 within 30 days of notice of the borrower's
                                 intent to sell the mortgaged property.

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants
                                 or a major tenant may have leases that
                                 terminate or grant the tenant early
                                 termination rights prior to the maturity date
                                 of the related mortgage loan. Mortgaged
                                 properties leased to a single tenant, or a
                                 small number of tenants, are more likely to
                                 experience interruptions of cash flow if a
                                 tenant fails to renew its lease because there
                                 may be less or no rental income until new
                                 tenants are found, and it may be necessary to
                                 expend substantial amounts of capital to make
                                 the space acceptable to new tenants. In
                                 addition, certain of the mortgaged properties
                                 may be leased in whole or in part by
                                 government-sponsored tenants who may have
                                 certain rights to cancel their leases or
                                 reduce the rent payable with respect to such
                                 leases at any time for, among other things,
                                 lack of appropriations.

                                 With respect to the Virginia Office Pool
                                 mortgage loan (loan number 52), representing
                                 0.6% of the mortgage pool (0.7% of loan group
                                 1), 66.5% of the rentable area at the related
                                 mortgaged properties is occupied by U.S.
                                 government agencies. U.S. government leases
                                 may permit the related tenant to terminate its
                                 lease due to lack of appropriations.

                                 Thirty (30) of the mortgaged properties
                                 securing mortgage loans included in the trust
                                 fund, representing 9.1% of the mortgage pool
                                 (10.7% of loan group 1) by allocated loan
                                 amount, are leased wholly to a single tenant
                                 or are wholly owner occupied. For example, 3
                                 of the mortgaged properties securing the
                                 Birtcher Phoenix Pool mortgage loan (loan
                                 number 14), with an aggregate allocated loan
                                 amount representing approximately 1.0% of the
                                 mortgage pool (1.2% of loan group 1), are
                                 leased entirely to AIG, NCS Pearson Inc. and
                                 Hypercom Corporation. The mortgaged property

                                      S-91

                                 securing the Tiffany Building mortgage loan
                                 (loan number 6), representing approximately
                                 2.3% of the mortgage pool (2.7% of loan group
                                 1), is leased entirely to Tiffany & Company.
                                 One (1) of the mortgaged properties securing
                                 the Abbey II Pool mortgage loan (loan number
                                 3), representing, by allocated loan amount,
                                 approximately 0.2% of the mortgage pool (0.3%
                                 of loan group 1), is leased entirely to Boise
                                 Building Solutions. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage Loans".
                                 The mortgaged property securing the Britannia
                                 II mortgage loan (loan number 13),
                                 representing 1.6% of the mortgage pool (1.9%
                                 of loan group 1), has two of its largest
                                 tenants occupying 84.7% of the net rentable
                                 square footage at the mortgaged property.

                                 Retail and office properties also may be
                                 adversely affected if there is a concentration
                                 of particular tenants among the mortgaged
                                 properties or of tenants in a particular
                                 business or industry. For example, with
                                 respect to 10 mortgage loans (loan numbers
                                 103, 112, 116, 117, 118, 124, 127, 129, 136
                                 and 138), representing 1.5% of the mortgage
                                 pool (1.8% of loan group 1), the single tenant
                                 is Walgreens. For further information
                                 regarding certain significant tenants at the
                                 mortgaged properties, see Annex A-4 to this
                                 prospectus supplement.

THE FAILURE OF A TENANT WILL
 HAVE A NEGATIVE IMPACT ON
 SINGLE TENANT AND TENANT
 CONCENTRATION PROPERTIES......  The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants,
                                 in retail, industrial and office properties may
                                 adversely affect the income produced by a
                                 mortgaged property. Under the Bankruptcy Code,
                                 a tenant has the option of assuming or
                                 rejecting any unexpired lease. If the tenant
                                 rejects the lease, the landlord's claim for
                                 breach of the lease would be a general
                                 unsecured claim against the tenant (absent
                                 collateral securing the claim) and the amounts
                                 the landlord could claim would be limited.

LITIGATION MAY HAVE ADVERSE
 EFFECT ON BORROWERS..........   From time to time, there may be legal
                                 proceedings pending, threatened or ongoing
                                 against the borrowers, managers, sponsors and
                                 their respective affiliates relating to the
                                 business of, or arising out of the ordinary
                                 course of business of, the borrowers, managers,
                                 sponsors and their respective affiliates, and
                                 certain of the borrowers, managers, sponsors
                                 and their respective affiliates are subject to
                                 legal proceedings relating to the business of,
                                 or arising out of the ordinary course of
                                 business of, the borrowers, managers, sponsors
                                 or their respective affiliates. In addition,
                                 certain borrowers, managers and their
                                 respective affiliates may be or have been
                                 subject to investigation, civil penalty,
                                 criminal penalty or enforcement. It is possible
                                 that such proceedings may have a material
                                 adverse effect on any borrower's ability to
                                 meet its obligations under the related mortgage
                                 loan and, thus, on distributions on your
                                 certificates.

                                      S-92

                                 With respect to 6 mortgage loans (loan numbers
                                 5, 13, 16, 27, 52, and 73), representing
                                 approximately 7.8% of the mortgage pool (5
                                 mortgage loans in loan group 1 or 8.7% of loan
                                 group 1 and 1 mortgage loan in loan group 2 or
                                 2.4%), Triple Net Properties, LLC or G REIT,
                                 Inc., a public company affiliated with Triple
                                 Net Properties, LLC, is the sponsor of the
                                 related borrower and an affiliate is the
                                 property manager. Triple Net Properties, LLC
                                 has advised the related mortgage loan seller
                                 that the SEC commenced an investigation
                                 regarding certain of its activities. In its
                                 filings with the SEC, G REIT, Inc., indicated
                                 that the SEC requested information relating to
                                 disclosure in securities offerings and
                                 exemptions from the registration requirements
                                 of the Securities Act of 1933, as amended, for
                                 the private offerings in which Triple Net
                                 Properties, LLC and its affiliated entities
                                 were involved and exemptions from the
                                 registration requirements of the Securities
                                 Exchange Act of 1934, as amended, for several
                                 entities. In a recent filing with the SEC, G
                                 REIT, Inc. indicated that the information
                                 disclosed in connection with these securities
                                 offerings relating to the prior performance of
                                 all public and non-public investment programs
                                 sponsored by Triple Net Properties, LLC
                                 contained certain errors. G REIT, Inc.
                                 reported that these errors included the
                                 following: (i) the prior performance tables
                                 included in the offering documents were stated
                                 to be presented on a GAAP basis but generally
                                 were not, (ii) a number of the prior
                                 performance data figures were themselves
                                 erroneous, even as presented on a tax or cash
                                 basis and (iii) with respect to certain
                                 programs sponsored by Triple Net Properties,
                                 LLC, where Triple Net Properties, LLC invested
                                 either alongside or in other programs
                                 sponsored by Triple Net Properties, LLC, the
                                 nature and results of these investments were
                                 not fully and accurately disclosed in the
                                 tables, resulting in an overstatement of
                                 Triple Net's program and aggregate portfolio
                                 operating results. We cannot assure you that G
                                 REIT, Inc. or Triple Net Properties, LLC will
                                 be able to adequately address these disclosure
                                 issues or that these investigations will not
                                 result in fines, penalties or administrative
                                 remedies or otherwise have an adverse effect
                                 on the performance, operations or financial
                                 condition of G REIT, Inc. or Triple Net
                                 Properties, LLC. In addition, we cannot assure
                                 you that if litigation were to commence or
                                 security holders were to assert claims related
                                 to the foregoing, it would not have a material
                                 adverse effect on your certificates.

                                      S-93

POOR PROPERTY MANAGEMENT
 WILL LOWER THE PERFORMANCE
 OF THE RELATED MORTGAGED
 PROPERTY.....................   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o  responding to changes in the local market;

                                 o  planning and implementing the rental
                                    structure;

                                 o  operating the property and providing
                                    building services;

                                 o  managing operating expenses; and

                                 o  assuring that maintenance and capital
                                    improvements are carried out in a timely
                                    fashion.

                                 The failure of a property manager that manages
                                 a number of mortgaged properties as described
                                 above to properly manage the related mortgaged
                                 properties or any financial difficulties with
                                 respect to this property manager could have a
                                 significant negative impact on the continued
                                 income generation from these mortgaged
                                 properties and therefore the performance of
                                 the related mortgage loans. See "--Adverse
                                 Consequences Associated with Borrower
                                 Concentration, Borrowers under Common Control
                                 and Related Borrowers" above and "DESCRIPTION
                                 OF THE MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans" in this prospectus supplement.

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a mortgage loan. In
                                 addition, the property managers are usually
                                 operating companies and unlike limited purpose
                                 entities, may not be restricted from incurring
                                 debt and other liabilities in the ordinary
                                 course of business or otherwise.

                                 We make no representation or warranty as to
                                 the skills of any present or future managers.
                                 Additionally, we cannot provide assurance that
                                 the property managers will be in a financial
                                 condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

CONDEMNATIONS OF MORTGAGED
 PROPERTIES MAY RESULT
  IN LOSSES....................  From time to time, there may be condemnations pending or threatened against one or more of
                                 the mortgaged properties securing mortgage
                                 loans included in the trust fund. The proceeds
                                 payable in connection with a total condemnation
                                 may not be sufficient to restore the related
                                 mortgaged property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use
                                 of, or income generation from, the affected
                                 mortgaged property. Therefore, we cannot give
                                 assurances that the occurrence of any
                                 condemnation will not have a negative impact
                                 upon distributions on your certificates.

                                      S-94

THE STATUS OF A GROUND LEASE
 MAY BE UNCERTAIN IN A
 BANKRUPTCY PROCEEDING........   Five (5) mortgaged properties, representing
                                 3.5% of the mortgage pool (4.2% of loan group
                                 1) by allocated loan amount, are secured in
                                 whole or in part by leasehold interests.
                                 Leasehold mortgage loans are subject to certain
                                 risks not associated with mortgage loans
                                 secured by a lien on the fee estate of the
                                 borrower. One of these risks is that if the
                                 related leasehold interest were to be
                                 terminated upon a lease default, the mortgagee
                                 would lose its security in the loan. Generally,
                                 each related ground lease requires the lessor
                                 thereunder to give the mortgagee notice of the
                                 borrower's defaults under the ground lease and
                                 an opportunity to cure them, permits the
                                 leasehold interest to be assigned to the
                                 mortgagee or a purchaser at a foreclosure sale
                                 (in some cases only upon the consent of the
                                 lessor) and contains certain other protective
                                 provisions typically included in a
                                 "mortgageable" ground lease. In addition,
                                 pursuant to Section 365(h) of the Bankruptcy
                                 Code, ground lessees in possession under a
                                 ground lease that has commenced have the right
                                 to continue in a ground lease even though the
                                 representative of their bankrupt ground lessor
                                 rejects the lease. The leasehold mortgages
                                 generally provide that the borrower may not
                                 elect to treat the ground lease as terminated
                                 on account of any such rejection by the ground
                                 lessor without the prior approval of the holder
                                 of the mortgage note or otherwise prohibit the
                                 borrower from terminating the ground lease. In
                                 a bankruptcy of a ground lessee/borrower, the
                                 ground lessee/borrower under the protection of
                                 the Bankruptcy Code has the right to assume
                                 (continue) or reject (breach and/or terminate)
                                 any or all of its ground leases. If the ground
                                 lessor and the ground lessee/borrower are
                                 concurrently involved in bankruptcy
                                 proceedings, the trustee may be unable to
                                 enforce the bankrupt ground lessee/borrower's
                                 right to continue in a ground lease rejected by
                                 a bankrupt ground lessor. In such
                                 circumstances, a ground lease could be
                                 terminated notwithstanding lender protection
                                 provisions contained therein or in the related
                                 mortgage. Further, in a recent decision by the
                                 United States Court of Appeals for the Seventh
                                 Circuit (Precision Indus. v. Qualitech Steel
                                 SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the
                                 court ruled with respect to an unrecorded lease
                                 of real property that where a statutory sale of
                                 the fee interest in leased property occurs
                                 under Section 363(f) of the Bankruptcy Code (11
                                 U.S.C. Section 363(f)) upon the bankruptcy of a
                                 landlord, such sale terminates a lessee's
                                 possessory interest in the property, and the
                                 purchaser assumes title free and clear of any
                                 interest, including any leasehold estates.
                                 Pursuant to Section 363(e) of the Bankruptcy
                                 Code (11 U.S.C. Section 363(e)), a lessee may
                                 request the bankruptcy court to prohibit or
                                 condition the statutory sale of the property so
                                 as to provide adequate protection of the
                                 leasehold interest; however, the court ruled
                                 that this provision does not ensure continued
                                 possession of the property, but rather entitles
                                 the lessee to compensation

                                      S-95

                                 for the value of its leasehold interest,
                                 typically from the sale proceeds. While there
                                 are certain circumstances under which a "free
                                 and clear" sale under Section 363(f) of the
                                 Bankruptcy Code would not be authorized
                                 (including that the lessee could not be
                                 compelled in a legal or equitable proceeding
                                 to accept a monetary satisfaction of his
                                 possessory interest, and that none of the
                                 other conditions of Section 363(f)(1)-(4) of
                                 the Bankruptcy Code otherwise permits the
                                 sale), we cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event
                                 of a statutory sale of leased property
                                 pursuant to Section 363(f) of the Bankruptcy
                                 Code, the lessee will be able to maintain
                                 possession of the property under the ground
                                 lease. In addition, we cannot provide
                                 assurances that the lessee and/or the
                                 mortgagee will be able to recuperate the full
                                 value of the leasehold interest in bankruptcy
                                 court.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are
                                 subject to operating leases. The operating
                                 lessee then sublets space in the mortgaged
                                 property to sub-tenants. Therefore, the cash
                                 flow from the rented mortgaged property will
                                 be subject to the bankruptcy risks with
                                 respect to the operating lessee.

MORTGAGE LOAN SELLERS MAY
 NOT BE ABLE TO MAKE A
 REQUIRED REPURCHASE OR
 SUBSTITUTION OF A DEFECTIVE
 MORTGAGE LOAN................   Each mortgage loan seller is the sole
                                 warranting party in respect of the mortgage
                                 loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except,
                                 in certain circumstances, for Wachovia Bank,
                                 National Association in its capacity as a
                                 mortgage loan seller) are obligated to
                                 repurchase or substitute any mortgage loan in
                                 connection with either a breach of any mortgage
                                 loan seller's representations and warranties or
                                 any document defects, if such mortgage loan
                                 seller defaults on its obligation to do so. We
                                 cannot provide assurances that the mortgage
                                 loan sellers will have the financial ability to
                                 effect such repurchases or substitutions.

                                 In addition, one or more of the mortgage loan
                                 sellers may have acquired a portion of the
                                 mortgage loans included in the trust fund in
                                 one or more secondary market purchases. Such
                                 purchases may be challenged as fraudulent
                                 conveyances. Such a challenge, if successful,
                                 may have a negative impact on the
                                 distributions on your certificates. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Assignment
                                 of the Mortgage Loans; Repurchases and
                                 Substitutions" and "--Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement and "DESCRIPTION OF
                                 THE POOLING AND SERVICING
                                 AGREEMENTS--Representations and Warranties;
                                 Repurchases" in the accompanying prospectus.

                                      S-96

ONE ACTION JURISDICTION MAY
 LIMIT THE ABILITY OF THE
 SPECIAL SERVICER TO
 FORECLOSE ON THE
 MORTGAGED PROPERTY............  Some states (including California) have laws that prohibit more than one judicial action to
                                 enforce a mortgage obligation, and some courts
                                 have construed the term judicial action
                                 broadly. Accordingly, the special servicer is
                                 required to obtain advice of counsel prior to
                                 enforcing any of the trust fund's rights under
                                 any of the mortgage loans that include
                                 mortgaged properties where this rule could be
                                 applicable. In the case of either a
                                 cross-collateralized and cross-defaulted
                                 mortgage loan or a multi-property mortgage loan
                                 which is secured by mortgaged properties
                                 located in multiple states, the special
                                 servicer may be required to foreclose first on
                                 properties located in states where such "one
                                 action" rules apply (and where non-judicial
                                 foreclosure is permitted) before foreclosing on
                                 properties located in the states where judicial
                                 foreclosure is the only permitted method of
                                 foreclosure. As a result, the special servicer
                                 may incur delay and expense in foreclosing on
                                 mortgaged properties located in states affected
                                 by one action rules. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Foreclosure" in
                                 the accompanying prospectus.

                                      S-97

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans included in the Trust Fund (the "Mortgage
Pool") is expected to consist of 149 fixed rate mortgage loans (the "Mortgage
Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance")
of $2,534,116,891. The "Cut-Off Date" for (i) 145 of the Mortgage Loans is
December 11, 2005, (ii) for 3 of the Mortgage Loans is December 1, 2005 and
(iii) for 1 of the Mortgage Loans is the origination date of the related
Mortgage Loan. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups
("Loan Group 1" and "Loan Group 2") and, collectively, the "Loan Groups"). Loan
Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily properties and (ii) 17 Mortgage Loans that are secured by multifamily properties. Loan Group 1 is expected to consist of 119 Mortgage
Loans, with an aggregate Cut-Off Date Balance of $2,157,387,173 (the "Cut-Off
Date Group 1 Balance"). Loan Group 2 will consist of 30 Mortgage Loans that are secured by multifamily properties with an aggregate Cut-Off Date Balance of
$376,729,718 (the "Cut-Off Date Group 2 Balance" and, together with the Cut-Off
Date Group 1 Balance the "Cut-Off Date Group Balances"). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in
the Mortgage Pool range from $1,380,000 to $162,500,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $17,007,496. The
Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from
$1,380,000 to $162,500,000. The Mortgage Loans in Loan Group 1 have an average
Cut-Off Date Balance of $18,129,304. The Cut-Off Date Balances of the Mortgage
Loans in Loan Group 2 range from $2,200,000 to $41,500,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $12,557,657. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the
Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related
Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of
Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date.

     All percentages of the Mortgage Loans or any specified group of Mortgage
Loans referred to in this prospectus supplement are approximate percentages.
All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date Balances, loan balances per square foot/room/unit, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related
Subordinate Companion Loans if any; provided that, with respect to the Hyatt
Center Loan, numerical and statistical information presented herein with respect to loan balance per square foot, loan-to-value ratios and debt service coverage ratios reflect the Pari Passu Companion Loan as well as the Mortgage
Loans themselves.

     All of the Mortgage Loans are evidenced by a promissory note (each a
"Mortgage Note") and are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a fee simple estate or, with respect to 5 Mortgaged Properties, representing
3.5% of the Cut-Off Date Pool Balance (4.2% of the Cut-Off Date Group 1
Balance) by allocated loan amount on a portion or all of a leasehold estate in an income-producing real property (each, a "Mortgaged Property").

                                      S-98

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

                                                                             PERCENTAGE     PERCENTAGE     PERCENTAGE
                                           NUMBER OF        AGGREGATE        OF CUT-OFF     OF CUT-OFF     OF CUT-OFF
                                           MORTGAGED       CUT-OFF DATE       DATE POOL     DATE GROUP     DATE GROUP
             PROPERTY TYPE                PROPERTIES         BALANCE           BALANCE       1 BALANCE     2 BALANCE
--------------------------------------   ------------   -----------------   ------------   ------------   -----------

Office ...............................         39       $  652,791,971           25.8%          30.3%          0.0%
Multifamily ..........................         70          594,878,763           23.5           10.1         100.0
Retail ...............................         42          571,918,468           22.6           26.5           0.0
 Retail - Anchored ...................         35          530,816,468           20.9           24.6           0.0
 Retail - Unanchored .................          6           31,902,000            1.3            1.5           0.0
 Retail - Shadow Anchored(2) .........          1            9,200,000            0.4            0.4           0.0
Hospitality ..........................         15          257,874,199           10.2           12.0           0.0
Self Storage .........................         56          254,550,000           10.0           11.8           0.0
Mixed Use ............................          5          118,302,500            4.7            5.5           0.0
Industrial ...........................          9           83,800,989            3.3            3.9           0.0
                                               --       --------------          -----          -----         -----
                                              236       $2,534,116,891          100.0%         100.0%        100.0%
                                              ===       ==============          =====          =====         =====

----------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for the Mortgage
      Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release prices) as detailed in the related Mortgage Loan documents).

(2)   A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

[GRAPHIC OMITTED]

                           Office................25.8%
                           Multifamily...........23.5
                           Retail................22.6
                           Hospitality...........10.2
                           Self Storage..........10.0
                           Mixed Use..............4.7
                           Industrial.............3.3

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the
Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association
("Wachovia"), in its capacity as a Mortgage Loan Seller, originated or acquired
146 of the Mortgage Loans, representing 98.0% of the Cut-Off Date Pool Balance
(116 Mortgage Loans in Loan Group 1 or 97.7% of the Cut-Off Date Group 1
Balance and 30 Mortgage Loans in Loan Group 2 or 100% of the Cut-Off Date Group
2 Balance). CWCapital LLC ("CWCapital") originated or acquired 3 of the
Mortgage Loans, representing 2.0% of the Cut-Off Date Pool Balance (2.3% of the
Cut-Off Date Group 1 Balance). None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past
12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated
Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See "--Amortization" below. One hundred forty-seven (147) of

                                      S-99

the Mortgage Loans, representing 97.4% of the Cut-Off Date Pool Balance (117
Mortgage Loans in Loan Group 1 or 96.9% of the Cut-Off Date Group 1 Balance and
all of the Mortgage Loans in Loan Group 2), accrue interest on the basis of the actual number of days elapsed over a 360-day year (an "Actual/360 basis"). Two
(2) of the Mortgage Loans, representing 2.6% of the Cut-Off Date Pool Balance
(3.1% of the Cut-Off Date Group 1 Balance), accrue interest on the basis of a
360-day year consisting of 12 thirty-day months (a "30/360 basis"). These
Mortgage Loans are sometimes referred to in this prospectus supplement as the
"30/360 Mortgage Loans". Eighty five (85) of the Mortgage Loans, representing
56.0% of the Cut-Off Date Pool Balance (68 Mortgage Loans in Loan Group 1 or
54.4% of the Cut-Off Date Group 1 Balance and 17 Mortgage Loans in Loan Group 2
or 65.2% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Thirty-two
(32) of the Mortgage Loans, representing 21.8% of the Cut-Off Date Pool Balance
(26 Mortgage Loans in Loan Group 1 or 21.2% of the Cut-Off Date Group 1 Balance
and 6 Mortgage Loans in Loan Group 2 or 25.6% of the Cut-Off Date Group 2
Balance), are interest-only for their entire term.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage
Loans are due monthly.

     Due Dates. Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a "Due Date") occurring on the 11th day of the month (or in the case of 3 Mortgage Loans, the 1st day of the month). No
Mortgage Loan has a grace period that extends payment beyond the 11th day of each calendar month (other than 2 Mortgage Loans which have a once-per-year grace period that may extend payment until the 14th day of any calendar month).

     Amortization. All of the Mortgage Loans provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity (the "Balloon Loans"), in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon
Payment"). Thirty-two (32) of these Mortgage Loans, representing 21.8% of the
Cut-Off Date Pool Balance (26 Mortgage Loans in Loan Group 1 or 21.2% of the
Cut-Off Date Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 25.6% of
the Cut-Off Date Group 2 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize.

     Sixteen (16) of the Balloon Loans (the "ARD Loans"), representing 7.7% of the Cut-Off Date Pool Balance (15 Mortgage Loans in Loan Group 1 or 8.4% and 1
mortgage loan in loan group 2 or 3.3%) of the Cut-Off Date Group 1 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest")
at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property
(as determined in the related Mortgage Loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated
Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Thirteen (13) of the ARD Loans, representing
4.1% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or
4.3% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or
3.3% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment
Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculations of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage
Loan together with all interest thereon at the Mortgage Rate has been paid.
With respect to such Mortgage Loans, no Prepayment Premiums or Yield
Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

     Eighty-five (85) of the Balloon Loans and ARD Loans, representing 56.0% of the Cut-Off Date Pool Balance (68 Mortgage Loans in Loan Group 1 or 54.4% of
the Cut-Off Date Group 1 Balance and 17 Mortgage Loans in Loan Group 2 or 65.2%
of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 12 to 84 months in the case of Loan Group 1 and, in the case of Loan

                                     S-100

Group 2, the first 18 to 60 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage
Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans.
Thirty-two (32) of the Balloon Loans and ARD Loans, representing 21.8% of the
Cut-Off Date Pool Balance (26 Mortgage Loans in Loan Group 1 or 21.2% of the
Cut-Off Date Group 1 Balance and 6 Mortgage Loans in Loan Group 2 or 25.6% of
the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. Three (3) of the ARD Loans, representing 3.5% of the Cut-Off Date
Pool Balance (4.2% of the Cut-Off Date Group 1 Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated Repayment Dates, but not the entire principal balance of the Mortgage Loans.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans
restrict or prohibit voluntary principal prepayment. In general, all of the
Mortgage Loans either (i) prohibit prepayment for most of the term of the
Mortgage Loan but permit defeasance after a date specified in the related
Mortgage Note for all or most of the remaining term (139 Mortgage Loans, or
89.0% of the Cut-Off Date Pool Balance (112 Mortgage Loans in Loan Group 1 or
88.4% of the Cut-Off Date Group 1 Balance and 27 Mortgage Loans in Loan Group 2
or 92.1% of the Cut-Off Date Group 2 Balance)); (ii) impose a yield maintenance charge for most or all of the remaining term (5 Mortgage Loans, or 2.9% of the
Cut-Off Date Pool Balance (4 Mortgage Loans in Loan Group 1 or 3.0% of the
Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 2.3% of the
Cut-Off Date Group 2 Balance)); (iii) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance or impose a yield maintenance charge for most of the remaining term at the borrower's option (1 Mortgage Loan, or
5.7% of the Cut-Off Date Pool Balance (6.7% of the Cut-Off Date Group 1
Balance)); (iv) prohibit prepayment until a date specified in the related mortgage note and then impose a yield maintenance charge for most of the remaining term (4 Mortgage Loans, or 2.4% of the Cut-Off Date Pool Balance (2
Mortgage Loans in Loan Group 1 or 1.9% of the Cut-Off Date Group 1 Balance and
2 Mortgage Loans in Loan Group 2 or 5.5% of the Cut-Off Date Group 2 Balance));
provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional Mortgage Loan
Information" in this prospectus supplement. Prepayment Premiums and Yield
Maintenance Charges, if and to the extent collected, will be distributed as described under "DESCRIPTION OF THE CERTIFICATES-- Distributions--Allocation of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment
Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment
Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of
Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance
Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged.
See "RISK FACTORS--Prepayments Will Affect Your Yield" in this prospectus supplement.

     One hundred forty (140) of the Mortgage Loans, representing 94.7% of the
Cut-Off Date Pool Balance (113 Mortgage Loans in Loan Group 1 or 95.1% of the
Cut-Off Date Group 1 Balance and 27 Mortgage Loans in Loan Group 2 or 92.1% of
the Cut-Off Date Group 2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years

                                     S-101

following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof)
from the lien of the related Mortgage without the prepayment of the Mortgage
Loan or the payment of the applicable Prepayment Premium or Yield Maintenance
Charge. Mortgage Loans secured by more than one Mortgaged Property (or multiple parcels or buildings constituting one Mortgaged Property) which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 115% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining
Mortgaged Properties (or portion thereof) after the defeasance. In general,
"Defeasance Collateral" is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated
Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the
Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related
Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated
Repayment Date. The Pooling and Servicing Agreement requires the Master
Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master
Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs
(accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     With respect to 1 Mortgage Loans (loan number 92), representing in the aggregate 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group
1 Balance), in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents, funds deposited in certain reserve accounts may be required to be used to pay down the principal balance of the related mortgage loan. In some instances, the amortization schedule will be recast and the monthly debt service payments on the Mortgage Loan will not be adjusted.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or
Yield Maintenance Charge except under the circumstances described in "SERVICING
OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee's prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

     With respect to 2 Mortgage Loans (loan numbers 7 and 72), representing
2.6% of the Cut-Off Date Pool Balance (3.1% of the Cut-Off Date Group 1
Balance), the related Mortgage Loan documents provide that under certain circumstances (a) the related borrower may encumber the related Mortgaged
Property with subordinate debt in the future and /or (b) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future (with respect to 1 Mortgage Loan
(loan number 72) without the consent of the mortgagee), subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

                                     S-102

     With respect to 1 Mortgage Loan (loan number 20), representing 1.3% of the
Cut-Off Date Pool Balance (1.5% of the Cut-Off Date Group 1 Balance), the
Mortgage Loan documents provide that under certain circumstances the related borrower may encumber the related Mortgaged Property with subordinate debt in the future.

     With respect to 2 Mortgage Loans (loan numbers 8 and 11), representing
3.6% of the Cut-Off Date Pool Balance (4.3% of the Cut-Off Date Group 1
Balance), the related Mortgage Loan documents provide that, under certain circumstances (a) the related borrowers may incur additional unsecured debt and/or (b) the entities owning an interest in the related borrowers may pledge their interests in the borrower as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

     With respect to 18 Mortgage Loans (loan numbers 3, 12, 14, 17, 23, 26, 44,
77, 86, 93, 97, 100, 120, 123, 127, 132, 134, and 135), representing approximately 15.3% of the Cut-Off Date Pool Balance (11 Mortgage Loans in Loan
Group 1 or 13.3% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in
Loan Group 2 or 26.8% of the Cut-Off Date Group 2 Balance), the related
Mortgage Loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee. See "RISK FACTORS--Additional Debt on Some
Mortgage Loans Creates Additional Risks" in this prospectus supplement.

     Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans
Creates Additional Risks" in this prospectus supplement.

     In addition, with respect to the Co-Lender Loans, the related Mortgaged
Property also secures one or more Companion Loans. See "--Co-Lender Loans" in this prospectus supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the
Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage
Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. For example, the terms of 19 Mortgage Loans (loan numbers 5, 13, 16,
25, 27, 28, 31, 44, 50, 52, 57, 61, 71, 73, 77, 79, 80, 89, and 111),
representing 14.5% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan
Group 1 or 13.9% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in
Loan Group 2 or 17.9% of the Cut-Off Date Balance of Loan Group 2), permit the borrowers to transfer tenant-in-common interests to investors that qualify as
"accredited investors" under the Securities Act. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described under "SERVICING
OF THE MORTGAGE LOANS--General" in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

                                     S-103

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans;
Certain Multi-Property Mortgage Loans. Three (3) groups of Mortgage Loans, the
Birtcher Portfolio (loan numbers 14, 97 and 120), representing in the aggregate
2.0% of the Cut-Off Date Pool Balance (2.4% of the Cut-Off Date Group 1
Balance), the Wyndchase and Villa Sierra Apartment Portfolio (loan numbers 80 and 111), representing in the aggregate 0.5% of the Cut-Off Date Pool Balance
(3.4% of the Cut-Off Date Group 2 Balance), and the Extra Space Self Storage
Portfolio #6 (loan numbers 35, 66, 74, 91, 94, 98, 102, 105, 113, 121, 122,
126, 131, 133, 141, 144, 146, 148, and 149), representing in the aggregate 4.0%
of the Cut-Off Date Pool Balance (4.7% of the Cut-Off Date Group 1 Balance) are
groups of Mortgage Loans that are cross-collateralized and cross-defaulted with each of the other Mortgage Loans in their respective groups. Although the
Mortgage Loans within each group of cross-collateralized and cross-defaulted
Mortgage Loans are cross-collateralized and cross-defaulted with the other
Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as
the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     In addition, 8 Mortgage Loans (loan numbers 3, 4, 14, 21, 52, 64, 82 and
90), representing in the aggregate 16.0% of the Cut-Off Date Pool Balance
(18.9% of the Cut-Off Date Group 1 Balance), are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing obligations of one borrower or the joint and several obligations of multiple borrowers.

     Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

     The terms of 8 Mortgage Loans (loan numbers 3, 4, 14, 50, 72, 140, 142 and
150), representing 14.4% of the Cut-Off Date Pool Balance (17.0% of the Cut-Off
Date Group 1 Balance), provide that in the event of a casualty or condemnation resulting in insurance proceeds that are applied to reduce the principal balance of the Mortgage Loan, the individual Mortgaged Property that was the subject of the casualty of condemnation may be released upon payment of a release price of 125% of the allocated loan amount for such Mortgaged Property.

     Substitutions. Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related Mortgage Loan documents also provide for the delivery of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See "RISK FACTORS --Substitution of Mortgaged Properties May Lead to
Increased Risks" in this prospectus supplement.

CERTAIN STATE SPECIFIC CONSIDERATIONS

     Thirty-eight (38) of the Mortgaged Properties, representing, by allocated loan amount, 21.3% of the Cut-Off Date Pool Balance (36 Mortgaged Properties in
Loan Group 1 or 22.9% of the Cut-Off Date Group 1 Balance and 2 Mortgaged
Properties in Loan Group 2 or 12.6% of the Cut-Off Date Group 2 Balance) are
located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in
California may be accomplished by a non judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the mortgagee to exhaust the security afforded under the deed of trust by

                                     S-104

foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property.
California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan.
Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a mortgagee whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the mortgagee's right to have a receiver appointed under certain circumstances.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition.
No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged
Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement
Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value. In addition, with respect to 14 Mortgaged Properties (loan numbers by property 3.05, 3.10, 3.14, 5, 9, 29, 46, 52.01, 52.02, 52.03, 52.04,
52.05, 73 and 92), representing by allocated loan amount approximately 8.2% of the Cut-Off Date Pool Balance (13 Mortgaged Properties in Loan Group 1 or 9.2%
of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or
2.4% of the Cut-Off Date Group 2 Balance), the appraised value represented is the "as-stabilized" value. See also "RISK FACTORS--Inspections and Appraisals
May Not Accurately Reflect Value or Condition of Mortgaged Property".

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each
Mortgaged Property in connection with the origination of the related Mortgage
Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such
"Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the
Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party. See also "RISK
FACTORS--Environmental Laws May Adversely Affect the Value of and Cash Flow
from a Mortgaged Property" in this prospectus supplement.

     Engineering Assessments. In connection with the origination of all of the
Mortgage Loans, a licensed engineer or architect inspected the related
Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the mortgagee an amount equal to at least 100% of the licensed

                                     S-105

engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, the mortgagee may waive such required deposits under certain circumstances.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 2 of the Mortgaged Properties representing, by allocated loan amount, 0.2% of the Cut-off Date Pool Balance (0.2% of Loan
Group 1), are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property.

CO-LENDER LOANS

     General.

     While it is expected that the final form of the agreement will be substantially in the form described below, some or all of the Intercreditor
Agreements described below remain under negotiation and as a result the terms and provisions described in this prospectus supplement may not necessarily reflect what will ultimately be agreed to by the parties. To the extent the provisions change in a manner that would be materially adverse to holders of the Offered Certificates, the Depositor will deliver an updated description of the related provisions Intercreditor Agreement to prospective investors.

     Six (6) Mortgage Loans (loan number 1, the "Hyatt Center Loan", loan number 29, the "Lake Sweetwater Apartments Loan", loan number 48, the "Putnam
Place Loan", loan number 50, the "One Grumman Road West Loan", loan number 6, the "Tiffany Building Loan" and loan number 89, the "Key Plaza Loan"
(collectively, the "Co-Lender Loans")) originated by Wachovia Bank, National
Association are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the
Co-Lender Loans, certain other mortgage loans have additional debt. See "RISK
FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risks".

     The Hyatt Center Loan is part of a split loan structure, which has 1 companion loan (the "Hyatt Center Pari Passu Companion Loan") that is pari passu in right of entitlement to payment with the Hyatt Center Loan. The Hyatt
Center Pari Passu Companion Loan and the Hyatt Center Loan are referred to collectively herein as the "Hyatt Center Whole Loan". The Hyatt Center Loan has
a Cut-Off Date Balance of $162,500,000, representing 6.4% of the Cut-Off Date
Pool Balance (7.5% of the Cut-Off Date Group 1 Balance). The Hyatt Center Pari
Passu Companion Loan will not be included in the Trust Fund. See "--Twenty
Largest Mortgage Loans--Hyatt Center" below.

     One (1) Mortgage Loan (loan number 6 (the "Caplease Loan"), is part of a split loan structure, which has 1 companion loan (the "Caplease Companion
Loan") that is subordinate in its right of entitlement to payment to the
Caplease Loan. Notwithstanding the immediately preceding sentence, the holder of the Caplease Companion Loan has agreed to subordinate its interest in certain respects to the Caplease Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a "Defaulted Lease Claim"). See "--Caplease Loans"
below. Capital Lease, LP ("Caplease"), is the holder of the Caplease Companion
Loan, but may elect to sell the Caplease Companion Loan at any time. See "RISK
FACTORS--Potential Conflicts of Interest" in this prospectus supplement. In addition, Wachovia Bank, National Association owns an equity interest in
Caplease and provides financing to Caplease secured by, among other things, the
Caplease Companion Loan.

     Three (3) Mortgage Loans (loan numbers 29, 48 and 89 (the "Mezz Cap
Loans") are part of a split loan structure, each of which have 1 companion loan
(a "Mezz Cap Companion Loan") that is subordinate in its right of entitlement to payment to the related Mezz Cap Loan. See "--Mezz Cap Loans" below.

     One (1) Mortgage Loan (loan number 50 (the "One Grumman Road West Loan")), which has 1 companion loan (the "One Grumman Road West Companion Loan") is part of a split loan structure in which the One Grumman Road West Companion Loan is subordinate in its right of payment to the One Grumman Road West Loan.

                                     S-106

     The Hyatt Center Pari Passu Companion Loan, the Mezz Cap Companion Loans,
the One Grumman Road West Companion Loan and the Caplease Companion Loan are
referred to herein as the "Companion Loans". None of the Companion Loans are
included in the Trust Fund. The Hyatt Center Pari Passu Companion Loan is
referred to herein as the "Pari Passu Companion Loan" and the Hyatt Center Loan
is referred to herein as the "Pari Passu Loan". The Companion Loans, except for the Pari Passu Companion Loan, are collectively referred to herein as the
"Subordinate Companion Loans". The Caplease Loan together with its respective
Caplease Companion Loan is referred to herein as the "Caplease Whole Loan." The
Mezz Cap Loans together with their related Mezz Cap Companion Loans are referred to herein as the "Mezz Cap Whole Loans". The One Grumman Road West
Loan together with the One Grumman Road West Companion Loan are referred to herein as the "One Grumman Road West Whole Loan." The Hyatt Center Whole Loan,
the Caplease Whole Loan, the Mezz Cap Whole Loans and the One Grumman Road West
Whole Loan are referred to in this prospectus supplement individually as a
"Whole Loan" and collectively as the "Whole Loans".

     With respect to the Hyatt Center Loan, the terms of the related intercreditor agreement (the "Hyatt Center Intercreditor Agreement" (the "Pari
Passu Loan Intercreditor Agreement"), provide that the Hyatt Center Loan and the Hyatt Center Pari Passu Companion Loan are of equal priority with each other and no portion of either loan will have priority or preference over the other.

     With respect to the One Grumman Road West Loan, the terms of the related intercreditor agreement (the "One Grumman Road West Intercreditor Agreement")
provide that the One Grumman Road West Companion Loan is subordinate in certain respects to the One Grumman Road West Loan.

     With respect to the Caplease Loan, the terms of the related intercreditor agreement (the "Caplease Intercreditor Agreement") provide that the Caplease
Companion Loan is subordinate in certain respects to the Caplease Loan.

     With respect to the Mezz Cap Loans, the terms of the related intercreditor agreements (the "Mezz Cap Intercreditor Agreements") provide that the Mezz Cap
Companion Loans are subordinate in certain respects to the related Mezz Cap
Loan. The Pari Passu Loan Intercreditor Agreements, the Caplease Intercreditor
Agreement, the One Grumman Road West Intercreditor Agreement and the Mezz Cap
Intercreditor Agreements are individually referred to in this prospectus supplement as an "Intercreditor Agreement" and collectively as the
"Intercreditor Agreements".

     The following table presents certain information with respect to the
Co-Lender Loans:

                                                           CUT-OFF DATE
                                                            PRINCIPAL     CUT-OFF DATE                    WHOLE
                                         CUT-OFF DATE       BALANCE OF      PRINCIPAL     WHOLE LOAN    LOAN CUT-
                                      PRINCIPAL BALANCE       SENIOR       BALANCE OF    UNDERWRITTEN   OFF DATE
            MORTGAGE LOAN              OF MORTGAGE LOAN     COMPONENT      WHOLE LOAN        DSCR          LTV
------------------------------------ ------------------- --------------- -------------- -------------- ----------

Hyatt Center .......................     $162,500,000     $325,000,000   $325,000,000         1.51x        65.0%
Tiffany Building ...................     $ 58,400,000     $ 58,400,000   $ 62,914,441         1.05x        86.2%
Lake Sweetwater Apartments .........     $ 21,875,172     $ 21,875,172   $ 23,245,033         1.09x        84.8%
Putnam Place. ......................     $ 15,900,000     $ 15,900,000   $ 16,799,782         1.12x        84.4%
One Grumman Road West ..............     $ 15,500,000     $ 15,500,000   $ 23,000,000         1.24x        70.6%
Key Plaza ..........................     $  7,200,000     $  7,200,000   $  7,450,000         1.18x        82.8%

     One Grumman Road West Loan

     Servicing Provisions of the One Grumman Road West Intercreditor
Agreement. Pursuant to the terms of the One Grumman Road West Intercreditor
Agreement, the One Grumman Road West Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The One Grumman Road West
Intercreditor Agreement provides that expenses, losses and shortfalls relating to the One Grumman Road West Whole Loan will be allocated first, to the holder of the One Grumman Road West Companion Loan and thereafter to the One Grumman
Road West Loan.

     With respect to the One Grumman Road West Loan, the Master Servicer and
Special Servicer will service and administer the One Grumman Road West Loan and the One Grumman Road West

                                     S-107

Companion Loan pursuant to the Pooling and Servicing Agreement and the One
Grumman Road West Intercreditor Agreement for so long as the One Grumman Road
West Loan is part of the Trust Fund. The holder of the One Grumman Road West
Companion Loan will be entitled to advise and direct the Master Servicer and/or
Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the One Grumman Road West Loan at such times as the One Grumman Road West Companion Loan is not the subject of a One Grumman Road West Control Appraisal Period (as defined below).

     A "One Grumman Road West Control Appraisal Period" occurs at such times when the principal balance of the One Grumman Road West Companion Loan minus any One Grumman Road West Control Appraisal Amount is less than or equal to twenty-five percent (25%) of the principal balance of the One Grumman Road West
Companion Loan. A "One Grumman Road West Control Appraisal Amount" is an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the
One Grumman Road West Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the One Grumman Road West Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the One Grumman Road West
Whole Loan, plus (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property (less any amounts held in escrow for such items) over
(ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the One
Grumman Road West Intercreditor Agreement (net of any liens senior to the lien of the One Grumman Road West Loan).

     No advice or direction of the holder of the One Grumman Road West
Companion Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the
Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS--The
Controlling Class Representative" in this prospectus supplement.

     In the event of certain defaults under the One Grumman Road West Whole
Loan, the holder of the One Grumman Road West Companion Loan will be entitled to (i) cure such default within five (5) business days of receipt of notice from the mortgagee with respect to monetary defaults and within thirty (30)
days of receipt of notice from the mortgagee with respect to non monetary defaults and/or (ii) purchase the One Grumman Road West Loan from the Trust
Fund after the expiration of the cure period subject to the conditions contained in the One Grumman Road West Intercreditor Agreement; provided, however, the holder of the One Grumman Road West Companion Loan may only cure such defaults five (5) times during the life of the One Grumman Road West Loan and no such cure is permitted to last for more than three (3) consecutive months. The purchase price will generally equal the unpaid aggregate principal balance of the One Grumman Road West Loan together with all unpaid interest thereon (other than default interest) at the related mortgage interest rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the One Grumman Road West Loan is responsible;
provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance, include any Prepayment Premium, late payment charge, default interest or exit fees or include any Liquidation Fee or Workout Fee payable to the Special Servicer pursuant to the Pooling and Servicing Agreement but shall include, in the event the purchase price is being calculated in connection with the purchase of REO Property, any and all costs and expenses incurred by the Trust Fund during the time it owned the Mortgaged Property, net of all cash receipts from the Mortgaged Property actually received by the Trust
Fund during such period, and any and all costs and expenses incurred by the
Trust Fund in connection with the transfer of the Mortgaged Property to such purchasing holder, including, without limitation, reasonable attorneys fees and expenses, and any transfer or gains or similar taxes and fees paid in connection with such transfer. No prepayment consideration will be payable in connection with such a purchase of the One Grumman Road West Whole Loan.

     Application of Payments. Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the One Grumman Road
West Whole Loan becomes a Specially Serviced Mortgage

                                     S-108

Loan (a "One Grumman Road West Special Event of Default") has occurred and is continuing (subject to the cure and purchase rights of holder of the One
Grumman Road West Companion Loan under the One Grumman Road West Intercreditor
Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the One Grumman Road
West Whole Loan will be paid in the following manner:

     first, to the holder of the One Grumman Road West Loan in an amount equal to the accrued and unpaid interest due thereon;

     second, to the holder of the One Grumman Road West Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the
One Grumman Road West Loan and the One Grumman Road West Companion Loan) of the
principal balance of the One Grumman Road West Whole Loan which is due and payable pursuant to the related Mortgage Loan documents;

     third, to the holder of the One Grumman Road West Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the One Grumman
Road West Loan;

     fourth, to the holder of the One Grumman Road West Companion Loan in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding which are reimbursed by the related borrower;

     fifth, to the holder of the One Grumman Road West Companion Loan in an amount equal to the accrued and unpaid interest due thereon;

     sixth, to the holder of the One Grumman Road West Companion Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the One Grumman Road West Loan and the One Grumman Road West
Companion Loan) of the principal balance of the One Grumman Road West Whole
Loan which is due and payable pursuant to the related Mortgage Loan documents;

     seventh, to the holder of the One Grumman Road West Companion Loan in an amount equal to any unreimbursed realized losses, if any, with respect to the
One Grumman Road West Companion Loan;

     eighth, to the holders of the One Grumman Road West Loan and the One
Grumman Road West Companion Loan, pro rata (calculated in the manner described in the related Intercreditor Agreements), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the One Grumman Road West
Whole Loan;

     ninth, to the holders of the One Grumman Road West Loan and the One
Grumman Road West Companion Loan, pro rata (based upon the outstanding principal balance of the One Grumman Road West Loan and the One Grumman Road
West Companion Loan, respectively), in an amount equal to any extension fees, to the extent actually paid, allocable to the One Grumman Road West Loan;

     tenth, to the holder of the One Grumman Road West Loan in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the One Grumman Road
West Companion Loan made cure payments in accordance with the terms of the One
Grumman Road West Intercreditor Agreement shall be paid to the holder of the
One Grumman Road West Companion Loan;

     eleventh, to the holder of the One Grumman Road West Companion Loan in an amount equal to any default interest;

     twelfth, to the holders of the One Grumman Road West Loan and the One
Grumman Road West Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the One Grumman Road West Loan and the
One Grumman Road West Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

     thirteenth, any excess, pro rata, to the holders of the One Grumman Road
West Loan and the One Grumman Road West Companion Loan (based upon the outstanding principal balance of the One Grumman Road West Loan and the One
Grumman Road West Companion Loan, respectively).

     Following the occurrence and during the continuance of a One Grumman Road
West Special Event of Default (subject to the cure and purchase rights of holder of the One Grumman Road West Companion

                                     S-109

Loan under the One Grumman Road West Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the One Grumman Road West Whole Loan will be paid in the following manner:

     first, to the holder of the One Grumman Road West Loan, in an amount equal to the accrued and unpaid interest due thereon;

     second, to the holder of the One Grumman Road West Loan, in an amount equal to the principal balance of the One Grumman Road West Loan until paid in full;

     third, to the holder of the One Grumman Road West Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the One Grumman
Road West Loan;

     fourth, to the holder of the One Grumman Road West Companion Loan in an amount equal to any unreimbursed cure payments and advances;

     fifth, to the holder of the One Grumman Road West Companion Loan in an amount equal to the accrued and unpaid interest due thereon;

     sixth, to the holder of the One Grumman Road West Companion Loan, in an amount equal to the principal balance of the One Grumman Road West Companion
Loan until paid in full;

     seventh, to the holder of the One Grumman Road West Companion Loan in an amount equal to any unreimbursed realized losses, if any, with respect to the
One Grumman Road West Companion Loan;

     eighth, to the holder of the One Grumman Road West Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the One Grumman Road West Loan;

     ninth, to the holder of the One Grumman Road West Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the One Grumman Road West Companion Loan;

     tenth, to the holder of the One Grumman Road West Loan in an amount equal to the full exit fee due under the related Mortgage Loan documents, to the extent actually paid;

     eleventh, to the holder of the One Grumman Road West Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the holder of the One Grumman Road West Loan (based upon the ratio between the initial principal balance of the One Grumman Road West Loan and the initial principal balance of the One Grumman Road West Whole Loan);

     twelfth, to the holder of the One Grumman Road West Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the One Grumman Road West Companion Loan (based upon the ratio between the initial principal balance of the One Grumman Road West Companion
Loan and the initial principal balance of the One Grumman Road West Whole
Loan);

     thirteenth, to the holder of the One Grumman Road West Loan in an amount equal to any default interest;

     fourteenth, to the holder of the One Grumman Road West Companion Loan in an amount equal to any default interest; and

     fifteenth, any excess, pro rata, to the holders of the One Grumman Road
West Loan and the One Grumman Road West Companion Loan (based upon the initial principal balance of the One Grumman Road West Loan and the initial principal balance of the One Grumman Road West Companion Loan, respectively).

     Pari Passu Loan

     Servicing Provisions of the Hyatt Center Intercreditor Agreement. With
respect to the Hyatt Center Pari Passu Loan, the Master Servicer and the
Special Servicer will administer the Hyatt Center Loan and the Hyatt Center
Companion Loan pursuant to the Pooling and Servicing Agreement and the Hyatt
Center Intercreditor Agreement for so long as the Hyatt Center Loan is part of the Trust Fund. The

                                     S-110

holder of the Pari Passu Companion Loan or an advisor on its behalf will generally share certain of the rights that the Controlling Class Representative has with respect to directing the Master Servicer and/or Special Servicer with respect to the servicing of the related Hyatt Center Loan. See "SERVICING OF
THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     Application of Payments. Pursuant to the Hyatt Center Intercreditor
Agreement, all payments, proceeds and other recoveries on or in respect of the
Hyatt Center Loan and/or the Hyatt Center Pari Passu Companion Loan (subject in each case to the rights of the Master Servicer, the Special Servicer and the
Trustee to payments and reimbursements as set forth in the Pooling and
Servicing Agreement) will be applied to the Hyatt Center Pari Passu Loan and the Hyatt Center Pari Passu Companion Loan on a pro rata basis according to their respective principal balances.

     Application of Amounts Paid to Trust Fund.

     On or before each distribution date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for such Distribution
Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan.

     Caplease Loan

     Servicing Provisions of the Caplease Intercreditor Agreement. With respect to the Caplease Loan, the Master Servicer and Special Servicer will service and administer the Caplease Loan and the Caplease Companion Loan pursuant to the
Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as such Caplease Loan is part of the Trust Fund. The Caplease Loan and the
Caplease Companion Loan are cross defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the
Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend a Caplease Loan or the related Caplease Companion Loan in a manner materially adverse to the holder of the related Caplease Companion Loan without the consent of the holder of the related Caplease Companion Loan. The holder of such Caplease Companion Loan will be entitled to advise the Special
Servicer with respect to certain matters related to the Caplease Loan and the related Caplease Companion Loan. See "SERVICING OF THE MORTGAGE LOANS--The
Controlling Class Representative" in this prospectus supplement.

     In the event the Mortgage Loan becomes 90 days or more delinquent, an acceleration of the Caplease Loan and the Caplease Companion Loan after an event of default under the related loan documents occurs, the principal balance of the Mortgage Loan is not paid at maturity, or the borrower files a petition for bankruptcy, the holder of the Caplease Companion Loan will be entitled to purchase the Caplease Loan from the Trust Fund for a purchase price equal to the sum of (i) the principal balance of the Caplease Loan, together with accrued and unpaid interest thereon through the date of purchase, (ii)
unreimbursed Advances together with accrued and unpaid interest thereon and
(iii) certain other amounts payable under the loan documents.

     Applications of Payments. Pursuant to the Caplease Intercreditor
Agreement, to the extent described below, the right of the holder of the
Caplease Companion Loan to receive payments with respect to the Caplease
Companion Loan (other than payments in respect of Defaulted Lease Claims) is subordinated to the payment rights of the trust to receive payments with respect to the Caplease Loan. All payments and proceeds of the Caplease Loan and the Caplease Companion Loan (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the Caplease Loan, will be applied first, in the event of liquidation of the real property, a determination that

                                     S-111

applicable servicing advances are nonrecoverable, or a lease acceleration or termination, to reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be paid in the following manner:

     first, to the holder of the Caplease Loan, in an amount equal to interest due with respect to the Caplease Loan at the pre-default interest rate thereon;

     second, to the holder of the Caplease Loan, in an amount equal to the portion of any scheduled payments of principal allocable to the Caplease Loan
(including, following acceleration, the full principal balance thereof);

     third, to fund any applicable reserves under the terms of the loan documents for the Caplease Whole Loan;

     fourth, to the holder of the Caplease Companion Loan, in an amount equal to amounts then due with respect to the Caplease Companion Loan (including reimbursement of any advances made by or on behalf of the holder of the
Caplease Companion Loan, interest due with respect to the Caplease Companion
Loan at the pre-default interest rate thereon and any scheduled payments of principal allocable to the Caplease Companion Loan);

     fifth, to reimburse the Master Servicer, Special Servicer or the holder of the Caplease Companion Loan for any outstanding advances made by either such party on the Caplease Loan or the Caplease Companion Loan, to the extent then deemed to be nonrecoverable and not previously reimbursed;

     sixth, sequentially to the Caplease Loan and then the Caplease Companion
Loan, in each case until paid in full, any unscheduled payments of principal with respect thereto;

     seventh, to any prepayment premiums or yield maintenance charges
(allocated pro rata based on the principal then prepaid); and

     eighth, to any default interest, first to the default interest accrued on the Caplease Loan and then default interest accrued on the Caplease Companion
Loan.

     Proceeds of Defaulted Lease Claims will be applied first to payment of amounts due under the Caplease Companion Loan, and thereafter will be payable to the holder of the Caplease Loan.

     Mezz Cap Loans

     Servicing Provisions of the Mezz Cap Intercreditor Agreements. With
respect to the Mezz Cap Loans, the Master Servicer and Special Servicer will service and administer the Mezz Cap Loans and each related Mezz Cap Companion
Loan pursuant to the Pooling and Servicing Agreement and the related
Intercreditor Agreement for so long as the Mezz Cap Loans are part of the Trust
Fund. The Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any of the Mezz Cap Loans or the related loan documents without obtaining the prior written consent of the holder of the related Mezz Cap Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such Mezz Cap Loan or the related Mortgage Loan documents adversely affects the lien priority of the related mortgage or constitutes certain material modifications specified in the related Mezz Cap
Intercreditor Agreement, provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See
"SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on a Mezz Cap
Loan or Mezz Cap Companion Loan becomes ninety (90) or more days delinquent,
(ii) the principal balance of such Mezz Cap Loan or Mezz Cap Companion Loan has been accelerated, (iii) the principal balance of such Mezz Cap Loan or Mezz Cap
Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or (v) any other event where the cash flow payment under such Mezz Cap
Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holders of such Mezz

                                     S-112

Cap Companion Loan will be entitled to purchase such Mezz Cap Loan from the
Trust Fund for a period of thirty (30) days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Mezz Cap
Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of such Mezz Cap Loan, together with all unpaid interest on such Mezz Cap Loan (other than default interest and late payment charges) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under such Mezz Cap Loan is responsible. Unless the borrower or an affiliate is purchasing such Mezz Cap
Loan, no prepayment consideration will be payable in connection with the purchase of such Mezz Cap Loan.

     Application of Payments. Pursuant to the Mezz Cap Intercreditor Agreements
and prior to the occurrence of (i) the acceleration of the Mezz Cap Loans or
Mezz Cap Companion Loans, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrowers will make separate monthly payments of principal and interest to the Master Servicer and the holder of the Mezz Cap Companion Loans. Any escrow and reserve payments required in respect of the Mezz Cap Loans or Mezz Cap Companion Loans will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of any of the Mezz Cap Loans or Mezz Cap Companion Loans, (ii) a
monetary event of default or (iii) an event of default triggered by the bankruptcy of the related borrowers, and subject to certain rights of the holder of the Mezz Cap Companion Loans to purchase the Mezz Cap Loans from the
Trust Fund, all payments and proceeds (of whatever nature) on the Mezz Cap
Companion Loans will be subordinated to all payments due on the related Mezz
Cap Loans and the amounts with respect to such Whole Loans will be paid
(excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related Mortgage Loan documents or released to the related borrower) in the following manner:

     first, to the Master Servicer, Special Servicer or Trustee, up to the
amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity;

     third, to the holder of such Mezz Cap Loan, in an amount equal to accrued and unpaid interest with respect to such Mezz Cap Loan;

     fourth, to the holder of such Mezz Cap Loan, in an amount equal to the principal balance of such Mezz Cap Loan until paid in full;

     fifth, to the holder of such Mezz Cap Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such Mezz Cap
Loan;

     sixth, to the holder of such Mezz Cap Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of such Mezz Cap
Companion Loan and then to accrued and unpaid servicing fees with respect to such Mezz Cap Companion Loan;

     seventh, to the holder of such Mezz Cap Companion Loan, in an amount equal to accrued and unpaid interest with respect to such Mezz Cap Companion Loan;

     eighth, to the holder of such Mezz Cap Companion Loan, in an amount equal to the principal balance of such Mezz Cap Companion Loan until paid in full;

     ninth, to the holder of such Mezz Cap Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such Mezz
Cap Companion Loan;

     tenth, to the holder of such Mezz Cap Loan and the holder of such Mezz Cap
Companion Loan, in an amount equal to any unpaid excess default interest accrued on such Mezz Cap Loan and such Mezz Cap Companion Loan, respectively;

     eleventh, any amounts collected or recovered on such Mezz Cap Whole Loan that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any servicer in respect of such Mezz Cap Loan or Mezz Cap Companion Loan are payable to the holder of such Mezz Cap Loan and
Mezz Cap Companion Loan on a pro rata basis based on the initial balance of each such loan, respectively; and

                                     S-113

     twelfth, any excess, to the holder of such Mezz Cap Loan and the holder of such Mezz Cap Companion Loan, pro rata, based upon the initial principal balances of the related loans.

     Notwithstanding the foregoing waterfall, if within ninety (90) days of the occurrence of a monetary event of default, (i) the related borrower has paid to the applicable servicer an amount (or amounts are otherwise available)
sufficient to cure such monetary default (without taking into consideration default interest in excess of the applicable loan rate or any related charges),
(ii) no other event of default exists, (iii) the applicable servicer determines that a workout which maintains the scheduled payments and the waiver or deferral of the unpaid default interest and late charges is the course of action to pursue with regard to the monetary event or default, then the Master
Servicer and/or the Special Servicer, as applicable, may apply the amount paid by such borrower (or otherwise available) net of amounts payable to the Master
Servicer and/or the Special Servicer, as applicable, or Trustee, first to the holder of such Mezz Cap Loan in an amount equal to the accrued and unpaid interest on such Mezz Cap Loan and then an amount equal to any current and delinquent scheduled principal payments on such Mezz Cap Loan and second to the holder of such Mezz Cap Companion Loan in an amount equal to the accrued and unpaid interest on such Mezz Cap Companion Loan and then an amount equal to any current and delinquent scheduled principal payments on such Mezz Cap Companion
Loan.

     Application of Amounts Paid to Trust Fund. On or before each distribution date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the Intercreditor Agreement will be included in the Available
Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related
Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan.

MEZZANINE LOANS

     With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related
Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage
Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

CERTAIN PROVISIONS OF THE INTERCREDITOR AGREEMENTS WITH RESPECT TO CERTAIN
   SUBORDINATE LOANS

     Pursuant to the terms of the related intercreditor agreements, the holders of the subordinate loans (the "Subordinate Loans") with respect to 5 Mortgage
Loans (loan numbers 5, 13, 25, 28 and 69) generally have the right, among other things, to (i) approve the annual operating budget of the related borrower in accordance with the terms of the loan documents with respect to such subordinate loan; (ii) cause the termination of the property manager with respect to such Mortgaged Property and approve successor managers subject to certain conditions set forth in the related intercreditor agreements and (iii)
purchase, in whole but not in part, the related Mortgage Loan for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon and all costs and expenses actually incurred by the mortgagee in enforcing the terms of the related
Mortgage Loan documents.

     The holders of the Subordinate Loans shall also have the right to be notified prior to the commencement of any enforcement action by the mortgagee with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the related intercreditor agreement.

     The Mortgage Loan documents for the Subordinate Loans generally may be amended without the consent of the holder of the related Subordinate Loan;
except for certain amendments relating to, among

                                     S-114

other things, the economic terms of the related Mortgage Loan, the cash management provisions and the collateral for the related Mortgage Loan, however, in a work-out context the forgoing consent is generally not required.

     The holders of the Subordinate Loans may not exercise any rights they may have under the related Mortgage Loan documents or applicable law with respect to a foreclosure or other realization upon the related Mortgaged Property without the prior written consent of the mortgagee, which consent can be withheld or conditioned in the mortgagee's sole and absolute discretion.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an
individual basis, see Annexes A-1, A-2, A-3, A-4, A-5 and A-6 to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5 and
A-6 unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans. For purposes of the calculation of
DSC Ratios, LTV Ratios and Loan per Sq. Ft., Unit, Pad or Room with respect to the Hyatt Center Loan, such ratios are calculated based upon the aggregate debt service on or aggregate indebtedness of, as applicable, the Hyatt Center Loan and the Hyatt Center Pari Passu Companion Loan. Certain of the Mortgage Loans
may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these
Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under "--Assignment of the Mortgage Loans;
Repurchases and Substitutions" and "--Representations and Warranties;
Repurchases and Substitutions," in this prospectus supplement and under
"DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
AND LEASES" in the accompanying prospectus.

     In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5 and A-6 to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading "Cross
Collateralized and Cross Defaulted Loan Flag" with respect to the other
Mortgage Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the
Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5 and A-6:

       (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The
   DSC Ratio for any Mortgage Loan or Pari Passu Loan is the ratio of Net Cash
   Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The "Net Cash Flow" for a Mortgaged Property is the
   "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self-storage and office properties (each a "Rental Property"); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 85 Mortgage Loans, representing 56.0% of the Cut-Off Date Pool
   Balance (68 Mortgage Loans in Loan Group 1 or 54.4% of the Cut-Off Date
   Group 1 Balance and 17 Mortgage Loans in Loan Group 2 or 65.2%) where
   Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan

                                     S-115

   commencing after the amortization period begins; and (ii) with respect to 1
   Mortgage Loan (loan number 70), representing 0.4% of the Cut-Off Date Pool
   Balance (2.5% of the Cut-Off Date Group 2 Balance), such ratio was adjusted by taking into account amounts available under letters of credit or certain cash reserves; provided, further, that, for purposes of calculating the
   DSCR's provided herein for each Pari Passu Loan, the debt service on the related Pari Passu Companion Loan will be taken into account. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental
   Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the
   Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash
Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental
Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded
(or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income
(generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily and self storage properties, the Mortgage Loan
Sellers generally either reviewed rental revenue shown on the certified rolling
12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan
Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon.
In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates.
Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of
5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged
Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a

                                     S-116

minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d)
expenses were assumed to include annual replacement reserves. See
"--Underwriting Standards -- Escrow Requirements -- Replacement Reserves" in
this prospectus supplement. In addition, in some instances, the Mortgage Loan
Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the
Mortgage Loan Sellers determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan
Sellers nor the Depositor verified their accuracy.

       (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are
   references to the ratio, expressed as a percentage, of the Cut-Off Date
   Balance of a Mortgage Loan (or, in the case of the Hyatt Center Pari Passu
   Loan, of the applicable Hyatt Center Loan) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 14
   Mortgaged Properties (loan numbers by property 3.05, 3.10, 3.14, 5, 9, 29,
   46, 52.01, 52.02, 52.03, 52.04, 52.05, 73, and 92), representing by allocated loan amount approximately 8.2% of the Cut-Off Date Pool Balance
   (13 Mortgaged Properties in Loan Group 1 or 9.2% of the Cut-Off Date Group
   1 Balance and 1 Mortgaged Property in Loan Group 2 or 2.4% of the Cut-Off
   Date Group 2 Balance), the appraised value represented is the
   "as-stabilized" value.

       (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or
   Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan (or, in the case of a Pari Passu Loan, of the applicable Whole Loan) on its scheduled maturity date (or for an ARD
   Loan on its Anticipated Repayment Date) (prior to the payment of any
   Balloon Payment or principal prepayments) to the appraised value of portions of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 14 Mortgaged Properties (loan numbers by property 3.05, 3.10, 3.14, 5,
   9, 29, 46, 52.01, 52.02, 52.03, 52.04, 52.05, 73, and 92), representing by allocated loan amount approximately 8.2% of the Cut-Off Date Pool Balance
   (13 Mortgaged Properties in Loan Group 1 or 9.2% of the Cut-Off Date Group
   1 Balance and 1 Mortgaged Property in Loan Group 2 or 2.4% of the Cut-Off
   Date Group 2 Balance), the appraised value represented is the
   "as-stabilized" value.

       (iv) References to "Loan per Sq. Ft., Unit, Pad or Room" are, for each
   Mortgage Loan secured by a lien on a multifamily property, hospitality property or assisted living facility or other healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan
   (or, in the case of the Hyatt Center Pari Passu Loan, of the Hyatt Center
   Whole Loan) divided by the number of dwelling units, pads or guest rooms, respectively, that the related Mortgaged Property comprises, and, for each
   Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan (or in the case of the Hyatt Center Pari Passu Loan, of the Hyatt Center Whole Loan) divided by the net rentable square foot area of the related Mortgaged Property.

       (v) References to "Year Built" are references to the year that a
   Mortgaged Property was originally constructed or substantially renovated.
   With respect to any Mortgaged Property which was constructed in phases, the
   "Year Built" refers to the year that the first phase was originally constructed.

       (vi) References to "weighted averages" or "WA" are references to averages weighted on the basis of the Cut-Off Date Balances of the related
   Mortgage Loans.

       (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

       (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage
   Loan, and (b) 0.00062%, which percentage represents the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each
   Mortgage Loan is set forth on Annex A-1 hereto.

                                     S-117

       (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

       (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the
   Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any
   Balloon Payment, if any, due on such Mortgage Loan.

       (xi) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to "O ( )" represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance
   Charge is assessed and (b) defeasance is no longer required. References to
   "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. "3% ( )", "2% ( )" and "1% ( )" each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due
   Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a
   Prepayment Premium or a Yield Maintenance Charge (each such period, an
   "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such
   Mortgage Loan as set forth in the related Mortgage Loan documents.

       (xii) References to "D ( )" or "Defeasance" represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

       (xiii) References to "Occupancy Percentage" are, with respect to any
   Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties. For commercial properties, Occupancy Percentages may include tenants who have signed leases but who are not currently occupying their space.

       (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
   Loan).

       (xv) References to "NA" indicate that, with respect to a particular category of data, such data is not applicable.

       (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

       (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

       (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

                                     S-118

       (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

       (xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                                     S-119

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS(1)

                                                               % OF
                                                             CUT-OFF      AVERAGE        MAXIMUM
                               NUMBER OF      AGGREGATE        DATE       CUT-OFF        CUT-OFF
                               MORTGAGED       CUT-OFF         POOL        DATE            DATE
        PROPERTY TYPE         PROPERTIES     DATE BALANCE    BALANCE      BALANCE        BALANCE
---------------------------- ------------ ----------------- --------- -------------- ---------------

Office .....................       39      $  652,791,971      25.8%   $16,738,256    $162,500,000
Multifamily ................       70         594,878,763      23.5    $ 8,498,268    $ 41,500,000
Retail .....................       42         571,918,468      22.6    $13,617,106    $ 57,000,000
 Retail -- Anchored ........       35         530,816,468      20.9    $15,166,185    $ 57,000,000
 Retail -- Unanchored ......        6          31,902,000       1.3    $ 5,317,000    $ 15,150,000
 Retail -- Shadow
  Anchored(4) ..............        1           9,200,000       0.4    $ 9,200,000    $  9,200,000
Hospitality ................       15         257,874,199      10.2    $17,191,613    $159,674,199
Self Storage ...............       56         254,550,000      10.0    $ 4,545,536    $ 18,400,000
Mixed Use ..................        5         118,302,500       4.7    $23,660,500    $ 58,400,000
Industrial .................        9          83,800,989       3.3    $ 9,311,221    $ 17,000,000
----------------------------       --      --------------     -----
                                  236      $2,534,116,891     100.0%   $10,737,783    $162,500,000
                                  ===      ==============     =====

                                                        WTD. AVG.
                              WTD. AVG.                   STATED    WTD. AVG.   MINIMUM    MAXIMUM
                               CUT-OFF     WTD. AVG.    REMAINING    CUT-OFF    CUT-OFF    CUT-OFF
                                 DATE         LTV        TERM TO       DATE       DATE      DATE     WTD. AVG.   WTD. AVG.
                                 LTV        RATIO AT     MATURITY      DSC        DSC        DSC     OCCUPANCY   MORTGAGE
        PROPERTY TYPE           RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATIO      RATIO     RATE(3)      RATE
---------------------------- ----------- ------------- ----------- ----------- --------- ---------- ----------- ----------

Office .....................     70.3%        64.2%        119       1.36x       1.20x      2.64x       87.4%      5.413%
Multifamily ................     73.3%        68.1%        110       1.36x       1.20x      2.34x       95.7%      5.352%
Retail .....................     64.8%        59.4%        118       1.67x       1.20x      3.63x       95.4%      5.369%
 Retail -- Anchored ........     64.6%        59.2%        118       1.69x       1.20x      3.63x       95.7%      5.365%
 Retail -- Unanchored ......     69.4%        64.3%        106       1.45x       1.21x      2.13x       89.6%      5.349%
 Retail -- Shadow
  Anchored(4) ..............     60.9%        58.4%        120       1.24x       1.24x      1.24x      100.0%      5.650%
Hospitality ................     66.4%        55.3%        118       1.50x       1.33x      1.75x       NA         5.569%
Self Storage ...............     67.0%        64.5%         96       1.74x       1.20x      2.09x       82.5%      5.097%
Mixed Use ..................     77.2%        70.2%        118       1.24x       1.20x      1.31x       97.5%      5.373%
Industrial .................     65.7%        58.7%        109       1.55x       1.24x      2.19x       93.0%      5.606%
-----------------------------
                                 69.2%        63.3%        114       1.48x       1.20x      3.63x       91.7%      5.378%

--------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement.
      Occupancy Rates exclude 7 Mortgage Loans secured by hospitality properties, representing 10.2% of the Cut-Off Date Pool Balance.

(4)   A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

                                     S-120

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                               % OF
                                                             CUT-OFF      AVERAGE        MAXIMUM
                               NUMBER OF      AGGREGATE        DATE       CUT-OFF        CUT-OFF
                               MORTGAGED       CUT-OFF       GROUP 1       DATE            DATE
        PROPERTY TYPE         PROPERTIES     DATE BALANCE    BALANCE      BALANCE        BALANCE
---------------------------- ------------ ----------------- --------- -------------- ---------------

Office .....................       39      $  652,791,971      30.3%   $16,738,256    $162,500,000
Retail .....................       42         571,918,468      26.5    $13,617,106    $ 57,000,000
 Retail -- Anchored ........       35         530,816,468      24.6    $15,166,185    $ 57,000,000
 Retail -- Unanchored ......        6          31,902,000       1.5    $ 5,317,000    $ 15,150,000
 Retail -- Shadow
  Anchored(4) ..............        1           9,200,000       0.4    $ 9,200,000    $  9,200,000
Hospitality ................       15         257,874,199      12.0    $17,191,613    $159,674,199
Self Storage ...............       56         254,550,000      11.8    $ 4,545,536    $ 18,400,000
Multifamily ................       40         218,149,045      10.1    $ 5,453,726    $ 21,875,172
Mixed Use ..................        5         118,302,500       5.5    $23,660,500    $ 58,400,000
Industrial .................        9          83,800,989       3.9    $ 9,311,221    $ 17,000,000
----------------------------       --      --------------     -----
                                  206      $2,157,387,173     100.0%   $10,472,753    $162,500,000
                                  ===      ==============     =====

                                                        WTD. AVG.
                              WTD. AVG.                   STATED    WTD. AVG.   MINIMUM    MAXIMUM
                               CUT-OFF     WTD. AVG.    REMAINING    CUT-OFF    CUT-OFF    CUT-OFF
                                 DATE         LTV        TERM TO       DATE       DATE      DATE     WTD. AVG.   WTD. AVG.
                                 LTV        RATIO AT     MATURITY      DSC        DSC        DSC     OCCUPANCY   MORTGAGE
        PROPERTY TYPE           RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATIO      RATIO     RATE(3)      RATE
---------------------------- ----------- ------------- ----------- ----------- --------- ---------- ----------- ----------

Office .....................     70.3%        64.2%        119        1.36x       1.20x     2.64x       87.4%      5.413%
Retail .....................     64.8%        59.4%        118        1.67x       1.20x     3.63x       95.4%      5.369%
 Retail -- Anchored ........     64.6%        59.2%        118        1.69x       1.20x     3.63x       95.7%      5.365%
 Retail -- Unanchored ......     69.4%        64.3%        106        1.45x       1.21x     2.13x       89.6%      5.349%
 Retail -- Shadow
  Anchored(4) ..............     60.9%        58.4%        120        1.24x       1.24x     1.24x      100.0%      5.650%
Hospitality ................     66.4%        55.3%        118        1.50x       1.33x     1.75x       NA         5.569%
Self Storage ...............     67.0%        64.5%         96        1.74x       1.20x     2.09x       82.5%      5.097%
Multifamily ................     72.7%        67.7%         95        1.38x       1.20x     2.34x       97.2%      5.224%
Mixed Use ..................     77.2%        70.2%        118        1.24x       1.20x     1.31x       97.5%      5.373%
Industrial .................     65.7%        58.7%        109        1.55x       1.24x     2.19x       93.0%      5.606%
-----------------------------
                                 68.4%        62.4%        113        1.50x       1.20x      3.63x       91.1%      5.369%

--------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release price) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement.
      Occupancy Rates exclude 7 Mortgage Loans secured by hospitality properties, representing 12.0% of the Cut-Off Date Group 1 Balance.

(4)   A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

                                     S-121

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                       % OF                                   WTD. AVG.
                                      AGGREGATE      CUT-OFF       AVERAGE        MAXIMUM      CUT-OFF
                        NUMBER OF      CUT-OFF         DATE        CUT-OFF        CUT-OFF        DATE
                        MORTGAGED        DATE        GROUP 2        DATE           DATE          LTV
    PROPERTY TYPE      PROPERTIES      BALANCE       BALANCE       BALANCE        BALANCE       RATIO
--------------------- ------------ --------------- ----------- -------------- -------------- -----------

Multifamily .........     30        $376,729,718       100.0%   $12,557,657    $41,500,000       73.6%
---------------------     --        ------------       -----
                          30        $376,729,718       100.0%   $12,557,657    $41,500,000       73.6%
                          ==        ============       =====

                                        WTD. AVG.
                                          STATED    WTD. AVG.   MINIMUM    MAXIMUM
                          WTD. AVG.     REMAINING    CUT-OFF    CUT-OFF    CUT-OFF
                             LTV         TERM TO       DATE       DATE      DATE     WTD. AVG.   WTD. AVG.
                            RATIO        MATURITY      DSC        DSC        DSC     OCCUPANCY   MORTGAGE
    PROPERTY TYPE      AT MATURITY(2)   (MOS.)(2)     RATIO      RATIO      RATIO       RATE       RATE
--------------------- ---------------- ----------- ----------- --------- ---------- ----------- ----------

Multifamily .........        68.4%         119         1.34x      1.20x     1.62x        94.7%      5.427%
----------------------
                             68.4%         119         1.34x      1.20x     1.62x        94.7%      5.427%

--------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release price) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-122

                RANGE OF CUT-OFF BALANCES FOR ALL MORTGAGE LOANS

                                                                      % OF
                                                     AGGREGATE      CUT-OFF      AVERAGE
                                                      CUT-OFF         DATE       CUT-OFF
     RANGE OF CUT-OFF                 NUMBER OF         DATE          POOL         DATE
     DATE BALANCES ($)                  LOANS         BALANCE       BALANCE      BALANCE
------------------------------------ ----------- ----------------- --------- ---------------

less than or equal to 2,000,000 ....        3      $    4,324,000       0.2%   $  1,441,333
2,000,001 - 3,000,000 ..............       14          35,823,548       1.4    $  2,558,825
3,000,001 - 4,000,000 ..............       15          51,835,288       2.0    $  3,455,686
4,000,001 - 5,000,000 ..............       14          63,578,345       2.5    $  4,541,310
5,000,001 - 6,000,000 ..............        7          37,875,600       1.5    $  5,410,800
6,000,001 - 7,000,000 ..............        8          51,297,000       2.0    $  6,412,125
7,000,001 - 8,000,000 ..............       11          83,099,644       3.3    $  7,554,513
8,000,001 - 9,000,000 ..............        6          52,300,000       2.1    $  8,716,667
9,000,001 - 10,000,000 .............        5          45,941,105       1.8    $  9,188,221
10,000,001 - 15,000,000 ............       14         172,156,510       6.8    $ 12,296,894
15,000,001 - 20,000,000 ............       22         374,728,339      14.8    $ 17,033,106
20,000,001 - 25,000,000 ............        5         115,600,172       4.6    $ 23,120,034
25,000,001 - 30,000,000 ............        4         104,465,000       4.1    $ 26,116,250
30,000,001 - 35,000,000 ............        6         198,665,632       7.8    $ 33,110,939
35,000,001 - 40,000,000 ............        1          38,000,000       1.5    $ 38,000,000
40,000,001 - 45,000,000 ............        6         251,091,510       9.9    $ 41,848,585
45,000,001 - 50,000,000 ............        1          49,895,997       2.0    $ 49,895,997
55,000,001 - 60,000,000 ............        2         115,400,000       4.6    $ 57,700,000
70,000,001 - 75,000,000 ............        1          72,000,000       2.8    $ 72,000,000
80,000,001 - 162,500,000 ...........        4         616,039,199      24.3    $154,009,800
--------------------------                 --      --------------     -----
                                          149      $2,534,116,891     100.0%   $ 17,007,496
==========================                ===      ==============     =====

                                                                                 WTD. AVG.
                                                                                   STATED
                                         MAXIMUM      WTD. AVG.                  REMAINING   WTD. AVG.
                                         CUT-OFF       CUT-OFF      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
     RANGE OF CUT-OFF                      DATE        DATE LTV     LTV RATIO     MATURITY   DATE DSC   MORTGAGE
     DATE BALANCES ($)                   BALANCE        RATIO     AT MATURITY*    (MOS.)*      RATIO      RATE
------------------------------------ --------------- ----------- -------------- ----------- ---------- ----------

less than or equal to 2,000,000 ....  $  1,500,000      57.9%          56.4%          77     1.78x      5.464%
2,000,001 - 3,000,000 ..............  $  3,000,000      68.9%          61.5%         108     1.50x      5.469%
3,000,001 - 4,000,000 ..............  $  4,000,000      72.2%          66.3%         118     1.42x      5.377%
4,000,001 - 5,000,000 ..............  $  5,000,000      72.9%          64.7%         116     1.37x      5.428%
5,000,001 - 6,000,000 ..............  $  5,917,241      74.5%          66.1%         118     1.30x      5.404%
6,000,001 - 7,000,000 ..............  $  6,900,000      74.7%          68.3%         118     1.23x      5.433%
7,000,001 - 8,000,000 ..............  $  8,000,000      75.2%          65.4%         119     1.43x      5.402%
8,000,001 - 9,000,000 ..............  $  9,000,000      68.8%          66.0%         108     1.54x      5.104%
9,000,001 - 10,000,000 .............  $  9,250,000      72.0%          63.4%         119     1.22x      5.446%
10,000,001 - 15,000,000 ............  $ 14,040,000      65.0%          57.9%         119     1.57x      5.287%
15,000,001 - 20,000,000 ............  $ 20,000,000      70.4%          64.8%         111     1.44x      5.410%
20,000,001 - 25,000,000 ............  $ 24,825,000      74.5%          71.3%          97     1.36x      5.441%
25,000,001 - 30,000,000 ............  $ 28,100,000      60.7%          59.4%         119     2.08x      5.395%
30,000,001 - 35,000,000 ............  $ 35,000,000      72.2%          66.5%         119     1.36x      5.453%
35,000,001 - 40,000,000 ............  $ 38,000,000      69.0%          62.2%         119     1.33x      5.880%
40,000,001 - 45,000,000 ............  $ 43,000,000      74.0%          67.8%         118     1.23x      5.362%
45,000,001 - 50,000,000 ............  $ 49,895,997      70.1%          58.5%         118     1.21x      5.411%
55,000,001 - 60,000,000 ............  $ 58,400,000      58.3%          52.1%         119     1.89x      5.315%
70,000,001 - 75,000,000 ............  $ 72,000,000      71.3%          64.0%         120     1.23x      5.710%
80,000,001 - 162,500,000 ...........  $162,500,000      66.6%          61.2%         109     1.59x      5.287%
------------------------------------
                                      $162,500,000      69.2%          63.3%         114     1.48x      5.378%
====================================

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-123

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                    % OF
                                                                   CUT-OFF
                                                                     DATE        AVERAGE
                                                     AGGREGATE      GROUP 1      CUT-OFF
       RANGE OF CUT-OFF               NUMBER OF       CUT-OFF        POOL         DATE
       DATE BALANCES ($)                LOANS       DATE BALANCE    BALANCE      BALANCE
------------------------------------ ----------- ----------------- --------- ---------------

less than or equal to 2,000,000 ....       3      $    4,324,000       0.2%   $  1,441,333
2,000,001 - 3,000,000 ..............      10          25,274,989       1.2    $  2,527,499
3,000,001 - 4,000,000 ..............      13          44,889,000       2.1    $  3,453,000
4,000,001 - 5,000,000 ..............      12          54,507,577       2.5    $  4,542,298
5,000,001 - 6,000,000 ..............       6          32,401,944       1.5    $  5,400,324
6,000,001 - 7,000,000 ..............       8          51,297,000       2.4    $  6,412,125
7,000,001 - 8,000,000 ..............       8          59,884,196       2.8    $  7,485,525
8,000,001 - 9,000,000 ..............       4          35,100,000       1.6    $  8,775,000
9,000,001 - 10,000,000 .............       2          18,341,105       0.9    $  9,170,553
10,000,001 - 15,000,000 ............      10         124,046,510       5.7    $ 12,404,651
15,000,001 - 20,000,000 ............      18         304,128,339      14.1    $ 16,896,019
20,000,001 - 25,000,000 ............       4          90,775,172       4.2    $ 22,693,793
25,000,001 - 30,000,000 ............       3          79,425,000       3.7    $ 26,475,000
30,000,001 - 35,000,000 ............       4         132,065,632       6.1    $ 33,016,408
35,000,001 - 40,000,000 ............       1          38,000,000       1.8    $ 38,000,000
40,000,001 - 45,000,000 ............       5         209,591,510       9.7    $ 41,918,302
45,000,001 - 50,000,000 ............       1          49,895,997       2.3    $ 49,895,997
55,000,001 - 60,000,000 ............       2         115,400,000       5.3    $ 57,700,000
70,000,001 - 75,000,000 ............       1          72,000,000       3.3    $ 72,000,000
80,000,001 - 162,500,000 ...........       4         616,039,199      28.6    $154,009,800
------------------------------------      --      --------------     -----
                                         119      $2,157,387,173     100.0%   $ 18,129,304
====================================     ===      ==============     =====

                                                                                 WTD. AVG.
                                                                                  STATED
                                         MAXIMUM      WTD. AVG.                  REMAINING
                                         CUT-OFF       CUT-OFF      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
       RANGE OF CUT-OFF                    DATE        DATE LTV     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
       DATE BALANCES ($)                 BALANCE        RATIO     AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------------------ --------------- ----------- -------------- ---------- -------------- ----------

less than or equal to 2,000,000 ....  $  1,500,000      57.9%         56.4%          77        1.78x        5.464%
2,000,001 - 3,000,000 ..............  $  2,891,000      66.8%         60.7%         104        1.57x        5.451%
3,000,001 - 4,000,000 ..............  $  4,000,000      73.4%         67.8%         117        1.41x        5.388%
4,000,001 - 5,000,000 ..............  $  5,000,000      71.7%         64.1%         116        1.36x        5.460%
5,000,001 - 6,000,000 ..............  $  5,917,241      73.6%         66.1%         118        1.32x        5.439%
6,000,001 - 7,000,000 ..............  $  6,900,000      74.7%         68.3%         118        1.23x        5.433%
7,000,001 - 8,000,000 ..............  $  7,812,000      74.0%         63.5%         119        1.49x        5.380%
8,000,001 - 9,000,000 ..............  $  9,000,000      67.9%         63.7%         103        1.53x        5.087%
9,000,001 - 10,000,000 .............  $  9,200,000      70.3%         62.5%         119        1.24x        5.550%
10,000,001 - 15,000,000 ............  $ 14,040,000      63.6%         55.9%         119        1.65x        5.242%
15,000,001 - 20,000,000 ............  $ 20,000,000      69.1%         62.8%         110        1.46x        5.394%
20,000,001 - 25,000,000 ............  $ 24,000,000      74.4%         71.8%          90        1.38x        5.452%
25,000,001 - 30,000,000 ............  $ 28,100,000      54.6%         54.6%         119        2.31x        5.340%
30,000,001 - 35,000,000 ............  $ 35,000,000      75.0%         68.1%         118        1.31x        5.440%
35,000,001 - 40,000,000 ............  $ 38,000,000      69.0%         62.2%         119        1.33x        5.880%
40,000,001 - 45,000,000 ............  $ 43,000,000      72.9%         66.5%         118        1.23x        5.350%
45,000,001 - 50,000,000 ............  $ 49,895,997      70.1%         58.5%         118        1.21x        5.411%
55,000,001 - 60,000,000 ............  $ 58,400,000      58.3%         52.1%         119        1.89x        5.315%
70,000,001 - 75,000,000 ............  $ 72,000,000      71.3%         64.0%         120        1.23x        5.710%
80,000,001 - 162,500,000 ...........  $162,500,000      66.6%         61.2%         109        1.59x        5.287%
------------------------------------
                                      $162,500,000      68.4%         62.4%         113        1.50x        5.369%
====================================

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-124

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                         % OF
                                                       CUT-OFF
                                          AGGREGATE      DATE      AVERAGE
                                           CUT-OFF     GROUP 2     CUT-OFF
     RANGE OF CUT-OFF       NUMBER OF       DATE         POOL        DATE
     DATE BALANCES ($)        LOANS        BALANCE     BALANCE     BALANCE
-------------------------- ----------- -------------- --------- -------------

2,000,001 - 3,000,000 ....       4      $ 10,548,559      2.8%   $ 2,637,140
3,000,001 - 4,000,000 ....       2         6,946,288      1.8    $ 3,473,144
4,000,001 - 5,000,000 ....       2         9,070,767      2.4    $ 4,535,384
5,000,001 - 6,000,000 ....       1         5,473,655      1.5    $ 5,473,655
7,000,001 - 8,000,000 ....       3        23,215,448      6.2    $ 7,738,483
8,000,001 - 9,000,000 ....       2        17,200,000      4.6    $ 8,600,000
9,000,001 - 10,000,000 ...       3        27,600,000      7.3    $ 9,200,000
10,000,001 - 15,000,000 ..       4        48,110,000     12.8    $12,027,500
15,000,001 - 20,000,000 ..       4        70,600,000     18.7    $17,650,000
20,000,001 - 25,000,000 ..       1        24,825,000      6.6    $24,825,000
25,000,001 - 30,000,000 ..       1        25,040,000      6.6    $25,040,000
30,000,001 - 35,000,000 ..       2        66,600,000     17.7    $33,300,000
40,000,001 - 41,500,000 ..       1        41,500,000     11.0    $41,500,000
--------------------------       -      ------------    -----
                                30      $376,729,718    100.0%   $12,557,657
==========================      ==      ============    =====

                                                                     WTD. AVG.
                                                                      STATED
                              MAXIMUM     WTD. AVG.                  REMAINING
                              CUT-OFF      CUT-OFF      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
     RANGE OF CUT-OFF           DATE       DATE LTV     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     DATE BALANCES ($)        BALANCE       RATIO     AT MATURITY*    (MOS.)*     DSC RATIO      RATE
-------------------------- ------------- ----------- -------------- ---------- -------------- ----------

2,000,001 - 3,000,000 ....  $ 3,000,000     74.0%         63.5%          119        1.33x        5.511%
3,000,001 - 4,000,000 ....  $ 3,750,000     64.0%         56.5%          120        1.47x        5.303%
4,000,001 - 5,000,000 ....  $ 4,800,000     79.9%         68.5%          119        1.39x        5.235%
5,000,001 - 6,000,000 ....  $ 5,473,655     79.9%         66.2%          119        1.22x        5.200%
7,000,001 - 8,000,000 ....  $ 8,000,000     78.5%         70.4%          119        1.26x        5.459%
8,000,001 - 9,000,000 ....  $ 8,700,000     70.8%         70.8%          119        1.57x        5.140%
9,000,001 - 10,000,000 ...  $ 9,250,000     73.1%         64.0%          118        1.21x        5.377%
10,000,001 - 15,000,000 ..  $14,000,000     68.8%         63.0%          119        1.36x        5.403%
15,000,001 - 20,000,000 ..  $20,000,000     76.0%         73.2%          119        1.36x        5.477%
20,000,001 - 25,000,000 ..  $24,825,000     74.8%         69.4%          120        1.25x        5.400%
25,000,001 - 30,000,000 ..  $25,040,000     80.0%         74.4%          120        1.32x        5.570%
30,000,001 - 35,000,000 ..  $33,500,000     66.5%         63.5%          119        1.46x        5.478%
40,000,001 - 41,500,000 ..  $41,500,000     79.8%         74.1%          118        1.21x        5.420%
---------------------------
                            $41,500,000     73.6%         68.4%          119        1.34x        5.427%
===========================

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-125

            MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS(1)

                                                     % OF
                                    AGGREGATE      CUT-OFF      AVERAGE
                     NUMBER OF       CUT-OFF         DATE       CUT-OFF
                     MORTGAGED         DATE          POOL        DATE
       STATE        PROPERTIES       BALANCE       BALANCE      BALANCE
------------------ ------------ ----------------- --------- --------------

CA ...............       38      $  540,534,128      21.3%   $14,224,582
 Southern(3) .....       30         359,751,869      14.2    $11,991,729
 Northern(3) .....        8         180,782,259       7.1    $22,597,782
IL ...............       13         240,086,035       9.5    $18,468,157
FL ...............       18         228,692,682       9.0    $12,705,149
NV ...............        5         216,374,199       8.5    $43,274,840
PA ...............        4         149,025,000       5.9    $37,256,250
AZ ...............       10         134,921,648       5.3    $13,492,165
VA ...............       34         106,531,043       4.2    $ 3,133,266
NY ...............       11          88,128,074       3.5    $ 8,011,643
LA ...............        5          75,310,000       3.0    $15,062,000
AL ...............        6          74,479,042       2.9    $12,413,174
TX ...............       15          72,547,160       2.9    $ 4,836,477
MN ...............        4          71,206,213       2.8    $17,801,553
NJ ...............        4          68,051,997       2.7    $17,012,999
KY ...............        3          61,895,000       2.4    $20,631,667
NC ...............       10          52,697,989       2.1    $ 5,269,799
NM ...............        3          45,751,170       1.8    $15,250,390
GA ...............        3          44,458,750       1.8    $14,819,583
OH ...............        7          32,347,606       1.3    $ 4,621,087
ME ...............        2          27,200,000       1.1    $13,600,000
TN ...............        7          23,470,131       0.9    $ 3,352,876
SC ...............        2          20,720,000       0.8    $10,360,000
CT ...............        2          19,785,450       0.8    $ 9,892,725
OR ...............        3          19,430,843       0.8    $ 6,476,948
OK ...............        1          16,700,000       0.7    $16,700,000
WA ...............        2          15,441,296       0.6    $ 7,720,648
RI ...............        1          12,600,000       0.5    $12,600,000
MD ...............        3          12,027,001       0.5    $ 4,009,000
UT ...............        1           9,250,000       0.4    $ 9,250,000
NE ...............        5           9,047,236       0.4    $ 1,809,447
MA ...............        2           8,742,776       0.3    $ 4,371,388
IN ...............        1           8,600,000       0.3    $ 8,600,000
KS ...............        2           6,353,000       0.3    $ 3,176,500
MO ...............        2           6,220,000       0.2    $ 3,110,000
IA ...............        2           5,003,436       0.2    $ 2,501,718
MI ...............        1           3,563,872       0.1    $ 3,563,872
WI ...............        2           3,557,054       0.1    $ 1,778,527
ND ...............        2           3,367,059       0.1    $ 1,683,530
------------------       --      --------------     -----
                        236      $2,534,116,891     100.0%   $10,737,783
==================      ---      ==============     =====    -----------

                                                              WTD. AVG.
                                                                STATED
                       MAXIMUM     WTD. AVG.                  REMAINING
                       CUT-OFF      CUT-OFF      WTD. AVG.     TERM TO      WTD. AVG.    WTD. AVG.
                        DATE        DATE LTV   LTV RATIO AT    MATURITY   CUT-OFF DATE   MORTGAGE
       STATE           BALANCE       RATIO      MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
------------------ -------------- ----------- -------------- ----------- -------------- ----------

CA ...............  $ 57,000,000      67.0%         61.8%        116          1.49x       5.285%
 Southern(3) .....  $ 57,000,000      66.4%         60.1%        116          1.55x       5.286%
 Northern(3) .....  $ 42,720,000      68.3%         65.2%        117          1.37x       5.284%
IL ...............  $162,500,000      67.9%         62.5%        118          1.44x       5.306%
FL ...............  $ 49,895,997      71.1%         63.4%        116          1.37x       5.388%
NV ...............  $159,674,199      65.2%         56.2%        118          1.50x       5.503%
PA ...............  $ 72,000,000      72.5%         66.9%        118          1.32x       5.479%
AZ ...............  $ 41,500,000      77.3%         72.6%        118          1.27x       5.465%
VA ...............  $ 17,300,000      69.0%         63.9%        113          1.58x       5.240%
NY ...............  $ 17,000,000      60.2%         55.0%         98          1.91x       5.400%
LA ...............  $ 21,500,000      78.6%         74.4%        102          1.30x       5.478%
AL ...............  $ 26,300,000      59.8%         55.4%        117          2.17x       5.482%
TX ...............  $ 23,400,000      69.5%         65.4%        110          1.53x       5.456%
MN ...............  $ 41,911,510      65.0%         56.9%         98          1.59x       5.183%
NJ ...............  $ 58,400,000      76.5%         70.9%        115          1.30x       5.322%
KY ...............  $ 31,780,000      68.7%         67.9%        119          1.58x       5.524%
NC ...............  $  9,250,000      74.5%         63.7%        119          1.25x       5.593%
NM ...............  $ 28,100,000      66.1%         66.1%        114          1.60x       5.129%
GA ...............  $ 21,875,172      75.2%         71.3%         64          1.26x       5.567%
OH ...............  $ 15,750,000      74.1%         68.1%        113          1.33x       5.314%
ME ...............  $ 20,000,000      80.0%         66.0%        120          1.23x       5.634%
TN ...............  $  7,903,448      75.4%         70.6%        112          1.33x       5.334%
SC ...............  $ 16,000,000      75.7%         64.6%        120          1.32x       5.454%
CT ...............  $ 15,900,000      76.1%         69.6%        111          1.41x       5.637%
OR ...............  $  8,500,000      61.8%         61.8%        112          1.89x       5.080%
OK ...............  $ 16,700,000      67.1%         54.8%        119          1.48x       5.350%
WA ...............  $ 12,740,000      74.3%         69.5%        112          1.36x       5.218%
RI ...............  $ 12,600,000      75.0%         61.3%        119          1.55x       5.380%
MD ...............  $  4,940,000      65.9%         62.3%         96          1.73x       5.290%
UT ...............  $  9,250,000      69.5%         59.8%        118          1.22x       5.250%
NE ...............  $  2,210,820      58.8%         38.4%        120          1.73x       5.910%
MA ...............  $  4,850,000      61.4%         61.4%         82          2.06x       5.175%
IN ...............  $  8,600,000      78.9%         72.9%        118          1.21x       5.100%
KS ...............  $  3,462,000      65.0%         65.0%        116          1.75x       5.510%
MO ...............  $  3,350,000      64.9%         64.9%        115          1.95x       5.030%
IA ...............  $  3,199,872      58.2%         38.0%        120          1.75x       5.910%
MI ...............  $  3,563,872      60.4%         60.4%         80          2.09x       4.970%
WI ...............  $  2,474,785      73.8%         58.2%        119          1.37x       5.527%
ND ...............  $  2,224,664      60.1%         39.3%        120          1.69x       5.910%
-------------------
                    $162,500,000      69.2%         63.3%        114          1.48x       5.378%
=================== ------------      ----          ----         ---          ----        -----

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-126

       MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                % OF
                               AGGREGATE      CUT-OFF      AVERAGE
                NUMBER OF       CUT-OFF         DATE       CUT-OFF
                MORTGAGED         DATE        GROUP 1       DATE
    STATE      PROPERTIES       BALANCE       BALANCE      BALANCE
------------- ------------ ----------------- --------- --------------

CA ..........       36      $  493,034,128      22.9%   $13,695,392
 Southern(3)        29         345,751,869      16.0    $11,922,478
 Northern(3)         7         147,282,259       6.8    $21,040,323
IL ..........       10         227,467,838      10.5    $22,746,784
FL ..........       15         197,117,682       9.1    $13,141,179
NV ..........        3         174,574,199       8.1    $58,191,400
PA ..........        4         149,025,000       6.9    $37,256,250
VA ..........       33          89,231,043       4.1    $ 2,703,971
NY ..........       10          80,816,074       3.7    $ 8,081,607
AZ ..........        8          77,321,648       3.6    $ 9,665,206
MN ..........        4          71,206,213       3.3    $17,801,553
NJ ..........        4          68,051,997       3.2    $17,012,999
TX ..........       12          57,547,160       2.7    $ 4,795,597
KY ..........        2          51,495,000       2.4    $25,747,500
AL ..........        4          46,242,753       2.1    $11,560,688
GA ..........        3          44,458,750       2.1    $14,819,583
NC ..........        8          34,347,989       1.6    $ 4,293,499
NM ..........        2          33,361,170       1.5    $16,680,585
OH ..........        7          32,347,606       1.5    $ 4,621,087
ME ..........        2          27,200,000       1.3    $13,600,000
LA ..........        2          26,790,000       1.2    $13,395,000
SC ..........        2          20,720,000       1.0    $10,360,000
CT ..........        2          19,785,450       0.9    $ 9,892,725
OK ..........        1          16,700,000       0.8    $16,700,000
TN ..........        6          15,566,683       0.7    $ 2,594,447
WA ..........        2          15,441,296       0.7    $ 7,720,648
RI ..........        1          12,600,000       0.6    $12,600,000
MD ..........        3          12,027,001       0.6    $ 4,009,000
OR ..........        2          10,930,843       0.5    $ 5,465,422
NE ..........        5           9,047,236       0.4    $ 1,809,447
MA ..........        2           8,742,776       0.4    $ 4,371,388
IN ..........        1           8,600,000       0.4    $ 8,600,000
KS ..........        2           6,353,000       0.3    $ 3,176,500
MO ..........        2           6,220,000       0.3    $ 3,110,000
IA ..........        2           5,003,436       0.2    $ 2,501,718
MI ..........        1           3,563,872       0.2    $ 3,563,872
ND ..........        2           3,367,059       0.2    $ 1,683,530
WI ..........        1           1,082,269       0.1    $ 1,082,269
-------------       --      --------------     -----
                   206      $2,157,387,173     100.0%   $10,472,753
=============      ===      ==============     =====

                                                          WTD. AVG.
                                                            STATED
                  MAXIMUM     WTD. AVG.                   REMAINING   WTD. AVG.
                  CUT-OFF      CUT-OFF    WTD. AVG. LTV    TERM TO     CUT-OFF   WTD. AVG.
                   DATE        DATE LTV      RATIO AT      MATURITY   DATE DSC   MORTGAGE
    STATE         BALANCE       RATIO      MATURITY(2)    (MOS.)(2)     RATIO      RATE
------------- -------------- ----------- --------------- ----------- ---------- ----------

CA ..........  $ 57,000,000     66.7%         61.3%          116       1.49x      5.294%
 Southern(3)   $ 57,000,000     66.4%         60.4%          116       1.56x      5.292%
 Northern(3)   $ 42,720,000     67.4%         63.6%          117       1.33x      5.299%
IL ..........  $162,500,000     67.2%         62.3%          118       1.45x      5.311%
FL ..........  $ 49,895,997     70.9%         62.8%          116       1.38x      5.386%
NV ..........  $159,674,199     65.7%         55.7%          118       1.52x      5.477%
PA ..........  $ 72,000,000     72.5%         66.9%          118       1.32x      5.479%
VA ..........  $ 14,040,000     67.6%         61.6%          112       1.60x      5.199%
NY ..........  $ 17,000,000     58.8%         54.0%           96       1.97x      5.383%
AZ ..........  $ 24,000,000     76.9%         71.6%          118       1.26x      5.526%
MN ..........  $ 41,911,510     65.0%         56.9%           98       1.59x      5.183%
NJ ..........  $ 58,400,000     76.5%         70.9%          115       1.30x      5.322%
TX ..........  $ 23,400,000     66.9%         64.2%          107       1.58x      5.478%
KY ..........  $ 31,780,000     68.2%         68.2%          119       1.62x      5.514%
AL ..........  $ 26,300,000     48.6%         45.3%          115       2.69x      5.454%
GA ..........  $ 21,875,172     75.2%         71.3%           64       1.26x      5.567%
NC ..........  $  7,500,000     74.3%         62.4%          119       1.27x      5.674%
NM ..........  $ 28,100,000     68.4%         68.4%          113       1.63x      5.021%
OH ..........  $ 15,750,000     74.1%         68.1%          113       1.33x      5.314%
ME ..........  $ 20,000,000     80.0%         66.0%          120       1.23x      5.634%
LA ..........  $ 21,500,000     79.7%         77.9%           70       1.43x      5.311%
SC ..........  $ 16,000,000     75.7%         64.6%          120       1.32x      5.454%
CT ..........  $ 15,900,000     76.1%         69.6%          111       1.41x      5.637%
OK ..........  $ 16,700,000     67.1%         54.8%          119       1.48x      5.350%
TN ..........  $  6,900,000     73.2%         68.8%          108       1.40x      5.215%
WA ..........  $ 12,740,000     74.3%         69.5%          112       1.36x      5.218%
RI ..........  $ 12,600,000     75.0%         61.3%          119       1.55x      5.380%
MD ..........  $  4,940,000     65.9%         62.3%           96       1.73x      5.290%
OR ..........  $  7,358,000     56.2%         56.2%          106       2.10x      5.017%
NE ..........  $  2,210,820     58.8%         38.4%          120       1.73x      5.910%
MA ..........  $  4,850,000     61.4%         61.4%           82       2.06x      5.175%
IN ..........  $  8,600,000     78.9%         72.9%          118       1.21x      5.100%
KS ..........  $  3,462,000     65.0%         65.0%          116       1.75x      5.510%
MO ..........  $  3,350,000     64.9%         64.9%          115       1.95x      5.030%
IA ..........  $  3,199,872     58.2%         38.0%          120       1.75x      5.910%
MI ..........  $  3,563,872     60.4%         60.4%           80       2.09x      4.970%
ND ..........  $  2,224,664     60.1%         39.3%          120       1.69x      5.910%
WI ..........  $  1,082,269     60.1%         39.3%          120       1.69x      5.910%
--------------
               $162,500,000     68.4%         62.4%          113       1.50x      5.369%
==============

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-127

       MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                      % OF
                                       AGGREGATE    CUT-OFF      AVERAGE
                         NUMBER OF      CUT-OFF       DATE       CUT-OFF
                         MORTGAGED       DATE       GROUP 2       DATE
         STATE          PROPERTIES      BALANCE     BALANCE      BALANCE
---------------------- ------------ -------------- --------- --------------

AZ ...................       2       $ 57,600,000     15.3%   $28,800,000
LA ...................       3         48,520,000     12.9    $16,173,333
CA ...................       2         47,500,000     12.6    $23,750,000
 Northern(3) .........       1         33,500,000      8.9    $33,500,000
 Southern(3) .........       1         14,000,000      3.7    $14,000,000
NV ...................       2         41,800,000     11.1    $20,900,000
FL ...................       3         31,575,000      8.4    $10,525,000
AL ...................       2         28,236,288      7.5    $14,118,144
NC ...................       2         18,350,000      4.9    $ 9,175,000
VA ...................       1         17,300,000      4.6    $17,300,000
TX ...................       3         15,000,000      4.0    $ 5,000,000
IL ...................       3         12,618,197      3.3    $ 4,206,066
NM ...................       1         12,390,000      3.3    $12,390,000
KY ...................       1         10,400,000      2.8    $10,400,000
UT ...................       1          9,250,000      2.5    $ 9,250,000
OR ...................       1          8,500,000      2.3    $ 8,500,000
TN ...................       1          7,903,448      2.1    $ 7,903,448
NY ...................       1          7,312,000      1.9    $ 7,312,000
WI ...................       1          2,474,785      0.7    $ 2,474,785
----------------------       -       ------------    -----
                            30       $376,729,718    100.0%   $12,557,657
======================      ==       ============    =====

                                                                 WTD. AVG.
                                                                   STATED
                           MAXIMUM     WTD. AVG.    WTD. AVG.    REMAINING   WTD. AVG.
                           CUT-OFF      CUT-OFF     LTV RATIO     TERM TO     CUT-OFF   WTD. AVG.
                            DATE        DATE LTV        AT        MATURITY   DATE DSC   MORTGAGE
         STATE             BALANCE       RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATE
---------------------- -------------- ----------- ------------- ----------- ---------- ----------

AZ ...................  $41,500,000      78.0%        73.8%         118         1.29x     5.384%
LA ...................  $20,000,000      78.0%        72.5%         120         1.23x     5.570%
CA ...................  $33,500,000      70.3%        66.9%         119         1.47x     5.193%
 Northern(3) .........  $33,500,000      72.4%        72.4%         119         1.54x     5.220%
 Southern(3) .........  $14,000,000      65.4%        54.0%         120         1.31x     5.130%
NV ...................  $33,100,000      63.1%        58.2%         119         1.41x     5.611%
FL ...................  $24,825,000      72.2%        67.0%         120         1.30x     5.400%
AL ...................  $25,040,000      78.2%        72.0%         120         1.33x     5.527%
NC ...................  $ 9,250,000      74.9%        66.2%         118         1.21x     5.442%
VA ...................  $17,300,000      75.9%        75.9%         119         1.49x     5.450%
TX ...................  $ 8,000,000      79.6%        69.7%         119         1.36x     5.372%
IL ...................  $ 5,473,655      79.9%        66.2%         118         1.26x     5.220%
NM ...................  $12,390,000      60.0%        60.0%         118         1.52x     5.420%
KY ...................  $10,400,000      71.5%        66.5%         120         1.39x     5.570%
UT ...................  $ 9,250,000      69.5%        59.8%         118         1.22x     5.250%
OR ...................  $ 8,500,000      69.1%        69.1%         119         1.62x     5.160%
TN ...................  $ 7,903,448      79.8%        74.2%         120         1.20x     5.570%
NY ...................  $ 7,312,000      75.4%        66.2%         119         1.27x     5.590%
WI ...................  $ 2,474,785      79.8%        66.5%         118         1.23x     5.360%
-----------------------
                        $41,500,000      73.6%        68.4%         119         1.34x     5.427%
=======================

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-128

 RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                          % OF
                                        AGGREGATE       CUT-OFF       AVERAGE
 RANGE OF UNDERWRITTEN   NUMBER OF     CUT-OFF DATE    DATE POOL   CUT-OFF DATE
     DSC RATIOS (X)        LOANS         BALANCE        BALANCE       BALANCE
----------------------- ----------- ----------------- ----------- --------------

1.20 - 1.24 ...........      59      $  882,447,037       34.8%    $ 14,956,729
1.25 - 1.29 ...........      20         366,476,541       14.5     $ 18,323,827
1.30 - 1.34 ...........      14         173,867,989        6.9     $ 12,419,142
1.35 - 1.39 ...........       6          66,098,703        2.6     $ 11,016,451
1.45 - 1.49 ...........       7          79,646,288        3.1     $ 11,378,041
1.50 - 1.54 ...........      10         438,164,199       17.3     $ 43,816,420
1.55 - 1.59 ...........       2          44,380,000        1.8     $ 22,190,000
1.60 - 1.64 ...........       3          34,950,000        1.4     $ 11,650,000
1.65 - 1.69 ...........       2          11,205,000        0.4     $  5,602,500
1.70 - 1.74 ...........       1          19,715,000        0.8     $ 19,715,000
1.75 - 1.79 ...........       5          36,122,622        1.4     $  7,224,524
1.80 - 1.84 ...........       3          57,245,000        2.3     $ 19,081,667
1.90 - 1.94 ...........       2           6,774,000        0.3     $  3,387,000
1.95 - 1.99 ...........       1           2,870,000        0.1     $  2,870,000
2.00 - 2.04 ...........       2           6,294,000        0.2     $  3,147,000
2.05 - 2.09 ...........       1         145,000,000        5.7     $145,000,000
2.10 - 2.14 ...........       3          12,569,000        0.5     $  4,189,667
2.15 - 2.19 ...........       2          16,880,000        0.7     $  8,440,000
2.20 - 2.24 ...........       1           8,800,000        0.3     $  8,800,000
2.30 - 3.79 ...........       5         124,611,510        4.9     $ 24,922,302
-----------------------      --      --------------      -----
                            149      $2,534,116,891      100.0%    $ 17,007,496
=======================     ===      ==============      =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF UNDERWRITTEN      CUT-OFF     CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     DSC RATIOS (X)      DATE BALANCE     LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

1.20 - 1.24 ...........  $ 72,000,000        74.8%          67.4%        117         1.22x       5.405%
1.25 - 1.29 ...........  $148,865,000        75.4%          68.6%        116         1.27x       5.405%
1.30 - 1.34 ...........  $ 38,000,000        74.1%          66.9%        112         1.32x       5.516%
1.35 - 1.39 ...........  $ 33,100,000        67.6%          60.2%        119         1.38x       5.622%
1.45 - 1.49 ...........  $ 21,500,000        72.0%          66.5%        103         1.48x       5.331%
1.50 - 1.54 ...........  $162,500,000        66.8%          60.8%        119         1.51x       5.400%
1.55 - 1.59 ...........  $ 31,780,000        71.4%          67.5%        120         1.56x       5.545%
1.60 - 1.64 ...........  $ 23,400,000        66.1%          65.3%        120         1.61x       5.429%
1.65 - 1.69 ...........  $  7,155,000        56.0%          39.9%        120         1.68x       5.834%
1.70 - 1.74 ...........  $ 19,715,000        65.2%          65.2%        117         1.71x       5.360%
1.75 - 1.79 ...........  $ 11,345,000        61.0%          52.0%        119         1.76x       5.484%
1.80 - 1.84 ...........  $ 25,025,000        59.0%          59.0%        119         1.81x       5.256%
1.90 - 1.94 ...........  $  3,424,000        65.1%          65.1%        117         1.92x       5.030%
1.95 - 1.99 ...........  $  2,870,000        64.8%          64.8%        113         1.99x       5.030%
2.00 - 2.04 ...........  $  4,850,000        59.7%          59.7%         77         2.04x       5.425%
2.05 - 2.09 ...........  $145,000,000        60.4%          60.4%         80         2.09x       4.970%
2.10 - 2.14 ...........  $  7,358,000        53.6%          53.6%         94         2.11x       5.318%
2.15 - 2.19 ...........  $ 15,500,000        49.0%          43.7%        114         2.19x       5.372%
2.20 - 2.24 ...........  $  8,800,000        48.1%          48.1%         58         2.20x       4.740%
2.30 - 3.79 ...........  $ 57,000,000        37.7%          34.1%        112         2.77x       5.193%
------------------------
                         $162,500,000        69.2%          63.3%        114         1.48x       5.378%
========================

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-129

RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                           % OF
                                        AGGREGATE      CUT-OFF DATE      AVERAGE
 RANGE OF UNDERWRITTEN   NUMBER OF     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
     DSC RATIOS (X)        LOANS         BALANCE          BALANCE        BALANCE
----------------------- ----------- ----------------- -------------- --------------

1.20 - 1.24 ...........      49      $  748,975,148         34.7%     $ 15,285,207
1.25 - 1.29 ...........      15         324,995,000         15.1      $ 21,666,333
1.30 - 1.34 ...........      11         126,827,989          5.9      $ 11,529,817
1.35 - 1.39 ...........       4          22,598,703          1.0      $  5,649,676
1.45 - 1.49 ...........       3          50,600,000          2.3      $ 16,866,667
1.50 - 1.54 ...........       5         364,474,199         16.9      $ 72,894,840
1.55 - 1.59 ...........       2          44,380,000          2.1      $ 22,190,000
1.60 - 1.64 ...........       2          26,450,000          1.2      $ 13,225,000
1.65 - 1.69 ...........       2          11,205,000          0.5      $  5,602,500
1.70 - 1.74 ...........       1          19,715,000          0.9      $ 19,715,000
1.75 - 1.79 ...........       5          36,122,622          1.7      $  7,224,524
1.80 - 1.84 ...........       3          57,245,000          2.7      $ 19,081,667
1.90 - 1.94 ...........       2           6,774,000          0.3      $  3,387,000
1.95 - 1.99 ...........       1           2,870,000          0.1      $  2,870,000
2.00 - 2.04 ...........       2           6,294,000          0.3      $  3,147,000
2.05 - 2.09 ...........       1         145,000,000          6.7      $145,000,000
2.10 - 2.14 ...........       3          12,569,000          0.6      $  4,189,667
2.15 - 2.19 ...........       2          16,880,000          0.8      $  8,440,000
2.20 - 2.24 ...........       1           8,800,000          0.4      $  8,800,000
2.30 - 3.79 ...........       5         124,611,510          5.8      $ 24,922,302
-----------------------      --      --------------        -----
                            119      $2,157,387,173        100.0%     $ 18,129,304
=======================     ===      ==============        =====

                                                                      WTD. AVG.
                                                                       STATED
                            MAXIMUM                                   REMAINING
                            CUT-OFF       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF UNDERWRITTEN       DATE       CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     DSC RATIOS (X)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

1.20 - 1.24 ...........  $ 72,000,000        74.3%          66.8%        117         1.22x       5.394%
1.25 - 1.29 ...........  $148,865,000        75.4%          68.7%        116         1.27x       5.400%
1.30 - 1.34 ...........  $ 38,000,000        73.5%          66.7%        110         1.32x       5.567%
1.35 - 1.39 ...........  $  7,500,000        75.9%          65.6%        119         1.37x       5.472%
1.45 - 1.49 ...........  $ 21,500,000        71.1%          64.4%         93         1.48x       5.303%
1.50 - 1.54 ...........  $162,500,000        66.1%          59.0%        119         1.51x       5.427%
1.55 - 1.59 ...........  $ 31,780,000        71.4%          67.5%        120         1.56x       5.545%
1.60 - 1.64 ...........  $ 23,400,000        65.1%          64.1%        120         1.61x       5.515%
1.65 - 1.69 ...........  $  7,155,000        56.0%          39.9%        120         1.68x       5.834%
1.70 - 1.74 ...........  $ 19,715,000        65.2%          65.2%        117         1.71x       5.360%
1.75 - 1.79 ...........  $ 11,345,000        61.0%          52.0%        119         1.76x       5.484%
1.80 - 1.84 ...........  $ 25,025,000        59.0%          59.0%        119         1.81x       5.256%
1.90 - 1.94 ...........  $  3,424,000        65.1%          65.1%        117         1.92x       5.030%
1.95 - 1.99 ...........  $  2,870,000        64.8%          64.8%        113         1.99x       5.030%
2.00 - 2.04 ...........  $  4,850,000        59.7%          59.7%         77         2.04x       5.425%
2.05 - 2.09 ...........  $145,000,000        60.4%          60.4%         80         2.09x       4.970%
2.10 - 2.14 ...........  $  7,358,000        53.6%          53.6%         94         2.11x       5.318%
2.15 - 2.19 ...........  $ 15,500,000        49.0%          43.7%        114         2.19x       5.372%
2.20 - 2.24 ...........  $  8,800,000        48.1%          48.1%         58         2.20x       4.740%
2.30 - 3.79 ...........  $ 57,000,000        37.7%          34.1%        112         2.77x       5.193%
------------------------
                         $162,500,000        68.4%          62.4%        113         1.50x       5.369%
========================

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-130

RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                 CUT-OFF DATE

                                                        % OF
                                       AGGREGATE    CUT-OFF DATE      AVERAGE
 RANGE OF UNDERWRITTEN   NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
     DSC RATIOS (X)        LOANS        BALANCE        BALANCE        BALANCE
----------------------- ----------- -------------- -------------- --------------

1.20 - 1.24 ...........      10      $133,471,888        35.4%     $13,347,189
1.25 - 1.29 ...........       5        41,481,541        11.0      $ 8,296,308
1.30 - 1.34 ...........       3        47,040,000        12.5      $15,680,000
1.35 - 1.39 ...........       2        43,500,000        11.5      $21,750,000
1.45 - 1.49 ...........       4        29,046,288         7.7      $ 7,261,572
1.50 - 1.54 ...........       5        73,690,000        19.6      $14,738,000
1.60 - 1.64 ...........       1         8,500,000         2.3      $ 8,500,000
-----------------------      --      ------------       -----
                             30      $376,729,718       100.0%     $12,557,657
=======================      ==      ============       =====

                                                                      WTD. AVG.
                                                                       STATED
                            MAXIMUM                                   REMAINING
                            CUT-OFF       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF UNDERWRITTEN       DATE       CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     DSC RATIOS (X)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

1.20 - 1.24 ...........  $41,500,000         77.8%          71.0%       119          1.22x       5.464%
1.25 - 1.29 ...........  $24,825,000         75.9%          68.1%       119          1.26x       5.448%
1.30 - 1.34 ...........  $25,040,000         75.7%          67.7%       120          1.32x       5.381%
1.35 - 1.39 ...........  $33,100,000         63.2%          57.4%       119          1.38x       5.699%
1.45 - 1.49 ...........  $17,300,000         73.7%          70.3%       119          1.48x       5.379%
1.50 - 1.54 ...........  $33,500,000         70.0%          69.8%       118          1.53x       5.264%
1.60 - 1.64 ...........  $ 8,500,000         69.1%          69.1%       119          1.62x       5.160%
------------------------
                         $41,500,000         73.6%          68.4%       119          1.34x       5.427%
========================

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-131

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                           % OF
                                        AGGREGATE      CUT-OFF DATE      AVERAGE
 RANGE OF CUT-OFF DATE   NUMBER OF     CUT-OFF DATE        POOL       CUT-OFF DATE
     LTV RATIOS (%)        LOANS         BALANCE          BALANCE        BALANCE
----------------------- ----------- ----------------- -------------- --------------

25.01 - 30.00 .........       1      $   26,300,000          1.0%     $26,300,000
35.01 - 40.00 .........       2          68,971,510          2.7      $34,485,755
40.01 - 50.00 .........       5          54,650,000          2.2      $10,930,000
50.01 - 55.00 .........       6          44,973,000          1.8      $ 7,495,500
55.01 - 60.00 .........       5          52,935,000          2.1      $10,587,000
60.01 - 65.00 .........      18         498,347,288         19.7      $27,685,960
65.01 - 70.00 .........      19         390,652,199         15.4      $20,560,642
70.01 - 75.00 .........      30         625,876,778         24.7      $20,862,559
75.01 - 80.00 .........      61         738,711,116         29.2      $12,110,018
80.01 - 81.13 .........       2          32,700,000          1.3      $16,350,000
-----------------------      --      --------------        -----
                            149      $2,534,116,891        100.0%     $17,007,496
=======================     ===      ==============        =====

                                                                      WTD. AVG.
                                                                       STATED
                            MAXIMUM                                   REMAINING
                            CUT-OFF       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF CUT-OFF DATE       DATE       CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

25.01 - 30.00 .........  $ 26,300,000        28.5%          28.5%        119         3.63x       5.520%
35.01 - 40.00 .........  $ 57,000,000        36.5%          29.9%        120         2.60x       5.210%
40.01 - 50.00 .........  $ 15,500,000        47.8%          45.6%         92         2.11x       5.054%
50.01 - 55.00 .........  $ 16,920,000        52.8%          52.8%        110         2.12x       5.142%
55.01 - 60.00 .........  $ 15,300,000        58.1%          51.1%        119         1.62x       5.395%
60.01 - 65.00 .........  $162,500,000        62.7%          59.8%        107         1.66x       5.315%
65.01 - 70.00 .........  $159,674,199        67.6%          60.8%        116         1.48x       5.459%
70.01 - 75.00 .........  $148,865,000        73.1%          66.1%        119         1.28x       5.383%
75.01 - 80.00 .........  $ 58,400,000        78.5%          71.0%        115         1.25x       5.425%
80.01 - 81.13 .........  $ 21,500,000        80.8%          78.8%         78         1.39x       5.255%
------------------------
                         $162,500,000        69.2%          63.3%        114         1.48x       5.378%
========================

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-132

  RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                           % OF
                                        AGGREGATE      CUT-OFF DATE      AVERAGE
 RANGE OF CUT-OFF DATE   NUMBER OF     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
     LTV RATIOS (%)        LOANS         BALANCE          BALANCE        BALANCE
----------------------- ----------- ----------------- -------------- --------------

25.01 - 30.00 .........       1      $   26,300,000          1.2%     $26,300,000
35.01 - 40.00 .........       2          68,971,510          3.2      $34,485,755
40.01 - 50.00 .........       5          54,650,000          2.5      $10,930,000
50.01 - 55.00 .........       6          44,973,000          2.1      $ 7,495,500
55.01 - 60.00 .........       4          40,545,000          1.9      $10,136,250
60.01 - 65.00 .........      14         455,301,000         21.1      $32,521,500
65.01 - 70.00 .........      16         358,902,199         16.6      $22,431,387
70.01 - 75.00 .........      24         523,251,778         24.3      $21,802,157
75.01 - 80.00 .........      45         551,792,686         25.6      $12,262,060
80.01 - 81.13 .........       2          32,700,000          1.5      $16,350,000
-----------------------      --      --------------        -----
                            119      $2,157,387,173        100.0%     $18,129,304
=======================     ===      ==============        =====

                                                                      WTD. AVG.
                                                                       STATED
                            MAXIMUM                                   REMAINING
                            CUT-OFF       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF CUT-OFF DATE       DATE       CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

25.01 - 30.00 .........  $ 26,300,000        28.5%          28.5%        119         3.63x        5.520%
35.01 - 40.00 .........  $ 57,000,000        36.5%          29.9%        120         2.60x        5.210%
40.01 - 50.00 .........  $ 15,500,000        47.8%          45.6%         92         2.11x        5.054%
50.01 - 55.00 .........  $ 16,920,000        52.8%          52.8%        110         2.12x        5.142%
55.01 - 60.00 .........  $ 15,300,000        57.5%          48.4%        119         1.66x        5.387%
60.01 - 65.00 .........  $162,500,000        62.8%          60.2%        106         1.68x        5.284%
65.01 - 70.00 .........  $159,674,199        67.6%          60.9%        115         1.49x        5.485%
70.01 - 75.00 .........  $148,865,000        73.1%          65.2%        119         1.25x        5.398%
75.01 - 80.00 .........  $ 58,400,000        78.5%          70.6%        114         1.25x        5.404%
80.01 - 81.13 .........  $ 21,500,000        80.8%          78.8%         78         1.39x        5.255%
------------------------
                         $162,500,000        68.4%          62.4%        113         1.50x        5.369%
========================

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-133

  RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                        % OF
                                       AGGREGATE    CUT-OFF DATE      AVERAGE
    RANGE OF CUT-OFF     NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
  DATE LTV RATIOS (%)      LOANS        BALANCE        BALANCE        BALANCE
----------------------- ----------- -------------- -------------- --------------

55.01 - 60.00 .........       1      $ 12,390,000         3.3%     $12,390,000
60.01 - 65.00 .........       4        43,046,288        11.4      $10,761,572
65.01 - 70.00 .........       3        31,750,000         8.4      $10,583,333
70.01 - 75.00 .........       6       102,625,000        27.2      $17,104,167
75.01 - 80.00 .........      16       186,918,430        49.6      $11,682,402
-----------------------      --      ------------       -----
                             30      $376,729,718       100.0%     $12,557,657
=======================      ==      ============       =====

                                                                      WTD. AVG.
                                                                       STATED
                            MAXIMUM                                   REMAINING
                            CUT-OFF       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
    RANGE OF CUT-OFF         DATE       CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
  DATE LTV RATIOS (%)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

55.01 - 60.00 .........  $12,390,000         60.0%          60.0%        118        1.52x       5.420%
60.01 - 65.00 .........  $33,100,000         61.2%          55.0%        119        1.40x       5.646%
65.01 - 70.00 .........  $14,000,000         67.6%          59.7%        119        1.37x       5.173%
70.01 - 75.00 .........  $33,500,000         73.2%          70.8%        119        1.42x       5.304%
75.01 - 80.00 .........  $41,500,000         78.6%          72.1%        119        1.27x       5.487%
------------------------
                         $41,500,000         73.6%          68.4%        119        1.34x       5.427%
========================

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-134

RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR
                          ANTICIPATED REPAYMENT DATE

                                                            % OF
                                         AGGREGATE      CUT-OFF DATE      AVERAGE
 RANGE OF MATURITY DATE   NUMBER OF     CUT-OFF DATE        POOL       CUT-OFF DATE
     LTV RATIOS (%)*        LOANS         BALANCE          BALANCE        BALANCE
------------------------ ----------- ----------------- -------------- --------------

20.01 - 30.00 ..........       2      $   83,300,000          3.3%     $41,650,000
30.01 - 40.00 ..........       3          30,471,510          1.2      $10,157,170
40.01 - 50.00 ..........       7          69,725,989          2.8      $ 9,960,856
50.01 - 55.00 ..........      12         115,796,288          4.6      $ 9,649,691
55.01 - 60.00 ..........      14         341,734,900         13.5      $24,409,636
60.01 - 65.00 ..........      30         690,975,058         27.3      $23,032,502
65.01 - 70.00 ..........      35         578,976,283         22.8      $16,542,180
70.01 - 75.00 ..........      44         584,336,861         23.1      $13,280,383
75.01 - 80.00 ..........       1          17,300,000          0.7      $17,300,000
80.01 - 81.13 ..........       1          21,500,000          0.8      $21,500,000
------------------------      --      --------------        -----
                             149      $2,534,116,891        100.0%     $17,007,496
========================     ===      ==============        =====

                                                                       WTD. AVG.
                                                                        STATED
                             MAXIMUM                                   REMAINING
                             CUT-OFF       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF MATURITY DATE       DATE       CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)*         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------ -------------- -------------- -------------- ---------- -------------- ----------

20.01 - 30.00 ..........  $ 57,000,000        33.7%          29.3%        120         2.92x       5.369%
30.01 - 40.00 ..........  $ 11,971,510        50.8%          35.6%        119         2.09x       5.466%
40.01 - 50.00 ..........  $ 15,500,000        50.8%          46.2%         98         1.96x       5.125%
50.01 - 55.00 ..........  $ 33,100,000        59.3%          53.7%        116         1.67x       5.360%
55.01 - 60.00 ..........  $159,674,199        65.2%          57.1%        118         1.41x       5.419%
60.01 - 65.00 ..........  $162,500,000        67.7%          62.1%        110         1.54x       5.388%
65.01 - 70.00 ..........  $148,865,000        73.8%          67.7%        116         1.33x       5.403%
70.01 - 75.00 ..........  $ 58,400,000        78.3%          73.0%        116         1.27x       5.349%
75.01 - 80.00 ..........  $ 17,300,000        75.9%          75.9%        119         1.49x       5.450%
80.01 - 81.13 ..........  $ 21,500,000        81.1%          81.1%         58         1.49x       5.240%
-------------------------
                          $162,500,000        69.2%          63.3%        114         1.48x       5.378%
=========================

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-135

RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE OR
                          ANTICIPATED REPAYMENT DATE

                                                            % OF
                                         AGGREGATE      CUT-OFF DATE      AVERAGE
 RANGE OF MATURITY DATE   NUMBER OF     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
     LTV RATIOS (%)*        LOANS         BALANCE          BALANCE        BALANCE
------------------------ ----------- ----------------- -------------- --------------

20.01 - 30.00 ..........       2      $   83,300,000          3.9%     $41,650,000
30.01 - 40.00 ..........       3          30,471,510          1.4      $10,157,170
40.01 - 50.00 ..........       7          69,725,989          3.2      $ 9,960,856
50.01 - 55.00 ..........       9          65,500,000          3.0      $ 7,277,778
55.01 - 60.00 ..........      10         313,344,900         14.5      $31,334,490
60.01 - 65.00 ..........      29         681,725,058         31.6      $23,507,761
65.01 - 70.00 ..........      24         481,546,302         22.3      $20,064,429
70.01 - 75.00 ..........      34         410,273,413         19.0      $12,066,865
80.01 - 81.13 ..........       1          21,500,000          1.0      $21,500,000
------------------------      --      --------------        -----
                             119      $2,157,387,173        100.0%     $18,129,304
                             ===      ==============        =====

                                                                       WTD. AVG.
                                                                        STATED
                                                                       REMAINING
                             MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF MATURITY DATE   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)*         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------ -------------- -------------- -------------- ---------- -------------- ----------

20.01 - 30.00 ..........  $ 57,000,000        33.7%          29.3%        120         2.92x        5.369%
30.01 - 40.00 ..........  $ 11,971,510        50.8%          35.6%        119         2.09x        5.466%
40.01 - 50.00 ..........  $ 15,500,000        50.8%          46.2%         98         1.96x        5.125%
50.01 - 55.00 ..........  $ 16,920,000        57.1%          53.3%        113         1.90x        5.225%
55.01 - 60.00 ..........  $159,674,199        65.4%          56.8%        118         1.41x        5.424%
60.01 - 65.00 ..........  $162,500,000        67.6%          62.1%        110         1.54x        5.385%
65.01 - 70.00 ..........  $148,865,000        73.6%          67.6%        115         1.34x        5.398%
70.01 - 75.00 ..........  $ 58,400,000        78.6%          72.8%        114         1.24x        5.330%
80.01 - 81.13 ..........  $ 21,500,000        81.1%          81.1%         58         1.49x        5.240%
-------------------------
                          $162,500,000        68.4%          62.4%        113         1.50x        5.369%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                         % OF
                                        AGGREGATE    CUT-OFF DATE      AVERAGE
 RANGE OF MATURITY DATE   NUMBER OF   CUT-OFF DATE      GROUP2      CUT-OFF DATE
     LTV RATIOS (%)*        LOANS        BALANCE        BALANCE        BALANCE
------------------------ ----------- -------------- -------------- --------------

50.01 - 55.00 ..........       3      $ 50,296,288        13.4%     $16,765,429
55.01 - 60.00 ..........       4        28,390,000         7.5      $ 7,097,500
60.01 - 65.00 ..........       1         9,250,000         2.5      $ 9,250,000
65.01 - 70.00 ..........      11        97,429,982        25.9      $ 8,857,271
70.01 - 75.00 ..........      10       174,063,448        46.2      $17,406,345
75.01 - 80.00 ..........       1        17,300,000         4.6      $17,300,000
------------------------      --      ------------       -----
                              30      $376,729,718       100.0%     $12,557,657
                              ==      ============       =====

                                                                       WTD. AVG.
                                                                        STATED
                                                                       REMAINING
                             MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF MATURITY DATE   CUT-OFF DATE   CUT-OFF DATE     LTVRATIO     MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)*         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------ -------------- -------------- -------------- ---------- -------------- ----------

50.01 - 55.00 ..........  $33,100,000         62.2%          54.3%    119             1.36x        5.535%
55.01 - 60.00 ..........  $12,390,000         63.8%          59.5%    118             1.42x        5.360%
60.01 - 65.00 ..........  $ 9,250,000         75.2%          64.6%    118             1.20x        5.630%
65.01 - 70.00 ..........  $24,825,000         74.9%          68.2%    119             1.29x        5.426%
70.01 - 75.00 ..........  $41,500,000         77.5%          73.4%    119             1.35x        5.393%
75.01 - 80.00 ..........  $17,300,000         75.9%          75.9%    119             1.49x        5.450%
-------------------------
                          $41,500,000         73.6%          68.4%    119             1.34x        5.427%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-136

                RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                        AGGREGATE          % OF          AVERAGE
        RANGE OF         NUMBER OF     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
   MORTGAGE RATES (%)      LOANS         BALANCE       POOL BALANCE      BALANCE
----------------------- ----------- ----------------- -------------- --------------

4.740 - 5.249 .........      39      $  709,257,334         28.0%     $18,186,085
5.250 - 5.499 .........      56         992,778,824         39.2      $17,728,193
5.500 - 5.749 .........      41         708,291,029         28.0      $17,275,391
5.750 - 5.999 .........      11         104,589,703          4.1      $ 9,508,155
6.000 - 6.249 .........       1           2,200,000          0.1      $ 2,200,000
6.500 - 6.749 .........       1          17,000,000          0.7      $17,000,000
-----------------------      --      --------------        -----
                            149      $2,534,116,891        100.0%     $17,007,496
                            ===      ==============        =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
        RANGE OF         CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   MORTGAGE RATES (%)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

4.740 - 5.249 .........  $148,865,000        67.8%          64.3%        106         1.61x        5.076%
5.250 - 5.499 .........  $162,500,000        69.6%          63.1%        117         1.41x        5.373%
5.500 - 5.749 .........  $159,674,199        69.7%          62.8%        117         1.46x        5.583%
5.750 - 5.999 .........  $ 38,000,000        70.1%          59.7%        119         1.37x        5.858%
6.000 - 6.249 .........  $  2,200,000        77.2%          65.8%        120         1.27x        6.200%
6.500 - 6.749 .........  $ 17,000,000        76.6%          66.4%         84         1.25x        6.570%
------------------------
                         $162,500,000        69.2%          63.3%        114         1.48x        5.378%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                         AVERAGE
                                        AGGREGATE      % OF CUT-OFF      CUT-OFF
        RANGE OF         NUMBER OF     CUT-OFF DATE    DATE GROUP 1       DATE
   MORTGAGE RATES (%)      LOANS         BALANCE          BALANCE        BALANCE
----------------------- ----------- ----------------- -------------- --------------

4.740 - 5.249 .........      29      $  615,942,849         28.6%     $21,239,409
5.250 - 5.499 .........      46         853,089,039         39.5      $18,545,414
5.500 - 5.749 .........      32         566,765,581         26.3      $17,711,424
5.750 - 5.999 .........      11         104,589,703          4.8      $ 9,508,155
6.500 - 6.749 .........       1          17,000,000          0.8      $17,000,000
-----------------------      --      --------------        -----
                            119      $2,157,387,173        100.0%     $18,129,304
                            ===      ==============        =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
        RANGE OF         CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT   MATURITY   CUT-OFF DATE   MORTGAGE
   MORTGAGE RATES (%)       BALANCE       LTV RATIO      MATURITY*     (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

4.740 - 5.249 .........  $148,865,000        67.0%          63.8%        105         1.64x        5.059%
5.250 - 5.499 .........  $162,500,000        68.9%          62.0%        116         1.43x        5.372%
5.500 - 5.749 .........  $159,674,199        68.7%          61.7%        116         1.51x        5.575%
5.750 - 5.999 .........  $ 38,000,000        70.1%          59.7%        119         1.37x        5.858%
6.500 - 6.749 .........  $ 17,000,000        76.6%          66.4%         84         1.25x        6.570%
------------------------
                         $162,500,000        68.4%          62.4%        113         1.50x        5.369%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-137

            RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                        % OF
                                       AGGREGATE    CUT-OFF DATE      AVERAGE
        RANGE OF         NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
   MORTGAGE RATES (%)      LOANS        BALANCE        BALANCE        BALANCE
----------------------- ----------- -------------- -------------- --------------

5.120 - 5.249 .........      10      $ 93,314,485        24.8%     $ 9,331,449
5.250 - 5.499 .........      10       139,689,785        37.1      $13,968,978
5.500 - 5.749 .........       9       141,525,448        37.6      $15,725,050
6.000 - 6.249 .........       1         2,200,000         0.6      $ 2,200,000
-----------------------      --      ------------       -----
                             30      $376,729,718       100.0%     $12,557,657
                             ==      ============       =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
        RANGE OF         CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   MORTGAGE RATES (%)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

5.120 - 5.249 .........  $33,500,000         72.8%          67.6%       119          1.45x       5.192%
5.250 - 5.499 .........  $41,500,000         74.1%          69.9%       119          1.33x       5.381%
5.500 - 5.749 .........  $33,100,000         73.6%          67.4%       120          1.29x       5.615%
6.000 - 6.249 .........  $ 2,200,000         77.2%          65.8%       120          1.27x       6.200%
------------------------
                         $41,500,000         73.6%          68.4%       119          1.34x       5.427%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-138

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                                MORTGAGE LOANS

                                                               % OF
 RANGE OF ORIGINAL TERMS TO                  AGGREGATE     CUT-OFF DATE      AVERAGE
   MATURITY OR ANTICIPATED    NUMBER OF    CUT-OFF DATE        POOL       CUT-OFF DATE
   REPAYMENT DATE (MONTHS)      LOANS         BALANCE         BALANCE        BALANCE
---------------------------- ----------- ---------------- -------------- --------------

0 - 60 .....................       9      $   93,910,172         3.7%     $10,434,464
61 - 84 ....................       3         166,850,000         6.6      $55,616,667
109 - 120 ..................     137       2,273,356,718        89.7      $16,593,845
----------------------------     ---      --------------       -----
                                 149      $2,534,116,891       100.0%     $17,007,496
                                 ===      ==============       =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
 RANGE OF ORIGINAL TERMS TO      MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
---------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 .....................  $ 21,875,172        67.6%          66.3%         58         1.65x        5.282%
61 - 84 ....................  $145,000,000        62.1%          61.1%         80         2.00x        5.144%
109 - 120 ..................  $162,500,000        69.8%          63.3%        119         1.43x        5.399%
-----------------------------
                              $162,500,000        69.2%          63.3%        114         1.48X        5.378%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                             GROUP 1 MORTGAGE LOANS

                                                               % OF
 RANGE OF ORIGINAL TERMS TO                  AGGREGATE     CUT-OFF DATE      AVERAGE
   MATURITY OR ANTICIPATED    NUMBER OF    CUT-OFF DATE       GROUP 1     CUT-OFF DATE
   REPAYMENT DATE (MONTHS)      LOANS         BALANCE         BALANCE        BALANCE
---------------------------- ----------- ---------------- -------------- --------------

0 - 60 .....................       9      $   93,910,172         4.4%     $10,434,464
61 - 84 ....................       3         166,850,000         7.7      $55,616,667
109 - 120 ..................     107       1,896,627,000        87.9      $17,725,486
----------------------------     ---      --------------       -----
                                 119      $2,157,387,173       100.0%     $18,129,304
                                 ===      ==============       =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
 RANGE OF ORIGINAL TERMS TO      MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
---------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 .....................  $ 21,875,172        67.6%          66.3%         58         1.65x        5.282%
61 - 84 ....................  $145,000,000        62.1%          61.1%         80         2.00x        5.144%
109 - 120 ..................  $162,500,000        69.0%          62.3%        118         1.45x        5.393%
-----------------------------
                              $162,500,000        68.4%          62.4%        113         1.50x        5.369%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-139

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                             GROUP 2 MORTGAGE LOANS

                                                                           AVERAGE
 RANGE OF ORIGINAL TERMS TO                   % OF       % OF CUT-OFF      CUT-OFF
   MATURITY OR ANTICIPATED    NUMBER OF   CUT-OFF DATE   DATE GROUP 2       DATE
   REPAYMENT DATE (MONTHS)      LOANS        BALANCE        BALANCE        BALANCE
---------------------------- ----------- -------------- -------------- --------------

109 - 120 .................. 30           $376,729,718       100.0%     $12,557,657
---------------------------- --           ------------       -----
                             30           $376,729,718       100.0%     $12,557,657
                             ==           ============       =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
 RANGE OF ORIGINAL TERMS TO      MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
---------------------------- -------------- -------------- -------------- ---------- -------------- ----------

109 - 120 ..................  $41,500,000         73.6%          68.4%       119          1.34x        5.427%
-----------------------------
                              $41,500,000         73.6%          68.4%       119          1.34x        5.427%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                     MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               % OF
 RANGE OF ORIGINAL TERMS TO                  AGGREGATE     CUT-OFF DATE      AVERAGE
   MATURITY OR ANTICIPATED    NUMBER OF    CUT-OFF DATE        POOL       CUT-OFF DATE
   REPAYMENTDATE (MONTHS)       LOANS         BALANCE         BALANCE        BALANCE
---------------------------- ----------- ---------------- -------------- --------------

0 - 60 .....................       9      $   93,910,172         3.7%     $10,434,464
61 - 84 ....................       3         166,850,000         6.6      $55,616,667
109 - 120 ..................     137       2,273,356,718        89.7      $16,593,845
----------------------------     ---      --------------       -----
                                 149      $2,534,116,891       100.0%     $17,007,496
                                 ===      ==============       =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
 RANGE OF ORIGINAL TERMS TO      MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   REPAYMENTDATE (MONTHS)        BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
---------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 .....................  $ 21,875,172        67.6%          66.3%         58         1.65x        5.282%
61 - 84 ....................  $145,000,000        62.1%          61.1%         80         2.00x        5.144%
109 - 120 ..................  $162,500,000        69.8%          63.3%        119         1.43x        5.399%
-----------------------------
                              $162,500,000        69.2%          63.3%        114         1.48x
        5.378%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-140

RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                 GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

    RANGE OF REMAINING                                       % OF
   TERMS TO MATURITY OR                    AGGREGATE     CUT-OFF DATE      AVERAGE
   ANTICIPATED REPAYMENT    NUMBER OF    CUT-OFF DATE       GROUP 1     CUT-OFF DATE
       DATE (MONTHS)          LOANS         BALANCE         BALANCE        BALANCE
-------------------------- ----------- ---------------- -------------- --------------

0 - 60 ...................       9      $   93,910,172         4.4%     $10,434,464
61 - 84 ..................       3         166,850,000         7.7      $55,616,667
109 - 120 ................     107       1,896,627,000        87.9      $17,725,486
--------------------------     ---      --------------       -----
                               119      $2,157,387,173       100.0%     $18,129,304
                               ===      ==============       =====

                                                                         WTD. AVG.
                                                                           STATED    WTD. AVG.
    RANGE OF REMAINING                                                   REMAINING    CUT-OFF
   TERMS TO MATURITY OR        MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      DATE     WTD. AVG.
   ANTICIPATED REPAYMENT    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO     MATURITY      DSC     MORTGAGE
       DATE (MONTHS)           BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*      RATIO      RATE
-------------------------- -------------- -------------- -------------- ----------- ---------- ----------

0 - 60 ...................  $ 21,875,172        67.6%          66.3%         58        1.65x      5.282%
61 - 84 ..................  $145,000,000        62.1%          61.1%         80        2.00x      5.144%
109 - 120 ................  $162,500,000        69.0%          62.3%        118        1.45x      5.393%
---------------------------
                            $162,500,000        68.4%          62.4%        113        1.50x      5.369%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                 GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

    RANGE OF REMAINING                                     % OF
   TERMS TO MATURITY OR                   AGGREGATE    CUT-OFF DATE      AVERAGE
   ANTICIPATED REPAYMENT    NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
       DATE (MONTHS)          LOANS        BALANCE        BALANCE        BALANCE
-------------------------- ----------- -------------- -------------- --------------

109 - 120 ................ 30           $376,729,718       100.0%     $12,557,657
-------------------------- --           ------------       -----
                           30           $376,729,718       100.0%     $12,557,657
                           ==           ============       =====

                                                                         WTD. AVG.
                                                                           STATED    WTD. AVG.
    RANGE OF REMAINING                                                   REMAINING    CUT-OFF
   TERMS TO MATURITY OR        MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      DATE     WTD. AVG.
   ANTICIPATED REPAYMENT    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO     MATURITY      DSC     MORTGAGE
       DATE (MONTHS)           BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*      RATIO      RATE
-------------------------- -------------- -------------- -------------- ----------- ---------- ----------

109 - 120 ................  $41,500,000         73.6%          68.4%        119         1.34x    5.427%
---------------------------
                            $41,500,000         73.6%          68.4%        119         1.34x    5.427%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-141

RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF
                                     DATE

                                                                       AVERAGE
   RANGE OF REMAINING                   AGGREGATE     % OF CUT-OFF     CUT-OFF
   AMORTIZATION TERMS    NUMBER OF    CUT-OFF DATE      DATE POOL        DATE
      (MONTHS)(1)          LOANS         BALANCE         BALANCE       BALANCE
----------------------- ----------- ---------------- -------------- -------------

229 - 264 .............       3      $   21,175,989         0.8%     $ 7,058,663
265 - 300 .............       6          99,027,000         3.9      $16,504,500
301 - 348 .............       3          44,750,000         1.8      $14,916,667
349 - 360 .............     104       1,757,453,901        69.4      $16,898,595
Varies ................       1          58,400,000         2.3      $58,400,000
Non-amortizing ........      32         553,310,000        21.8      $17,290,938
                            ---      --------------       -----
                            149      $2,534,116,891       100.0%     $17,007,496
                            ===      ==============       =====

                                                                      WTD. AVG.
                                                                        STATED
                                                                      REMAINING
   RANGE OF REMAINING       MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.
   AMORTIZATION TERMS    CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   CUT-OFF DATE     WTD. AVG.
      (MONTHS)(1)           BALANCE       LTV RATIO     MATURITY(2)   (MOS.)(2)     DSC RATIO    MORTGAGE RATE
----------------------- -------------- -------------- -------------- ----------- -------------- --------------

229 - 264 .............  $ 11,345,000        60.9%          39.7%        119          1.68x         5.863%
265 - 300 .............  $ 38,000,000        69.5%          59.6%        113          1.38x         5.779%
301 - 348 .............  $ 20,000,000        67.8%          57.2%        119          1.55x         5.549%
349 - 360 .............  $162,500,000        71.2%          63.9%        118          1.36x         5.400%
Varies ................  $ 58,400,000        80.0%          74.0%        118          1.20x         5.330%
Non-amortizing ........  $145,000,000        62.1%          62.1%        100          1.90x         5.206%
                         $162,500,000        69.2%          63.3%        114          1.48x         5.378%

--------
The weighted average remaining amortization term for all Mortgage Loans
(excluding non-amortizing loans and those that vary) is 355 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                                       AVERAGE
   RANGE OF REMAINING                   AGGREGATE     % OF CUT-OFF     CUT-OFF
   AMORTIZATION TERMS    NUMBER OF    CUT-OFF DATE    DATE GROUP 1       DATE
      (MONTHS)(1)          LOANS         BALANCE         BALANCE       BALANCE
----------------------- ----------- ---------------- -------------- -------------

229 - 264 .............       3      $   21,175,989         1.0%     $ 7,058,663
265 - 300 .............       6          99,027,000         4.6      $16,504,500
301 - 348 .............       2          35,500,000         1.6      $17,750,000
349 - 360 .............      81       1,486,464,183        68.9      $18,351,410
Varies ................       1          58,400,000         2.7      $58,400,000
Non-Amortizing ........      26         456,820,000        21.2      $17,570,000
                             --      --------------       -----
                            119      $2,157,387,173       100.0%     $18,129,304
                            ===      ==============       =====

                                                                      WTD. AVG.
                                                                        STATED
                                                                      REMAINING
   RANGE OF REMAINING       MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.
   AMORTIZATION TERMS    CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   CUT-OFF DATE     WTD. AVG.
      (MONTHS)(1)           BALANCE       LTV RATIO     MATURITY(2)   (MOS.)(2)     DSC RATIO    MORTGAGE RATE
----------------------- -------------- -------------- -------------- ----------- -------------- --------------

229 - 264 .............  $ 11,345,000        60.9%          39.7%        119           1.68x         5.863%
265 - 300 .............  $ 38,000,000        69.5%          59.6%        113           1.38x         5.779%
301 - 348 .............  $ 20,000,000        65.8%          55.2%        120           1.64x         5.528%
349 - 360 .............  $162,500,000        70.6%          63.3%        117           1.37x         5.387%
Varies ................  $ 58,400,000        80.0%          74.0%        118           1.20x         5.330%
Non-Amortizing ........  $145,000,000        60.2%          60.2%         97           1.98x         5.190%
                         $162,500,000        68.4%          62.4%        113           1.50x         5.369%

--------
The weighted average remaining amortization term for all Loan Group 1 Mortgage
Loans (excluding non-amortizing loans and those that vary) is 354 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-142

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                                     AVERAGE
   RANGE OF REMAINING                  AGGREGATE    % OF CUT-OFF     CUT-OFF        MAXIMUM
   AMORTIZATION TERMS    NUMBER OF   CUT-OFF DATE   DATE GROUP 2       DATE      CUT-OFF DATE
      (MONTHS)(1)          LOANS        BALANCE        BALANCE       BALANCE        BALANCE
----------------------- ----------- -------------- -------------- ------------- --------------

301 - 348 .............       1      $  9,250,000         2.5%     $ 9,250,000   $ 9,250,000
349 - 360 .............      23       270,989,718        71.9      $11,782,162   $41,500,000
Non-amortizing ........       6        96,490,000        25.6      $16,081,667   $33,500,000
                             --      ------------       -----
                             30      $376,729,718       100.0%     $12,557,657   $41,500,000
                             ==      ============       =====

                                                       WTD. AVG.
                                                         STATED
                                                       REMAINING
   RANGE OF REMAINING      WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.
   AMORTIZATION TERMS    CUT-OFF DATE   LTV RATIO AT    MATURITY   CUT-OFF DATE     WTD. AVG.
      (MONTHS)(1)          LTV RATIO     MATURITY(2)   (MOS.)(2)     DSC RATIO    MORTGAGE RATE
----------------------- -------------- -------------- ----------- -------------- --------------

301 - 348 .............       75.2%          64.6%         118         1.20x         5.630%
349 - 360 .............       74.4%          67.4%         119         1.28x         5.470%
Non-amortizing ........       71.3%          71.3%         119         1.53x         5.284%
                              73.6%          68.4%         119         1.34x         5.427%

--------
The weighted average remaining amortization term for all Loan Group 2 Mortgage
Loans (excluding non-amortizing loans) is 359 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                   AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                               AVERAGE
                                              AGGREGATE      % OF CUT-OFF      CUT-OFF
                               NUMBER OF     CUT-OFF DATE      DATE POOL        DATE
      AMORTIZATION TYPES         LOANS         BALANCE          BALANCE        BALANCE
----------------------------- ----------- ----------------- -------------- --------------

Interest-only, Amortizing
 Balloon(2) .................      83      $1,337,883,689         52.8%     $16,119,081
Amortizing Balloon ..........      31         553,098,579         21.8      $17,841,890
Interest-only ...............      19         448,748,000         17.7      $23,618,316
Interest-only, ARD ..........      13         104,562,000          4.1      $ 8,043,231
Interest-only, Amortizing
 ARD(2) .....................       2          82,400,000          3.3      $41,200,000
Amortizing ARD ..............       1           7,424,622          0.3      $ 7,424,622
                                   --      --------------        -----
                                  149      $2,534,116,891        100.0%     $17,007,496
                                  ===      ==============        =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING
                                  MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO      WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   CUT-OFF DATE     WTD. AVG.
      AMORTIZATION TYPES          BALANCE       LTV RATIO     MATURITY(1)   (MOS.)(1)     DSC RATIO    MORTGAGE RATE
----------------------------- -------------- -------------- -------------- ----------- -------------- --------------

Interest-only, Amortizing
 Balloon(2) .................  $162,500,000        72.4%          66.2%        118           1.31x         5.409%
Amortizing Balloon ..........  $159,674,199        67.2%          56.0%        115           1.51x         5.472%
Interest-only ...............  $145,000,000        61.8%          61.8%         97           1.94x         5.149%
Interest-only, ARD ..........  $ 25,025,000        63.6%          63.6%        113           1.74x         5.451%
Interest-only, Amortizing
 ARD(2) .....................  $ 58,400,000        77.9%          72.1%        119           1.20x         5.375%
Amortizing ARD ..............  $  7,424,622        78.2%          65.4%        118           1.77x         5.440%
                               $162,500,000        69.2%          63.3%        114           1.48x         5.378%

--------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

                                     S-143

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                              AGGREGATE                        AVERAGE
                                               CUT-OFF       % OF CUT-OFF      CUT-OFF
                               NUMBER OF         DATE        DATE GROUP 1       DATE
      AMORTIZATION TYPES         LOANS         BALANCE          BALANCE        BALANCE
----------------------------- ----------- ----------------- -------------- --------------

Interest-only, Amortizing
 Balloon(2) .................      66      $1,092,133,241         50.6%     $16,547,473
Amortizing Balloon ..........      24         518,609,309         24.0      $21,608,721
Interest-only ...............      14         364,648,000         16.9      $26,046,286
Intrest-only, ARD ...........      12          92,172,000          4.3      $ 7,681,000
Interest-only, Amortizing
 ARD(2) .....................       2          82,400,000          3.8      $41,200,000
Amortizing ARD ..............       1           7,424,622          0.3      $ 7,424,622
                                   --      --------------        -----
                                  119      $2,157,387,173        100.0%     $18,129,304
                                  ===      ==============        =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING   WTD. AVG.
                                  MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   DATE DSC   MORTGAGE
      AMORTIZATION TYPES          BALANCE       LTV RATIO     MATURITY(1)   (MOS.)(1)     RATIO      RATE
----------------------------- -------------- -------------- -------------- ----------- ---------- ----------

Interest-only, Amortizing
 Balloon(2) .................  $162,500,000        71.8%          65.7%        118         1.32x     5.387%
Amortizing Balloon ..........  $159,674,199        66.9%          55.7%        115         1.52x     5.487%
Interest-only ...............  $145,000,000        59.2%          59.2%         92         2.03x     5.122%
Intrest-only, ARD ...........  $ 25,025,000        64.1%          64.1%        113         1.77x     5.456%
Interest-only, Amortizing
 ARD(2) .....................  $ 58,400,000        77.9%          72.1%        119         1.20x     5.375%
Amortizing ARD ..............  $  7,424,622        78.2%          65.4%        118         1.77x     5.440%
                               $162,500,000        68.4%          62.4%        113         1.50x     5.369%

--------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 12 to 84 months from origination prior to the commencement of payments of principal and interest.

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                             AGGREGATE                       AVERAGE
                                              CUT-OFF      % OF CUT-OFF      CUT-OFF
                               NUMBER OF        DATE       DATE GROUP 2       DATE
      AMORTIZATION TYPES         LOANS        BALANCE         BALANCE        BALANCE
----------------------------- ----------- --------------- -------------- --------------

Interest-only, Amortizing
 Balloon(2) .................      17      $245,750,448         65.2%     $14,455,909
Interest-only ...............       5        84,100,000         22.3      $16,820,000
Amortizing Balloon ..........       7        34,489,270          9.2      $ 4,927,039
Interest-only, ARD ..........       1        12,390,000          3.3      $12,390,000
                                   --      ------------        -----
                                   30      $376,729,718        100.0%     $12,557,657
                                   ==      ============        =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING   WTD. AVG.
                                  MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   DATE DSC   MORTGAGE
      AMORTIZATION TYPES          BALANCE       LTV RATIO     MATURITY(1)   (MOS.)(1)     RATIO      RATE
----------------------------- -------------- -------------- -------------- ----------- ---------- ----------

Interest-only, Amortizing
 Balloon(2) .................  $41,500,000         74.7%          68.4%         119       1.28x     5.507%
Interest-only ...............  $33,500,000         72.9%          72.9%         119       1.53x     5.264%
Amortizing Balloon ..........  $14,000,000         72.4%          60.0%         119       1.29x     5.253%
Interest-only, ARD ..........  $12,390,000         60.0%          60.0%         118       1.52x     5.420%
                               $41,500,000         73.6%          68.4%         119       1.34x     5.427%

--------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 18 to 60 months from origination prior to the commencement of payments of principal and interest.

                                     S-144

                RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                          AGGREGATE          % OF          AVERAGE        MAXIMUM
    RANGE OF OCCUPANCY     NUMBER OF     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE      CUT-OFF
       RATES (%)(1)          LOANS         BALANCE       POOL BALANCE      BALANCE     DATE BALANCE
------------------------- ----------- ----------------- -------------- -------------- --------------

55.00 - 59.99 ...........       1      $    5,100,000         0.2%      $ 5,100,000    $  5,100,000
65.00 - 69.99 ...........       1           9,000,000         0.4       $ 9,000,000    $  9,000,000
70.00 - 74.99 ...........       3          21,200,000         0.8       $ 7,066,667    $ 11,000,000
75.00 - 79.99 ...........       8         200,000,000         7.9       $25,000,000    $162,500,000
80.00 - 84.99 ...........      10         271,300,000        10.7       $27,130,000    $145,000,000
85.00 - 89.99 ...........      10         295,710,442        11.7       $29,571,044    $148,865,000
90.00 - 94.99 ...........      27         393,981,940        15.5       $14,591,924    $ 41,911,510
95.00 - 99.99 ...........      42         675,866,076        26.7       $16,092,049    $ 57,000,000
100.00 - 100.00 .........      40         404,084,234        15.9       $10,102,106    $ 58,400,000
                               --      --------------        ----
                              142      $2,276,242,692        89.8%      $16,029,878    $162,500,000
                              ===      ==============        ====

                                                              WTD. AVG.       WTD. AVG.
                             WTD. AVG.      WTD. AVG.     STATED REMAINING     CUT-OFF
    RANGE OF OCCUPANCY     CUT-OFF DATE   LTV RATIO AT         TERM TO        DATE DSC     WTD. AVG.
       RATES (%)(1)          LTV RATIO     MATURITY(2)   MATURITY (MOS.)(2)     RATIO    MORTGAGE RATE
------------------------- -------------- -------------- -------------------- ---------- --------------

55.00 - 59.99 ...........       76.1%          70.5%             116             1.24x       5.285%
65.00 - 69.99 ...........       77.1%          71.4%             116             1.20x       5.285%
70.00 - 74.99 ...........       57.6%          55.3%             119             1.61x       5.142%
75.00 - 79.99 ...........       65.4%          60.8%             119             1.50x       5.412%
80.00 - 84.99 ...........       66.2%          63.1%              98             1.69x       5.244%
85.00 - 89.99 ...........       74.4%          66.8%             118             1.27x       5.240%
90.00 - 94.99 ...........       74.3%          69.1%             118             1.35x       5.370%
95.00 - 99.99 ...........       65.0%          59.7%             111             1.60x       5.387%
100.00 - 100.00 .........       73.4%          67.6%             115             1.40x       5.436%
                                69.5%          64.2%             113             1.48x       5.356%

--------
(1)   Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 7 Mortgage Loans secured by hospitality properties representing
      10.2% of the Cut-Off Date Pool Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                             % OF
                                          AGGREGATE      CUT-OFF DATE      AVERAGE        MAXIMUM
    RANGE OF OCCUPANCY     NUMBER OF       CUT-OFF          GROUP 1        CUT-OFF        CUT-OFF
       RATES (%)(1)          LOANS       DATE BALANCE       BALANCE     DATE BALANCE   DATE BALANCE
------------------------- ----------- ----------------- -------------- -------------- --------------

55.00 - 59.99 ...........       1      $    5,100,000         0.2%      $ 5,100,000    $  5,100,000
65.00 - 69.99 ...........       1           9,000,000         0.4       $ 9,000,000    $  9,000,000
70.00 - 74.99 ...........       3          21,200,000         1.0       $ 7,066,667    $ 11,000,000
75.00 - 79.99 ...........       8         200,000,000         9.3       $25,000,000    $162,500,000
80.00 - 84.99 ...........      10         271,300,000        12.6       $27,130,000    $145,000,000
85.00 - 89.99 ...........      10         295,710,442        13.7       $29,571,044    $148,865,000
90.00 - 94.99 ...........      15         218,259,510        10.1       $14,550,634    $ 41,911,510
95.00 - 99.99 ...........      25         479,129,555        22.2       $19,165,182    $ 57,000,000
100.00 - 100.00 .........      39         399,813,466        18.5       $10,251,627    $ 58,400,000
                               --      --------------        ----
                              112      $1,899,512,974        88.0%      $16,959,937    $162,500,000
                              ===      ==============        ====

                                                             WTD. AVG.
                                                              STATED         WTD. AVG.
                             WTD. AVG.     WTD. AVG.         REMAINING        CUT-OFF
    RANGE OF OCCUPANCY     CUT-OFF DATE   LTV RATIOAT         TERM TO        DATE DSC     WTD. AVG.
       RATES (%)(1)          LTV RATIO    MATURITY(2)   MATURITY (MOS.)(2)     RATIO    MORTGAGE RATE
------------------------- -------------- ------------- -------------------- ---------- --------------

55.00 - 59.99 ...........       76.1%         70.5%             116             1.24x       5.285%
65.00 - 69.99 ...........       77.1%         71.4%             116             1.20x       5.285%
70.00 - 74.99 ...........       57.6%         55.3%             119             1.61x       5.142%
75.00 - 79.99 ...........       65.4%         60.8%             119             1.50x       5.412%
80.00 - 84.99 ...........       66.2%         63.1%              98             1.69x       5.244%
85.00 - 89.99 ...........       74.4%         66.8%             118             1.27x       5.240%
90.00 - 94.99 ...........       73.6%         67.1%             118             1.34x       5.383%
95.00 - 99.99 ...........       62.1%         57.3%             108             1.71x       5.342%
100.00 - 100.00 .........       73.3%         67.6%             115             1.41x       5.438%
                                68.7%         63.3%             112             1.50x       5.342%

--------
(1)   Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 7 Mortgage Loans secured by hospitality properties representing
      12.0% of the Cut-Off Date Group 1 Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-145

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                    % OF
                                    AGGREGATE     CUT-OFF      AVERAGE
                                     CUT-OFF        DATE       CUT-OFF
 RANGE OF OCCUPANCY   NUMBER OF        DATE       GROUP 2       DATE
      RATES (%)         LOANS        BALANCE      BALANCE      BALANCE
-------------------- ----------- --------------- --------- --------------

90.00 - 94.99 ...... 12           $175,722,430      46.6%   $14,643,536
95.00 - 99.99 ...... 17            196,736,521      52.2    $11,572,737
100.00 - 100.00 .... 1               4,270,767       1.1    $ 4,270,767
                     --           ------------     -----
                     30           $376,729,718     100.0%   $12,557,657
                     ==           ============     =====

                                                                    WTD. AVG.
                         MAXIMUM     WTD. AVG.                       STATED        WTD. AVG.
                         CUT-OFF      CUT-OFF      WTD. AVG.        REMAINING       CUT-OFF   WTD. AVG.
 RANGE OF OCCUPANCY       DATE          DATE     LTV RATIO AT        TERM TO       DATE DSC   MORTGAGE
      RATES (%)          BALANCE     LTV RATIO     MATURITY*    MATURITY (MOS.)*     RATIO      RATE
-------------------- -------------- ----------- -------------- ------------------ ---------- ----------

90.00 - 94.99 ......  $41,500,000       75.2%         71.5%          119              1.37x     5.355%
95.00 - 99.99 ......  $33,100,000       72.0%         65.6%          119              1.32x     5.495%
100.00 - 100.00 ....  $ 4,270,767       79.8%         66.3%          118              1.29x     5.240%
                      $41,500,000       73.6%         68.4%          119              1.34x      5.427%

--------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

      PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION(1) (2) (3) (4)

     PREPAYMENT RESTRICTION          DEC-05          DEC-06          DEC-07          DEC-08          DEC-09
------------------------------- --------------- --------------- --------------- --------------- ---------------

Locked Out ....................        97.13%          97.12%           9.46%           7.88%           0.00%
Defeasance ....................         0.00%           0.00%          79.44%          80.97%          88.78%
Yield Maintenance .............         2.87%           2.88%          11.10%          11.15%           8.65%
Prepayment Premium ............         0.00%           0.00%           0.00%           0.00%           0.00%
Open ..........................         0.00%           0.00%           0.00%           0.00%           2.57%
                                   ---------       ---------       ---------       ---------       ---------
Total .........................       100.00%         100.00%         100.00%         100.00%         100.00%
-------------------------------    ---------       ---------       ---------       ---------       ---------
Mortgage Pool Balance .........
Outstanding (in millions) .....   $ 2,534.12      $ 2,526.41      $ 2,517.62      $ 2,506.34      $ 2,492.60
                                  ----------      ----------      ----------      ----------      ----------
% of Initial Pool Balance......       100.00%          99.70%          99.35%          98.90%          98.36%

     PREPAYMENT RESTRICTION          DEC-10          DEC-11          DEC-12          DEC-13          DEC-14        DEC-15
------------------------------- --------------- --------------- --------------- --------------- --------------- ------------

Locked Out ....................         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Defeasance ....................        90.96%          90.85%          96.73%          96.69%          96.64%         0.00%
Yield Maintenance .............         8.68%           8.78%           2.86%           2.90%           2.94%         0.00%
Prepayment Premium ............         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Open ..........................         0.36%           0.37%           0.40%           0.41%           0.42%       100.00%
                                   ---------       ---------       ---------       ---------       ---------        ------
Total .........................       100.00%         100.00%         100.00%         100.00%         100.00%       100.00%
--------------------------------   ---------       ---------       ---------       ---------       ---------        ------
Mortgage Pool Balance .........
Outstanding (in millions) .....   $ 2,383.70      $ 2,355.02      $ 2,160.16      $ 2,127.69      $ 2,093.40      $ 64.78
                                  ----------      ----------      ----------      ----------      ----------      --------
% of Initial Pool Balance......        94.06%          92.93%          85.24%          83.96%          82.61%         2.56%

           --------------------------------------------------------
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date), if any.

(2)   Based on the assumptions set forth in footnote (1) above, after December
      2015, the outstanding loan balances represent less than 2.56% of the
      Cut-Off Date Pool Balance.

(3)   Assumes yield maintenance with respect to the Mortgage Loans which allow the borrower to choose yield maintenance or defeasance.

(4)   With respect to 1 Mortgage Loan (loan number 92), representing 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group 1 Balance),
      funds deposited in reserve accounts are assumed not to be applied to pay down the outstanding principal balance of the related Mortgage Loan.

                                     S-146

      PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION (1) (2) (3) (4)

     PREPAYMENT RESTRICTION          DEC-05          DEC-06          DEC-07          DEC-08          DEC-09
------------------------------- --------------- --------------- --------------- --------------- ---------------

Locked Out ....................        97.03%          97.02%           7.86%           5.99%           0.00%
Defeasance ....................         0.00%           0.00%          80.47%          82.28%          88.21%
Yield Maintenance .............         2.97%           2.98%          11.67%          11.73%           8.78%
Prepayment Premium ............         0.00%           0.00%           0.00%           0.00%           0.00%
Open ..........................         0.00%           0.00%           0.00%           0.00%           3.02%
                                   ---------       ---------       ---------       ---------       ---------
Total .........................       100.00%         100.00%         100.00%         100.00%         100.00%
                                   ---------       ---------       ---------       ---------       ---------
Group 1 Balance ...............
Outstanding (in millions) .....   $ 2,157.39      $ 2,150.14      $ 2,141.95      $ 2,131.66      $ 2,119.43
                                  ----------      ----------      ----------      ----------      ----------
% of Initial Group 1
 Balance ......................       100.00%          99.66%          99.28%          98.81%          98.24%

     PREPAYMENT RESTRICTION          DEC-10          DEC-11          DEC-12          DEC-13          DEC-14        DEC-15
------------------------------- --------------- --------------- --------------- --------------- --------------- ------------

Locked Out ....................         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Defeasance ....................        90.76%          90.64%          97.72%          97.69%          97.66%         0.00%
Yield Maintenance .............         9.24%           9.36%           2.28%           2.31%           2.34%         0.00%
Prepayment Premium ............         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Open ..........................         0.00%           0.00%           0.00%           0.00%           0.00%       100.00%
                                   ---------       ---------       ---------       ---------       ---------        ------
Total .........................       100.00%         100.00%         100.00%         100.00%         100.00%       100.00%
                                   ---------       ---------       ---------       ---------       ---------        ------
Group 1 Balance ...............
Outstanding (in millions) .....   $ 2,012.32      $ 1,987.53      $ 1,796.74      $ 1,768.63      $ 1,738.93      $ 64.78
                                  ----------      ----------      ----------      ----------      ----------      --------
% of Initial Group 1
 Balance ......................        93.28%          92.13%          83.28%          81.98%          80.60%         3.00%

--------
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date).

(2)   Based on the assumptions set forth in footnote (1) above, after December
      2015, the outstanding loan balances represent less than 3.00% of the
      Cut-Off Date Group 1 Balance.

(3)   Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)   With respect to 1 Mortgage Loan (loan number 92), representing approximately 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off
      Date Group 1 Balance), funds deposited in reserve accounts are assumed not to be applied to pay down the outstanding principal balance of the related Mortgage Loan.

             PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION*

     PREPAYMENT RESTRICTION         DEC-05        DEC-06        DEC-07        DEC-08        DEC-09
------------------------------- ------------- ------------- ------------- ------------- -------------

Locked Out ....................      97.69%        97.69%        18.56%        18.58%         0.00%
Defeasance ....................       0.00%         0.00%        73.57%        73.52%        92.07%
Yield Maintenance .............       2.31%         2.31%         7.88%         7.90%         7.93%
Prepayment Premium ............       0.00%         0.00%         0.00%         0.00%         0.00%
Open ..........................       0.00%         0.00%         0.00%         0.00%         0.00%
                                   -------       -------       -------       -------       -------
Total .........................     100.00%       100.00%       100.00%       100.00%       100.00%
                                   -------       -------       -------       -------       -------
Group 2 Balance ...............
Outstanding (in millions) .....   $ 376.73      $ 376.27      $ 375.67      $ 374.68      $ 373.17
-------------------------------   --------      --------      --------      --------      --------
% of Initial Group 2
 Balance ......................     100.00%        99.88%        99.72%        99.46%        99.06%

     PREPAYMENT RESTRICTION         DEC-10        DEC-11        DEC-12        DEC-13        DEC-14      DEC-15
------------------------------- ------------- ------------- ------------- ------------- ------------- ----------

Locked Out ....................       0.00%         0.00%         0.00%         0.00%         0.00%       0.00%
Defeasance ....................      92.03%        91.95%        91.86%        91.76%        91.65%       0.00%
Yield Maintenance .............       5.62%         5.68%         5.75%         5.82%         5.89%       0.00%
Prepayment Premium ............       0.00%         0.00%         0.00%         0.00%         0.00%       0.00%
Open ..........................       2.34%         2.37%         2.39%         2.42%         2.45%       0.00%
                                   -------       -------       -------       -------       -------       -----
Total .........................     100.00%       100.00%       100.00%       100.00%       100.00%       0.00%
                                   -------       -------       -------       -------       -------       -----
Group 2 Balance ...............
Outstanding (in millions) .....   $ 371.39      $ 367.49      $ 363.42      $ 359.07      $ 354.47     $ 0.00
--------------------------------  --------      --------      --------      --------      --------     -------
% of Initial Group 2
 Balance ......................      98.58%        97.55%        96.47%        95.31%        94.09%       0.00%

--------
*     Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date).

                                     S-147

TWENTY LARGEST MORTGAGE LOANS

     The following table and summaries describe the twenty largest Mortgage
Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by
Cut-Off Date Balance:

                                                    NUMBER OF                                                  % OF
                                     MORTGAGE        MORTGAGE                                     % OF       INITIAL
                                       LOAN     LOANS / MORTGAGED    LOAN     CUT-OFF DATE    INITIAL POOL    GROUP
             LOAN NAME                SELLER        PROPERTIES      GROUP      BALANCE(1)        BALANCE     BALANCE
----------------------------------- ---------- ------------------- ------- ----------------- -------------- ---------

Hyatt Center(2) ................... Wachovia          1/1             1        $  162,500,000      6.4%         7.5%
Westin Casuarina Hotel & Spa ...... Wachovia          1/1             1           159,674,199      6.3          7.4%
Abbey II Pool(3) .................. Wachovia          1/16            1           148,865,000      5.9          6.9%
Extra Space PRISA Pool ............ Wachovia          1/35            1           145,000,000      5.7          6.7%
Extra Space Self Storage
 Portfolio #6 ..................... Wachovia         19/19            1           101,000,000      4.0          4.7%
300 Four Falls Corporate
 Center(3) ........................ Wachovia          1/1             1            72,000,000      2.8          3.3%
Tiffany Building .................. Wachovia          1/1             1            58,400,000      2.3          2.7%
Metro Pointe at South Coast ....... Wachovia          1/1             1            57,000,000      2.2          2.6%
Birtcher Portfolio ................ Wachovia          3/6             1            51,120,000      2.0          2.4%
Eagle Ridge Mall .................. Wachovia          1/1             1            49,895,997      2.0          2.3%
                                                     -----                     --------------     ----
WA/TOTAL (1-10): ..................                  30/82                     $1,005,455,196     39.7%
                                                     =====                     ==============     ====
One & Olney Square(3) ............. Wachovia          1/1             1        $   43,000,000      1.7%         2.0%
501 Second Street ................. Wachovia          1/1             1            42,720,000      1.7          2.0%
Knollwood Mall .................... Wachovia          1/1             1            41,911,510      1.7          1.9%
Monte Viejo Apartments ............ Wachovia          1/1             2            41,500,000      1.6         11.0%
Britannia Business Center II ...... Wachovia          1/1             1            41,000,000      1.6          1.9%
Residence Inn--
 Beverly Hills, CA ................ Wachovia          1/1             1            38,000,000      1.5          1.8%
Britannia Business Center III ..... Wachovia          1/1             1            35,000,000      1.4          1.6%
Greenery Mall ..................... Wachovia          1/1             1            35,000,000      1.4          1.6%
Park Ridge
 Apartments ....................... Wachovia          1/1             2            33,500,000      1.3          8.9%
Summerhill Pointe Apartments ...... Wachovia          1/1             2            33,100,000      1.3          8.8%
                                                     -----                     --------------     ----
WA / TOTAL (11-20): ...............                  10/10                     $  384,731,510     15.2%
                                                     -----                     --------------     ----
WA / TOTAL (1-20): ................                  40/92                     $1,390,186,706     54.9%
                                                     =====                     ==============     ====

                                                                        LOAN
                                                                      BALANCE               CUT-OFF      LTV      WEIGHTED
                                                                      PER SF/    WEIGHTED     DATE    RATIO AT    AVERAGE
                                                PROPERTY               UNIT/      AVERAGE     LTV     MATURITY    MORTGAGE
             LOAN NAME                            TYPE                  ROOM       DSCR      RATIO     OR ARD       RATE
----------------------------------- ------------------------------- ----------- ---------- --------- ---------- -----------

Hyatt Center(2) ...................          Office - CBD            $    221      1.51x      65.0%      60.3%      5.440%
Westin Casuarina Hotel & Spa ......   Hospitality - Full Service     $193,310      1.51x      66.5%      55.7%      5.510%
Abbey II Pool(3) ..................            Various               $    105      1.29x      74.4%      68.8%      5.190%
Extra Space PRISA Pool ............          Self Storage            $     61      2.09x      60.4%      60.4%      4.970%
Extra Space Self Storage
 Portfolio #6 .....................          Self Storage            $     71      1.25x      76.5%      70.9%      5.285%
300 Four Falls Corporate
 Center(3) ........................       Office - Suburban          $    246      1.23x      71.3%      64.0%      5.710%
Tiffany Building .................. Mixed Use - Office/Industrial    $    159      1.20x      80.0%      74.0%      5.330%
Metro Pointe at South Coast .......       Retail - Anchored          $    148      2.59x      36.1%      29.6%      5.300%
Birtcher Portfolio ................       Office - Suburban          $    135      1.25x      79.5%      73.9%      5.570%
Eagle Ridge Mall ..................       Retail - Anchored          $     98      1.21x      70.1%      58.5%      5.411%
WA/TOTAL (1-10): ..................                                                1.53x      67.8%      61.8%      5.341%
One & Olney Square(3) .............       Retail - Anchored          $    125      1.23x      77.8%      71.9%      5.120%
501 Second Street .................          Office - CBD            $    206      1.24x      60.6%      58.1%      5.400%
Knollwood Mall ....................       Retail - Anchored          $     90      1.22x      74.8%      62.4%      5.351%
Monte Viejo Apartments ............   Multifamily - Conventional     $ 86,458      1.21x      79.8%      74.1%      5.420%
Britannia Business Center II ......       Office - Suburban          $    148      1.20x      71.3%      66.1%      5.320%
Residence Inn--
 Beverly Hills, CA ................  Hospitality - Extended Stay     $204,301      1.33x      69.0%      62.2%      5.880%
Britannia Business Center III .....       Office - Suburban          $    183      1.24x      78.7%      72.9%      5.320%
Greenery Mall .....................   Mixed Use - Retail/Office      $    160      1.26x      74.5%      65.3%      5.510%
Park Ridge
 Apartments .......................   Multifamily - Conventional     $ 96,264      1.54x      72.4%      72.4%      5.220%
                                            Multifamily -
Summerhill Pointe Apartments ......          Conventional            $ 57,465      1.38x      60.6%      54.5%      5.740%
WA / TOTAL (11-20): ...............                                                1.28x      72.0%      66.0%      5.421%
WA / TOTAL (1-20): ................                                                1.46x      69.0%      63.0%      5.363%

----------
(1)   In the case of a concentration of cross-collateralized Mortgage Loans, the aggregate principal balance.

(2)   The Hyatt Center Loan is part of a split loan structure that includes the
      Hyatt Center Pari Passu Companion Loan that is not included in the Trust
      Fund. With respect to the Hyatt Center Loan, unless otherwise specified, the calculations of LTV Ratios, DSC Ratios and loan balance per square foot/unit/room are based on the aggregate indebtedness of or debt service on, as applicable, each such Mortgage Loan and the related Pari Passu
      Companion Loan.

(3)   The appraised value for each Mortgaged Property is based on an "as stabilized" basis (3 Mortgaged Properties with respect to Abbey II Pool
      Loan).

                                     S-148

Hyatt Center

                          LOAN INFORMATION

 MORTGAGE LOAN SELLER                                   Wachovia
 CUT-OFF DATE BALANCE                               $162,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                    6.4%
 NUMBER OF MORTGAGE LOANS                                      1
 LOAN PURPOSE                                          Refinance
 SPONSOR                                         Pritzker Family
 TYPE OF SECURITY                                            Fee
 MORTGAGE RATE                                            5.440%
 MATURITY DATE                                 November 11, 2015
 AMORTIZATION TYPE                                       Balloon
 INTEREST ONLY PERIOD                                         60
 ORIGINAL TERM / AMORTIZATION                          120 / 360
 REMAINING TERM / AMORTIZATION                         119 / 360
 LOCKBOX                                                     Yes
 UP-FRONT RESERVES
   TAX/INSURANCE        Yes
   TI/LC(1)             $22,973,959
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE        Yes
   REPLACEMENT          $4,908
 ADDITIONAL FINANCING   Pari Passu Debt             $162,500,000
                        Mezzanine Debt(2)                $10,000

                                             PARI PASSU NOTES(3)
                                             -------------------
 CUT-OFF DATE BALANCE                           $325,000,000
 CUT-OFF DATE BALANCE/SF                              $221
 CUT-OFF DATE LTV                                    65.0%
 MATURITY DATE LTV                                   60.3%
 UW DSCR ON NCF                                      1.51x

(1)   Reserve funded at closing to be used for outstanding TI/LC costs and lease assumption obligations.

(2)   Revolving mezzanine line of credit up to $75,000,000.

(3)   LTV ratios, DSC ratio and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of the Hyatt Center Loan and the Hyatt Center
      Pari Passu Companion Loan.

                       PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                               1
 LOCATION                                           Chicago, IL
 PROPERTY TYPE                                    Office -- CBD
 SIZE (SF)                                            1,472,460
 OCCUPANCY AS OF OCTOBER 31, 2005                         78.9%
 YEAR BUILT / YEAR RENOVATED                          2005 / NA
 APPRAISED VALUE                                   $500,000,000
 PROPERTY MANAGEMENT                         Jones Lang LaSalle
                                      Americas (Illinois), L.P.
 UW ECONOMIC OCCUPANCY                                    90.0%
 UW REVENUES                                        $62,158,320
 UW TOTAL EXPENSES                                  $27,938,222
 UW NET OPERATING INCOME (NOI)                      $34,220,099
 UW NET CASH FLOW (NCF)                             $33,175,314

NOTES:

                                     S-149

                                  TENANT SUMMARY
                                                                NET      % OF NET
                                             RATINGS(1)       RENTABLE   RENTABLE
TENANT                                   MOODY'S/S&P/FITCH   AREA (SF)     AREA
--------------------------------------- ------------------- ----------- ----------

Mayer, Brown, Rowe & Maw LLP ..........       NR/NR/NR         392,534      26.7%
Hyatt Corporation .....................       NR/NR/NR         292,227      19.8
Goldman, Sachs & Co. ..................      Aa3/A+/AA-        134,049       9.1
IBM ...................................      A1/A+/AA-         126,607       8.6
Towers, Perrin, Forester & Crosby .....       NR/NR/NR          61,034       4.1
Non-major tenants .....................                        155,780      10.6
Vacant ................................                        310,229      21.1
                                                               -------     -----
TOTAL .................................                      1,472,460     100.0%
                                                             =========     =====

                                                                    % OF          DATE OF
                                          ACTUAL                   ACTUAL          LEASE
TENANT                                   RENT PSF   ACTUAL RENT     RENT         EXPIRATION
--------------------------------------- ---------- ------------- ---------- -------------------

Mayer, Brown, Rowe & Maw LLP .......... $ 28.20     $11,069,459      34.3%           June 2020
Hyatt Corporation ..................... $ 29.28       8,557,120      26.5   Multiple Spaces(2)
Goldman, Sachs & Co. .................. $ 26.12       3,500,815      10.8           April 2020
IBM ................................... $ 27.84       3,524,739      10.9          August 2016
Towers, Perrin, Forester & Crosby ..... $ 25.00       1,525,850       4.7       September 2016
Non-major tenants ..................... $ 26.29       4,096,109      12.7
Vacant ................................                       0       0.0
                                                    -----------     -----
TOTAL .................................             $32,274,092     100.0%
                                                    ===========     =====

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 219,654 SF expire in January 2020, and 72,573 SF expire in June 2020.

                                               LEASE EXPIRATION SCHEDULE
                    # OF       WA BASE                                    CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF      TOTAL SF       % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING      SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
--------------   ---------   ----------   ------------   -------------   ------------   -------------   ---------------

     2005             0       $  0.00              0           0.0%            0.0%           0.0%             0.0%
     2006             0       $  0.00              0           0.0%            0.0%           0.0%             0.0%
     2007             0       $  0.00              0           0.0%            0.0%           0.0%             0.0%
     2008             0       $  0.00              0           0.0%            0.0%           0.0%             0.0%
     2009             0       $  0.00              0           0.0%            0.0%           0.0%             0.0%
     2010             0       $  0.00              0           0.0%            0.0%           0.0%             0.0%
     2011             3       $ 25.85          5,546           0.4%            0.4%           0.4%             0.4%
     2012             3       $ 19.12         14,494           1.0%            1.4%           0.9%             1.3%
     2013             1       $ 25.00          2,343           0.2%            1.5%           0.2%             1.5%
     2014             0       $  0.00              0           0.0%            1.5%           0.0%             1.5%
     2015             4       $ 26.31         65,193           4.4%            5.9%           5.3%             6.8%
  Thereafter         36       $ 27.99      1,074,655          73.0%           78.9%          93.2%           100.0%
    Vacant            0          NA          310,229          21.1%          100.0%           0.0%           100.0%

   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-150

THE LOAN. The Mortgage Loan (the "Hyatt Center Loan") is secured by a first mortgage encumbering an office building located in Chicago, Illinois. The Hyatt
Center Loan represents approximately 6.4% of the Cut-Off Date Pool Balance. The
Hyatt Center Loan was originated on November 4, 2005, and has a principal balance as of the Cut-Off Date of $162,500,000. The Hyatt Center Loan, which is evidenced by a pari passu note dated November 4, 2005, is a portion of a whole loan with an original principal balance of $325,000,000. The other loan related to the Hyatt Center Loan is evidenced by a separate note, dated November 4,
2005 (the "Hyatt Center Pari Passu Loan"), with an original principal balance of $162,500,000. The Hyatt Center Pari Passu Loan will not be an asset of the
Trust Fund. The Hyatt Center Pari Passu Loan and the Hyatt Center Loan are
governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement, as described herein under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans". The Hyatt
Center Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Hyatt Center Loan has a remaining term of 119 months and matures on
November 11, 2015. The Hyatt Center Loan may be prepaid on or after August 11,
2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWER. The borrower is FrankMon LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt Center Loan. The sponsor is the Pritzker
Family. The Pritzker Family controls over $15 billion in real estate assets, including the Hyatt Hotel chain. The Hyatt Hotel chain consists of 211 hotels, totaling over 90,000 rooms, with locations in 44 countries including 123 in the
United States.

THE PROPERTY. The Mortgaged Property is an approximately 1,472,460 square foot office building situated on approximately 1.4 acres. The Mortgaged Property was constructed in 2005. The Mortgaged Property is located in Chicago, Illinois. As of October 31, 2005, the occupancy rate for the Mortgaged Property securing the
Hyatt Center Loan was approximately 78.9%.

The largest tenant is Mayer, Brown, Rowe & Maw LLP ("Mayer Brown"), occupying approximately 392,534 square feet, or approximately 26.7% of the net rentable area. Mayer Brown is one of the 10 largest law firms in the world with over
1,300 attorneys located in 7 major markets in the United States and 6 European cities. The Mayer Brown lease expires in June 2020. The second largest tenant is Hyatt Corporation, occupying approximately 292,227 square feet, or approximately 19.8% of the net rentable area. The Hyatt Corporation operates the Hyatt Hotel chain which consists of 211 hotels, totaling over 90,000 rooms, with locations in 44 countries including 123 in the United States. The Hyatt
Corporation has multiple leases, with approximately 219,654 square feet expiring in January 2020 and 72,573 square feet expiring in June 2020. The third largest tenant is Goldman, Sachs & Co., occupying approximately 134,049 square feet, or approximately 9.1% of the net rentable area. Goldman, Sachs &
Co. is a global investment banking, securities and investment management firm that provides a range of services worldwide to a diversified client base that includes corporations, financial institutions, governments and high net worth individuals. As of November 29, 2005, Goldman, Sachs & Co. was rated "Aa3"
(Moody's), "A+" (S&P) and "AA--" (Fitch). The Goldman Sachs lease expires in
April 2020.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

MEZZANINE DEBT. A revolving mezzanine loan with a maximum credit limit up to
$75,000,000 ($10,000 currently outstanding) was originated on November 4, 2005.
The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge of the equity interests in the borrower.

MANAGEMENT. Jones Lang LaSalle Americas (Illinois), L.P. ("Jones Lang
LaSalle")is the property manager for the Mortgaged Property securing the Hyatt
Center Loan. Jones Lang LaSalle is a leading global provider of integrated real estate and money management services with offices in more than 100 markets on five continents.

                                     S-151

Westin Casuarina Hotel & Spa

                    LOAN INFORMATION

MORTGAGE LOAN SELLER                       Wachovia
CUT-OFF DATE BALANCE                   $159,674,199
PERCENTAGE OF CUT-OFF DATE POOL
  BALANCE                                      6.3%
NUMBER OF MORTGAGE LOANS                          1
LOAN PURPOSE                              Refinance
SPONSOR                 Columbia Sussex Corporation
TYPE OF SECURITY                                Fee
MORTGAGE RATE                                5.510%
MATURITY DATE                      October 11, 2015
AMORTIZATION TYPE                           Balloon
INTEREST ONLY PERIOD                           None
ORIGINAL TERM / AMORTIZATION              120 / 360
REMAINING TERM / AMORTIZATION             118 / 358
LOCKBOX                                         Yes

UP-FRONT RESERVES
   TAX/INSURANCE           Yes
   SEASONALITY             $227,273

ONGOING MONTHLY RESERVES
   TAX/INSURANCE           Yes
   REPLACEMENT             $102,017
   SEASONALITY             $ 22,727

ADDITIONAL FINANCING                           None

                                       TRUST ASSET
                                     -----------------
CUT-OFF DATE BALANCE                  $159,674,199
CUT-OFF DATE BALANCE/ROOM               $193,310
CUT-OFF DATE LTV                          66.5%
MATURITY DATE LTV                         55.7%
UW DSCR ON NCF                            1.51x

                         PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                                  1
 LOCATION                                            Las Vegas, NV
 PROPERTY TYPE                         Hospitality -- Full Service
 SIZE (ROOMS)                                                  826
 OCCUPANCY AS OF SEPTEMBER 30, 2005*                         74.6%
 YEAR BUILT / YEAR RENOVATED                           1977 / 2002
 APPRAISED VALUE                                      $240,000,000
 PROPERTY MANAGEMENT                   Columbia Sussex Corporation
 UW ECONOMIC OCCUPANCY                                       75.5%
 UW REVENUES                                           $41,767,079
 UW TOTAL EXPENSES                                     $23,663,652
 UW NET OPERATING INCOME (NOI)                         $18,103,427
 UW NET CASH FLOW (NCF)                                $16,432,744

*     Based on the trailing 12-month period ending September 30, 2005.

NOTES:

                                     S-152

WESTIN CASUARINA HOTEL & SPA - LAS VEGAS, NV

 GUESTROOM MIX                  NO. OF ROOMS
-----------------------------   -------------
 KING / DOUBLE DOUBLE                    816
 SUITES                                   10
                                      ------
     TOTAL                               826
                                      ======

 CASINO/BALLROOM/SPA SPACES      SQUARE FEET
-----------------------------   -------------
 CASINO                               20,000
 HIBISCUS SPA                         10,000
 ACACIA BALLROOM                       6,760
 MESQUITE BALLROOM                     4,926
 CASUARINA BALLROOM                    3,600
 EXECUTIVE BOARDROOM                     575
                                      ------
     TOTAL                            45,861
                                      ======

         FINANCIAL SCHEDULE

 YEAR                2004 - 2005
 LATEST PERIOD     T12-9/30/2005
 OCCUPANCY                 74.6%
 ADR                     $129.79
 REVPAR                   $96.97
 UW OCCUPANCY              75.5%
 UW ADR                  $133.00
 UW REVPAR               $100.41

                                     S-153

THE LOAN. The Mortgage Loan (the "Westin Casuarina Hotel Loan") is secured by a first mortgage encumbering a full service luxury hotel and casino, The Westin
Casuarina Hotel & Spa, located in Las Vegas, Nevada. The Westin Casuarina Hotel
Loan represents approximately 6.3% of the Cut-Off Date Pool Balance. The Westin
Casuarina Hotel Loan was originated on September 15, 2005, and has a principal balance as of the Cut-Off Date of $159,674,199.

The Westin Casuarina Hotel Loan has a remaining term of 118 months and matures on October 11, 2015. The Westin Casuarina Hotel Loan may be prepaid on or after
June 11, 2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWER. The borrower is CP Las Vegas, LLC, a special purpose entity.
Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westin Casuarina Hotel Loan. The sponsor of the borrower is Columbia Sussex Corporation ("Columbia Sussex"). Columbia
Sussex and its affiliates own and operate 90 hotels (approximately 26,000 rooms), resorts and casinos in 30 states and overseas, including the Horizon
Casino Resort in South Lake Tahoe and the Westin Casuarina property on Grand
Cayman Island.

THE PROPERTY. The Mortgaged Property is a full-service luxury hotel and casino, containing 826 rooms, 15 meeting rooms containing over 20,000 square feet of meeting and open function space and an approximately 20,000 square foot full-service casino. Room amenities include the Westin "Heavenly" room amenities. The Mortgaged Property contains an approximately 10,000 square foot luxury spa and the Westin Reebok fitness center. Based upon the trailing
12-month period ending September 30, 2005, the occupancy rate for the Mortgaged
Property securing the Westin Casuarina Hotel Loan was approximately 74.6%.

LOCK BOX ACCOUNT. All revenue with respect to the Mortgaged Property will be deposited into a borrower-designated lockbox account.

MANAGEMENT. Columbia Sussex is the property manager for the Mortgaged Property securing the Westin Casuarina Hotel Loan.

                                     S-154

Abbey II Pool

                     LOAN INFORMATION
-----------------------------------------------------------

 MORTGAGE LOAN SELLER                               Wachovia
 CUT-OFF DATE BALANCE                           $148,865,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                5.9%
 NUMBER OF MORTGAGE LOANS                                  1
 LOAN PURPOSE                                      Refinance
 SPONSOR                                        Donald Abbey
 TYPE OF SECURITY                                    Various
 MORTGAGE RATE                                        5.190%
 MATURITY DATE                              October 11, 2015
 AMORTIZATION TYPE                                   Balloon
 INTEREST ONLY PERIOD                                     60
 ORIGINAL TERM / AMORTIZATION                      120 / 360
 REMAINING TERM / AMORTIZATION                     118 / 360
 LOCKBOX                                                 Yes
 UP-FRONT RESERVES
   TAX                        Yes
   ENGINEERING                $425,438
   REPLACEMENT-TI/LC(1)       $955,000
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE              Yes / Springing
   REPLACEMENT(2)             Springing
   TI/LC(3)                   Springing
 ADDITIONAL FINANCING (4)                               None

                                              TRUST ASSET
                                             --------------
 CUT-OFF DATE BALANCE                          $148,865,000
 CUT-OFF DATE BALANCE/SF                              $ 105
 CUT-OFF DATE LTV                                     74.4%
 MATURITY DATE LTV                                    68.8%
 UW DSCR ON NCF                                       1.29x

(1)   Letter of Credit.

(2)   In the event the upfront replacement-TI/LC letter of credit is not renewed, a $19,237 monthly replacement reserve will be required.

(3)   In the event the upfront replacement-TI/LC letter of credit is not renewed, a $60,384 monthly TI/LC reserve will be required.

(4)   Future mezzanine debt permitted.

                  PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                    16
 LOCATION                                  California
 PROPERTY TYPE                                Various
 SIZE (SF)                                  1,415,100
 OCCUPANCY AS OF NOVEMBER 1, 2005               87.7%
 YEAR BUILT / YEAR RENOVATED        Various / Various
 APPRAISED VALUE                         $200,050,000
 PROPERTY MANAGEMENT The Abbey Management Company LLC
 UW ECONOMIC OCCUPANCY                          84.8%
 UW REVENUES                              $21,370,666
 UW TOTAL EXPENSES                         $7,762,891
 UW NET OPERATING INCOME (NOI)            $13,607,775
 UW NET CASH FLOW (NCF)                   $12,650,196

NOTES:

                                     S-155

                                   ABBEY II POOL SUMMARY
                                                      ALLOCATED                      NET
                                        PROPERTY    CUT-OFF DATE   YEAR BUILT /    RENTABLE
PROPERTY NAME                             TYPE         BALANCE       RENOVATED    AREA (SF)
------------------------------------- ------------ -------------- -------------- -----------

Fletcher Parkway Medical Center .....    Office     $ 17,325,000      1985           82,024
Upland Freeway Center ...............    Retail       15,675,000      1986          116,029
Aliso Viejo Commerce Center .........    Retail       15,150,000      1992           64,536
Wimbledon Village ...................   Mixed Use     13,575,000      1987          123,225
Airport One Office Building .........    Office       12,282,500      1988           88,284
Cityview Plaza Office Park ..........    Office       12,000,000      1982          150,263
Commerce Corporate Center ...........    Office       10,125,000   1974 / 1997       67,314
Ming Office Park ....................    Office        9,600,000      1981          117,827
Moreno Valley Commerce Center........   Mixed Use      7,987,500      1986          111,060
Glendora Commerce Center ............    Retail        7,770,000      1986           70,180
La Mirada Commerce Center ...........  Industrial      7,312,500      1975           82,011
Abbey Center ........................    Office        5,962,500      1982           66,448
Arlington II - Riverside ............  Industrial      5,662,500      1976          131,263
Fresno Airport (Gateway Plaza) ......    Office        3,525,000      1980           52,050
Palm Springs Airport ................    Office        3,112,500      1981           62,986
Mt. Vernon Commerce Center ..........    Office        1,800,000      1988           29,600
                                                    ------------                    -------
                                                    $148,865,000                  1,415,100
                                                    ============                  =========

                                         ALLOCATED
                                       CUT-OFF DATE                                                           APPRAISED
                                          BALANCE                      UW       UNDERWRITTEN     APPRAISED      VALUE
PROPERTY NAME                             PER SF      OCCUPANCY*   OCCUPANCY   NET CASH FLOW       VALUE       PER SF
------------------------------------- -------------- ------------ ----------- --------------- -------------- ----------

Fletcher Parkway Medical Center .....      $211           95.7%       94.5%     $ 1,566,793    $ 23,100,000     $282
Upland Freeway Center ...............      $135           97.0%       95.0%       1,299,722      20,900,000     $180
Aliso Viejo Commerce Center .........      $235          100.0%       95.0%       1,465,093      20,200,000     $313
Wimbledon Village ...................      $110           97.5%       95.0%       1,356,930      18,100,000     $147
Airport One Office Building .........      $139            0.0%        0.0%        (247,172)     17,200,000     $195
Cityview Plaza Office Park ..........      $ 80           94.8%       95.0%       1,466,566      16,000,000     $106
Commerce Corporate Center ...........      $150           94.3%       94.3%       1,076,111      13,500,000     $201
Ming Office Park ....................      $ 81           97.1%       95.0%       1,025,852      12,800,000     $109
Moreno Valley Commerce Center........      $ 72           91.1%       91.4%         762,310      10,650,000     $ 96
Glendora Commerce Center ............      $111           57.5%       59.0%         441,166      11,100,000     $158
La Mirada Commerce Center ...........      $ 89           95.7%       96.1%         672,055       9,750,000     $119
Abbey Center ........................      $ 90           91.9%       92.0%         577,083       7,950,000     $120
Arlington II - Riverside ............      $ 43          100.0%       95.0%         505,602       7,550,000     $ 58
Fresno Airport (Gateway Plaza) ......      $ 68           79.8%       80.0%         247,604       4,700,000     $ 90
Palm Springs Airport ................      $ 49          100.0%       95.0%         280,598       4,150,000     $ 66
Mt. Vernon Commerce Center ..........      $ 61           97.3%       95.0%         153,883       2,400,000     $ 81
                                                                                -----------    ------------
                                           $105           87.7%       84.8%     $12,650,196    $200,050,000     $141
                                                                                ===========    ============

*     Occupancy date as of November 1, 2005 for all mortgaged properties.

                                     S-156

                                        TENANT SUMMARY
----------------------------------------------------------------------------------------------
                                                                        RATINGS*       NET
                                                                        MOODY'S/     RENTABLE
              TENANT                            PROPERTY               S&P/FITCH    AREA (SF)
---------------------------------- --------------------------------- ------------- -----------

Boise Building Solutions ......... Arlington II -- Riverside           Ba1/B+/BB      131,263
Desert Medical Group, Inc. ....... Palm Springs Airport                 NR/NR/NR       56,327
Processes Unlimitd
  International .................. Ming Office Park                     NR/NR/NR       23,829
Los Angeles Unified School
  District ....................... Commerce Corporate Center          Aaa/AAA/AAA      22,970
PIA-SC Insurance Services,
  Inc ............................ Commerce Corporate Center            NR/NR/NR       19,737
Bank of America .................. Commerce Corporate Center          Aa2/AA-/AA-      17,748
Colton Unified School District
                                   Mt. Vernon Commerce Center           NR/NR/NR       16,703
Primecare Medical Group .......... Wimbledon Village                    NR/NR/NR       14,636
IGEE LLC ......................... Wimbledon Village                    NR/NR/NR       13,610
Grossmont Hospital Corp .......... Fletcher Parkway Medical Center      NR/NR/NR       13,331
Non-major tenants ................                                                    911,597
Vacant ...........................                                                    173,349
                                                                                      -------
TOTAL ............................                                                  1,415,100
                                                                                    =========

                                    % OF NET                              % OF
                                    RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
              TENANT                  AREA     RENT PSF   ACTUAL RENT     RENT       EXPIRATION
---------------------------------- ---------- ---------- ------------- ---------- ---------------

Boise Building Solutions .........      9.3%   $  4.55    $   597,247       3.2%   February 2008
Desert Medical Group, Inc. .......      4.0    $ 13.09        737,153       3.9    November 2011
Processes Unlimitd
  International ..................      1.7    $ 16.42        391,377       2.1     January 2008
Los Angeles Unified School
  District .......................      1.6    $ 19.05        437,579       2.3      August 2012
PIA-SC Insurance Services,
  Inc ............................      1.4    $ 20.22        399,100       2.1        July 2006
Bank of America ..................      1.3    $ 38.67        686,352       3.6   September 2008
Colton Unified School District
                                        1.2    $ 11.40        190,414       1.0        June 2010
Primecare Medical Group ..........      1.0    $  9.09        132,970       0.7        June 2007
IGEE LLC .........................      1.0    $ 16.32        222,049       1.2     October 2011
Grossmont Hospital Corp ..........      0.9    $ 21.12        281,551       1.5   Month to Month
Non-major tenants ................     64.4    $ 16.20     14,764,296      78.4
Vacant ...........................     12.2                         0       0.0
                                      -----               -----------     -----
TOTAL ............................    100.0%              $18,840,085     100.0%
                                      =====               ===========     =====

*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                         LEASE EXPIRATION SCHEDULE
                  # OF     WA BASE                             CUMULATIVE %                    CUMULATIVE %
                 LEASES    RENT/SF    TOTAL SF    % OF TOTAL       OF SF       % OF ACTUAL    OF ACTUAL RENT
     YEAR       ROLLING    ROLLING     ROLLING   SF ROLLING*     ROLLING*     RENT ROLLING*      ROLLING*
-------------- --------- ----------- ---------- ------------- -------------- --------------- ---------------

     2005          31      $19.59      52,327         3.7%           3.7%           5.4%            5.4%
     2006         114      $17.29     220,775        15.6%          19.3%          20.3%           25.7%
     2007         126      $14.27     278,720        19.7%          39.0%          21.1%           46.8%
     2008          70      $12.59     331,110        23.4%          62.4%          22.1%           68.9%
     2009          47      $15.99     112,603         8.0%          70.4%           9.6%           78.5%
     2010          33      $15.32      96,633         6.8%          77.2%           7.9%           86.4%
     2011          33      $14.35      89,862         6.4%          83.5%           6.8%           93.2%
     2012           4      $20.26      31,336         2.2%          85.7%           3.4%           96.6%
     2013           3      $31.05       9,360         0.7%          86.4%           1.5%           98.1%
     2014           1      $20.16       4,018         0.3%          86.7%           0.4%           98.5%
     2015           4      $20.60      13,279         0.9%          87.6%           1.5%          100.0%
  Thereafter        1      $0.00        1,728         0.1%          87.8%           0.0%          100.0%
    Vacant          0        NA       173,349        12.2%         100.0%           0.0%          100.0%

   *     Calculated based on the approximate square footage occupied by each tenant

                                     S-157

THE LOANS. The Mortgage Loan (the "Abbey II Pool Loan") is secured by first mortgages or first deeds of trust encumbering 16 retail, office, industrial or mixed use properties located California. The Abbey II Pool Loan represent approximately 5.9% of the Cut-Off Date Pool Balance. The Abbey II Pool Loan was
originated on September 29, 2005, and has a principal balance as of the Cut-Off
Date of $148,865,000. The Abbey II Pool Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Abbey II Pool Loan has a remaining term of 118 months and matures on
October 11, 2015. The Abbey II Pool Loan may be prepaid on or after July 11,
2015 and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWERS.  The borrowers are 16 Delaware limited liability companies, each a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the Abbey II
Pool Loan. The sponsor of each of the borrowers is Donald Abbey, of The Abbey
Company. Based in Orange County, The Abbey Company currently owns approximately
42 properties, consisting of approximately 4 million square feet, all located in Southern or Central California.

THE PROPERTIES. The Mortgaged Properties consist of 9 office buildings, 3 retail buildings, 2 industrial buildings and 2 mixed use buildings containing, in the aggregate, approximately, 1,415,100 square feet. As of November 1, 2005, the occupancy rate for the Mortgaged Properties securing the Abbey II Pool Loan was approximately 87.7%.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagor-designated lockbox account. At any time during the term of the Abbey II Pool Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.05x or (ii) upon the occurrence of an event of default under the related Mortgage Loan documents, the amounts in the lockbox will be swept daily into a mortgagee-designated lock box account.

PARTIAL DEFEASANCE. Each Mortgaged Property may be released through partial defeasance.  The first 25% (by original principal balance) of Mortgaged
Properties may be released with the deposit of 100% of the allocated loan amount, the second 25% (by original principal balance) of Mortgaged Properties may be released with the deposit of 110% of the allocated loan amount and the remaining Mortgaged Properties may be released with the deposit of 125% of the allocated loan amount.

MANAGEMENT.  Abbey Management Company, LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Abbey II Pool Loan.

                                     S-158

Extra Space PRISA Pool

                           LOAN INFORMATION

 MORTGAGE LOAN SELLER                                             Wachovia
 CUT-OFF DATE BALANCE                                         $145,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                              5.7%
 NUMBER OF MORTGAGE LOANS                                                1
 LOAN PURPOSE                                                  Acquisition
 SPONSOR                                    Prudential Property Investment
                                      Separate Account III and Extra Space
                                                               Storage LLC
 TYPE OF SECURITY                                                      Fee
 MORTGAGE RATE                                                      4.970%
 MATURITY DATE                                             August 11, 2012
 AMORTIZATION TYPE                                           Interest Only
 INTEREST ONLY PERIOD                                                   84
 ORIGINAL TERM / AMORTIZATION                                      84 / IO
 REMAINING TERM / AMORTIZATION                                     80 / IO
 LOCKBOX                                                              None

 UP-FRONT RESERVES
   TAX                             Yes
   ENGINEERING                     $927,248
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE*                  Yes / Springing
   REPLACEMENT*                    Springing

 ADDITIONAL FINANCING                                                 None

                                                         TRUST ASSET
                                                       ----------------
 CUT-OFF DATE BALANCE                                   $145,000,000
 CUT-OFF DATE BALANCE/SF                                   $61
 CUT-OFF DATE LTV                                          60.4%
 MATURITY DATE LTV                                         60.4%
 UW DSCR ON NCF                                             2.09x

*     Ongoing monthly insurance and replacement reserves will be required upon an event of default.

                       PROPERTY INFORMATION

 NUMBER OF OF MORTGAGED PROPERTIES                           35
 LOCATION                                               Various
 PROPERTY TYPE                                     Self Storage
 SIZE (SF)                                            2,367,932
 OCCUPANCY AS OF VARIOUS                                  81.0%
 YEAR BUILT / YEAR RENOVATED                  Various / Various
 APPRAISED VALUE                                   $240,120,000
 PROPERTY MANAGEMENT               Extra Space Management, Inc.
 UW ECONOMIC OCCUPANCY                                    78.0%
 UW REVENUES                                       $ 26,832,877
 UW TOTAL EXPENSES                                 $ 10,994,273
 UW NET OPERATING INCOME (NOI)                     $ 15,838,604
 UW NET CASH FLOW (NCF)                            $ 15,057,846

NOTES:

                                     S-159

                                    EXTRA SPACE PRISA POOL SUMMARY
                                                                                             ALLOCATED
                                            ALLOCATED                                         CUT-OFF
                                             CUT-OFF         YEAR                   NET        DATE
                                              DATE         BUILT /                RENTABLE    BALANCE
PROPERTY NAME                                BALANCE      RENOVATED     UNITS    AREA (SF)    PER SF
---------------------------------------- -------------- ------------- --------- ----------- ----------

Extra Space PRISA - Brooklyn, NY          $ 12,709,204      1989        1,768      111,658     $114
Extra Space PRISA - Alexandria, VA          10,464,339      1988          849       68,465     $153
Extra Space PRISA - Hawaiian Gardens,
  CA                                         9,239,863      1985        1,147      135,233     $ 68
Extra Space PRISA - Miami, FL (Coral
  Way)                                       7,425,942      1992          792       75,389     $ 99
Extra Space PRISA - Hicksville, NY           6,856,837      1998          794       81,985     $ 84
Extra Space PRISA - Los Angeles, CA
  (North Vine Street)                        6,641,102      1989          739       46,776     $142
Extra Space PRISA - Santa Cruz, CA           5,917,259      2000          681       66,571     $ 89
Extra Space PRISA - Fredericksburg, VA       5,341,072      1996          679       71,775     $ 74
Extra Space PRISA - Santa Fe, NM             5,261,170      1990          606       83,773     $ 63
Extra Space PRISA - Birmingham, AL           4,884,407      1999          558       60,775     $ 80
Extra Space PRISA - Kingston, NY             4,647,884      1986          727       78,900     $ 59
Extra Space PRISA - Ridge, NY                4,507,660      1995          627       71,200     $ 63
Extra Space PRISA - Skokie, IL               4,346,838  1952 / 1998       625       60,522     $ 72
Extra Space PRISA - Gambrills, MD            4,327,957      1985          568       55,975     $ 77
Extra Space PRISA - Tyngsboro, MA            3,892,776      1983          563       79,200     $ 49
Extra Space PRISA - Brookfield, CT           3,885,450      1988          685       79,665     $ 49
Extra Space PRISA - Miami, FL (NW 2nd
  Avenue)                                    3,637,121      1988          896       80,707     $ 45
Extra Space PRISA - Aloha, OR                3,572,843      1987          617       71,310     $ 50
Extra Space PRISA - Belleville, MI           3,563,872      1987          636       85,550     $ 42
Extra Space PRISA - Los Angeles, CA
  (Fountain Avenue)                          3,502,582      1989          511       31,069     $113
Extra Space PRISA - Dallas, TX               3,389,363      1996          671       75,316     $ 45
Extra Space PRISA - Mount Laurel, NJ         3,099,924      1987          367       46,340     $ 67
Extra Space PRISA - Spring, TX               2,964,797      1983          593       70,340     $ 42
Extra Space PRISA - Towson, MD               2,759,044      1966          795       82,875     $ 33
Extra Space PRISA - Vancouver, WA            2,701,296      1988          551       62,730     $ 43
Extra Space PRISA - Moreno Valley, CA        2,554,983      1990          485       44,736     $ 57
Extra Space PRISA - Harrison, NJ             2,502,073      1986          535       29,866     $ 84
Extra Space PRISA - Mesa, AZ                 2,201,648      1987          765       79,558     $ 28
Extra Space PRISA - Bartlett, TN             1,776,173      1997          485       69,745     $ 25
Extra Space PRISA - Hauppauge, NY            1,759,398      1995          659       57,030     $ 31
Extra Space PRISA - Willoughby, OH           1,083,548      1996          287       46,800     $ 23
Extra Space PRISA - Mentor, OH               1,027,484      1989          408       75,800     $ 14
Extra Space PRISA - Memphis, TN
  (Covington Way)                              935,385      1984          491       65,454     $ 14
Extra Space PRISA - Amsterdam, NY              863,581      1987          242       27,900     $ 31
Extra Space PRISA - Memphis, TN
  (Raleigh-LaGrange Road)                      755,125      1984          315       36,944     $ 20
                                          ------------                  -----      -------
                                          $145,000,000                 22,717    2,367,932     $ 61
                                          ============                 ======    =========

                                                                   UNDERWRITTEN                  APPRAISED
                                                                        NET                        VALUE
                                                           UW          CASH         APPRAISED       PER
PROPERTY NAME                             OCCUPANCY*   OCCUPANCY       FLOW           VALUE         SF
---------------------------------------- ------------ ----------- -------------- -------------- ----------

Extra Space PRISA - Brooklyn, NY              77.6%       72.8%    $ 1,496,696    $ 22,500,000     $202
Extra Space PRISA - Alexandria, VA            86.0%       83.9%      1,138,668      17,380,000     $254
Extra Space PRISA - Hawaiian Gardens,
  CA                                          81.0%       74.8%        947,802      15,020,000     $111
Extra Space PRISA - Miami, FL (Coral
  Way)                                        85.4%       88.6%        735,233      11,150,000     $148
Extra Space PRISA - Hicksville, NY            80.4%       88.2%        756,176      11,370,000     $139
Extra Space PRISA - Los Angeles, CA
  (North Vine Street)                         89.3%       82.4%        675,446      10,300,000     $220
Extra Space PRISA - Santa Cruz, CA            90.7%       82.0%        679,381      11,000,000     $165
Extra Space PRISA - Fredericksburg, VA        82.0%       80.7%        546,232       8,300,000     $116
Extra Space PRISA - Santa Fe, NM              88.1%       89.1%        580,648       8,800,000     $105
Extra Space PRISA - Birmingham, AL            86.5%       82.9%        527,872       8,100,000     $133
Extra Space PRISA - Kingston, NY              80.1%       86.0%        494,176       7,600,000     $ 96
Extra Space PRISA - Ridge, NY                 78.2%       87.1%        483,999       7,500,000     $105
Extra Space PRISA - Skokie, IL                70.6%       74.8%        350,682       5,500,000     $ 91
Extra Space PRISA - Gambrills, MD             83.5%       76.5%        270,924       7,480,000     $134
Extra Space PRISA - Tyngsboro, MA             77.6%       76.8%        404,826       6,180,000     $ 78
Extra Space PRISA - Brookfield, CT            81.6%       75.5%        439,880       6,600,000     $ 83
Extra Space PRISA - Miami, FL (NW 2nd
  Avenue)                                     72.2%       68.6%        400,000       6,200,000     $ 77
Extra Space PRISA - Aloha, OR                 88.2%       74.4%        397,780       5,980,000     $ 84
Extra Space PRISA - Belleville, MI            70.0%       71.7%        280,411       5,150,000     $ 60
Extra Space PRISA - Los Angeles, CA
  (Fountain Avenue)                           93.6%       80.8%        363,352       6,390,000     $206
Extra Space PRISA - Dallas, TX                83.7%       79.2%        276,855       4,450,000     $ 59
Extra Space PRISA - Mount Laurel, NJ          85.0%       79.6%        327,057       4,850,000     $105
Extra Space PRISA - Spring, TX                84.3%       83.4%        269,333       3,970,000     $ 56
Extra Space PRISA - Towson, MD                69.3%       56.8%        277,905       5,550,000     $ 67
Extra Space PRISA - Vancouver, WA             85.0%       80.6%        313,945       4,640,000     $ 74
Extra Space PRISA - Moreno Valley, CA         89.9%       83.1%        270,923       4,560,000     $102
Extra Space PRISA - Harrison, NJ              83.5%       88.9%        298,089       4,300,000     $144
Extra Space PRISA - Mesa, AZ                  81.9%       76.1%        237,786       3,850,000     $ 48
Extra Space PRISA - Bartlett, TN              82.8%       71.7%        159,491       2,950,000     $ 42
Extra Space PRISA - Hauppauge, NY             74.2%       71.7%        193,402       3,300,000     $ 58
Extra Space PRISA - Willoughby, OH            85.7%       77.9%         86,102       1,800,000     $ 38
Extra Space PRISA - Mentor, OH                75.7%       61.3%        102,889       2,500,000     $ 33
Extra Space PRISA - Memphis, TN
  (Covington Way)                             73.4%       61.1%         92,900       2,000,000     $ 31
Extra Space PRISA - Amsterdam, NY             80.6%       74.6%         83,090       1,300,000     $ 47
Extra Space PRISA - Memphis, TN
  (Raleigh-LaGrange Road)                     77.8%       72.1%         97,893       1,600,000     $ 43
                                                                   -----------    ------------
                                              81.0%       78.0%    $15,057,846    $240,120,000     $101
                                                                   ===========    ============

*     Occupancy date as of April 30, 2005 for all mortgaged properties, except for Skokie, IL., Mentor, OH and Memphis, TN (Raleigh-LaGrange Road),
      which each have an occupancy date of March 31, 2005.

                                     S-160

THE LOAN. The Mortgage Loan (the "Extra Space PRISA Pool Loan") is secured by first mortgages or first deeds of trust encumbering 35 self storage properties located in New York (6), California (5), Tennessee (3), Florida (2), Maryland
(2), New Jersey (2), Texas (2), Ohio (2), Virginia (2), Alabama (1), Arizona
(1), Connecticut (1), Illinois (1), Massachusetts (1), Michigan (1), New Mexico
(1), Oregon (1) and Washington (1) . The Extra Space PRISA Pool Loan represents approximately 5.7% of the Cut-Off Date Pool Balance. The Extra Space PRISA Pool
Loan was originated on July 14, 2005, and has a principal balance as of the
Cut-Off Date of $145,000,000. The Extra Space PRISA Pool Loan provides for interest-only payments for the entire loan term.

The Extra Space PRISA Pool Loan has a remaining term of 80 months and matures on August 11, 2012. The Extra Space PRISA Pool Loan may be prepaid with the payment of a yield maintenance charge after December 11, 2007, or, at the borrowers' election, permits defeasance with United States government obligations beginning two years after the closing date. The Extra Space PRISA
Pool Loan may be prepaid on or after May 11, 2012, without the payment of a yield maintenance charge.

THE BORROWERS. The borrowers are ESS PRISA III Owner LLC and ESS PRISA III TX
LP, each a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the
Extra Space PRISA Pool Loan. The sponsors of the borrowers are the Prudential
Property Investment Separate Account III ("Prudential") and Extra Space Storage
LLC ("Extra Space"). Prudential is investing through its Prudential Property
Investment Separate Account III Fund, a fund that specializes in real estate investments. Extra Space Storage LLC (NYSE: EXR) is a publicly traded self storage REIT with a geographically diverse portfolio of approximately 630 properties in 34 states and the District of Columbia.

THE PROPERTIES. The Mortgaged Properties consist of 35 self storage facilities containing, in the aggregate, approximately 2,367,932 square feet. As of April
30, 2005 (or, with respect to 3 Mortgaged Properties, March 31, 2005), the occupancy rate for the Mortgaged Properties securing the Extra Space PRISA Pool
Loan was approximately 81.0%.

LOCKBOX ACCOUNT. The loan documents do not require a lockbox account.

PARTIAL RELEASE. The Mortgaged Properties may be released upon (i) the payment of 115% of the related allocated loan amount (including a yield maintenance premium), (ii) the remaining Mortgaged Properties having a 2.00x debt service coverage ratio and (iii) a minimum of 20 Mortgaged Properties must continue to secure the Extra Space PRISA Pool Loan.

SUBSTITUTION. The Extra Space PRISA Pool Loan permits the borrowers the right to substitute a Mortgaged Property for other properties of like kind and quality. Any substitution will have to meet certain conditions, including loan-to-value tests and debt service coverage tests. See "RISK
FACTORS----Substitution of Mortgaged Properties May Lead to Increased Risks" in
the Prospectus Supplement.

MANAGEMENT. Extra Space Management, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Extra Space PRISA
Pool Loan.

                                     S-161

Extra Space Self Storage Portfolio #6

                              LOAN INFORMATION

 MORTGAGE LOAN SELLER                                           Wachovia
 CUT-OFF DATE BALANCE                                       $101,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                            4.0%
 NUMBER OF MORTGAGE LOANS                                             19
 LOAN PURPOSE                                                Acquisition
 SPONSOR                                         Extra Space Storage LLC
 TYPE OF SECURITY                                                    Fee
 MORTGAGE RATE                                                    5.285%
 MATURITY DATE                                           August 11, 2015
 AMORTIZATION TYPE                                               Balloon
 INTEREST ONLY PERIOD                                                 60
 ORIGINAL TERM / AMORTIZATION                                  120 / 360
 REMAINING TERM / AMORTIZATION                                 116 / 360
 LOCKBOX*                                                      Springing

 UP-FRONT RESERVES
   TAX/INSURANCE                           Yes
   ENGINEERING                             $800,376

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                           Yes
   REPLACEMENT                             $ 33,907

 ADDITIONAL FINANCING                                               None

                                                           TRUST ASSET
                                                         -------------------
 CUT-OFF DATE BALANCE                                        $101,000,000
 CUT-OFF DATE BALANCE/SF                                         $71
 CUT-OFF DATE LTV                                                76.5%
 MATURITY DATE LTV                                               70.9%
 UW DSCR ON NCF                                                  1.25x

*     Lockbox is required upon the occurrence of an event of default or if the debt service coverage ratio, as computed by the mortgagee, is less than
      1.15x.

                      PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                            19
 LOCATION                                             Various
 PROPERTY TYPE                                   Self Storage
 SIZE (SF)                                          1,428,594
 OCCUPANCY AS OF VARIOUS                                81.1%
 YEAR BUILT / YEAR RENOVATED                Various / Various
 APPRAISED VALUE                                 $131,970,000
 PROPERTY MANAGEMENT               Extra Space Management LLC
 UW ECONOMIC OCCUPANCY                                  78.7%
 UW REVENUES                                     $ 15,103,816
 UW TOTAL EXPENSES                               $  6,285,629
 UW NET OPERATING INCOME (NOI)                   $  8,818,187
 UW NET CASH FLOW (NCF)                          $  8,411,297

NOTES:

                                     S-162

                                EXTRA SPACE SELF STORAGE PORTFOLIO #6 SUMMARY
                                                                                        CUT-OFF
                                                                                          DATE
                                           CUT-OFF                                      BALANCE
                                            DATE        YEAR             NET RENTABLE     PER
PROPERTY NAME                              BALANCE     BUILT    UNITS      AREA (SF)       SF     OCCUPANCY*
-------------------------------------- -------------- ------- --------- -------------- --------- ------------

 Extra Space -- Marina Del Ray,
  CA .................................  $ 18,400,000  1987      1,260        113,706      $162        91.7%
 Extra Space -- Chatsworth, CA .......    11,200,000  1974        832        103,213      $109        80.5%
 Extra Space -- Philadelphia, PA .....     9,000,000  1902      1,687        104,472      $ 86        67.5%
 Extra Space -- Cordova, TN ..........     6,900,000  1998        735         89,315      $ 77        93.1%
 Extra Space -- Long Beach, CA .......     6,200,000  1986        610         68,355      $ 91        81.7%
 Extra Space -- Miami, FL ............     6,100,000  1988        974         77,346      $ 79        80.2%
 Extra Space -- Naples, FL ...........     5,400,000  1986        666         81,640      $ 66        94.9%
 Extra Space -- Burke, VA ............     5,100,000  1997        730         75,525      $ 68        58.8%
 Extra Space -- Dallas, TX ...........     4,400,000  1997        543         65,500      $ 67        80.0%
 Extra Space -- Las Vegas, NV ........     3,900,000  2001        809         74,625      $ 52        87.0%
 Extra Space -- Columbus, OH
  (Kenny Road) .......................     3,800,000  1997        442         62,308      $ 61        80.8%
 Extra Space -- Houston, TX ..........     3,400,000  1996        499         56,965      $ 60        76.0%
 Extra Space -- Plano, TX ............     3,300,000  1995        626         77,900      $ 42        79.7%
 Extra Space -- Memphis TN
  (Winchester Road) ..................     3,100,000  1997        648         78,724      $ 39        82.6%
 Extra Space -- West Palm Beach,
  FL .................................     2,600,000  1987        557         51,755      $ 50        93.9%
 Extra Space -- Austin, TX ...........     2,400,000  1997        483         57,450      $ 42        81.9%
 Extra Space -- North Highlands,
  CA .................................     2,200,000  1986        544         66,250      $ 33        76.6%
 Extra Space -- Memphis, TN
  (Mount Moriah Terrace) .............     2,100,000  1982        693         73,770      $ 28        75.8%
 Extra Space -- Columbus, OH
  (Schofield Drive) ..................     1,500,000  1995        403         49,775      $ 30        74.4%
                                        ------------            -----        -------
                                        $101,000,000           13,741      1,428,594      $ 71        81.1%
                                        ============           ======      =========

                                                    UNDERWRITTEN                  APPRAISED    CUT-OFF
                                            UW        NET CASH       APPRAISED      VALUE       DATE
PROPERTY NAME                           OCCUPANCY       FLOW           VALUE        PER SF       LTV       DSCR
-------------------------------------- ----------- -------------- -------------- ----------- ---------- ----------

 Extra Space -- Marina Del Ray,
  CA .................................     88.1%     $1,617,985    $ 24,000,000      $211        76.7%  1.32x
 Extra Space -- Chatsworth, CA .......     80.7%        891,689      13,950,000      $135        80.3%  1.20x
 Extra Space -- Philadelphia, PA .....     85.6%        715,553      11,680,000      $112        77.1%  1.20x
 Extra Space -- Cordova, TN ..........     85.1%        550,687       8,900,000      $100        77.5%  1.20x
 Extra Space -- Long Beach, CA .......     78.3%        495,631       8,000,000      $117        77.5%  1.20x
 Extra Space -- Miami, FL ............     81.7%        538,565       7,900,000      $102        77.2%  1.33x
 Extra Space -- Naples, FL ...........     77.4%        480,663       7,000,000      $ 86        77.1%  1.34x
 Extra Space -- Burke, VA ............     52.9%        421,834       6,700,000      $ 89        76.1%  1.24x
 Extra Space -- Dallas, TX ...........     77.0%        371,288       5,750,000      $ 88        76.5%  1.27x
 Extra Space -- Las Vegas, NV ........     81.2%        337,776       5,100,000      $ 68        76.5%  1.30x
 Extra Space -- Columbus, OH
  (Kenny Road) .......................     82.4%        305,263       4,900,000      $ 79        77.6%  1.21x
 Extra Space -- Houston, TX ..........     83.9%        278,050       4,410,000      $ 77        77.1%  1.23x
 Extra Space -- Plano, TX ............     65.7%        266,474       4,340,000      $ 56        76.0%  1.21x
 Extra Space -- Memphis TN
  (Winchester Road) ..................     77.2%        249,399       4,000,000      $ 51        77.5%  1.21x
 Extra Space -- West Palm Beach,
  FL .................................     70.0%        208,025       3,350,000      $ 65        77.6%  1.20x
 Extra Space -- Austin, TX ...........     84.5%        205,084       3,160,000      $ 55        75.9%  1.28x
 Extra Space -- North Highlands,
  CA .................................     75.4%        189,441       3,380,000      $ 51        65.1%  1.29x
 Extra Space -- Memphis, TN
  (Mount Moriah Terrace) .............     75.4%        167,768       2,850,000      $ 39        73.7%  1.20x
 Extra Space -- Columbus, OH
  (Schofield Drive) ..................     85.4%        120,123       2,600,000      $ 52        57.7%  1.20x
                                                     ----------    ------------
                                           78.7%     $8,411,297    $131,970,000      $ 92        76.5%  1.25X
                                                     ==========    ============

*     Occupancy as of date of April 30, 2005 for all properties, except for
      Columbus, OH (Kenny Road), which has an occupancy date of March 31, 2005, and Naples, FL and Cordova, TN, which each have an occupancy date of June
      30, 2005.

                                     S-163

THE LOAN. The 19 Mortgage Loans (the "Extra Space Self Storage Portfolio #6
Loans") are secured by first mortgages or first deeds of trust encumbering 19 self storage properties located in California (4), Texas (4), Florida (3),
Tennessee (3), Ohio (2), Nevada (1), Pennsylvania (1) and Virginia (1). The
Extra Space Self Storage Portfolio #6 Loans represent approximately 4.0% of the
Cut-Off Date Pool Balance. The Extra Space Self Storage Portfolio #6 Loans were originated on July 14, 2005, and have an aggregate principal balance as of the
Cut-Off Date of $101,000,000. Each Extra Space Self Storage Portfolio #6 Loan
is cross-collateralized and cross-defaulted with each of the other Extra Space
Self Storage Portfolio #6 Loans, and no release is permitted. Each Extra Space
Self Storage Portfolio #6 Loan provides for interest-only payments during the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Extra Space Self Storage Portfolio #6 Loans have a remaining term of 116 months and mature on August 11, 2015. The Extra Space Self Storage Portfolio #6
Loans may be prepaid on or after June 11, 2015, and permit defeasance with
United States government obligations beginning two years after the closing date.

THE BORROWERS. The borrower for 15 of the Extra Space Self Storage Portfolio #6
Loans is Extra Space Properties Fifty One LLC and the borrower for 4 of the
Extra Space Self Storage Portfolio #6 Loans is Extra Space of Texas Eleven LP,
each a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the Extra
Space Self Storage Portfolio #6 Loans. The sponsor of the borrowers is Extra
Space Storage LLC, one of the largest operators of self storage facilities in the United States. Extra Space Storage LLC (NYSE: EXR) is a publicly traded self storage REIT with a geographically diverse portfolio of approximately 630 properties in 34 states and the District of Columbia.

THE PROPERTIES. The Mortgaged Properties consist of 19 self storage facilities containing, in the aggregate, approximately 1,428,594 square feet. As of April
30, 2005 (or with respect to 1 Mortgaged Property, March 31, 2005, and with respect to 2 Mortgaged Properties, June 30, 2005), the occupancy rate for the
Mortgaged Properties securing the Extra Space Self Storage Portfolio #6 Loans was approximately 81.1%.

LOCK BOX ACCOUNT. At any time during the term of the Extra Space Self Storage
Portfolio #6 Loans, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x for a period of 12 consecutive months or (ii)
upon the occurrence of an event of default under the related Mortgage Loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases will be directly deposited into a mortgagee-designated lock box account.

MANAGEMENT. Extra Space Management LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Extra Space Self
Storage Portfolio #6 Loans.

                                     S-164

300 Four Falls Corporate Center

                         LOAN INFORMATION

 MORTGAGE LOAN SELLER                                      Wachovia
 CUT-OFF DATE BALANCE                                   $72,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                       2.8%
 NUMBER OF MORTGAGE LOANS                                         1
 LOAN PURPOSE                                           Acquisition
 SPONSOR                                 Triple Net Properties, LLC
 TYPE OF SECURITY                                               Fee
 MORTGAGE RATE                                               5.710%
 MATURITY DATE                                     January 11, 2016
 AMORTIZATION TYPE                                          Balloon
 INTEREST ONLY PERIOD                                            36
 ORIGINAL TERM / AMORTIZATION                             120 / 360
 REMAINING TERM / AMORTIZATION                            120 / 360
 LOCKBOX(1)                                               Springing
 UP-FRONT RESERVES
   TI/LC                   $1,000,000
   OCCUPANCY(2)            $3,000,000
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE           Yes
   TI/LC                   $   30,477
   REPLACEMENT             $   29,258
                                                         Up to
 ADDITIONAL FINANCING      Secured Subordinate    $21,000,000

                                                   TRUST ASSET
                                                  ---------------
 CUT-OFF DATE BALANCE                             $72,000,000
 CUT-OFF DATE BALANCE/SF                              $246
 CUT-OFF DATE LTV                                      71.3%
 MATURITY DATE LTV                                     64.0%
 UW DSCR ON NCF                                        1.23x

(1)   Lockbox is required (i) upon the occurrence of an event of default or if the debt service coverage ratio, as computed by the mortgage, is less than 1.15x or (ii) if the 300 Four Falls Corporate Center Subordinate
      Loan is not fully repaid within 90 days after the origination date.

(2)   To be released upon the Mortgaged Property achieving a 93% occupancy rate at certain minimum rates described in the loan documents.

                      PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                               1
 LOCATION                         West Conshohocken Borough, PA
 PROPERTY TYPE                               Office -- Suburban
 SIZE (SF)                                              292,575
 OCCUPANCY(1) AS OF AUGUST 12, 2005                       84.9%
 YEAR BUILT / YEAR RENOVATED   2003 / NA
 APPRAISED VALUE(2)                                $101,000,000
 PROPERTY MANAGEMENT                         BPG Management Co.
 UW ECONOMIC OCCUPANCY                                    93.0%
 UW REVENUES                                        $ 8,975,962
 UW TOTAL EXPENSES                                  $ 2,565,064
 UW NET OPERATING INCOME (NOI)                      $ 6,410,898
 UW NET CASH FLOW (NCF)                             $ 6,163,565

(1)   Occupancy includes space that has been leased but the related tenant has not taken occupancy.

(2)   As-stabilized. The "as-is" value set forth in the appraisal is
      $97,000,000.

NOTES:

                                     S-165

                                TENANT SUMMARY
                                                            NET      % OF NET
                                         RATINGS(1)       RENTABLE   RENTABLE
               TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA
----------------------------------- ------------------- ----------- ----------

John Templeton Foundation .........       A2/A/NR          43,711       14.9%
EMC Corporation ...................      NR/BBB/NR         38,962       13.3
The Judge Group ...................       NR/NR/NR         31,103       10.6
GCA Services Group, Inc ...........       NR/NR/NR         26,105        8.9
Trammel Crow ......................       NR/NR/NR         25,924        8.9
ECMB ..............................       NR/NR/NR         21,534        7.4
Citigroup, Inc. ...................     Aa1/AA-/AA+        14,827        5.1
Non-major tenants .................                        46,369       15.8
Vacant ............................                        44,040       15.1
                                                           ------      -----
TOTAL .............................                       292,575      100.0%
                                                          =======      =====

                                                                                  DATE OF
                                      ACTUAL                      % OF             LEASE
               TENANT                RENT PSF   ACTUAL RENT   ACTUAL RENT       EXPIRATION
----------------------------------- ---------- ------------- ------------- --------------------

John Templeton Foundation ......... $31.25     $1,366,175        17.9%           October 2015
EMC Corporation ................... $29.25      1,139,639        14.9                May 2010
The Judge Group ................... $29.05        903,625        11.8     Multiple Spaces (2)
GCA Services Group, Inc ........... $36.93        964,058        12.6            January 2016
Trammel Crow ...................... $29.30        759,573         9.9               June 2010
ECMB .............................. $29.44        633,961         8.3           December 2011
Citigroup, Inc. ................... $29.97        444,365         5.8              March 2015
Non-major tenants ................. $31.03      1,438,791        18.8
Vacant ............................                      0         0.0
                                                ----------       -----
TOTAL .............................             $7,650,187       100.0%
                                                ==========       =====

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, approximately 7,462 SF expire in
December 2010, and approximately 23,641 SF expire in October 2014.

                                              LEASE EXPIRATION SCHEDULE
                                                                                                          CUMULATIVE
                                   WA BASE                  % OF TOTAL     CUMULATIVE     % OF ACTUAL     % OF ACTUAL
                  # OF LEASES      RENT/SF     TOTAL SF         SF           % OF SF          RENT           RENT
     YEAR           ROLLING        ROLLING      ROLLING      ROLLING*       ROLLING*        ROLLING*       ROLLING*
--------------   -------------   ----------   ----------   ------------   ------------   -------------   ------------

     2005        0                $ 0.00            0          0.0%            0.0%           0.0%            0.0%
     2006        0                $ 0.00            0          0.0%            0.0%           0.0%            0.0%
     2007        1                $ 5.43        1,327          0.5%            0.5%           0.1%            0.1%
     2008        1                $36.99        1,316          0.4%            0.9%           0.6%            0.7%
     2009        0                $ 0.00            0          0.0%            0.9%           0.0%            0.7%
     2010        6                $29.85       84,334         28.8%           29.7%          32.9%           33.6%
     2011        1                $29.44       21,534          7.4%           37.1%           8.3%           41.9%
     2012        5                $31.40       18,439          6.3%           43.4%           7.6%           49.5%
     2013        0                $ 0.00            0          0.0%           43.4%           0.0%           49.5%
     2014        3                $29.12       30,363         10.4%           53.8%          11.6%           61.0%
     2015        6                $30.96       65,117         22.3%           76.0%          26.4%           87.4%
  Thereafter     2                $36.93       26,105          8.9%           84.9%          12.6%          100.0%
    Vacant       0                  NA         44,040         15.1%          100.0%           0.0%          100.0%

   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-166

THE LOAN. The Mortgage Loan (the "300 Four Falls Loan") is secured by a first mortgage encumbering an office building located in West Conshohocken Borough,
Pennsylvania. The 300 Four Falls Loan represents approximately 2.8% of the
Cut-Off Date Pool Balance. The 300 Four Falls Loan will be originated on or about December 13, 2005, and will have a principal balance as of the Cut-Off
Date of $72,000,000. The 300 Four Falls Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest.

The 300 Four Falls Loan has a remaining term of 120 months and matures on
January 11, 2016. The 300 Four Falls Loan may be prepaid on or after November
11, 2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWERS. The borrowers will consist of up to 35 tenant-in-common special purpose entities and will be managed by Triple Net Properties, LLC ("Triple
Net"). Legal counsel to the borrowers will deliver a non-consolidation opinion in connection with the origination of the 300 Four Falls Loan. Triple Net is the sponsor of the borrowers, and is a nationally active syndicator of tenant-in-common real estate investment structures. Triple Net currently has approximately 21,845 investors who own 119 properties with a market value in excess of $2.9 billion in 21 states. Triple Net is currently under investigation by certain governmental agencies. See "Risk Factors -- Litigation
May Have Adverse Effects on Borrowers" in the Prospectus Supplement.

THE PROPERTY. The Mortgaged Property is an approximately 292,575 square foot office building situated on approximately 4.5 acres. The Mortgaged Property was constructed in 2003. The Mortgaged Property is located in West Conshohocken
Borough, Pennsylvania, within the Philadelphia-Camden-Wilmington,
Pennsylvania-New Jersey-Delaware-Maryland metropolitan statistical area. As of
August 12, 2005, the occupancy rate for the Mortgaged Property securing the 300
Four Falls Loan was approximately 84.9%.

The largest tenant is John Templeton Foundation, occupying approximately 43,711 square feet, or approximately 14.9% of the net rentable area. The John
Templeton Foundation was established in 1987 by Sir John Templeton, to fund and carry out research in the areas of morality and spirituality. As of November
29, 2005, the John Templeton Foundation was rated "A2" (Moody's) and "A" (S&P).
The John Templeton Foundation lease expires in October 2015; however, the John
Templeton Foundation has the option to terminate all of its leased space in
October 2010 upon 12 months prior written notice to the sponsor and payment of all unamortized tenant improvement and leasing commission, free rent and professional costs. The second largest tenant is EMC Corporation ("EMC"), occupying approximately 38,962 square feet, or approximately 13.3% of the net rentable area. Established in 1979, EMC is one of the world's leading providers of products, services and solutions for information storage and management. As of November 29, 2005, EMC was rated "BBB" (S&P). The EMC lease expires in May
2010. The third largest tenant is The Judge Group, occupying approximately
31,103 square feet, or approximately 10.6% of the net rentable area. The Judge
Group was founded in 1970 by Martin E. Judge Jr. and is a global services provider of human capital management, talent acquisition, training services and business technology solutions. The Judge Group lease expires in various years with 23,641 square feet expiring in October 2014 and 7,462 expiring in December
2010.

LOCK BOX ACCOUNT. At any time during the term of the 300 Four Falls Loan, (i)
upon the occurrence of an event of default under the loan documents or if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x or (ii) if the 300 Four Falls Subordinate Loan is not fully repaid within 180 days after origination of the 300 Four Falls Loan, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee-designated lock box account.

SUBORDINATE DEBT. A subordinate loan in an amount up to $21,000,000 will be originated on or about December 13, 2005. The subordinate loan is not an asset of the Trust Fund and is secured by a subordinate mortgage.

MANAGEMENT. BPG Management Co. ("BPG"), an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the 300 Four Falls Loan.
BPG is based in the greater Philadelphia area and is an active national owner, property manager and developer of commercial real estate.

                                     S-167

Tiffany Building

                         LOAN INFORMATION

 MORTGAGE LOAN SELLER                                  Wachovia
 CUT-OFF DATE BALANCE                               $58,400,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                   2.3%
 NUMBER OF MORTGAGE LOANS                                     1
 LOAN PURPOSE                                       Acquisition
 SPONSOR                            Capital Lease Funding, Inc.
 TYPE OF SECURITY                                           Fee
 MORTGAGE RATE                                           5.330%
 MATURITY DATE                                 October 11, 2015
 AMORTIZATION TYPE                                          ARD
 INTEREST ONLY PERIOD                                        60
 ORIGINAL TERM / AMORTIZATION                      120 / Varies
 REMAINING TERM / AMORTIZATION                     118 / Varies
 LOCKBOX                                                    Yes
 UP-FRONT RESERVES           None
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE*            Springing
 ADDITIONAL Financing        B-Note            $ 4,514,441

                                                WHOLE MORTGAGE
                             TRUST ASSET             LOAN
                            ----------------      -----------
 CUT-OFF DATE BALANCE         $58,400,000        $62,914,441
 CUT-OFF DATE BALANCE/SF             $159               $171
 CUT-OFF DATE LTV                   80.0%              86.2%
 MATURITY DATE LTV                  74.0%              74.0%
 UW DSCR ON NCF                     1.20x              1.05x

*     Ongoing monthly tax insurance reserves will be required upon (i) an event of default, (ii) the tenant not being required to make tax or insurance payments or (iii) mortgagee failing to receive notice that such amounts have been timely paid.

                         PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                                   1
 LOCATION                                            Parsippany, NJ
 PROPERTY TYPE                       Mixed Use -- Office/Industrial
 SIZE (SF)                                                  367,740
 OCCUPANCY AS OF SEPTEMBER 28, 2005                          100.0%
 YEAR BUILT / YEAR RENOVATED                            1996 / 2002
 APPRAISED VALUE                                        $73,000,000
 PROPERTY MANAGEMENT                                   Self Managed
 UW ECONOMIC OCCUPANCY                                       100.0%
 UW REVENUES                                             $4,797,000
 UW TOTAL EXPENSES                                       $   47,970
 UW NET OPERATING INCOME (NOI)                           $4,749,030
 UW NET CASH FLOW (NCF)                                  $4,726,966

NOTES:

                                     S-168

                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                    RATINGS*       NET RENTABLE      % OF NET
            TENANT             MOODY'S/S&P/FITCH     AREA (SF)    RENTABLE AREA
----------------------------- ------------------- -------------- ---------------

Tiffany and Company ......... NR/A-/NR                367,740          100.0%
Vacant ......................                               0            0.0
                                                      -------          -----
TOTAL .......................                         367,740          100.0%
                                                      =======          =====

                                                           % OF
                                ACTUAL                    ACTUAL    DATE OF LEASE
            TENANT             RENT PSF   ACTUAL RENT      RENT       EXPIRATION
----------------------------- ---------- ------------- ----------- ---------------

Tiffany and Company ......... $13.04      $4,797,000       100.0%  September 2025
Vacant ......................                      0         0.0
                                          ----------       -----
TOTAL .......................             $4,797,000       100.0%
                                          ==========       =====

*     S&P assigned a private letter rating to Tiffany & Co. of "A-". Tiffany &
Co. guarantees the subject lease.

                                     S-169

THE LOAN: The Mortgage Loan (the "Tiffany Building Loan") is secured by a first mortgage encumbering an office and industrial facility located in Parsippany,
New Jersey. The Tiffany Building Loan represents approximately 2.3% of the
Cut-Off Date Pool Balance. The Tiffany Building Loan was originated on
September 28, 2005, and has a principal balance as of the Cut-Off Date of
$58,400,000. The Tiffany Building Loan, which is evidenced by a senior note dated September 28, 2005, is the senior portion of a whole loan with an original principal balance of $62,984,621. The companion loan related to the
Tiffany Building Loan is evidenced by a separate subordinate note dated
September 28, 2005, with a Cut-Off Date Balance of $4,514,441 (the "Tiffany
Building Companion Loan"). The Tiffany Building Companion Loan will not be an asset of the Trust Fund. The Tiffany Building Loan and the Tiffany Building
Companion Loan will be governed by an intercreditor and servicing agreement, as described herein under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and
will be serviced pursuant to the terms of the pooling and servicing agreement.
The Tiffany Building Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Tiffany Building Loan has a remaining term of 118 months to its anticipated repayment date of October 11, 2015. The Tiffany Building Loan may be prepaid on or after August 11, 2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWER: The borrower is CLF Sylvan Way LLC, a special purpose entity.
Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Tiffany Building Loan. The sponsor is
Capital Lease Funding, Inc., a real estate investment trust. Capital Lease
Funding, Inc. (through its affiliate) owns and finances commercial properties leased to high credit quality tenants and has structured and closed approximately $2.5 billion in credit-tenant lease transactions.

THE PROPERTY: The Mortgaged Property is an approximately 367,740 square foot office and industrial facility situated on approximately 40.7 acres. The
Mortgaged Property was constructed in 1996 and expanded and renovated in 2002.
The Mortgaged Property is located in Parsippany, New Jersey, within the New
York-Northern New Jersey-Long Island, NY-NJ-PA metropolitan statistical area.
As of September 28, 2005, the occupancy rate for the Mortgaged Property securing the Tiffany Building Loan was 100.0%.

The sole tenant is Tiffany & Company, occupying 367,740 square feet, or the entire net rentable area. Tiffany & Company is the primary operating subsidiary of Tiffany & Co. (NYSE:TIF) and engages in the design, manufacture, and retailing of fine jewelry, timepieces, sterling silverware, china, stationery, fragrances, and personal accessories. The Tiffany & Company lease expires in
September 2025.

LOCKBOX: All tenant payments due under the tenant's lease are deposited into a mortgagee-designated lock box account.

HYPER-AMORTIZATION: Commencing on the anticipated repayment date of October 11,
2015, if the Tiffany Building Loan is not paid in full, the Tiffany Building
Loan enters into a hyper-amortization period through October 11, 2025. The interest rate applicable to the Tiffany Building Loan during such hyper-amortization period will increase to 2.5% over the mortgage rate or 2.5%
over the treasury rate, as specified in the loan documents.

MANAGEMENT: The Mortgaged Property is self-managed by the tenant.

                                     S-170

Metro Pointe at South Coast

                      LOAN INFORMATION

 MORTGAGE LOAN SELLER                                 Wachovia
 CUT-OFF DATE BALANCE                              $57,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                  2.2%
 NUMBER OF MORTGAGE LOANS                                    1
 LOAN PURPOSE                                        Refinance
 SPONSOR                                     George L. Argyros
 TYPE OF SECURITY                                    Leasehold
 MORTGAGE RATE                                          5.300%
 MATURITY DATE                               December 11, 2015
 AMORTIZATION TYPE                                     Balloon
 INTEREST ONLY PERIOD                                     None
 ORIGINAL TERM / AMORTIZATION                        120 / 360
 REMAINING TERM / AMORTIZATION                       120 / 360
 LOCKBOX                                                  None

 SHADOW RATING(1)                                    AAA/A2/AA
 UP-FRONT RESERVES               None

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE(2)               Springing
 ADDITIONAL FINANCING(3)                             None

                                              TRUST ASSET
                                             --------------
 CUT-OFF DATE BALANCE                        $57,000,000
 CUT-OFF DATE BALANCE/SF                            $148
 CUT-OFF DATE LTV                                  36.1%
 MATURITY DATE LTV                                 29.6%
 UW DSCR ON NCF                                    2.59x

(1)   S&P, Moody's and Fitch have confirmed that the Metro Pointe of South
      Coast Loan has, in the context of its inclusion in the Trust Fund, credit characteristics consistent with an investment grade obligation.

(2)   Ongoing monthly reserves for taxes and insurance will be required upon an event of default.

(3)   Future debt secured by the Mortgaged Property and future mezzanine debt permitted.

                        PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                  1
 LOCATION                                          Costa Mesa, CA
 PROPERTY TYPE                                 Retail -- Anchored
 SIZE (SF)                                                385,620
 OCCUPANCY AS OF SEPTEMBER 20, 2005                         99.7%
 YEAR BUILT / YEAR RENOVATED                            1996 / NA
 APPRAISED VALUE                                     $157,900,000
 PROPERTY MANAGEMENT                  Arnel Commercial Properties
 UW ECONOMIC OCCUPANCY                                      97.0%
 UW REVENUES                                         $ 15,585,120
 UW TOTAL EXPENSES                                   $  5,472,399
 UW NET OPERATING INCOME (NOI)                       $ 10,112,721
 UW NET CASH FLOW (NCF)                              $  9,848,497

NOTES:

                                     S-171

                                TENANT SUMMARY
                                                             NET      % OF NET
                                           RATINGS*        RENTABLE   RENTABLE
               TENANT                 MOODY'S/S&P/FITCH   AREA (SF)     AREA
------------------------------------ ------------------- ----------- ----------

Best Buy Co. Inc. ..................      NR/BBB/BBB        59,143       15.3%
Nordstrom Rack .....................      Baa1/A-/A-        50,187       13.0
Edwards Theatres Circuit ...........      B3/BB-/NR         46,902       12.2
Linens N Things ....................       NR/NR/NR         39,566       10.3
Barnes & Noble Superstores .........       NR/NR/NR         37,203        9.6
Marshalls ..........................       A3/A/NR          35,200        9.1
The Container Store, Inc. ..........       NR/NR/NR         24,169        6.3
Non-major tenants ..................                        91,924       23.8
Vacant .............................                         1,326        0.3
                                                            ------      -----
TOTAL ..............................                       385,620      100.0%
                                                           =======      =====

                                                                                  DATE OF
                                       ACTUAL                        % OF          LEASE
               TENANT                 RENT PSF    ACTUAL RENT    ACTUAL RENT    EXPIRATION
------------------------------------ ---------- --------------- ------------- --------------

Best Buy Co. Inc. .................. $33.40       $1,975,376        16.6%     January 2017
Nordstrom Rack ..................... $26.19        1,314,398        11.1      January 2012
Edwards Theatres Circuit ........... $16.51          774,352         6.5     November 2016
Linens N Things .................... $33.14        1,311,217        11.0      January 2017
Barnes & Noble Superstores ......... $40.59        1,510,070        12.7     February 2017
Marshalls .......................... $33.62        1,183,424        10.0          May 2011
The Container Store, Inc. .......... $29.38          710,085         6.0          May 2016
Non-major tenants .................. $33.88        3,114,204        26.2
Vacant .............................                       0         0.0
                                                 ------------       -----
TOTAL ..............................              $11,893,126       100.0%
                                                 ============       =====

* Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                              LEASE EXPIRATION SCHEDULE
                                                                                                          CUMULATIVE
                                   WA BASE                  % OF TOTAL     CUMULATIVE     % OF ACTUAL     % OF ACTUAL
                  # OF LEASES      RENT/SF     TOTAL SF         SF           % OF SF          RENT           RENT
     YEAR           ROLLING        ROLLING      ROLLING      ROLLING*       ROLLING*        ROLLING*       ROLLING*
--------------   -------------   ----------   ----------   ------------   ------------   -------------   ------------

     2005        0                $ 0.00            0          0.0%            0.0%           0.0%            0.0%
     2006        8                $34.67       47,719         12.4%           12.4%          13.9%           13.9%
     2007        2                $42.95        4,614          1.2%           13.6%           1.7%           15.6%
     2008        1                $50.40        1,017          0.3%           13.8%           0.4%           16.0%
     2009        1                $25.75       14,385          3.7%           17.6%           3.1%           19.1%
     2010        1                $55.31        2,486          0.6%           18.2%           1.2%           20.3%
     2011        4                $32.42       48,881         12.7%           30.9%          13.3%           33.6%
     2012        2                $26.46       51,209         13.3%           44.2%          11.4%           45.0%
     2013        0                $ 0.00            0          0.0%           44.2%           0.0%           45.0%
     2014        0                $ 0.00            0          0.0%           44.2%           0.0%           45.0%
     2015        1                $37.25        7,000          1.8%           46.0%           2.2%           47.2%
  Thereafter     5                $30.35      206,983         53.7%           99.7%          52.8%          100.0%
    Vacant       0                  NA          1,326          0.3%          100.0%           0.0%          100.0%

     * Calculated based on the approximate square footage occupied by each tenant.

                                     S-172

THE LOAN. The Mortgage Loan (the "Metro Pointe at South Coast Loan") is secured by a first mortgage encumbering an anchored retail center located in Costa
Mesa, California. The Metro Pointe at South Coast Loan represents approximately
2.2% of the Cut-Off Date Pool Balance. The Metro Pointe at South Coast Loan
will be originated on or about December 9, 2005, and will have a principal balance as of the Cut-Off Date of $57,000,000.

The Metro Pointe at South Coast Loan has a remaining term of 120 months and matures on December 11, 2015. The Metro Pointe at South Coast Loan may be
prepaid on or after June 11, 2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWER. The borrower is Metro Pointe Retail Associates II LLC, a special purpose entity. The sponsor of the borrower is George L. Argyros. Mr. Argyros is the Chairman and CEO of Arnel Development Company and has been involved in the development, construction and management of more than 6,000 multifamily units and several million square feet of commercial and industrial space.

THE PROPERTY. The Mortgaged Property is an approximately 385,620 square foot anchored retail center situated on approximately 20.6 acres. The Mortgaged
Property was constructed in 1996. The Mortgaged Property is located in Costa
Mesa, California, within the Los Angeles-Long Beach-Santa Ana, California metropolitan statistical area. As of September 20, 2005, the occupancy rate for the Mortgaged Property securing the Metro Pointe Loan was approximately 99.7%.

The largest tenant is Best Buy Co. Inc. ("Best Buy"), occupying approximately
59,143 square feet, or approximately 15.3% of the net rentable area. Best Buy is the one of the largest consumer electronics retailers, specializing in consumer electronics, home office products, entertainment software and appliances. As of November 30, 2005, Best Buy was rated "BBB" (S&P) and "BBB"
(Fitch). The Best Buy lease expires in January 2017. The second largest tenant is Nordstrom Rack ("Nordstrom Rack"), occupying approximately 50,187 square feet, or approximately 13.0% of the net rentable area. Nordstorm Rack is the outlet subsidiary of Nordstrom, Inc., one of the nation's largest upscale apparel and shoe retailers. As of November 30, 2005, Nordstrom, Inc. was rated
"Baa1" (Moody's), "A-" (S&P) and "A-" (Fitch). The Nordstrom Rack lease expires in January 2012. The third largest tenant is Edwards Theatres Circuit ("Edwards
Theatres"), occupying approximately 46,902 square feet, or approximately 12.2%
of the net rentable area. Edwards Theatres is a subsidiary of Regal
Entertainment Group, one of the largest theater owners in the United States with more than 6,600 screens at approximately 580 theaters in 40 states. The
Edwards Theatres lease expires in November 2016.

LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

MANAGEMENT. Arnel Commercial Properties is the property manager for the
Mortgaged Property securing the Metro Pointe at South Coast Loan.

                                     S-173

Birtcher Portfolio

                     LOAN INFORMATION

 MORTGAGE LOAN SELLER                              Wachovia
 CUT-OFF DATE BALANCE                           $51,120,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE               2.0%
 NUMBER OF MORTGAGE LOANS                                 3
 LOAN PURPOSE                                   Acquisition
 SPONSOR                      BirtcherAnderson and Wachovia
                                    Development Corporation
 TYPE OF SECURITY                                       Fee
 MORTGAGE RATE                                       5.570%
 MATURITY DATE                             October 11, 2015
 AMORTIZATION TYPE                                  Balloon
 INTEREST ONLY PERIOD                                    60
 ORIGINAL TERM / AMORTIZATION                     120 / 360
 REMAINING TERM / AMORTIZATION                    118 / 360
 LOCKBOX                                               None
 UP-FRONT RESERVES
   TAX/INSURANCE            Yes
   ENGINEERING              $ 47,813
   REPLACEMENT              $320,000
   TI/LC                    $500,000
   OUTSTANDING TI/LC(1)     $3,963,509
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE            Yes
   REPLACEMENT              $  4,743
   TI/LC                    $ 16,666
 ADDITIONAL FINANCING(2)                          None

                                           TRUST ASSET
                                          ----------------
 CUT-OFF DATE BALANCE                     $51,120,000
 CUT-OFF DATE BALANCE/SF                         $135
 CUT-OFF DATE LTV                               79.5%
 MATURITY DATE LTV                              73.9%
 UW DSCR ON NCF                                 1.25x

----------------
(1)   Reserve funded at closing to be used for outstanding TI/LC expenses and free rent credits. Approximately $1,231,464 of the amount funded will be used for the April 2006 build-out of the Wells Fargo space.

(2)   Future mezzanine debt permitted.

                   PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                       6
 LOCATION                                       Various
 PROPERTY TYPE                        Office - Suburban
 SIZE (SF)                                      378,621
 OCCUPANCY AS OF VARIOUS                          98.2%
 YEAR BUILT / YEAR RENOVATED          Various / Various
 APPRAISED VALUE                            $64,300,000
 PROPERTY MANAGEMENT              Birtcher Arizona, LLC
 UW ECONOMIC OCCUPANCY                            94.4%
 UW REVENUES                                $ 5,277,470
 UW TOTAL EXPENSES                            $ 703,127
 UW NET OPERATING INCOME (NOI)              $ 4,574,343
 UW NET CASH FLOW (NCF)                     $ 4,365,559

NOTES:

                                     S-174

                                   BIRTCHER PORTFOLIO

                                                     ALLOCATED                    NET
                                                   CUT-OFF DATE                 RENTABLE
       LOAN / PROPERTY NAME        PROPERTY TYPE      BALANCE     YEAR BUILT   AREA (SF)
--------------------------------- --------------- -------------- ------------ -----------

Birtcher Phoenix Pool ........... Office           $40,960,000     Various      299,220
 AIG Building ................... Office            16,700,000      1998        106,397
 TriWest Healthcare Complex ..... Office            15,520,000      1984        119,131
 NCS Pearson Building ........... Office             6,050,000      1982         49,920
 Hypercom Building .............. Office             2,690,000      1996         23,772
Kyrene Corporate Center ......... Office             6,160,000      1998         48,350
Dreamy Draw Office Plaza ........ Office             4,000,000      1985         31,051
                                                   -----------                  -------
                                                   $51,120,000                  378,621
                                                   ===========                  =======

                                   CUT-OFF DATE                            UNDERWRITTEN                  APPRAISED
                                    BALANCE PER                    UW           NET         APPRAISED      VALUE
       LOAN / PROPERTY NAME             SF        OCCUPANCY*   OCCUPANCY     CASH FLOW        VALUE       PER SF
--------------------------------- -------------- ------------ ----------- -------------- -------------- ----------

Birtcher Phoenix Pool ...........      $137          100.0%       95.6%     $3,506,977    $51,200,000      $171
 AIG Building ...................      $157          100.0%      100.0%      1,461,065     20,400,000      $192
 TriWest Healthcare Complex .....      $130          100.0%       91.5%      1,342,244     19,400,000      $163
 NCS Pearson Building ...........      $121          100.0%       95.0%        488,338      7,600,000      $152
 Hypercom Building ..............      $113          100.0%       95.0%        215,330      3,800,000      $160
Kyrene Corporate Center .........      $127           89.8%       90.0%        509,834      8,100,000      $168
Dreamy Draw Office Plaza ........      $129           94.3%       90.0%        348,748      5,000,000      $161
                                                                            ----------    -----------
                                       $135           98.2%       94.4%     $4,365,559    $64,300,000      $170
                                                                            ==========    ===========

----------------
*     Occupancy date as of September 22, 2005 for Dreamy Draw Office Plaza and
      Kyrene Corporate Center, as of September 19, 2005 for AIG Building, as of
      September 15, 2005 for TriWest Healthcare Complex, as of September 12,
      2005 for NCS Pearson Building and as of September 14, 2005 for Hypercom
      Building.

                                     S-175

                                     TENANT SUMMARY
-----------------------------------------------------------------------------------------
                                                             RATINGS*       NET RENTABLE
              TENANT                    PROPERTY        MOODY'S/S&P/FITCH     AREA (SF)
--------------------------------- -------------------- ------------------- --------------

AIG ............................. AIG Building              Aa2/AA/AA          106,397
TriWest Healthcare Alliance ..... Triwest Healthcare         NR/NR/NR           63,582
                                  Complex
Wells Fargo ..................... Triwest Healthcare        Aa1/AA-/AA          55,549
                                  Complex
Pearson NCS ..................... NCS Pearson             Baa1/BBB+/BBB+        49,920
                                  Building
HealthCare Dimensions, Inc. ..... Kyrene Corporate           NR/NR/NR           26,034
                                  Center
Hypercom Corporation ............ Hypercom Building          NR/NR/NR           23,772
Non-major tenants ...............                                               46,402
Vacant ..........................                                                6,965
                                                                               -------
TOTAL ...........................                                              378,621
                                                                               =======

                                   % OF NET                              % OF
                                   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
              TENANT                 AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
--------------------------------- ---------- ---------- ------------- ---------- --------------

AIG .............................     28.1%   $ 14.26    $1,517,221       28.3%  December 2015
TriWest Healthcare Alliance .....     16.8    $ 13.00       826,566       15.4      April 2009
Wells Fargo .....................     14.7    $ 13.00       722,137       13.5      April 2006
Pearson NCS .....................     13.2    $ 12.13       605,530       11.3     August 2007
HealthCare Dimensions, Inc. .....      6.9    $ 19.16       498,788        9.3        May 2007
Hypercom Corporation ............      6.3    $  9.96       236,769        4.4     August 2011
Non-major tenants ...............     12.3    $ 20.51       951,909       17.8
Vacant ..........................      1.8                        0        0.0
                                     -----               ----------      -----
TOTAL ...........................    100.0%              $5,358,920      100.0%
                                     =====               ==========      =====

----------------
*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                    LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------
                                                                                       CUMULATIVE
                  # OF     WA BASE                 % OF     CUMULATIVE       % OF         % OF
                 LEASES    RENT/SF    TOTAL SF   TOTAL SF     % OF SF    ACTUAL RENT   ACTUAL RENT
     YEAR       ROLLING    ROLLING     ROLLING   ROLLING*    ROLLING*      ROLLING*     ROLLING*
-------------- --------- ----------- ---------- ---------- ------------ ------------- ------------

     2005           3      $ 18.87      3,962       1.0%         1.0%         1.4%          1.4%
     2006          10      $ 15.23     74,068      19.6%        20.6%        21.0%         22.4%
     2007          11      $ 15.06     85,389      22.6%        43.2%        24.0%         46.4%
     2008           2      $ 20.42      7,424       2.0%        45.1%         2.8%         49.3%
     2009           3      $ 13.39     68,180      18.0%        63.1%        17.0%         66.3%
     2010           0      $  0.00          0       0.0%        63.1%         0.0%         66.3%
     2011           2      $ 11.00     26,236       6.9%        70.1%         5.4%         71.7%
     2012           0      $  0.00          0       0.0%        70.1%         0.0%         71.7%
     2013           0      $  0.00          0       0.0%        70.1%         0.0%         71.7%
     2014           0      $  0.00          0       0.0%        70.1%         0.0%         71.7%
     2015           1      $ 14.26    106,397      28.1%        98.2%        28.3%        100.0%
  Thereafter        0      $  0.00          0       0.0%        98.2%         0.0%        100.0%
    Vacant          0        NA         6,965       1.8%       100.0%         0.0%        100.0%

----------------
   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-176

THE LOANS. The Mortgage Loans (the "Birtcher Portfolio Loans") are secured by first mortgages or first deeds of trust encumbering 6 office properties located
Arizona. The Birtcher Portfolio Loans represent approximately 2.0% of the
Cut-Off Date Pool Balance. The Birtcher Portfolio Loans were originated on
September 29, 2005, and have a principal balance as of the Cut-Off Date of
$51,120,000. The Birtcher Portfolio Loans consist of the Birtcher Phoenix Pool
Loan (secured by 4 office properties), the Kyrene Corporate Center Loan
(secured by 1 office property) and the Dreamy Draw Office Plaza Loan (secured by 1 office property). Each Birtcher Portfolio Loan is cross-collateralized and cross-defaulted with each of the other Birtcher Portfolio Loans. The Birtcher
Portfolio Loans provide for interest-only payments for the first 60 months of their terms, and thereafter, fixed monthly payments of principal and interest.

The Birtcher Portfolio Loans have a remaining term of 118 months and mature on
October 11, 2015. The Birtcher Portfolio Loans may be prepaid on or after
August 11, 2015, and permit defeasance with United States government obligations beginning two years after the closing date.

THE BORROWERS. The borrower is AB Associates Investors, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Birtcher Phoenix Pool Loan. The sponsors of the borrower are Birtcher Anderson and Wachovia Development Corporation.
Birtcher Anderson was founded in 1939 and is one of the leading commercial and industrial real estate firms in the western United States. Wachovia Development
Corporation is Birtcher Anderson's equity partner and is an affiliate of
Wachovia Bank, National Association, one of the Mortgage Loan Sellers and the
Master Servicer, and Wachovia Capital Markets, LLC, one of the underwriters.

THE PROPERTIES. The Mortgaged Properties consist of 6 office buildings containing, in the aggregate, approximately 378,621 square feet. As of mid-September 2005, the occupancy rate for the Mortgaged Properties securing the Birtcher Portfolio Loans was approximately 98.2%.

LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

MANAGEMENT. Birtcher Arizona, LLC, an affiliate of one of the sponsors, is the property manager for the Mortgaged Properties securing the Birtcher Portfolio
Loans.

                                     S-177

Eagle Ridge Mall

                      LOAN INFORMATION

 MORTGAGE LOAN SELLER                                  Wachovia
 CUT-OFF DATE BALANCE                               $49,895,997
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                   2.0%
 NUMBER OF MORTGAGE LOANS                                     1
 LOAN PURPOSE                                         Refinance
 SPONSOR                        General Growth Properties, Inc.
 TYPE OF SECURITY                                           Fee
 MORTGAGE RATE                                           5.411%
 MATURITY DATE                                 October 11, 2015
 AMORTIZATION TYPE                                      Balloon
 INTEREST ONLY PERIOD                                      None
 ORIGINAL TERM / AMORTIZATION                         120 / 360
 REMAINING TERM / AMORTIZATION                        118 / 358
 LOCKBOX                                                    Yes

 UP-FRONT RESERVES              None

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE(1)             Springing
   REPLACEMENT(1)               Springing
   TI/LC(1)                     Springing

 ADDITIONAL FINANCING(2)                                   None

                                             TRUST ASSET
                                            ----------------
 CUT-OFF DATE BALANCE                       $49,895,997
 CUT-OFF DATE BALANCE/SF                            $98
 CUT-OFF DATE LTV                                 70.1%
 MATURITY DATE LTV                                58.5%
 UW DSCR ON NCF                                   1.21x

----------------
(1)   Ongoing monthly reserves for taxes, insurance and replacements will be required upon (i) upon an event of default or (ii) the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x.

(2)   Future mezzanine debt and future unsecured debt permitted.

                         PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                                  1
 LOCATION                                           Lake Wales, FL
 PROPERTY TYPE                                  Retail -- Anchored
 SIZE (SF)                                                 508,976
 OCCUPANCY AS OF AUGUST 29, 2005                             88.8%
 YEAR BUILT / YEAR RENOVATED                           1996 / 2000
 APPRAISED VALUE                                       $71,200,000
 PROPERTY MANAGEMENT               General Growth Management, Inc.
 UW ECONOMIC OCCUPANCY                                       88.8%
 UW REVENUES                                            $8,414,898
 UW TOTAL EXPENSES                                      $4,003,981
 UW NET OPERATING INCOME (NOI)                          $4,410,917
 UW NET CASH FLOW (NCF)                                 $4,096,176

NOTES:

                                     S-178

                                TENANT SUMMARY

                                                            NET      % OF NET
                                          RATINGS*        RENTABLE   RENTABLE
               TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA
----------------------------------- ------------------- ----------- ----------

ANCHOR TENANTS -- ANCHOR OWNED
Dillards ..........................      B2/BB/BB-        120,000
                                                          -------
 TOTAL ANCHOR OWNED ...............                       120,000
ANCHOR TENANTS -- COLLATERAL
Sears .............................      Ba1/BB+/BB       130,092       25.6%
JCPenney ..........................     Ba1/BB+/BBB-       61,160       12.0
Recreation Station ................       NR/NR/NR         44,468        8.7
                                                          -------      -----
 TOTAL ANCHOR TENANTS .............                       235,720       46.3%
TOP 5 NON-ANCHOR TENANTS
Regal Cinemas .....................      Ba3/BB-/NR        38,735        7.6%
Toys R Us (Ground Lease) ..........     Caa2/B-/CCC        30,625        6.0
Burke's Outlet ....................       NR/NR/NR          9,063        1.8
Lane Bryant .......................      B2/BB-/NR          7,247        1.4
FYE ...............................       NR/NR/NR          6,502        1.3
                                                          -------      -----
 TOTAL TOP 5 TENANTS ..............                        92,172       18.1%
NON-MAJOR TENANTS .................                       124,271       24.4
                                                          -------      -----
OCCUPIED COLLATERAL TOTAL .........                       452,163       88.8%
VACANT ............................                        56,813       11.2
                                                          -------      -----
COLLATERAL TOTAL ..................                       508,976      100.0%
                                                          -------      =====
PROPERTY TOTAL ....................                       628,976
                                                          =======

                                                                 % OF        DATE OF
                                      ACTUAL       ACTUAL       ACTUAL        LEASE
               TENANT                RENT PSF       RENT         RENT       EXPIRATION
----------------------------------- ---------- -------------- ---------- ---------------

ANCHOR TENANTS -- ANCHOR OWNED
Dillards ..........................        ANCHOR OWNED -- NOT PART OF COLLATERAL
 TOTAL ANCHOR OWNED ...............
ANCHOR TENANTS -- COLLATERAL
Sears .............................  $  3.40    $   442,313        9.6%   February 2016
JCPenney ..........................  $  5.89        360,232        7.8    February 2016
Recreation Station ................  $  4.00        177,872        3.9   September 2020
                                                -----------      -----
 TOTAL ANCHOR TENANTS .............  $  4.16    $   980,417       21.4%
TOP 5 NON-ANCHOR TENANTS
Regal Cinemas .....................  $ 11.50    $   445,453        9.7%        May 2011
Toys R Us (Ground Lease) ..........  $  2.51         76,869        1.7     January 2012
Burke's Outlet ....................  $  7.45         67,519        1.5    February 2007
Lane Bryant .......................  $ 13.50         97,835        2.1       April 2010
FYE ...............................  $ 24.00        156,048        3.4     January 2007
                                                -----------      -----
 TOTAL TOP 5 TENANTS ..............  $  9.15    $   843,723       18.4%
NON-MAJOR TENANTS .................  $ 22.26      2,766,691       60.3
                                                -----------      -----
OCCUPIED COLLATERAL TOTAL .........  $ 10.15    $ 4,590,831      100.0%
                                                ===========      =====
VACANT ............................
COLLATERAL TOTAL ..................
PROPERTY TOTAL ....................

----------------
*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                              LEASE EXPIRATION SCHEDULE

                    # OF       WA BASE                                   CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
--------------   ---------   -----------   ----------   -------------   ------------   -------------   ---------------

     2005             3        $ 19.77        4,932           1.0%            1.0%           2.1%             2.1%
     2006             4        $ 34.05        7,090           1.4%            2.4%           5.3%             7.4%
     2007            32        $ 18.89       76,986          15.1%           17.5%          31.7%            39.1%
     2008            10        $ 22.78       20,708           4.1%           21.6%          10.3%            49.3%
     2009             3        $ 27.73        3,206           0.6%           22.2%           1.9%            51.3%
     2010             7        $ 27.94       11,270           2.2%           24.4%           6.9%            58.1%
     2011             2        $ 12.21       39,892           7.8%           32.2%          10.6%            68.7%
     2012             4        $  4.80       40,502           8.0%           40.2%           4.2%            73.0%
     2013             2        $ 72.03        1,408           0.3%           40.5%           2.2%            75.2%
     2014             2        $ 19.97        5,449           1.1%           41.5%           2.4%            77.6%
     2015             0        $  0.00            0           0.0%           41.5%           0.0%            77.6%
  Thereafter          4        $  4.28      240,720          47.3%           88.8%          22.4%           100.0%
    Vacant            0          NA          56,813          11.2%          100.0%           0.0%           100.0%

----------------
   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-179

THE LOAN. The Mortgage Loan (the"Eagle Ridge Mall Loan") is secured by a first mortgage encumbering an anchored retail shopping mall located in Lake Wales,
Florida. The Eagle Ridge Mall Loan represents approximately 2.0% of the Cut-Off
Date Pool Balance. The Eagle Ridge Mall Loan was originated on October 11, 2005 and has a principal balance as of the Cut-Off Date of $49,895,997.

The Eagle Ridge Mall Loan has a remaining term of 118 months and matures on
October 11, 2015. The Eagle Ridge Mall Loan may be prepaid on or after April
11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is Eagle Ridge Mall, L.P., a special purpose entity.
Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Eagle Ridge Mall Loan. The sponsor of the borrower is General Growth Properties, Inc. ("GGP)". GGP owns, develops, operates, and/or manages shopping malls in 44 states. As of March 2004, GGP had ownership interests in and/or management responsibility for more than 200 regional shopping malls totaling more than 200 million square feet of retail space. GGP also has the distinction of being the largest third-party manager for owners of regional malls.

THE PROPERTY. The Mortgaged Property is a 508,976 square foot anchored retail shopping mall situated on approximately 86.0 acres. The Mortgaged Property was constructed in 1996 and renovated in 2000. The Mortgaged Property is located in
Lake Wales, Florida. As of August 29, 2005, the occupancy rate for the
Mortgaged Property securing the Eagle Ridge Mall Loan was approximately 88.8%.

The anchor tenants at the Mortgaged Property are Dillards, Sears, JC Penney and
Recreation Station, however, the Dillards store is not part of the Mortgaged
Property. The largest tenant which is part of the Mortgaged Property is Sears, occupying approximately 130,092 square feet, or approximately 25.6% of the net rentable area. Sears Holdings, the publicly traded parent of Kmart and Sears,
Roebuck and Co., is the nation's third largest broadline retailer, with approximately $55 billion in annual revenues, and with approximately 3,800 full-line and specialty retail stores in the United States and Canada. The
Sears lease expires in February 2016. The second largest tenant is JC Penney, occupying approximately 61,160 square feet, or approximately 12.0% of the net rentable area. JC Penney, founded in 1902, is a major retailer, operating over
1,017 JC Penney department stores. The JC Penney lease expires in February
2016. The third largest tenant is Recreation Station, occupying approximately
44,468 square feet, or approximately 8.7% of the net rentable area. Recreation
Station is an entertainment facility including Station House Bar & Grill,
Climbin' Crawlin' Slidin' Bouncin' Station, over 80 high-tech video games, and a 32-lane bowling center. The Recreation Station lease expires in September
2020.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a borrower-designated lock box account, which are swept to the borrower until a springing event. At any time during the term of the Eagle
Ridge Mall Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.05x for the trailing 12-month period or (ii) upon the occurrence of an event of default under the Mortgage Loan documents, funds in the lockbox account are transferred to a cash collateral account in the name of the mortgagee.

MANAGEMENT. General Growth Properties, Inc. is the property manager for the
Mortgaged Property securing The Eagle Ridge Mall Loan.

                                     S-180

One & Olney Square

                    LOAN INFORMATION

 MORTGAGE LOAN SELLER                               Wachovia
 CUT-OFF DATE BALANCE                            $43,000,000
 PERCENTAGE OF CUT-OFF DATE POOL
   BALANCE                                              1.7%
 NUMBER OF MORTGAGE LOANS                                  1
 LOAN PURPOSE                                      Refinance
 SPONSOR                      Jeffrey Feil and Lloyd Goldman
 TYPE OF SECURITY                                        Fee
 MORTGAGE RATE                                        5.120%
 MATURITY DATE                               August 11, 2015
 AMORTIZATION TYPE                                   Balloon
 INTEREST ONLY PERIOD                                     60
 ORIGINAL TERM / AMORTIZATION                      120 / 360
 REMAINING TERM / AMORTIZATION                     116 / 360
 LOCKBOX                                                 Yes

 UP-FRONT RESERVES
   TAX                        Yes
   ENGINEERING                $6,750

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE              Yes / Springing
   REPLACEMENT                $4,887
   TI/LC                      $14,373

 ADDITIONAL FINANCING              Unsecured Debt $13,000,000

                                              TRUST ASSET
                                            ----------------
 CUT-OFF DATE BALANCE                             $43,000,000
 CUT-OFF DATE BALANCE/SF                                 $125
 CUT-OFF DATE LTV                                       77.8%
 MATURITY DATE LTV                                      71.9%
 UW DSCR ON NCF                                         1.23x

                     PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                          1
 LOCATION                                 Philadelphia, PA
 PROPERTY TYPE                          Retail -- Anchored
 SIZE (SF)                                         344,948
 OCCUPANCY AS OF JUNE 20, 2005                       86.8%
 YEAR BUILT / YEAR RENOVATED                     1987 / NA
 APPRAISED VALUE*                              $55,250,000
 PROPERTY MANAGEMENT              Jeffrey Management Corp.
 UW ECONOMIC OCCUPANCY                               87.6%
 UW REVENUES                                    $5,220,830
 UW TOTAL EXPENSES                              $1,487,843
 UW NET OPERATING INCOME (NOI)                  $3,732,988
 UW NET CASH FLOW (NCF)                         $3,463,804

----------------

* As-Stabilized. The "as-is" value set forth in the appraisal is $47,350,000.

                                     S-181

                                                        TENANT SUMMARY

                                RATINGS*                                                                             DATE OF
                                MOODY'S/    NET RENTABLE      % OF NET      ACTUAL                      % OF          LEASE
           TENANT              S&P/FITCH      AREA (SF)    RENTABLE AREA   RENT PSF   ACTUAL RENT   ACTUAL RENT    EXPIRATION
---------------------------- ------------- -------------- --------------- ---------- ------------- ------------- --------------

Shoprite Supermarkets, Inc.     NR/NR/NR        56,196          16.3%     $ 13.36     $  750,779        17.5%     January 2018
Olney Retail Realty Corp. ..    NR/NR/NR        30,000           8.7      $ 11.25        337,500         7.9       August 2014
US Postal Service ..........  Aaa/AAA/AAA       27,399           7.9      $ 12.63        346,049         8.1       August 2007
Suzette Olney/Young World ..    NR/NR/NR        22,700           6.6      $ 12.00        272,400         6.3      January 2008
Dollar Group Inc. ..........    NR/NR/NR        19,000           5.5      $ 10.00        190,000         4.4     December 2018
Foot Locker, Inc. ..........   Ba2/BB+/NR       15,750           4.6      $ 15.00        236,250         5.5      January 2010
Non-Major Tenants ..........                   128,251          37.2      $ 16.87      2,163,673        50.4
Vacant .....................                    45,652          13.2                           0         0.0
                                               -------         -----                  ----------       -----
TOTAL ......................                   344,948         100.0%                 $4,296,656       100.0%
                                               =======         =====                  ==========       =====

----------------
*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                                 LEASE EXPIRATION SCHEDULE

                    # OF                                                     CUMULATIVE                        CUMULATIVE
                   LEASES     WA BASE RENT/     TOTAL SF      % OF TOTAL       % OF SF       % OF ACTUAL       % OF ACTUAL
     YEAR         ROLLING       SF ROLLING       ROLLING     SF ROLLING*      ROLLING*      RENT ROLLING*     RENT ROLLING*
--------------   ---------   ---------------   ----------   -------------   ------------   ---------------   --------------

     2005             1          $ 25.00          1,500           0.4%            0.4%            0.9%              0.9%
     2006             0          $  0.00              0           0.0%            0.4%            0.0%              0.9%
     2007             4          $ 13.88         59,386          17.2%           17.7%           19.2%             20.1%
     2008             6          $ 14.69         33,188           9.6%           27.3%           11.3%             31.4%
     2009            10          $ 16.98         41,478          12.0%           39.3%           16.4%             47.8%
     2010             5          $ 16.18         25,928           7.5%           46.8%            9.8%             57.6%
     2011             1          $ 18.19          3,254           0.9%           47.8%            1.4%             58.9%
     2012             0          $  0.00              0           0.0%           47.8%            0.0%             58.9%
     2013             1          $ 24.41          3,182           0.9%           48.7%            1.8%             60.7%
     2014             2          $ 12.47         32,461           9.4%           58.1%            9.4%             70.2%
     2015             3          $ 14.39         23,723           6.9%           65.0%            7.9%             78.1%
  Thereafter          2          $ 12.51         75,196          21.8%           86.8%           21.9%            100.0%
    Vacant            0            NA            45,652          13.2%          100.0%            0.0%            100.0%

----------------
   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-182

501 Second Street

                         LOAN INFORMATION

 MORTGAGE LOAN SELLER                                       Wachovia
 CUT-OFF DATE BALANCE                                    $42,720,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                        1.7%
 NUMBER OF MORTGAGE LOANS                                          1
 LOAN PURPOSE                                            Acquisition
 SPONSOR                                              SWIG Companies
 TYPE OF SECURITY                                                Fee
 MORTGAGE RATE                                                5.400%
 MATURITY DATE                                     November 11, 2015
 AMORTIZATION TYPE                                           Balloon
 INTEREST ONLY PERIOD                                             84
 ORIGINAL TERM / AMORTIZATION                              120 / 360
 REMAINING TERM / AMORTIZATION                             119 / 360
 LOCKBOX                                                   Springing

 UP-FRONT RESERVES
   TAX                               Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                     Yes / Springing
   ROLLOVER*                         Springing

 ADDITIONAL FINANCING                                           None

                                                       TRUST ASSET
                                                     ----------------
 CUT-OFF DATE BALANCE                                     $42,720,000
 CUT-OFF DATE BALANCE/SF                                         $206
 CUT-OFF DATE LTV                                               60.6%
 MATURITY DATE LTV                                              58.1%
 UW DSCR ON NCF                                                 1.24x

----------------
*     A one time reserve in the amount of $2,000,000 will be required if
      International Data Group, Inc. fails to exercise its first renewal option by December 30, 2011.

                    PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                        1
 LOCATION                              San Francisco, CA
 PROPERTY TYPE                             Office -- CBD
 SIZE (SF)                                       207,809
 OCCUPANCY AS OF SEPTEMBER 8, 2005                 95.0%
 YEAR BUILT / YEAR RENOVATED                 1925 / 1985
 APPRAISED VALUE                             $70,500,000
 PROPERTY MANAGEMENT                    The Swig Company
 UW ECONOMIC OCCUPANCY                             90.0%
 UW REVENUES                                 $ 7,162,698
 UW TOTAL EXPENSES                           $ 3,309,493
 UW NET OPERATING INCOME (NOI)               $ 3,853,205
 UW NET CASH FLOW (NCF)                      $ 3,579,388

                                     S-183

                                 TENANT SUMMARY

                                                              NET      % OF NET
                                           RATINGS(1)       RENTABLE   RENTABLE
                TENANT                 MOODY'S/S&P/FITCH   AREA (SF)     AREA
------------------------------------- ------------------- ----------- ----------

International Data Group ............       NR/NR/NR        101,699       48.9%
Time Warner .........................    Baa1/BBB+/BBB+      15,802        7.6
WRNS Studio .........................       NR/NR/NR         15,393        7.4
Riverbed Technology, Inc. ...........       NR/NR/NR         14,023        6.7
Rosewood Venture Group, LLC .........       NR/NR/NR         13,703        6.6
Non-major tenants ...................                        36,814       17.7
Vacant ..............................                        10,375        5.0
                                                            -------      -----
TOTAL ...............................                       207,809      100.0%
                                                            =======      =====

                                                                  % OF
                                        ACTUAL                   ACTUAL      DATE OF LEASE
                TENANT                 RENT PSF   ACTUAL RENT     RENT         EXPIRATION
------------------------------------- ---------- ------------- ---------- -------------------

International Data Group ............ $31.90      $3,243,963      56.5%      September 2012
Time Warner ......................... $22.50         355,545       6.2            June 2006
WRNS Studio ......................... $26.51         408,140       7.1   Multiple Spaces(2)
Riverbed Technology, Inc. ........... $23.60         330,965       5.8        February 2007
Rosewood Venture Group, LLC ......... $34.49         472,562       8.2           April 2011
Non-major tenants ................... $25.39         934,681      16.3
Vacant ..............................                       0       0.0
                                                  -----------     -----
TOTAL ...............................             $ 5,745,856     100.0%
                                                  ===========     =====

----------------
(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 5,008 SF expire in August 2010, and
10,385 SF expire in May 2011.

                                                LEASE EXPIRATION SCHEDULE

                                                                                                               CUMULATIVE
                                   WA BASE                                    CUMULATIVE                          % OF
                  # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL         % OF         % OF ACTUAL      ACTUAL RENT
     YEAR           ROLLING        ROLLING       ROLLING     SF ROLLING*     SF ROLLING*     RENT ROLLING*      ROLLING*
--------------   -------------   -----------   ----------   -------------   -------------   ---------------   ------------

     2005        1                 $ 21.00        2,977           1.4%            1.4%             1.1%             1.1%
     2006        3                 $ 22.94       22,628          10.9%           12.3%             9.0%            10.1%
     2007        5                 $ 24.53       18,328           8.8%           21.1%             7.8%            17.9%
     2008        4                 $ 22.40       10,091           4.9%           26.0%             3.9%            21.9%
     2009        2                 $ 29.52        6,033           2.9%           28.9%             3.1%            25.0%
     2010        5                 $ 26.15       11,590           5.6%           34.5%             5.3%            30.3%
     2011        3                 $ 31.69       24,088          11.6%           46.1%            13.3%            43.5%
     2012        5                 $ 31.90      101,699          48.9%           95.0%            56.5%           100.0%
     2013        0                 $  0.00            0           0.0%           95.0%             0.0%           100.0%
     2014        0                 $  0.00            0           0.0%           95.0%             0.0%           100.0%
     2015        0                 $  0.00            0           0.0%           95.0%             0.0%           100.0%
  Thereafter     0                 $  0.00            0           0.0%           95.0%             0.0%           100.0%
    Vacant       0                   NA          10,375           5.0%          100.0%             0.0%           100.0%

----------------
   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-184

Knollwood Mall

                    LOAN INFORMATION

 MORTGAGE LOAN SELLER                            Wachovia
 CUT-OFF DATE BALANCE                         $41,911,510
 PERCENTAGE OF CUT-OFF DATE POOL
   BALANCE                                           1.7%
 NUMBER OF MORTGAGE LOANS                               1
 LOAN PURPOSE                                   Refinance
 SPONSOR                  General Growth Properties, Inc.
 TYPE OF SECURITY                                     Fee
 MORTGAGE RATE                                     5.351%
 MATURITY DATE                           October 11, 2015
 AMORTIZATION TYPE                                Balloon
 INTEREST ONLY PERIOD                                None
 ORIGINAL TERM / AMORTIZATION                   120 / 360
 REMAINING TERM / AMORTIZATION                  118 / 358
 LOCKBOX                                              Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE(1)         Springing
   REPLACEMENT(1)           Springing
   TI/LC(1)                 Springing

     ADDITIONAL FINANCING(2)                         None

                                             TRUST ASSET
                                           ----------------
     CUT-OFF DATE BALANCE                       $41,911,510
     CUT-OFF DATE BALANCE/SF                            $90
     CUT-OFF DATE LTV                                 74.8%
     MATURITY DATE LTV                                62.4%
     UW DSCR ON NCF                                   1.22x

----------------
(1)   Ongoing monthly reserves for taxes, insurance and replacements will require (i) upon an event of default or (ii) the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x.

(2)   Future mezzanine debt and future unsecured debt permitted.

                      PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                             1
 LOCATION                                Saint Louis Park, MN
 PROPERTY TYPE                             Retail -- Anchored
 SIZE (SF)                                            464,402
 OCCUPANCY AS OF AUGUST 21, 2005                        91.0%
 YEAR BUILT / YEAR RENOVATED                      1955 / 1997
 APPRAISED VALUE                                  $56,000,000
 PROPERTY MANAGEMENT          General Growth Management, Inc.
 UW ECONOMIC OCCUPANCY                                  91.0%
 UW REVENUES                                      $ 5,208,594
 UW TOTAL EXPENSES                                $ 1,555,286
 UW NET OPERATING INCOME (NOI)                    $ 3,653,308
 UW NET CASH FLOW (NCF)                           $ 3,422,943

                                     S-185

                                TENANT SUMMARY

                                                                      % OF NET
                                        RATINGS*       NET RENTABLE   RENTABLE
              TENANT               MOODY'S/S&P/FITCH     AREA (SF)      AREA
--------------------------------- ------------------- -------------- ----------

ANCHOR TENANTS -- COLLATERAL
Cub Foods .......................     Baa3/BBB/BBB        129,916        28.0%
Kohl's ..........................       A3/A-/A            80,684        17.4
T.J. Maxx .......................       A3/A/NR            54,619        11.8
                                                          -------       -----
 TOTAL ANCHOR TENANTS ...........                         265,219        57.1%
TOP 5 TENANTS
DSW Shoe Warehouse ..............       NR/NR/NR           25,543         5.5%
Old Navy ........................    Baa3/BBB-/BBB-        24,783         5.3
Factory Card Outlet .............       NR/NR/NR           13,000         2.8
Twin City Federal S&L ...........       NR/NR/NR           11,660         2.5
Dress Barn ......................       NR/NR/NR            8,030         1.7
                                                          -------       -----
 TOTAL TOP 5 TENANTS ............                          83,016        17.9%
NON-MAJOR TENANTS ...............                          74,503        16.0
                                                          -------       -----
OCCUPIED COLLATERAL TOTAL .......                         422,738        91.0%
VACANT ..........................                          41,664         9.0
                                                          -------       -----
COLLATERAL TOTAL ................                         464,402       100.0%
                                                          -------       =====
PROPERTY TOTAL ..................                         464,402
                                                          =======

                                    ACTUAL                  % OF ACTUAL   DATE OF LEASE
              TENANT               RENT PSF   ACTUAL RENT       RENT       EXPIRATION
--------------------------------- ---------- ------------- ------------- --------------

ANCHOR TENANTS -- COLLATERAL
Cub Foods .......................  $  5.70    $  740,521        19.0%       March 2019
Kohl's ..........................  $  6.60       532,514        13.6      January 2016
T.J. Maxx .......................  $  8.25       450,607        11.5      October 2015
                                              ----------       -----
 TOTAL ANCHOR TENANTS ...........  $  6.50    $1,723,642        44.1%
TOP 5 TENANTS
DSW Shoe Warehouse ..............  $ 10.50    $  268,202         6.9%     January 2008
Old Navy ........................  $ 12.00       297,396         7.6      January 2011
Factory Card Outlet .............  $ 12.00       156,000         4.0      January 2008
Twin City Federal S&L ...........  $  4.12        48,039         1.2        April 2014
Dress Barn ......................  $ 12.00        96,360         2.5     December 2011
                                              ----------       -----
 TOTAL TOP 5 TENANTS ............  $ 10.43    $  865,997        22.2%
NON-MAJOR TENANTS ...............  $ 17.65     1,314,859        33.7
                                              ----------       -----
OCCUPIED COLLATERAL TOTAL .......  $  9.24    $3,904,498       100.0%
                                              ==========       =====
VACANT ..........................
COLLATERAL TOTAL ................
PROPERTY TOTAL ..................

----------------
*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                        LEASE EXPIRATION SCHEDULE

                  # OF     WA BASE                             CUMULATIVE                    CUMULATIVE %
                 LEASES    RENT/SF    TOTAL SF    % OF TOTAL     % OF SF     % OF ACTUAL    OF ACTUAL RENT
     YEAR       ROLLING    ROLLING     ROLLING   SF ROLLING*    ROLLING*    RENT ROLLING*      ROLLING*
-------------- --------- ----------- ---------- ------------- ------------ --------------- ---------------

     2005      2           $ 14.73      3,421         0.7%          0.7%          1.3%            1.3%
     2006      1           $  0.00        825         0.2%          0.9%          0.0%            1.3%
     2007      3           $ 17.42      5,667         1.2%          2.1%          2.5%            3.8%
     2008      7           $ 12.56     43,138         9.3%         11.4%         13.9%           17.7%
     2009      4           $ 14.16     13,957         3.0%         14.4%          5.1%           22.8%
     2010      7           $ 19.32     13,899         3.0%         17.4%          6.9%           29.6%
     2011      4           $ 11.50     40,391         8.7%         26.1%         11.9%           41.5%
     2012      3           $ 22.24      8,290         1.8%         27.9%          4.7%           46.3%
     2013      1           $ 23.34      3,000         0.6%         28.6%          1.8%           48.0%
     2014      3           $ 10.18     20,498         4.4%         33.0%          5.3%           53.4%
     2015      2           $  8.65     56,252        12.1%         45.1%         12.5%           65.9%
  Thereafter   3           $  6.25    213,400        46.0%         91.0%         34.1%          100.0%
    Vacant     0             NA        41,664         9.0%        100.0%          0.0%          100.0%

----------------
*     Calculated based on the approximate square footage occupied by each tenant.

                                     S-186

Monte Viejo Apartments

                          LOAN INFORMATION

 MORTGAGE LOAN SELLER                                      Wachovia
 CUT-OFF DATE BALANCE                                   $41,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                       1.6%
 NUMBER OF MORTGAGE LOANS                                         1
 LOAN PURPOSE                                           Acquisition
 SPONSOR                                          Michael J. Sauter
 TYPE OF SECURITY                                               Fee
 MORTGAGE RATE                                               5.420%
 MATURITY DATE                                     October 11, 2015
 AMORTIZATION TYPE                                          Balloon
 INTEREST ONLY PERIOD                                            60
 ORIGINAL TERM / AMORTIZATION                             120 / 360
 REMAINING TERM / AMORTIZATION                            118 / 360
 LOCKBOX                                                  Springing
 UP-FRONT RESERVES
   TAX/INSURANCE                             Yes
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                             Yes
 ADDITIONAL FINANCING*      Mezzanine Debt              $ 2,500,000

                                                        TRUST ASSET
                                                       --------------
 CUT-OFF DATE BALANCE                                     $41,500,000
 CUT-OFF DATE BALANCE/UNIT                                    $86,458
 CUT-OFF DATE LTV                                               79.8%
 MATURITY DATE LTV                                              74.1%
 UW DSCR ON NCF                                                 1.21x

----------------
* Future mezzanine debt permitted.

                PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                        1
 LOCATION                                    Phoenix, AZ
 PROPERTY TYPE                            Multifamily --
                                            Conventional
 SIZE (UNITS)                                        480
 OCCUPANCY AS OF AUGUST 31, 2005                   93.3%
 YEAR BUILT / YEAR RENOVATED                   2004 / NA
 APPRAISED VALUE                             $52,000,000
 PROPERTY MANAGEMENT        Gray Clow Residential L.L.C.
                                    & S-J Management LLC
 UW ECONOMIC OCCUPANCY                             95.0%
 UW REVENUES                                 $ 5,056,630
 UW TOTAL EXPENSES                           $ 1,572,455
 UW NET OPERATING INCOME (NOI)               $ 3,484,175
 UW NET CASH FLOW (NCF)                      $ 3,388,175

                                     S-187

                                               UNIT MIX

                           NO. OF       APPROXIMATE      APPROXIMATE
UNIT MIX                    UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA        QUOTED RENT
-----------------------   --------   ----------------   ------------   ----------   ------------------

    Studio ............      102             504            51,426         15.6%           $816
    1 BR/1 BA .........      162             612            99,096         30.0            $785
    2 BR/1 BA .........       36             695            25,020          7.6            $870
    2 BR/2 BA .........      144             801           115,362         35.0            $953
    3 BR/2 BA .........       18           1,023            18,414          5.6          $1,130
    4 BR/2 BA .........       18           1,151            20,718          6.3          $1,295
                             ---                           -------        -----
    TOTAL .............      480             688           330,036        100.0%      $ 880/$1.28/SF
                             ===                           =======        =====

                                     S-188

Britannia Business Center II

                           LOAN INFORMATION

 MORTGAGE LOAN SELLER                                            Wachovia
 CUT-OFF DATE BALANCE                                         $41,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                             1.6%
 NUMBER OF MORTGAGE LOANS                                               1
 LOAN PURPOSE                                                 Acquisition
 SPONSOR                                       Triple Net Properties, LLC
 TYPE OF SECURITY                                                     Fee
 MORTGAGE RATE                                                     5.320%
 MATURITY DATE                                           October 11, 2015
 AMORTIZATION TYPE                                                Balloon
 INTEREST ONLY PERIOD                                                  60
 ORIGINAL TERM / AMORTIZATION                                   120 / 360
 REMAINING TERM / AMORTIZATION                                  118 / 360
 LOCKBOX                                                        Springing

 UP-FRONT RESERVES
  TAX/INSURANCE              Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE             Yes
   REPLACEMENT               $3,725
   TI/LC*                    $3,521

 ADDITIONAL FINANCING        Secured Subordinate              $11,000,000

                                                          TRUST ASSET
                                                         --------------
 CUT-OFF DATE BALANCE                                          $41,000,000
 CUT-OFF DATE BALANCE/SF                                              $148
 CUT-OFF DATE LTV                                                    71.3%
 MATURITY DATE LTV                                                   66.1%
 UW DSCR ON NCF                                                      1.20X

----------------
*     Beginning in January 2006. The monthly payments increase to $19,916.67 in
      January 2007, and to $23,437.50 from 2008 through 2010. For the year 2011 monthly payments in the amount of $18,750 are required. The TI/LC escrow is capped at $1,350,000.

                           PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                                       1
 LOCATION                                                Pleasanton, CA
 PROPERTY TYPE                                       Office -- Suburban
 SIZE (SF)                                                      276,210
 OCCUPANCY AS OF AUGUST 15, 2005                                  94.7%
 YEAR BUILT / YEAR RENOVATED                                  1993 / NA
 APPRAISED VALUE                                            $57,500,000
 PROPERTY MANAGEMENT                 Triple Net Properties Realty, Inc.
 UW ECONOMIC OCCUPANCY                                            94.6%
 UW REVENUES                                                 $5,087,845
 UW TOTAL EXPENSES                                           $1,374,884
 UW NET OPERATING INCOME (NOI)                               $3,712,961
 UW NET CASH FLOW (NCF)                                      $3,272,823

                                     S-189

                                TENANT SUMMARY

                                                            NET      % OF NET
                                          RATINGS*        RENTABLE   RENTABLE
               TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA
----------------------------------- ------------------- ----------- ----------

Nellcor (Tyco) ....................    Ba1/BBB+/BBB+      141,000       51.0%
Robert Half International .........       NR/NR/NR         92,861       33.6
Anixter, Inc. .....................     Ba3/BB+/BB+        14,145        5.1
DaimlerChrysler Corp. .............     A3/BBB/BBB+        13,680        5.0
Non-major tenants .................                             0        0.0
Vacant ............................                        14,524        5.3
                                                          -------      -----
TOTAL .............................                       276,210      100.0%
                                                          =======      =====

                                                                 % OF        DATE OF
                                      ACTUAL       ACTUAL       ACTUAL        LEASE
               TENANT                RENT PSF       RENT         RENT      EXPIRATION
----------------------------------- ---------- -------------- ---------- --------------

Nellcor (Tyco) ....................  $ 13.80    $ 1,945,800       50.9%  December 2008
Robert Half International .........  $ 15.85      1,471,481       38.5       June 2010
Anixter, Inc. .....................  $ 10.92        154,463        4.0     August 2008
DaimlerChrysler Corp. .............  $ 18.30        250,344        6.5        May 2006
Non-major tenants .................  $  0.00              0        0.0
Vacant ............................                       0        0.0
                                                -----------      -----
TOTAL .............................             $ 3,822,088      100.0%
                                                ===========      =====

----------------
*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                              LEASE EXPIRATION SCHEDULE

                    # OF       WA BASE                                  CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF     TOTAL SF      % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING      ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
--------------   ---------   ----------   ----------   -------------   ------------   -------------   ---------------

     2005        0            $  0.00            0           0.0%            0.0%           0.0%             0.0%
     2006        1            $ 18.30       13,680           5.0%            5.0%           6.5%             6.5%
     2007        0            $  0.00            0           0.0%            5.0%           0.0%             6.5%
     2008        2            $ 13.54      155,145          56.2%           61.1%          55.0%            61.5%
     2009        0            $  0.00            0           0.0%           61.1%           0.0%            61.5%
     2010        3            $ 15.85       92,861          33.6%           94.7%          38.5%           100.0%
     2011        0            $  0.00            0           0.0%           94.7%           0.0%           100.0%
     2012        0            $  0.00            0           0.0%           94.7%           0.0%           100.0%
     2013        0            $  0.00            0           0.0%           94.7%           0.0%           100.0%
     2014        0            $  0.00            0           0.0%           94.7%           0.0%           100.0%
     2015        0            $  0.00            0           0.0%           94.7%           0.0%           100.0%
  Thereafter     0            $  0.00            0           0.0%           94.7%           0.0%           100.0%
    Vacant       0               NA         14,524           5.3%          100.0%           0.0%           100.0%

----------------
   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-190

Residence Inn -- Beverly Hills, CA

                             LOAN INFORMATION

 MORTGAGE LOAN SELLER                                              Wachovia
 CUT-OFF DATE BALANCE                                           $38,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                               1.5%
 NUMBER OF MORTGAGE LOANS                                                 1
 LOAN PURPOSE                                                     Refinance
 SPONSOR                                  Sunstone Hotel B.H. Holdings, LLC
 TYPE OF SECURITY                                                       Fee
 MORTGAGE RATE                                                       5.880%
 MATURITY DATE                                            November 11, 2015
 AMORTIZATION TYPE                                                  Balloon
 INTEREST ONLY PERIOD                                                    60
 ORIGINAL TERM / AMORTIZATION                                     120 / 300
 REMAINING TERM / AMORTIZATION                                    119 / 300
 LOCKBOX                                                                Yes

 UP-FRONT RESERVES
  TAX                  Yes

 ONGOING MONTHLY RESERVES
  TAX                   Yes
  REPLACEMENT           $31,806

 ADDITIONAL FINANCING                                             None

                                                             TRUST ASSET
                                                            --------------
 CUT-OFF DATE BALANCE                                           $38,000,000
 CUT-OFF DATE BALANCE/ROOM                                         $204,301
 CUT-OFF DATE LTV                                                     69.0%
 MATURITY DATE LTV                                                    62.2%
 UW DSCR ON NCF                                                       1.33X

                          PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                                     1
 LOCATION                                             Los Angeles, CA
 PROPERTY TYPE                           Hospitality -- Extended Stay
 SIZE (ROOMS)                                                     186
 OCCUPANCY AS OF SEPTEMBER 30, 2005*                            85.3%
 YEAR BUILT / YEAR RENOVATED                              1969 / 2004
 APPRAISED VALUE                                          $55,100,000
 PROPERTY MANAGEMENT                  Sunstone Hotel Properties, Inc.
 UW ECONOMIC OCCUPANCY                                          85.0%
 UW REVENUES                                              $ 9,541,726
 UW TOTAL EXPENSES                                        $ 5,304,062
 UW NET OPERATING INCOME (NOI)                            $ 4,237,664
 UW NET CASH FLOW (NCF)                                   $ 3,855,995

----------------
*     Based on the trailing 12-month period ending September 30, 2005.

                                     S-191

     RESIDENCE INN -- BEVERLY HILLS, CA
GUESTROOM MIX                    NO. OF ROOMS
-----------------------------   -------------

 One Bedroom Suites .........             27
 Two Bedroom Suites .........             15
 Studio Suites ..............            144
                                         ---
   TOTAL ....................            186
                                         ===
 MEETING SPACE                   SQUARE FEET
------------------------------  -------------
 Meeting Room ...............            920
                                         ---
   TOTAL ....................            920
                                         ===
 FOOD AND BEVERAGE                 SEATING
------------------------------       ---
 Restaurant .................             50
                                         ---
   TOTAL ....................             50
                                         ===

             FINANCIAL SCHEDULE
Year ...................   2004-2005

 Latest Period .........   T12-7/31/2005
 Occupancy .............     85.3%
 ADR ...................   $144.08
 REVPAR ................   $122.90
 UW Occupancy ..........     85.0%
 UW ADR ................   $151.06
 UW REVPAR .............   $128.40

                                     S-192

Britannia Business Center III

                 LOAN INFORMATION

 MORTGAGE LOAN SELLER                            Wachovia
 CUT-OFF DATE BALANCE                         $35,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE             1.4%
 NUMBER OF MORTGAGE LOANS                               1
 LOAN PURPOSE                                 Acquisition
 SPONSOR                       Triple Net Properties, LLC
 TYPE OF SECURITY                                     Fee
 MORTGAGE RATE                                     5.320%
 MATURITY DATE                           October 11, 2015
 AMORTIZATION TYPE                                Balloon
 INTEREST ONLY PERIOD                                  60
 ORIGINAL TERM / AMORTIZATION                   120 / 360
 REMAINING TERM / AMORTIZATION                  118 / 360
 LOCKBOX                                        Springing

 UP-FRONT RESERVES
   TAX/INSURANCE         Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE         Yes
   REPLACEMENT           $7,520
   TI/LC*                $8,333

 ADDITIONAL FINANCING                                None

                                            TRUST ASSET
                                         ----------------
 CUT-OFF DATE BALANCE                          $35,000,000
 CUT-OFF DATE BALANCE/SF                              $183
 CUT-OFF DATE LTV                                    78.7%
 MATURITY DATE LTV                                   72.9%
 UW DSCR ON NCF                                      1.24x

----------------

*     Capped at $300,000.

                           PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                                       1
 LOCATION                                                Pleasanton, CA
 PROPERTY TYPE                                       Office -- Suburban
 SIZE (SF)                                                      191,009
 OCCUPANCY AS OF AUGUST 15, 2005                                  94.1%
 YEAR BUILT / YEAR RENOVATED                                  1990 / NA
 APPRAISED VALUE                                            $44,500,000
 PROPERTY MANAGEMENT                 Triple Net Properties Realty, Inc.
 UW ECONOMIC OCCUPANCY                                            95.0%
 UW REVENUES                                                $ 4,462,361
 UW TOTAL EXPENSES                                          $ 1,232,081
 UW NET OPERATING INCOME (NOI)                              $ 3,230,280
 UW NET CASH FLOW (NCF)                                     $ 2,900,768

                                     S-193

                                                                TENANT SUMMARY

                                                        NET      % OF NET                              % OF          DATE OF
                                     RATINGS(1)       RENTABLE   RENTABLE    ACTUAL                   ACTUAL          LEASE
TENANT                           MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT         EXPIRATION
------------------------------- ------------------- ----------- ---------- ---------- ------------- ---------- -------------------

Robert Half International .....       NR/NR/NR         76,854       40.2%  $ 24.84     $ 1,909,053      55.9%         August 2010
Ocular (Cooper) ...............       NR/BB/NR         25,589       13.4   $ 13.80         353,128      10.3   Multiple Spaces(2)
Nellcor (Tyco) ................    Ba1/BBB+/BBB+       25,560       13.4   $ 14.85         379,566      11.1             May 2006
Trader Publishing .............       NR/NR/NR         12,300        6.4   $ 16.50         202,950       5.9       Month to Month
Oil Changer ...................       NR/NR/NR         12,000        6.3   $ 15.00         180,000       5.3          August 2007
Non-major tenants .............                        27,428       14.4   $ 14.34         393,425      11.5
Vacant ........................                        11,278        5.9                         0       0.0
                                                       ------      -----               -----------     -----
TOTAL .........................                       191,009      100.0%              $ 3,418,123     100.0%
                                                      =======      =====               ===========     =====

----------------
(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of mulitple leases, approximately 6,784 SF expire in
April 2010 and approximately 18,805 SF expire in March 2012.

                                              LEASE EXPIRATION SCHEDULE

                    # OF       WA BASE                                   CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
--------------   ---------   -----------   ----------   -------------   ------------   -------------   ---------------

     2005        1             $ 16.50       12,300           6.4%            6.4%           5.9%             5.9%
     2006        2             $ 14.06       31,560          16.5%           23.0%          13.0%            18.9%
     2007        2             $ 14.29       16,449           8.6%           31.6%           6.9%            25.8%
     2008        2             $ 16.15       16,979           8.9%           40.5%           8.0%            33.8%
     2009        0             $  0.00            0           0.0%           40.5%           0.0%            33.8%
     2010        2             $ 23.94       83,638          43.8%           84.3%          58.6%            92.4%
     2011        0             $  0.00            0           0.0%           84.3%           0.0%            92.4%
     2012        1             $ 13.80       18,805           9.8%           94.1%           7.6%           100.0%
     2013        0             $  0.00            0           0.0%           94.1%           0.0%           100.0%
     2014        0             $  0.00            0           0.0%           94.1%           0.0%           100.0%
     2015        0             $  0.00            0           0.0%           94.1%           0.0%           100.0%
  Thereafter     0             $  0.00            0           0.0%           94.1%           0.0%           100.0%
    Vacant       0               NA          11,278           5.9%          100.0%           0.0%           100.0%

----------------
   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-194

Greenery Mall

                             LOAN INFORMATION

 MORTGAGE LOAN SELLER                                                 Wachovia
 CUT-OFF DATE BALANCE                                              $35,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  1.4%
 NUMBER OF MORTGAGE LOANS                                                    1
 LOAN PURPOSE                                                        Refinance
 SPONSOR                                                     Herschel V. Green
 TYPE OF SECURITY                                                          Fee
 MORTGAGE RATE                                                          5.510%
 MATURITY DATE                                                October 11, 2015
 AMORTIZATION TYPE                                                     Balloon
 INTEREST ONLY PERIOD                                                       24
 ORIGINAL TERM / AMORTIZATION                                        120 / 360
 REMAINING TERM / AMORTIZATION                                       118 / 360
 LOCKBOX                                                                  None

 UP-FRONT RESERVES
   TAX                            Yes
   HOLDBACK ESCROW                $217,464
 ONGOING MONTHLY RESERVES
   TAX / INSURANCE                Yes / Springing
   REPLACEMENT(1)                 $3,287
   TI/LC(2)                       $13,706
 ADDITIONAL FINANCING(3)                                                  None
                                                             TRUST ASSET
                                                         --------------------
 CUT-OFF DATE BALANCE                                              $35,000,000
 CUT-OFF DATE BALANCE/SF                                                  $160
 CUT-OFF DATE LTV                                                        74.5%
 MATURITY DATE LTV                                                       65.3%
 UW DSCR ON NCF                                                          1.26x

----------------
(1)   Capped at $98,676.
(2)   Capped at $500,000.
(3)   Future mezzanine debt permitted.

                         PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                                  1
 LOCATION                                                Miami, FL
 PROPERTY TYPE                        Mixed Use -- Retail / Office
 SIZE (SF)                                                 219,105
 OCCUPANCY AS OF SEPTEMBER 26, 2005                          95.2%
 YEAR BUILT / YEAR RENOVATED                             1982 / NA
 APPRAISED VALUE                                       $47,000,000
 PROPERTY MANAGEMENT                          Green Property Corp.
 UW ECONOMIC OCCUPANCY                                       95.0%
 UW REVENUES                                           $ 5,329,377
 UW TOTAL EXPENSES                                     $ 2,129,052
 UW NET OPERATING INCOME (NOI)                         $ 3,200,325
 UW NET CASH FLOW (NCF)                                $ 3,000,355

                                     S-195

                                 TENANT SUMMARY

                                                               NET      % OF NET
                                            RATINGS(1)       RENTABLE   RENTABLE
                TENANT                  MOODY'S/S&P/FITCH   AREA (SF)     AREA
-------------------------------------- ------------------- ----------- ----------

ANCHORED TENANTS -- COLLATERAL
Circuit City Stores ..................       NR/NR/NR         54,309       24.8%
Jo-Ann Stores, Inc. ..................      NR/BB-/NR         18,490        8.4
Barnes & Noble Books .................       NR/NR/NR         18,025        8.2
Guitar Center ........................       B1/BB/NR         15,169        6.9
                                                              ------      -----
 TOTAL ANCHOR TENANTS ................                       105,993       48.4%
TOP 5 TENANTS ........................
Creative Staffing ....................       NR/NR/NR          5,235        2.4%
USI (CTX Mortgage) ...................    Baa2/BBB/BBB+        4,715        2.2
Dohan & Company, P.A. ................       NR/NR/NR          4,528        2.1
Womack Appleby .......................       NR/NR/NR          4,115        1.9
Lehtinen, Vargas .....................       NR/NR/NR          3,966        1.8
                                                             -------      -----
 TOTAL TOP 5 TENANTS .................                        22,559       10.3%
NON-MAJOR TENANTS . ..................                        80,114       36.6
                                                             -------      -----
OCCUPIED COLLATERAL TOTAL .. .........                       208,666       95.2%
VACANT ...............................                        10,439        4.8
                                                             -------      -----
COLLATERAL TOTAL .....................                       219,105      100.0%
                                                             -------      =====
PROPERTY TOTAL . .....................                       219,105
                                                             =======

                                                                   % OF
                                         ACTUAL                   ACTUAL      DATE OF LEASE
                TENANT                  RENT PSF   ACTUAL RENT     RENT         EXPIRATION
-------------------------------------- ---------- ------------- ---------- -------------------

ANCHORED TENANTS -- COLLATERAL
Circuit City Stores .................. $ 17.41     $   945,520      22.4%       February 2014
Jo-Ann Stores, Inc. .................. $ 13.50         249,615       5.9        February 2015
Barnes & Noble Books ................. $ 21.16         381,409       9.0         October 2007
Guitar Center ........................ $ 18.00         273,042       6.5             May 2006
                                                   -----------     -----
 TOTAL ANCHOR TENANTS ................ $ 17.45     $ 1,849,586      43.7%
TOP 5 TENANTS ........................
Creative Staffing .................... $ 22.84     $   119,541       2.8%          April 2006
USI (CTX Mortgage) ................... $ 22.79         107,455       2.5         October 2005
Dohan & Company, P.A. ................ $ 21.33          96,582       2.3        December 2013
Womack Appleby ....................... $ 21.80          89,700       2.1   Multiple Spaces(2)
Lehtinen, Vargas ..................... $ 21.27          84,353       2.0   Multiple Spaces(3)
                                                   -----------     -----
 TOTAL TOP 5 TENANTS ................. $ 22.06     $   497,631      11.8%
NON-MAJOR TENANTS . .................. $ 23.50       1,882,957      44.5
                                                   -----------     -----
OCCUPIED COLLATERAL TOTAL .. ......... $ 20.27     $ 4,230,174     100.0%
                                                   ===========     =====
VACANT ...............................
COLLATERAL TOTAL .....................
PROPERTY TOTAL . .....................

----------------
(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, approximately 3,915 SF expire in
      December 2005 and 200 SF are currently renewable month to month.

(3)   Under the terms of multiple leases, approximately 100 SF and 50 SF expire in November 2006 and 2,934 SF and 882 SF expire in February 2007.

                                                 LEASE EXPIRATION SCHEDULE

                  # OF
                 LEASES   WA BASE RENT/   TOTAL SF    % OF TOTAL    CUMULATIVE %     % OF ACTUAL         CUMULATIVE %
     YEAR       ROLLING     SF ROLLING     ROLLING   SF ROLLING*   OF SF ROLLING*   RENT ROLLING*   OF ACTUAL RENT ROLLING*
-------------- --------- --------------- ---------- ------------- ---------------- --------------- ------------------------

     2005         21         $ 21.20       19,122         8.7%            8.7%            9.6%                 9.6%
     2006         23         $ 21.63       38,706        17.7%           26.4%           19.8%                29.4%
     2007         13         $ 21.92       38,594        17.6%           44.0%           20.0%                49.4%
     2008         14         $ 23.05       18,947         8.6%           52.7%           10.3%                59.7%
     2009          3         $ 27.48        7,659         3.5%           56.2%            5.0%                64.7%
     2010          5         $ 24.60        7,646         3.5%           59.6%            4.4%                69.1%
     2011          1         $ 22.00          665         0.3%           59.9%            0.3%                69.5%
     2012          0         $  0.00            0         0.0%           59.9%            0.0%                69.5%
     2013          1         $ 21.33        4,528         2.1%           62.0%            2.3%                71.7%
     2014          1         $ 17.41       54,309        24.8%           86.8%           22.4%                94.1%
     2015          1         $ 13.50       18,490         8.4%           95.2%            5.9%               100.0%
  Thereafter       0         $  0.00            0         0.0%           95.2%            0.0%               100.0%
    Vacant         0           NA          10,439         4.8%          100.0%            0.0%               100.0%

----------------
   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-196

Park Ridge Apartments

                    LOAN INFORMATION
--------------------------------------------------------

 MORTGAGE LOAN SELLER                            Wachovia
 CUT-OFF DATE BALANCE                         $33,500,000
 PERCENTAGE OF CUT-OFF DATE POOL
  BALANCE                                            1.3%
 NUMBER OF MORTGAGE LOANS                               1
 LOAN PURPOSE                                   Refinance
 SPONSOR                               William F. Raymond
 TYPE OF SECURITY                                     Fee
 MORTGAGE RATE                                     5.220%
 MATURITY DATE                          November 11, 2015
 AMORTIZATION TYPE                          Interest Only
 INTEREST ONLY PERIOD                                 120
 ORIGINAL TERM / AMORTIZATION                    120 / IO
 REMAINING TERM / AMORTIZATION                   119 / IO
 LOCKBOX                                             None
 UP-FRONT RESERVES
  TAX/INSURANCE              Yes
 ONGOING MONTHLY RESERVES
  TAX/INSURANCE              Yes
  REPLACEMENT                $7,018
 ADDITIONAL FINANCING                            None

                                          TRUST ASSET
                                        ----------------
 CUT-OFF DATE BALANCE                          $33,500,000
 CUT-OFF DATE BALANCE/UNIT                         $96,264
 CUT-OFF DATE LTV                                    72.4%
 MATURITY DATE LTV                                   72.4%
 UW DSCR ON NCF                                      1.54x

                        PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                                1
 LOCATION                                       Rohnert Park, CA
 PROPERTY TYPE                       Multifamily -- Conventional
 SIZE (UNITS)                                                348
 OCCUPANCY AS OF OCTOBER 3, 2005                           91.7%
 YEAR BUILT / YEAR RENOVATED                           1986 / NA
 APPRAISED VALUE                                     $46,300,000
 PROPERTY MANAGEMENT                      Sequoia Equities, Inc.
 UW ECONOMIC OCCUPANCY                                     91.9%
 UW REVENUES                                         $ 4,230,482
 UW TOTAL EXPENSES                                   $ 1,457,294
 UW NET OPERATING INCOME (NOI)                       $ 2,773,188
 UW NET CASH FLOW (NCF)                              $ 2,686,188

                                     S-197

                                              UNIT MIX
                                      APPROXIMATE
                           NO. OF      UNIT SIZE     APPROXIMATE
UNIT MIX                    UNITS        (SF)         NRA (SF)      % OF NRA         QUOTED RENT
-----------------------   --------   ------------   ------------   ----------   --------------------

    1 BR/1 BA .........   124        639                79,236         28.9%    $  920
    2 BR/1 BA .........   112        821                91,952         33.5     $         1,036
    2 BR/2 BA .........   112        920               103,040         37.6     $         1,120
                          ---                          -------        -----
    TOTAL .............   348        788               274,228        100.0%    $ 1,022/$1.30/SF
                          ===                          =======        =====

                                     S-198

Summerhill Pointe Apartments

                       LOAN INFORMATION

 MORTGAGE LOAN SELLER                              Wachovia
 CUT-OFF DATE BALANCE                           $33,100,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE               1.3%
 NUMBER OF MORTGAGE LOANS                                 1
 LOAN PURPOSE                                     Refinance
 SPONSOR                                      New Nac, Inc.
 TYPE OF SECURITY                                       Fee
 MORTGAGE RATE                                       5.740%
 MATURITY DATE                            November 11, 2015
 AMORTIZATION TYPE                                  Balloon
 INTEREST ONLY PERIOD                                    36
 ORIGINAL TERM / AMORTIZATION                     120 / 360
 REMAINING TERM / AMORTIZATION                    119 / 360
 LOCKBOX                                               None

 UP-FRONT RESERVES
   TAX/INSURANCE             Yes
   REPLACEMENT               $86,400

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE             Yes
   REPLACEMENT               Springing

 ADDITIONAL FINANCING                                  None

                                               TRUST ASSET
                                            -------------------
 CUT-OFF DATE BALANCE                            $33,100,000
 CUT-OFF DATE BALANCE/UNIT                           $57,465
 CUT-OFF DATE LTV                                      60.6%
 MATURITY DATE LTV                                     54.5%
 UW DSCR ON NCF                                        1.38x

                     PROPERTY INFORMATION

 NUMBER OF MORTGAGED PROPERTIES                           1
 LOCATION                                     Las Vegas, NV
 PROPERTY TYPE                  Multifamily -- Conventional
 SIZE (UNITS)                                           576
 OCCUPANCY AS OF AUGUST 6, 2005                       96.5%
 YEAR BUILT / YEAR RENOVATED                      1988 / NA
 APPRAISED VALUE                                $54,600,000
 PROPERTY MANAGEMENT
B&R Property Management, Inc.
 UW ECONOMIC OCCUPANCY                                95.0%
 UW REVENUES                                    $ 5,505,168
 UW TOTAL EXPENSES                              $ 2,171,691
 UW NET OPERATING INCOME (NOI)                  $ 3,333,477
 UW NET CASH FLOW (NCF)                         $ 3,189,477

                                     S-199

                                           UNIT MIX

                                  APPROXIMATE
                       NO. OF      UNIT SIZE     APPROXIMATE                       QUOTED
UNIT MIX                UNITS        (SF)          NRA (SF)      % OF NRA           RENT
-------------------   --------   ------------   -------------   ----------   ------------------

1 BR/1 BA .........   160              703      112,480             19.7%      $          730
2 BR/2 BA .........   288            1,102      317,232             55.5       $          850
3 BR/2 BA .........   128            1,109      141,952             24.8       $          930
                      ---                       -------            -----
TOTAL .............   576              992      571,664            100.0%      $ 834/$0.84/SF
                      ===                       =======            =====

                                     S-200

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan
Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under "--Mortgage Loan
History".

     One hundred forty six (146) of the Mortgage Loans (the "Wachovia Mortgage
Loans"), representing 98.0% of the Cut-Off Date Pool Balance (116 Mortgage
Loans in Loan Group 1 or 97.7% of the Cut-Off Date Group 1 Balance and 30
Mortgage Loans in Loan Group 2 or 100.0% of the Cut-Off Date Group 2 Balance)
were originated or acquired by Wachovia Bank, National Association
("Wachovia"). Wachovia is a national banking association whose principal offices are located in Charlotte, North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia is a wholly-owned subsidiary of Wachovia Corporation, which, as of September 30, 2005, had total assets of approximately $532 billion. Wachovia is acting as the Master Servicer. Wachovia Capital Markets,
LLC is acting as an Underwriter for this transaction and is an affiliate of
Wachovia.

     Three (3) of the Mortgage Loans (the "CWCapital Mortgage Loans"),
representing 2.0% of the Cut-Off Date Pool Balance (2.3% of the Cut-Off Date
Group 1 Balance) were originated by CWCapital LLC ("CWCapital"), a
Massachusetts limited liability company, whose principal offices are located in
Needham, Massachusetts. CWCapital is an affiliate of CWCapital Asset Management
LLC, which is the Special Servicer and Cadim TACH inc., which is anticipated to be the initial holder of the controlling class. CWCapital will also subservice the CWCapital Mortage Loans. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), although 3 mortgage loans representing 2.0% of the mortgage pool were sold to the trust by CWCapital Mortgage Securities I LLC or CWCapital Mortgage
Securities II LLC, all references to "mortgage loan seller" or "seller" with respect to such mortgage loans will be deemed to refer to CWCapital LLC. Prior to this securitization, those mortgage loans were originated and closed by
CWCapital LLC and subsequently sold by CWCapital LLC to CWCapital Mortgage
Securities I LLC or CWCapital Mortgage Securities II LLC. The representations and warranties made by CWCapital LLC in connection with the sale of these mortgage loans to CWCapital Mortgage Securities I LLC or CWCapital Mortgage
Securities II LLC, as applicable, will be separately made to the Depositor by
CWCapital LLC and the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of those mortgage loans, if defective, will be solely against CWCapital
LLC. The Master Servicer will enter into a subservicing agreement with
CWCapital LLC with respect to the loans for which CWCapital LLC is or is deemed to be the "seller".

     Wachovia has no obligation to repurchase or substitute any of the
CWCapital Mortgage Loans. CWCapital has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans.

     All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by
Wachovia. All information concerning the CWCapital Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by
CWCapital LLC.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan application, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

                                     S-201

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Each Mortgage Loan
Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable Mortgage Loan Seller or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of the guidelines were waived or modified by the related Mortgage
Loan Seller where it was determined not to adversely affect the related
Mortgage Loans originated by it in any material respect.

     Loan Approval. Prior to commitment, all Mortgage Loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's
underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years and, with respect to loans with interest only periods, a maximum amortization period of 30 years following the interest only period. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the Mortgage Loans originated by such Mortgage Loan
Seller may vary from these guidelines.

     Escrow Requirements. Generally, each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

    o Taxes -- Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

    o Insurance -- If the property is insured under an individual policy
      (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan
      Seller with sufficient funds to pay all insurance premiums. Each Mortgage
      Loan Seller may waive this escrow requirement under certain circumstances.

    o Replacement Reserves -- Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

    o Completion Repair/Environmental Remediation -- Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, each Mortgage Loan Seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

                                     S-202

    o Tenant Improvement/Lease Commissions -- In most cases, various tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan
Seller to deliver to the Trustee or to a document custodian appointed by the
Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller
(the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the
Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and
(subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases
(if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a "pro forma" title policy) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing)
or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the
Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage
Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan.

     As provided in the Pooling and Servicing Agreement, the Trustee or a
Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable
Mortgage Loan, the interest of the Trust Fund or the interests of any
Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under

                                     S-203

which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase
Price") generally equal to the sum of (i) the unpaid principal balance of such
Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan
(calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain
Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master
Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the
Certificate Account a shortfall amount equal to the difference between the
Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute
Mortgage Loan as of the date of substitution (the "Substitution Shortfall
Amount"); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the
Internal Revenue Code of 1986, as amended (the "Code"), the applicable Mortgage
Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document (the "Core
Material Documents")) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage
Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage
Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master
Servicer or Special Servicer (with a possible 30 day extension if the Master
Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date;
provided, however, that the initial 90-day cure period described herein will not be reduced.

     The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Assignment of Mortgage Assets; Repurchases" in the accompanying prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated
Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated
maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable
Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less

                                     S-204

than the original debt service coverage ratio of the deleted Mortgage Loan; (x)
be determined by an opinion of counsel to be a "qualified replacement mortgage"
within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii)
not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating
Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; (xv) not be substituted for a deleted
Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the
Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated
maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage
Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the
Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan
Seller has represented and warranted with respect to each Mortgage Loan (except in the case of the CWCapital Mortgage Loans with respect to which the representations and warranties made by CWCapital to CWCapital Mortgage
Securities I LLC or CWCapital Mortgage Securities II LLC, as applicable, in connection with the sale of such mortgage loans to CWCapital Mortgage
Securities I LLC or CWCapital Mortgage Securities II LLC will also be made separately by CWCapital to the Depositor) (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or
as of such other date specifically provided in the representation and warranty, among other things, generally that:

       (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement)
    was true and correct in all material respects as of the Cut-Off Date;

       (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage
     Loan;

       (iii) immediately prior to the sale, transfer and assignment to the
      Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

       (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

       (v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the
    Mortgage Loan

                                     S-205

   documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b)
   as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

       (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan
     Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

       (vii) each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

       (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property,
       (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the
       Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the
       Mortgaged Property or the security intended to be provided by such
       Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants
       (whether under ground leases, space leases or operating leases) at the
       Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases)
       and (f) if such Mortgage Loan is cross-collateralized with any other
       Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the
       Mortgaged Property;

       (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related
     Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

       (x) each Mortgaged Property was covered by (1) a fire and extended perils included within the classification "All Risk of Physical Loss"
    insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions;
    (2) business interruption or rental loss insurance in an amount at least equal to 12 months

                                     S-206

   of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged
   Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the
   Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan
   Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller's knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

       (xi) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

       (xii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the
      18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

       (xiii) an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the "Uniform
       Standards of Professional Appraisal Practice" as adopted by the
       Appraisal Standards Board of the Appraisal Professional Appraisal
       Practice" as adopted by the Appraisal Standards Board of the Appraisal
       Foundation, or (B) the guidelines in Title XI of the Financial
       Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Mortgage Loan was originated.

     In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase
Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage
Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage
Loan Seller generally has an additional 90-day period to cure such breach if it is diligently

                                     S-207

proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan
Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Except with respect to the CWCapital Mortgage Loans each
Mortgage Loan Seller is the sole warranting party in respect of the Mortgage
Loans sold by such Mortgage Loan Seller to the Depositor, and none of the
Depositor nor any of such party's affiliates (except with respect to Wachovia
Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.
With respect to the CWCapital Mortgage Loans, the sole recourse to cure a material document defect or a material breach in respect of such Mortgage Loans or repurchase or replace the defective Mortgage Loan, will be against
CWCapital, and neither CWCapital Mortgage Securities I LLC or CWCapital
Mortgage Securities II LLC will in any event be obligated to repurchase or replace such Mortgage Loans if CWCapital defaults in its obligations to do so.

     With respect to any Mortgage Loan which has become a Defaulted Mortgage
Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the
Special Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged
Property at least 45 days prior to commencing any such action. Such Mortgage
Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such Mortgage Loan Seller does not consent to such sale, the
Special Servicer shall contract with a third party set forth in the Pooling and
Servicing Agreement (a "Determination Party") as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Purchase Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO
Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that
(a) the Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional
Trust Fund Expenses, and the Mortgage Loan Seller will not be liable for any such difference.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans;
Repurchases and Substitutions" or "--Representations and Warranties;
Repurchases and Substitutions", (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed
Loan" and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect (a "Defect") or breach of a representation and warranty (a
"Breach") does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in
"--Assignment of the Mortgage Loans; Repurchases and Substitutions" or
"--Representations and Warranties; Repurchases and Substitutions" unless: (i)
the debt

                                     S-208

service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related
Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the
REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the
Crossed Loans in the related Crossed Group.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed
Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the
Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related
Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase
Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. "Primary
Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off
Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the Mortgage Loan
Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the
Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                                     S-209

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans for the benefit of the Certificateholders, and the Companion Loans for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related
Intercreditor Agreement, if applicable, and the terms of the respective
Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the
Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or
(ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Co-Lender Loan and its related Companion Loan(s) (a "Loan Pair") are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust
Fund (as a collective whole, taking into account that the Subordinate Companion
Loans are subordinate to the related Mortgage Loans and that the Pari Passu
Companion Loan is pari passu in right of entitlement to payment to the Hyatt
Center Loan, to the extent set forth in the Hyatt Center Intercreditor
Agreement), and (c) without regard to (i) any relationship that the Master
Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the
Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the
Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any
affiliate thereof for others of any other mortgage loans or real property; (vi)
any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the "Servicing Standard").

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the
Master Servicer and the Special Servicer will remain obligated under the
Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The
Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special
Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage
Loans and the Companion Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING
AND SERVICING AGREEMENTS", for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the
Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions

                                     S-210

taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special
Servicer rather than the Master Servicer will perform the servicing duties described in the accompanying prospectus with respect to Specially Serviced
Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master
Servicer set forth in the accompanying prospectus, the Master Servicer and the
Special Servicer each has the right to resign at any other time, provided that
(i) a willing successor thereto has been found, (ii) each of the Rating
Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF
THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master
Servicer and the Depositor" in the accompanying prospectus.

     With respect to any Loan Pair, the Companion Loan for which is included in a securitization trust that is subject to the provisions of Regulation AB of the Securities Act, the Master Servicer, Special Servicer, Trustee and any
subservicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such
Companion Loan as is necessary for the depositor, issuing entity, master servicer, special servicer and trustee to comply with all requirements of
Regulation AB of the Securities Act.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master
Servicer"), will be responsible for servicing the Mortgage Loans (other than the Specially Serviced Mortgage Loans and the REO Properties). Although the
Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the
Master Servicer will remain liable for its servicing obligations under the
Pooling and Servicing Agreement.

     Wachovia Bank, National Association is a wholly owned subsidiary of
Wachovia Corporation, our affiliate, one of the Mortgage Loan Sellers and an affiliate of one of the Underwriters. With respect to 3 Mortgage Loans (loan numbers 14, 97 and 120), representing 2.0% of the Cut-Off Date Pool Balance
(2.4% of Cut-Off Date Group 1 Balance), an affiliate of Wachovia Bank, National
Association is the sole equity owner in each related borrower. Wachovia Bank,
National Association's principal servicing offices are located at NC 1075, 8739
Research Drive URP4, Charlotte, North Carolina 28262.

     As of September 30, 2005, Wachovia Bank, National Association and its
affiliates were responsible for master or primary servicing approximately
16,848 commercial and multifamily loans, totaling approximately $165 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning
Wachovia Bank, National Association has been provided by Wachovia Bank,
National Association. Wachovia Bank, National Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the first three paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the
Certificates, the Mortgage Loans, this prospectus supplement or related documents.

     Initially, the "Special Servicer" will be CWCapital Asset Management LLC with respect to the Mortgage Loans.

     CWCapital Asset Management LLC, a Massachusetts limited liability company with an address of 1919 Pennsylvania Avenue N.W. Washington D.C. 20006, will initially be appointed as special servicer under the Pooling and Servicing
Agreement. CWCapital Asset Management LLC or its affiliates are involved in real estate investment, finance and management. CWCapital Asset Management LLC was organized in June 2005. In July of 2005 it acquired Allied Capital
Corporation's special servicing operations and replaced Allied Capital
Corporation as special servicer for all transactions for which Allied Capital
Corporation served as special servicer. As of November 30, 2005, CWCapital
Asset Management LLC acted as special servicer for approximately $29 billion of commercial real estate assets

                                     S-211

representing approximately 3,500 mortgage loans and foreclosure properties within 23 commercial mortgage loan securitization transactions. It is anticipated that an affiliate or affiliates of CWCapital Asset Management LLC may acquire certain of the Certificates not offered hereunder and may be the initial Controlling Class Representative and will be an affiliate of one of the mortgage loan sellers.

     The Special Servicer and its respective affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund.
Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein regarding CWCapital Asset Management LLC has been provided by CWCapital Asset Management LLC.

     With respect to the Mortgage Loans, the Pooling and Servicing Agreement
permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") who may advise the
Special Servicer and whose approval is required for certain actions by the
Special Servicer under certain circumstances. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the
Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in "--The Controlling Class
Representative" below including, with respect to the One Grumman Road West
Loan, the right to replace the Special Servicer solely with respect to the One
Grumman Road West Loan. The Controlling Class Representative with respect to the Mortgage Loans is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See "--The
Controlling Class Representative" below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the
Class of Sequential Pay Certificates, (i) which bears the latest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no Class of Sequential
Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest payment priority. The Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class
A-1A Certificates will be treated as one Class for determining the Controlling
Class.

     The Special Servicer is responsible for servicing and administering any
Mortgage Loan or Companion Loan as to which (a) the related mortgagor has (i)
failed to make within 60 days of the date due any Balloon Payment; provided, however, that if the borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, a Servicing Transfer Event shall not occur until 60 days following such default (or, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special
Servicer and the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 Business Days), 120 days following such default; (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic
Payment (other than a Balloon Payment), and such failure has continued
unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the
case of the Special Servicer, with the consent of the Controlling Class
Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a
Balloon Payment) or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days; and provided, that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against

                                     S-212

pursuant to the terms of the Pooling and Servicing Agreement) that the Master
Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing
Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the
Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property;
(f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;
(g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1)
subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the
Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing
Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related
Mortgaged Property (each event described in clauses (a) through (h) above, a
"Servicing Transfer Event").

     In general, as long as a Co-Lender Loan is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and
Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage
Loan. If a Co-Lender Loan becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

     If any amounts due under a Co-Lender Loan or the related Subordinate
Companion Loans are accelerated after an event of default under the applicable
Mortgage Loan documents, the holder of any related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and
Companion Loan to the Special Servicer. Notwithstanding such transfer, the
Master Servicer will continue to receive payments on such Mortgage Loan and/or
Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the
Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special
Servicer will continue to be responsible for the management thereof.

     Mortgage Loans and Companion Loans serviced by the Special Servicer are referred to in this prospectus supplement as "Specially Serviced Mortgage
Loans" and, together with any REO Properties, constitute "Specially Serviced
Trust Fund Assets". The Master Servicer has no responsibility for the Special
Servicer's performance of its duties under the Pooling and Servicing Agreement.

                                     S-213

     A Mortgage Loan or Companion Loan will cease to be a Specially Serviced
Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the
Master Servicer will re-assume servicing responsibilities):

       (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

       (b) with respect to any of the circumstances described in clauses (b),
    (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the
    Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

       (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

       (d) with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing
Fee" is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage
Loan (and from revenue with respect to each REO Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the
Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.0200% to 0.0600%. As of the Cut-Off Date the weighted average
Master Servicing Fee Rate will be approximately 0.0206% per annum. The Master
Servicer will not be entitled to receive a separate fee with respect to a
Companion Loan unless such fee is expressly set forth in the related
Intercreditor Agreement. Otherwise, all references in this section to "Mortgage
Loans" will include the Companion Loans unless otherwise specified.

     If a borrower prepays a Mortgage Loan on a date that is prior to its Due
Date in any Collection Period, the amount of interest (net of related Master
Servicing Fees and, if applicable, Additional Interest) that accrues on the
Mortgage Loan during such Collection Period will be less (such shortfall, a
"Prepayment Interest Shortfall") than the amount of interest (net of related
Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date.
If such a principal prepayment occurs during any Collection Period after the
Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a
"Prepayment Interest Excess") the amount of interest (net of related Master
Servicing Fees, and without regard to any Prepayment Premium or Yield
Maintenance Charge actually collected) that would have been collected on the
Mortgage Loan during such Collection Period if the borrower had not prepaid.
Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each
Distribution Date, the Master Servicer is required to deposit into the
Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan not owned by the Trust Fund) that was subject to a voluntary principal

                                     S-214

prepayment during the most recently ended Collection Period creating a
Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of
(a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.01% per
annum) received by the Master Servicer during such Collection Period on such
Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer's failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing
Fee on the applicable Mortgage Loan for such Collection Period. Compensating
Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO
Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The
"Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate")
equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially
Serviced Mortgage Loan or REO Loan, as the case may be. However, earned Special
Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a
"Liquidation Fee" with respect to each Specially Serviced Trust Fund Asset, which Liquidation Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the
Certificate Account as further described in the Pooling and Servicing
Agreement. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust Fund Asset (i) by a Mortgage Loan Seller (as
described under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage
Loans; Repurchases and Substitutions" and "--Representations and Warranties;
Repurchases and Substitutions" in this prospectus supplement) if purchased within the required time period set forth in the related Mortgage Loan Purchase
Agreement, (ii) by the Master Servicer, the Special Servicer, the Majority
Subordinate Certificateholder or the purchasing Certificateholder as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or (iii) in certain other limited circumstances, including in connection with the purchase of certain Co-Lender Loans as described under
"DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.0% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan, payable by withdrawal from such amounts on deposit in the Certificate Account. If the Special Servicer is
terminated or resigns, it will retain the right to receive any and all Workout
Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage
Loan during the period that it acted as Special Servicer and remained a
Corrected Mortgage Loan at the time of its termination or resignation or if the
Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage
Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as
of the time the Special Servicer is terminated or resigns become a Corrected
Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage
Loan as a result of making such three consecutive payments. The successor
Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer and/or the
Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances,
Additional

                                     S-215

Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or
Liquidation Fees) and the cost of property inspections as provided in the
Pooling and Servicing Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master
Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust
Fund Expenses (other than Special Servicing Fees, Workout Fees and/or
Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or
REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage
Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred.
See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of
Expenses" in the accompanying prospectus.

     As and to the extent described in this prospectus supplement under
"DESCRIPTION OF THE CERTIFICATES--P&I Advances", each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the
Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such
Mortgage Loan has been paid from general collections on deposit in the
Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan) to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of
Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i)
affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges)
payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such
Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such
Mortgage Loan is equal to or in excess of 5% of the then

                                     S-216

aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related
Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related
Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans, subject to certain rights of the holders of any related
Companion Loan, the Special Servicer may (i) reduce the amounts owing under any
Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan,
including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan (and the Master Servicer may extend the maturity of Mortgage Loans with an original maturity of five years or less with
Controlling Class approval for up to two six-month extensions), and/or (v)
accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage
Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery to Certificateholders on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any
REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special
Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class IO Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage
Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv)
defer interest due on any Mortgage Loan in excess of 10% of the Stated
Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under
"--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required to notify the Trustee, the Master
Servicer, the Controlling Class Representative and the Rating Agencies and,
with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any

                                     S-217

such modification, waiver or amendment of any term of any Specially Serviced
Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE
CERTIFICATES--Reports to Certificateholders; Available Information" in this prospectus supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer, and, with respect to the
Co-Lender Loans, subject to certain rights of the holders of the related
Companion Loans, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i)
approving certain leasing activity, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable Mortgage
Loan documents and (v) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

     Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust
Fund as holder of the Co-Lender Loan and certain Companion Loans, nor the holder(s) of the related Companion Loans gain a priority over the other such holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class
Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the
Controlling Class Representative's approval will be deemed to have been given):

       (i) any actual or proposed foreclosure upon or comparable conversion
    (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

       (ii) any modification or waiver of any term of the related Mortgage Loan documents of a Mortgage Loan that relates to the Maturity Date, Mortgage
     Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield
     Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

       (iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under
      "DESCRIPTION OF THE CERTIFICATES-- Termination" in this prospectus supplement or pursuant to a Purchase Option as described below under
      "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

       (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

       (v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying
    Mortgage Loan documents;

       (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

       (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

       (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

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       (ix) any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

       (x) any termination of, or modification of, any applicable franchise agreements related to any Mortgage Loan secured by a hotel;

       (xi) any determination to allow a borrower not to maintain terrorism insurance; and

       (xii) any determination to decrease the time period referenced in clause
      (g) of the definition of Servicing Transfer Event.

     In addition, the Controlling Class Representative may direct the Special
Servicer to take, or to refrain from taking, such other actions as the
Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special
Servicer's obligation to act in accordance with the Servicing Standard, or (ii)
expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee
to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special
Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.
Cadim TACH inc., or an affiliate, will be the initial Controlling Class
Representative.

     Pursuant to the Hyatt Center Intercreditor Agreement, the Controlling
Class Representative will generally share with the holder of the Hyatt Center
Pari Passu Companion Loan the rights given to the Controlling Class
Representative to direct the Master Servicer and/or the Special Servicer with respect to the servicing of the Hyatt Center Loan and the Hyatt Center Pari
Passu Companion Loan. In general, in the event the Controlling Class
Representative is required to give its consent or advice or otherwise take any action with respect to the Hyatt Center Loan, the Controlling Class
Representative will generally be required to confer with the holder of the
Hyatt Center Pari Passu Companion Loan regarding such advice or consent. In the event that the Controlling Class Representative and the holder of the Hyatt
Center Pari Passu Companion Loan disagree with respect to such advice, consent or action, the Hyatt Center Intercreditor Agreement provides that the
Controlling Class Representative and the holder of the Hyatt Center Pari Passu
Companion Loan will contract with a third party designated under the Hyatt
Center Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the Controlling Class Representative and the holder of the Hyatt Center Pari Passu Companion Loan in accordance with the
Hyatt Center Intercreditor Agreement.

     In addition, the holder of the Caplease Companion Loan may exercise certain approval rights relating to a modification of the Caplease Companion
Loan that materially and adversely affects the holder of the Caplease Companion
Loan prior to the expiration of the related repurchase period. In addition, the holder of the Caplease Companion Loan may exercise certain approval rights relating to a modification of the Caplease Loan or Caplease Companion Loan that materially and adversely affects the holder of the Caplease Companion Loan and certain other matters related to Defaulted Lease Claims. See "DESCRIPTION OF
THE MORTGAGE POOL--Co-Lender Loans--Caplease Loan--Servicing Provisions of the
Caplease Intercreditor Agreement" in this prospectus supplement.

     Notwithstanding the rights of the Controlling Class Representative detailed above, the holders of the Mezz Cap Companion Loans may exercise certain approval rights relating to a modification of a Mezz Cap Loan or Mezz
Cap Companion Loan that materially and adversely affects the holder of such
Mezz Cap Companion Loan prior to the expiration of the related repurchase period. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Mezz Cap
Loans--Servicing Provisions of the Mezz Cap Intercreditor Agreement" in this prospectus supplement.

     Further, notwithstanding the foregoing, provided no control appraised period is in effect under the related Intercreditor Agreement, the holders of the One Grumman Road West Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the One Grumman Road West Whole Loan and the Controlling Class,
and the Controlling Class Representative will not have the consent and advice rights described in this prospectus supplement;

                                     S-219

provided however, the Controlling Class Representative will be entitled to discuss (without any consent or direction right) any of the following actions with the Special Servicers. Generally, the holder of the One Grumman Road West
Companion Loan will be entitled to such rights. These rights include that (i)
the Special Servicer and/or the Master Servicer will be required to consult with the holder of such One Grumman Road West Companion Loan or its designee in connection with (A) the waiver of any notice provisions related to prepayment;
and (ii) the holder of the One Grumman Road West Companion Loan or its designee will be entitled to exercise rights and powers with respect to the One Grumman
Road West Whole Loan that are the same as or similar to those of the
Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions: (A) any modification of, or waiver with respect to, the One Grumman Road West Whole
Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, Prepayment Premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the One
Grumman Road West Whole Loan or a modification or waiver of any other monetary term of the Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Mortgage Loan documents or a modification or waiver of any provision of the One Grumman Road West Whole Loan which restricts the related borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the Mortgaged Property or the ownership interests in borrower or to the incurring of additional indebtedness at any level or tier of ownership or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the Mortgage Loan documents on the date hereof or any modification or waiver relating to the cash management provision of the Mortgage Loan documents or any other material change to the
Mortgage Loan documents; (B) any modification of, or waiver with respect to, the One Grumman Road West Whole Loan that would result in a discounted pay-off of the One Grumman Road West Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the
Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the
Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained herein or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the Mortgage Loan documents, the transfer of any direct or indirect interest in Borrower or any sale of the One Grumman
Road West Whole Loan (other than pursuant to a purchase option contained herein or in the Pooling and Servicing Agreement); (E) any action to bring the
Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the One
Grumman Road West Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the One Grumman Road West Whole Loan); (G) any release of the related borrower or any guarantor from liability with respect to the One
Grumman Road West Whole Loan; any substitution of the bank holding the central account unless that bank agrees to comply with the terms of the Mortgage Loan documents; (I) any waiver of or determination not to enforce a "due-on-sale" or
"due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower); (J) any material changes to or waivers of any of the insurance requirements set forth in the Mortgage Loan documents;
(K) any determination to apply casualty or condemnation proceeds to the payment of the indebtedness; (L) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower to the extent such incurrence requires the consent of the lender under the Mortgage Loan documents; (M) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower or guarantor; (N) any consent to any lease to the extent the entering into such lease requires the consent of the lender under the Mortgage Loan documents; provided, if the lender's approval will be deemed given pursuant to the terms of the Mortgage Loan documents, the holder of the One Grumman Road West Companion Loan is required to give or withhold its consent to any of the foregoing no less than 2 business days prior to the day upon which such consent shall be deemed given; (O) any adoption or implementation of a business plan (including without limitation, any operating expense budget or capital expense budget) submitted by the borrower with respect to the Mortgaged Property; provided if the lender's approval will be deemed given pursuant to the

                                     S-220

terms of the Mortgage Loan documents, the holder of the One Grumman Road West
Companion Loan must give or withhold its consent to any of the foregoing no less than 2 business days prior to the day upon which such consent shall be deemed given; (P) the release of any escrow not expressly required by the terms of the Mortgage Loan documents or under applicable law; and (Q) material alterations on the Mortgaged Property if approval by the holder of the One
Grumman Road West Companion Loan is required by the Mortgage Loan documents.

     Further, notwithstanding any of the control rights of the holders of the
Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or Special Servicer, as applicable, to violate any REMIC regulations, any provision of the Pooling and Servicing Agreement or applicable law, including the Master Servicer's or Special Servicer's obligation to act in accordance with the Servicing Standard.

     Limitation on Liability of the Controlling Class Representative. The
Controlling Class Representative will not have any liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling
Class Representative will not be protected against any liability to a
Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the
Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the
Certificates; and each Certificateholder agrees to take no action against the
Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class
Representative is entitled.

DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within
60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special
Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its
Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related
Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or
(iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a
Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a
Defaulted Mortgage Loan at least once every 90 days.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the
Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan) (the
"Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price
(the "Option Price") equal to (i) the outstanding principal balance of the
Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special
Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the
Special Servicer, if the Special Servicer has made such

                                     S-221

fair value determination. If the Purchase Option is not exercised by the
Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority
Subordinate Certificateholder shall assign the Purchase Option to the Special
Servicer for fifteen days. If the Purchase Option is not exercised by the
Special Servicer or its assignee within such fifteen day period, then the
Purchase Option shall revert to the Majority Subordinate Certificateholder.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted
Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage
Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted
Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the
Special Servicer, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the
Defaulted Mortgage Loan, the Trustee will be required to determine if the
Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third party in making such determination, the cost of which will be advanced by the Master Servicer.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the
Special Servicer or otherwise, the Special Servicer, after notice to the
Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing
Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an
Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO
Extension has been granted and the Special Servicer is unable to sell such REO
Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the
Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO
Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master
Servicer, Special Servicer, Majority Subordinate Certificateholder, any
independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing
Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall

                                     S-222

notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and
Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the
Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer
or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to
the Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special
Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate
Account.

     If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default with respect to a Mortgage Loan, the
Pooling and Servicing Agreement provides that the Special Servicer, on behalf of the Trustee, must administer such Mortgaged Property so that the Trust
Fund's interest therein qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement
also requires that any such Mortgaged Property be managed and operated by an
"independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged
Property. Generally, REMIC I will not be taxable on income received with respect to a related Mortgaged Property to the extent that it constitutes
"rents from real property," within the meaning of Code Section 856(c)(3)(A) and
Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged
Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by REMIC I, would not constitute "rents from real property," or that all of such income would not qualify, if a separate charge is not stated for such services or they are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, or gain on a sale of a
Mortgaged Property (including condominium units to customers in the ordinary course of a trade or business), will not constitute "rents from real property."
Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I, at the highest marginal federal corporate rate (currently 35%) and may also he subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. The Pooling and Servicing Agreement provides that the
Special Servicer will be permitted to cause REMIC I, to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the holders of the related
Companion Loans could reasonably be expected to result in a greater recovery than another method of operation or rental of the Mortgaged Property. See
"Certain Federal Income Tax Consequences" herein.

                                     S-223

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer or the Master Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced
Mortgage Loan or the related debt service coverage ratio is below 1.00x;
provided, however with respect to inspections prepared by the Special Servicer, such expense will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer or the Master Servicer, as the case may be, and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's expense. In addition, beginning in 2006, with respect to each Mortgaged Property securing a
Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer
(with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan is required (and, in the case of the Master Servicer, at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than
$2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the
Special Servicer in the previous 6 months. The Special Servicer and the Master
Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged
Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer with respect to Specially Serviced Mortgage Loans and
REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master
Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES-- Reports to
Certificateholders; Available Information" in this prospectus supplement.

                                     S-224

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 2005-C22 (the "Certificates") will be issued pursuant to a pooling and servicing agreement, dated as of December 1, 2005, among the Depositor, the Master Servicer, the Special Servicer and the Trustee
(the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off
Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO accounts, the Additional Interest Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account (see
"DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in
the prospectus); and (iv) certain rights of the Depositor under each Mortgage
Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan
Sellers regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class")
designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4
and Class A-1A Certificates (collectively, the "Class A Certificates"); (ii)
the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and
Class Q Certificates (collectively, the "Subordinate Certificates" and, together with the Class A Certificates, the "Sequential Pay Certificates");
(iii) the Class IO Certificates (together with the Sequential Pay Certificates, the "REMIC Regular Certificates"); (iv) the Class R-I and Class R-II
Certificates (collectively, the "REMIC Residual Certificates"); and (v) the
Class Z Certificates.

     Only the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class
A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates
(collectively, the "Offered Certificates") are offered by this prospectus supplement. The Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q, Class IO Certificates (collectively, the
"Non-Offered Certificates"), the Class Z Certificates and the REMIC Residual
Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are not offered by this prospectus supplement. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the
REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Offered
Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     The holders of Offered Certificates may hold their Certificates through
DTC (in the United States) or Clearstream Banking, societe anonyme
("Clearstream") or Euroclear Bank S.A./N.V., as operator (the "Euroclear
Operator") of the Euroclear System (the "Euroclear System") (in Europe) if they are participants of such respective system ("Participants"), or indirectly through organizations that are Participants in such systems. Clearstream and
Euroclear Operator will hold omnibus positions on behalf of the Clearstream
Participants and the Euroclear Participants, respectively, through customers'
securities accounts in the name of Clearstream and Euroclear Operator on the books of the respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the
Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code and a "clearing agency" registered pursuant to Section 17A of the
Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants

                                     S-225

and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.
If the transaction complies with all relevant requirements, the Euroclear
Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream
Participant or Euroclear Participant on such business day. Cash received in
Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC
Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the
Euroclear Operator cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing
Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of Offered
Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the
Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to
Indirect Participants, Clearstream, the Euroclear Operator or holders of
Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect
Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered
Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of
Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Certificates, may be limited due to the lack of a physical certificate for such
Certificates.

                                     S-226

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the
Master Servicer or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream
Participants through electronic book-entry changes in accounts of Clearstream
Participants, thereby eliminating the need for physical movement of certificates.

     The Euroclear System was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by
Euroclear.

     Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear
and the related Operating Procedures of the Euroclear System and applicable
Belgian law (collectively, the "Terms and Conditions"). The Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

     The information in this prospectus supplement concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the
Underwriters takes any responsibility for the accuracy or completeness thereof.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Subject to a permitted variance of plus or minus 5.0%, the respective
Classes of Sequential Pay Certificates described below will have the
Certificate Balances representing the approximate percentage of the Cut-Off
Date Pool Balance as set forth in the following table:

                                                         CLOSING DATE        PERCENTAGE OF CUT-OFF
CLASS OF CERTIFICATES                                CERTIFICATE BALANCE       DATE POOL BALANCE
-------------------------------------------------   ---------------------   ----------------------

Class A-1 Certificates ..........................        $ 49,139,000                1.939%
Class A-2 Certificates ..........................        $ 93,894,000                3.705%
Class A-3 Certificates ..........................        $164,597,000                6.495%
Class A-PB Certificates .........................        $148,538,000                5.862%
Class A-4 Certificates ..........................        $940,984,000               37.133%
Class A-1A Certificates .........................        $376,729,000               14.866%
Class A-M Certificates ..........................        $253,412,000               10.000%
Class A-J Certificates ..........................        $152,047,000                6.000%
Class B Certificates ............................        $ 22,174,000                0.875%
Class C Certificates ............................        $ 31,676,000                1.250%
Class D Certificates ............................        $ 25,341,000                1.000%
Class E Certificates ............................        $ 47,515,000                1.875%
Non Offered Certificates (other than the Class IO
 Certificates) ..................................        $228,070,890                9.000%

     The "Certificate Balance" of any Class of Sequential Pay Certificates
outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable

                                     S-227

to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay
Certificates, in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such
Distribution Date, and further by any Realized Losses and Additional Trust Fund
Expenses actually allocated to such Class of Certificates on such Distribution
Date.

     The Class IO Certificates do not have a Certificate Balance, but represent the right to receive the distributions of interest in an amount equal to the aggregate interest accrued on its notional amount (the "Notional Amount"). The
Class IO Certificates have 23 separate components (each, a "Component"), each corresponding to a different Class of Sequential Pay Certificates. Each such
Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates. The component balance (the "Component Balance")
of each Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On each
Distribution Date, the Notional Amount of the Class IO Certificates will be equal to the aggregate outstanding Component Balances of the Components on such date. The initial Notional Amount of the Class IO Certificates will equal approximately $2,563,016,890 (subject to a permitted variance of plus or minus
5.0%).

     The Certificate Balance of any Class of Sequential Pay Certificates may be
increased by the amount, if any, of Certificate Deferred Interest added to such
Class Certificate Balance. With respect to any Mortgage Loan as to which the
Mortgage Rate has been reduced through a modification on any Distribution Date,
"Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount,
"Certificate Deferred Interest"). With respect to the Sequential Pay
Certificates, Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2,
Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates, which amounts shall be applied pro rata (based on remaining Class Certificate Balances)) to such Classes. The Certificate Balance of each Class of Sequential Pay
Certificates to which Certificate Deferred Interest has been so allocated on a
Distribution Date will be increased by the amount of Certificate Deferred
Interest. Any increase in the Certificate Balance of a Class of Sequential Pay
Certificates will result in an increase in the Notional Amount of the Class IO
Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or
Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the
REMIC Regular Certificates. It is not anticipated that any such portion of the
Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

     The Class Z Certificates do not have Certificate Balances or Notional
Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3,
Class A-PB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C,
Class D and Class E Certificates for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement and/or the corresponding footnotes. The Class IO Components will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate of the related Class of Certificates.

     The Pass-Through Rate applicable to the Class IO Certificates for the
initial Distribution Date will equal approximately    % per annum.

     The Pass-Through Rate applicable to the Class IO Certificates for each subsequent Distribution Date will, in general, equal the weighted average of the Strip Rates for the Components for such Distribution

                                     S-228

Date (weighted on the basis of the respective Component Balances of such
Components outstanding immediately prior to such Distribution Date). The "Strip
Rate" in respect of any Class of Components for any Distribution Date will, in general, equal the Weighted Average Net Mortgage Rate for such Distribution
Date, minus the Pass-Through Rate for the Class of Sequential Pay Certificates
corresponding to such Component (but in no event will any Strip Rate be less than zero).

     In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance
(or, in the case of the Class IO Certificates, its Notional Amount) of such
Class of Certificates immediately following the Distribution Date in such
Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular
Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any Distribution Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days.

     The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the
commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding
Distribution Date; provided that, for the purpose of determining the Weighted
Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such
Mortgage Loan will be calculated without regard to such event.

     The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x)
the Mortgage Rate in effect for such Mortgage Loan (without regard to any increase in the interest rate of an ARD Loan as a result of not repaying the outstanding principal amount of such ARD Loan on or prior to the related
Anticipated Repayment Date), minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage
Loan, other than 2 Mortgage Loans (loan numbers 7 and 71), representing 2.6% of the Cut-Off Date Pool Balance (3.1% of the Cut-Off Date Group 1 Balance),
accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC
Regular Certificates, then, solely for purposes of calculating the Weighted
Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each
Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that the Mortgage Rate in effect during (a)
December of each year that does not immediately precede a leap year, and
January of each year will be the per annum rate stated in the related Mortgage
Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December.

     The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero)
by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any
Realized Loss incurred in respect of such Mortgage Loan during the related
Collection Period and (b) increased on each Distribution Date by any Mortgage
Deferred Interest added to the principal balance of such Mortgage Loan on such
Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances
or

                                     S-229

Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the
Stated Principal Balance (other than for purposes of computing the Weighted
Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage
Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such
Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period, and in the event that the payment date (after giving effect to any grace period) related to any distribution date occurs after the related Collection Period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related Collection Period and not during any other Collection Period.

     The "Determination Date" will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in January 2006.

DISTRIBUTIONS

     General. Except as described below with respect to the Class Z
Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate
(determined without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate)
will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first
Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in January 2006.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders (other than the
Class R-I, Class R-II and Class Z Certificateholders) on each related
Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

       (a) the total amount of all cash received on or in respect of the
    Mortgage Loans and any REO Properties by the Master Servicer as of the
    close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

          (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

          (ii) any Prepayment Premiums and Yield Maintenance Charges;

                                     S-230

          (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or Companion
        Loans;

          (iv) any amounts deposited in the Certificate Account in error;

          (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

          (vi) if such Distribution Date occurs in February of any year or during January of any year that is not a leap year, the Interest
        Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution;

       (b) all P&I Advances made by the Master Servicer, or the Trustee with respect to such Distribution Date;

       (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest
    Payment made on any Companion Loan);

       (d) if such Distribution Date occurs during March of any year or if such
    Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the
    Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan; and

       (e) with respect to the initial Distribution Date, amounts on deposit in an interest reserve account related to certain mortgage loans.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and
Payment of Expenses" and "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in
this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS --Certificate Account" in the accompanying prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See
"--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

     All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related Mortgage Loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

     Interest Reserve Account. The Trustee will establish and maintain an
"Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate
Account and deposited to the Interest Reserve Account in respect of each
Mortgage Loan (the "Interest Reserve Loans") which accrues interest on an
Actual/360 basis an amount equal to one day's interest at the related Mortgage
Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each
Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each
Distribution Date occurring in March, or in the event the final Distribution
Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Certificate Account. The Master Servicer will establish and will maintain a "Certificate Account" in the name of the Trustee for the benefit of the
Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account will be used to make distributions on the
Certificates.

                                     S-231

     Distribution Account. The Trustee will establish and will maintain a
"Distribution Account" in the name of the Trustee for the benefit of the
Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available
Distribution Amount will be used to make distributions on the Certificates.

     Gain-on-Sale Reserve Account. The Trustee will establish and will maintain a "Gain-on-Sale Reserve Account" in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged
Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future
Realized Losses, if any.

     Additional Interest Account. The Trustee will establish and will maintain an "Additional Interest Account" in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution
Date, an amount equal to the Additional Interest received in respect of the
Mortgage Loans during the related Collection Period will be deposited into the
Additional Interest Account.

     Application of the Available Distribution Amount. On each Distribution
Date, the Trustee will (except as otherwise described under "--Termination"
below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

   (1)   concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the
         Class A-1 Certificates, Class A-2 Certificates, Class A-3
         Certificates, Class A-PB Certificates and Class A-4 Certificates, pro
         rata, in accordance with the amounts of Distributable Certificate
         Interest in respect of such Classes of Certificates on such
         Distribution Date, in an amount equal to all Distributable Certificate
         Interest in respect of such Classes of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available
         Distribution Amount for such Distribution Date attributable to
         Mortgage Loans in Loan Group 2, to the holders of the Class A-1A
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates on such Distribution
         Date and, to the extent not previously paid, for all prior
         Distribution Dates, and (iii) from the entire Available Distribution
         Amount for such Distribution Date relating to the entire Mortgage
         Pool, to the holders of the Class IO Certificates, in accordance with the amounts of Distributable Certificate Interest in respect of such
         Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the
         Available Distribution Amount will be allocated among the above
         Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate
         Interest in respect of such Classes of Certificates on such
         Distribution Date, in an amount equal to all Distributable Certificate
         Interest in respect of each such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (2)   to distributions of principal to the holders of the Class A-PB
         Certificates, in an amount equal to the Loan Group 1 Principal
         Distribution Amount for such Distribution Date and, after the Class
         A-1A Certificates have been retired, the Loan Group 2 Principal
         Distribution Amount remaining after payments to the Class A-1A
         Certificates have been made on such Distribution Date, until the
         Certificate Balance of the Class A-PB Certificates is reduced to the
         Class A-PB Planned Principal Balance set forth on Annex C to this prospectus supplement;

   (3)   after distributions of principal have been made from the Loan Group 1
         Principal Distribution Amount to the Class A-PB Certificates as set
         forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then

                                     S-232

        outstanding Certificate Balance of the Class A-1 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
        Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
        Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

   (4)   after distributions of principal have been made from the Loan Group 1
         Principal Distribution Amount to the Class A-PB Certificates and the
         Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class
         A-2 Certificates) equal to the remaining Loan Group 1 Principal
         Distribution Amount for such Distribution Date and, after the Class
         A-1A Certificates have been retired, the Loan Group 2 Principal
         Distribution Amount remaining after payments to the Class A-1A
         Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
         Certificates and the Class A-1 Certificates on such Distribution Date;

   (5)   after distributions of principal have been made from the Loan Group 1
         Principal Distribution Amount to the Class A-PB Certificates, the
         Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal to the holders of the Class A-3 Certificates (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) in an
         aggregate amount equal to the remaining Loan Group 1 Principal
         Distribution Amount for such Distribution Date and, after the Class
         A-1A Certificates have been retired, the Loan Group 2 Principal
         Distribution Amount remaining after payments to the Class A-1A
         Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
         Certificates, the Class A-1 Certificates and the Class A-2
         Certificates on such Distribution Date;

   (6)   after distributions of principal have been made from the Loan Group 1
         Principal Distribution Amount to the Class A-PB Certificates, Class
         A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates as
         set forth in clauses (2), (3), (4) and (5) above, to distributions of principal to the holders of the Class A-PB Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class
         A-PB Certificates) equal to the remaining Loan Group 1 Principal
         Distribution Amount for such Distribution Date and, after the Class
         A-1A Certificates have been retired, the Loan Group 2 Principal
         Distribution Amount remaining after payments to the Class A-1A
         Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
         Certificates, the Class A-1 Certificates, Class A-2 Certificates and
         the Class A-3 Certificates on such Distribution Date;

   (7)   after distributions of principal have been made from the Loan Group 1
         Principal Distribution Amount to the Class A-PB Certificates, Class
         A-1 Certificates, Class A-2 Certificates, and Class A-3 Certificates
         as set forth in clauses (2), (3), (4), (5) and (6) above, to distributions of principal to the holders of the Class A-4
         Certificates in an amount (not to exceed the then outstanding
         Certificate Balance of the Class A-4 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
         Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
         Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates,
         the Class A-2 Certificates and the Class A-3 Certificates on such
         Distribution Date;

   (8)   to distributions of principal to the holders of the Class A-1A
         Certificates in an amount (not to exceed the then outstanding
         Certificate Balance of the Class A-1A Certificates) equal to the Loan
         Group 2 Principal Distribution Amount for such Distribution and, after the Class A-PB

                                     S-233

        Certificates, the Class A-1 Certificates, the Class A-2 Certificates,
        the Class A-3 Certificates and the Class A-4 Certificates have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-PB Certificates, Class A-1 Certificates, the
        Class A-2 Certificates, Class A-3 Certificates and Class A-4
        Certificates have been made on such Distribution Date;

   (9)   to distributions to the holders of the Class A-PB Certificates, the
         Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
         Certificates, the Class A-4 Certificates and the Class A-1A
         Certificates, pro rata, in accordance with the respective amounts of
         Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

   (10)  to distributions of interest to the holders of the Class A-M
         Certificates, in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (11)  after the Class A Certificates have been retired, to distributions of principal to the holders of the Class A-M Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class
         A-M Certificates) equal to the Principal Distribution Amount in respect of the Class A-M Certificates for such Distribution Date, less any portion distributed in respect of the Class A-1 Certificates, the
         Class A-2 Certificates, the Class A-3 Certificates, the Class A-4
         Certificates, and the Class A-PB Certificates and/or the Class A-1A
         Certificates on such Distribution Date;

   (12)  to distributions to the holders of the Class A-M Certificates, to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (13)  to distributions of interest to the holders of the Class A-J
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (14)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-J Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of payment;

   (15)  to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (16)  to distributions of interest to the holders of the Class B
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (17)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (18)  to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (19)  to distributions of interest to the holders of the Class C
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-234

   (20)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (21)  to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (22)  to distributions of interest to the holders of the Class D
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (23)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (24)  to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (25)  to distributions of interest to the holders of the Class E
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (26)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (27)  to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (28)  to distributions of interest to the holders of the Class F
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (29)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (30)  to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (31)  to distributions of interest to the holders of the Class G
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (32)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

                                     S-235

   (33)  to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (34)  to distributions of interest to the holders of the Class H
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (35)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (36)  to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (37)  to distributions of interest to the holders of the Class J
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (38)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (39)  to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (40)  to distributions of interest to the holders of the Class K
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (41)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (42)  to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (43)  to distributions of interest to the holders of the Class L
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (44)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (45)  to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (46)  to distributions of interest to the holders of the Class M
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-236

   (47)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (48)  to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (49)  to distributions of interest to the holders of the Class N
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (50)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (51)  to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (52)  to distributions of interest to the holders of the Class O
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (53)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (54)  to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (55)  to distributions of interest to the holders of the Class P
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (56)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

   (57)  to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (58)  to distributions of interest to the holders of the Class Q
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (59)  after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class Q Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class Q Certificates)
         equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
         Certificates with an earlier priority of distribution on such
         Distribution Date;

                                     S-237

   (60)  to distributions to the holders of the Class Q Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received; and

   (61)  to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution
         Amount remaining after the distributions to be made on such
         Distribution Date as described in clauses (1) through (60) above;

provided that, on each Distribution Date, if any, after the aggregate of the
Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund
Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination" below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7) and (8)
above with respect to the Class A-1 Certificates, the Class A-2 Certificates,
the Class A-3 Certificates, the Class A-4 Certificates, the Class A-PB
Certificates and the Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as among such Classes of Certificates in accordance with, the respective then outstanding Certificate Balances of such
Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate
Interest" equals with respect to each Class of Sequential Pay Certificates for each Distribution Date, the Accrued Certificate Interest in respect of such
Class of Certificates for such Distribution Date, reduced (other than in the case of the Class IO Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any
Prepayment Interest Shortfalls resulting from principal prepayments made on the
Mortgage Loans during the related Collection Period that are not covered by the
Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and
(ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular
Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential
Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such
Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution
Date. The "Accrued Certificate Interest" in respect of the Class IO
Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the Notional Amount of the Class
IO Certificates, as the case may be, outstanding immediately prior to such
Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of REMIC Regular Certificates
(other than the Class IO Certificates) will equal the product of (a) such Net
Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all
Classes of REMIC Regular Certificates (other than the Class IO Certificates)
for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Certificates, to the extent not covered by the Master Servicer's related Compensating Interest
Payment for such Distribution Date, will reduce the Distributable Certificate
Interest as described above.

     With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan (and any related Pari Passu Companion
Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This
allocation will cause a Prepayment Interest Shortfall with respect to the Hyatt
Center Whole Loan, which shall be allocated, pro rata, between the Hyatt Center
Loan and the Hyatt Center Pari Passu Companion Loan with any Prepayment
Interest Shortfall allocated

                                     S-238

to the Hyatt Center Pari Passu Companion Loan, net of amounts payable by the
Master Servicer, to be included in the Net Aggregate Prepayment Interest
Shortfall.

     Principal Distribution Amount. So long as both the Class A-4 and Class
A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis
(with respect to Loan Group 1, the "Loan Group 1 Principal Distribution Amount"
and with respect to Loan Group 2, the "Loan Group 2 Principal Distribution
Amount", respectively). On each Distribution Date after the Certificate
Balances of either the Class A-4 Certificates or Class A-1A Certificates has
been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

       (a) the aggregate of the principal portions of all Scheduled Payments
    (other than Balloon Payments) and of any Assumed Scheduled Payments due or
    deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or the Trustee, as applicable, prior to such Collection Period;

       (b) the aggregate of all principal prepayments received on the Mortgage
    Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

       (c) with respect to any Mortgage Loan in such Loan Group or the Mortgage
    Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection
    Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled
    Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

       (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of
    Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable in the Mortgage Pool, and Substitution Shortfall Amounts with respect to
    Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage
    Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the
    Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

       (e) if such Distribution Date is subsequent to the initial Distribution
    Date, the excess, if any, of the Loan Group 1 Principal Distribution
    Amount, the Loan Group 2 Principal Distribution Amount and the Principal
    Distribution Amount, as the case may be, for the immediately preceding
    Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period

                                     S-239

during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     Notwithstanding the foregoing, unless otherwise noted, where Principal
Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

     Class A-PB Planned Principal Balance. The "Class A-PB Planned Principal
Balance" for any Distribution Date is the balance shown for such Distribution
Date in the table set forth in Annex C to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions.
Based on these assumptions, the Certificate Balance of the Class A-PB
Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table
Assumptions. Therefore, there can be no assurance that the balance of the Class
A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the
Certificate Balances of the Class A-1A Certificates, Class A-1 Certificates,
Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the
Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal
Distribution Amount, as applicable, will be distributed on the Class A-PB
Certificates until the Certificate Balance of the Class A-PB Certificates is
reduced to zero.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon
Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related
Due Date that it remains or is deemed to remain outstanding will equal the
Scheduled Payment that would have been due thereon on such date if the related
Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The
Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled
Payment that would have been due in respect of such Mortgage Loan on such Due
Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of
Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained

                                     S-240

outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the
definitions of "Principal Distribution Amount" and "Weighted Average Net
Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Loan"). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans or a related Companion Loan, if applicable.

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the
event a borrower is required to pay any Prepayment Premium or Yield Maintenance
Charge, the amount of such payments actually collected (and, in the case of a
Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the
Offered Certificates and the Class F Certificates, Class G Certificates, Class
H Certificates and Class J Certificates as set forth below. "Yield Maintenance
Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated
(based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided, in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a
Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment
Premiums".

     Any Prepayment Premiums or Yield Maintenance Charges collected on a
Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any
Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the
holders of each Class of Offered Certificates and the Class F Certificates,
Class G Certificates, Class H Certificates and Class J Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such
Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable Loan Group for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment
Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed to the Class IO Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates, Class
F Certificates, Class G Certificates, Class H Certificates and Class J
Certificates will be equal to the discount rate stated in the related Mortgage
Loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated
therein, the Discount Rate will equal the yield (when compounded monthly) on the US Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Loan. In the event that there are two or more such
U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date will be utilized.

                                     S-241

     For an example of the foregoing allocation of Prepayment Premiums and
Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a
Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any
Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE
MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement.

     Distributions of Additional Interest. On each Distribution Date, any
Additional Interest collected on an ARD Loan (and, with respect to any
Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates, the Class IO Certificates and
each other such Class of Subordinate Certificates, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by the holders of the
Class A Certificates and Class IO Certificates of the full amount of
Distributable Certificate Interest payable in respect of such Classes of
Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates and Class E
Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance.
The protection afforded (a) to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates (other than the Class IO
Certificates), (b) to the holders of the Class D Certificates by means of the subordination of the and the Class E Certificates and the Non-Offered
Certificates (other than the Class IO Certificates), (c) to the holders of the
Class C Certificates by means of the subordination of the Class D Certificates and the Class E Certificates and the Non-Offered Certificates (other than the
Class IO Certificates), (d) to the holders of the Class B Certificates by means of the subordination of the Class C Certificates, the Class D Certificates and
the Class E Certificates and the Non-Offered Certificates (other than the Class
IO Certificates), (e) to the holders of the Class A-J Certificates by means of the subordination of the Class B Certificates, Class C Certificates, Class D
Certificates and Class E Certificates and the Non-Offered Certificates (other than the Class IO Certificates), (f) to the holders of the Class A-M
Certificates by means of the subordination of the Class A-J Certificates, Class
B Certificates, Class C Certificates, Class D Certificates and Class E
Certificates and the Non-Offered Certificates (other than the Class IO
Certificates) and (g) to the holders of the Class A Certificates and Class IO
Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution
Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution
Amount" above and (ii) by the allocation of Realized Losses and Additional
Trust Fund Expenses as described below. After the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A Certificates, to the extent such Classes of Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates and Class IO Certificates, to the extent such
Classes of Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance

                                     S-242

with the priorities described under "--Distributions--Application of the
Available Distribution Amount" above will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust Fund evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the
Subordinate Certificates), thereby increasing, relative to their respective
Certificate Balances, the subordination afforded such Class A Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional
Trust Fund Expenses related to all Mortgage Loans (without regard to Loan
Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential
Pay Certificates (in each case, in reduction of their respective Certificate
Balances) as follows, but, with respect to the Classes of Sequential Pay
Certificates, in the aggregate only to the extent the aggregate Certificate
Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class Q
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; second, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
third, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class N
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; fifth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
sixth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class K
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; eighth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
ninth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class G
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; eleventh, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class E Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; thirteenth, to the
Class D Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; fourteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class B Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; sixteenth, to the
Class A-J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventeenth, to the Class A-M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and last, to the Class A Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining
Certificate Balances of such Classes of Certificates are reduced to zero.

     Generally, any losses and expenses that are associated with the Co-Lender
Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate
Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above. Any losses and expenses with respect to the Hyatt Center Whole Loan will be allocated in accordance with the Hyatt Center Intercreditor Agreement pro rata to the Hyatt
Center Loan and the Hyatt Center Pari Passu Companion Loan.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The
Realized Loss in respect of a liquidated Mortgage Loan is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such
Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection
Period in

                                     S-243

which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield
Maintenance Charges) and (ii) certain related unreimbursed servicing expenses
(including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than
Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal
Distribution Amount pursuant to the Pooling and Servicing Agreement.

     "Additional Trust Fund Expenses" include, among other things, (i) any
Special Servicing Fees, Liquidation Fees or Workout Fees paid to the Special
Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the
Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "DESCRIPTION OF THE
POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Trustee" in the
accompanying prospectus, certain indemnities and reimbursements to the Master
Servicer, the Special Servicer and the Depositor of the type described under
"DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding
the Master Servicer and the Depositor" in the accompanying prospectus (the
Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating
Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax
and Other Taxes" in the accompanying prospectus and "SERVICING OF THE MORTGAGE
LOANS --Defaulted Mortgage Loans; REO Properties; Purchase Option" in this prospectus supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered
Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below (and any other applicable limitations), to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and
Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments
(other than Balloon Payments) and any Assumed Scheduled Payments, net of
related Master Servicing Fees in respect of the Mortgage Loans and any REO
Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer's obligations to make P&I
Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the
Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will

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be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any
Required Appraisal Loan (as defined below), then, with respect to the
Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal
Reduction Amount exists, the Master Servicer or the Trustee, as applicable will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction
Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in "--Appraisal
Reductions" below and (ii) the amount of the principal portion of the P&I
Advance that would otherwise be required without regard to this sentence.
Pursuant to the terms of the Pooling and Servicing Agreement, if the Master
Servicer fails to make a P&I Advance required to be made, the Trustee will then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor the
Trustee will be required to make any P&I Advances with respect to any Companion
Loan (except, with respect to the Master Servicer, the Hyatt Center Pari Passu
Companion Loan when it is included in a securitization). If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such
P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer.

     The Master Servicer (or the Trustee) is entitled to recover any P&I
Advance made out of its own funds from any amounts collected in respect of the
Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage
Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the
Trustee is obligated to make any P&I Advance that it determines, in accordance with the Servicing Standard (in the case of the Master Servicer) or its good faith business judgment (in the case of the Trustee), would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the
Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, both the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage
Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement
Amount") out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A
Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special
Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing
Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such
Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed
Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an
Advance is nonrecoverable) at any time and may obtain at the expense of the
Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an
Advance is nonrecoverable will be conclusive and binding on the
Certificateholders, the Master Servicer and the Trustee. Any requirement of the
Master Servicer or the Trustee to make an Advance in

                                     S-245

the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage
Loans. See "DESCRIPTION OF THE CERTIFICATES-- Advances in Respect of
Delinquencies" and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certificate Account" in the accompanying prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the
Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the
Certificateholders) incurred by it (each such P&I Advance or expense, an
"Advance"), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the
Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the
Mortgage Loans then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate" published in the "Money Rates" Section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

     Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the
Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master
Servicer and the Controlling Class Representative, each in its sole discretion)
and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other
Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the
Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. The Master Servicer or the Trustee,
as applicable, will be required to give Moody's, S&P and Fitch at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans, unless the Master Servicer or the Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and
Servicing Agreement.

     If the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement Amount, then that
Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable
Certificates), thereby reducing the Principal Distribution Amount of such
Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement

                                     S-246

Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related
Mortgage Loan, then the Principal Distribution Amount for the Distribution Date
corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal
Date") that (1) any Mortgage Loan (including the Hyatt Center Pari Passu
Companion Loan) is 60 days delinquent in respect of any Periodic Payments, (2)
any REO Property is acquired on behalf of the Trust Fund in respect of any
Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4)
a receiver is appointed and continues in such capacity in respect of the
Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon
Payment with respect to any Mortgage Loan (including the Hyatt Center Pari
Passu Companion Loan) has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such
Mortgage Loan (including the Hyatt Center Pari Passu Companion Loan) within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan (including the Hyatt Center Pari Passu Companion Loan)
will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is
outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Loan, a
"Required Appraisal Loan"), the Special Servicer is required to obtain (within
60 days of the applicable Required Appraisal Date) an appraisal of the related
Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a
Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the
Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master
Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate
Account. As a result of any such appraisal, it may be determined that an
"Appraisal Reduction Amount" exists with respect to the related Required
Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan
will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated
Principal Balance of such Required Appraisal Loan and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required
Appraisal Loan through the most recent Due Date prior to such Determination
Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund
Expenses in respect of such Required Appraisal Loan, plus, with respect to any
Serviced Pari Passu Companion Loan, similar fees and expenses to the extent the
Master Servicer has actual knowledge of such fees and expenses, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate

                                     S-247

taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents)
held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction
Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a
Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate
Certificates in reverse order of entitlement to distribution with respect to such Classes. See "--P&I Advances" above. Any such Appraisal Reduction Amounts on Mortgage Loans with Subordinate Companion Loans will generally be allocated first, to the Subordinate Companion Loan, and second, to the related Mortgage
Loan. For the purpose of calculating P&I Advances only, the aggregate Appraisal
Reduction Amounts will be allocated to the Certificate Balance of each Class of
Sequential Pay Certificates in reverse order of payment priorities (except with respect to the Class A Certificates, to which such Appraisal Reduction Amounts will be allocated pro rata).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.ctslink.com/cmbs") or by first class mail on each Distribution Date to each Certificateholder:

       (a) A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

          (i) the amount of the distribution to the holders of each Class of
        REMIC Regular Certificates in reduction of the Certificate Balance thereof;

          (ii) the amount of the distribution to the holders of each Class of
        REMIC Regular Certificates allocable to Distributable Certificate
        Interest, the applicable Interest Distribution Amount;

          (iii) the amount of the distribution to the holders of each Class of
        REMIC Regular Certificates allocable to Prepayment Premiums and Yield
        Maintenance Charges;

          (iv) the amount of the distribution to the holders of each Class of
        REMIC Regular Certificates in reimbursement of previously allocated
        Realized Losses and Additional Trust Fund Expenses;

          (v) the Available Distribution Amount;

          (vi) (a) the aggregate amount of P&I Advances made in respect of such
        Distribution Date with respect to the Mortgage Pool and each Loan
        Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

          (vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related
        Determination Date;

          (viii) the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

                                     S-248

          (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and
        each Loan Group as of the close of business on the related
        Determination Date;

          (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent
        Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of
        Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
        (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

          (xi) as to each Mortgage Loan referred to in the preceding clause (x)
        above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

          (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any
        Realized Loss in connection with such liquidation event;

          (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with the
        Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery
        Determination") was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such
        Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

          (xiv) the Accrued Certificate Interest in respect of each Class of
        REMIC Regular Certificates for such Distribution Date;

          (xv) any unpaid Distributable Certificate Interest in respect of each
        Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

          (xvi) the Pass-Through Rate for each Class of REMIC Regular
        Certificates for such Distribution Date;

          (xvii) the Principal Distribution Amount;

          (xviii) the Principal Distribution Amount, the Loan Group 1 Principal
        Distribution Amount and the Loan Group 2 Principal Distribution Amount
        for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage
        Loan and the amount of such prepayment or other collection of principal);

          (xix) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses
        incurred during the related Collection Period;

          (xx) the aggregate of all Realized Losses and Additional Trust Fund
        Expenses that were allocated to each Class of Certificates on such
        Distribution Date;

          (xxi) the Certificate Balance of each Class of REMIC Regular
        Certificates (other than the Class IO Certificates) and the Notional
        Amount of the Class IO Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust
        Fund Expenses on such Distribution Date;

          (xxii) the certificate factor for each Class of REMIC Regular
        Certificates immediately following such Distribution Date;

                                     S-249

          (xxiii) the aggregate amount of interest on P&I Advances paid to the
        Master Servicer or the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

          (xxiv) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection
        Period;

          (xxv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as
        applicable, during the related Collection Period;

          (xxvi) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination
        Date;

          (xxvii) the original and then current credit support levels for each
        Class of REMIC Regular Certificates;

          (xxviii) the original and then current ratings for each Class of
         REMIC Regular Certificates;

          (xxix) the aggregate amount of Prepayment Premiums and Yield
        Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

          (xxx) the amounts, if any, actually distributed with respect to the
        Class R-I Certificates, Class R-II Certificates and Class Z
        Certificates on such Distribution Date; and

          (xxxi) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation.

       (b) A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in
    electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to
    CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

       (c) A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the
    Certificates, respectively.

       (d) A "CMSA Reconciliation of Funds Report" setting forth certain information with respect to the Mortgage Loans and the Certificates.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee
prior to each Distribution Date and the Trustee is required to provide or make available electronically or by first class mail to each Certificateholder, the
Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

     (a) CMSA Delinquent Loan Status Report;

     (b) CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

     (c) CMSA Historical Liquidation Report;

     (d) CMSA REO Status Report;

     (e) CMSA Servicer Watch List/Portfolio Review Guidelines;

     (f) CMSA Operating Statement Analysis Report;

     (g) CMSA NOI Adjustment Worksheet;

     (h) CMSA Comparative Financial Status Report;

     (i) CMSA Loan Level Reserve/LOC Report; and

     (j) CMSA Advance Recovery Report.

                                     S-250

     Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association ("CMSA")
investor reporting package. Forms of these reports are available at the CMSA's website located at "www.cmbs.org".

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this prospectus supplement as the "Unrestricted Servicer
Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this prospectus supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to
Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the
Special Servicer or the Master Servicer to the Trustee prior to the related
Distribution Date. Absent manifest error, none of the Master Servicer, the
Special Servicer, or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, or the Trustee, as
applicable.

     Book-Entry Certificates. Until such time as definitive Offered
Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry
Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry
Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership)
at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its
Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. On or prior to each Distribution
Date, the Trustee will make available to the general public via its internet website initially located at "www.ctslink.com/cmbs", (i) the related
Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan
Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the
Unrestricted Servicer Reports, (iv) as a convenience for the general public
(and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and
Servicing Agreement, and (v) any other items at the request of the Depositor.

     In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer
Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

     The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor.
In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     The Master Servicer may make available each month via the Master
Servicer's internet website, initially located at "www.wachovia.com" (i) to any interested party, the Unrestricted Servicer Reports, the

                                     S-251

CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any
Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA
Property File. For assistance with the Master Servicer's internet website, investors may call (800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating
Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the
Depositor and its designees, the Underwriters or any party to the Pooling and
Servicing Agreement.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer.
Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing
Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the
Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an
Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--
Evidence as to Compliance" in the accompanying prospectus, (d) all accountants'
reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence
as to Compliance" in the accompanying prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the
Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage
File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to
Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC
Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date
(except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table
Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted
Average Life" in this prospectus supplement, which Distribution Date shall in each case be as follows:

                                     S-252

                          ASSUMED FINAL
                          DISTRIBUTION
CLASS DESIGNATION             DATE
--------------------   ------------------

Class A-1 ..........    October 15, 2010
Class A-2 ..........   November 15, 2010
Class A-3 ..........   December 15, 2012
Class A-PB .........    August 15, 2015
Class A-4 ..........   November 15, 2015
Class A-1A .........   November 15, 2015
Class A-M ..........   November 15, 2015
Class A-J ..........   December 15, 2015
Class B ............   December 15, 2015
Class C ............   December 15, 2015
Class D ............   December 15, 2015
Class E ............   December 15, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be later, and could be substantially later, than the related
Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement)
(except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the
Mortgage Loans. Because the rate of principal payments (including prepayments)
on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final
Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final
Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY
CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD CONSIDERATIONS" and "DESCRIPTION OF THE TRUST FUNDS" in
the accompanying prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered
Certificates is the Distribution Date in December 2044 the first Distribution
Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of
Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this prospectus supplement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100%
of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class IO Certificates and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of
96% and a fraction, the numerator of which is equal to the aggregate
Certificate Balance of such Class of Certificates (as adjusted by treating any
Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate
Certificate Balances of all Classes of Sequential Pay Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the

                                     S-253

Certificate Balances of any Class for the purpose of determining the
Controlling Class, the Controlling Class Representative or the Majority
Subordinate Certificateholder. The holders of the Class R-I Certificates, Class
R-II Certificates and Class Z Certificates will not be entitled to any Voting
Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB
Certificates, Class A-4 Certificates and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any
Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special
Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the
accompanying prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property, and
(ii) the purchase of all of the Mortgage Loans and all of the REO Properties,
if any, remaining in the Trust Fund by the Master Servicer, the Special
Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential
Pay Certificates with the lowest payment priority then outstanding (or if no
Certificateholder is entitled to greater than 50% of the Voting Rights of such
Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and
distribution or provision for distribution thereof to the Certificateholders.
Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the
Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the
Majority Subordinate Certificateholder of all the Mortgage Loans and all of the
REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans
(other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master
Servicer, the Special Servicer or the Majority Subordinate Certificateholder to
effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage
Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the
Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the
final Distribution Date will be distributed by the Trustee generally as described under "--Distributions--Application of the Available Distribution
Amount" in this prospectus supplement except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates remaining outstanding.

     An exchange by any Certificateholder of all of the then outstanding
Certificates (other than the Class Z Certificates and the REMIC Residual
Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-PB Certificates, Class

                                     S-254

A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates
and Class E Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such
Certificateholder elects to exchange its Certificates for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the
Special Servicer, the Trustee, the Certificate Registrar, the REMIC
Administrator and their respective agents under the Pooling and Servicing
Agreement.

THE TRUSTEE

     Wells Fargo Bank, N.A. (the "Trustee") is acting as trustee pursuant to the Pooling and Servicing Agreement. See "DESCRIPTION OF THE POOLING AND
SERVICING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain
Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee"
in the accompanying prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the
Distribution Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and each REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee rate on the
Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the
Trustee in accordance with any of the provisions of the Pooling and Servicing
Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the "REMIC
Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income
Tax Consequences for REMIC Certificates-- Taxation of Owners of REMIC Residual
Certificates" and "--Reporting and Other Administrative Matters" in the
accompanying prospectus.

     The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Interest Reserve Account, the Additional
Interest Account and the Gain-on-Sale Reserve Account maintained by it that relate to the Mortgage Loans and REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

                                     S-255

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate
Balance, (iii) the rate, timing and severity of Realized Losses and Additional
Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable
Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of any Offered
Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the
Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the
Class A-PB Planned Principal Balance, then to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-4 Certificates until the
Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal
Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution
Date will generally be distributable first to the Class A-1A Certificates.
After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates and then to the Class A-J Certificates,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates and then the Non-Offered Certificates (other than the Class IO
Certificates and Class Z Certificates), in that order, in each case until the
Certificate Balance of such Class of Certificates, is reduced to zero.
Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of
Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon
Payments are due, any extension of maturity dates by the Master Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the
Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-PB Certificates, Class A-4 Certificates and Class A-1A
Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB
Certificates and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A
Certificates will be particularly sensitive to prepayments on Mortgage Loans in
Loan Group 2. With respect to the Class A-PB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-PB
Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-1A
Certificates remain outstanding. In particular, once such Classes of
Certificates are no longer outstanding, any remaining portion on any
Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan
Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB
Certificates is reduced to zero. Accordingly, the Class A-PB Certificates will become more sensitive

                                     S-256

to the rate of prepayments on the Mortgage Loans than they were when the Class
A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD
Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated
Repayment Date. The failure of a borrower to repay the ARD Loans on their
Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing
Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the
Special Servicer, as the case may be, may take action to enforce the Trust
Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

     In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any
Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal
Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of
Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the
Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates)
while work-outs are negotiated or foreclosures are completed. See "SERVICING OF
THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS
--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF
MORTGAGE LOANS AND LEASES--Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan
Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-PB
Certificates, Class A-4 Certificates and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such
Certificates. An investor should consider, in the case of any Offered
Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans and in particular in the case of the
Class A-1A Certificates, on the Mortgage Loans in Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any

                                     S-257

relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate
Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-PB Certificates and Class A-1A Certificates which share such losses and shortfalls pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse order of payment priority. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-PB Certificates and Class A-1A Certificates) (in
reduction of the Certificate Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such
Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-4 Certificates, Class A-PB Certificates and Class A-1A
Certificates (and the Class IO Certificates with respect to shortfalls of interest). As more fully described under "DESCRIPTION OF THE CERTIFICATES--
Distributions--Distributable Certificate Interest" in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the
Class IO Certificates) on a pro rata basis.

     Pass-Through Rate. The yield on the Class A-3 Certificates, Class A-4
Certificates, Class A-PB Certificates, Class A-1A Certificates, Class A-M
Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D and Class E Certificates could be adversely affected if
Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage
Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout
Periods, provisions requiring the payment of Prepayment Premiums, Yield
Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged
Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK
FACTORS--Prepayments Will Affect Your Yield" and "DESCRIPTION OF THE MORTGAGE
POOL" in this prospectus supplement and "YIELD CONSIDERATIONS--Prepayment
Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance
Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     With respect to 1 Mortgage Loan (loan number 92), representing in the aggregate 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off Date Group
1 Balance), in the event that the related borrower does not satisfy certain economic performance criteria specified in the related Mortgage Loan documents, funds deposited in certain reserve accounts may be required to be used to pay down the principal balance of the related mortgage loan. The amortization schedule will not be recast and the monthly debt service payments on the
Mortgage Loan will not be adjusted.

                                     S-258

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage
Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related
Collection Period, the effective yield to the holders of the Offered
Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION
OF THE CERTIFICATES--Distributions--Application of the Available Distribution
Amount" in this prospectus supplement, if the portion of the Available
Distribution Amount distributable in respect of interest on any Class of
Offered Certificates on any Distribution Date is less than the Distributable
Certificate Interest then payable for such Class of Certificates, the shortfall will be distributable to holders of such Class of Certificates on subsequent
Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges)
and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE
CERTIFICATES--Termination" in this prospectus supplement.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4
Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates
and Class E Certificates refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such
Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the
Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the
Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-4 Certificates until the
Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal
Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution
Date will generally be distributable first to the Class A-1A Certificates.
After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Certificates, and then to the Class

                                     S-259

A-M, the Class A-J Certificates, the Class B Certificates, the Class C
Certificates, the Class D Certificates and the Class E Certificates in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The tables below indicate the percentage of the initial Certificate
Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, Class A-2 Certificates, Class
A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates, Class A-1A
Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates and Class E
Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table Assumptions
(as defined below), the Certificate Balance of the Class A-PB Certificates on
each Distribution Date would be reduced to the Class A-PB Planned Principal
Amount for such Distribution Date, there is no assurance that the Mortgage
Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate
Balances of the Class A-1A Certificates, the Class A-1 Certificates, the Class
A-2 Certificates, and the Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal
Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as
applicable, will be distributed on the Class A-PB Certificates until the
Certificate Balance of the Class A-PB Certificates is reduced to zero.
Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the
Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the
Mortgage Loans is prepaid in whole or in part before maturity or the
Anticipated Repayment Date, as the case may be. The columns headed "25% CPR",
"50% CPR", "75% CPR" and "100% CPR", respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph
(each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each
Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate
Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional
Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage
Loans or the Trust Fund, (v) scheduled interest and principal payments on the
Mortgage Loans are timely received, (vi) ARD Loans pay in full on their
Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis),
(viii) all prepayments are accompanied by a full month's

                                     S-260

interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers' representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield
Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage
Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge, (xiii)
distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in January 2006 and (xiv) the Closing
Date for the sale of the Offered Certificates is December 29, 2005.

     The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated
level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing
Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................       85          85          85          85          85
12/15/07 .................................       69          69          69          69          69
12/15/08 .................................       48          48          48          48          48
12/15/09 .................................       23          21          18          13           0
12/15/10 .................................        0           0           0           0           0
Weighted Average Life (in years) .........     2.73        2.67        2.65        2.64        2.63

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100          63
12/15/10 .................................        0           0           0           0           0
Weighted Average Life (in years) .........     4.81        4.76        4.68        4.57        4.17

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-3
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................        0           0           0           0           0
Weighted Average Life (in years) .........     6.67        6.65        6.64        6.62        6.42

                                     S-261

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-PB
                                 CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................       99          99          99          99          99
12/15/11 .................................       82          82          82          82          82
12/15/12 .................................       64          64          64          64          64
12/15/13 .................................       45          45          45          45          45
12/15/14 .................................       25          25          25          25          25
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........     7.63        7.62        7.61        7.61        7.58

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-4
                                 CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................      100         100         100         100         100
12/15/14 .................................      100         100         100         100         100
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........     9.77        9.75        9.73        9.69        9.50

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1A
                                 CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................       99          99          99          99          99
12/15/09 .................................       99          99          99          99          99
12/15/10 .................................       99          98          98          98          96
12/15/11 .................................       98          97          96          96          95
12/15/12 .................................       96          95          95          94          94
12/15/13 .................................       95          94          93          93          93
12/15/14 .................................       94          92          92          92          92
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........     9.63        9.56        9.51        9.46        9.30

                                     S-262

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-M
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................      100         100         100         100         100
12/15/14 .................................      100         100         100         100         100
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........     9.88        9.88        9.88        9.88        9.63

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-J
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................      100         100         100         100         100
12/15/14 .................................      100         100         100         100         100
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........     9.93        9.91        9.89        9.88        9.71

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................      100         100         100         100         100
12/15/14 .................................      100         100         100         100         100
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........     9.96        9.96        9.96        9.88        9.71

                                     S-263

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................      100         100         100         100         100
12/15/14 .................................      100         100         100         100         100
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........     9.96        9.96        9.96        9.91        9.71

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................      100         100         100         100         100
12/15/14 .................................      100         100         100         100         100
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........     9.96        9.96        9.96        9.96        9.71

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Date .............................      100         100         100         100         100
12/15/06 .................................      100         100         100         100         100
12/15/07 .................................      100         100         100         100         100
12/15/08 .................................      100         100         100         100         100
12/15/09 .................................      100         100         100         100         100
12/15/10 .................................      100         100         100         100         100
12/15/11 .................................      100         100         100         100         100
12/15/12 .................................      100         100         100         100         100
12/15/13 .................................      100         100         100         100         100
12/15/14 .................................      100         100         100         100         100
12/15/15 .................................        0           0           0           0           0
Weighted Average Life (in years) .........     9.96        9.96        9.96        9.96        9.71

EFFECT OF LOAN GROUPS

     Generally, the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4
Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of the
Mortgage Loans in Loan Group 2 until the Certificate Principal Balance of

                                     S-264

the Class A-4 Certificates has been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group
2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in
Loan Group 1. Investors should take this into account when reviewing this
"YIELD AND MATURITY CONSIDERATIONS" section.

                                     S-265

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the
Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"),
rulings and decisions now in effect or (with respect to the regulations)
proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered
Certificates.

     For federal income tax purposes, two separate REMIC elections ("REMIC I"
and "REMIC II") will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP
will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and
Servicing Agreement and (3) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the
Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC.
See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences
for REMIC Certificates--REMICs" in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest
Account will be treated as a grantor trust for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in the grantor trust. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES-- Federal Income
Tax Consequences for REMIC Certificates--REMICs" and "--Federal Income Tax
Consequences for Certificates as to Which No REMIC Election Is Made" in the
accompanying prospectus.

TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, it is anticipated that the Offered
Certificates (other than the Class   Certificates will be treated as having
been issued at a premium, and that the Class   Certificates will be treated as
having been issued with original issue discount for federal income tax reporting purposes. Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such
Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Owners of REMIC
Regular Certificates--Premium" in the accompanying prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of
0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax
Consequences for REMIC Certificates-- REMICs" and "--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount" in the accompanying prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID
Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations

                                     S-266

and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered
Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the
Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such
Certificates.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 23.5% of the Cut-Off Date
Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Holders of the Offered
Certificates should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. The Offered
Certificates will not qualify under the foregoing sections to the extent of any
Mortgage Loan that has been defeased with U.S. government obligations.

     A portion of the Prepayment Premiums and Yield Maintenance Charges
actually collected will be distributed to the holders of the Offered
Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or
Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield
Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master
Servicer's actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and
Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment
Premiums in general.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     For further information regarding the federal income tax reporting requirements and other administrative matters, see "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Reporting
and Other Administrative Matters" and "--Backup Withholding with Respect to
REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--REMICs"
in the accompanying prospectus.

                                     S-267

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), and Code consequences, each potential investor that is a
Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered
Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to
ERISA or Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of
ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law ("Similar Law").

     The US Department of Labor has issued individual exemptions to each of the
Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3, 1996) to
Wachovia Corporation, and its subsidiaries and its affiliates, which include
Wachovia Capital Markets, LLC ("Wachovia Securities"), Final Authorization
Number 97-03E (December 9, 1996) to Deutsche Bank Securities Inc. ("Deutsche
Securities"), PTE 89-88 (October 17, 1989) to Goldman, Sachs & Co. ("Goldman
Sachs"), PTE 2002-19 (March 28, 2002) to J.P. Morgan Securities Inc. ("JPMorgan
Securities") and PTE 93-32 (May 14, 1993) to Nomura Securities International,
Inc. ("Nomura Securities") (each, an "Exemption" and collectively, the
"Exemptions")), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of
ERISA, and the excise taxes imposed on such prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the
Exemptions are satisfied. For purposes of this discussion, the term
"Underwriter" shall include (a) Wachovia Securities, (b) Deutsche Securities,
(c) Goldman Sachs, (d) JPMorgan Securities, (e) Nomura Securities, (f) any
person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Deutsche
Securities, Goldman Sachs, JPMorgan Securities or Nomura Securities and (g) any
member of the underwriting syndicate or selling group of which Wachovia
Securities, Deutsche Securities, Goldman Sachs, JPMorgan Securities and Nomura
Securities or a person described in (f) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions
(certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the
Offered Certificates by a Plan to be eligible for exemptive relief thereunder.
First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard
& Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch")
or any successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an
Underwriter. The "Restricted Group" consists of each of the Underwriters, the
Depositor, the Master

                                     S-268

Servicer, the Special Servicer, the Trustee, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered
Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the
Offered Certificates in the initial issuance of Certificates between the
Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a "Party in Interest," as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the
Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the
Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section
4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered
Certificates (or such obligor's affiliate) only if, among other requirements
(i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund)
containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the
Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the accompanying prospectus or private placement memorandum provided to, investing Plans before

                                     S-269

their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the
NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing
Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the
Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the
Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Persons who have an ongoing relationship with the Detroit Fireman and
Policeman Pension Fund, which is a governmental plan, should note that this plan owns an equity interest in certain borrowers with respect to certain of the Mortgage Loans. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered
Certificates.

     Prospective investors should note that the General Electric Pension Trust holds a significant equity interest in certain borrowers with respect to certain of the Mortgage Loans. An investment by an employer with employees covered by the General Electric Pension Trust could involve a prohibited transaction under ERISA for which no exemption (including the Exemptions) would be available. Consequently, any such employer should not invest, directly or indirectly, in the Offered Certificates. Each investor in the Offered
Certificates, by its purchase, will be deemed to represent that neither (a) the investor nor (b) any owner of a five percent or greater interest in the investor is such an employer.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of
Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption
95-60.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER
PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT
TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS
WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY
PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR
ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory

                                     S-270

authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL
INVESTMENT" in the accompanying prospectus.

                      CERTAIN RELATIONSHIPS AMONG PARTIES

     This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia
Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Securities and/or its affiliates provided financing to CWCapital in order to fund a portion of the Mortgage Loans sold to the Trust Fund under the related Mortgage Loan Purchase Agreement, which financing arrangements must be terminated on or prior to the Closing Date and all amounts owing to Wachovia
Securities and/or its affiliates in connection with such financing arrangements
(solely with respect to such Mortgage Loans) must be repaid by the Closing Date from the proceeds of the offering of the Certificates. This may result in a conflict of interest between the interests of Wachovia Securities and/or its affiliates and the interests of the holder of the Certificates.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Dechert LLP, Charlotte, North Carolina.

                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P, Moody's and Fitch (collectively, the "Rating Agencies"):

                        EXPECTED RATINGS
                              FROM
        CLASS           S&P/MOODY'S/FITCH
--------------------   ------------------

Class A-1 ..........       AAA/Aaa/AAA
Class A-2 ..........       AAA/Aaa/AAA
Class A-3 ..........       AAA/Aaa/AAA
Class A-PB .........       AAA/Aaa/AAA
Class A-4 ..........       AAA/Aaa/AAA
Class A-1A .........       AAA/Aaa/AAA
Class A-M ..........       AAA/Aaa/AAA
Class A-J ..........       AAA/Aaa/AAA
Class B ............       AA+/Aa1/AA+
Class C ............        AA/Aa2/AA
Class D ............       AA-/Aa3/AA-
Class E ............         A/A2/A

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does

                                     S-271

not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment
Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate
Prepayment Interest Shortfalls will be realized or allocated to
Certificateholders.

     There can be no assurance that any rating agency not requested to rate the
Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS --
Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the
accompanying prospectus.

                                     S-272

                             INDEX OF DEFINED TERMS

1% ( ) .....................................          S-118
2% ( ) .....................................          S-118
3% ( ) .....................................          S-118
30/360 basis ...............................    S-39, S-100
30/360 Mortgage Loans ......................          S-100
Accrued Certificate Interest ...............          S-238
Actual/360 basis ...........................          S-100
Additional Interest ........................          S-100
Additional Interest Account ................          S-232
Additional Trust Fund Expenses .............          S-244
Administrative Cost Rate ...................          S-117
Advance ....................................          S-246
Anticipated Repayment Date .................          S-100
Appraisal Reduction Amount .................          S-247
ARD Loans ..................................          S-100
Assumed Final Distribution Date ............     S-3, S-252
Assumed Scheduled Payment ..................          S-240
Available Distribution Amount ..............          S-230
Balloon Loans ..............................          S-100
Balloon Payment ............................          S-100
Breach .....................................          S-208
Capital Imp. Reserve .......................          S-118
Caplease ...................................          S-106
Caplease Companion Loan ....................          S-106
Caplease Intercreditor Agreement ...........          S-107
Caplease Loan ..............................          S-106
Caplease Whole Loan ........................          S-107
Certificate Account ........................          S-231
Certificate Balance ........................          S-227
Certificate Deferred Interest ..............          S-228
Certificateholders .........................          S-230
Certificates ...............................          S-225
Class ......................................          S-225
Class A Certificates .......................          S-225
Class A-PB Planned Principal
Balance ....................................          S-240
Clearstream ................................          S-225
Clearstream Participants ...................          S-227
CMSA .......................................          S-251
CMSA Bond File .............................          S-250
CMSA Collateral Summary File ...............          S-250
CMSA Loan Periodic Update File .............          S-250
CMSA Property File .........................          S-250
CMSA Reconciliation of Funds
Report .....................................          S-250
Code .......................................          S-204
Co-Lender Loans ............................          S-106
Collection Period ..........................          S-230
Companion Loans ............................          S-107
Compensating Interest Payment ..............          S-214

Component ..................................          S-228
Component Balance ..........................          S-228
Constant Prepayment Rate ...................          S-260
Controlling Class ..........................          S-212
Controlling Class Representative ...........          S-212
Core Material Documents ....................          S-204
Corrected Mortgage Loan ....................          S-214
CPR ........................................          S-260
Crossed Group ..............................          S-208
Crossed Loan ...............................          S-208
Custodian ..................................          S-203
Cut-Off Date ...............................           S-98
Cut-Off Date Balance .......................           S-98
Cut-Off Date Group 1 Balance ...............           S-98
Cut-Off Date Group 2 Balance ...............           S-98
Cut-Off Date Group Balances ................           S-98
Cut-Off Date LTV ...........................          S-117
Cut-Off Date LTV Ratio .....................          S-117
Cut-Off Date Pool Balance ..................           S-98
CWCapital ..................................    S-99, S-201
CWCapital Mortgage Loans ...................          S-201
D ( ) ......................................          S-118
Defaulted Lease Claim ......................          S-106
Defaulted Mortgage Loan ....................          S-221
Defeasance .................................          S-118
Defeasance Collateral ......................          S-102
Defect .....................................          S-208
Depositaries ...............................          S-225
Determination Date .........................          S-230
Determination Party ........................          S-208
Deutsche Securities ........................          S-268
Discount Rate ..............................          S-241
Distributable Certificate Interest .........          S-238
Distribution Account .......................          S-232
Distribution Date ..........................          S-230
Distribution Date Statement ................          S-248
DSC Ratio ..................................          S-115
DSCR .......................................          S-115
DTC ........................................          S-225
Due Date ...................................          S-100
ERISA ......................................          S-268
Euroclear Operator .........................          S-225
Euroclear Participants .....................          S-227
Euroclear System ...........................          S-225
Excess Cash Flow ...........................          S-100
Excluded Plan ..............................          S-269
Exemption ..................................          S-268
Exemptions .................................          S-268
Final Recovery Determination ...............          S-249

                                     S-273

Fitch ..................................     S-268
Form 8-K ...............................     S-209
FSMA ...................................       S-3
Gain-on-Sale Reserve Account ...........     S-232
Goldman Sachs ..........................     S-268
Hyatt Center Intercreditor
Agreement ..............................     S-107
Hyatt Center Loan ......................     S-106
Hyatt Center Pari Passu Companion
Loan ...................................     S-106
Hyatt Center Whole Loan ................     S-106
Indirect Participants ..................     S-226
Intercreditor Agreement ................     S-107
Intercreditor Agreements ...............     S-107
Interest Accrual Period ................     S-229
Interest Reserve Account ...............     S-231
Interest Reserve Amount ................     S-231
Interest Reserve Loans .................     S-231
IRS ....................................     S-266
JPMorgan Securities ....................     S-268
Key Plaza Loan .........................     S-106
L ( ) ..................................     S-118
Lake Sweetwater Apartments Loan ........     S-106
Liquidation Fee ........................     S-215
Loan Group 1 ...........................      S-98
Loan Group 1 Principal Distribution
Amount .................................     S-239
Loan Group 2 ...........................      S-98
Loan Group 2 Principal Distribution
Amount .................................     S-239
Loan Groups ............................      S-98
Loan Pair ..............................     S-210
Loan per Sq. Ft., Unit, Pad or Room.....     S-117
Lockout ................................     S-118
Lockout Period .........................     S-118
LTV at ARD or Maturity .................     S-117
Majority Subordinate
Certificateholder ......................     S-254
Master Servicer ........................     S-211
Master Servicing Fee ...................     S-214
Master Servicing Fee Rate ..............     S-214
Maturity Date LTV Ratio ................     S-117
Mezz Cap Companion Loan ................     S-106
Mezz Cap Intercreditor Agreements.......     S-107
Mezz Cap Loans .........................     S-106
Mezz Cap Whole Loans ...................     S-107
Money Rates ............................     S-246
Moody's ................................     S-268
Mortgage ...............................      S-98
Mortgage Deferred Interest .............     S-228
Mortgage File ..........................     S-203

Mortgage Loan ..........................     S-241
Mortgage Loan Purchase Agreement........     S-201
Mortgage Loan Purchase
Agreements .............................     S-201
                                             S-98,
                                            S-214,
Mortgage Loans .........................     S-241
Mortgage Note ..........................      S-98
Mortgage Pool ..........................      S-98
Mortgage Rate ..........................      S-99
Mortgaged Property .....................      S-98
NA .....................................     S-118
NAV ....................................     S-118
Net Aggregate Prepayment Interest
Shortfall ..............................     S-238
Net Cash Flow ..........................     S-115
Net Mortgage Rate ......................     S-229
Nomura Securities ......................     S-268
Non-Offered Certificates ...............     S-225
Nonrecoverable P&I Advance .............     S-245
Notional Amount ........................     S-228
NRSRO ..................................     S-268
O ( ) ..................................     S-118

One Grumman Road West
Companion Loan .........................     S-107
One Grumman Road West Control
Appraisal Amount .......................     S-108
One Grumman Road West Control
Appraisal Period .......................     S-108
One Grumman Road West
Intercreditor Agreement ................     S-107
                                            S-106,
One Grumman Road West Loan .............     S-107
One Grumman Road West Special
Event of Default .......................     S-109
One Grumman Road West Whole
Loan ...................................     S-107
Open Period ............................     S-118
Option Price ...........................     S-221
Original Term to Maturity ..............     S-118
Pari Passu Companion Loan ..............     S-107
Pari Passu Loan ........................     S-107
Pari Passu Loan Intercreditor
Agreement ..............................     S-107
Participants ...........................     S-225
Party in Interest ......................     S-269
Periodic Payments ......................     S-100
Plan ...................................     S-268
Pooling and Servicing Agreement ........     S-225

                                     S-274

Prepayment Interest Excess ..............          S-214
Prepayment Interest Shortfall ...........          S-214
Prepayment Premiums .....................          S-241
Primary Collateral ......................          S-209
                                                  S-239,
Principal Distribution Amount ...........          S-241
Privileged Person .......................          S-252
Prudential ..............................          S-161
PTE .....................................          S-268
Purchase Option .........................          S-221
Purchase Price ..........................          S-204
Putman Place Loan .......................          S-106
P&I Advance .............................          S-244
Qualified Appraiser .....................          S-247
Qualified Substitute Mortgage Loan ......          S-204
Rated Final Distribution Date ...........     S-3, S-253
Rating Agencies .........................          S-271
Realized Losses .........................          S-243
Reimbursement Rate ......................          S-246
REIT ....................................          S-267
Related Proceeds ........................          S-245
Relevant Implementation Date ............            S-2
Relevant Member State ...................            S-2
Remaining Amortization Term .............          S-118
Remaining Term to Maturity ..............          S-118
REMIC ...................................           S-28
REMIC Administrator .....................          S-255
REMIC I .................................    S-28, S-266
REMIC II ................................    S-28, S-266
REMIC Regular Certificates ..............          S-225
REMIC Regulations .......................          S-266
REMIC Residual Certificates .............          S-225
Rental Property .........................          S-115
REO Extension ...........................          S-222
REO Loan ................................          S-241
REO Property ............................          S-213
Replacement Reserve .....................          S-118
Required Appraisal Date .................          S-247
Required Appraisal Loan .................          S-247
Restricted Group ........................          S-268
Restricted Servicer Reports .............          S-251
Rules ...................................          S-226
Scenario ................................          S-260
Scheduled Payment .......................          S-240
Securities Act ..........................          S-225

Sequential Pay Certificates .............          S-225
Servicing Fees ..........................          S-215
Servicing Standard ......................          S-210
Servicing Transfer Event ................          S-213
Similar Law .............................          S-268
SMMEA ...................................           S-29
Special Servicer ........................          S-211
Special Servicing Fee ...................          S-215
Special Servicing Fee Rate ..............          S-215
Specially Serviced Mortgage Loans .......          S-213
Specially Serviced Trust Fund Assets.....          S-213
Stated Principal Balance ................          S-229
Strip Rate ..............................          S-229
Subordinate Certificates ................          S-225
Subordinate Companion Loans .............          S-107
Subordinate Loans .......................          S-114
Substitution Shortfall Amount ...........          S-204
S&P .....................................          S-268
                                                  S-252,
Table Assumptions .......................          S-260
Terms and Conditions ....................          S-227
Tiffany Building Loan ...................          S-106
TI/LC Reserve ...........................          S-119
Trust Fund ..............................          S-225
Trustee .................................          S-255
Trustee Fee .............................          S-255
Underwriter .............................          S-268
Underwritten Replacement Reserves........          S-117
Unrestricted Servicer Reports ...........          S-251
Voting Rights ...........................          S-253
WA ......................................          S-117
Wachovia ................................    S-99, S-201
Wachovia Mortgage Loans .................          S-201
Wachovia Securities .....................          S-268
Weighted Average Net Mortgage                     S-229,
Rate ....................................          S-241
Whole Loan ..............................          S-107
Whole Loans .............................          S-107
Workout Fee .............................          S-215
Workout-Delayed Reimbursement
Amount ..................................          S-245
Year Built ..............................          S-117
Yield Maintenance Charges ...............          S-241
YM ( ) ..................................          S-118

                                     S-275

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

                              ANNEX A-1

                      LOAN
     MORTGAGE        GROUP
   LOAN NUMBER       NUMBER                 PROPERTY NAME
------------------------------------------------------------------------------------------------------------------------------------

        1              1      Hyatt Center(1)
        2              1      Westin Casuarina Hotel & Spa
        3              1      Abbey II Pool
       3.01                   Fletcher Parkway Medical Center
       3.02                   Upland Freeway Center
       3.03                   Aliso Viejo Commerce Center
       3.04                   Wimbledon Village
       3.05                   Airport One Office Building(2)
       3.06                   Cityview Plaza Office Park
       3.07                   Commerce Corporate Center
       3.08                   Ming Office Park
       3.09                   Moreno Valley Commerce Center
       3.10                   Glendora Commerce Center(2)
       3.11                   La Mirada Commerce Center
       3.12                   Abbey Center
       3.13                   Arlington II - Riverside
       3.14                   Fresno Airport (Gateway Plaza)(2)
       3.15                   Palm Springs Airport
       3.16                   Mt. Vernon Commerce Center
        4              1      Extra Space PRISA Pool
       4.01                   Extra Space PRISA - Brooklyn, NY
       4.02                   Extra Space PRISA - Alexandria, VA
       4.03                   Extra Space PRISA - Hawaiian Gardens, CA
       4.04                   Extra Space PRISA - Miami, FL (Coral Way)
       4.05                   Extra Space PRISA - Hicksville, NY
       4.06                   Extra Space PRISA - Los Angeles, CA (North Vine Street)
       4.07                   Extra Space PRISA - Santa Cruz, CA
       4.08                   Extra Space PRISA - Fredericksburg, VA
       4.09                   Extra Space PRISA - Santa Fe, NM
       4.10                   Extra Space PRISA - Birmingham, AL
       4.11                   Extra Space PRISA - Kingston, NY
       4.12                   Extra Space PRISA - Ridge, NY
       4.13                   Extra Space PRISA - Skokie, IL
       4.14                   Extra Space PRISA - Gambrills, MD
       4.15                   Extra Space PRISA - Tyngsboro, MA
       4.16                   Extra Space PRISA - Brookfield, CT
       4.17                   Extra Space PRISA - Miami, FL (NW 2nd Avenue)
       4.18                   Extra Space PRISA - Aloha, OR
       4.19                   Extra Space PRISA - Belleville, MI
       4.20                   Extra Space PRISA - Los Angeles, CA (Fountain Avenue)
       4.21                   Extra Space PRISA - Dallas, TX
       4.22                   Extra Space PRISA - Mount Laurel, NJ
       4.23                   Extra Space PRISA - Spring, TX
       4.24                   Extra Space PRISA - Towson, MD
       4.25                   Extra Space PRISA - Vancouver, WA
       4.26                   Extra Space PRISA - Moreno Valley, CA
       4.27                   Extra Space PRISA - Harrison, NJ
       4.28                   Extra Space PRISA - Mesa, AZ
       4.29                   Extra Space PRISA - Bartlett, TN
       4.30                   Extra Space PRISA - Hauppauge, NY
       4.31                   Extra Space PRISA - Willoughby, OH
       4.32                   Extra Space PRISA - Mentor, OH
       4.33                   Extra Space PRISA - Memphis, TN (Covington Way)
       4.34                   Extra Space PRISA - Amsterdam, NY
       4.35                   Extra Space PRISA - Memphis, TN (Raleigh-LaGrange Road)
        5              1      300 Four Falls Corporate Center(2)
        6              1      Tiffany Building
        7              1      Metro Pointe at South Coast
        8              1      Eagle Ridge Mall
        9              1      One & Olney Square(2)
        10             1      501 Second Street
        11             1      Knollwood Mall
        12             2      Monte Viejo Apartments
        13             1      Britannia Business Center II
        14             1      Birtcher Phoenix Pool
      14.01                   AIG Building
      14.02                   TriWest Healthcare Complex
      14.03                   NCS Pearson Building
      14.04                   Hypercom Building
        15             1      Residence Inn - Beverly Hills, CA
        16             1      Britannia Business Center III

        17             1      Greenery Mall
        18             2      Park Ridge Apartments
        19             2      Summerhill Pointe Apartments
        20             1      Hamburg Village Shopping Center
        21             1      River City Renaissance Pool
      21.01                   3501 Stuart Avenue
      21.02                   3115 Monument Avenue
      21.03                   2516 West Grace Street
      21.04                   2716 West Grace Street
      21.05                   2726 West Grace Street
      21.06                   2730 West Grace Street
      21.07                   2734 West Grace Street
      21.08                   711 North Boulevard
      21.09                   801-803 North Boulevard
      21.10                   805 North Boulevard
      21.11                   808 North Boulevard
      21.12                   811 North Boulevard
      21.13                   2215 Monument Avenue
      21.14                   25 North Boulevard
      21.15                   2810 Monument Avenue
      21.16                   706 North Boulevard
      21.17                   2700 West Grace Street
      21.18                   2233 Monument Avenue
      21.19                   803 North Robinson Street
      21.20                   2217 Monument Avenue
      21.21                   2225 Monument Avenue
      21.22                   622 North Boulevard
      21.23                   306 North Nansemond Street
        22             1      Cottonwood Corners Shopping Center
        23             1      The Shoppes at Eastchase & The Plaza at Eastchase

        24             2      Knollwood Apartments
        25             1      Palmer Town Center
        26             2      Londontowne Apartments
        27             1      Talavi Corporate Center
        28             1      Price Plaza Center
        29             1      Lake Sweetwater Apartments(2)
        30             1      Mansions in the Park
        31             1      One Riverfront Plaza
        32             2      Sherwood Acres Apartments
        33             1      Walmart - Hazard, KY
        34             1      Country Club Center
        35             1      Extra Space - Marina Del Ray, CA
        36             1      Sugar Mill Apartments
        37                    RESERVED(5)
        38             2      The Timbers Apartments
        39             2      Willowbend Lake Apartments
        40             1      Chloe Foods

        41             1      Warner Atrium
        42             1      Dublin Place Shopping Center
        43             1      Marriott - Oklahoma City, OK
        44             2      The Renaissance Apartments
        45             1      BJB - North Pine Grove
        46             1      Woodside Village Shopping Center(2)
        47             1      Charter Pointe Apartments
        48             1      Putnam Place
        49             1      Springfield Commons
        50             1      One Grumman Road West
        51             1      Carriage Oaks Apartments
        52             1      Virginia Office Pool(2)
      52.01                   Wythe Building
      52.02                   Culpeper Building
      52.03                   Almond Building
      52.04                   Lee Building
      52.05                   Ratcliffe Building
        53             1      Yamato Office Center
        54             1      Colonnades West Shopping Center
        55             2      Vineyard Village Apartments
        56             1      BJB - West Surf
        57             1      Crenshaw Business Park
        58             1      Brittany Lane Apartments
        59             1      Comfort Inn - Warwick, RI
        60             1      Holiday Inn Select - Orlando, FL
        61             2      Camino Real Apartments
        62             1      1201 Broadway
        63                    RESERVED(5)
        64             1      Motel Pool I
      64.01                   Settle Inn - Council Bluffs, IA
      64.02                   Settle Inn - Bellevue, NE
      64.03                   Best Western Settle Inn - Omaha, NE
      64.04                   Settle Inn - Lincoln, NE
      64.05                   Settle Inn - Altoona, IA
        65             2      Forestwood Apartments
        66             1      Extra Space - Chatsworth, CA
        67             1      Patrick Commerce Center
        68             2      La Fontenay III Apartments
        69             2      Citifront Apartments
        70             2      Wellington Farms Apartments(3)
        71             1      Scripps Ranch Marketplace II
        72             1      White Stone Center
        73             2      Parkway Crossing(2)
        74             1      Extra Space - Philadelphia, PA
        75             1      Colonial Estates Apartments
        76             1      Loudoun Center
        77             2      Tropicana Springs
        78             1      River Pointe Mall
        79             2      Clocktower Apartments
        80             2      Villa Sierra Apartments
        81             2      Cedar Bluff Apartments
        82             1      BJB - Ridge Pool
      82.01                   BJB - 2129-2135 Ridge
      82.02                   BJB - 2121 Ridge
        83             1      Kohl's - Wadsworth, OH
        84             1      BJB - Oakdale
        85             1      Carmel Park II
        86             1      SCC Office Building
        87             1      Oak Grove Market
        88             2      Colonie Apartments
        89             1      Key Plaza
        90             1      Motel Pool II
      90.01                   Best Western - Grand Forks, ND
      90.02                   Best Western - Lincoln, NE
      90.03                   Settle Inn - Grand Forks, ND
      90.04                   Settle Inn - Kaukauna, WI
      90.05                   Super 8 - Seward, NE
        91             1      Extra Space - Cordova, TN
        92             1      American Equities Technology Center(2)(4)
        93             1      Buena Vista II Apartments
        94             1      Extra Space - Long Beach, CA
        95             1      Lake Plaza East
        96             1      BJB - 1575 Oak  Avenue
        97             1      Kyrene Corporate Center
        98             1      Extra Space - Miami, FL
        99             1      BreckenRidge Apartments
       100             1      US Storage Center - Long Beach, CA
       101             2      Lake Pointe Apartments - Phase 2
       102             1      Extra Space - Naples, FL
       103             1      Walgreens - Metairie, LA
       104             1      Kmart - West Saint Paul, MN
       105             1      Extra Space - Burke, VA
       106             1      34 South Broadway
       107             1      Harris Teeter - Darnestown, MD
       108             1      BJB - Maple and Dempster Apartments
       109             1      350 Revolutionary Drive
       110             1      445 Dolley Madison Road
       111             2      Wyndchase Apartments
       112             1      Walgreens - Mauldin, SC
       113             1      Extra Space - Dallas, TX
       114             1      BJB - 2247 Ridge Avenue
       115             2      Carisbrooke Apartments Phase III
       116             1      Walgreens - Houston, TX (Hillcroft Avenue)
       117             1      Walgreens - Marietta, GA
       118             1      Walgreens - North Wilkesboro, NC
       119             1      Hillcrest Plaza Shopping Center
       120             1      Dreamy Draw Office Plaza
       121             1      Extra Space - Las Vegas, NV
       122             1      Extra Space - Columbus, OH (Kenny Road)
       123             2      Driftwood Apartments
       124             1      Walgreens - Hutchinson, KS
       125             1      CVS - Winter Haven, FL
       126             1      Extra Space - Houston, TX
       127             1      Walgreens - Harris County, TX
       128             1      603 Dolley Madison Road
       129             1      Walgreens - Saint Joseph, MO
       130             1      Ninth Street North
       131             1      Extra Space - Plano, TX
       132             2      Turtle Place Apartments
       133             1      Extra Space - Memphis TN (Winchester Road)
       134             1      US Storage Center - Gardena, CA
       135             2      Kentwood Apartments
       136             1      Walgreens - Newton, KS
       137             2      Barrington Apartments
       138             1      Walgreens - Warrensburg, MO
       139             1      Patterson Pope Building
       140             1      Conn's - Austin, TX
       141             1      Extra Space - West Palm Beach, FL
       142             1      Conn's - Cedar Park, TX
       143             2      Walworth Ridge Apartments
       144             1      Extra Space - Austin, TX
       145             1      Red Banks Crossing Shopping Center
       146             1      Extra Space - North Highlands, CA
       147             2      Landings at Pilot Point Apartments
       148             1      Extra Space - Memphis TN (Mount Moriah Terrace)
       149             1      Extra Space - Columbus, OH (Schofield Drive)
       150             1      Conn's - Hurst, TX
       151             1      Rite Aid - Wheelersburg, OH

(1) One Mortgage Loan, representing 6.4% of the Cut-Off Date Pool Balance, is part of a split loan structure and the related pari passu companion loan is not included in the trust fund with respect to this Mortgage Loan, unless otherwise specified.

(2) Certain of the Mortgage Loans detail "as-stabilized" appraised values as indicated by appraisal dates in the future. Reserves were generally taken at closing in order to address the difference between the "as-is" and
"as-stabilized" valuation. See RISK FACTORS - The Mortgage Loans - Inspections
and Appraisals May Not Accurately Reflect Value or Condition of Mortgage
Property.

(3) For purposes of determining the DSC ratio for one Mortgage Loan, representing 0.4% of the Cut-Off Date Pool Balance, the DSC ratio was calculated by taking into account the financial performance of the related Mortgaged
Property on a "stabilized" basis that is consistent with the respective performance-related criteria required to obtain release of certain escrows pursuant to the related Mortgage Loan documents.

(4) With respect to one Mortgage Loan, representing 0.3% of the Cutoff Date Pool
Balance, in the event the related borrower does not satisfy certain economic performance criteria specified in the related mortgage loan documents, funds deposited in certain reserve accounts are required to be used to pay down the principal balance of the related mortgage loan.

(5) Loan numbers 37 and 63 were removed from Annex A-1 included in the Free
Writing Prospectus dated December 4, 2005.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information"
in the prospectus supplement.

      MORTGAGE
    LOAN NUMBER                                                        ADDRESS
----------------------------------------------------------------------------------------------------------------------------------

        1          71 South Wacker Drive
        2          160 East Flamingo Road
        3          Various
       3.01        8881 Fletcher Parkway
       3.02        1348-1438 West 7th Street
       3.03        27782-27832 Aliso Creek Road
       3.04        12276-12550 Hesperia Road
       3.05        4403 Donald Douglas Drive
       3.06        12361-12465 Lewis Street
       3.07        5800 S. Eastern Avenue
       3.08        5500 Ming Avenue
       3.09        23890-23962 Alessandro Boulevard
       3.10        1309-1397 Grand Avenue
       3.11        14670-14770 East Firestone Boulevard
       3.12        340, 400 & 490 South Farrell Drive
       3.13        7145 Arlington Avenue
       3.14        1901-1991 Gateway Boulevard
       3.15        255 and 275 N. El Cielo Road
       3.16        851 South Mt. Vernon Avenue
        4          Various
       4.01        201 64th Street
       4.02        1022 North Henry Street
       4.03        21123 South Norwalk Boulevard
       4.04        9848 Coral Way
       4.05        789 South Broadway
       4.06        1860 North Vine Street
       4.07        2900 Soquel Avenue
       4.08        2403 Plank Road
       4.09        875 West San Mateo Road
       4.10        115 Grace Baker Road
       4.11        119 Sawkill Road
       4.12        14 Francis Mooney Drive
       4.13        7540 McCormick Boulevard
       4.14        789 MD RT 31
       4.15        3 Industrial Way
       4.16        578 Federal Road
       4.17        20240 NW 2nd Avenue
       4.18        2909 SW 229th Avenue
       4.19        1900 Old Rawsonville Road
       4.20        4728 Fountain Avenue
       4.21        19211 Preston Road
       4.22        103 Ark Road
       4.23        25690 Interstate 45
       4.24        203 East Joppa Road
       4.25        8016 NE 78th Street
       4.26        21201 Box Springs Road
       4.27        412 Harrison Avenue
       4.28        112 North Alma School Road
       4.29        3175 Germantown Road
       4.30        730 Old Willets Path
       4.31        36155 Reading Avenue
       4.32        7679 Mentor Avenue
       4.33        4961 Covington Way
       4.34        Route 5 South
       4.35        4994 Raleigh-LaGrange Road
        5          300 Conshohocken State Road
        6          15 Sylvan Way
        7          901 South Coast Drive
        8          451 Eagle Ridge Drive
        9          5675 North Front Street
        10         501 Second Street
        11         8332 Highway 7
        12         2220 East Beardsley Road
        13         5700 & 5720 Stoneridge Drive
        14         Various
      14.01        16001 North 28th Avenue
      14.02        15810 - 16010 North 28th Avenue
      14.03        16402 North 28th Avenue
      14.04        15640 North 28th Avenue
        15         1177 South Beverly Drive
        16         5870 Stoneridge Drive, 4511 Williow Road & 5735 West Las Positas Boulevard
        17         7700 North Kendall Drive
        18         4949 Snyder Lane
        19         9501 West Sahara Avenue
        20         2300, 2304, 2308 and 2312 Sir Barton Way
        21         Various
      21.01        3501 Stuart Avenue
      21.02        3115 Monument Avenue
      21.03        2516 West Grace Street
      21.04        2716 West Grace Street
      21.05        2726 West Grace Street
      21.06        2730 West Grace Street
      21.07        2734 West Grace Street
      21.08        711 North Boulevard
      21.09        801-803 North Boulevard
      21.10        805 North Boulevard
      21.11        808 North Boulevard
      21.12        811 North Boulevard
      21.13        2215 Monument Avenue
      21.14        25 North Boulevard
      21.15        2810 Monument Avenue
      21.16        706 North Boulevard
      21.17        2700 West Grace Street
      21.18        2233 Monument Avenue
      21.19        803 North Robinson Street
      21.20        2217 Monument Avenue
      21.21        2225 Monument Avenue
      21.22        622 North Boulevard
      21.23        306 North Nansemond Street
        22         3701-3741 Ellison Drive, NW
        23         SEQ of Taylor Road and Eastchase Parkway & SEQ of Eastchase Parkway and Berryhill Road
        24         1651 Knollwood Drive
        25         721 South 25th Street
        26         1591 Lane Avenue South
        27         5651 West Talavi Boulevard
        28         20200 Katy Freeway
        29         3100 Sweetwater Road
        30         7250 Perkins Road
        31         One Riverfront Plaza
        32         12757 Coursey Boulevard
        33         120 Daniel Boone Plaza
        34         19950 West Country Club Drive
        35         4095 Glencoe Avenue
        36         855 Walther Boulevard
        37
        38         2024 Timbers Hill Road
        39         11070 Mead Road
        40         3301 Atlantic Avenue / 85 & 111 Dinsmore Place
        41         6400 Canoga Avenue
        42         6910-7590 Amador Plaza Road
        43         6300 Waterford Boulevard
        44         13421 North 43rd Avenue
        45         2816 North Pine Grove Avenue
        46         4390-4450 US Highway 17 By-Pass
        47         919 Ballard Street
        48         1245 Dixwell Avenue
        49         1501-1705 Bechtle Avenue
        50         1 Grumman Road West
        51         12373 Oak Park Boulevard
        52         Various
      52.01        1604 Santa Rosa Road
      52.02        1606 Santa Rosa Road
      52.03        1610 Forest Avenue
      52.04        8004 Franklin Farms Drive
      52.05        1602 Rolling Hills Drive
        53         999-1001 Yamato Road
        54         10901 West Broad Street
        55         8950 Arrow Route
        56         426 West Surf Street
        57         12501-12695 Crenshaw Boulevard
        58         1404 Brittany Lane Northeast
        59         1940 Post Road
        60         12125 High Tech Avenue
        61         3305 Calle Cuervo NW
        62         1201 Broadway
        63
        64         Various
      64.01        500 30th Avenue
      64.02        2105 Pratt Avenue
      64.03        610 North 109th Court
      64.04        2800 Husker Circle
      64.05        2101 Adventureland Drive
        65         10795 Mead Road
        66         20221 Prairie Street
        67         6171-6231 McLeod Drive and 2875-2925 Patrick Lane
        68         175 La Fontenay Drive
        69         641 West North Temple
        70         4700 Twisted Oaks Road
        71         10541-10549 Scripps Poway Parkway
        72         9260 Highway 119
        73         102 La Mancha Drive
        74         4433 Wayne Avenue
        75         11360 Robinson Drive
        76         45305 Catalina Court; 45300 Catalina Court
        77         4316 East Tropicana Avenue
        78         407 East Clifty Drive
        79         11600 SW 147th Terrace
        80         2425 McKinley Avenue
        81         424 Cedar Bluff Road
        82         Various
      82.01        2129-2135 North Ridge Avenue
      82.02        2121 Ridge Avenue
        83         SEQ I-76 and Akron Road
        84         517 West Oakdale Avenue
        85         11121 Carmel Commons Boulevard
        86         5350 Tech Data Drive
        87         15003-15121 SE McLoughlin Boulevard
        88         2061 Sweet Home Road
        89         286 Water Street
        90         Various
      90.01        710 1st Avenue North
      90.02        6501 North 28th Street
      90.03        1211 North 47th Street
      90.04        1201 Maloney Road
      90.05        3629 Progressive Road
        91         381 North Germantown Parkway
        92         7100-7500 Technology Drive
        93         12500 Park Boulevard
        94         2035 West Wardlow Road
        95         900 Ridgefield Drive
        96         1575 Oak Avenue
        97         9180-9280 South Kyrene Road
        98         12380 SW 8th Street
        99         3209 Greendale Place
       100         6655 Atlantic Avenue
       101         1608,1664,1656,1628,1632 & 1636 Toronto Road
       102         14600 Old US 41
       103         909 David Drive
       104         50 Signal Hill Mall
       105         6102 Freds Oak Road
       106         34 South Broadway
       107         14101 Darnestown Road
       108         1301-1311 Maple and 915-925 Dempster
       109         350 Revolutionary Drive
       110         445 Dolley Madison Road
       111         1601 McRae Boulevard
       112         104 West Butler Road
       113         4114 North Central Expressway
       114         2247 Ridge Avenue
       115         2405, 2406, 2408 Heathrow Drive and 2406, 2408 Chiswick Drive
       116         3210 Hillcroft Avenue
       117         2975 Delk Road
       118         Old Highway 421 (Boone Trail) & Business 421
       119         755 Memorial Parkway
       120         1819 East Morten Avenue
       121         3435 North Lamb Boulevard
       122         4616 Kenny Road
       123         3830 University Boulevard South
       124         510 East 30th Avenue
       125         3005 State Road 540 West
       126         8600 Main Street
       127         2717 FM 1960 Road
       128         603 Dolley Madison Road
       129         2620 South Belt Highway
       130         811 Ninth Street North
       131         6101 Wagner Way
       132         455 Eastdale Road South
       133         7222 Winchester Road
       134         620 184th Street
       135         3800 University Boulevard South
       136         1300 North Main Street
       137         2541, 2543, 2545, 2547, 2549, 2551, 2553 W. Springfield Avenue
       138         621 North Maguire Street
       139         3001 North Graham Street
       140         2531 West Anderson Lane
       141         401 North Military Trail
       142         11101 Pecan Park Boulevard
       143         100-146 Fox Lane
       144         6512 McNeil Drive
       145         425 Greenville Boulevard SE
       146         2733 Elkhorn Boulevard
       147         909 South Washington
       148         2673 Mt. Moriah Terrace
       149         111 Schofield Drive
       150         747 Northeast Loop 820
       151         8130 Ohio River Road

     MORTGAGE                                                                          CROSS COLLATERALIZED AND CROSS
   LOAN NUMBER                         CITY             STATE    ZIP CODE                    DEFAULTED LOAN FLAG
---------------------------------------------------------------------------------------------------------------------------------

        1          Chicago                               IL        60606
        2          Las Vegas                             NV        89109
        3          Various                               CA       Various
       3.01        La Mesa                               CA        91942
       3.02        Upland                                CA        91786
       3.03        Aliso Viejo                           CA        92656
       3.04        Victorville                           CA        92392
       3.05        Long Beach                            CA        90808
       3.06        Garden Grove                          CA        92840
       3.07        Commerce                              CA        90040
       3.08        Bakersfield                           CA        93309
       3.09        Moreno Valley                         CA        92553
       3.10        Glendora                              CA        91740
       3.11        La Mirada                             CA        90638
       3.12        Palm Springs                          CA        92262
       3.13        Riverside                             CA        92504
       3.14        Fresno                                CA        93727
       3.15        Palm Springs                          CA        92262
       3.16        Colton                                CA        92324
        4          Various                             Various    Various
       4.01        Brooklyn                              NY        11220
       4.02        Alexandria                            VA        22314
       4.03        Hawaiian Gardens                      CA        90716
       4.04        Miami                                 FL        33133
       4.05        Hicksville                            NY        11801
       4.06        Los Angeles                           CA        90028
       4.07        Santa Cruz                            CA        95062
       4.08        Fredericksburg                        VA        22401
       4.09        Santa Fe                              NM        87505
       4.10        Birmingham                            AL        35210
       4.11        Kingston                              NY        12401
       4.12        Ridge                                 NY        11961
       4.13        Skokie                                IL        60076
       4.14        Gambrills                             MD        21054
       4.15        Tyngsboro                             MA        01879
       4.16        Brookfield                            CT        06804
       4.17        Miami                                 FL        33169
       4.18        Aloha                                 OR        97007
       4.19        Belleville                            MI        48111
       4.20        Los Angeles                           CA        90029
       4.21        Dallas                                TX        75252
       4.22        Mount Laurel                          NJ        08054
       4.23        Spring                                TX        77386
       4.24        Towson                                MD        21286
       4.25        Vancouver                             WA        98662
       4.26        Moreno Valley                         CA        92557
       4.27        Harrison                              NJ        07029
       4.28        Mesa                                  AZ        85201
       4.29        Bartlett                              TN        38133
       4.30        Hauppauge                             NY        11788
       4.31        Willoughby                            OH        44060
       4.32        Mentor                                OH        44060
       4.33        Memphis                               TN        38128
       4.34        Amsterdam                             NY        12010
       4.35        Memphis                               TN        38128
        5          West Conshohocken Borough             PA        19428
        6          Parsippany                            NJ        07054
        7          Costa Mesa                            CA        92626
        8          Lake Wales                            FL        33859
        9          Philadelphia                          PA        19120
        10         San Francisco                         CA        94107
        11         Saint Louis Park                      MN        55426
        12         Phoenix                               AZ        85024
        13         Pleasanton                            CA        94588
        14         Phoenix                               AZ        85023                     Birtcher Portfolio
      14.01        Phoenix                               AZ        85023
      14.02        Phoenix                               AZ        85023
      14.03        Phoenix                               AZ        85023
      14.04        Phoenix                               AZ        85023
        15         Los Angeles                           CA        90035
        16         Pleasanton                            CA        94588
        17         Miami                                 FL        33156
        18         Rohnert Park                          CA        94928
        19         Las Vegas                             NV        89117
        20         Lexington                             KY        40509
        21         Richmond                              VA       Various
      21.01        Richmond                              VA        23221
      21.02        Richmond                              VA        23221
      21.03        Richmond                              VA        23220
      21.04        Richmond                              VA        23220
      21.05        Richmond                              VA        23220
      21.06        Richmond                              VA        23220
      21.07        Richmond                              VA        23220
      21.08        Richmond                              VA        23220
      21.09        Richmond                              VA        23220
      21.10        Richmond                              VA        23220
      21.11        Richmond                              VA        23220
      21.12        Richmond                              VA        23220
      21.13        Richmond                              VA        23220
      21.14        Richmond                              VA        23220
      21.15        Richmond                              VA        23221
      21.16        Richmond                              VA        23220
      21.17        Richmond                              VA        23220
      21.18        Richmond                              VA        23220
      21.19        Richmond                              VA        23220
      21.20        Richmond                              VA        23220
      21.21        Richmond                              VA        23220
      21.22        Richmond                              VA        23220
      21.23        Richmond                              VA        23221
        22         Albuquerque                           NM        87144
        23         Montgomery                            AL        36117
        24         Mobile                                AL        36609
        25         Easton                                PA        18045
        26         Jacksonville                          FL        33210
        27         Glendale                              AZ        85306
        28         Katy                                  TX        77449
        29         Lawrenceville                         GA        30044
        30         Baton Rouge                           LA        70808
        31         Westbrook                             ME        04092
        32         Baton Rouge                           LA        70816
        33         Hazard                                KY        41701
        34         Aventura                              FL        33180
        35         Marina Del Ray                        CA        90292           Extra Space Self Storage Portfolio #6
        36         Lawrenceville                         GA        30043
        37
        38         Richmond                              VA        23235
        39         Baton Rouge                           LA        70816
        40         Brooklyn                              NY        11208
        41         Woodland Hills                        CA        91367
        42         Dublin                                CA        94568
        43         Oklahoma City                         OK        73118
        44         Phoenix                               AZ        85029
        45         Chicago                               IL        60657
        46         Murrells Inlet                        SC        29576
        47         Altamonte Springs                     FL        32608
        48         Hamden                                CT        06514
        49         Springfield                           OH        45504
        50         Bethpage                              NY        11714
        51         Blaine                                MN        55434
        52         Richmond                              VA        23229
      52.01        Richmond                              VA        23229
      52.02        Richmond                              VA        23229
      52.03        Richmond                              VA        23229
      52.04        Richmond                              VA        23229
      52.05        Richmond                              VA        23229
        53         Boca Raton                            FL        33431
        54         Glen Allen                            VA        23060
        55         Rancho Cucamonga                      CA        91730
        56         Chicago                               IL        60657
        57         Hawthorne                             CA        90250
        58         Lacey                                 WA        98516
        59         Warwick                               RI        02886
        60         Orlando                               FL        32817
        61         Albuquerque                           NM        87114
        62         New York                              NY        10001
        63
        64         Various                             Various    Various
      64.01        Council Bluffs                        IA        51501
      64.02        Bellevue                              NE        68123
      64.03        Omaha                                 NE        68154
      64.04        Lincoln                               NE        68504
      64.05        Altoona                               IA        50009
        65         Baton Rouge                           LA        70816
        66         Chatsworth                            CA        91311           Extra Space Self Storage Portfolio #6
        67         Las Vegas                             NV        89120
        68         Louisville                            KY        40223
        69         Salt Lake City                        UT        84116
        70         Charlotte                             NC        28212
        71         San Diego                             CA        92131
        72         Alabaster                             AL        35007
        73         Asheville                             NC        28805
        74         Philadelphia                          PA        19144           Extra Space Self Storage Portfolio #6
        75         Coon Rapids                           MN        55433
        76         Sterling                              VA        20166
        77         Las Vegas                             NV        89121
        78         Madison                               IN        47250
        79         Beaverton                             OR        97007
        80         El Paso                               TX        79930        Villa Sierra/Wyndchase Apartments Portfolio
        81         Knoxville                             TN        37918
        82         Evanston                              IL        60201
      82.01        Evanston                              IL        60201
      82.02        Evanston                              IL        60201
        83         Wadsworth                             OH        42281
        84         Chicago                               IL        60657
        85         Charlotte                             NC        28226
        86         Clearwater                            FL        33760
        87         Milwaukie                             OR        97267
        88         Amherst                               NY        14226
        89         Augusta                               ME        04330
        90         Various                             Various    Various
      90.01        Grand Forks                           ND        58203
      90.02        Lincoln                               NE        68504
      90.03        Grand Forks                           ND        58203
      90.04        Kaukauna                              WI        54130
      90.05        Seward                                NE        68434
        91         Cordova                               TN        38018           Extra Space Self Storage Portfolio #6
        92         Melbourne                             FL        32904
        93         Seminole                              FL        33772
        94         Long Beach                            CA        90810           Extra Space Self Storage Portfolio #6
        95         Raleigh                               NC        27609
        96         Evanston                              IL        60201
        97         Tempe                                 AZ        85284                     Birtcher Portfolio
        98         Miami                                 FL        33184           Extra Space Self Storage Portfolio #6
        99         Birmingham                            AL        35243
       100         Long Beach                            CA        90805
       101         Springfield                           IL        62707
       102         Naples                                FL        34110           Extra Space Self Storage Portfolio #6
       103         Metairie                              LA        70003
       104         West Saint Paul                       MN        55118
       105         Burke                                 VA        22015           Extra Space Self Storage Portfolio #6
       106         White Plains                          NY        10601
       107         Darnestown                            MD        20874
       108         Evanston                              IL        60201
       109         Taunton                               MA        02718
       110         Greensboro                            NC        27410
       111         El Paso                               TX        79925        Villa Sierra/Wyndchase Apartments Portfolio
       112         Mauldin                               SC        29662
       113         Dallas                                TX        75204           Extra Space Self Storage Portfolio #6
       114         Evanston                              IL        60201
       115         Champaign                             IL        61820
       116         Houston                               TX        77057
       117         Marietta                              GA        30067
       118         North Wilkesboro                      NC        28659
       119         Phillipsburg                          NJ        08865
       120         Phoenix                               AZ        85020                     Birtcher Portfolio
       121         Las Vegas                             NV        89115           Extra Space Self Storage Portfolio #6
       122         Columbus                              OH        43220           Extra Space Self Storage Portfolio #6
       123         Jacksonville                          FL        32216
       124         Hutchinson                            KS        67502
       125         Winter Haven                          FL        33880
       126         Houston                               TX        77025           Extra Space Self Storage Portfolio #6
       127         Houston                               TX        77073
       128         Greensboro                            NC        27410
       129         Saint Joseph                          MO        64503
       130         Durham                                NC        27705
       131         Plano                                 TX        75023           Extra Space Self Storage Portfolio #6
       132         Montgomery                            AL        36117
       133         Memphis                               TN        38018           Extra Space Self Storage Portfolio #6
       134         Gardena                               CA        90248
       135         Jacksonville                          FL        32216
       136         Newton                                KS        67114
       137         Champaign                             IL        61820
       138         Warrensburg                           MO        64093
       139         Charlotte                             NC        28206
       140         Austin                                TX        78757
       141         West Palm Beach                       FL        33415           Extra Space Self Storage Portfolio #6
       142         Cedar Park                            TX        78613
       143         Walworth                              WI        53184
       144         Austin                                TX        78729           Extra Space Self Storage Portfolio #6
       145         Greenville                            NC        27858
       146         North Highlands                       CA        95660           Extra Space Self Storage Portfolio #6
       147         Pilot Point                           TX        76258
       148         Memphis                               TN        38115           Extra Space Self Storage Portfolio #6
       149         Columbus                              OH        43213           Extra Space Self Storage Portfolio #6
       150         Hurst                                 TX        76053
       151         Wheelersburg                          OH        45694

     MORTGAGE         MORTGAGE          GENERAL                SPECIFIC             ORIGINAL LOAN      CUT-OFF DATE LOAN
   LOAN NUMBER       LOAN SELLER     PROPERTY TYPE           PROPERTY TYPE           BALANCE ($)          BALANCE ($)
----------------------------------------------------------------------------------------------------------------------------

        1             Wachovia           Office                   CBD              162,500,000.00       162,500,000.00
        2             Wachovia        Hospitality            Full Service          160,000,000.00       159,674,199.01
        3             Wachovia          Various                 Various            148,865,000.00       148,865,000.00
       3.01                              Office                 Medical             17,325,000.00
       3.02                              Retail                Anchored             15,675,000.00
       3.03                              Retail               Unanchored            15,150,000.00
       3.04                            Mixed Use             Retail/Office          13,575,000.00
       3.05                              Office                Suburban             12,282,500.00
       3.06                              Office                Suburban             12,000,000.00
       3.07                              Office                Suburban             10,125,000.00
       3.08                              Office                Suburban             9,600,000.00
       3.09                            Mixed Use              Office/Flex           7,987,500.00
       3.10                              Retail               Unanchored            7,770,000.00
       3.11                            Industrial          Warehouse/Office         7,312,500.00
       3.12                              Office                Suburban             5,962,500.00
       3.13                            Industrial          Office/Warehouse         5,662,500.00
       3.14                              Office                Suburban             3,525,000.00
       3.15                              Office                Suburban             3,112,500.00
       3.16                              Office                Suburban             1,800,000.00
        4             Wachovia        Self Storage           Self Storage          145,000,000.00       145,000,000.00
       4.01                           Self Storage           Self Storage           12,709,204.00
       4.02                           Self Storage           Self Storage           10,464,339.00
       4.03                           Self Storage           Self Storage           9,239,863.00
       4.04                           Self Storage           Self Storage           7,425,942.00
       4.05                           Self Storage           Self Storage           6,856,837.00
       4.06                           Self Storage           Self Storage           6,641,102.00
       4.07                           Self Storage           Self Storage           5,917,259.00
       4.08                           Self Storage           Self Storage           5,341,072.00
       4.09                           Self Storage           Self Storage           5,261,170.00
       4.10                           Self Storage           Self Storage           4,884,407.00
       4.11                           Self Storage           Self Storage           4,647,884.00
       4.12                           Self Storage           Self Storage           4,507,660.00
       4.13                           Self Storage           Self Storage           4,346,838.00
       4.14                           Self Storage           Self Storage           4,327,957.00
       4.15                           Self Storage           Self Storage           3,892,776.00
       4.16                           Self Storage           Self Storage           3,885,450.00
       4.17                           Self Storage           Self Storage           3,637,121.00
       4.18                           Self Storage           Self Storage           3,572,843.00
       4.19                           Self Storage           Self Storage           3,563,872.00
       4.20                           Self Storage           Self Storage           3,502,582.00
       4.21                           Self Storage           Self Storage           3,389,363.00
       4.22                           Self Storage           Self Storage           3,099,924.00
       4.23                           Self Storage           Self Storage           2,964,797.00
       4.24                           Self Storage           Self Storage           2,759,044.00
       4.25                           Self Storage           Self Storage           2,701,296.00
       4.26                           Self Storage           Self Storage           2,554,983.00
       4.27                           Self Storage           Self Storage           2,502,073.00
       4.28                           Self Storage           Self Storage           2,201,648.00
       4.29                           Self Storage           Self Storage           1,776,173.00
       4.30                           Self Storage           Self Storage           1,759,398.00
       4.31                           Self Storage           Self Storage           1,083,548.00
       4.32                           Self Storage           Self Storage           1,027,484.00
       4.33                           Self Storage           Self Storage            935,385.00
       4.34                           Self Storage           Self Storage            863,581.00
       4.35                           Self Storage           Self Storage            755,125.00
        5             Wachovia           Office                Suburban             72,000,000.00        72,000,000.00
        6             Wachovia         Mixed Use           Office/Industrial        58,400,000.00        58,400,000.00
        7             Wachovia           Retail                Anchored             57,000,000.00        57,000,000.00
        8             Wachovia           Retail                Anchored             50,000,000.00        49,895,997.26
        9             Wachovia           Retail                Anchored             43,000,000.00        43,000,000.00
        10            Wachovia           Office                   CBD               42,720,000.00        42,720,000.00
        11            Wachovia           Retail                Anchored             42,000,000.00        41,911,510.06
        12            Wachovia        Multifamily            Conventional           41,500,000.00        41,500,000.00
        13            Wachovia           Office                Suburban             41,000,000.00        41,000,000.00
        14            Wachovia           Office                Suburban             40,960,000.00        40,960,000.00
      14.01                              Office                Suburban             16,700,000.00
      14.02                              Office                Suburban             15,520,000.00
      14.03                              Office                Suburban             6,050,000.00
      14.04                              Office                Suburban             2,690,000.00
        15            Wachovia        Hospitality            Extended Stay          38,000,000.00        38,000,000.00
        16            Wachovia           Office                Suburban             35,000,000.00        35,000,000.00
        17            Wachovia         Mixed Use             Retail/Office          35,000,000.00        35,000,000.00
        18            Wachovia        Multifamily            Conventional           33,500,000.00        33,500,000.00
        19            Wachovia        Multifamily            Conventional           33,100,000.00        33,100,000.00
        20            Wachovia           Retail                Anchored             31,780,000.00        31,780,000.00
        21            Wachovia        Multifamily            Conventional           30,350,000.00        30,285,631.73
      21.01                           Multifamily            Conventional               0.00
      21.02                           Multifamily            Conventional               0.00
      21.03                           Multifamily            Conventional               0.00
      21.04                           Multifamily            Conventional               0.00
      21.05                           Multifamily            Conventional               0.00
      21.06                           Multifamily            Conventional               0.00
      21.07                           Multifamily            Conventional               0.00
      21.08                           Multifamily            Conventional               0.00
      21.09                           Multifamily            Conventional               0.00
      21.10                           Multifamily            Conventional               0.00
      21.11                           Multifamily            Conventional               0.00
      21.12                           Multifamily            Conventional               0.00
      21.13                           Multifamily            Conventional               0.00
      21.14                           Multifamily            Conventional               0.00
      21.15                           Multifamily            Conventional               0.00
      21.16                           Multifamily            Conventional               0.00
      21.17                           Multifamily            Conventional               0.00
      21.18                           Multifamily            Conventional               0.00
      21.19                           Multifamily            Conventional               0.00
      21.20                           Multifamily            Conventional               0.00
      21.21                           Multifamily            Conventional               0.00
      21.22                           Multifamily            Conventional               0.00
      21.23                           Multifamily            Conventional               0.00
        22            Wachovia           Retail                Anchored             28,100,000.00        28,100,000.00
        23            Wachovia           Retail                Anchored             26,300,000.00        26,300,000.00
        24            Wachovia        Multifamily            Conventional           25,040,000.00        25,040,000.00
        25            Wachovia           Retail                Anchored             25,025,000.00        25,025,000.00
        26            Wachovia        Multifamily            Conventional           24,825,000.00        24,825,000.00
        27            CWCapital          Office                Suburban             24,000,000.00        24,000,000.00
        28            Wachovia           Retail                Anchored             23,400,000.00        23,400,000.00
        29            Wachovia        Multifamily            Conventional           21,920,000.00        21,875,172.41
        30            Wachovia        Multifamily            Conventional           21,500,000.00        21,500,000.00
        31            Wachovia           Office                Suburban             20,000,000.00        20,000,000.00
        32            Wachovia        Multifamily            Conventional           20,000,000.00        20,000,000.00
        33            Wachovia           Retail                Anchored             19,715,000.00        19,715,000.00
        34            CWCapital          Office                Suburban             19,000,000.00        19,000,000.00
        35            Wachovia        Self Storage           Self Storage           18,400,000.00        18,400,000.00
        36            Wachovia        Multifamily            Conventional           18,400,000.00        18,400,000.00
        37
        38            Wachovia        Multifamily            Conventional           17,300,000.00        17,300,000.00
        39            Wachovia        Multifamily            Conventional           17,200,000.00        17,200,000.00
        40            Wachovia         Industrial       Warehouse/Distribution      17,000,000.00        17,000,000.00
        41            Wachovia           Office                Suburban             17,000,000.00        16,923,339.09
        42            Wachovia           Retail                Anchored             16,920,000.00        16,920,000.00
        43            Wachovia        Hospitality            Full Service           16,700,000.00        16,700,000.00
        44            Wachovia        Multifamily            Conventional           16,100,000.00        16,100,000.00
        45            Wachovia        Multifamily            Conventional           16,060,000.00        16,060,000.00
        46            Wachovia           Retail                Anchored             16,000,000.00        16,000,000.00
        47            Wachovia        Multifamily            Conventional           15,960,000.00        15,960,000.00
        48            Wachovia           Retail                Anchored             15,900,000.00        15,900,000.00
        49            Wachovia           Retail                Anchored             15,750,000.00        15,750,000.00
        50            Wachovia         Industrial                Flex               15,500,000.00        15,500,000.00
        51            Wachovia        Multifamily            Conventional           15,300,000.00        15,300,000.00
        52            Wachovia           Office                Suburban             15,300,000.00        15,300,000.00
      52.01                              Office                Suburban                 0.00
      52.02                              Office                Suburban                 0.00
      52.03                              Office                Suburban                 0.00
      52.04                              Office                Suburban                 0.00
      52.05                              Office                Suburban                 0.00
        53            Wachovia           Office                Suburban             15,300,000.00        15,300,000.00
        54            Wachovia           Retail                Anchored             14,040,000.00        14,040,000.00
        55            Wachovia        Multifamily            Conventional           14,000,000.00        14,000,000.00
        56            Wachovia        Multifamily            Conventional           13,750,000.00        13,750,000.00
        57            Wachovia         Industrial                Flex               13,000,000.00        13,000,000.00
        58            Wachovia        Multifamily            Conventional           12,740,000.00        12,740,000.00
        59            Wachovia        Hospitality           Limited Service         12,600,000.00        12,600,000.00
        60            Wachovia        Hospitality            Full Service           12,400,000.00        12,400,000.00
        61            Wachovia        Multifamily            Conventional           12,390,000.00        12,390,000.00
        62            Wachovia           Office                   CBD               12,000,000.00        11,971,510.16
        63
        64            Wachovia        Hospitality           Limited Service         11,345,000.00        11,345,000.00
      64.01                           Hospitality           Limited Service         3,199,872.00
      64.02                           Hospitality           Limited Service         2,210,820.00
      64.03                           Hospitality           Limited Service         2,094,462.00
      64.04                           Hospitality           Limited Service         2,036,282.00
      64.05                           Hospitality           Limited Service         1,803,564.00
        65            Wachovia        Multifamily            Conventional           11,320,000.00        11,320,000.00
        66            Wachovia        Self Storage           Self Storage           11,200,000.00        11,200,000.00
        67            Wachovia         Industrial                Flex               11,000,000.00        11,000,000.00
        68            Wachovia        Multifamily            Conventional           10,400,000.00        10,400,000.00
        69            Wachovia        Multifamily             Section 42            9,250,000.00         9,250,000.00
        70            Wachovia        Multifamily            Conventional           9,250,000.00         9,250,000.00
        71            Wachovia           Retail             Shadow Anchored         9,200,000.00         9,200,000.00
        72            Wachovia           Retail                Anchored             9,160,000.00         9,141,105.43
        73            Wachovia        Multifamily            Conventional           9,100,000.00         9,100,000.00
        74            Wachovia        Self Storage           Self Storage           9,000,000.00         9,000,000.00
        75            Wachovia        Multifamily            Conventional           8,800,000.00         8,800,000.00
        76            Wachovia           Office                Suburban             8,700,000.00         8,700,000.00
        77            Wachovia        Multifamily            Conventional           8,700,000.00         8,700,000.00
        78            Wachovia           Retail                Anchored             8,600,000.00         8,600,000.00
        79            Wachovia        Multifamily            Conventional           8,500,000.00         8,500,000.00
        80            Wachovia        Multifamily            Conventional           8,000,000.00         8,000,000.00
        81            Wachovia        Multifamily            Conventional           7,903,448.00         7,903,448.00
        82            Wachovia        Multifamily            Conventional           7,812,000.00         7,812,000.00
      82.01                           Multifamily            Conventional               0.00
      82.02                           Multifamily            Conventional               0.00
        83            Wachovia           Retail                Anchored             7,815,000.00         7,806,573.99
        84            Wachovia        Multifamily            Conventional           7,628,000.00         7,628,000.00
        85            Wachovia           Office                Suburban             7,500,000.00         7,500,000.00
        86            CWCapital          Office                Suburban             7,440,000.00         7,424,622.20
        87            Wachovia           Retail                Anchored             7,358,000.00         7,358,000.00
        88            Wachovia        Multifamily            Conventional           7,312,000.00         7,312,000.00
        89            Wachovia           Office                   CBD               7,200,000.00         7,200,000.00
        90            Wachovia        Hospitality               Various             7,155,000.00         7,155,000.00
      90.01                           Hospitality            Full Service           2,224,664.00
      90.02                           Hospitality           Limited Service         1,803,782.00
      90.03                           Hospitality           Limited Service         1,142,395.00
      90.04                           Hospitality           Limited Service         1,082,269.00
      90.05                           Hospitality           Limited Service          901,890.00
        91            Wachovia        Self Storage           Self Storage           6,900,000.00         6,900,000.00
        92            Wachovia         Industrial          Warehouse/Office         6,800,000.00         6,800,000.00
        93            Wachovia        Multifamily            Conventional           6,750,000.00         6,750,000.00
        94            Wachovia        Self Storage           Self Storage           6,200,000.00         6,200,000.00
        95            Wachovia           Office                Suburban             6,200,000.00         6,200,000.00
        96            Wachovia        Multifamily            Conventional           6,187,000.00         6,187,000.00
        97            Wachovia           Office                Suburban             6,160,000.00         6,160,000.00
        98            Wachovia        Self Storage           Self Storage           6,100,000.00         6,100,000.00
        99            Wachovia        Multifamily            Conventional           5,917,241.00         5,917,241.00
       100            Wachovia        Self Storage           Self Storage           5,500,000.00         5,500,000.00
       101            Wachovia        Multifamily            Conventional           5,480,000.00         5,473,655.39
       102            Wachovia        Self Storage           Self Storage           5,400,000.00         5,400,000.00
       103            Wachovia           Retail                Anchored             5,290,000.00         5,290,000.00
       104            Wachovia           Retail                Anchored             5,200,000.00         5,194,703.42
       105            Wachovia        Self Storage           Self Storage           5,100,000.00         5,100,000.00
       106            Wachovia           Office                   CBD               5,000,000.00         5,000,000.00
       107            Wachovia           Retail                Anchored             4,940,000.00         4,940,000.00
       108            Wachovia        Multifamily            Conventional           4,904,000.00         4,904,000.00
       109            Wachovia         Industrial              Warehouse            4,850,000.00         4,850,000.00
       110            Wachovia           Office                Suburban             4,825,000.00         4,825,000.00
       111            Wachovia        Multifamily            Conventional           4,800,000.00         4,800,000.00
       112            Wachovia           Retail                Anchored             4,720,000.00         4,720,000.00
       113            Wachovia        Self Storage           Self Storage           4,400,000.00         4,400,000.00
       114            Wachovia        Multifamily            Conventional           4,280,000.00         4,280,000.00
       115            Wachovia        Multifamily            Conventional           4,280,000.00         4,270,767.26
       116            Wachovia           Retail                Anchored             4,250,000.00         4,250,000.00
       117            Wachovia           Retail                Anchored             4,188,000.00         4,183,577.46
       118            Wachovia           Retail                Anchored             4,105,000.00         4,105,000.00
       119            Wachovia           Retail                Anchored             4,050,000.00         4,050,000.00
       120            Wachovia           Office                Suburban             4,000,000.00         4,000,000.00
       121            Wachovia        Self Storage           Self Storage           3,900,000.00         3,900,000.00
       122            Wachovia        Self Storage           Self Storage           3,800,000.00         3,800,000.00
       123            Wachovia        Multifamily            Conventional           3,750,000.00         3,750,000.00
       124            Wachovia           Retail                Anchored             3,462,000.00         3,462,000.00
       125            Wachovia           Retail                Anchored             3,424,000.00         3,424,000.00
       126            Wachovia        Self Storage           Self Storage           3,400,000.00         3,400,000.00
       127            Wachovia           Retail                Anchored             3,388,000.00         3,388,000.00
       128            Wachovia           Office                 Medical             3,375,000.00         3,375,000.00
       129            Wachovia           Retail                Anchored             3,350,000.00         3,350,000.00
       130            Wachovia         Mixed Use             Office/Retail          3,340,000.00         3,340,000.00
       131            Wachovia        Self Storage           Self Storage           3,300,000.00         3,300,000.00
       132            Wachovia        Multifamily            Conventional           3,200,000.00         3,196,288.21
       133            Wachovia        Self Storage           Self Storage           3,100,000.00         3,100,000.00
       134            Wachovia        Self Storage           Self Storage           3,050,000.00         3,050,000.00
       135            Wachovia        Multifamily            Conventional           3,000,000.00         3,000,000.00
       136            Wachovia           Retail                Anchored             2,891,000.00         2,891,000.00
       137            Wachovia        Multifamily            Conventional           2,880,000.00         2,873,774.15
       138            Wachovia           Retail                Anchored             2,870,000.00         2,870,000.00
       139            Wachovia         Industrial          Warehouse/Office         2,700,000.00         2,675,989.41
       140            Wachovia           Retail               Unanchored            2,640,000.00         2,640,000.00
       141            Wachovia        Self Storage           Self Storage           2,600,000.00         2,600,000.00
       142            Wachovia           Retail               Unanchored            2,571,000.00         2,571,000.00
       143            Wachovia        Multifamily            Conventional           2,480,000.00         2,474,784.90
       144            Wachovia        Self Storage           Self Storage           2,400,000.00         2,400,000.00
       145            Wachovia           Retail               Unanchored            2,327,000.00         2,327,000.00
       146            Wachovia        Self Storage           Self Storage           2,200,000.00         2,200,000.00
       147            Wachovia        Multifamily            Conventional           2,200,000.00         2,200,000.00
       148            Wachovia        Self Storage           Self Storage           2,100,000.00         2,100,000.00
       149            Wachovia        Self Storage           Self Storage           1,500,000.00         1,500,000.00
       150            Wachovia           Retail               Unanchored            1,444,000.00         1,444,000.00
       151            Wachovia           Retail                Anchored             1,380,000.00         1,380,000.00

                    % OF AGGREGATE       % OF AGGREGATE    % OF AGGREGATE
    MORTGAGE         CUT-OFF DATE         CUT-OFF DATE      CUT-OFF DATE       ORIGINATION    FIRST PAY    MATURITY DATE    MORTGAGE
     NUMBER             BALANCE          GROUP 1 BALANCE   GROUP 2 BALANCE         DATE         DATE          OR ARD          RATE
------------------------------------------------------------------------------------------------------------------------------------

        1                6.41%                7.53%                              11/04/05     12/11/05       11/11/15        5.4400%
        2                6.30%                7.40%                              09/15/05     11/11/05       10/11/15        5.5100%
        3                5.87%                6.90%                              09/29/05     11/11/05       10/11/15        5.1900%
      3.01
      3.02
      3.03
      3.04
      3.05
      3.06
      3.07
      3.08
      3.09
      3.10
      3.11
      3.12
      3.13
      3.14
      3.15
      3.16
        4                5.72%                6.72%                              07/14/05     09/11/05       08/11/12        4.9700%
      4.01
      4.02
      4.03
      4.04
      4.05
      4.06
      4.07
      4.08
      4.09
      4.10
      4.11
      4.12
      4.13
      4.14
      4.15
      4.16
      4.17
      4.18
      4.19
      4.20
      4.21
      4.22
      4.23
      4.24
      4.25
      4.26
      4.27
      4.28
      4.29
      4.30
      4.31
      4.32
      4.33
      4.34
      4.35
        5                2.84%                3.34%                              12/14/05     02/11/06       01/11/16        5.7100%
        6                2.30%                2.71%                              09/28/05     11/11/05       10/11/15        5.3300%
        7                2.25%                2.64%                              12/09/05     01/11/06       12/11/15        5.3000%
        8                1.97%                2.31%                              10/11/05     11/11/05       10/11/15        5.4110%
        9                1.70%                1.99%                              08/01/05     09/11/05       08/11/15        5.1200%
       10                1.69%                1.98%                              10/27/05     12/11/05       11/11/15        5.4000%
       11                1.65%                1.94%                              10/11/05     11/11/05       10/11/15        5.3510%
       12                1.64%                                 11.02%            09/21/05     11/11/05       10/11/15        5.4200%
       13                1.62%                1.90%                              09/30/05     11/11/05       10/11/15        5.3200%
       14                1.62%                1.90%                              09/29/05     11/11/05       10/11/15        5.5700%
      14.01
      14.02
      14.03
      14.04
       15                1.50%                1.76%                              11/09/05     12/11/05       11/11/15        5.8800%
       16                1.38%                1.62%                              09/30/05     11/11/05       10/11/15        5.3200%
       17                1.38%                1.62%                              10/03/05     11/11/05       10/11/15        5.5100%
       18                1.32%                                  8.89%            10/31/05     12/11/05       11/11/15        5.2200%
       19                1.31%                                  8.79%            10/31/05     12/11/05       11/11/15        5.7400%
       20                1.25%                1.47%                              12/01/05     01/11/06       12/11/15        5.6100%
       21                1.20%                1.40%                              10/03/05     11/11/05       10/11/15        5.3200%
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
       22                1.11%                1.30%                              10/27/05     12/11/05       11/11/15        5.0300%
       23                1.04%                1.22%                              11/10/05     12/11/05       11/11/15        5.5200%
       24                0.99%                                  6.65%            11/21/05     01/11/06       12/11/15        5.5700%
       25                0.99%                1.16%                              10/05/05     11/11/05       10/11/15        5.5000%
       26                0.98%                                  6.59%            11/17/05     01/11/06       12/11/15        5.4000%
       27                0.95%                1.11%                              11/23/05     01/01/06       12/01/15        5.4840%
       28                0.92%                1.08%                              11/21/05     01/11/06       12/11/15        5.5800%
       29                0.86%                1.01%                              09/30/05     11/11/05       10/11/10        5.4900%
       30                0.85%                1.00%                              09/16/05     11/11/05       10/11/10        5.2400%
       31                0.79%                0.93%                              11/21/05     01/11/06       12/11/15        5.6500%
       32                0.79%                                  5.31%            11/21/05     01/11/06       12/11/15        5.5700%
       33                0.78%                0.91%                              09/02/05     10/11/05       09/11/15        5.3600%
       34                0.75%                0.88%                              04/21/05     06/01/05       05/01/15        5.4170%
       35                0.73%                0.85%                              07/14/05     09/11/05       08/11/15        5.2850%
       36                0.73%                0.85%                              10/21/05     12/11/05       11/11/10        5.6300%
       37
       38                0.68%                                  4.59%            10/31/05     12/11/05       11/11/15        5.4500%
       39                0.68%                                  4.57%            11/21/05     01/11/06       12/11/15        5.5700%
       40                0.67%                0.79%                              11/21/05     01/11/06       12/11/12        6.5700%
       41                0.67%                0.78%                              07/26/05     09/11/05       08/11/15        5.0500%
       42                0.67%                0.78%                              10/19/05     12/11/05       11/11/15        5.0900%
       43                0.66%                0.77%                              11/07/05     12/11/05       11/11/15        5.3500%
       44                0.64%                                  4.27%            09/01/05     10/11/05       09/11/15        5.2900%
       45                0.63%                0.74%                              10/03/05     11/11/05       10/11/15        4.9900%
       46                0.63%                0.74%                              11/22/05     01/11/06       12/11/15        5.4400%
       47                0.63%                0.74%                              11/21/05     01/11/06       12/11/15        5.5700%
       48                0.63%                0.74%                              11/09/05     12/11/05       11/11/15        5.8000%
       49                0.62%                0.73%                              10/31/05     12/11/05       11/11/15        5.2300%
       50                0.61%                0.72%                              11/03/05     12/11/05       11/11/15        5.3700%
       51                0.60%                0.71%                              09/16/05     11/11/05       10/11/10        4.7400%
       52                0.60%                0.71%                              11/09/05     12/11/05       11/11/15        5.3500%
      52.01
      52.02
      52.03
      52.04
      52.05
       53                0.60%                0.71%                              10/19/05     12/11/05       11/11/15        5.0400%
       54                0.55%                0.65%                              10/19/05     12/11/05       11/11/15        4.9900%
       55                0.55%                                  3.72%            11/30/05     01/11/06       12/11/15        5.1300%
       56                0.54%                0.64%                              10/03/05     11/11/05       10/11/15        4.9900%
       57                0.51%                0.60%                              10/06/05     11/11/05       10/11/15        5.4800%
       58                0.50%                0.59%                              11/10/05     12/11/05       11/11/15        5.2700%
       59                0.50%                0.58%                              11/01/05     12/11/05       11/11/15        5.3800%
       60                0.49%                0.57%                              11/07/05     12/11/05       11/11/15        5.3500%
       61                0.49%                                  3.29%            10/06/05     11/11/05       10/11/15        5.4200%
       62                0.47%                0.55%                              09/28/05     11/11/05       10/11/15        4.7800%
       63
       64                0.45%                0.53%                              11/01/05     01/11/06       12/11/15        5.9100%
      64.01
      64.02
      64.03
      64.04
      64.05
       65                0.45%                                  3.00%            11/21/05     01/11/06       12/11/15        5.5700%
       66                0.44%                0.52%                              07/14/05     09/11/05       08/11/15        5.2850%
       67                0.43%                0.51%                              10/19/05     12/11/05       11/11/15        5.0600%
       68                0.41%                                  2.76%            11/21/05     01/11/06       12/11/15        5.5700%
       69                0.37%                                  2.46%            10/07/05     11/11/05       10/11/15        5.2500%
       70                0.37%                                  2.46%            10/05/05     11/11/05       10/11/15        5.6300%
       71                0.36%                0.43%                              11/17/05     01/11/06       12/11/15        5.6500%
       72                0.36%                0.42%                              10/06/05     11/11/05       10/11/15        5.4500%
       73                0.36%                                  2.42%            10/28/05     12/11/05       11/11/15        5.2500%
       74                0.36%                0.42%                              07/14/05     09/11/05       08/11/15        5.2850%
       75                0.35%                0.41%                              09/16/05     11/11/05       10/11/10        4.7400%
       76                0.34%                0.40%                              11/30/05     12/11/05       11/11/15        5.2200%
       77                0.34%                                  2.31%            11/01/05     12/11/05       11/11/15        5.1200%
       78                0.34%                0.40%                              09/26/05     11/11/05       10/11/15        5.1000%
       79                0.34%                                  2.26%            10/26/05     12/11/05       11/11/15        5.1600%
       80                0.32%                                  2.12%            10/13/05     12/11/05       11/11/15        5.2300%
       81                0.31%                                  2.10%            11/21/05     01/11/06       12/11/15        5.5700%
       82                0.31%                0.36%                              10/03/05     11/11/05       10/11/15        4.9900%
      82.01
      82.02
       83                0.31%                0.36%                              10/13/05     12/11/05       11/11/15        5.5800%
       84                0.30%                0.35%                              10/03/05     11/11/05       10/11/15        4.9900%
       85                0.30%                0.35%                              11/16/05     01/11/06       12/11/15        5.5400%
       86                0.29%                0.34%                              09/20/05     11/01/05       10/01/15        5.4400%
       87                0.29%                0.34%                              10/19/05     12/11/05       11/11/15        5.0400%
       88                0.29%                                  1.94%            10/31/05     12/11/05       11/11/15        5.5900%
       89                0.28%                0.33%                              12/01/05     01/11/06       12/11/15        5.5900%
       90                0.28%                0.33%                              11/01/05     01/11/06       12/11/15        5.9100%
      90.01
      90.02
      90.03
      90.04
      90.05
       91                0.27%                0.32%                              07/14/05     09/11/05       08/11/15        5.2850%
       92                0.27%                0.32%                              11/14/05     01/11/06       12/11/15        5.8700%
       93                0.27%                0.31%                              11/17/05     01/11/06       12/11/15        5.4000%
       94                0.24%                0.29%                              07/14/05     09/11/05       08/11/15        5.2850%
       95                0.24%                0.29%                              11/04/05     12/11/05       11/11/15        5.7500%
       96                0.24%                0.29%                              10/03/05     11/11/05       10/11/15        4.9900%
       97                0.24%                0.29%                              09/29/05     11/11/05       10/11/15        5.5700%
       98                0.24%                0.28%                              07/14/05     09/11/05       08/11/15        5.2850%
       99                0.23%                0.27%                              11/21/05     01/11/06       12/11/15        5.5700%
       100               0.22%                0.25%                              10/20/05     12/11/05       11/11/15        5.0200%
       101               0.22%                                  1.45%            10/12/05     12/11/05       11/11/15        5.2000%
       102               0.21%                0.25%                              07/14/05     09/11/05       08/11/15        5.2850%
       103               0.21%                0.25%                              11/16/05     01/11/06       12/11/15        5.6000%
       104               0.20%                0.24%                              10/26/05     12/11/05       11/11/15        5.8800%
       105               0.20%                0.24%                              07/14/05     09/11/05       08/11/15        5.2850%
       106               0.20%                0.23%                              10/27/05     12/11/05       11/11/15        5.4200%
       107               0.19%                0.23%                              11/08/05     12/11/05       11/11/15        5.7500%
       108               0.19%                0.23%                              10/03/05     11/11/05       10/11/15        4.9900%
       109               0.19%                0.22%                              10/17/05     12/11/05       11/11/12        5.3400%
       110               0.19%                0.22%                              11/23/05     01/11/06       12/11/15        5.6600%
       111               0.19%                                  1.27%            10/13/05     12/11/05       11/11/15        5.2300%
       112               0.19%                0.22%                              11/23/05     01/11/06       12/11/15        5.5000%
       113               0.17%                0.20%                              07/14/05     09/11/05       08/11/15        5.2850%
       114               0.17%                0.20%                              10/03/05     11/11/05       10/11/15        4.9900%
       115               0.17%                                  1.13%            10/04/05     11/11/05       10/11/15        5.2400%
       116               0.17%                0.20%                              11/16/05     01/11/06       12/11/15        5.6000%
       117               0.17%                0.19%                              10/21/05     12/11/05       11/11/15        5.6900%
       118               0.16%                0.19%                              11/30/05     01/11/06       12/11/15        5.6500%
       119               0.16%                0.19%                              11/21/05     01/11/06       12/11/15        5.7000%
       120               0.16%                0.19%                              09/29/05     11/11/05       10/11/15        5.5700%
       121               0.15%                0.18%                              07/14/05     09/11/05       08/11/15        5.2850%
       122               0.15%                0.18%                              07/14/05     09/11/05       08/11/15        5.2850%
       123               0.15%                                  1.00%            11/17/05     01/11/06       12/11/15        5.4000%
       124               0.14%                0.16%                              07/20/05     09/11/05       08/11/15        5.5100%
       125               0.14%                0.16%                              08/29/05     10/11/05       09/11/15        5.0300%
       126               0.13%                0.16%                              07/14/05     09/11/05       08/11/15        5.2850%
       127               0.13%                0.16%                              11/15/05     01/11/06       12/11/15        5.8900%
       128               0.13%                0.16%                              11/23/05     01/11/06       12/11/15        5.6600%
       129               0.13%                0.16%                              08/03/05     09/11/05       08/11/15        5.0300%
       130               0.13%                0.15%                              11/08/05     12/11/05       11/11/15        5.8600%
       131               0.13%                0.15%                              07/14/05     09/11/05       08/11/15        5.2850%
       132               0.13%                                  0.85%            11/01/05     12/11/05       11/11/15        5.1900%
       133               0.12%                0.14%                              07/14/05     09/11/05       08/11/15        5.2850%
       134               0.12%                0.14%                              10/20/05     12/11/05       11/11/15        5.0200%
       135               0.12%                                  0.80%            11/17/05     01/11/06       12/11/15        5.4000%
       136               0.11%                0.13%                              07/20/05     09/11/05       08/11/15        5.5100%
       137               0.11%                                  0.76%            10/03/05     11/11/05       10/11/15        5.2300%
       138               0.11%                0.13%                              04/23/05     06/11/05       05/11/15        5.0300%
       139               0.11%                0.12%                              07/27/05     09/11/05       08/11/15        5.5400%
       140               0.10%                0.12%                              09/15/05     11/11/05       10/11/10        5.7100%
       141               0.10%                0.12%                              07/14/05     09/11/05       08/11/15        5.2850%
       142               0.10%                0.12%                              09/15/05     11/11/05       10/11/10        5.7100%
       143               0.10%                                  0.66%            09/13/05     11/11/05       10/11/15        5.3600%
       144               0.09%                0.11%                              07/14/05     09/11/05       08/11/15        5.2850%
       145               0.09%                0.11%                              11/18/05     01/11/06       12/11/15        5.8800%
       146               0.09%                0.10%                              07/14/05     09/11/05       08/11/15        5.2850%
       147               0.09%                                  0.58%            11/17/05     01/11/06       12/11/15        6.2000%
       148               0.08%                0.10%                              07/14/05     09/11/05       08/11/15        5.2850%
       149               0.06%                0.07%                              07/14/05     09/11/05       08/11/15        5.2850%
       150               0.06%                0.07%                              09/15/05     11/11/05       10/11/10        5.7100%
       151               0.05%                0.06%                              06/30/05     08/11/05       07/11/10        5.4000%

                                                           INTEREST      ORIGINAL         REMAINING
                         LOAN                              ACCURAL       TERM TO           TERM TO         REMAINING
    MORTGAGE        ADMINISTRATIVE        INTEREST          METHOD     MATURITY OR     MATURITY OR ARD     IO PERIOD
   LOAN NUMBER        COST RATE        ACCRUAL METHOD     DURING IO     ARD (MOS.)         (MOS.)            (MOS.)
------------------------------------------------------------------------------------------------------------------------

        1              0.02062%          Actual/360       Actual/360       120               119               59
        2              0.02062%          Actual/360                        120               118
        3              0.02062%          Actual/360       Actual/360       120               118               58
      3.01
      3.02
      3.03
      3.04
      3.05
      3.06
      3.07
      3.08
      3.09
      3.10
      3.11
      3.12
      3.13
      3.14
      3.15
      3.16
        4              0.02062%          Actual/360       Actual/360        84               80                80
      4.01
      4.02
      4.03
      4.04
      4.05
      4.06
      4.07
      4.08
      4.09
      4.10
      4.11
      4.12
      4.13
      4.14
      4.15
      4.16
      4.17
      4.18
      4.19
      4.20
      4.21
      4.22
      4.23
      4.24
      4.25
      4.26
      4.27
      4.28
      4.29
      4.30
      4.31
      4.32
      4.33
      4.34
      4.35
        5              0.02062%          Actual/360       Actual/360       120               120               36
        6              0.02062%          Actual/360       Actual/360       120               118               58
        7              0.02062%            30/360                          120               120
        8              0.02062%          Actual/360                        120               118
        9              0.02062%          Actual/360       Actual/360       120               116               56
       10              0.02062%          Actual/360       Actual/360       120               119               83
       11              0.02062%          Actual/360                        120               118
       12              0.02062%          Actual/360       Actual/360       120               118               58
       13              0.02062%          Actual/360       Actual/360       120               118               58
       14              0.02062%          Actual/360       Actual/360       120               118               58
      14.01
      14.02
      14.03
      14.04
       15              0.02062%          Actual/360       Actual/360       120               119               59
       16              0.02062%          Actual/360       Actual/360       120               118               58
       17              0.02062%          Actual/360       Actual/360       120               118               22
       18              0.02062%          Actual/360       Actual/360       120               119              119
       19              0.02062%          Actual/360       Actual/360       120               119               35
       20              0.02062%          Actual/360       Actual/360       120               120              120
       21              0.02062%          Actual/360                        120               118
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
       22              0.02062%          Actual/360       Actual/360       120               119              119
       23              0.02062%          Actual/360       Actual/360       120               119              119
       24              0.02062%          Actual/360       Actual/360       120               120               60
       25              0.02062%          Actual/360       Actual/360       120               118              118
       26              0.02062%          Actual/360       Actual/360       120               120               60
       27              0.04062%          Actual/360       Actual/360       120               120               60
       28              0.02062%          Actual/360       Actual/360       120               120              120
       29              0.02062%          Actual/360                         60               58
       30              0.02062%          Actual/360       Actual/360        60               58                58
       31              0.02062%          Actual/360                        120               120
       32              0.02062%          Actual/360       Actual/360       120               120               60
       33              0.02062%          Actual/360       Actual/360       120               117              117
       34              0.04062%          Actual/360       Actual/360       120               113               17
       35              0.02062%          Actual/360       Actual/360       120               116               56
       36              0.02062%          Actual/360       Actual/360        60               59                59
       37
       38              0.02062%          Actual/360       Actual/360       120               119              119
       39              0.02062%          Actual/360       Actual/360       120               120               60
       40              0.02062%          Actual/360                         84               84
       41              0.02062%          Actual/360                        120               116
       42              0.02062%          Actual/360       Actual/360       120               119              119
       43              0.02062%          Actual/360       Actual/360       120               119               23
       44              0.02062%          Actual/360       Actual/360       120               117              117
       45              0.02062%          Actual/360       Actual/360       120               118               58
       46              0.02062%          Actual/360                        120               120
       47              0.02062%          Actual/360       Actual/360       120               120               60
       48              0.02062%          Actual/360       Actual/360       120               119               35
       49              0.02062%          Actual/360       Actual/360       120               119               71
       50              0.02062%          Actual/360       Actual/360       120               119               35
       51              0.02062%          Actual/360       Actual/360        60               58                58
       52              0.04062%          Actual/360       Actual/360       120               119               59
      52.01
      52.02
      52.03
      52.04
      52.05
       53              0.02062%          Actual/360       Actual/360       120               119              119
       54              0.02062%          Actual/360       Actual/360       120               119              119
       55              0.02062%          Actual/360                        120               120
       56              0.02062%          Actual/360       Actual/360       120               118               58
       57              0.02062%          Actual/360       Actual/360       120               118               22
       58              0.02062%          Actual/360       Actual/360       120               119               59
       59              0.02062%          Actual/360       Actual/360       120               119               23
       60              0.02062%          Actual/360       Actual/360       120               119               23
       61              0.02062%          Actual/360       Actual/360       120               118              118
       62              0.02062%          Actual/360                        120               118
       63
       64              0.02062%          Actual/360                        120               120
      64.01
      64.02
      64.03
      64.04
      64.05
       65              0.02062%          Actual/360       Actual/360       120               120               60
       66              0.02062%          Actual/360       Actual/360       120               116               56
       67              0.02062%          Actual/360       Actual/360       120               119              119
       68              0.02062%          Actual/360       Actual/360       120               120               60
       69              0.02062%          Actual/360       Actual/360       120               118               16
       70              0.02062%          Actual/360       Actual/360       120               118               22
       71              0.02062%            30/360           30/360         120               120               84
       72              0.02062%          Actual/360                        120               118
       73              0.02062%          Actual/360       Actual/360       120               119               47
       74              0.02062%          Actual/360       Actual/360       120               116               56
       75              0.02062%          Actual/360       Actual/360        60               58                58
       76              0.02062%          Actual/360       Actual/360       120               119               59
       77              0.02062%          Actual/360       Actual/360       120               119              119
       78              0.02062%          Actual/360       Actual/360       120               118               58
       79              0.02062%          Actual/360       Actual/360       120               119              119
       80              0.02062%          Actual/360       Actual/360       120               119               29
       81              0.02062%          Actual/360       Actual/360       120               120               60
       82              0.02062%          Actual/360       Actual/360       120               118               58
      82.01
      82.02
       83              0.02062%          Actual/360                        120               119
       84              0.02062%          Actual/360       Actual/360       120               118               58
       85              0.02062%          Actual/360                        120               120
       86              0.06062%          Actual/360                        120               118
       87              0.02062%          Actual/360       Actual/360       120               119              119
       88              0.02062%          Actual/360       Actual/360       120               119               23
       89              0.02062%          Actual/360                        120               120
       90              0.02062%          Actual/360                        120               120
      90.01
      90.02
      90.03
      90.04
      90.05
       91              0.02062%          Actual/360       Actual/360       120               116               56
       92              0.02062%          Actual/360       Actual/360       120               120               12
       93              0.02062%          Actual/360       Actual/360       120               120               60
       94              0.02062%          Actual/360       Actual/360       120               116               56
       95              0.02062%          Actual/360       Actual/360       120               119               35
       96              0.02062%          Actual/360       Actual/360       120               118               58
       97              0.02062%          Actual/360       Actual/360       120               118               58
       98              0.02062%          Actual/360       Actual/360       120               116               56
       99              0.02062%          Actual/360       Actual/360       120               120               60
       100             0.02062%          Actual/360       Actual/360       120               119               23
       101             0.02062%          Actual/360                        120               119
       102             0.02062%          Actual/360       Actual/360       120               116               56
       103             0.02062%          Actual/360       Actual/360       120               120               24
       104             0.02062%          Actual/360                        120               119
       105             0.02062%          Actual/360       Actual/360       120               116               56
       106             0.02062%          Actual/360       Actual/360       120               119               17
       107             0.02062%          Actual/360       Actual/360       120               119               23
       108             0.02062%          Actual/360       Actual/360       120               118               58
       109             0.02062%          Actual/360       Actual/360        84               83                83
       110             0.02062%          Actual/360       Actual/360       120               120               12
       111             0.02062%          Actual/360       Actual/360       120               119               29
       112             0.02062%          Actual/360       Actual/360       120               120               60
       113             0.02062%          Actual/360       Actual/360       120               116               56
       114             0.02062%          Actual/360       Actual/360       120               118               58
       115             0.02062%          Actual/360                        120               118
       116             0.02062%          Actual/360       Actual/360       120               120               24
       117             0.02062%          Actual/360                        120               119
       118             0.02062%          Actual/360                        120               120
       119             0.02062%          Actual/360                        120               120
       120             0.02062%          Actual/360       Actual/360       120               118               58
       121             0.02062%          Actual/360       Actual/360       120               116               56
       122             0.02062%          Actual/360       Actual/360       120               116               56
       123             0.02062%          Actual/360       Actual/360       120               120               60
       124             0.02062%          Actual/360       Actual/360       120               116              116
       125             0.02062%          Actual/360       Actual/360       120               117              117
       126             0.02062%          Actual/360       Actual/360       120               116               56
       127             0.02062%          Actual/360                        120               120
       128             0.02062%          Actual/360       Actual/360       120               120               12
       129             0.02062%          Actual/360       Actual/360       120               116              116
       130             0.02062%          Actual/360       Actual/360       120               119               23
       131             0.02062%          Actual/360       Actual/360       120               116               56
       132             0.02062%          Actual/360                        120               119
       133             0.02062%          Actual/360       Actual/360       120               116               56
       134             0.02062%          Actual/360       Actual/360       120               119               23
       135             0.02062%          Actual/360       Actual/360       120               120               60
       136             0.02062%          Actual/360       Actual/360       120               116              116
       137             0.02062%          Actual/360                        120               118
       138             0.02062%          Actual/360       Actual/360       120               113              113
       139             0.02062%          Actual/360                        120               116
       140             0.02062%          Actual/360       Actual/360        60               58                58
       141             0.02062%          Actual/360       Actual/360       120               116               56
       142             0.02062%          Actual/360       Actual/360        60               58                58
       143             0.02062%          Actual/360                        120               118
       144             0.02062%          Actual/360       Actual/360       120               116               56
       145             0.02062%          Actual/360                        120               120
       146             0.02062%          Actual/360       Actual/360       120               116               56
       147             0.02062%          Actual/360                        120               120
       148             0.02062%          Actual/360       Actual/360       120               116               56
       149             0.02062%          Actual/360       Actual/360       120               116               56
       150             0.02062%          Actual/360       Actual/360        60               58                58
       151             0.02062%          Actual/360       Actual/360        60               55                55

    ORIGINAL        REMAINING                      MATURITY DATE
   AMORT TERM      AMORT TERM       MONTHLY P&I    OR ARD BALOON        ARD
     (MOS.)          (MOS.)         PAYMENTS ($)    BALANCE ($)        LOAN   PREPAYMENT PROVISIONS
------------------------------------------------------------------------------------------------------------------------------------
      360              360          916,549.14      150,833,191.02       N    L(25),D(91),O(4)
      360              358          909,466.52      133,685,196.21       N    L(26),D(89),O(5)
      360              360          816,514.54      137,680,563.51       N    L(26),D(90),O(4)

       IO              IO               IO          145,000,000.00       N    L(28),D(52) or (GRTR2%orYM(20),GRTR1%orYM(32)),O(4)

      360              360          418,344.69       64,677,419.94       N    L(23),D(94),O(3)
     Varies          Varies           Steps          53,999,999.44       Y    L(26),D(91),O(3)
      360              360          316,523.65       46,778,705.39       N    L(24),D(89),O(7)
      360              358          281,108.82       41,648,040.92       N    L(26),D(87),O(7)
      360              360          233,997.13       39,728,373.72       N    L(28),D(89),O(3)
      360              360          239,885.95       40,963,757.61       N    L(25),D(91),O(4)
      360              358          234,559.90       34,918,515.22       N    L(26),D(87),O(7)
      360              360          233,553.65       38,510,812.56       N    L(26),D(91),O(3)
      360              360          228,184.39       37,991,912.02       N    L(26),D(91),O(3)
      360              360          234,368.48       38,090,866.23       N    L(26),D(91),O(3)

      300              300          242,054.69       34,292,925.85       N    L(25),D(91),O(4)
      360              360          194,791.56       32,432,120.02       N    L(26),D(91),O(3)
      360              360          198,945.80       30,668,573.11       N    L(26),D(87),O(7)
       IO              IO               IO           33,500,000.00       N    L(48),D(69),O(3)
      360              360          192,952.39       29,751,963.26       N    L(48),D(69),O(3)
       IO              IO               IO           31,780,000.00       N    L(23),GRTR1%orYM(36),LSR4%orYM(12),LSR3%orYM(12),LSR2%
                                                                              orYM(12),LSR1%orYM(7),O(6)
      360              358          168,912.11       25,208,122.04       N    L(48),D(69),O(3)

       IO              IO               IO           28,100,000.00       N    L(25),D(92),O(3)
       IO              IO               IO           26,300,000.00       N    L(25),D(91),O(4)
      360              360          143,276.04       23,285,811.89       N    L(24),D(91),O(5)
       IO              IO               IO           25,025,000.00       Y    L(26),D(93),O(1)
      360              360          139,400.02       23,030,075.67       N    L(24),D(91),O(5)
      360              360          136,028.53       22,325,509.06       Y    L(24),D(92),O(4)
       IO              IO               IO           23,400,000.00       Y    L(24),D(95),O(1)
      360              358          124,321.85       20,361,222.06       N    L(48),D(5),O(7)
       IO              IO               IO           21,500,000.00       N    GRTR1%orYM(49),O(11)
      342              342          117,795.83       16,403,005.56       N    L(48),D(68),O(4)
      360              360          114,437.73       18,598,891.29       N    L(24),D(91),O(5)
       IO              IO               IO           19,715,000.00       Y    L(48),D(68),O(4)
      360              360          106,892.56       16,644,728.72       N    L(31),D(85),O(4)
      360              360          102,004.73       17,041,475.51       N    L(28),D(89),O(3)
       IO              IO               IO           18,400,000.00       N    GRTR1%orYM(49),O(11)

       IO              IO               IO           17,300,000.00       N    L(25),D(91),O(4)
      360              360          98,416.45        15,995,046.50       N    L(24),D(91),O(5)
      300              300          115,529.91       14,749,591.81       N    L(24),D(56),O(4)
      360              356          91,779.87        13,998,520.25       N    L(28),D(89),O(3)
       IO              IO               IO           16,920,000.00       N    L(25),D(92),O(3)
      300              300          101,062.04       13,639,943.39       N    L(25),D(92),O(3)
       IO              IO               IO           16,100,000.00       N    L(27),D(90),O(3)
      360              360          86,115.43        14,809,027.86       N    L(26),D(91),O(3)
      360              360          90,244.84        13,339,162.00       N    L(24),D(93),O(3)
      360              360          91,321.31        14,841,915.24       N    L(24),D(91),O(5)
      360              360          93,293.73        14,308,805.04       N    L(25),D(91),O(4)
      360              360          86,777.08        14,835,972.79       N    L(25),D(91),O(4)
      342              342          88,583.55        13,640,056.21       N    L(25),D(91),O(4)
       IO              IO               IO           15,300,000.00       N    GRTR1%orYM(49),O(11)
      360              360          85,437.30        14,183,147.20       N    L(25),D(92),O(3)

       IO              IO               IO           15,300,000.00       N    L(25),D(92),O(3)
       IO              IO               IO           14,040,000.00       N    L(25)D(92),O(3)
      360              360          76,271.25        11,557,617.22       N    L(24),D(93),O(3)
      360              360          73,728.96        12,678,962.21       N    L(26),D(91),O(3)
      360              360          73,649.53        11,382,991.51       N    L(26),D(91),O(3)
      360              360          70,508.65        11,796,288.18       N    L(25),D(92),O(3)
      300              300          76,474.67        10,299,682.20       N    L(25),D(92),O(3)
      300              300          75,040.08        10,127,862.16       N    L(25),D(92),O(3)
       IO              IO               IO           12,390,000.00       Y    L(26),GRTR1%orYM(91),O(3)
      360              358          62,814.86        9,793,621.02        N    L(26),D(90),O(4)

      240              240          80,691.16        7,411,079.56        N    L(36),D(81),O(3)

      360              360          64,771.76        10,526,972.47       N    L(24),D(91),O(5)
      360              360          62,089.83        10,373,072.04       N    L(28),D(89),O(3)
       IO              IO               IO           11,000,000.00       N    L(25),D(92),O(3)
      360              360          59,507.62        9,671,423.47        N    L(24),D(91),O(5)
      360              360          51,078.84        7,962,000.81        N    L(26),D(91),O(3)
      336              336          54,759.49        7,948,611.63        N    L(26),D(90),O(4)
      360              360          53,105.69        8,816,946.89        N    L(24),GRTR1%orYM(93),O(3)
      360              358          51,722.48        7,639,221.16        N    L(26),D(87),O(7)
      360              360          50,250.54        8,264,826.39        N    L(25),D(92),O(3)
      360              360          49,893.62        8,335,504.32        N    L(28),D(89),O(3)
       IO              IO               IO           8,800,000.00        N    GRTR1%orYM(49),O(11)
      360              360          47,880.19        8,049,647.39        N    L(25),D(91),O(4)
       IO              IO               IO           8,700,000.00        N    GRTR1%orYM(56),O(64)
      360              360          46,693.68        7,943,243.83        N    L(26),D(90),O(4)
       IO              IO               IO           8,500,000.00        N    L(25),GRTR2%orYM(91),O(4)
      360              360          44,077.25        7,041,570.48        N    L(25),D(92),O(3)
      360              360          45,222.63        7,349,768.51        N    L(24),D(91),O(5)
      360              360          41,888.78        7,203,494.38        N    L(26),D(91),O(3)

      360              359          44,765.76        6,543,176.89        N    L(36),D(81),O(3)
      360              360          40,902.15        7,033,827.18        N    L(26),D(91),O(3)
      360              360          42,772.59        6,272,167.67        N    L(24),D(92),O(4)
      360              358          41,962.92        6,216,776.21        Y    L(26),D(90),O(4)
       IO              IO               IO           7,358,000.00        N    L(25),D(92),O(3)
      360              360          41,930.56        6,418,889.34        N    L(25),D(92),O(3)
      360              360          41,288.30        6,030,558.90        N    L(48),D(68),O(4)
      240              240          50,889.84        4,673,977.65        N    L(36),D(81),O(3)

      360              360          38,251.77        6,390,553.31        N    L(28),D(89),O(3)
      360              360          40,202.84        5,880,384.95        N    L(24),D(93),O(3)
      360              360          37,903.33        6,261,954.11        N    L(24),D(91),O(5)
      360              360          34,371.16        5,742,236.31        N    L(28),D(89),O(3)
      360              360          36,181.52        5,573,987.83        N    L(25),D(92),O(3)
      360              360          33,175.35        5,705,071.94        N    L(26),D(91),O(3)
      360              360          35,246.82        5,728,509.18        N    L(26),D(91),O(3)
      360              360          33,816.78        5,649,619.59        N    L(28),D(89),O(3)
      360              360          33,857.78        5,502,706.10        N    L(24),D(91),O(5)
      360              360          29,592.45        4,761,302.76        N    L(25),D(91),O(4)
      360              359          30,091.28        4,533,862.63        N    L(25),D(92),O(3)
      360              360          29,936.17        5,001,302.59        N    L(28),D(89),O(3)
      360              360          30,368.78        4,645,213.08        N    L(36),D(81),O(3)
      360              359          30,776.58        4,393,428.49        N    L(25),D(92),O(3)
      360              360          28,273.05        4,723,452.45        N    L(28),D(89),O(3)
      360              360          28,138.99        4,323,882.80        N    L(25),D(88),O(7)
      360              360          28,828.50        4,352,943.94        N    L(25),D(91),O(4)
      360              360          26,295.77        4,522,009.50        N    L(26),D(91),O(3)
       IO              IO               IO           4,850,000.00        N    L(25),D(56),O(3)
      360              360          27,882.14        4,149,198.78        N    L(48),D(68),O(4)
      360              360          26,446.35        4,224,942.29        N    L(25),D(92),O(3)
      360              360          26,799.64        4,384,994.28        N    L(36),D(81),O(3)
      360              360          24,392.43        4,075,135.45        N    L(28),D(89),O(3)
      360              360          22,949.82        3,946,615.15        N    L(26),D(91),O(3)
      360              358          23,607.82        3,545,873.98        N    L(26),D(91),O(3)
      360              360          24,398.36        3,731,976.48        N    L(36),D(81),O(3)
      360              359          24,280.64        3,518,241.30        N    L(25),D(92),O(3)
      360              360          23,695.53        3,444,578.15        N    L(24),D(93),O(3)
      360              360          23,506.22        3,403,603.36        N    L(24),D(93),O(3)
      360              360          22,887.55        3,719,811.15        N    L(26),D(91),O(3)
      360              360          21,620.57        3,612,051.87        N    L(28),D(89),O(3)
      360              360          21,066.19        3,519,435.16        N    L(28),D(89),O(3)
      360              360          21,057.40        3,478,863.39        N    L(24),D(91),O(5)
       IO              IO               IO           3,462,000.00        Y    L(48),D(68),O(4)
       IO              IO               IO           3,424,000.00        Y    L(48),D(68),O(4)
      360              360          18,848.70        3,148,968.30        N    L(28),D(89),O(3)
      360              360          20,073.79        2,863,571.08        N    L(24),D(93),O(3)
      360              360          19,503.05        2,902,289.30        N    L(48),D(68),O(4)
       IO              IO               IO           3,350,000.00        Y    L(48),D(68),O(4)
      360              360          19,725.35        2,950,582.68        N    L(25),D(92),O(3)
      360              360          18,294.33        3,056,351.59        N    L(28),D(89),O(3)
      360              359          17,551.79        2,646,664.54        N    L(48),D(65),O(7)
      360              360          17,185.58        2,871,118.15        N    L(28),D(89),O(3)
      360              360          16,410.36        2,640,358.80        N    L(25),D(91),O(4)
      360              360          16,845.92        2,783,090.71        N    L(24),D(91),O(5)
       IO              IO               IO           2,891,000.00        Y    L(48),D(68),O(4)
      360              358          15,867.81        2,385,248.26        N    L(26),D(91),O(3)
       IO              IO               IO           2,870,000.00        Y    L(48),D(68),O(4)
      240              236          18,634.01        1,738,600.41        N    L(28),D(89),O(3)
       IO              IO               IO           2,640,000.00        Y    L(48),D(8),O(4)
      360              360          14,413.71        2,408,034.58        N    L(28),D(89),O(3)
       IO              IO               IO           2,571,000.00        Y    L(48),D(8),O(4)
      360              358          13,864.10        2,062,439.40        N    L(26),D(91),O(3)
      360              360          13,304.96        2,222,801.15        N    L(28),D(89),O(3)
      300              300          14,822.66        1,794,446.04        N    L(24),D(93),O(3)
      360              360          12,196.22        2,037,567.72        N    L(28),D(89),O(3)
      360              360          13,474.32        1,876,419.39        N    L(24),D(93),O(3)
      360              360          11,641.84        1,944,951.01        N    L(28),D(89),O(3)
      360              360           8,315.60        1,389,250.72        N    L(28),D(89),O(3)
       IO              IO               IO           1,444,000.00        Y    L(48),D(8),O(4)
       IO              IO               IO           1,380,000.00        Y    L(48),D(8),O(4)

                                                                                 LTV
                                                                 CUT-OFF       RATIO AT
     MORTGAGE           Appraised  APPRAISAL                    DATE LTV       MATURITY       YEAR          YEAR
   LOAN NUMBER          Value ($)     DATE        DSCR (X)        RATIO         OR ARD       BUILT       RENOVATED
----------------------------------------------------------------------------------------------------------------------

        1              500,000,000  08/09/05        1.51         65.00%         60.33%        2005
        2              240,000,000  08/29/05        1.51         66.53%         55.70%        1977          2002
        3              200,050,000  Various         1.29         74.41%         68.82%      Various       Various
       3.01             23,100,000  07/11/05                                                  1985
       3.02             20,900,000  06/28/05                                                  1986
       3.03             20,200,000  07/11/05                                                  1992
       3.04             18,100,000  07/01/05                                                  1987
       3.05             17,200,000  07/01/06                                                  1988
       3.06             16,000,000  06/21/05                                                  1982
       3.07             13,500,000  07/12/05                                                  1974          1997
       3.08             12,800,000  06/27/05                                                  1981
       3.09             10,650,000  07/01/05                                                  1986
       3.10             11,100,000  04/01/06                                                  1986
       3.11             9,750,000   07/11/05                                                  1975
       3.12             7,950,000   06/28/05                                                  1982
       3.13             7,550,000   07/01/05                                                  1976
       3.14             4,700,000   07/01/07                                                  1980
       3.15             4,150,000   06/28/05                                                  1981
       3.16             2,400,000   06/23/05                                                  1988
        4               240,120,000  Various         2.09         60.39%         60.39%      Various       Various
       4.01             22,500,000  06/09/05                                                  1989
       4.02             17,380,000  05/20/05                                                  1988
       4.03             15,020,000  06/22/05                                                  1985
       4.04             11,150,000  06/01/05                                                  1992
       4.05             11,370,000  06/09/05                                                  1998
       4.06             10,300,000  06/11/05                                                  1989
       4.07             11,000,000  06/02/05                                                  2000
       4.08             8,300,000   05/18/05                                                  1996
       4.09             8,800,000   05/27/05                                                  1990
       4.10             8,100,000   06/11/05                                                  1999
       4.11             7,600,000   06/09/05                                                  1986
       4.12             7,500,000   06/09/05                                                  1995
       4.13             5,500,000   05/25/05                                                  1952          1998
       4.14             7,480,000   06/01/05                                                  1985
       4.15             6,180,000   05/26/05                                                  1983
       4.16             6,600,000   06/08/05                                                  1988
       4.17             6,200,000   06/02/05                                                  1988
       4.18             5,980,000   05/24/05                                                  1987
       4.19             5,150,000   05/20/05                                                  1987
       4.20             6,390,000   06/11/05                                                  1989
       4.21             4,450,000   06/07/05                                                  1996
       4.22             4,850,000   05/18/05                                                  1987
       4.23             3,970,000   05/25/05                                                  1983
       4.24             5,550,000   06/02/05                                                  1966
       4.25             4,640,000   05/24/05                                                  1988
       4.26             4,560,000   06/22/05                                                  1990
       4.27             4,300,000   05/16/05                                                  1986
       4.28             3,850,000   06/29/05                                                  1987
       4.29             2,950,000   05/24/05                                                  1997
       4.30             3,300,000   06/09/05                                                  1995
       4.31             1,800,000   05/12/05                                                  1996
       4.32             2,500,000   05/12/05                                                  1989
       4.33             2,000,000   05/25/05                                                  1984
       4.34             1,300,000   06/03/05                                                  1987
       4.35             1,600,000   05/25/05                                                  1984
        5              101,000,000  11/01/06        1.23         71.29%         64.04%        2003
        6               73,000,000  09/02/05        1.20         80.00%         73.97%        1996          2002
        7              157,900,000  11/06/05        2.59         36.10%         29.63%        1996
        8               71,200,000  10/03/05        1.21         70.08%         58.49%        1996          2000
        9               55,250,000  12/01/07        1.23         77.83%         71.91%        1987
        10              70,500,000  10/05/05        1.24         60.60%         58.10%        1925          1985
        11              56,000,000  10/01/05        1.22         74.84%         62.35%        1955          1997
        12              52,000,000  08/15/05        1.21         79.81%         74.06%        2004
        13              57,500,000  09/01/05        1.20         71.30%         66.07%        1993
        14              51,200,000  07/28/05        1.25         80.00%         74.40%      Various
      14.01             20,400,000  07/28/05                                                  1998
      14.02             19,400,000  07/28/05                                                  1984
      14.03             7,600,000   07/28/05                                                  1982
      14.04             3,800,000   07/28/05                                                  1996
        15              55,100,000  11/01/05        1.33         68.97%         62.24%        1969          2004
        16              44,500,000  09/01/05        1.24         78.65%         72.88%        1990
        17              47,000,000  08/24/05        1.26         74.47%         65.25%        1982
        18              46,300,000  10/11/05        1.54         72.35%         72.35%        1986
        19              54,600,000  09/08/05        1.38         60.62%         54.49%        1988
        20              45,400,000  11/01/05        1.56         70.00%         70.00%        2002
        21              39,500,000  09/06/05        1.20         76.67%         63.82%      Various       Various
      21.01                                                                                   1938          2000
      21.02                                                                                   1923
      21.03                                                                                   1923
      21.04                                                                                   1925
      21.05                                                                                   1919
      21.06                                                                                   1919
      21.07                                                                                   1924
      21.08                                                                                   1925
      21.09                                                                                   1925
      21.10                                                                                   1924
      21.11                                                                                   1922
      21.12                                                                                   1924
      21.13                                                                                   1924
      21.14                                                                                   1917
      21.15                                                                                   1919
      21.16                                                                                   1919
      21.17                                                                                   1910
      21.18                                                                                   1911
      21.19                                                                                   1949
      21.20                                                                                   1912
      21.21                                                                                   1915
      21.22                                                                                   1909
      21.23                                                                                   1938
        22              40,200,000  09/16/05        1.54         69.90%         69.90%        1996
        23              92,450,000  10/25/05        3.63         28.45%         28.45%        2002
        24              31,300,000  10/15/05        1.32         80.00%         74.40%        1978
        25              38,500,000  11/01/05        1.80         65.00%         65.00%        2005
        26              33,200,000  09/27/05        1.25         74.77%         69.37%        1967          1998
        27              33,000,000  11/02/05        1.21         72.73%         67.65%        2001
        28              36,000,000  07/21/05        1.61         65.00%         65.00%        2000
        29              27,400,000  01/18/06        1.23         79.84%         74.31%        1990
        30              26,500,000  09/01/05        1.49         81.13%         81.13%        1998
        31              25,000,000  09/14/05        1.22         80.00%         65.61%        2004
        32              26,650,000  10/12/05        1.23         75.05%         69.79%        1977          2000
        33              30,250,000  07/01/05        1.71         65.17%         65.17%        2004
        34              24,200,000  02/01/05        1.25         78.51%         68.78%        2004
        35              24,000,000  06/03/05        1.32         76.67%         71.01%        1987
        36              26,350,000  09/26/05        1.32         69.83%         69.83%        1998          2005
        37
        38              22,800,000  09/07/05        1.49         75.88%         75.88%        1989
        39              21,500,000  10/12/05        1.22         80.00%         74.40%        1986
        40              22,200,000  05/18/05        1.25         76.58%         66.44%        1920          1980
        41              22,100,000  06/24/05        1.22         76.58%         63.34%        1981          1995
        42              32,000,000  09/20/05        1.84         52.88%         52.88%        1979          2001
        43              24,900,000  09/26/05        1.48         67.07%         54.78%        1984          2004
        44              22,000,000  06/22/05        1.51         73.18%         73.18%        1984
        45              25,600,000  09/15/05        1.21         62.73%         57.85%        1925          2005
        46              20,670,000  03/01/06        1.33         77.41%         64.53%        2005
        47              19,950,000  11/01/05        1.22         80.00%         74.40%        1973          1997
        48              19,900,000  04/01/05        1.24         79.90%         71.90%        1955          1990
        49              21,000,000  08/19/05        1.25         75.00%         70.65%        1994
        50              32,600,000  07/08/05        2.19         47.55%         41.84%        1937
        51              33,100,000  08/29/05        2.34         46.22%         46.22%        1989
        52              22,200,000  06/01/07        1.25         68.92%         63.89%      Various
      52.01                                                                                   1979
      52.02                                                                                   1979
      52.03                                                                                   1977
      52.04                                                                                   1975
      52.05                                                                                   1976
        53              27,400,000  09/20/05        1.80         55.84%         55.84%        1986
        54              27,000,000  09/20/05        2.48         52.00%         52.00%        1998
        55              21,400,000  10/12/05        1.31         65.42%         54.01%        1987
        56              19,050,000  09/15/05        1.20         72.18%         66.56%        1929          2005
        57              18,000,000  08/16/05        1.24         72.22%         63.24%        1974
        58              16,500,000  10/04/05        1.20         77.21%         71.49%        1999
        59              16,800,000  09/22/05        1.55         75.00%         61.31%        1983          2004
        60              21,000,000  09/13/05        1.45         59.05%         48.23%        1987          2005
        61              20,650,000  08/13/05        1.52         60.00%         60.00%        1995
        62              31,400,000  08/18/05        2.64         38.13%         31.19%        1929
        63
        64              19,500,000  09/01/05        1.75         58.18%         38.01%      Various
      64.01             5,500,000   09/01/05                                                  1996
      64.02             3,800,000   09/01/05                                                  1999
      64.03             3,600,000   09/01/05                                                  1998
      64.04             3,500,000   09/01/05                                                  2000
      64.05             3,100,000   09/01/05                                                  1996
        65              14,150,000  10/12/05        1.23         80.00%         74.40%        1986
        66              13,950,000  06/03/05        1.20         80.29%         74.36%        1974
        67              22,050,000  09/19/05        1.76         49.89%         49.89%        1997
        68              14,550,000  10/28/05        1.39         71.48%         66.47%        1974
        69              13,310,000  08/02/05        1.22         69.50%         59.82%        2003
        70              12,300,000  08/31/05        1.20         75.20%         64.62%        1988
        71              15,100,000  10/01/05        1.24         60.93%         58.39%        2000
        72              11,450,000  08/30/05        1.23         79.83%         66.72%        2004
        73              12,200,000  04/01/06        1.22         74.59%         67.74%        1974
        74              11,680,000  05/17/05        1.20         77.05%         71.37%        1902
        75              18,300,000  08/29/05        2.20         48.09%         48.09%        1986
        76              12,900,000  10/17/05        1.50         67.44%         62.40%        2000
        77              12,000,000  07/21/05        1.53         72.50%         72.50%        1985
        78              10,900,000  08/17/05        1.21         78.90%         72.87%        1989
        79              12,300,000  09/14/05        1.62         69.11%         69.11%        1987
        80              10,000,000  08/09/05        1.32         80.00%         70.42%        1969          1981
        81              9,900,000   11/01/05        1.20         79.83%         74.24%        1979
        82              9,765,000   09/15/05        1.32         80.00%         73.77%        1922          2005
      82.01             4,925,000   09/15/05                                                  1922          2005
      82.02             4,840,000   09/15/05                                                  1922          2005
        83              9,850,000   09/11/05        1.23         79.25%         66.43%        2005
        84              9,535,000   09/15/05        1.24         80.00%         73.77%        1929          2005
        85              9,500,000   11/05/05        1.35         78.95%         66.02%        1984
        86              9,500,000   07/01/05        1.77         78.15%         65.44%        1988
        87              13,600,000  09/22/05        2.10         54.10%         54.10%        1992
        88              9,700,000   09/26/05        1.27         75.38%         66.17%        1973          2004
        89              9,000,000   09/14/05        1.25         80.00%         67.01%        1988
        90              11,900,000  Various         1.69         60.13%         39.28%      Various       Various
      90.01             3,700,000   09/01/05                                                  1974          1997
      90.02             3,000,000   09/01/05                                                  1999
      90.03             1,900,000   09/01/05                                                  1973          2001
      90.04             1,800,000   08/30/05                                                  1992
      90.05             1,500,000   09/01/05                                                  1982
        91              8,900,000   05/11/05        1.20         77.53%         71.80%        1998
        92              9,000,000   08/31/06        1.31         75.56%         65.34%        1985
        93              10,450,000  09/27/05        1.20         64.59%         59.92%        1971          1998
        94              8,000,000   06/07/05        1.20         77.50%         71.78%        1986
        95              8,800,000   09/16/05        1.20         70.45%         63.34%        1985
        96              7,830,000   09/15/05        1.21         79.02%         72.86%        1968          2005
        97              8,100,000   08/23/05        1.21         76.05%         70.72%        1998
        98              7,900,000   06/13/05        1.33         77.22%         71.51%        1988
        99              7,400,000   10/15/05        1.24         79.96%         74.36%        1979
       100              8,600,000   09/22/05        1.51         63.95%         55.36%        1980
       101              6,850,000   08/18/05        1.22         79.91%         66.19%        2004
       102              7,000,000   05/30/05        1.34         77.14%         71.45%        1986
       103              7,170,000   08/26/05        1.20         73.78%         64.79%        2004
       104              7,410,000   10/01/05        1.38         70.10%         59.29%        2000
       105              6,700,000   05/19/05        1.24         76.12%         70.50%        1997
       106              6,800,000   07/21/05        1.37         73.53%         63.59%        1970          2004
       107              6,700,000   10/21/05        1.22         73.73%         64.97%        1999          2005
       108              6,130,000   09/15/05        1.39         80.00%         73.77%        1925          2005
       109              7,800,000   08/22/05        2.04         62.18%         62.18%        2004
       110              6,500,000   10/06/05        1.26         74.23%         63.83%        2001
       111              6,000,000   08/01/05        1.47         80.00%         70.42%        1970          1982
       112              6,750,000   10/18/05        1.29         69.93%         64.96%        2005
       113              5,750,000   06/06/05        1.27         76.52%         70.87%        1997
       114              5,370,000   09/15/05        1.23         79.70%         73.49%        1923          2005
       115              5,350,000   08/18/05        1.29         79.83%         66.28%        2003
       116              6,000,000   09/12/05        1.20         70.83%         62.20%        2005
       117              5,625,000   08/29/05        1.20         74.37%         62.55%        2004
       118              5,500,000   09/14/05        1.20         74.64%         62.63%        2005
       119              8,300,000   09/28/05        1.65         48.80%         41.01%        1964          2004
       120              5,000,000   08/24/05        1.27         80.00%         74.40%        1985
       121              5,100,000   06/10/05        1.30         76.47%         70.82%        2001
       122              4,900,000   05/24/05        1.21         77.55%         71.83%        1997
       123              5,850,000   09/27/05        1.49         64.10%         59.47%        1969          1998
       124              5,325,000   06/29/05        1.75         65.01%         65.01%        2002
       125              5,260,000   08/08/05        1.92         65.10%         65.10%        2004
       126              4,410,000   05/24/05        1.23         77.10%         71.41%        1996
       127              4,400,000   06/22/05        1.20         77.00%         65.08%        2004
       128              4,500,000   10/06/05        1.26         75.00%         64.50%        1980          1998
       129              5,150,000   06/29/05        1.92         65.05%         65.05%        2003
       130              4,500,000   09/15/05        1.31         74.22%         65.57%        2002
       131              4,340,000   06/04/05        1.21         76.04%         70.42%        1995
       132              5,000,000   06/28/05        1.45         63.93%         52.93%        1986
       133              4,000,000   05/12/05        1.21         77.50%         71.78%        1997
       134              4,600,000   09/22/05        1.61         66.30%         57.40%        1973
       135              4,900,000   09/27/05        1.52         61.22%         56.80%        1971          1998
       136              4,450,000   06/29/05        1.75         64.97%         64.97%        2002
       137              3,600,000   08/18/05        1.27         79.83%         66.26%        2004
       138              4,430,000   03/07/05        1.99         64.79%         64.79%        2004
       139              3,600,000   06/01/05        1.34         74.33%         48.29%        1967          2005
       140              5,100,000   08/21/05        2.13         51.76%         51.76%        2002
       141              3,350,000   05/15/05        1.20         77.61%         71.88%        1987
       142              4,760,000   08/21/05        2.10         54.01%         54.01%        2002
       143              3,100,000   08/03/05        1.23         79.83%         66.53%        2001
       144              3,160,000   05/25/05        1.28         75.95%         70.34%        1997
       145              3,400,000   10/14/05        1.21         68.44%         52.78%        1968          2001
       146              3,380,000   05/27/05        1.29         65.09%         60.28%        1986
       147              2,850,000   08/24/05        1.27         77.19%         65.84%        1998
       148              2,850,000   05/12/05        1.20         73.68%         68.24%        1982
       149              2,600,000   05/24/05        1.20         57.69%         53.43%        1995
       150              2,800,000   08/15/05        2.04         51.57%         51.57%        1999
       151              2,130,000   05/24/05        2.15         64.79%         64.79%        1998

                                              CUT-OFF DATE
     MORTGAGE     NUMBER         UNIT OF       LOAN AMOUNT      OCCUPANCY       OCCUPANCY
   LOAN NUMBER   OF UNITS        MEASURE     PER (UNIT) ($)        RATE       "AS OF" DATE                  MOST RECENT PERIOD
------------------------------------------------------------------------------------------------------------------------------------

        1       1,472,460        Sq. Ft.         220.72           78.93%        10/31/05                         As-Is UW
        2          826            Rooms        193,310.17         74.64%        09/30/05                      T12 9/30/2005
        3       1,415,100        Sq. Ft.         105.20           87.75%        11/01/05                    Jan-Jun 2005 Ann'l
       3.01       82,024         Sq. Ft.                          95.69%        11/01/05                    Jan-Jun 2005 Ann'l
       3.02      116,029         Sq. Ft.                          96.98%        11/01/05                    Jan-Jun 2005 Ann'l
       3.03       64,536         Sq. Ft.                         100.00%        11/01/05                    Jan-Jun 2005 Ann'l
       3.04      123,225         Sq. Ft.                          97.54%        11/01/05                    Jan-Jun 2005 Ann'l
       3.05       88,284         Sq. Ft.                          0.00%         11/01/05                    Jan-Jun 2005 Ann'l
       3.06      150,263         Sq. Ft.                          94.81%        11/01/05                    Jan-Jun 2005 Ann'l
       3.07       67,314         Sq. Ft.                          94.29%        11/01/05                    Jan-Jun 2005 Ann'l
       3.08      117,827         Sq. Ft.                          97.14%        11/01/05                    Jan-Jun 2005 Ann'l
       3.09      111,060         Sq. Ft.                          91.06%        11/01/05                    Jan-Jun 2005 Ann'l
       3.10       70,180         Sq. Ft.                          57.49%        11/01/05                    Jan-Jun 2005 Ann'l
       3.11       82,011         Sq. Ft.                          95.70%        11/01/05                    Jan-Jun 2005 Ann'l
       3.12       66,448         Sq. Ft.                          91.89%        11/01/05                    Jan-Jun 2005 Ann'l
       3.13      131,263         Sq. Ft.                         100.00%        11/01/05                    Jan-Jun 2005 Ann'l
       3.14       52,050         Sq. Ft.                          79.80%        11/01/05                    Jan-Jun 2005 Ann'l
       3.15       62,986         Sq. Ft.                         100.00%        11/01/05                    Jan-Jun 2005 Ann'l
       3.16       29,600         Sq. Ft.                          97.30%        11/01/05                    Jan-Jun 2005 Ann'l
        4      2,367,932        Sq. Ft.          61.23           80.97%         Various                           2004
       4.01      111,658         Sq. Ft.                          77.62%        04/30/05                           2004
       4.02       68,465         Sq. Ft.                          85.99%        04/30/05                           2004
       4.03      135,233         Sq. Ft.                          80.98%        04/30/05                           2004
       4.04       75,389         Sq. Ft.                          85.43%        04/30/05                           2004
       4.05       81,985         Sq. Ft.                          80.44%        04/30/05                           2004
       4.06       46,776         Sq. Ft.                          89.29%        04/30/05                           2004
       4.07       66,571         Sq. Ft.                          90.67%        04/30/05                           2004
       4.08       71,775         Sq. Ft.                          82.03%        04/30/05                           2004
       4.09       83,773         Sq. Ft.                          88.12%        04/30/05                           2004
       4.10       60,775         Sq. Ft.                          86.47%        04/30/05                           2004
       4.11       78,900         Sq. Ft.                          80.13%        04/30/05                           2004
       4.12       71,200         Sq. Ft.                          78.20%        04/30/05                           2004
       4.13       60,522         Sq. Ft.                          70.63%        03/31/05                           2004
       4.14       55,975         Sq. Ft.                          83.52%        04/30/05                           2004
       4.15       79,200         Sq. Ft.                          77.59%        04/30/05                           2004
       4.16       79,665         Sq. Ft.                          81.62%        04/30/05                           2004
       4.17       80,707         Sq. Ft.                          72.19%        04/30/05                           2004
       4.18       71,310         Sq. Ft.                          88.17%        04/30/05                           2004
       4.19       85,550         Sq. Ft.                          70.01%        04/30/05                           2004
       4.20       31,069         Sq. Ft.                          93.59%        04/30/05                           2004
       4.21       75,316         Sq. Ft.                          83.65%        04/30/05                           2004
       4.22       46,340         Sq. Ft.                          85.00%        04/30/05                           2004
       4.23       70,340         Sq. Ft.                          84.33%        04/30/05                           2004
       4.24       82,875         Sq. Ft.                          69.26%        04/30/05                           2004
       4.25       62,730         Sq. Ft.                          85.02%        04/30/05                           2004
       4.26       44,736         Sq. Ft.                          89.89%        04/30/05                           2004
       4.27       29,866         Sq. Ft.                          83.46%        04/30/05                           2004
       4.28       79,558         Sq. Ft.                          81.93%        04/30/05                           2004
       4.29       69,745         Sq. Ft.                          82.75%        04/30/05                           2004
       4.30       57,030         Sq. Ft.                          74.24%        04/30/05                           2004
       4.31       46,800         Sq. Ft.                          85.68%        04/30/05                           2004
       4.32       75,800         Sq. Ft.                          75.73%        03/31/05                           2004
       4.33       65,454         Sq. Ft.                          73.42%        04/30/05                           2004
       4.34       27,900         Sq. Ft.                          80.60%        04/30/05                           2004
       4.35       36,944         Sq. Ft.                          77.79%        03/31/05                           2004
        5        292,575         Sq. Ft.         246.09           84.95%        08/12/05
        6        367,740         Sq. Ft.         158.81          100.00%        09/28/05
        7        385,620         Sq. Ft.         147.81           99.66%        09/20/05                            T3
        8        508,976         Sq. Ft.          98.03           88.84%        08/29/05                       6/30/05 TTM
        9        344,948         Sq. Ft.         124.66           86.77%        06/20/05                           2004
        10       207,809         Sq. Ft.         205.57           95.01%        09/08/05                         2005 YTD
        11       464,402         Sq. Ft.          90.25           91.03%        08/21/05                       6/30/05 TTM
        12         480            Units         86,458.33         93.33%        08/31/05
        13       276,210         Sq. Ft.         148.44           94.74%        08/15/05                 2005 6 Months Annualized
        14       299,220         Sq. Ft.         136.89          100.00%         Various
      14.01      106,397         Sq. Ft.                         100.00%        09/19/05
      14.02      119,131         Sq. Ft.                         100.00%        09/15/05
      14.03       49,920         Sq. Ft.                         100.00%        09/12/05
      14.04       23,772         Sq. Ft.                         100.00%        09/14/05
        15         186            Rooms        204,301.08         85.28%        09/30/05                  T12 Through July 2005
        16       191,009         Sq. Ft.         183.24           94.10%        08/15/05                           2004
        17       219,105         Sq. Ft.         159.74           95.24%        09/26/05                      1/05-5/05 Ann.
        18         348            Units         96,264.37         91.67%        10/03/05               T3 9/05 Inc/Aug YTD Ann Exp
        19         576            Units         57,465.28         96.53%        08/06/05                         05' ANN.
        20       139,196         Sq. Ft.         228.31           99.10%        09/20/05                      1/05-8/05 Ann.
        21         362            Units         83,661.97         96.13%        11/14/05                  T12 ending August 2005
      21.01        155            Units                           95.48%        11/14/05
      21.02         33            Units                          100.00%        11/14/05
      21.03         12            Units                          100.00%        11/14/05
      21.04         12            Units                          100.00%        11/14/05
      21.05         12            Units                          100.00%        11/14/05
      21.06         12            Units                          100.00%        11/14/05
      21.07         12            Units                           91.67%        11/14/05
      21.08         12            Units                          100.00%        11/14/05
      21.09         12            Units                          100.00%        11/14/05
      21.10         12            Units                          100.00%        11/14/05
      21.11         12            Units                          100.00%        11/14/05
      21.12         12            Units                          100.00%        11/14/05
      21.13         9             Units                          100.00%        11/14/05
      21.14         9             Units                          100.00%        11/14/05
      21.15         6             Units                           0.00%         11/14/05
      21.16         6             Units                          100.00%        11/14/05
      21.17         5             Units                          100.00%        11/14/05
      21.18         4             Units                          100.00%        11/14/05
      21.19         4             Units                          100.00%        11/14/05
      21.20         3             Units                          100.00%        11/14/05
      21.21         3             Units                          100.00%        11/14/05
      21.22         3             Units                          100.00%        11/14/05
      21.23         2             Units                          100.00%        11/14/05
        22       217,911         Sq. Ft.         128.95          100.00%        11/21/05                           2004
        23       364,403         Sq. Ft.          72.17           96.18%        09/14/05                          Year 2
        24         704            Units         35,568.18         97.44%        11/03/05                           T-12
        25       153,400         Sq. Ft.         163.14           90.83%        09/30/05
        26         692            Units         35,874.28         92.77%        11/09/05                         TTM 2005
        27       152,936         Sq. Ft.         156.93           97.44%        11/10/05       12 Months Annualized through 09-30-05
        28       205,818         Sq. Ft.         113.69          100.00%        10/21/05                           2004
        29         448            Units         48,828.51         96.21%        09/30/05                        May 05 TTM
        30         264            Units         81,439.39         96.59%        09/05/05                        Trailing 3
        31       130,726         Sq. Ft.         152.99          100.00%        11/14/05
        32         604            Units         33,112.58         97.19%        11/03/05                           T-12
        33       209,847         Sq. Ft.          93.95          100.00%        08/02/05
        34        68,825         Sq. Ft.         276.06          100.00%        10/11/05
        35       113,706         Sq. Ft.         161.82           91.69%        04/30/05                           2004
        36         244            Units         75,409.84         98.36%        09/19/05                       1 mo. Annlzd
        37
        38         240            Units         72,083.33         91.67%        09/21/05                      1/05-9/05 Ann.
        39         360            Units         47,777.78         96.39%        11/02/05                           T-12
        40       267,290         Sq. Ft.          63.60          100.00%        11/08/05
        41       125,666         Sq. Ft.         134.67           85.16%        05/31/05                     7/04 - 3/05 ann
        42       265,400         Sq. Ft.          63.75           99.91%        10/01/05                Annualized YTD (July 2005)
        43         197            Rooms         84,771.57         76.43%        08/31/05                         T12 8/05
        44         360            Units         44,722.22         92.50%        08/29/05                     T3 As of 6/2005
        45         106            Units        151,509.43         96.23%        10/20/05                        T-3 8/2005
        46        90,575         Sq. Ft.         176.65           96.05%        11/03/05                         In-place
        47         312            Units         51,153.85         96.15%        11/03/05                           T-12
        48       153,336         Sq. Ft.         103.69           92.83%        11/01/05                           2004
        49       207,497         Sq. Ft.          75.90          100.00%        07/18/05                           2004
        50       365,204         Sq. Ft.          42.44           96.71%        10/20/05
        51         336            Units         45,535.71         96.13%        09/13/05                           2004
        52       223,038         Sq. Ft.          68.60           80.86%        08/18/05                     2005 Annualized
      52.01       61,461         Sq. Ft.                          66.12%        08/18/05
      52.02       54,832         Sq. Ft.                          86.91%        08/18/05
      52.03       40,392         Sq. Ft.                          83.64%        08/18/05
      52.04       35,001         Sq. Ft.                         100.00%        08/18/05
      52.05       31,352         Sq. Ft.                          74.21%        08/18/05
        53       170,522         Sq. Ft.          89.72           78.92%        10/01/05                Annualized YTD (July 2005)
        54       136,000         Sq. Ft.         103.24          100.00%        10/01/05                Annualized YTD (July 2005)
        55         164            Units         85,365.85         96.95%        09/28/05                 '05'-8 Months Annualized
        56         124            Units        110,887.10        100.00%        10/20/05                         T-3 8/05
        57       197,320         Sq. Ft.          65.88           98.11%        09/01/05                         6/06 YTD
        58         189            Units         67,407.41        100.00%        10/03/05                     T 6 as of August
        59         201            Rooms         62,686.57         67.25%        08/31/05                         T6 8/05
        60         245            Rooms         50,612.24         58.96%        08/31/05                         T6 8/05
        61         248            Units         49,959.68         95.97%        09/26/05                      T12 thru 8/05
        62       131,874         Sq. Ft.          90.78           98.69%        11/01/05                      Year End 2004
        63
        64         381            Rooms         29,776.90         66.66%        07/31/05                Trailing 12 (8/04 - 7/05)
      64.01        100            Rooms                           69.82%        07/31/05                Trailing 12 (8/04 - 7/05)
      64.02         70            Rooms                           74.08%        07/31/05                Trailing 12 (8/04 - 7/05)
      64.03         74            Rooms                           57.76%        07/31/05                Trailing 12 (8/04 - 7/05)
      64.04         70            Rooms                           61.80%        07/31/05                Trailing 12 (8/04 - 7/05)
      64.05         67            Rooms                           69.12%        07/31/05                Trailing 12 (8/04 - 7/05)
        65         272            Units         41,617.65         98.16%        11/02/05                           T-12
        66       103,213         Sq. Ft.         108.51           80.48%        04/30/05                           2004
        67       223,590         Sq. Ft.          49.20           71.08%        10/01/05                Annualized YTD (July 2005)
        68         248            Units         41,935.48         91.94%        11/03/05                           T-12
        69         155            Units         59,677.42         96.77%        09/19/05                       T3 thru 8/05
        70         253            Units         36,561.26         98.38%        09/22/05                 Seller T-12 mos. 8/2005
        71        28,700         Sq. Ft.         320.56          100.00%        10/07/05                         05' ANN.
        72        69,705         Sq. Ft.         131.14           86.35%        11/29/05
        73         248            Units         36,693.55         91.94%        10/04/05                   T-12 ending 8/31/05
        74       104,472         Sq. Ft.          86.15           67.46%        04/30/05                           2004
        75         192            Units         45,833.33         95.31%        09/13/05                           2004
        76        80,381         Sq. Ft.         108.23           74.66%        11/08/05                  8/31/05 YTD Annualized
        77         140            Units         62,142.86         90.71%        10/18/05                      T6 as of 9/05
        78       173,076         Sq. Ft.          49.69           98.73%        08/02/05                           2004
        79         195            Units         43,589.74         95.90%        09/02/05                   T-12 Inc., T-12 Exp.
        80         243            Units         32,921.81         97.12%        10/10/05                           2004
        81         192            Units         41,163.79         95.83%        11/02/05                           T-12
        82          62            Units        126,000.00         98.39%        10/20/05                        T-3 8/2005
      82.01         31            Units                           96.77%        10/20/05                        T-3 8/2005
      82.02         31            Units                          100.00%        10/20/05                        T-3 8/2005
        83        88,408         Sq. Ft.          88.30          100.00%        11/15/05
        84          68            Units        112,176.47         97.06%        10/20/05                        T-3 8/2005
        85        84,523         Sq. Ft.          88.73           89.96%        10/04/05                           2004
        86       110,008         Sq. Ft.          67.49          100.00%        01/01/06
        87        97,207         Sq. Ft.          75.69           93.26%        10/01/05                Annualized YTD (July 2005)
        88         184            Units         39,739.13         97.28%        09/01/05                           2004
        89        81,918         Sq. Ft.          87.89          100.00%        09/25/05                           2004
        90         344            Rooms         20,799.42         59.70%        07/31/05                 Trailing 12 (8/04-7/05)
      90.01        101            Rooms                           62.83%        07/31/05                 Trailing 12 (8/04-7/05)
      90.02         64            Rooms                           67.22%        07/31/05                 Trailing 12 (8/04-7/05)
      90.03         88            Rooms                           46.64%        07/31/05                 Trailing 12 (8/04-7/05)
      90.04         46            Rooms                           62.16%        07/31/05                 Trailing 12 (8/04-7/05)
      90.05         45            Rooms                           64.98%        07/31/05                 Trailing 12 (8/04-7/05)
        91        89,315         Sq. Ft.          77.25           93.06%        06/30/05                           2004
        92       144,750         Sq. Ft.          46.98           76.34%        10/01/05                      YTD Annualized
        93         206            Units         32,766.99         95.15%        11/09/05                           TTM
        94        68,355         Sq. Ft.          90.70           81.72%        04/30/05                           2004
        95        71,998         Sq. Ft.          86.11           83.74%        10/01/05                    T-12 (ending 9/05)
        96          57            Units        108,543.86        100.00%        10/17/05                        T-3 9/2005
        97        48,350         Sq. Ft.         127.40           89.23%        09/22/05                           2004
        98        77,346         Sq. Ft.          78.87           80.20%        04/30/05                           2004
        99         120            Units         49,310.34         98.33%        11/02/05                           T-12
       100        72,608         Sq. Ft.          75.75           87.74%        05/31/05                      YTD. 05' ANN.
       101         100            Units         54,736.55         90.00%        09/20/05                        T-1 8/2005
       102        81,640         Sq. Ft.          66.14           94.91%        06/30/05                           2004
       103        13,650         Sq. Ft.         387.55          100.00%        11/10/05
       104       103,500         Sq. Ft.          50.19          100.00%        09/28/05                           2004
       105        75,525         Sq. Ft.          67.53           58.76%        04/30/05                           2004
       106        51,836         Sq. Ft.          96.46           94.74%        09/01/05                   YTD 9/05 Annualized
       107        43,256         Sq. Ft.         114.20          100.00%        11/02/05
       108          52            Units         94,307.69        100.00%        10/20/05                        T-3 8/2005
       109        74,871         Sq. Ft.          64.78          100.00%        10/12/05
       110        52,048         Sq. Ft.          92.70           89.19%        11/07/05                  Annualized 2005 (Sept)
       111         150            Units         32,000.00         96.00%        10/10/05                           2004
       112        14,465         Sq. Ft.         326.30          100.00%        11/04/05
       113        65,500         Sq. Ft.          67.18           79.96%        04/30/05                           2004
       114          37            Units        115,675.68        100.00%        10/17/05                        T-3 9/2005
       115          80            Units         53,384.59        100.00%        10/03/05                        T-3 8/2005
       116        14,820         Sq. Ft.         286.77          100.00%        05/23/05
       117        14,560         Sq. Ft.         287.33          100.00%        09/28/05
       118        14,560         Sq. Ft.         281.94          100.00%        11/11/05
       119        57,593         Sq. Ft.          70.32           98.61%        10/03/05                    9/2005 Annualized
       120        31,051         Sq. Ft.         128.82           94.34%        09/22/05                           2004
       121        74,625         Sq. Ft.          52.26           87.00%        04/30/05                     10/04 Annualized
       122        62,308         Sq. Ft.          60.99           80.85%        03/31/05                           2004
       123         128            Units         29,296.88         93.75%        11/09/05                           TTM
       124        14,395         Sq. Ft.         240.50          100.00%        07/18/05
       125        13,824         Sq. Ft.         247.69          100.00%        08/19/05
       126        56,965         Sq. Ft.          59.69           75.97%        04/30/05                           2004
       127        14,820         Sq. Ft.         228.61          100.00%        09/20/05
       128        28,898         Sq. Ft.         116.79           94.07%        11/07/05                  Annualized 2005 (Sept)
       129        14,573         Sq. Ft.         229.88          100.00%        07/18/05
       130        23,273         Sq. Ft.         143.51           94.01%        09/01/05                YTD Annualized (Aug 2005)
       131        77,900         Sq. Ft.          42.36           79.70%        04/30/05                           2004
       132          88            Units         36,321.46         95.45%        06/02/05                        Annualized
       133        78,724         Sq. Ft.          39.38           82.60%        04/30/05                           2004
       134        43,590         Sq. Ft.          69.97           91.89%        05/31/05                      YTD. 05' ANN.
       135         104            Units         28,846.15         95.19%        11/09/05                           TTM
       136        14,444         Sq. Ft.         200.15          100.00%        07/18/05
       137          69            Units         41,648.90         91.30%        09/19/05                         T-1 8/05
       138        14,490         Sq. Ft.         198.07          100.00%        04/20/05
       139        93,000         Sq. Ft.          28.77          100.00%        06/29/05
       140        24,960         Sq. Ft.         105.77          100.00%        08/23/05
       141        51,755         Sq. Ft.          50.24           93.92%        04/30/05                           2004
       142        24,960         Sq. Ft.         103.00          100.00%        08/23/05
       143          40            Units         61,869.62         97.50%        09/01/05                      T-2 8/05 Annl
       144        57,450         Sq. Ft.          41.78           81.85%        04/30/05                           2004
       145        28,433         Sq. Ft.          81.84          100.00%        09/26/05                  Annualized 2005 (Oct)
       146        66,250         Sq. Ft.          33.21           76.64%        04/30/05                           2004
       147          60            Units         36,666.67         91.67%        09/30/05                         8/05 YTD
       148        73,770         Sq. Ft.          28.47           75.81%        04/30/05                           2004
       149        49,775         Sq. Ft.          30.14           74.38%        04/30/05                           2004
       150        25,230         Sq. Ft.          57.23          100.00%        08/23/05
       151        10,650         Sq. Ft.         129.58          100.00%        06/29/05

     MORTGAGE          MOST RECENT        MOST RECENT       MOST RECENT       MOST RECENT NCF           UW                UW
   LOAN NUMBER         REVENUES ($)      EXPENSES ($)         NOI ($)               ($)            REVENUES ($)      EXPENSES ($)
------------------------------------------------------------------------------------------------------------------------------------

        1               51,086,481        23,056,895        28,029,586          27,882,340          62,158,320        27,938,222
        2               41,820,742        25,615,742        16,205,000          16,205,000          41,767,079        23,663,652
        3               20,425,042         7,056,274        13,368,768          13,145,864          21,370,666        7,762,891
       3.01             2,303,980           449,666          1,854,314           1,842,010          2,172,574          520,400
       3.02             1,857,902           421,118          1,436,784           1,412,418          1,832,440          452,052
       3.03             2,032,056           428,542          1,603,514           1,587,380          2,007,373          488,183
       3.04             2,046,380           504,062          1,542,318           1,529,996          2,037,470          601,943
       3.05               4,782             316,762          -311,980            -311,980                              247,172
       3.06             2,585,730          1,261,444         1,324,286           1,301,747          2,964,360         1,374,200
       3.07             1,810,284           529,786          1,280,498           1,268,381          1,806,212          675,197
       3.08             1,652,490           808,990           843,500             837,609           2,024,123          901,497
       3.09             1,114,392           341,340           773,052             748,619           1,219,041          377,910
       3.10              712,164            266,020           446,144             434,213            756,240           267,109
       3.11              911,534            218,208           693,326             672,823            953,921           234,225
       3.12             1,226,986           500,344           726,642             713,352           1,169,453          531,589
       3.13              653,156            91,224            561,932             548,806            648,099           107,641
       3.14              635,578            296,534           339,044             324,470            606,291           316,303
       3.15              752,920            507,126           245,794             228,788            850,325           515,670
       3.16              124,708            115,108            9,600               7,232             322,745           151,801
        4               25,996,331         9,015,260        16,981,071          16,981,071          26,832,877        10,994,273
       4.01             2,108,877           597,379          1,511,498           1,511,498          2,224,600          711,163
       4.02             1,539,012           333,027          1,205,985           1,205,985          1,585,186          410,359
       4.03             1,477,522           380,420          1,097,102           1,097,102          1,483,403          487,865
       4.04             1,154,917           283,601           871,316             871,316           1,171,295          424,756
       4.05             1,508,069           688,112           819,957             819,957           1,513,339          744,864
       4.06             1,065,718           299,701           766,017             766,017           1,106,867          421,945
       4.07              975,223            337,838           637,385             637,385           1,061,736          372,372
       4.08              736,802            163,924           572,878             572,878            790,153           220,108
       4.09              775,177            147,366           627,811             627,811            791,575           195,379
       4.10              709,817            149,543           560,274             560,274            741,041           204,052
       4.11              818,372            269,938           548,434             548,434            825,169           316,679
       4.12              859,052            345,295           513,757             513,757            892,529           397,847
       4.13              818,310            329,508           488,802             488,802            840,331           479,817
       4.14              671,862            182,577           489,285             489,285            700,400           212,820
       4.15              651,902            210,751           441,151             441,151            688,218           271,511
       4.16              722,867            264,867           458,000             458,000            760,936           306,164
       4.17              763,319            294,643           468,676             468,676            798,834           375,420
       4.18              563,006            172,650           390,356             390,356            604,443           195,977
       4.19              643,108            218,172           424,936             424,936            641,367           311,768
       4.20              600,249            202,990           397,259             397,259            656,901           280,542
       4.21              597,055            204,950           392,105             392,105            621,187           333,036
       4.22              579,095            194,797           384,298             384,298            573,769           237,056
       4.23              597,591            245,145           352,446             352,446            580,824           300,941
       4.24              617,973            288,472           329,501             329,501            636,884           346,545
       4.25              485,439            178,190           307,249             307,249            502,133           178,777
       4.26              506,881            166,272           340,609             340,609            497,960           195,177
       4.27              538,870            251,981           286,889             286,889            544,812           242,241
       4.28              461,530            194,135           267,395             267,395            495,264           238,763
       4.29              373,562            156,165           217,397             217,397            387,847           217,892
       4.30              636,926            424,687           212,239             212,239            670,747           468,790
       4.31              295,949            162,673           133,276             133,276            297,564           178,735
       4.32              344,467            202,834           141,633             141,633            357,245           220,022
       4.33              359,646            231,107           128,539             128,539            350,854           248,134
       4.34              213,404            108,472           104,932             104,932            211,533           124,258
       4.35              224,762            133,078           91,684              91,684             225,931           122,497
        5                                                                                           8,975,962         2,565,064
        6                                                                                           4,797,000           47,970
        7               14,810,728         5,757,520         9,053,208           8,995,365          15,585,120        5,472,399
        8               8,253,345          3,678,321         4,575,024           4,452,869          8,414,898         4,003,981
        9               4,545,769          1,367,521         3,178,248           3,109,258          5,220,830         1,487,843
        10              8,536,395          2,318,728         6,217,667           6,176,105          7,162,698         3,309,493
        11              4,763,127          1,412,031         3,351,096           3,272,148          5,208,594         1,555,286
        12                                                                                          5,056,630         1,572,455
        13              4,087,760          1,159,868         2,927,892           2,856,077          5,087,845         1,374,884
        14                                                                                          3,734,468          112,034
      14.01                                                                                         1,517,221           45,517
      14.02                                                                                         1,417,063           42,512
      14.03                                                                                          575,253            17,258
      14.04                                                                                          224,931            6,748
        15              9,136,529          5,162,497         3,974,032           3,517,214          9,541,726         5,304,062
        16              4,203,723          1,112,836         3,090,887           3,001,113          4,462,361         1,232,081
        17              5,011,003          1,743,952         3,267,051           2,917,479          5,329,377         2,129,052
        18              4,230,170          1,481,080         2,749,090           2,662,090          4,230,482         1,457,294
        19              5,425,456          2,069,324         3,356,132           3,212,132          5,505,168         2,171,691
        20              3,353,659           339,516          3,014,143           2,991,872          3,461,479          580,441
        21              3,408,235           865,994          2,542,241           2,451,741          3,355,291          830,738
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22              2,656,474           466,765          2,189,709           2,147,542          3,046,116          728,683
        23              8,397,808          2,636,957         5,760,851           5,724,411          7,795,546         2,325,636
        24              3,903,335          1,550,960         2,352,375           2,176,375          3,991,758         1,546,147
        25                                                                                          3,189,382          655,522
        26              4,412,147          2,060,997         2,351,150           2,178,150          4,388,044         2,116,382
        27              2,745,708           923,932          1,821,776           1,821,776          3,144,602         1,152,912
        28              3,059,132           570,005          2,489,127           2,458,254          3,477,746         1,287,587
        29              3,284,676          1,690,808         1,593,868           1,593,868          3,287,316         1,459,695
        30              2,372,512           963,880          1,408,632           1,342,632          2,516,895          766,644
        31                                                                                          2,533,616          735,340
        32              3,189,498          1,421,646         1,767,852           1,616,852          3,244,576         1,407,923
        33                                                                                          1,885,000           56,550
        34                                                                                          2,539,694          889,927
        35              2,271,852           472,758          1,799,094           1,799,094          2,348,404          713,358
        36              2,187,840           751,992          1,435,848           1,374,848          2,237,404          808,379
        37
        38              2,318,890           878,791          1,440,099           1,385,139          2,325,960          864,182
        39              2,465,645           953,829          1,511,816           1,421,816          2,503,495          972,722
        40                                                                                          2,161,064          402,344
        41              1,995,748          1,110,407          885,341             866,491           2,593,132         1,088,486
        42              2,608,242           809,744          1,798,498           1,729,553          2,689,515          888,544
        43              8,422,844          6,300,257         2,122,587           1,785,673          8,422,956         6,288,917
        44              2,593,156          1,387,446         1,205,710           1,115,710          2,593,156         1,219,798
        45              1,821,392           389,262          1,432,130           1,405,630          1,750,486          477,791
        46              1,471,084           307,606          1,163,477           1,154,420          1,841,353          338,984
        47              2,366,547          1,010,213         1,356,334           1,278,334          2,412,158         1,000,208
        48              2,090,849           701,520          1,389,329           1,366,341          2,168,778          714,473
        49              1,296,070           251,873          1,044,197           1,013,072          1,808,117          353,133
        50                                                                                          4,359,033         1,746,543
        51              3,503,927          1,393,408         2,110,519           2,026,519          3,278,284         1,495,153
        52              2,727,567          1,178,916         1,548,651           1,488,383          2,672,373         1,179,475
      52.01
      52.02
      52.03
      52.04
      52.05
        53              2,892,439          1,141,159         1,751,280           1,732,523          2,866,394         1,138,929
        54              2,357,669           367,562          1,990,107           1,976,507          2,243,390          400,506
        55              2,033,467           766,457          1,267,010           1,226,010          1,994,619          756,927
        56              1,527,976           276,017          1,251,959           1,220,959          1,455,440          360,228
        57              1,591,567           363,568          1,227,999           1,208,267          1,640,947          435,692
        58              1,815,082           753,666          1,061,416           1,014,166          1,806,013          743,464
        59              4,513,116          2,911,927         1,601,189           1,404,608          4,457,215         2,857,696
        60              5,605,140          4,018,312         1,586,828           1,366,781          5,605,448         4,074,432
        61              1,939,797           849,203          1,090,594           1,028,594          1,911,142          830,571
        62              3,323,039          1,274,278         2,048,761           2,028,980          3,538,515         1,257,027
        63
        64              6,060,693          3,752,473         2,308,220           2,308,220          5,861,574         3,930,601
      64.01             1,676,678           993,537           683,141             683,141           1,613,557         1,046,918
      64.02             1,236,032           701,026           535,006             535,006           1,161,085          734,260
      64.03             1,050,859           693,628           357,231             357,231           1,044,340          730,406
      64.04              989,802            621,871           367,931             367,931            957,540           659,537
      64.05             1,107,322           742,411           364,911             364,911           1,085,052          759,480
        65              1,794,752           760,623          1,034,129            966,129           1,795,480          773,796
        66              1,534,709           309,495          1,225,214           1,225,214          1,421,781          466,003
        67              1,298,136           454,152           843,984             821,625           1,665,634          518,001
        68              1,790,402           762,434          1,027,968            965,968           1,817,858          762,376
        69              1,091,228           464,968           626,260             595,260           1,314,583          535,800
        70              1,559,183           750,650           808,533             745,283           1,590,996          759,389
        71              1,135,133           418,058           717,075             713,057           1,267,168          438,594
        72                                                                                          1,001,346          221,054
        73              1,574,697           700,748           873,949             805,501           1,539,758          734,743
        74              1,157,700           437,136           720,564             720,564           1,250,923          454,546
        75              1,965,047           862,733          1,102,314           1,054,314          1,842,325          876,848
        76              1,266,979           461,699           805,280             793,223           1,398,912          469,494
        77              1,274,848           494,090           780,758             745,758           1,223,660          508,969
        78              1,082,074           338,141           743,933             726,634           1,046,151          327,556
        79              1,422,500           710,992           711,508             662,758           1,458,775          697,328
        80              1,926,061          1,187,052          739,009             678,259           1,861,554         1,104,410
        81              1,238,714           525,302           713,412             665,412           1,226,811          525,324
        82               932,529            229,097           703,432             687,932            943,253           266,279
      82.01              460,985            112,787           348,198             340,448            471,782           132,358
      82.02              471,544            116,310           355,234             347,484            471,471           133,921
        83                                                                                           673,669            6,737
        84               900,184            209,587           690,597             673,597            814,080           190,261
        85              1,008,900           462,607           546,293             533,615           1,294,221          474,409
        86                                                                                          1,929,095          893,343
        87              1,322,510           378,318           944,192             917,946           1,277,839          433,716
        88              1,347,787           792,009           555,778             509,778           1,399,020          716,044
        89              1,234,493           696,939           537,554             520,951           1,310,766          636,931
        90              4,335,351          2,979,474         1,355,877           1,355,877          4,237,342         3,035,436
      90.01             1,487,120          1,065,614          421,506             421,506           1,478,994         1,041,475
      90.02              934,363            604,698           329,665             329,665            920,858           629,317
      90.03              684,586            495,991           188,595             188,595            673,084           525,702
      90.04              644,236            434,049           210,187             210,187            632,525           457,535
      90.05              585,046            379,122           205,924             205,924            531,881           381,407
        91               974,428            304,665           669,763             669,763           1,011,701          447,586
        92               662,831            221,809           441,022             427,122            902,275           225,923
        93              1,466,278           849,943           616,335             564,835           1,492,908          895,596
        94               843,148            221,041           622,107             622,107            845,641           320,797
        95              1,394,414           397,441           996,973             981,133           1,046,418          420,255
        96               698,804            186,447           512,357             498,107            695,560           198,475
        97               994,510            336,856           657,654             652,336            896,084           335,946
        98               869,655            288,523           581,132             581,132            937,760           387,595
        99               847,380            316,060           531,320             501,320            857,598           324,947
       100               906,333            346,828           559,505             559,505            888,264           334,954
       101               747,372            239,947           507,425             484,925            740,173           278,142
       102               658,597            189,866           468,731             468,731            758,733           265,703
       103                                                                                           448,000            8,960
       104               904,676            337,412           567,264             556,914            862,975           342,630
       105               674,360            215,486           458,874             458,874            695,398           262,235
       106              1,016,038           559,865           456,172             444,250           1,058,218          533,253
       107                                                                                           500,658            76,257
       108               728,365            156,309           572,056             559,056            622,137           169,538
       109                                                                                           552,846            16,585
       110               790,986            318,424           472,561             467,438            824,001           307,739
       111              1,022,245           598,132           424,113             386,863           1,084,031          580,311
       112                                                                                           425,000            8,500
       113               813,638            315,592           498,046             498,046            775,787           388,730
       114               482,188            143,834           338,354             329,104            471,069           123,288
       115               563,568            173,194           390,374             372,374            554,883           170,842
       116                                                                                           360,000            7,200
       117                                                                                           355,000            3,550
       118                                                                                           346,528            3,465
       119               741,680            218,873           522,807             514,168            733,267           222,998
       120               663,718            251,526           412,192             404,740            646,917           255,148
       121               512,230            294,769           217,461             217,461            629,234           280,262
       122               605,046            249,580           355,466             355,466            596,959           282,348
       123               806,648            430,169           376,479             344,479            851,749           442,235
       124                                                                                           346,164            10,385
       125                                                                                           342,382            10,271
       126               581,397            181,469           399,928             399,928            571,388           279,969
       127                                                                                           299,500            8,985
       128               550,453            201,862           348,590             344,256            509,751           175,338
       129                                                                                           335,000            10,050
       130               484,193            104,053           380,140             377,813            469,142           119,733
       131               547,759            232,608           315,151             315,151            570,651           292,490
       132               599,610            249,474           350,136             328,136            576,188           248,472
       133               564,704            252,100           312,604             312,604            554,537           293,293
       134               453,921            195,361           258,560             258,560            509,303           185,012
       135               648,026            360,810           287,216             261,216            699,114           365,116
       136                                                                                           289,056            8,672
       137               434,556            204,081           230,475             214,950            396,616           139,637
       138                                                                                           298,000            8,940
       139                                                                                           430,214            96,975
       140                                                                                           444,610           108,352
       141               405,652            191,654           213,998             213,998            452,996           215,545
       142                                                                                           483,675           159,970
       143               329,520            105,512           224,008             214,008            326,488           111,637
       144               430,846            200,752           230,094             230,094            451,703           238,002
       145               331,565            13,533            318,032             315,189            305,182            57,493
       146               414,853            210,782           204,071             204,071            421,755           222,375
       147               416,682            172,659           244,023             229,023            418,485           197,454
       148               420,918            245,326           175,592             175,592            452,000           273,165
       149               357,528            199,310           158,218             158,218            356,465           201,627
       150                                                                                           300,699           120,044
       151                                                                                           166,440             4,993

                       UW NET
     MORTGAGE         OPERATING
   LOAN NUMBER        INCOME ($)        UW NET CASH FLOW ($)      LARGEST TENANT NAME
------------------------------------------------------------------------------------------------------------------------------------

        1             34,220,099             33,175,314           Mayer, Brown, Rowe & Maw LLP
        2             18,103,427             16,432,744
        3             13,607,775             12,650,196           Various
       3.01           1,652,174               1,566,793           Grossmont Hospital Corportn DBA Sharp HospiceCare
       3.02           1,380,388               1,299,722           Sleep Well, Inc.DBA Sit 'n Sleep
       3.03           1,519,190               1,465,093           Lilytok Corporation DBA Sport Tavern
       3.04           1,435,527               1,356,930           Primecare Medical Group DV DBA Desert Valley Medical Group
       3.05            -247,172               -247,172
       3.06           1,590,159               1,466,566           Ask California, Inc. DBA Ask Southern Californ, Inc.
       3.07           1,131,014               1,076,111           Los Angeles Unifd Schol Dst DBA LAUSD
       3.08           1,122,626               1,025,852           Processes Unlimited Internt'l
       3.09            841,131                 762,310            Michael & Jeff Leichty DBA "Fun 4 All Parties"
       3.10            489,131                 441,166            Glen Star, L.P. DBA Lazer Star
       3.11            719,697                 672,055            NL Services, Inc.
       3.12            637,864                 577,083            Switzer Inc. DBA Desert Career College
       3.13            540,458                 505,602            Boise Building Solutions Distribution
       3.14            289,988                 247,604            Univision Radio Frsn, Inc. DBA Univision - KSOL
       3.15            334,655                 280,598            Desert Medical Group, Inc.
       3.16            170,944                 153,883            Colton Unified Schl Dstrict
        4             15,838,604             15,057,846
       4.01           1,513,437               1,496,696
       4.02           1,174,827               1,138,668
       4.03            995,538                 947,802
       4.04            746,539                 735,233
       4.05            768,475                 756,176
       4.06            684,922                 675,446
       4.07            689,364                 679,381
       4.08            570,045                 546,232
       4.09            596,196                 580,648
       4.10            536,989                 527,872
       4.11            508,490                 494,176
       4.12            494,682                 483,999
       4.13            360,514                 350,682
       4.14            487,580                 270,924
       4.15            416,707                 404,826
       4.16            454,772                 439,880
       4.17            423,414                 400,000
       4.18            408,466                 397,780
       4.19            329,599                 280,411
       4.20            376,359                 363,352
       4.21            288,151                 276,855
       4.22            336,713                 327,057
       4.23            279,883                 269,333
       4.24            290,339                 277,905
       4.25            323,356                 313,945
       4.26            302,783                 270,923
       4.27            302,571                 298,089
       4.28            256,501                 237,786
       4.29            169,955                 159,491
       4.30            201,957                 193,402
       4.31            118,829                 86,102
       4.32            137,223                 102,889
       4.33            102,720                 92,900
       4.34             87,275                 83,090
       4.35            103,434                 97,893
        5             6,410,898               6,163,565           John Templeton Foundation
        6             4,749,030               4,726,966           Tiffany & Company
        7             10,112,721              9,848,497           Best Buy Co, Inc.
        8             4,410,917               4,096,176           SEARS
        9             3,732,988               3,463,804           SHOPRITE SUPERMARKETS, INC.
        10            3,853,205               3,579,388           International Data Group
        11            3,653,308               3,422,943           CUB FOODS
        12            3,484,175               3,388,175
        13            3,712,961               3,272,823           Nellcor (Tyco)
        14            3,622,434               3,506,977           Various
      14.01           1,471,705               1,461,065           AIG
      14.02           1,374,551               1,342,244           TriWest Healthcare Alliance
      14.03            557,996                 488,338            NCS Pearson Inc.
      14.04            218,183                 215,330            Hypercom Corporation
        15            4,237,664               3,855,995
        16            3,230,280               2,900,768           Robert Half International
        17            3,200,325               3,000,355           Circuit City Stores
        18            2,773,188               2,686,188
        19            3,333,477               3,189,477
        20            2,881,037               2,774,804           Dawahares
        21            2,524,553               2,434,053
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22            2,317,432               2,172,995           Best Buy
        23            5,469,910               5,265,760           Ross Dress for Less
        24            2,445,611               2,269,611
        25            2,533,859               2,472,232           Giant Food Stores
        26            2,271,662               2,098,662
        27            1,991,960               1,968,750           Bechtel Corporation
        28            2,190,159               2,099,858           Best Buy
        29            1,827,621               1,827,621
        30            1,750,251               1,684,251
        31            1,798,276               1,719,285           Core, Inc. and Disability RMS, Inc.
        32            1,836,653               1,685,653
        33            1,828,450               1,807,465           Wal-Mart
        34            1,649,767               1,597,672           Turnberry Residential Developers
        35            1,635,046               1,617,985
        36            1,429,025               1,368,025
        37
        38            1,461,778               1,406,818
        39            1,530,773               1,440,773
        40            1,758,720               1,731,991           Chloe Foods, Inc.
        41            1,504,646               1,344,396           Polycomp Admin Services
        42            1,800,972               1,588,426           Target
        43            2,134,039               1,797,121
        44            1,373,358               1,283,358
        45            1,272,695               1,246,195
        46            1,502,369               1,443,540           Piggly Wiggly
        47            1,411,950               1,333,950
        48            1,454,305               1,388,354           Stop & Shop
        49            1,454,984               1,306,046           Lowe's
        50            2,612,490               2,332,890           Northrop Grumman
        51            1,783,130               1,699,130
        52            1,492,898               1,280,692           Various
      52.01                                                       Department of General Services
      52.02                                                       GSA - U.S. Department of Agriculture
      52.03                                                       Department of General Services
      52.04                                                       Department of General Services
      52.05                                                       Department of General Services
        53            1,727,465               1,389,760           Radisys Corp
        54            1,842,884               1,740,471           Marshalls
        55            1,237,692               1,196,692
        56            1,095,212               1,064,212
        57            1,205,256               1,093,026           Hiatt Furniture
        58            1,062,549               1,015,299
        59            1,599,519               1,421,230
        60            1,531,016               1,306,798
        61            1,080,571               1,018,571
        62            2,281,489               1,990,617           U.S.A. Hua Tai Group, Inc.
        63
        64            1,930,973               1,696,511
      64.01            566,639                 502,097
      64.02            426,825                 380,382
      64.03            313,934                 272,161
      64.04            298,003                 259,701
      64.05            325,572                 282,170
        65            1,021,684                953,684
        66             955,778                 891,689
        67            1,147,632                977,915            TCS America
        68            1,055,482                993,482
        69             778,783                 747,783
        70             831,607                 768,357
        71             828,574                 792,869            Copy Club
        72             780,292                 760,800            Publix
        73             805,015                 736,567
        74             796,377                 715,553
        75             965,477                 917,477
        76             929,418                 862,721            Aurum Technology, Inc.
        77             714,691                 679,691
        78             718,595                 679,470            Kroger
        79             761,447                 712,697
        80             757,144                 696,394
        81             701,487                 653,487
        82             676,974                 661,474
      82.01            339,424                 331,674
      82.02            337,550                 329,800
        83             666,932                 658,091            Kohl's
        84             623,819                 606,819
        85             819,812                 690,677            Pulte Homes
        86            1,035,752                888,826            Soft Computer Corporation
        87             844,123                 777,956            Safeway
        88             682,976                 636,976
        89             673,835                 620,968            State of Maine
        90            1,201,906               1,032,413
      90.01            437,519                 378,360
      90.02            291,541                 254,707
      90.03            147,382                 120,458
      90.04            174,990                 149,689
      90.05            150,474                 129,199
        91             564,115                 550,687
        92             676,352                 629,820            RELM
        93             597,312                 545,812
        94             524,844                 495,631
        95             626,163                 522,878            RK&K
        96             497,084                 482,834
        97             560,139                 509,834            HealthCare Dimensions, Inc.
        98             550,165                 538,565
        99             532,651                 502,651
       100             553,310                 537,917
       101             462,031                 439,531
       102             493,030                 480,663
       103             439,040                 437,675            Walgreens
       104             520,346                 509,996            Kmart
       105             433,163                 421,834
       106             524,964                 460,950            AKRF, INC.
       107             424,402                 420,941            Harris Teeter
       108             452,598                 439,598
       109             536,261                 528,773            Advo, Inc.
       110             516,262                 422,976            New Horizon's
       111             503,720                 466,470
       112             416,500                 415,054            Walgreens
       113             387,057                 371,288
       114             347,781                 338,531
       115             384,041                 366,041
       116             352,800                 351,318            Walgreens
       117             351,450                 349,994            Walgreens
       118             343,063                 341,607            Walgreens
       119             510,269                 466,239            Big Lots
       120             391,770                 348,748            Realty Executives
       121             348,972                 337,776
       122             314,611                 305,263
       123             409,514                 377,514
       124             335,779                 334,340            Walgreens
       125             332,111                 330,728            CVS
       126             291,419                 278,050
       127             290,515                 289,033            Walgreens
       128             334,413                 294,713            Eagle Physicians and Associates
       129             324,950                 323,493            Walgreens
       130             349,409                 310,365            Duke University
       131             278,161                 266,474
       132             327,715                 305,715
       133             261,244                 249,399
       134             324,291                 316,191
       135             333,998                 307,998
       136             280,384                 278,940            Walgreens
       137             256,979                 241,454
       138             289,060                 287,611            Walgreens
       139             333,239                 300,520            Patterson Building Systems, Inc.
       140             336,257                 321,525            Conn's
       141             237,451                 208,025
       142             323,705                 307,881            Conn's
       143             214,851                 204,851
       144             213,701                 205,084
       145             247,689                 215,123            Mattress and Sofas Plus
       146             199,380                 189,441
       147             221,031                 206,031
       148             178,835                 167,768
       149             154,838                 120,123
       150             180,655                 167,838            Conn's
       151             161,447                 160,382            Rite Aid

     MORTGAGE  LARGEST          LARGEST         LARGEST                                                                  2ND LARGEST
     LOAN      TENANT           TENANT         TENANT EXP.                                                               TENANT SQ.
    NUMBER     SQ. FT.         % OF NRA          DATE         2ND LARGEST TENANT NAME                                        FT.
------------------------------------------------------------------------------------------------------------------------------------

        1      392,534          26.66%          06/30/20      Hyatt Corporation                                            292,227
        2
        3      Various          Various         Various       Various                                                      Various
       3.01     13,331          16.25%            MTM         The San Carlos Medical Grp                                    9,984
       3.02     13,222          11.40%          01/31/09      Wan Chon Industry Grp LTD. DBA L' Fashion Furniture          12,814
       3.03     5,427            8.41%          09/30/07      Aliso Foreign Cars, Inc.                                      5,280
       3.04     14,636          11.88%          06/30/07      IGEE LLC                                                     13,610
       3.05                                     01/00/00
       3.06     5,872            3.91%          07/31/06      County of Orange DBA Office the County Counsel                5,775
       3.07     22,970          34.12%          08/31/12      PIA-SC Insurance Srvcs, Inc DBA formerly PIASC Inc           19,737
       3.08     23,829          20.22%          01/31/08      BFGC Archtect Plannrs, Inc.                                   9,731
       3.09     8,498            7.65%          11/30/07      Expert Tire & Service Cntrs                                   6,467
       3.10     10,951          15.60%          04/30/08      Child Site Corp. DBA Tutortime Corporation                   10,001
       3.11     6,160            7.51%          01/31/09      US Micro Lab, Inc.                                            4,977
       3.12     7,748           11.66%          12/31/10      Southern Cal Desert Retina                                    4,138
       3.13    131,263          100.00%         02/28/08
       3.14     7,700           14.79%          12/31/06      Department Transportation                                     5,365
       3.15     56,327          89.43%          11/30/11      Wafa T. Wear & Lawrenc Nlsn                                   2,065
       3.16     16,703          56.43%          06/30/10      Conrad & Christina Valdez DBA Echoes of Love                  3,876
        4
       4.01
       4.02
       4.03
       4.04
       4.05
       4.06
       4.07
       4.08
       4.09
       4.10
       4.11
       4.12
       4.13
       4.14
       4.15
       4.16
       4.17
       4.18
       4.19
       4.20
       4.21
       4.22
       4.23
       4.24
       4.25
       4.26
       4.27
       4.28
       4.29
       4.30
       4.31
       4.32
       4.33
       4.34
       4.35
        5       43,711          14.94%          10/31/15      EMC Corporation                                              38,962
        6      367,740          100.00%         09/30/25
        7       59,143          15.34%          01/31/17      Nordstrom Rack                                               50,187
        8      130,092          25.56%          02/28/16      JC Penney                                                    61,160
        9       56,196          16.29%          01/31/18      OLNEY RETAIL REALTY CORP.                                    30,000
        10     101,699          48.94%          09/30/12      Time Warner                                                  15,802
        11     129,916          27.97%          03/31/19      KOHL'S                                                       80,684
        12
        13     141,000          51.05%          12/31/08      Robert Half International                                    92,861
        14     Various          Various         Various       Various                                                      Various
      14.01    106,397          100.00%         12/31/15
      14.02     63,582          53.37%          04/30/09      Wells Fargo                                                  55,549
      14.03     49,920          100.00%         08/31/07
      14.04     23,772          100.00%         08/31/11
        15
        16      76,854          40.24%          08/01/10      Ocular (Cooper)                                              25,589
        17      54,309          24.79%          02/28/14      Jo-Ann Stores, Inc.                                          18,490
        18
        19
        20      18,000          12.93%          11/30/16      Arhaus Homeworks, Inc.                                       10,502
        21
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22      45,750          20.99%          02/28/16      Linens N Things                                              35,650
        23      30,187           8.28%          01/31/15      Linens N Things                                              27,984
        24
        25      65,264          42.54%          02/28/25      AJ Wright                                                    25,491
        26
        27     104,582          68.38%          04/30/12      California Casualty Management                               27,750
        28      45,700          22.20%          01/31/16      Babies R Us                                                  37,285
        29
        30
        31     130,726          100.00%         01/31/16
        32
        33     209,847          100.00%         04/14/24
        34      29,042          42.20%          03/31/20      Master Lease                                                 25,248
        35
        36
        37
        38
        39
        40     267,290          100.00%         10/31/20
        41      13,819          11.00%          06/30/08      Medpoint Management                                          10,161
        42     121,017          45.60%          11/30/08      Home Expo                                                    93,311
        43
        44
        45
        46      39,230          43.31%          07/31/25      ReMax                                                         5,355
        47
        48      60,270          39.31%          02/28/09      A.J. Wright                                                  27,430
        49     125,357          60.41%          01/31/15      Toys R Us                                                    32,850
        50     189,770          51.96%          04/30/08      E&F                                                          153,674
        51
        52     Various          Various         Various       Various                                                      Various
      52.01     32,261          52.49%          06/30/15      Sentara Health Plans, Inc.                                    7,959
      52.02     41,850          76.32%          06/30/08      Virginia Association of Chiefs of Police                      1,894
      52.03     23,925          59.23%          06/30/15      CSX Transportation, Inc.                                      6,219
      52.04     35,001          100.00%         06/30/15
      52.05     15,177          48.41%          06/30/15      Assistive Technology Loan Fund Authority                      2,476
        53      35,900          21.05%          01/31/06      Dreamport, Inc.                                              27,132
        54      30,500          22.43%          11/30/08      Office Max                                                   30,000
        55
        56
        57      37,082          18.79%          07/31/07      Iron Mountain Information Management                         21,647
        58
        59
        60
        61
        62      11,182           8.48%      Multiple Spaces   Just Fantastic Inc.                                           6,000
        63
        64
      64.01
      64.02
      64.03
      64.04
      64.05
        65
        66
        67      30,409          13.60%          11/30/10      AVTS                                                         16,383
        68
        69
        70
        71      5,000           17.42%          11/30/07      Washington Mutual Bank                                        4,800
        72      44,271          63.51%          03/31/24      Movie Gallery                                                 3,918
        73
        74
        75
        76      17,345          21.58%          07/31/11      HCI Technologies, Inc.                                       15,000
        77
        78      40,792          23.57%          08/31/09      Peebles                                                      33,170
        79
        80
        81
        82
      82.01
      82.02
        83      88,408          100.00%         11/01/25
        84
        85      12,071          14.28%      Multiple Spaces   Merchandising Corporation                                     8,268
        86     110,008          100.00%         09/30/20
        87      53,000          54.52%          02/29/12      Baxter's Auto Parts                                           8,260
        88
        89      58,347          71.23%      Multiple Spaces   Key Bank                                                     23,571
        90
      90.01
      90.02
      90.03
      90.04
      90.05
        91
        92      54,000          37.31%          06/30/10      Metals USA Building Products                                 18,000
        93
        94
        95      12,244          17.01%          11/30/12      Business to Business                                          6,715
        96
        97      26,034          53.84%          05/31/07      Law Offices of Craig W. Penrod, P.C.                          4,329
        98
        99
       100
       101
       102
       103      13,650          100.00%         01/31/30
       104     103,500          100.00%         07/31/25
       105
       106      5,950           11.48%          12/31/07      The New York School of Court Reporting                        3,812
       107      43,256          100.00%         09/30/25
       108
       109      74,871          100.00%         08/14/14
       110      11,242          21.60%          08/31/07      Principal Financial Group                                     7,746
       111
       112      14,465          100.00%         08/31/30
       113
       114
       115
       116      14,820          100.00%         03/31/30
       117      14,560          100.00%         11/30/29
       118      14,560          100.00%         10/31/30
       119      22,785          39.56%          01/31/09      Eckerd                                                        9,160
       120      5,807           18.70%          09/30/06      Norris & benedict                                             2,975
       121
       122
       123
       124      14,395          100.00%         08/31/27
       125      13,824          100.00%         04/21/24
       126
       127      14,820          100.00%        2/29/2030
       128      19,877          68.78%          06/30/13      Hospice                                                       3,092
       129      14,573          100.00%         06/30/28
       130      8,041           34.55%          08/31/06      Bali Hai                                                      3,496
       131
       132
       133
       134
       135
       136      14,444          100.00%         08/31/27
       137
       138      14,490          100.00%         05/31/29
       139      93,000          100.00%         05/31/20
       140      24,960          100.00%         06/30/17
       141
       142      24,960          100.00%         09/30/17
       143
       144
       145      12,031          42.31%          03/31/07      ICI Delux                                                     4,520
       146
       147
       148
       149
       150      25,230          100.00%         09/30/19
       151      10,650          100.00%         06/15/28

                     2ND                                                                                                    3RD
                   LARGEST                                                                                                LARGEST
     MORTGAGE      TENANT %       2ND LARGEST TENANT                                                                      TENANT
   LOAN NUMBER      OF NRA             EXP. DATE        3RD LARGEST TENANT NAME                                           SQ. FT
------------------------------------------------------------------------------------------------------------------------------------

        1          19.85%          Multiple Spaces      Goldman Sachs                                                     134,049
        2
        3          Various             Various          Various                                                           Various
       3.01        12.17%              04/30/08         Grossmont Surgery Cntr, LLP                                        7,960
       3.02        11.04%              12/31/07         Kelly Paper Company DBA Kelly Papr Cmpny, a Cal crp               11,867
       3.03         8.18%              12/31/05         La Paz Service Center DBA La Paz Service Center                    5,097
       3.04        11.04%              10/31/11         Wendell E. Weitstein C.M. DBA Guardian Medical Group               6,548
       3.05
       3.06         3.84%              07/31/15         American Lebanese Syrn Assc DBA ALSAC/St. Jud Chldrn's Resr        5,386
       3.07        29.32%              07/31/06         Bank of America                                                   17,748
       3.08         8.26%              11/30/08         Ordiz Melby Architcts, Inc.                                        8,355
       3.09         5.82%              05/31/08         Victory Temple Deliverance                                         4,880
       3.10        14.25%              10/31/07         Rigoberto Ramos & Patrc Ram DBA Casa Jimenez                       3,772
       3.11         6.07%              02/29/08         Lange America                                                      4,218
       3.12         6.23%              08/31/11         Christopher S. Manes                                               3,871
       3.13
       3.14        10.31%              09/14/12         Tamiyasu, Smith, Hrn, & Brn                                        5,350
       3.15         3.28%              04/30/08         Kocen Financial Group, Inc.                                        1,953
       3.16        13.09%              04/30/09         Alejandro Martinez DBA Martinez Photo                              2,910
        4
       4.01
       4.02
       4.03
       4.04
       4.05
       4.06
       4.07
       4.08
       4.09
       4.10
       4.11
       4.12
       4.13
       4.14
       4.15
       4.16
       4.17
       4.18
       4.19
       4.20
       4.21
       4.22
       4.23
       4.24
       4.25
       4.26
       4.27
       4.28
       4.29
       4.30
       4.31
       4.32
       4.33
       4.34
       4.35
        5          13.32%              05/31/10         The Judge Group                                                   31,103
        6
        7          13.01%              01/31/12         Edwards Theatres Circuit                                          46,902
        8          12.02%              02/28/16         RECREATION STATION                                                44,468
        9           8.70%              08/31/14         US POSTAL SERVICE                                                 27,399
        10          7.60%              06/30/06         WRNS Studio                                                       15,393
        11         17.37%              01/31/16         T.J. MAXX                                                         54,619
        12
        13         33.62%              06/01/10         Anixter, Inc.                                                     14,145
        14         Various             Various
      14.01
      14.02        46.63%              04/30/06
      14.03
      14.04
        15
        16         13.40%          Multiple Spaces      Nellcor (Tyco)                                                    25,560
        17          8.44%              02/28/15         Barnes & Noble Books                                              18,025
        18
        19
        20          7.54%              03/31/13         Gap/Gap Kids                                                       9,000
        21
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22         16.36%              01/01/14         Michaels                                                          34,000
        23          7.68%              01/31/14         PetsMart                                                          19,204
        24
        25         16.62%              07/31/15         Hollywood Entertainment                                            5,633
        26
        27         18.14%              08/31/14         Progressive Casualty Insurance                                    13,261
        28         18.12%              01/31/16         Linens N Things                                                   33,895
        29
        30
        31
        32
        33
        34         36.68%              04/30/20         Cabi Developers, LLC                                              14,535
        35
        36
        37
        38
        39
        40
        41          8.09%              03/31/08         Physician's Choice                                                 9,340
        42         35.16%              01/31/27         Anderson's TV                                                     13,777
        43
        44
        45
        46          5.91%              08/31/10         Rooms Are Us                                                       4,000
        47
        48         17.89%              04/30/09         SEI/Aarons                                                        17,457
        49         15.83%              01/31/08         Best Buy                                                          20,044
        50         42.08%              04/30/15         Acme Bus Company                                                   9,760
        51
        52         Various             Various          Various                                                           Various
      52.01        12.95%              02/05/10         J. L. Hayes & Associates, Inc.                                      417
      52.02         3.45%              12/31/07         Affinity Marketing, Inc.                                            980
      52.03        15.40%              05/31/09         Tidewater Home Mortgage Group, Inc.                                1,677
      52.04
      52.05         7.90%              12/02/09         Virginia Billing Associates LLC                                    2,201
        53         15.91%                MTM            Ibis, LLC                                                          9,648
        54         22.06%              05/21/17         CompUSA                                                           25,600
        55
        56
        57         10.97%              07/31/06         GB Automotive                                                     16,992
        58
        59
        60
        61
        62          4.55%              02/28/13         Young One Fashions Inc.                                            6,000
        63
        64
      64.01
      64.02
      64.03
      64.04
      64.05
        65
        66
        67          7.33%              11/30/10         Media Owl                                                         12,300
        68
        69
        70
        71         16.72%              06/30/10         North Island Federal Credit Union                                  4,200
        72          5.62%              12/31/12         Sun Time                                                           3,600
        73
        74
        75
        76         18.66%              03/31/11         Concentra health Services, Inc.                                    7,500
        77
        78         19.16%              01/31/09         Tractor Supply Company                                            32,670
        79
        80
        81
        82
      82.01
      82.02
        83
        84
        85          9.78%              10/31/08         Strategic Power Systems, Inc.                                      6,630
        86
        87          8.50%              09/30/07         Blockbuster                                                        6,000
        88
        89         28.77%              10/31/08
        90
      90.01
      90.02
      90.03
      90.04
      90.05
        91
        92         12.44%              03/31/10         RBB Melbourne                                                     15,000
        93
        94
        95          9.33%              08/31/11         Chemware                                                           6,570
        96
        97          8.95%              06/30/08         Estension Logistics                                                4,207
        98
        99
       100
       101
       102
       103
       104
       105
       106          7.35%              01/15/15         Metro Business Partner Inc                                         3,473
       107
       108
       109
       110         14.88%              07/31/06         American Home Mortgage                                             7,024
       111
       112
       113
       114
       115
       116
       117
       118
       119         15.90%              11/30/08         Coldwell Banker                                                    4,438
       120          9.58%              02/28/09         Frank Development                                                  2,955
       121
       122
       123
       124
       125
       126
       127
       128         10.70%              08/31/10         Moses Cone                                                         2,296
       129
       130         15.02%              01/31/13         Robert C. Ekstrand                                                 2,489
       131
       132
       133
       134
       135
       136
       137
       138
       139
       140
       141
       142
       143
       144
       145         15.90%              05/31/06         Cici' Pizza                                                        4,203
       146
       147
       148
       149
       150
       151

                        3RD               3RD
                      LARGEST           LARGEST
     MORTGAGE          TENANT         TENANT EXP.                                                    LARGEST AFFILIATED SPONSOR FLAG
   LOAN NUMBER        % OF NRA           DATE            LOCKBOX                                           (> THAN 4% OF POOL)
------------------------------------------------------------------------------------------------------------------------------------

        1              9.10%           04/30/20           Day 1                                              Pritzker Family
        2                                                 Day 1                                        Columbia Sussex Corporation
        3             Various           Various           Day 1                                                Donald Abbey
       3.01            9.70%           12/31/06
       3.02            10.23%          08/31/10
       3.03            7.90%           10/31/07
       3.04            5.31%           09/30/06
       3.05
       3.06            3.58%           10/31/06
       3.07            26.37%          09/30/08
       3.08            7.09%           02/28/10
       3.09            4.39%           08/31/08
       3.10            5.37%           04/30/08
       3.11            5.14%           05/31/07
       3.12            5.83%           03/31/06
       3.13
       3.14            10.28%             MTM
       3.15            3.10%           04/30/06
       3.16            9.83%           01/31/09
        4                                                                    Prudential Property Investment Separate Account III and
                                                                                                 Extra Space Storage LLC
       4.01
       4.02
       4.03
       4.04
       4.05
       4.06
       4.07
       4.08
       4.09
       4.10
       4.11
       4.12
       4.13
       4.14
       4.15
       4.16
       4.17
       4.18
       4.19
       4.20
       4.21
       4.22
       4.23
       4.24
       4.25
       4.26
       4.27
       4.28
       4.29
       4.30
       4.31
       4.32
       4.33
       4.34
       4.35
        5              10.63%       Multiple Spaces     Springing                                       Triple Net Properties, LLC
        6                                                 Day 1
        7              12.16%          11/30/16
        8              8.74%           09/30/20           Day 1
        9              7.94%           08/14/07           Day 1
        10             7.41%        Multiple Spaces     Springing
        11             11.76%          10/31/15           Day 1
        12                                              Springing
        13             5.12%           08/01/08         Springing                                       Triple Net Properties, LLC
        14
      14.01
      14.02
      14.03
      14.04
        15                                                Day 1
        16             13.38%          05/01/06         Springing                                       Triple Net Properties, LLC
        17             8.23%           10/31/07
        18
        19
        20             6.47%           02/28/12
        21
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
      21.07
      21.08
      21.09
      21.10
      21.11
      21.12
      21.13
      21.14
      21.15
      21.16
      21.17
      21.18
      21.19
      21.20
      21.21
      21.22
      21.23
        22             15.60%          04/01/13         Springing
        23             5.27%           07/31/19           Day 1
        24                                                                                                  Craig Koenigsberg
        25             3.67%           04/30/20           Day 1
        26                                                                                                  Craig Koenigsberg
        27             8.67%           07/31/09           Day 1                                         Triple Net Properties, LLC
        28             16.47%          01/31/16           Day 1
        29                                                Day 1
        30
        31                                                Day 1
        32                                                                                                  Craig Koenigsberg
        33                                              Springing
        34             21.12%          03/31/20           Day 1
        35                                              Springing
        36
        37
        38
        39                                                                                                  Craig Koenigsberg
        40                                                Day 1
        41             7.43%           01/26/10
        42             5.19%           11/21/13
        43
        44                                              Springing
        45
        46             4.42%           09/30/10
        47                                                                                                  Craig Koenigsberg
        48             11.38%          10/31/09         Springing
        49             9.66%           01/31/15
        50             2.67%           08/31/09           Day 1
        51
        52            Various           Various         Springing                                       Triple Net Properties, LLC
      52.01            0.68%           05/31/06
      52.02            1.79%           08/31/08
      52.03            4.15%           02/29/08
      52.04
      52.05            7.02%           04/30/10
        53             5.66%           09/30/07
        54             18.82%          04/30/17
        55
        56
        57             8.61%           11/30/06
        58
        59
        60
        61                                                Day 1
        62             4.55%           02/28/13
        63
        64                                              Springing
      64.01
      64.02
      64.03
      64.04
      64.05
        65                                                                                                  Craig Koenigsberg
        66                                              Springing
        67             5.50%           02/28/10
        68                                                                                                  Craig Koenigsberg
        69
        70                                              Springing
        71             14.63%          08/31/10
        72             5.16%           07/31/14
        73                                              Springing                                       Triple Net Properties, LLC
        74                                              Springing
        75
        76             9.33%           01/31/16
        77                                              Springing
        78             18.88%          01/31/09         Springing
        79
        80
        81                                                                                                  Craig Koenigsberg
        82
      82.01
      82.02
        83
        84
        85             7.84%           06/30/08         Springing
        86                                                Day 1
        87             6.17%           09/30/07
        88
        89                                                Day 1
        90                                              Springing
      90.01
      90.02
      90.03
      90.04
      90.05
        91                                              Springing
        92             10.36%          12/10/05
        93                                                                                                  Craig Koenigsberg
        94                                              Springing
        95             9.13%           07/31/09
        96
        97             8.70%           03/17/06
        98                                              Springing
        99                                                                                                  Craig Koenigsberg
       100
       101
       102                                              Springing
       103                                                Day 1
       104
       105                                              Springing
       106             6.70%           09/30/13
       107
       108
       109                                                Day 1
       110             13.50%          10/31/10
       111
       112                                                Day 1
       113                                              Springing
       114
       115
       116                                                Day 1
       117
       118
       119             7.71%           03/31/10
       120             9.52%           04/30/06
       121                                              Springing
       122                                              Springing
       123                                                                                                  Craig Koenigsberg
       124                                              Springing
       125                                              Springing
       126                                              Springing
       127
       128             7.95%           01/31/09
       129                                              Springing
       130             10.69%          11/30/07
       131                                              Springing
       132
       133                                              Springing
       134
       135                                                                                                  Craig Koenigsberg
       136                                              Springing
       137
       138                                              Springing
       139
       140                                              Springing
       141                                              Springing
       142                                              Springing
       143
       144                                              Springing
       145             14.78%          11/30/10
       146                                              Springing
       147
       148                                              Springing
       149                                              Springing
       150                                              Springing
       151                                              Springing

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

ANNEX A-2

         CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

 Mortgage Loan  Loan Group
     Number       Number     Property Name                                 Property Address
-----------------------------------------------------------------------------------------------------------------------------------

       12            2       Monte Viejo Apartments               2220 East Beardsley Road
       18            2       Park Ridge Apartments                4949 Snyder Lane
       19            2       Summerhill Pointe Apartments         9501 West Sahara Avenue
       21            1       River City Renaissance Pool          Various
     21.01                   3501 Stuart Avenue                   3501 Stuart Avenue
     21.02                   3115 Monument Avenue                 3115 Monument Avenue
     21.03                   2516 West Grace Street               2516 West Grace Street
     21.04                   2716 West Grace Street               2716 West Grace Street
     21.05                   2726 West Grace Street               2726 West Grace Street
     21.06                   2730 West Grace Street               2730 West Grace Street
     21.07                   2734 West Grace Street               2734 West Grace Street
     21.08                   711 North Boulevard                  711 North Boulevard
     21.09                   801-803 North Boulevard              801-803 North Boulevard
     21.10                   805 North Boulevard                  805 North Boulevard
     21.11                   808 North Boulevard                  808 North Boulevard
     21.12                   811 North Boulevard                  811 North Boulevard
     21.13                   2215 Monument Avenue                 2215 Monument Avenue
     21.14                   25 North Boulevard                   25 North Boulevard
     21.15                   2810 Monument Avenue                 2810 Monument Avenue
     21.16                   706 North Boulevard                  706 North Boulevard
     21.17                   2700 West Grace Street               2700 West Grace Street
     21.18                   2233 Monument Avenue                 2233 Monument Avenue
     21.19                   803 North Robinson Street            803 North Robinson Street
     21.20                   2217 Monument Avenue                 2217 Monument Avenue
     21.21                   2225 Monument Avenue                 2225 Monument Avenue
     21.22                   622 North Boulevard                  622 North Boulevard
     21.23                   306 North Nansemond Street           306 North Nansemond Street
       24            2       Knollwood Apartments                 1651 Knollwood Drive
       26            2       Londontowne Apartments               1591 Lane Avenue South
       29            1       Lake Sweetwater Apartments           3100 Sweetwater Road
       30            1       Mansions in the Park                 7250 Perkins Road
       32            2       Sherwood Acres Apartments            12757 Coursey Boulevard
       36            1       Sugar Mill Apartments                855 Walther Boulevard
       38            2       The Timbers Apartments               2024 Timbers Hill Road
       39            2       Willowbend Lake Apartments           11070 Mead Road
       44            2       The Renaissance Apartments           13421 North 43rd Avenue
       45            1       BJB - North Pine Grove               2816 North Pine Grove Avenue
       47            1       Charter Pointe Apartments            919 Ballard Street
       51            1       Carriage Oaks Apartments             12373 Oak Park Boulevard
       55            2       Vineyard Village Apartments          8950 Arrow Route
       56            1       BJB - West Surf                      426 West Surf Street
       58            1       Brittany Lane Apartments             1404 Brittany Lane Northeast
       61            2       Camino Real Apartments               3305 Calle Cuervo NW
       65            2       Forestwood Apartments                10795 Mead Road
       68            2       La Fontenay III Apartments           175 La Fontenay Drive
       69            2       Citifront Apartments                 641 West North Temple
       70            2       Wellington Farms Apartments          4700 Twisted Oaks Road
       73            2       Parkway Crossing                     102 La Mancha Drive
       75            1       Colonial Estates Apartments          11360 Robinson Drive
       77            2       Tropicana Springs                    4316 East Tropicana Avenue
       79            2       Clocktower Apartments                11600 SW 147th Terrace
       80            2       Villa Sierra Apartments              2425 McKinley Avenue
       81            2       Cedar Bluff Apartments               424 Cedar Bluff Road
       82            1       BJB - Ridge Pool                     Various
     82.01                   BJB - 2129-2135 Ridge                2129-2135 North Ridge Avenue
     82.02                   BJB - 2121 Ridge                     2121 Ridge Avenue
       84            1       BJB - Oakdale                        517 West Oakdale Avenue
       88            2       Colonie Apartments                   2061 Sweet Home Road
       93            1       Buena Vista II Apartments            12500 Park Boulevard
       96            1       BJB - 1575 Oak  Avenue               1575 Oak Avenue
       99            1       BreckenRidge Apartments              3209 Greendale Place
      101            2       Lake Pointe Apartments - Phase 2     1608,1664,1656,1628,1632 & 1636 Toronto Road
      108            1       BJB - Maple and Dempster Apartments  1301-1311 Maple and 915-925 Dempster
      111            2       Wyndchase Apartments                 1601 McRae Boulevard
      114            1       BJB - 2247 Ridge Avenue              2247 Ridge Avenue
      115            2       Carisbrooke Apartments Phase III     2405, 2406, 2408 Heathrow Drive and 2406, 2408 Chiswick Drive
      123            2       Driftwood Apartments                 3830 University Boulevard South
      132            2       Turtle Place Apartments              455 Eastdale Road South
      135            2       Kentwood Apartments                  3800 University Boulevard South
      137            2       Barrington Apartments                2541, 2543, 2545, 2547, 2549, 2551, 2553 W. Springfield Avenue
      143            2       Walworth Ridge Apartments            100-146 Fox Lane
      147            2       Landings at Pilot Point Apartments   909 South Washington

Mortgage Loan
    Number        Property City          Property State  Property Zip Code              County               General Property Type
-----------------------------------------------------------------------------------------------------------------------------------

      12          Phoenix                      AZ              85024                   Maricopa                   Multifamily
      18          Rohnert Park                 CA              94928                    Sonoma                    Multifamily
      19          Las Vegas                    NV              89117                    Clark                     Multifamily
      21          Richmond                     VA             Various               Richmond City                 Multifamily
    21.01         Richmond                     VA              23221                Richmond City                 Multifamily
    21.02         Richmond                     VA              23221                Richmond City                 Multifamily
    21.03         Richmond                     VA              23220                Richmond City                 Multifamily
    21.04         Richmond                     VA              23220                Richmond City                 Multifamily
    21.05         Richmond                     VA              23220                Richmond City                 Multifamily
    21.06         Richmond                     VA              23220                Richmond City                 Multifamily
    21.07         Richmond                     VA              23220                Richmond City                 Multifamily
    21.08         Richmond                     VA              23220                Richmond City                 Multifamily
    21.09         Richmond                     VA              23220                Richmond City                 Multifamily
    21.10         Richmond                     VA              23220                Richmond City                 Multifamily
    21.11         Richmond                     VA              23220                Richmond City                 Multifamily
    21.12         Richmond                     VA              23220                Richmond City                 Multifamily
    21.13         Richmond                     VA              23220                Richmond City                 Multifamily
    21.14         Richmond                     VA              23220                Richmond City                 Multifamily
    21.15         Richmond                     VA              23221                Richmond City                 Multifamily
    21.16         Richmond                     VA              23220                Richmond City                 Multifamily
    21.17         Richmond                     VA              23220                Richmond City                 Multifamily
    21.18         Richmond                     VA              23220                Richmond City                 Multifamily
    21.19         Richmond                     VA              23220                Richmond City                 Multifamily
    21.20         Richmond                     VA              23220                Richmond City                 Multifamily
    21.21         Richmond                     VA              23220                Richmond City                 Multifamily
    21.22         Richmond                     VA              23220                Richmond City                 Multifamily
    21.23         Richmond                     VA              23221                Richmond City                 Multifamily
      24          Mobile                       AL              36609                    Mobile                    Multifamily
      26          Jacksonville                 FL              33210                    Duval                     Multifamily
      29          Lawrenceville                GA              30044                   Gwinnett                   Multifamily
      30          Baton Rouge                  LA              70808               East Baton Rouge               Multifamily
      32          Baton Rouge                  LA              70816               East Baton Rouge               Multifamily
      36          Lawrenceville                GA              30043                   Gwinnett                   Multifamily
      38          Richmond                     VA              23235                   Henrico                    Multifamily
      39          Baton Rouge                  LA              70816               East Baton Rouge               Multifamily
      44          Phoenix                      AZ              85029                   Maricopa                   Multifamily
      45          Chicago                      IL              60657                     Cook                     Multifamily
      47          Altamonte Springs            FL              32608                   Seminole                   Multifamily
      51          Blaine                       MN              55434                    Anoka                     Multifamily
      55          Rancho Cucamonga             CA              91730                San Bernardino                Multifamily
      56          Chicago                      IL              60657                     Cook                     Multifamily
      58          Lacey                        WA              98516                   Thurston                   Multifamily
      61          Albuquerque                  NM              87114                  Bernalillo                  Multifamily
      65          Baton Rouge                  LA              70816               East Baton Rouge               Multifamily
      68          Louisville                   KY              40223                  Jefferson                   Multifamily
      69          Salt Lake City               UT              84116                  Salt Lake                   Multifamily
      70          Charlotte                    NC              28212                 Mecklenburg                  Multifamily
      73          Asheville                    NC              28805                   Buncombe                   Multifamily
      75          Coon Rapids                  MN              55433                    Anoka                     Multifamily
      77          Las Vegas                    NV              89121                    Clark                     Multifamily
      79          Beaverton                    OR              97007                  Washington                  Multifamily
      80          El Paso                      TX              79930                   El Paso                    Multifamily
      81          Knoxville                    TN              37918                     Knox                     Multifamily
      82          Evanston                     IL              60201                     Cook                     Multifamily
    82.01         Evanston                     IL              60201                     Cook                     Multifamily
    82.02         Evanston                     IL              60201                     Cook                     Multifamily
      84          Chicago                      IL              60657                     Cook                     Multifamily
      88          Amherst                      NY              14226                     Erie                     Multifamily
      93          Seminole                     FL              33772                   Pinellas                   Multifamily
      96          Evanston                     IL              60201                     Cook                     Multifamily
      99          Birmingham                   AL              35243                  Jefferson                   Multifamily
     101          Springfield                  IL              62707                   Sangamon                   Multifamily
     108          Evanston                     IL              60201                     Cook                     Multifamily
     111          El Paso                      TX              79925                   El Paso                    Multifamily
     114          Evanston                     IL              60201                     Cook                     Multifamily
     115          Champaign                    IL              61820                  Champaign                   Multifamily
     123          Jacksonville                 FL              32216                    Duval                     Multifamily
     132          Montgomery                   AL              36117                  Montgomery                  Multifamily
     135          Jacksonville                 FL              32216                    Duval                     Multifamily
     137          Champaign                    IL              61820                  Champaign                   Multifamily
     143          Walworth                     WI              53184                   Walworth                   Multifamily
     147          Pilot Point                  TX              76258                    Denton                    Multifamily

 Mortgage Loan   Specific Property Type    Elevator   Utilities Tenant   Number of     Number of     Number of       Number of
     Number                                Buildings        Pays        Studio Units  1 BR Units     2 BR Units      3 BR Units
------------------------------------------------------------------------------------------------------------------------------------

       12             Conventional             N             E,W            102           162           180             18
       18             Conventional             N          E,G,W,S,T                       124           224
       19             Conventional             N              E                           160           288             128
       21             Conventional             N             E,W                          176           159             22
     21.01            Conventional             N
     21.02            Conventional             N
     21.03            Conventional             N
     21.04            Conventional             N
     21.05            Conventional             N
     21.06            Conventional             N
     21.07            Conventional             N
     21.08            Conventional             N
     21.09            Conventional             N
     21.10            Conventional             N
     21.11            Conventional             N
     21.12            Conventional             N
     21.13            Conventional             N
     21.14            Conventional             N
     21.15            Conventional             N
     21.16            Conventional             N
     21.17            Conventional             N
     21.18            Conventional             N
     21.19            Conventional             N
     21.20            Conventional             N
     21.21            Conventional             N
     21.22            Conventional             N
     21.23            Conventional             N
       24             Conventional             N             E,W                          320           384
       26             Conventional             N             E,W                          257           383             52
       29             Conventional             N              E                           224           224
       30             Conventional             N              E                           144           120
       32             Conventional             N              E                           348           256
       36             Conventional             N             E,G                          112           98              34
       38             Conventional             N             W,S                          58            146             36
       39             Conventional             N              E                           192           168
       44             Conventional             N          E,G,W,S,T                       180           180
       45             Conventional             Y              E              4            31            46              25
       47             Conventional             N            E,G,W            36           132           144
       51             Conventional             N             E,G                          105           199             32
       55             Conventional             N              E                           74            90
       56             Conventional             Y              E              34           70            20
       58             Conventional             N            E,G,W                         79            110
       61             Conventional             N              E                           108           128             12
       65             Conventional             N             E,G                          160           112
       68             Conventional             N           E,G,W,S                        65            131             52
       69              Section 42              N             E,G                          77            69               9
       70             Conventional             N             E,G                          131           122
       73             Conventional             N              E                           132           116
       75             Conventional             N             E,G                          60            128              4
       77             Conventional             N              E                           12            128
       79             Conventional             N            E,W,T                         62            133
       80             Conventional             N            E,W,S                         168           55              20
       81             Conventional             N            E,W,S                         112           80
       82             Conventional             N              E                                         48              14
     82.01            Conventional             N              E                                         24               7
     82.02            Conventional             N              E                                         24               7
       84             Conventional             Y              E              6            52            10
       88             Conventional             N              E                           52            132
       93             Conventional             N              E              16           104           43              43
       96             Conventional             Y              E              14           36             7
       99             Conventional             N              E                           80            32               8
      101             Conventional             N             E,W                          54            46
      108             Conventional             N              E                           24            15              13
      111             Conventional             N            E,W,T            7            49            90               4
      114             Conventional             N              E                           15            15               7
      115             Conventional             N             E,W                          40            40
      123             Conventional             N            E,W,S                         56            48              24
      132             Conventional             N              E                           56            32
      135             Conventional             N            E,W,S                         52            52
      137             Conventional             N             E,W                          69
      143             Conventional             N             E,G                                        40
      147             Conventional             N             E,G                                        60

Mortgage Loan   Number of      Average Rent;   Average Rent;          Average Rent;         Average Rent;          Average Rent;
   Number      4+ BR Units     Rent Ranges -   Rent Ranges -          Rent Ranges -         Rent Ranges -          Rent Ranges -
                               Studio Units      1 BR Units            2 BR Units             3 BR Units            4+ BR Units
-----------------------------------------------------------------------------------------------------------------------------------

     12            18           688;650-760     785;730-850            936;870-990          1130;1130-1130        1295;1295-1295
     18                                         920;920-920          1078;1036-1120
     19                                         730;730-730            850;830-870           930;930-930
     21             5                           607;581-659           807;698-1625          1184;925-1600         1518;1518-1518
   21.01
   21.02
   21.03
   21.04
   21.05
   21.06
   21.07
   21.08
   21.09
   21.10
   21.11
   21.12
   21.13
   21.14
   21.15
   21.16
   21.17
   21.18
   21.19
   21.20
   21.21
   21.22
   21.23
     24                                         448;430-460            549;525-585
     26                                         528;492-548            599;546-639           721;712-745
     29                                         720;710-745            854;835-900
     30                                         754;688-787           940;847-1012
     32                                         505;505-505            625;625-625
     36                                         714;684-744           903;844-1024          1077;1024-1324
     38                                         786;770-825            892;840-940          1070;1070-1070
     39                                         567;530-604            706;644-739
     44                                         629;605-650            751;730-757
     45                         920;895-935    1276;1050-1295        1708;1595-2195         2146;1950-2195
     47                         560;560-560     643;630-670            745;740-805
     51                                         734;734-734            851;829-908          1064;1064-1064
     55                                        1060;1060-1060        1276;1195-1305
     56                         960;895-975    1193;1095-1295        1714;1625-2095
     58                                         735;735-735            847;833-855
     61                                         673;655-695            821;804-843          1003;1003-1003
     65                                         565;530-599            695;644-734
     68                                         541;530-625            665;625-710           851;909-919
     69                                         652;640-660            859;840-880          1010;1010-1010
     70                                         651;620-705            747;740-795
     73                                         557;540-585            629;610-660
     75                                         745;745-745            839;839-839           999;999-999
     77                                         718;718-718            803;803-803
     79                                         533;518-557            631;621-653
     80                                         583;576-600           845;804-1005           990;972-1002
     81                                         542;535-590            633;620-700
     82                                                              1695;1695-1695         2195;2195-2195
   82.01                                                             1695;1695-1695         2195;2195-2195
   82.02                                                             1695;1695-1695         2195;2195-2195
     84                         892;875-895    1189;1125-1295        1895;1895-1895
     88                                         605;605-605            665;665-665
     93                         553;553-553     609;598-618            762;737-857           876;862-932
     96                         995;995-995    1294;1195-1350        1745;1745-1745
     99                                         595;595-595            755;755-755           880;880-880
    101                                         578;570-585            718;710-725
    108                                        1195;1195-1195        1595;1595-1595         2195;2195-2195
    111                         566;566-566     581;571-591            702;651-725           950;950-950
    114                                        1195;1195-1195        1795;1795-1795         2395;2395-2395
    115                                         530;515-545            705;695-715
    123                                         549;546-550            655;650-695           787;760-810
    132                                         560;560-560            650;650-650
    135                                         563;563-563            686;673-713
    137                                         518;500-535
    143                                                                711;690-720
    147                                                                614;599-650

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

                                      ANNEX A-3

   MORTGAGE             LOAN
     LOAN              GROUP
    NUMBER             NUMBER         PROPERTY NAME
------------------------------------------------------------------------------------------------------------------------------------

      1                  1            Hyatt Center
      2                  1            Westin Casuarina Hotel & Spa
      3                  1            Abbey II Pool
     3.01                             Fletcher Parkway Medical Center
     3.02                             Upland Freeway Center
     3.03                             Aliso Viejo Commerce Center
     3.04                             Wimbledon Village
     3.05                             Airport One Office Building
     3.06                             Cityview Plaza Office Park
     3.07                             Commerce Corporate Center
     3.08                             Ming Office Park
     3.09                             Moreno Valley Commerce Center
     3.10                             Glendora Commerce Center
     3.11                             La Mirada Commerce Center
     3.12                             Abbey Center
     3.13                             Arlington II - Riverside
     3.14                             Fresno Airport (Gateway Plaza)
     3.15                             Palm Springs Airport
     3.16                             Mt. Vernon Commerce Center
      4                  1            Extra Space PRISA Pool
     4.01                             Extra Space PRISA - Brooklyn, NY
     4.02                             Extra Space PRISA - Alexandria, VA
     4.03                             Extra Space PRISA - Hawaiian Gardens, CA
     4.04                             Extra Space PRISA - Miami, FL (Coral Way)
     4.05                             Extra Space PRISA - Hicksville, NY
     4.06                             Extra Space PRISA - Los Angeles, CA (North Vine Street)
     4.07                             Extra Space PRISA - Santa Cruz, CA
     4.08                             Extra Space PRISA - Fredericksburg, VA
     4.09                             Extra Space PRISA - Santa Fe, NM
     4.10                             Extra Space PRISA - Birmingham, AL
     4.11                             Extra Space PRISA - Kingston, NY
     4.12                             Extra Space PRISA - Ridge, NY
     4.13                             Extra Space PRISA - Skokie, IL
     4.14                             Extra Space PRISA - Gambrills, MD
     4.15                             Extra Space PRISA - Tyngsboro, MA
     4.16                             Extra Space PRISA - Brookfield, CT
     4.17                             Extra Space PRISA - Miami, FL (NW 2nd Avenue)
     4.18                             Extra Space PRISA - Aloha, OR
     4.19                             Extra Space PRISA - Belleville, MI
     4.20                             Extra Space PRISA - Los Angeles, CA (Fountain Avenue)
     4.21                             Extra Space PRISA - Dallas, TX
     4.22                             Extra Space PRISA - Mount Laurel, NJ
     4.23                             Extra Space PRISA - Spring, TX
     4.24                             Extra Space PRISA - Towson, MD
     4.25                             Extra Space PRISA - Vancouver, WA
     4.26                             Extra Space PRISA - Moreno Valley, CA
     4.27                             Extra Space PRISA - Harrison, NJ
     4.28                             Extra Space PRISA - Mesa, AZ
     4.29                             Extra Space PRISA - Bartlett, TN
     4.30                             Extra Space PRISA - Hauppauge, NY
     4.31                             Extra Space PRISA - Willoughby, OH
     4.32                             Extra Space PRISA - Mentor, OH
     4.33                             Extra Space PRISA - Memphis, TN (Covington Way)
     4.34                             Extra Space PRISA - Amsterdam, NY
     4.35                             Extra Space PRISA - Memphis, TN (Raleigh-LaGrange Road)
      5                  1            300 Four Falls Corporate Center
      6                  1            Tiffany Building
      7                  1            Metro Pointe at South Coast
      8                  1            Eagle Ridge Mall
      9                  1            One & Olney Square
      10                 1            501 Second Street
      11                 1            Knollwood Mall
      12                 2            Monte Viejo Apartments
      13                 1            Britannia Business Center II
      14                 1            Birtcher Phoenix Pool
    14.01                             AIG Building
    14.02                             TriWest Healthcare Complex
    14.03                             NCS Pearson Building
    14.04                             Hypercom Building
      15                 1            Residence Inn - Beverly Hills, CA
      16                 1            Britannia Business Center III
      17                 1            Greenery Mall
      18                 2            Park Ridge Apartments
      19                 2            Summerhill Pointe Apartments
      20                 1            Hamburg Village Shopping Center
      21                 1            River City Renaissance Pool
    21.01                             3501 Stuart Avenue
    21.02                             3115 Monument Avenue
    21.03                             2516 West Grace Street
    21.04                             2716 West Grace Street
    21.05                             2726 West Grace Street
    21.06                             2730 West Grace Street
    21.07                             2734 West Grace Street
    21.08                             711 North Boulevard
    21.09                             801-803 North Boulevard
    21.10                             805 North Boulevard
    21.11                             808 North Boulevard
    21.12                             811 North Boulevard
    21.13                             2215 Monument Avenue
    21.14                             25 North Boulevard
    21.15                             2810 Monument Avenue
    21.16                             706 North Boulevard
    21.17                             2700 West Grace Street
    21.18                             2233 Monument Avenue
    21.19                             803 North Robinson Street
    21.20                             2217 Monument Avenue
    21.21                             2225 Monument Avenue
    21.22                             622 North Boulevard
    21.23                             306 North Nansemond Street
      22                 1            Cottonwood Corners Shopping Center
      23                 1            The Shoppes at Eastchase & The Plaza at Eastchase
      24                 2            Knollwood Apartments
      25                 1            Palmer Town Center
      26                 2            Londontowne Apartments
      27                 1            Talavi Corporate Center
      28                 1            Price Plaza Center
      29                 1            Lake Sweetwater Apartments
      30                 1            Mansions in the Park
      31                 1            One Riverfront Plaza
      32                 2            Sherwood Acres Apartments
      33                 1            Walmart - Hazard, KY
      34                 1            Country Club Center
      35                 1            Extra Space - Marina Del Ray, CA
      36                 1            Sugar Mill Apartments
      37                              RESERVED(5)
      38                 2            The Timbers Apartments
      39                 2            Willowbend Lake Apartments
      40                 1            Chloe Foods
      41                 1            Warner Atrium
      42                 1            Dublin Place Shopping Center
      43                 1            Marriott - Oklahoma City, OK
      44                 2            The Renaissance Apartments
      45                 1            BJB - North Pine Grove
      46                 1            Woodside Village Shopping Center
      47                 1            Charter Pointe Apartments
      48                 1            Putnam Place(2)
      49                 1            Springfield Commons
      50                 1            One Grumman Road West
      51                 1            Carriage Oaks Apartments
      52                 1            Virginia Office Pool
    52.01                             Wythe Building
    52.02                             Culpeper Building
    52.03                             Almond Building
    52.04                             Lee Building
    52.05                             Ratcliffe Building
      53                 1            Yamato Office Center
      54                 1            Colonnades West Shopping Center
      55                 2            Vineyard Village Apartments
      56                 1            BJB - West Surf
      57                 1            Crenshaw Business Park
      58                 1            Brittany Lane Apartments
      59                 1            Comfort Inn - Warwick, RI
      60                 1            Holiday Inn Select - Orlando, FL
      61                 2            Camino Real Apartments
      62                 1            1201 Broadway
      63                              RESERVED(5)
      64                 1            Motel Pool I(3)
    64.01                             Settle Inn - Council Bluffs, IA
    64.02                             Settle Inn - Bellevue, NE
    64.03                             Best Western Settle Inn - Omaha, NE
    64.04                             Settle Inn - Lincoln, NE
    64.05                             Settle Inn - Altoona, IA
      65                 2            Forestwood Apartments
      66                 1            Extra Space - Chatsworth, CA
      67                 1            Patrick Commerce Center
      68                 2            La Fontenay III Apartments
      69                 2            Citifront Apartments
      70                 2            Wellington Farms Apartments
      71                 1            Scripps Ranch Marketplace II
      72                 1            White Stone Center
      73                 2            Parkway Crossing
      74                 1            Extra Space - Philadelphia, PA
      75                 1            Colonial Estates Apartments
      76                 1            Loudoun Center
      77                 2            Tropicana Springs
      78                 1            River Pointe Mall(4)
      79                 2            Clocktower Apartments
      80                 2            Villa Sierra Apartments
      81                 2            Cedar Bluff Apartments
      82                 1            BJB - Ridge Pool
    82.01                             BJB - 2129-2135 Ridge
    82.02                             BJB - 2121 Ridge
      83                 1            Kohl's - Wadsworth, OH
      84                 1            BJB - Oakdale
      85                 1            Carmel Park II
      86                 1            SCC Office Building
      87                 1            Oak Grove Market
      88                 2            Colonie Apartments
      89                 1            Key Plaza
      90                 1            Motel Pool II(3)
    90.01 Best Western - Grand Forks, ND 90.02 Best Western - Lincoln, NE 90.03
    Settle Inn - Grand Forks, ND 90.04 Settle Inn - Kaukauna, WI 90.05 Super 8 -
    Seward, NE
      91                 1            Extra Space - Cordova, TN
      92                 1            American Equities Technology Center
      93                 1            Buena Vista II Apartments
      94                 1            Extra Space - Long Beach, CA
      95                 1            Lake Plaza East
      96                 1            BJB - 1575 Oak  Avenue
      97                 1            Kyrene Corporate Center
      98                 1            Extra Space - Miami, FL
      99                 1            BreckenRidge Apartments
     100                 1            US Storage Center - Long Beach, CA
     101                 2            Lake Pointe Apartments - Phase 2
     102                 1            Extra Space - Naples, FL
     103                 1            Walgreens - Metairie, LA
     104                 1            Kmart - West Saint Paul, MN
     105                 1            Extra Space - Burke, VA
     106                 1            34 South Broadway
     107                 1            Harris Teeter - Darnestown, MD
     108                 1            BJB - Maple and Dempster Apartments
     109                 1            350 Revolutionary Drive
     110                 1            445 Dolley Madison Road
     111                 2            Wyndchase Apartments
     112                 1            Walgreens - Mauldin, SC
     113                 1            Extra Space - Dallas, TX
     114                 1            BJB - 2247 Ridge Avenue
     115                 2            Carisbrooke Apartments Phase III
     116                 1            Walgreens - Houston, TX (Hillcroft Avenue)
     117                 1            Walgreens - Marietta, GA
     118                 1            Walgreens - North Wilkesboro, NC
     119                 1            Hillcrest Plaza Shopping Center
     120                 1            Dreamy Draw Office Plaza
     121                 1            Extra Space - Las Vegas, NV
     122                 1            Extra Space - Columbus, OH (Kenny Road)
     123                 2            Driftwood Apartments
     124                 1            Walgreens - Hutchinson, KS
     125                 1            CVS - Winter Haven, FL
     126                 1            Extra Space - Houston, TX
     127                 1            Walgreens - Harris County, TX
     128                 1            603 Dolley Madison Road
     129                 1            Walgreens - Saint Joseph, MO
     130                 1            Ninth Street North
     131                 1            Extra Space - Plano, TX
     132                 2            Turtle Place Apartments
     133                 1            Extra Space - Memphis TN (Winchester Road)
     134                 1            US Storage Center - Gardena, CA
     135                 2            Kentwood Apartments
     136                 1            Walgreens - Newton, KS
     137                 2            Barrington Apartments
     138                 1            Walgreens - Warrensburg, MO
     139                 1            Patterson Pope Building
     140                 1            Conn's - Austin, TX
     141                 1            Extra Space - West Palm Beach, FL
     142                 1            Conn's - Cedar Park, TX
     143                 2            Walworth Ridge Apartments
     144                 1            Extra Space - Austin, TX
     145                 1            Red Banks Crossing Shopping Center
     146                 1            Extra Space - North Highlands, CA
     147                 2            Landings at Pilot Point Apartments
     148                 1            Extra Space - Memphis TN (Mount Moriah Terrace)
     149                 1            Extra Space - Columbus, OH (Schofield Drive)
     150                 1            Conn's - Hurst, TX
     151                 1            Rite Aid - Wheelersburg, OH

                                                      RESERVE ACCOUNT INFORMATION
   MORTGAGE
     LOAN                     GENERAL                                         SPECIFIC PROPERTY
    NUMBER                 PROPERTY TYPE                                             TYPE
------------------------------------------------------------------------------------------------------------------------

      1                        Office                                                CBD
      2                     Hospitality                                         Full Service
      3                       Various                                              Various
     3.01                      Office                                              Medical
     3.02                      Retail                                             Anchored
     3.03                      Retail                                            Unanchored
     3.04                    Mixed Use                                          Retail/Office
     3.05                      Office                                             Suburban
     3.06                      Office                                             Suburban
     3.07                      Office                                             Suburban
     3.08                      Office                                             Suburban
     3.09                    Mixed Use                                           Office/Flex
     3.10                      Retail                                            Unanchored
     3.11                    Industrial                                       Warehouse/Office
     3.12                      Office                                             Suburban
     3.13                    Industrial                                       Office/Warehouse
     3.14                      Office                                             Suburban
     3.15                      Office                                             Suburban
     3.16                      Office                                             Suburban
      4                     Self Storage                                        Self Storage
     4.01                   Self Storage                                        Self Storage
     4.02                   Self Storage                                        Self Storage
     4.03                   Self Storage                                        Self Storage
     4.04                   Self Storage                                        Self Storage
     4.05                   Self Storage                                        Self Storage
     4.06                   Self Storage                                        Self Storage
     4.07                   Self Storage                                        Self Storage
     4.08                   Self Storage                                        Self Storage
     4.09                   Self Storage                                        Self Storage
     4.10                   Self Storage                                        Self Storage
     4.11                   Self Storage                                        Self Storage
     4.12                   Self Storage                                        Self Storage
     4.13                   Self Storage                                        Self Storage
     4.14                   Self Storage                                        Self Storage
     4.15                   Self Storage                                        Self Storage
     4.16                   Self Storage                                        Self Storage
     4.17                   Self Storage                                        Self Storage
     4.18                   Self Storage                                        Self Storage
     4.19                   Self Storage                                        Self Storage
     4.20                   Self Storage                                        Self Storage
     4.21                   Self Storage                                        Self Storage
     4.22                   Self Storage                                        Self Storage
     4.23                   Self Storage                                        Self Storage
     4.24                   Self Storage                                        Self Storage
     4.25                   Self Storage                                        Self Storage
     4.26                   Self Storage                                        Self Storage
     4.27                   Self Storage                                        Self Storage
     4.28                   Self Storage                                        Self Storage
     4.29                   Self Storage                                        Self Storage
     4.30                   Self Storage                                        Self Storage
     4.31                   Self Storage                                        Self Storage
     4.32                   Self Storage                                        Self Storage
     4.33                   Self Storage                                        Self Storage
     4.34                   Self Storage                                        Self Storage
     4.35                   Self Storage                                        Self Storage
      5                        Office                                             Suburban
      6                      Mixed Use                                        Office/Industrial
      7                        Retail                                             Anchored
      8                        Retail                                             Anchored
      9                        Retail                                             Anchored
      10                       Office                                                CBD
      11                       Retail                                             Anchored
      12                    Multifamily                                         Conventional
      13                       Office                                             Suburban
      14                       Office                                             Suburban
    14.01                      Office                                             Suburban
    14.02                      Office                                             Suburban
    14.03                      Office                                             Suburban
    14.04                      Office                                             Suburban
      15                    Hospitality                                         Extended Stay
      16                       Office                                             Suburban
      17                     Mixed Use                                          Retail/Office
      18                    Multifamily                                         Conventional
      19                    Multifamily                                         Conventional
      20                       Retail                                             Anchored
      21                    Multifamily                                         Conventional
    21.01                   Multifamily                                         Conventional
    21.02                   Multifamily                                         Conventional
    21.03                   Multifamily                                         Conventional
    21.04                   Multifamily                                         Conventional
    21.05                   Multifamily                                         Conventional
    21.06                   Multifamily                                         Conventional
    21.07                   Multifamily                                         Conventional
    21.08                   Multifamily                                         Conventional
    21.09                   Multifamily                                         Conventional
    21.10                   Multifamily                                         Conventional
    21.11                   Multifamily                                         Conventional
    21.12                   Multifamily                                         Conventional
    21.13                   Multifamily                                         Conventional
    21.14                   Multifamily                                         Conventional
    21.15                   Multifamily                                         Conventional
    21.16                   Multifamily                                         Conventional
    21.17                   Multifamily                                         Conventional
    21.18                   Multifamily                                         Conventional
    21.19                   Multifamily                                         Conventional
    21.20                   Multifamily                                         Conventional
    21.21                   Multifamily                                         Conventional
    21.22                   Multifamily                                         Conventional
    21.23                   Multifamily                                         Conventional
      22                       Retail                                             Anchored
      23                       Retail                                             Anchored
      24                    Multifamily                                         Conventional
      25                       Retail                                             Anchored
      26                    Multifamily                                         Conventional
      27                       Office                                             Suburban
      28                       Retail                                             Anchored
      29                    Multifamily                                         Conventional
      30                    Multifamily                                         Conventional
      31                       Office                                             Suburban
      32                    Multifamily                                         Conventional
      33                       Retail                                             Anchored
      34                       Office                                             Suburban
      35                    Self Storage                                        Self Storage
      36                    Multifamily                                         Conventional
      37
      38                    Multifamily                                         Conventional
      39                    Multifamily                                         Conventional
      40                     Industrial                                    Warehouse/Distribution
      41                       Office                                             Suburban
      42                       Retail                                             Anchored
      43                    Hospitality                                         Full Service
      44                    Multifamily                                         Conventional
      45                    Multifamily                                         Conventional
      46                       Retail                                             Anchored
      47                    Multifamily                                         Conventional
      48                       Retail                                             Anchored
      49                       Retail                                             Anchored
      50                     Industrial                                             Flex
      51                    Multifamily                                         Conventional
      52                       Office                                             Suburban
    52.01                      Office                                             Suburban
    52.02                      Office                                             Suburban
    52.03                      Office                                             Suburban
    52.04                      Office                                             Suburban
    52.05                      Office                                             Suburban
      53                       Office                                             Suburban
      54                       Retail                                             Anchored
      55                    Multifamily                                         Conventional
      56                    Multifamily                                         Conventional
      57                     Industrial                                             Flex
      58                    Multifamily                                         Conventional
      59                    Hospitality                                        Limited Service
      60                    Hospitality                                         Full Service
      61                    Multifamily                                         Conventional
      62                       Office                                                CBD
      63
      64                    Hospitality                                        Limited Service
    64.01                   Hospitality                                        Limited Service
    64.02                   Hospitality                                        Limited Service
    64.03                   Hospitality                                        Limited Service
    64.04                   Hospitality                                        Limited Service
    64.05                   Hospitality                                        Limited Service
      65                    Multifamily                                         Conventional
      66                    Self Storage                                        Self Storage
      67                     Industrial                                             Flex
      68                    Multifamily                                         Conventional
      69                    Multifamily                                          Section 42
      70                    Multifamily                                         Conventional
      71                       Retail                                          Shadow Anchored
      72                       Retail                                             Anchored
      73                    Multifamily                                         Conventional
      74                    Self Storage                                        Self Storage
      75                    Multifamily                                         Conventional
      76                       Office                                             Suburban
      77                    Multifamily                                         Conventional
      78                       Retail                                             Anchored
      79                    Multifamily                                         Conventional
      80                    Multifamily                                         Conventional
      81                    Multifamily                                         Conventional
      82                    Multifamily                                         Conventional
    82.01                   Multifamily                                         Conventional
    82.02                   Multifamily                                         Conventional
      83                       Retail                                             Anchored
      84                    Multifamily                                         Conventional
      85                       Office                                             Suburban
      86                       Office                                             Suburban
      87                       Retail                                             Anchored
      88                    Multifamily                                         Conventional
      89                       Office                                                CBD
      90                    Hospitality                                            Various
    90.01                   Hospitality                                         Full Service
    90.02                   Hospitality                                        Limited Service
    90.03                   Hospitality                                        Limited Service
    90.04                   Hospitality                                        Limited Service
    90.05                   Hospitality                                        Limited Service
      91                    Self Storage                                        Self Storage
      92                     Industrial                                       Warehouse/Office
      93                    Multifamily                                         Conventional
      94                    Self Storage                                        Self Storage
      95                       Office                                             Suburban
      96                    Multifamily                                         Conventional
      97                       Office                                             Suburban
      98                    Self Storage                                        Self Storage
      99                    Multifamily                                         Conventional
     100                    Self Storage                                        Self Storage
     101                    Multifamily                                         Conventional
     102                    Self Storage                                        Self Storage
     103                       Retail                                             Anchored
     104                       Retail                                             Anchored
     105                    Self Storage                                        Self Storage
     106                       Office                                                CBD
     107                       Retail                                             Anchored
     108                    Multifamily                                         Conventional
     109                     Industrial                                           Warehouse
     110                       Office                                             Suburban
     111                    Multifamily                                         Conventional
     112                       Retail                                             Anchored
     113                    Self Storage                                        Self Storage
     114                    Multifamily                                         Conventional
     115                    Multifamily                                         Conventional
     116                       Retail                                             Anchored
     117                       Retail                                             Anchored
     118                       Retail                                             Anchored
     119                       Retail                                             Anchored
     120                       Office                                             Suburban
     121                    Self Storage                                        Self Storage
     122                    Self Storage                                        Self Storage
     123                    Multifamily                                         Conventional
     124                       Retail                                             Anchored
     125                       Retail                                             Anchored
     126                    Self Storage                                        Self Storage
     127                       Retail                                             Anchored
     128                       Office                                              Medical
     129                       Retail                                             Anchored
     130                     Mixed Use                                          Office/Retail
     131                    Self Storage                                        Self Storage
     132                    Multifamily                                         Conventional
     133                    Self Storage                                        Self Storage
     134                    Self Storage                                        Self Storage
     135                    Multifamily                                         Conventional
     136                       Retail                                             Anchored
     137                    Multifamily                                         Conventional
     138                       Retail                                             Anchored
     139                     Industrial                                       Warehouse/Office
     140                       Retail                                            Unanchored
     141                    Self Storage                                        Self Storage
     142                       Retail                                            Unanchored
     143                    Multifamily                                         Conventional
     144                    Self Storage                                        Self Storage
     145                       Retail                                            Unanchored
     146                    Self Storage                                        Self Storage
     147                    Multifamily                                         Conventional
     148                    Self Storage                                        Self Storage
     149                    Self Storage                                        Self Storage
     150                       Retail                                            Unanchored
     151                       Retail                                             Anchored

                                                                                             ANNUAL
   MORTGAGE                 MONTHLY                          MONTHLY                        DEPOSIT TO
     LOAN                     TAX                           INSURANCE                      REPLACEMENT
    NUMBER                   ESCROW                           ESCROW                         RESERVES
-----------------------------------------------------------------------------------------------------------------

      1                     252,902                           41,457                         58,896
      2                      55,095                           13,119                        1,224,204
      3                     105,599
     3.01
     3.02
     3.03
     3.04
     3.05
     3.06
     3.07
     3.08
     3.09
     3.10
     3.11
     3.12
     3.13
     3.14
     3.15
     3.16
      4                     237,016
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
     4.09
     4.10
     4.11
     4.12
     4.13
     4.14
     4.15
     4.16
     4.17
     4.18
     4.19
     4.20
     4.21
     4.22
     4.23
     4.24
     4.25
     4.26
     4.27
     4.28
     4.29
     4.30
     4.31
     4.32
     4.33
     4.34
     4.35
      5                      51,330                           3,730                          351,090
      6
      7
      8
      9                      62,178                                                          58,640
      10                     57,249
      11
      12                     17,397                           8,145
      13                     73,662                           2,855                          44,702
      14                     21,889                           2,214                          44,141
    14.01
    14.02
    14.03
    14.04
      15                     35,758                                                          381,669
      16                     54,040                           7,010                          90,238
      17                     48,738                                                          39,439
      18                     39,798                           5,724                          84,216
      19                     31,347                           7,240
      20
      21                     24,698                           5,300                          90,500
    21.01
    21.02
    21.03
    21.04
    21.05
    21.06
    21.07
    21.08
    21.09
    21.10
    21.11
    21.12
    21.13
    21.14
    21.15
    21.16
    21.17
    21.18
    21.19
    21.20
    21.21
    21.22
    21.23
      22                     18,963                           4,358                          42,167
      23
      24                     19,686                                                          166,848
      25                     13,767                           3,883
      26                     28,605                                                          138,400
      27                     29,902                           31,513
      28                     46,833                           11,855
      29                     11,628                           6,278
      30                     13,340                           2,917                          52,800
      31                                                      3,350                          13,400
      32                     14,104                                                          125,632
      33
      34                     23,500                           8,656                          10,368
      35                     13,108                           3,956                          17,052
      36                     14,435                           2,996                          48,800
      37
      38                     14,686                           1,830
      39                     11,955                                                          89,640
      40                     19,994
      41                     18,938                           2,344                          18,860
      42                     31,206                           9,334
      43                     9,633                            6,626                          336,918
      44                     13,993                           7,496                          90,000
      45                     12,997                           2,126                          26,500
      46                      742                             3,268                           9,057
      47                     12,471                                                          54,288
      48                     20,855                                                          31,735
      49                     10,269                           5,342                          31,125
      50                    106,608                                                          73,506
      51                     28,073                           3,300                          84,000
      52                     14,595                           1,792                          60,268
    52.01
    52.02
    52.03
    52.04
    52.05
      53                     27,783                           3,610
      54                     17,777                           1,948
      55                     9,039                                                           40,394
      56                     8,350                            2,610                          31,000
      57                     11,841                           2,803                          21,705
      58                     13,503                           3,023                          47,250
      59                     23,700                           4,630                          178,289
      60                     6,019                            5,782                          224,218
      61                     12,838                           5,535                          56,907
      62                     40,262                           2,379
      63
      64                     28,857                           6,682                          234,486
    64.01
    64.02
    64.03
    64.04
    64.05
      65                     7,930                                                           65,552
      66                     13,077                           3,495                          64,092
      67                     11,638                           3,059
      68                     8,605                                                           60,512
      69                     8,249                            2,316                          31,000
      70                     12,351                                                          63,250
      71                     14,048                                                           4,008
      72                     5,187                            1,496                           6,971
      73                     7,202                                                           68,448
      74                     3,927                             952                           80,832
      75                     15,299                           1,975                          48,000
      76                     9,895                                                            8,038
      77                     5,319                            1,755                          35,000
      78                     10,557                                                          25,961
      79                     13,026                           1,873                          43,290
      80                     12,315                           2,293                          60,750
      81                     5,318                                                           38,208
      82                     8,656                            1,240                          15,500
    82.01
    82.02
      83
      84                     5,082                            1,353                          17,000
      85                     7,378                            1,204                          12,678
      86                                                                                     22,002
      87                     13,579                           1,823
      88                     19,753                           4,056                          46,372
      89                     16,867                           2,042                          12,453
      90                     13,835                           9,313                          169,491
    90.01
    90.02
    90.03
    90.04
    90.05
      91                     10,875                            771                           13,428
      92                     6,006                            2,941                          14,475
      93                     14,061                                                          41,200
      94                     5,252                            2,199                          29,208
      95                     6,695
      96                     7,453                            1,360                          14,250
      97                     9,490                             664                            5,319
      98                     6,337                            2,536                          11,604
      99                     3,829                                                           27,360
     100                     4,218                            1,012                          15,393
     101                     9,167                            3,030                          25,000
     102                     4,438                            1,398                          12,372
     103
     104
     105                     6,421                             712                           11,328
     106                     15,088                                                          11,922
     107                                                       491
     108                     5,176                            1,054                          13,000
     109
     110                     5,731                             450                            5,123
     111                     9,869                            1,444                          37,250
     112
     113                     11,034                            601                           15,768
     114                     4,821                             858                            9,250
     115                     5,375                            1,496                          18,000
     116
     117
     118
     119                     7,583                            2,627                           8,639
     120                     6,108                             460                            7,452
     121                     3,036                             667                           11,196
     122                     5,500                             502                            9,348
     123                     4,062                                                           25,600
     124
     125
     126                     9,141                             528                           13,368
     127
     128                     3,379                             244                            4,335
     129
     130                     1,860                             583                            2,327
     131                     6,583                             770                           11,688
     132                     1,820                            1,833                          22,000
     133                     7,967                             635                           11,844
     134                     2,757                             828                            8,165
     135                     3,319                                                           20,800
     136
     137                     3,813                            1,085                          15,525
     138
     139                     3,084                             405                           12,090
     140
     141                     3,748                             979                           29,424
     142
     143                     3,202                             712                           10,000
     144                     5,269                             499                            8,616
     145                     2,327                             399                            2,843
     146                     4,211                            1,238                           9,936
     147                     4,118                                                           15,000
     148                     8,297                             538                           11,064
     149                     3,493                             402                           34,716
     150
     151

                      INITIAL DEPOSIT
   MORTGAGE              TO CAPITAL                   INITIAL                    ONGOING              MORTGAGE
     LOAN               IMPROVEMENTS                    TI/LC                     TI/LC                 LOAN
    NUMBER                 RESERVE                     ESCROW                    FOOTNOTE              NUMBER
-----------------------------------------------------------------------------------------------------------------

      1                                              12,968,321                                          1
      2                                                                                                  2
      3                   425,438                                                                        3
     3.01                                                                                               3.01
     3.02                                                                                               3.02
     3.03                                                                                               3.03
     3.04                                                                                               3.04
     3.05                                                                                               3.05
     3.06                                                                                               3.06
     3.07                                                                                               3.07
     3.08                                                                                               3.08
     3.09                                                                                               3.09
     3.10                                                                                               3.10
     3.11                                                                                               3.11
     3.12                                                                                               3.12
     3.13                                                                                               3.13
     3.14                                                                                               3.14
     3.15                                                                                               3.15
     3.16                                                                                               3.16
      4                   927,248                                                                        4
     4.01                                                                                               4.01
     4.02                                                                                               4.02
     4.03                                                                                               4.03
     4.04                                                                                               4.04
     4.05                                                                                               4.05
     4.06                                                                                               4.06
     4.07                                                                                               4.07
     4.08                                                                                               4.08
     4.09                                                                                               4.09
     4.10                                                                                               4.10
     4.11                                                                                               4.11
     4.12                                                                                               4.12
     4.13                                                                                               4.13
     4.14                                                                                               4.14
     4.15                                                                                               4.15
     4.16                                                                                               4.16
     4.17                                                                                               4.17
     4.18                                                                                               4.18
     4.19                                                                                               4.19
     4.20                                                                                               4.20
     4.21                                                                                               4.21
     4.22                                                                                               4.22
     4.23                                                                                               4.23
     4.24                                                                                               4.24
     4.25                                                                                               4.25
     4.26                                                                                               4.26
     4.27                                                                                               4.27
     4.28                                                                                               4.28
     4.29                                                                                               4.29
     4.30                                                                                               4.30
     4.31                                                                                               4.31
     4.32                                                                                               4.32
     4.33                                                                                               4.33
     4.34                                                                                               4.34
     4.35                                                                                               4.35
      5                                              1,000,000                     (1)                   5
      6                                                                                                  6
      7                                                                                                  7
      8                                                                                                  8
      9                    6,750                                                   (1)                   9
      10                                                                                                 10
      11                                                                                                 11
      12                                                                                                 12
      13                                                                           (1)                   13
      14                   32,000                     375,000                      (1)                   14
    14.01                                                                                              14.01
    14.02                                                                                              14.02
    14.03                                                                                              14.03
    14.04                                                                                              14.04
      15                                                                                                 15
      16                                                                           (1)                   16
      17                                                                           (1)                   17
      18                                                                                                 18
      19                                                                                                 19
      20                                                                                                 20
      21                   99,750                                                                        21
    21.01                                                                                              21.01
    21.02                                                                                              21.02
    21.03                                                                                              21.03
    21.04                                                                                              21.04
    21.05                                                                                              21.05
    21.06                                                                                              21.06
    21.07                                                                                              21.07
    21.08                                                                                              21.08
    21.09                                                                                              21.09
    21.10                                                                                              21.10
    21.11                                                                                              21.11
    21.12                                                                                              21.12
    21.13                                                                                              21.13
    21.14                                                                                              21.14
    21.15                                                                                              21.15
    21.16                                                                                              21.16
    21.17                                                                                              21.17
    21.18                                                                                              21.18
    21.19                                                                                              21.19
    21.20                                                                                              21.20
    21.21                                                                                              21.21
    21.22                                                                                              21.22
    21.23                                                                                              21.23
      22                   63,694                                                  (1)                   22
      23                                                                                                 23
      24                  198,000                                                                        24
      25                                                                                                 25
      26                   66,825                                                                        26
      27                                             1,750,000                                           27
      28                                                                                                 28
      29                                                                                                 29
      30                                                                                                 30
      31                                                                                                 31
      32                   61,600                                                                        32
      33                                                                                                 33
      34                                                                           (1)                   34
      35                  186,875                                                                        35
      36                                                                                                 36
      37                                                                                                 37
      38                   30,938                                                                        38
      39                   14,850                                                                        39
      40                                                                           (1)                   40
      41                   4,375                                                   (1)                   41
      42                                                                                                 42
      43                   7,500                                                                         43
      44                   37,500                                                                        44
      45                                                                                                 45
      46                                                                                                 46
      47                   74,140                                                                        47
      48                   16,563                                                                        48
      49                                                                           (1)                   49
      50                   33,375                    2,000,000                                           50
      51                                                                                                 51
      52                  171,750                     223,215                      (1)                   52
    52.01                                                                                              52.01
    52.02                                                                                              52.02
    52.03                                                                                              52.03
    52.04                                                                                              52.04
    52.05                                                                                              52.05
      53                                                                                                 53
      54                                                                                                 54
      55                                                                                                 55
      56                                                                                                 56
      57                                                                                                 57
      58                                                                                                 58
      59                   13,169                                                                        59
      60                   45,031                                                                        60
      61                   12,500                                                                        61
      62                                                                                                 62
      63                                                                                                 63
      64                   24,688                                                                        64
    64.01                                                                                              64.01
    64.02                                                                                              64.02
    64.03                                                                                              64.03
    64.04                                                                                              64.04
    64.05                                                                                              64.05
      65                                                                                                 65
      66                  113,125                                                                        66
      67                                                                                                 67
      68                   27,500                                                                        68
      69                                                                                                 69
      70                   33,750                                                                        70
      71                                                                           (1)                   71
      72                                                                                                 72
      73                                                                                                 73
      74                  187,500                                                                        74
      75                                                                                                 75
      76                                              800,000                      (1)                   76
      77                   5,250                                                                         77
      78                                                                                                 78
      79                                                                                                 79
      80                   86,250                                                                        80
      81                   28,050                                                                        81
      82                                                                                                 82
    82.01                                                                                              82.01
    82.02                                                                                              82.02
      83                                                                                                 83
      84                                                                                                 84
      85                                                                           (1)                   85
      86                   16,750                                                                        86
      87                                                                                                 87
      88                   30,250                                                                        88
      89                   22,500                                                                        89
      90                  189,551                                                                        90
    90.01                                                                                              90.01
    90.02                                                                                              90.02
    90.03                                                                                              90.03
    90.04                                                                                              90.04
    90.05                                                                                              90.05
      91                   1,688                                                                         91
      92                   56,875                                                  (1)                   92
      93                   49,060                                                                        93
      94                   62,125                                                                        94
      95                                                                                                 95
      96                                                                                                 96
      97                                              125,000                      (1)                   97
      98                   12,125                                                                        98
      99                   39,600                                                                        99
     100                   18,125                                                                       100
     101                                                                                                101
     102                   60,000                                                                       102
     103                                                                                                103
     104                                                                                                104
     105                   1,625                                                                        105
     106                   16,250                                                  (1)                  106
     107                                                                                                107
     108                                                                                                108
     109                                                                                                109
     110                                                                           (1)                  110
     111                   4,375                                                                        111
     112                                                                                                112
     113                                                                                                113
     114                   9,625                                                                        114
     115                                                                                                115
     116                                                                                                116
     117                                                                                                117
     118                                                                                                118
     119                                                                                                119
     120                   15,813                                                  (1)                  120
     121                   5,375                                                                        121
     122                   3,125                                                                        122
     123                   26,400                                                                       123
     124                                                                                                124
     125                                                                                                125
     126                   6,250                                                                        126
     127                                                                                                127
     128                                                                           (1)                  128
     129                                                                                                129
     130                                                                                                130
     131                   18,750                                                                       131
     132                                                                                                132
     133                   5,625                                                                        133
     134                   22,113                                                                       134
     135                   34,760                                                                       135
     136                                                                                                136
     137                                                                                                137
     138                                                                                                138
     139                  194,375                                                                       139
     140                                                                                                140
     141                   41,563                                                                       141
     142                                                                                                142
     143                                                                                                143
     144                   16,375                                                                       144
     145                                                                                                145
     146                   53,875                                                                       146
     147                                                                                                147
     148                   5,625                                                                        148
     149                   18,750                                                                       149
     150                                                                                                150
     151                                                                                                151

(1)  In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the loan term.
     In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2)  This reserve will escrow at $31,735 annually for the first 48 payments

(3)  Annual Deposit to Replacement Reserves is based on reserves payable each calendar month for March through November. The Lender, may upon notice to
     Borrower, increase the monthly amounts required to be deposited into the reserve account to a monthly amount equal to 1/9th of 4.0% of the total gross annual revenues for the most recent full calendar year, effective on the first monthly payment date occurring after noticed is served.

(4)  This reserve will escrow at $25,961 annually for the first 48 payments

(5)  Loan numbers 37 and 63 were removed from Annex A-1 included in the Free
     Writing Prospectus dated December 4, 2005.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

                         ANNEX A-4                   COMMERCIAL TENANT SCHEDULE
                         ---------

MORTGAGE     LOAN
  LOAN       GROUP                                                     GENERAL PROPERTY                           CUT-OFF DATE LOAN
 NUMBER     NUMBER         PROPERTY NAME                                     TYPE         SPECIFIC PROPERTY TYPE      BALANCE ($)
-----------------------------------------------------------------------------------------------------------------------------------

   1           1     Hyatt Center                                            Office                CBD               162,500,000.00
   3           1     Abbey II Pool                                           Various             Various             148,865,000.00
  3.01               Fletcher Parkway Medical Center                         Office              Medical
  3.02               Upland Freeway Center                                   Retail              Anchored
  3.03               Aliso Viejo Commerce Center                             Retail             Unanchored
  3.04               Wimbledon Village                                      Mixed Use         Retail/Office
  3.05               Airport One Office Building                             Office              Suburban
  3.06               Cityview Plaza Office Park                              Office              Suburban
  3.07               Commerce Corporate Center                               Office              Suburban
  3.08               Ming Office Park                                        Office              Suburban
  3.09               Moreno Valley Commerce Center                          Mixed Use          Office/Flex
  3.10               Glendora Commerce Center                                Retail             Unanchored
  3.11               La Mirada Commerce Center                             Industrial        Warehouse/Office
  3.12               Abbey Center                                            Office              Suburban
  3.13               Arlington II - Riverside                              Industrial        Office/Warehouse
  3.14               Fresno Airport (Gateway Plaza)                          Office              Suburban
  3.15               Palm Springs Airport                                    Office              Suburban
  3.16               Mt. Vernon Commerce Center                              Office              Suburban
   5           1     300 Four Falls Corporate Center                         Office              Suburban             72,000,000.00
   6           1     Tiffany Building                                       Mixed Use       Office/Industrial         58,400,000.00
   7           1     Metro Pointe at South Coast                             Retail              Anchored             57,000,000.00
   8           1     Eagle Ridge Mall                                        Retail              Anchored             49,895,997.26
   9           1     One & Olney Square                                      Retail              Anchored             43,000,000.00
   10          1     501 Second Street                                       Office                CBD                42,720,000.00
   11          1     Knollwood Mall                                          Retail              Anchored             41,911,510.06
   13          1     Britannia Business Center II                            Office              Suburban             41,000,000.00
   14          1     Birtcher Phoenix Pool                                   Office              Suburban             40,960,000.00
 14.01               AIG Building                                            Office              Suburban
 14.02               TriWest Healthcare Complex                              Office              Suburban
 14.03               NCS Pearson Building                                    Office              Suburban
 14.04               Hypercom Building                                       Office              Suburban
   16          1     Britannia Business Center III                           Office              Suburban             35,000,000.00
   17          1     Greenery Mall                                          Mixed Use         Retail/Office           35,000,000.00
   20          1     Hamburg Village Shopping Center                         Retail              Anchored             31,780,000.00
   22          1     Cottonwood Corners Shopping Center                      Retail              Anchored             28,100,000.00
   23          1     The Shoppes at Eastchase & The Plaza at Eastchase       Retail              Anchored             26,300,000.00
   25          1     Palmer Town Center                                      Retail              Anchored             25,025,000.00
   27          1     Talavi Corporate Center                                 Office              Suburban             24,000,000.00
   28          1     Price Plaza Center                                      Retail              Anchored             23,400,000.00
   31          1     One Riverfront Plaza                                    Office              Suburban             20,000,000.00
   33          1     Walmart - Hazard, KY                                    Retail              Anchored             19,715,000.00
   34          1     Country Club Center                                     Office              Suburban             19,000,000.00
   40          1     Chloe Foods                                           Industrial     Warehouse/Distribution      17,000,000.00
   41          1     Warner Atrium                                           Office              Suburban             16,923,339.09
   42          1     Dublin Place Shopping Center                            Retail              Anchored             16,920,000.00
   46          1     Woodside Village Shopping Center                        Retail              Anchored             16,000,000.00
   48          1     Putnam Place                                            Retail              Anchored             15,900,000.00
   49          1     Springfield Commons                                     Retail              Anchored             15,750,000.00
   50          1     One Grumman Road West                                 Industrial              Flex               15,500,000.00
   52          1     Virginia Office Pool                                    Office              Suburban             15,300,000.00
 52.01               Wythe Building                                          Office              Suburban
 52.02               Culpeper Building                                       Office              Suburban
 52.03               Almond Building                                         Office              Suburban
 52.04               Lee Building                                            Office              Suburban
 52.05               Ratcliffe Building                                      Office              Suburban
   53          1     Yamato Office Center                                    Office              Suburban             15,300,000.00
   54          1     Colonnades West Shopping Center                         Retail              Anchored             14,040,000.00
   57          1     Crenshaw Business Park                                Industrial              Flex               13,000,000.00
   62          1     1201 Broadway                                           Office                CBD                11,971,510.16
   67          1     Patrick Commerce Center                               Industrial              Flex               11,000,000.00
   71          1     Scripps Ranch Marketplace II                            Retail          Shadow Anchored           9,200,000.00
   72          1     White Stone Center                                      Retail              Anchored              9,141,105.43
   76          1     Loudoun Center                                          Office              Suburban              8,700,000.00
   78          1     River Pointe Mall                                       Retail              Anchored              8,600,000.00
   83          1     Kohl's - Wadsworth, OH                                  Retail              Anchored              7,806,573.99
   85          1     Carmel Park II                                          Office              Suburban              7,500,000.00
   86          1     SCC Office Building                                     Office              Suburban              7,424,622.20
   87          1     Oak Grove Market                                        Retail              Anchored              7,358,000.00
   89          1     Key Plaza                                               Office                CBD                 7,200,000.00
   92          1     American Equities Technology Center                   Industrial        Warehouse/Office          6,800,000.00
   95          1     Lake Plaza East                                         Office              Suburban              6,200,000.00
   97          1     Kyrene Corporate Center                                 Office              Suburban              6,160,000.00
  103          1     Walgreens - Metairie, LA                                Retail              Anchored              5,290,000.00
  104          1     Kmart - West Saint Paul, MN                             Retail              Anchored              5,194,703.42
  106          1     34 South Broadway                                       Office                CBD                 5,000,000.00
  107          1     Harris Teeter - Darnestown, MD                          Retail              Anchored              4,940,000.00
  109          1     350 Revolutionary Drive                               Industrial           Warehouse              4,850,000.00
  110          1     445 Dolley Madison Road                                 Office              Suburban              4,825,000.00
  112          1     Walgreens - Mauldin, SC                                 Retail              Anchored              4,720,000.00
  116          1     Walgreens - Houston, TX (Hillcroft Avenue)              Retail              Anchored              4,250,000.00
  117          1     Walgreens - Marietta, GA                                Retail              Anchored              4,183,577.46
  118          1     Walgreens - North Wilkesboro, NC                        Retail              Anchored              4,105,000.00
  119          1     Hillcrest Plaza Shopping Center                         Retail              Anchored              4,050,000.00
  120          1     Dreamy Draw Office Plaza                                Office              Suburban              4,000,000.00
  124          1     Walgreens - Hutchinson, KS                              Retail              Anchored              3,462,000.00
  125          1     CVS - Winter Haven, FL                                  Retail              Anchored              3,424,000.00
  127          1     Walgreens - Harris County, TX                           Retail              Anchored              3,388,000.00
  128          1     603 Dolley Madison Road                                 Office              Medical               3,375,000.00
  129          1     Walgreens - Saint Joseph, MO                            Retail              Anchored              3,350,000.00
  130          1     Ninth Street North                                     Mixed Use         Office/Retail            3,340,000.00
  136          1     Walgreens - Newton, KS                                  Retail              Anchored              2,891,000.00
  138          1     Walgreens - Warrensburg, MO                             Retail              Anchored              2,870,000.00
  139          1     Patterson Pope Building                               Industrial        Warehouse/Office          2,675,989.41
  140          1     Conn's - Austin, TX                                     Retail             Unanchored             2,640,000.00
  142          1     Conn's - Cedar Park, TX                                 Retail             Unanchored             2,571,000.00
  145          1     Red Banks Crossing Shopping Center                      Retail             Unanchored             2,327,000.00
  150          1     Conn's - Hurst, TX                                      Retail             Unanchored             1,444,000.00
  151          1     Rite Aid - Wheelersburg, OH                             Retail              Anchored              1,380,000.00

                                                                                                         LARGEST          LARGEST
NUMBER OF UNITS   UNIT OF                                                                                 TENANT          TENANT
   (UNITS)        MEASURE           LARGEST TENANT                                                       % OF NRA        EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

 1,472,460         Sq. Ft.          Mayer, Brown, Rowe & Maw LLP                                          26.66%         06/30/20
 1,415,100         Sq. Ft.          Various                                                              Various          Various
   82,024          Sq. Ft.          Grossmont Hospital Corportn DBA Sharp HospiceCare                     16.25%            MTM
  116,029          Sq. Ft.          Sleep Well, Inc.DBA Sit 'n Sleep                                      11.40%         01/31/09
   64,536          Sq. Ft.          Lilytok Corporation DBA Sport Tavern                                  8.41%          09/30/07
  123,225          Sq. Ft.          Primecare Medical Group DV DBA Desert Valley Medical Group            11.88%         06/30/07
   88,284          Sq. Ft.
  150,263          Sq. Ft.          Ask California, Inc. DBA Ask Southern Californ, Inc.                  3.91%          07/31/06
   67,314          Sq. Ft.          Los Angeles Unifd Schol Dst DBA LAUSD                                 34.12%         08/31/12
  117,827          Sq. Ft.          Processes Unlimited Internt'l                                         20.22%         01/31/08
  111,060          Sq. Ft.          Michael & Jeff Leichty DBA "Fun 4 All Parties"                        7.65%          11/30/07
   70,180          Sq. Ft.          Glen Star, L.P. DBA Lazer Star                                        15.60%         04/30/08
   82,011          Sq. Ft.          NL Services, Inc.                                                     7.51%          01/31/09
   66,448          Sq. Ft.          Switzer Inc. DBA Desert Career College                                11.66%         12/31/10
  131,263          Sq. Ft.          Boise Building Solutions Distribution                                100.00%         02/28/08
   52,050          Sq. Ft.          Univision Radio Frsn, Inc. DBA Univision - KSOL                       14.79%         12/31/06
   62,986          Sq. Ft.          Desert Medical Group, Inc.                                            89.43%         11/30/11
   29,600          Sq. Ft.          Colton Unified Schl Dstrict                                           56.43%         06/30/10
  292,575          Sq. Ft.          John Templeton Foundation                                             14.94%         10/31/15
  367,740          Sq. Ft.          Tiffany & Company                                                    100.00%         09/30/25
  385,620          Sq. Ft.          Best Buy Co, Inc.                                                     15.34%         01/31/17
  508,976          Sq. Ft.          SEARS                                                                 25.56%         02/28/16
  344,948          Sq. Ft.          SHOPRITE SUPERMARKETS, INC.                                           16.29%         01/31/18
  207,809          Sq. Ft.          International Data Group                                              48.94%         09/30/12
  464,402          Sq. Ft.          CUB FOODS                                                             27.97%         03/31/19
  276,210          Sq. Ft.          Nellcor (Tyco)                                                        51.05%         12/31/08
  299,220          Sq. Ft.          Various                                                              Various          Various
  106,397          Sq. Ft.          AIG                                                                  100.00%         12/31/15
  119,131          Sq. Ft.          TriWest Healthcare Alliance                                           53.37%         04/30/09
   49,920          Sq. Ft.          NCS Pearson Inc.                                                     100.00%         08/31/07
   23,772          Sq. Ft.          Hypercom Corporation                                                 100.00%         08/31/11
  191,009          Sq. Ft.          Robert Half International                                             40.24%         08/01/10
  219,105          Sq. Ft.          Circuit City Stores                                                   24.79%         02/28/14
  139,196          Sq. Ft.          Dawahares                                                             12.93%         11/30/16
  217,911          Sq. Ft.          Best Buy                                                              20.99%         02/28/16
  364,403          Sq. Ft.          Ross Dress for Less                                                   8.28%          01/31/15
  153,400          Sq. Ft.          Giant Food Stores                                                     42.54%         02/28/25
  152,936          Sq. Ft.          Bechtel Corporation                                                   68.38%         04/30/12
  205,818          Sq. Ft.          Best Buy                                                              22.20%         01/31/16
  130,726          Sq. Ft.          Core, Inc. and Disability RMS, Inc.                                  100.00%         01/31/16
  209,847          Sq. Ft.          Wal-Mart                                                             100.00%         04/14/24
   68,825          Sq. Ft.          Turnberry Residential Developers                                      42.20%         03/31/20
  267,290          Sq. Ft.          Chloe Foods, Inc.                                                    100.00%         10/31/20
  125,666          Sq. Ft.          Polycomp Admin Services                                               11.00%         06/30/08
  265,400          Sq. Ft.          Target                                                                45.60%         11/30/08
   90,575          Sq. Ft.          Piggly Wiggly                                                         43.31%         07/31/25
  153,336          Sq. Ft.          Stop & Shop                                                           39.31%         02/28/09
  207,497          Sq. Ft.          Lowe's                                                                60.41%         01/31/15
  365,204          Sq. Ft.          Northrop Grumman                                                      51.96%         04/30/08
  223,038          Sq. Ft.          Various                                                              Various          Various
   61,461          Sq. Ft.          Department of General Services                                        52.49%         06/30/15
   54,832          Sq. Ft.          GSA - U.S. Department of Agriculture                                  76.32%         06/30/08
   40,392          Sq. Ft.          Department of General Services                                        59.23%         06/30/15
   35,001          Sq. Ft.          Department of General Services                                       100.00%         06/30/15
   31,352          Sq. Ft.          Department of General Services                                        48.41%         06/30/15
  170,522          Sq. Ft.          Radisys Corp                                                          21.05%         01/31/06
  136,000          Sq. Ft.          Marshalls                                                             22.43%         11/30/08
  197,320          Sq. Ft.          Hiatt Furniture                                                       18.79%         07/31/07
  131,874          Sq. Ft.          U.S.A. Hua Tai Group, Inc.                                            8.48%       Multiple Space
  223,590          Sq. Ft.          TCS America                                                           13.60%         11/30/10
   28,700          Sq. Ft.          Copy Club                                                             17.42%         11/30/07
   69,705          Sq. Ft.          Publix                                                                63.51%         03/31/24
   80,381          Sq. Ft.          Aurum Technology, Inc.                                                21.58%         07/31/11
  173,076          Sq. Ft.          Kroger                                                                23.57%         08/31/09
   88,408          Sq. Ft.          Kohl's                                                               100.00%         11/01/25
   84,523          Sq. Ft.          Pulte Homes                                                           14.28%      Multiple Space
  110,008          Sq. Ft.          Soft Computer Corporation                                            100.00%         09/30/20
   97,207          Sq. Ft.          Safeway                                                               54.52%         02/29/12
   81,918          Sq. Ft.          State of Maine                                                        71.23%      Multiple Space
  144,750          Sq. Ft.          RELM                                                                  37.31%         06/30/10
   71,998          Sq. Ft.          RK&K                                                                  17.01%         11/30/12
   48,350          Sq. Ft.          HealthCare Dimensions, Inc.                                           53.84%         05/31/07
   13,650          Sq. Ft.          Walgreens                                                            100.00%         01/31/30
  103,500          Sq. Ft.          Kmart                                                                100.00%         07/31/25
   51,836          Sq. Ft.          AKRF, INC.                                                            11.48%         12/31/07
   43,256          Sq. Ft.          Harris Teeter                                                        100.00%         09/30/25
   74,871          Sq. Ft.          Advo, Inc.                                                           100.00%         08/14/14
   52,048          Sq. Ft.          New Horizon's                                                         21.60%         08/31/07
   14,465          Sq. Ft.          Walgreens                                                            100.00%         08/31/30
   14,820          Sq. Ft.          Walgreens                                                            100.00%         03/31/30
   14,560          Sq. Ft.          Walgreens                                                            100.00%         11/30/29
   14,560          Sq. Ft.          Walgreens                                                            100.00%         10/31/30
   57,593          Sq. Ft.          Big Lots                                                              39.56%         01/31/09
   31,051          Sq. Ft.          Realty Executives                                                     18.70%         09/30/06
   14,395          Sq. Ft.          Walgreens                                                            100.00%         08/31/27
   13,824          Sq. Ft.          CVS                                                                  100.00%         04/21/24
   14,820          Sq. Ft.          Walgreens                                                            100.00%         2/29/2030
   28,898          Sq. Ft.          Eagle Physicians and Associates                                       68.78%         06/30/13
   14,573          Sq. Ft.          Walgreens                                                            100.00%         06/30/28
   23,273          Sq. Ft.          Duke University                                                       34.55%         08/31/06
   14,444          Sq. Ft.          Walgreens                                                            100.00%         08/31/27
   14,490          Sq. Ft.          Walgreens                                                            100.00%         05/31/29
   93,000          Sq. Ft.          Patterson Building Systems, Inc.                                     100.00%         05/31/20
   24,960          Sq. Ft.          Conn's                                                               100.00%         06/30/17
   24,960          Sq. Ft.          Conn's                                                               100.00%         09/30/17
   28,433          Sq. Ft.          Mattress and Sofas Plus                                               42.31%         03/31/07
   25,230          Sq. Ft.          Conn's                                                               100.00%         09/30/19
   10,650          Sq. Ft.          Rite Aid                                                             100.00%         06/15/28

                                                            2ND LARGEST      2ND LARGEST
                                                            TENANT % OF      TENANT EXP.
2ND LARGEST TENANT NAME                                        NRA              DATE
---------------------------------------------------------------------------------------------

Hyatt Corporation                                            19.85%       Multiple Spaces
Various                                                      Various          Various
The San Carlos Medical Grp                                   12.17%          04/30/08
Wan Chon Industry Grp LTD. DBA L' Fashion Furniture          11.04%          12/31/07
Aliso Foreign Cars, Inc.                                      8.18%          12/31/05
IGEE LLC                                                     11.04%          10/31/11

County of Orange DBA Office the County Counsel                3.84%          07/31/15
PIA-SC Insurance Srvcs, Inc DBA formerly PIASC Inc           29.32%          07/31/06
BFGC Archtect Plannrs, Inc.                                   8.26%          11/30/08
Expert Tire & Service Cntrs                                   5.82%          05/31/08
Child Site Corp. DBA Tutortime Corporation                   14.25%          10/31/07
US Micro Lab, Inc.                                            6.07%          02/29/08
Southern Cal Desert Retina                                    6.23%          08/31/11

Department Transportation                                    10.31%          09/14/12
Wafa T. Wear & Lawrenc Nlsn                                   3.28%          04/30/08
Conrad & Christina Valdez DBA Echoes of Love                 13.09%          04/30/09
EMC Corporation                                              13.32%          05/31/10

Nordstrom Rack                                               13.01%          01/31/12
JC Penney                                                    12.02%          02/28/16
OLNEY RETAIL REALTY CORP.                                     8.70%          08/31/14
Time Warner                                                   7.60%          06/30/06
KOHL'S                                                       17.37%          01/31/16
Robert Half International                                    33.62%          06/01/10
Various                                                      Various          Various

Wells Fargo                                                  46.63%          04/30/06

Ocular (Cooper)                                              13.40%       Multiple Spaces
Jo-Ann Stores, Inc.                                           8.44%          02/28/15
Arhaus Homeworks, Inc.                                        7.54%          03/31/13
Linens N Things                                              16.36%          01/01/14
Linens N Things                                               7.68%          01/31/14
AJ Wright                                                    16.62%          07/31/15
California Casualty Management                               18.14%          08/31/14
Babies R Us                                                  18.12%          01/31/16

Master Lease                                                 36.68%          04/30/20

Medpoint Management                                           8.09%          03/31/08
Home Expo                                                    35.16%          01/31/27
ReMax                                                         5.91%          08/31/10
A.J. Wright                                                  17.89%          04/30/09
Toys R Us                                                    15.83%          01/31/08
E&F                                                          42.08%          04/30/15
Various                                                      Various          Various
Sentara Health Plans, Inc.                                   12.95%          02/05/10
Virginia Association of Chiefs of Police                      3.45%          12/31/07
CSX Transportation, Inc.                                     15.40%          05/31/09

Assistive Technology Loan Fund Authority                      7.90%          12/02/09
Dreamport, Inc.                                              15.91%             MTM
Office Max                                                   22.06%          05/21/17
Iron Mountain Information Management                         10.97%          07/31/06
Just Fantastic Inc.                                           4.55%          02/28/13
AVTS                                                          7.33%          11/30/10
Washington Mutual Bank                                       16.72%          06/30/10
Movie Gallery                                                 5.62%          12/31/12
HCI Technologies, Inc.                                       18.66%          03/31/11
Peebles                                                      19.16%          01/31/09

Merchandising Corporation                                     9.78%          10/31/08

Baxter's Auto Parts                                           8.50%          09/30/07
Key Bank                                                     28.77%          10/31/08
Metals USA Building Products                                 12.44%          03/31/10
Business to Business                                          9.33%          08/31/11
Law Offices of Craig W. Penrod, P.C.                          8.95%          06/30/08

The New York School of Court Reporting                        7.35%          01/15/15

Principal Financial Group                                    14.88%          07/31/06

Eckerd                                                       15.90%          11/30/08
Norris & benedict                                             9.58%          02/28/09

Hospice                                                      10.70%          08/31/10

Bali Hai                                                     15.02%          01/31/13

ICI Delux                                                    15.90%          05/31/06

                                                               3RD LARGEST     3RD LARGEST       MORTGAGE
                                                               TENANT % OF     TENANT EXP.         LOAN
3RD LARGEST TENANT NAME                                           NRA            DATE             NUMBER
--------------------------------------------------------------------------------------------------------------

Goldman Sachs                                                     9.10%         04/30/20              1
Various                                                          Various         Various              3
Grossmont Surgery Cntr, LLP                                       9.70%         12/31/06            3.01
Kelly Paper Company DBA Kelly Papr Cmpny, a Cal crp              10.23%         08/31/10            3.02
La Paz Service Center DBA La Paz Service Center                   7.90%         10/31/07            3.03
Wendell E. Weitstein C.M. DBA Guardian Medical Group              5.31%         09/30/06            3.04
                                                                                                    3.05
American Lebanese Syrn Assc DBA ALSAC/St. Jud Chldrn's Resr       3.58%         10/31/06            3.06
Bank of America                                                  26.37%         09/30/08            3.07
Ordiz Melby Architcts, Inc.                                       7.09%         02/28/10            3.08
Victory Temple Deliverance                                        4.39%         08/31/08            3.09
Rigoberto Ramos & Patrc Ram DBA Casa Jimenez                      5.37%         04/30/08            3.10
Lange America                                                     5.14%         05/31/07            3.11
Christopher S. Manes                                              5.83%         03/31/06            3.12
                                                                                                    3.13
Tamiyasu, Smith, Hrn, & Brn                                      10.28%            MTM              3.14
Kocen Financial Group, Inc.                                       3.10%         04/30/06            3.15
Alejandro Martinez DBA Martinez Photo                             9.83%         01/31/09            3.16
The Judge Group                                                  10.63%      Multiple Spaces          5
                                                                                                      6
Edwards Theatres Circuit                                         12.16%         11/30/16              7
RECREATION STATION                                                8.74%         09/30/20              8
US POSTAL SERVICE                                                 7.94%         08/14/07              9
WRNS Studio                                                       7.41%      Multiple Spaces         10
T.J. MAXX                                                        11.76%         10/31/15             11
Anixter, Inc.                                                     5.12%         08/01/08             13
                                                                                                     14
                                                                                                    14.01
                                                                                                    14.02
                                                                                                    14.03
                                                                                                    14.04
Nellcor (Tyco)                                                   13.38%         05/01/06             16
Barnes & Noble Books                                              8.23%         10/31/07             17
Gap/Gap Kids                                                      6.47%         02/28/12             20
Michaels                                                         15.60%         04/01/13             22
PetsMart                                                          5.27%         07/31/19             23
Hollywood Entertainment                                           3.67%         04/30/20             25
Progressive Casualty Insurance                                    8.67%         07/31/09             27
Linens N Things                                                  16.47%         01/31/16             28
                                                                                                     31
                                                                                                     33
Cabi Developers, LLC                                             21.12%         03/31/20             34
                                                                                                     40
Physician's Choice                                                7.43%         01/26/10             41
Anderson's TV                                                     5.19%         11/21/13             42
Rooms Are Us                                                      4.42%         09/30/10             46
SEI/Aarons                                                       11.38%         10/31/09             48
Best Buy                                                          9.66%         01/31/15             49
Acme Bus Company                                                  2.67%         08/31/09             50
Various                                                          Various         Various             52
J. L. Hayes & Associates, Inc.                                    0.68%         05/31/06            52.01
Affinity Marketing, Inc.                                          1.79%         08/31/08            52.02
Tidewater Home Mortgage Group, Inc.                               4.15%         02/29/08            52.03
                                                                                                    52.04
Virginia Billing Associates LLC                                   7.02%         04/30/10            52.05
Ibis, LLC                                                         5.66%         09/30/07             53
CompUSA                                                          18.82%         04/30/17             54
GB Automotive                                                     8.61%         11/30/06             57
Young One Fashions Inc.                                           4.55%         02/28/13             62
Media Owl                                                         5.50%         02/28/10             67
North Island Federal Credit Union                                14.63%         08/31/10             71
Sun Time                                                          5.16%         07/31/14             72
Concentra health Services, Inc.                                   9.33%         01/31/16             76
Tractor Supply Company                                           18.88%         01/31/09             78
                                                                                                     83
Strategic Power Systems, Inc.                                     7.84%         06/30/08             85
                                                                                                     86
Blockbuster                                                       6.17%         09/30/07             87
                                                                                                     89
RBB Melbourne                                                    10.36%         12/10/05             92
Chemware                                                          9.13%         07/31/09             95
Estension Logistics                                               8.70%         03/17/06             97
                                                                                                     103
                                                                                                     104
Metro Business Partner Inc                                        6.70%         09/30/13             106
                                                                                                     107
                                                                                                     109
American Home Mortgage                                           13.50%         10/31/10             110
                                                                                                     112
                                                                                                     116
                                                                                                     117
                                                                                                     118
Coldwell Banker                                                   7.71%         03/31/10             119
Frank Development                                                 9.52%         04/30/06             120
                                                                                                     124
                                                                                                     125
                                                                                                     127
Moses Cone                                                        7.95%         01/31/09             128
                                                                                                     129
Robert C. Ekstrand                                               10.69%         11/30/07             130
                                                                                                     136
                                                                                                     138
                                                                                                     139
                                                                                                     140
                                                                                                     142
Cici' Pizza                                                      14.78%         11/30/10             145
                                                                                                     150
                                                                                                     151

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

                              ANNEX A-5

   MORTGAGE         LOAN
     LOAN          GROUP
    NUMBER         NUMBER                          PROPERTY NAME                              CITY
----------------------------------------------------------------------------------------------------------

       3              1       Abbey II Pool                                                 Various
----------------------------------------------------------------------------------------------------------
     3.01                     Fletcher Parkway Medical Center                               La Mesa
     3.02                     Upland Freeway Center                                          Upland
     3.03                     Aliso Viejo Commerce Center                                 Aliso Viejo
     3.04                     Wimbledon Village                                           Victorville
     3.05                     Airport One Office Building                                  Long Beach
     3.06                     Cityview Plaza Office Park                                  Garden Grove
     3.07                     Commerce Corporate Center                                     Commerce
     3.08                     Ming Office Park                                            Bakersfield
     3.09                     Moreno Valley Commerce Center                              Moreno Valley
     3.10                     Glendora Commerce Center                                      Glendora
     3.11                     La Mirada Commerce Center                                    La Mirada
     3.12                     Abbey Center                                                Palm Springs
     3.13                     Arlington II - Riverside                                     Riverside
     3.14                     Fresno Airport (Gateway Plaza)                                 Fresno
     3.15                     Palm Springs Airport                                        Palm Springs
     3.16                     Mt. Vernon Commerce Center                                     Colton

       4              1       Extra Space PRISA Pool                                        Various
----------------------------------------------------------------------------------------------------------
     4.01                     Extra Space PRISA - Brooklyn, NY                              Brooklyn
     4.02                     Extra Space PRISA - Alexandria, VA                           Alexandria
     4.03                     Extra Space PRISA - Hawaiian Gardens, CA                  Hawaiian Gardens
     4.04                     Extra Space PRISA - Miami, FL (Coral Way)                      Miami
     4.05                     Extra Space PRISA - Hicksville, NY                           Hicksville
     4.06                     Extra Space PRISA - Los Angeles, CA (North Vine Street)     Los Angeles
     4.07                     Extra Space PRISA - Santa Cruz, CA                           Santa Cruz
     4.08                     Extra Space PRISA - Fredericksburg, VA                     Fredericksburg
     4.09                     Extra Space PRISA - Santa Fe, NM                              Santa Fe
      4.1                     Extra Space PRISA - Birmingham, AL                           Birmingham
     4.11                     Extra Space PRISA - Kingston, NY                              Kingston
     4.12                     Extra Space PRISA - Ridge, NY                                  Ridge
     4.13                     Extra Space PRISA - Skokie, IL                                 Skokie
     4.14                     Extra Space PRISA - Gambrills, MD                            Gambrills
     4.15                     Extra Space PRISA - Tyngsboro, MA                            Tyngsboro
     4.16                     Extra Space PRISA - Brookfield, CT                           Brookfield
     4.17                     Extra Space PRISA - Miami, FL (NW 2nd Avenue)                  Miami
     4.18                     Extra Space PRISA - Aloha, OR                                  Aloha
     4.19                     Extra Space PRISA - Belleville, MI                           Belleville
      4.2                     Extra Space PRISA - Los Angeles, CA (Fountain Avenue)       Los Angeles
     4.21                     Extra Space PRISA - Dallas, TX                                 Dallas
     4.22                     Extra Space PRISA - Mount Laurel, NJ                        Mount Laurel
     4.23                     Extra Space PRISA - Spring, TX                                 Spring
     4.24                     Extra Space PRISA - Towson, MD                                 Towson
     4.25                     Extra Space PRISA - Vancouver, WA                            Vancouver
     4.26                     Extra Space PRISA - Moreno Valley, CA                      Moreno Valley
     4.27                     Extra Space PRISA - Harrison, NJ                              Harrison
     4.28                     Extra Space PRISA - Mesa, AZ                                    Mesa
     4.29                     Extra Space PRISA - Bartlett, TN                              Bartlett
      4.3                     Extra Space PRISA - Hauppauge, NY                            Hauppauge
     4.31                     Extra Space PRISA - Willoughby, OH                           Willoughby
     4.32                     Extra Space PRISA - Mentor, OH                                 Mentor
     4.33                     Extra Space PRISA - Memphis, TN (Covington Way)               Memphis
     4.34                     Extra Space PRISA - Amsterdam, NY                            Amsterdam
     4.35                     Extra Space PRISA - Memphis, TN (Raleigh-LaGrange Road)       Memphis

    Various           1       Extra Space Self Storage Portfolio #6                         Various
----------------------------------------------------------------------------------------------------------
      35              1       Extra Space - Marina Del Ray, CA                           Marina Del Ray
      66              1       Extra Space - Chatsworth, CA                                 Chatsworth
      74              1       Extra Space - Philadelphia, PA                              Philadelphia
      91              1       Extra Space - Cordova, TN                                     Cordova
      94              1       Extra Space - Long Beach, CA                                 Long Beach
      98              1       Extra Space - Miami, FL                                        Miami
      102             1       Extra Space - Naples, FL                                       Naples
      105             1       Extra Space - Burke, VA                                        Burke
      113             1       Extra Space - Dallas, TX                                       Dallas
      121             1       Extra Space - Las Vegas, NV                                  Las Vegas
      122             1       Extra Space - Columbus, OH (Kenny Road)                       Columbus
      126             1       Extra Space - Houston, TX                                     Houston
      131             1       Extra Space - Plano, TX                                        Plano
      133             1       Extra Space - Memphis TN (Winchester Road)                    Memphis
      141             1       Extra Space - West Palm Beach, FL                         West Palm Beach
      144             1       Extra Space - Austin, TX                                       Austin
      146             1       Extra Space - North Highlands, CA                         North Highlands
      148             1       Extra Space - Memphis TN (Mount Moriah Terrace)               Memphis
      149             1       Extra Space - Columbus, OH (Schofield Drive)                  Columbus

    Various           1       Birtcher Portfolio                                            Various
----------------------------------------------------------------------------------------------------------
      14              1       Birtcher Phoenix Pool                                         Phoenix
     14.01                    AIG Building                                                  Phoenix
     14.02                    TriWest Healthcare Complex                                    Phoenix
     14.03                    NCS Pearson Building                                          Phoenix
     14.04                    Hypercom Building                                             Phoenix
      97              1       Kyrene Corporate Center                                        Tempe
      120             1       Dreamy Draw Office Plaza                                      Phoenix

      21              1       River City Renaissance Pool                                   Richmond
----------------------------------------------------------------------------------------------------------
     21.01                    3501 Stuart Avenue                                            Richmond
     21.02                    3115 Monument Avenue                                          Richmond
     21.03                    2516 West Grace Street                                        Richmond
     21.04                    2716 West Grace Street                                        Richmond
     21.05                    2726 West Grace Street                                        Richmond
     21.06                    2730 West Grace Street                                        Richmond
     21.07                    2734 West Grace Street                                        Richmond
     21.08                    711 North Boulevard                                           Richmond
     21.09                    801-803 North Boulevard                                       Richmond
     21.1                     805 North Boulevard                                           Richmond
     21.11                    808 North Boulevard                                           Richmond
     21.12                    811 North Boulevard                                           Richmond
     21.13                    2215 Monument Avenue                                          Richmond
     21.14                    25 North Boulevard                                            Richmond
     21.15                    2810 Monument Avenue                                          Richmond
     21.16                    706 North Boulevard                                           Richmond
     21.17                    2700 West Grace Street                                        Richmond
     21.18                    2233 Monument Avenue                                          Richmond
     21.19                    803 North Robinson Street                                     Richmond
     21.2                     2217 Monument Avenue                                          Richmond
     21.21                    2225 Monument Avenue                                          Richmond
     21.22                    622 North Boulevard                                           Richmond
     21.23                    306 North Nansemond Street                                    Richmond

      52              1       Virginia Office Pool                                          Richmond
----------------------------------------------------------------------------------------------------------
     52.01                    Wythe Building                                                Richmond
     52.02                    Culpeper Building                                             Richmond
     52.03                    Almond Building                                               Richmond
     52.04                    Lee Building                                                  Richmond
     52.05                    Ratcliffe Building                                            Richmond

    Various           1       Villa Sierra/Wyndchase Apartments Portfolio                   El Paso
----------------------------------------------------------------------------------------------------------
      80              1       Villa Sierra Apartments                                       El Paso
      111             1       Wyndchase Apartments                                          El Paso

      64              1       Motel Pool I                                                  Various
----------------------------------------------------------------------------------------------------------
     64.01                    Settle Inn - Council Bluffs, IA                            Council Bluffs
     64.02                    Settle Inn - Bellevue, NE                                     Bellevue
     64.03                    Best Western Settle Inn - Omaha, NE                            Omaha
     64.04                    Settle Inn - Lincoln, NE                                      Lincoln
     64.05                    Settle Inn - Altoona, IA                                      Altoona

      82              1       BJB - Ridge Pool                                              Evanston
----------------------------------------------------------------------------------------------------------
     82.01                    BJB - 2129-2135 Ridge                                         Evanston
     82.02                    BJB - 2121 Ridge                                              Evanston

      90              1       Motel Pool II                                                 Various
----------------------------------------------------------------------------------------------------------
     90.01                    Best Western - Grand Forks, ND                              Grand Forks
     90.02                    Best Western - Lincoln, NE                                    Lincoln
     90.03                    Settle Inn - Grand Forks, ND                                Grand Forks
     90.04                    Settle Inn - Kaukauna, WI                                     Kaukauna
     90.05                    Super 8 - Seward, NE                                           Seward

                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES (CROSSED & PORTFOLIOS)

                                                                                                          % OF       ORIGINAL
                                                                                                        AGGREGATE    TERM TO
   MORTGAGE                                                             ORIGINAL      CUT-OFF DATE       CUT-OFF     MATURITY
     LOAN                      CROSS COLLATERALIZED AND CROSS             LOAN             LOAN           DATE        OR ARD
    NUMBER        STATE              DEFAULTED LOAN FLAG              BALANCE ($)      BALANCE ($)       BALANCE      (MOS.)
-------------------------------------------------------------------------------------------------------------------------------

       3            CA                                               148,865,000.00  148,865,000.00       5.87%        120
-------------------------------------------------------------------------------------------------------------------------------
     3.01           CA                                               17,325,000.00
     3.02           CA                                               15,675,000.00
     3.03           CA                                               15,150,000.00
     3.04           CA                                               13,575,000.00
     3.05           CA                                               12,282,500.00
     3.06           CA                                               12,000,000.00
     3.07           CA                                               10,125,000.00
     3.08           CA                                                9,600,000.00
     3.09           CA                                                7,987,500.00
     3.10           CA                                                7,770,000.00
     3.11           CA                                                7,312,500.00
     3.12           CA                                                5,962,500.00
     3.13           CA                                                5,662,500.00
     3.14           CA                                                3,525,000.00
     3.15           CA                                                3,112,500.00
     3.16           CA                                                1,800,000.00

       4         Various                                             145,000,000.00  145,000,000.00       5.72%         84
-------------------------------------------------------------------------------------------------------------------------------
     4.01           NY                                               12,709,204.00
     4.02           VA                                               10,464,339.00
     4.03           CA                                                9,239,863.00
     4.04           FL                                                7,425,942.00
     4.05           NY                                                6,856,837.00
     4.06           CA                                                6,641,102.00
     4.07           CA                                                5,917,259.00
     4.08           VA                                                5,341,072.00
     4.09           NM                                                5,261,170.00
      4.1           AL                                                4,884,407.00
     4.11           NY                                                4,647,884.00
     4.12           NY                                                4,507,660.00
     4.13           IL                                                4,346,838.00
     4.14           MD                                                4,327,957.00
     4.15           MA                                                3,892,776.00
     4.16           CT                                                3,885,450.00
     4.17           FL                                                3,637,121.00
     4.18           OR                                                3,572,843.00
     4.19           MI                                                3,563,872.00
      4.2           CA                                                3,502,582.00
     4.21           TX                                                3,389,363.00
     4.22           NJ                                                3,099,924.00
     4.23           TX                                                2,964,797.00
     4.24           MD                                                2,759,044.00
     4.25           WA                                                2,701,296.00
     4.26           CA                                                2,554,983.00
     4.27           NJ                                                2,502,073.00
     4.28           AZ                                                2,201,648.00
     4.29           TN                                                1,776,173.00
      4.3           NY                                                1,759,398.00
     4.31           OH                                                1,083,548.00
     4.32           OH                                                1,027,484.00
     4.33           TN                                                 935,385.00
     4.34           NY                                                 863,581.00
     4.35           TN                                                 755,125.00

    Various      Various     Extra Space Self Storage Portfolio #6   101,000,000.00  101,000,000.00       3.99%        120
-------------------------------------------------------------------------------------------------------------------------------
      35            CA       Extra Space Self Storage Portfolio #6   18,400,000.00    18,400,000.00       0.73%        120
      66            CA       Extra Space Self Storage Portfolio #6   11,200,000.00    11,200,000.00       0.44%        120
      74            PA       Extra Space Self Storage Portfolio #6    9,000,000.00    9,000,000.00        0.36%        120
      91            TN       Extra Space Self Storage Portfolio #6    6,900,000.00    6,900,000.00        0.27%        120
      94            CA       Extra Space Self Storage Portfolio #6    6,200,000.00    6,200,000.00        0.24%        120
      98            FL       Extra Space Self Storage Portfolio #6    6,100,000.00    6,100,000.00        0.24%        120
      102           FL       Extra Space Self Storage Portfolio #6    5,400,000.00    5,400,000.00        0.21%        120
      105           VA       Extra Space Self Storage Portfolio #6    5,100,000.00    5,100,000.00        0.20%        120
      113           TX       Extra Space Self Storage Portfolio #6    4,400,000.00    4,400,000.00        0.17%        120
      121           NV       Extra Space Self Storage Portfolio #6    3,900,000.00    3,900,000.00        0.15%        120
      122           OH       Extra Space Self Storage Portfolio #6    3,800,000.00    3,800,000.00        0.15%        120
      126           TX       Extra Space Self Storage Portfolio #6    3,400,000.00    3,400,000.00        0.13%        120
      131           TX       Extra Space Self Storage Portfolio #6    3,300,000.00    3,300,000.00        0.13%        120
      133           TN       Extra Space Self Storage Portfolio #6    3,100,000.00    3,100,000.00        0.12%        120
      141           FL       Extra Space Self Storage Portfolio #6    2,600,000.00    2,600,000.00        0.10%        120
      144           TX       Extra Space Self Storage Portfolio #6    2,400,000.00    2,400,000.00        0.09%        120
      146           CA       Extra Space Self Storage Portfolio #6    2,200,000.00    2,200,000.00        0.09%        120
      148           TN       Extra Space Self Storage Portfolio #6    2,100,000.00    2,100,000.00        0.08%        120
      149           OH       Extra Space Self Storage Portfolio #6    1,500,000.00    1,500,000.00        0.06%        120

    Various         AZ                Birtcher Portfolio             51,120,000.00    51,120,000.00       2.02%        120
-------------------------------------------------------------------------------------------------------------------------------
      14            AZ                Birtcher Portfolio             40,960,000.00    40,960,000.00       1.62%        120
     14.01          AZ                                               16,700,000.00
     14.02          AZ                                               15,520,000.00
     14.03          AZ                                                6,050,000.00
     14.04          AZ                                                2,690,000.00
      97            AZ                Birtcher Portfolio              6,160,000.00    6,160,000.00        0.24%        120
      120           AZ                Birtcher Portfolio              4,000,000.00    4,000,000.00        0.16%        120

      21            VA                                               30,350,000.00    30,285,631.73       1.20%        120
-------------------------------------------------------------------------------------------------------------------------------
     21.01          VA
     21.02          VA
     21.03          VA
     21.04          VA
     21.05          VA
     21.06          VA
     21.07          VA
     21.08          VA
     21.09          VA
     21.1           VA
     21.11          VA
     21.12          VA
     21.13          VA
     21.14          VA
     21.15          VA
     21.16          VA
     21.17          VA
     21.18          VA
     21.19          VA
     21.2           VA
     21.21          VA
     21.22          VA
     21.23          VA

      52            VA                                               15,300,000.00    15,300,000.00       0.60%        120
-------------------------------------------------------------------------------------------------------------------------------
     52.01          VA
     52.02          VA
     52.03          VA
     52.04          VA
     52.05          VA

    Various         TX   Villa Sierra/Wyndchase Apartments Portfolio 12,800,000.00    12,800,000.00       0.51%        120
-------------------------------------------------------------------------------------------------------------------------------
      80            TX   Villa Sierra/Wyndchase Apartments Portfolio  8,000,000.00    8,000,000.00        0.32%        120
      111           TX   Villa Sierra/Wyndchase Apartments Portfolio  4,800,000.00    4,800,000.00        0.19%        120

      64         Various                                             11,345,000.00    11,345,000.00       0.45%        120
-------------------------------------------------------------------------------------------------------------------------------
     64.01          IA                                                3,199,872.00
     64.02          NE                                                2,210,820.00
     64.03          NE                                                2,094,462.00
     64.04          NE                                                2,036,282.00
     64.05          IA                                                1,803,564.00

      82            IL                                                7,812,000.00    7,812,000.00        0.31%        120
-------------------------------------------------------------------------------------------------------------------------------
     82.01          IL
     82.02          IL

      90         Various                                              7,155,000.00    7,155,000.00        0.28%        120
-------------------------------------------------------------------------------------------------------------------------------
     90.01          ND                                                2,224,664.00
     90.02          NE                                                1,803,782.00
     90.03          ND                                                1,142,395.00
     90.04          WI                                                1,082,269.00
     90.05          NE                                                 901,890.00

                  REMAINING
                    TERM TO                    ORIGINAL      REMAINING                        MATURITY DATE
   MORTGAGE        MATURITY      REMAINING       AMORT         AMORT          MONTHLY            OR ARD
      LOAN          OR ARD       IO PERIOD       TERM          TERM            P&I              BALLOON           APPRAISED
    NUMBER          (MOS.)        (MOS.)        (MOS.)        (MOS.)        PAYMENTS ($)       BALANCE ($)         VALUE ($)
------------------------------------------------------------------------------------------------------------------------------------

       3             118            58           360            360          816,514.54      137,680,563.51     200,050,000.00
------------------------------------------------------------------------------------------------------------------------------------
     3.01                                                                                                        23,100,000.00
     3.02                                                                                                        20,900,000.00
     3.03                                                                                                        20,200,000.00
     3.04                                                                                                        18,100,000.00
     3.05                                                                                                        17,200,000.00
     3.06                                                                                                        16,000,000.00
     3.07                                                                                                        13,500,000.00
     3.08                                                                                                        12,800,000.00
     3.09                                                                                                        10,650,000.00
     3.10                                                                                                        11,100,000.00
     3.11                                                                                                        9,750,000.00
     3.12                                                                                                        7,950,000.00
     3.13                                                                                                        7,550,000.00
     3.14                                                                                                        4,700,000.00
     3.15                                                                                                        4,150,000.00
     3.16                                                                                                        2,400,000.00

       4              80            80            IO            IO               IO          145,000,000.00     240,120,000.00
------------------------------------------------------------------------------------------------------------------------------------
     4.01                                                                                                        22,500,000.00
     4.02                                                                                                        17,380,000.00
     4.03                                                                                                        15,020,000.00
     4.04                                                                                                        11,150,000.00
     4.05                                                                                                        11,370,000.00
     4.06                                                                                                        10,300,000.00
     4.07                                                                                                        11,000,000.00
     4.08                                                                                                        8,300,000.00
     4.09                                                                                                        8,800,000.00
      4.1                                                                                                        8,100,000.00
     4.11                                                                                                        7,600,000.00
     4.12                                                                                                        7,500,000.00
     4.13                                                                                                        5,500,000.00
     4.14                                                                                                        7,480,000.00
     4.15                                                                                                        6,180,000.00
     4.16                                                                                                        6,600,000.00
     4.17                                                                                                        6,200,000.00
     4.18                                                                                                        5,980,000.00
     4.19                                                                                                        5,150,000.00
      4.2                                                                                                        6,390,000.00
     4.21                                                                                                        4,450,000.00
     4.22                                                                                                        4,850,000.00
     4.23                                                                                                        3,970,000.00
     4.24                                                                                                        5,550,000.00
     4.25                                                                                                        4,640,000.00
     4.26                                                                                                        4,560,000.00
     4.27                                                                                                        4,300,000.00
     4.28                                                                                                        3,850,000.00
     4.29                                                                                                        2,950,000.00
      4.3                                                                                                        3,300,000.00
     4.31                                                                                                        1,800,000.00
     4.32                                                                                                        2,500,000.00
     4.33                                                                                                        2,000,000.00
     4.34                                                                                                        1,300,000.00
     4.35                                                                                                        1,600,000.00

    Various          116            56           360            360          559,917.25       93,542,881.82     131,970,000.00
------------------------------------------------------------------------------------------------------------------------------------
      35             116            56           360            360          102,004.73       17,041,475.51      24,000,000.00
      66             116            56           360            360          62,089.83        10,373,072.04      13,950,000.00
      74             116            56           360            360          49,893.62        8,335,504.32       11,680,000.00
      91             116            56           360            360          38,251.77        6,390,553.31       8,900,000.00
      94             116            56           360            360          34,371.16        5,742,236.31       8,000,000.00
      98             116            56           360            360          33,816.78        5,649,619.59       7,900,000.00
      102            116            56           360            360          29,936.17        5,001,302.59       7,000,000.00
      105            116            56           360            360          28,273.05        4,723,452.45       6,700,000.00
      113            116            56           360            360          24,392.43        4,075,135.45       5,750,000.00
      121            116            56           360            360          21,620.57        3,612,051.87       5,100,000.00
      122            116            56           360            360          21,066.19        3,519,435.16       4,900,000.00
      126            116            56           360            360          18,848.70        3,148,968.30       4,410,000.00
      131            116            56           360            360          18,294.33        3,056,351.59       4,340,000.00
      133            116            56           360            360          17,185.58        2,871,118.15       4,000,000.00
      141            116            56           360            360          14,413.71        2,408,034.58       3,350,000.00
      144            116            56           360            360          13,304.96        2,222,801.15       3,160,000.00
      146            116            56           360            360          12,196.22        2,037,567.72       3,380,000.00
      148            116            56           360            360          11,641.84        1,944,951.01       2,850,000.00
      149            116            56           360            360           8,315.60        1,389,250.72       2,600,000.00

    Various          118            58           360            360          292,502.85       47,539,186.56      64,300,000.00
------------------------------------------------------------------------------------------------------------------------------------
      14             118            58           360            360          234,368.48       38,090,866.23      51,200,000.00
     14.01                                                                                                       20,400,000.00
     14.02                                                                                                       19,400,000.00
     14.03                                                                                                       7,600,000.00
     14.04                                                                                                       3,800,000.00
      97             118            58           360            360          35,246.82        5,728,509.18       8,100,000.00
      120            118            58           360            360          22,887.55        3,719,811.15       5,000,000.00

      21             118                         360            358          168,912.11       25,208,122.04      39,500,000.00
------------------------------------------------------------------------------------------------------------------------------------
     21.01
     21.02
     21.03
     21.04
     21.05
     21.06
     21.07
     21.08
     21.09
     21.1
     21.11
     21.12
     21.13
     21.14
     21.15
     21.16
     21.17
     21.18
     21.19
     21.2
     21.21
     21.22
     21.23

      52             119            59           360            360          85,437.30        14,183,147.20      22,200,000.00
------------------------------------------------------------------------------------------------------------------------------------
     52.01
     52.02
     52.03
     52.04
     52.05

    Various          119            29           360            360          70,523.60        11,266,512.77      16,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
      80             119            29           360            360          44,077.25        7,041,570.48       10,000,000.00
      111            119            29           360            360          26,446.35        4,224,942.29       6,000,000.00

      64             120                         240            240          80,691.16        7,411,079.56       19,500,000.00
------------------------------------------------------------------------------------------------------------------------------------
     64.01                                                                                                       5,500,000.00
     64.02                                                                                                       3,800,000.00
     64.03                                                                                                       3,600,000.00
     64.04                                                                                                       3,500,000.00
     64.05                                                                                                       3,100,000.00

      82             118            58           360            360          41,888.78        7,203,494.38       9,765,000.00
------------------------------------------------------------------------------------------------------------------------------------
     82.01                                                                                                       4,925,000.00
     82.02                                                                                                       4,840,000.00

      90             120                         240            240          50,889.84        4,673,977.65       11,900,000.00
------------------------------------------------------------------------------------------------------------------------------------
     90.01                                                                                                       3,700,000.00
     90.02                                                                                                       3,000,000.00
     90.03                                                                                                       1,900,000.00
     90.04                                                                                                       1,800,000.00
     90.05                                                                                                       1,500,000.00

                                                                                                  CUT-OFF
   MORTGAGE                      CUT-OFF        LTV RATIO                                        DATE LOAN
      LOAN                       DATE LTV      AT MATURITY       NUMBER OF        UNIT OF         AMOUNT
    NUMBER        DSCR (X)        RATIO          OR ARD        UNITS (UNITS)      MEASURE     PER (UNIT) ($)
---------------------------------------------------------------------------------------------------------------

       3            1.29          74.41%         68.82%          1,415,100        Sq. Ft.         105.20
---------------------------------------------------------------------------------------------------------------
     3.01                                                         82,024          Sq. Ft.
     3.02                                                         116,029         Sq. Ft.
     3.03                                                         64,536          Sq. Ft.
     3.04                                                         123,225         Sq. Ft.
     3.05                                                         88,284          Sq. Ft.
     3.06                                                         150,263         Sq. Ft.
     3.07                                                         67,314          Sq. Ft.
     3.08                                                         117,827         Sq. Ft.
     3.09                                                         111,060         Sq. Ft.
     3.10                                                         70,180          Sq. Ft.
     3.11                                                         82,011          Sq. Ft.
     3.12                                                         66,448          Sq. Ft.
     3.13                                                         131,263         Sq. Ft.
     3.14                                                         52,050          Sq. Ft.
     3.15                                                         62,986          Sq. Ft.
     3.16                                                         29,600          Sq. Ft.

       4            2.09          60.39%         60.39%          2,367,932        Sq. Ft.          61.23
---------------------------------------------------------------------------------------------------------------
     4.01                                                         111,658         Sq. Ft.
     4.02                                                         68,465          Sq. Ft.
     4.03                                                         135,233         Sq. Ft.
     4.04                                                         75,389          Sq. Ft.
     4.05                                                         81,985          Sq. Ft.
     4.06                                                         46,776          Sq. Ft.
     4.07                                                         66,571          Sq. Ft.
     4.08                                                         71,775          Sq. Ft.
     4.09                                                         83,773          Sq. Ft.
      4.1                                                         60,775          Sq. Ft.
     4.11                                                         78,900          Sq. Ft.
     4.12                                                         71,200          Sq. Ft.
     4.13                                                         60,522          Sq. Ft.
     4.14                                                         55,975          Sq. Ft.
     4.15                                                         79,200          Sq. Ft.
     4.16                                                         79,665          Sq. Ft.
     4.17                                                         80,707          Sq. Ft.
     4.18                                                         71,310          Sq. Ft.
     4.19                                                         85,550          Sq. Ft.
      4.2                                                         31,069          Sq. Ft.
     4.21                                                         75,316          Sq. Ft.
     4.22                                                         46,340          Sq. Ft.
     4.23                                                         70,340          Sq. Ft.
     4.24                                                         82,875          Sq. Ft.
     4.25                                                         62,730          Sq. Ft.
     4.26                                                         44,736          Sq. Ft.
     4.27                                                         29,866          Sq. Ft.
     4.28                                                         79,558          Sq. Ft.
     4.29                                                         69,745          Sq. Ft.
      4.3                                                         57,030          Sq. Ft.
     4.31                                                         46,800          Sq. Ft.
     4.32                                                         75,800          Sq. Ft.
     4.33                                                         65,454          Sq. Ft.
     4.34                                                         27,900          Sq. Ft.
     4.35                                                         36,944          Sq. Ft.

    Various         1.25          76.53%         70.88%          1,428,594        Sq. Ft.          70.70
---------------------------------------------------------------------------------------------------------------
      35            1.32          76.67%         71.01%           113,706         Sq. Ft.         161.82
      66            1.20          80.29%         74.36%           103,213         Sq. Ft.         108.51
      74            1.20          77.05%         71.37%           104,472         Sq. Ft.          86.15
      91            1.20          77.53%         71.80%           89,315          Sq. Ft.          77.25
      94            1.20          77.50%         71.78%           68,355          Sq. Ft.          90.70
      98            1.33          77.22%         71.51%           77,346          Sq. Ft.          78.87
      102           1.34          77.14%         71.45%           81,640          Sq. Ft.          66.14
      105           1.24          76.12%         70.50%           75,525          Sq. Ft.          67.53
      113           1.27          76.52%         70.87%           65,500          Sq. Ft.          67.18
      121           1.30          76.47%         70.82%           74,625          Sq. Ft.          52.26
      122           1.21          77.55%         71.83%           62,308          Sq. Ft.          60.99
      126           1.23          77.10%         71.41%           56,965          Sq. Ft.          59.69
      131           1.21          76.04%         70.42%           77,900          Sq. Ft.          42.36
      133           1.21          77.50%         71.78%           78,724          Sq. Ft.          39.38
      141           1.20          77.61%         71.88%           51,755          Sq. Ft.          50.24
      144           1.28          75.95%         70.34%           57,450          Sq. Ft.          41.78
      146           1.29          65.09%         60.28%           66,250          Sq. Ft.          33.21
      148           1.20          73.68%         68.24%           73,770          Sq. Ft.          28.47
      149           1.20          57.69%         53.43%           49,775          Sq. Ft.          30.14

    Various         1.24          79.50%         73.93%           378,621         Sq. Ft.         135.02
---------------------------------------------------------------------------------------------------------------
      14            1.25          80.00%         74.40%           299,220         Sq. Ft.         136.89
     14.01                                                        106,397         Sq. Ft.          0.00
     14.02                                                        119,131         Sq. Ft.          0.00
     14.03                                                        49,920          Sq. Ft.          0.00
     14.04                                                        23,772          Sq. Ft.          0.00
      97            1.21          76.05%         70.72%           48,350          Sq. Ft.         127.40
      120           1.27          80.00%         74.40%           31,051          Sq. Ft.         128.82

      21            1.20          76.67%         63.82%             362            Units         83,661.97
---------------------------------------------------------------------------------------------------------------
     21.01                                                          155            Units
     21.02                                                          33             Units
     21.03                                                          12             Units
     21.04                                                          12             Units
     21.05                                                          12             Units
     21.06                                                          12             Units
     21.07                                                          12             Units
     21.08                                                          12             Units
     21.09                                                          12             Units
     21.1                                                           12             Units
     21.11                                                          12             Units
     21.12                                                          12             Units
     21.13                                                           9             Units
     21.14                                                           9             Units
     21.15                                                           6             Units
     21.16                                                           6             Units
     21.17                                                           5             Units
     21.18                                                           4             Units
     21.19                                                           4             Units
     21.2                                                            3             Units
     21.21                                                           3             Units
     21.22                                                           3             Units
     21.23                                                           2             Units

      52            1.25          68.92%         63.89%           223,038         Sq. Ft.          68.60
---------------------------------------------------------------------------------------------------------------
     52.01                                                        61,461          Sq. Ft.
     52.02                                                        54,832          Sq. Ft.
     52.03                                                        40,392          Sq. Ft.
     52.04                                                        35,001          Sq. Ft.
     52.05                                                        31,352          Sq. Ft.

    Various         1.37          80.00%         70.42%             393            Units         32,569.97
---------------------------------------------------------------------------------------------------------------
      80            1.32          80.00%         70.42%             243            Units         32,921.81
      111           1.47          80.00%         70.42%             150            Units         32,000.00

      64            1.75          58.18%         38.01%             381            Rooms         29,776.90
---------------------------------------------------------------------------------------------------------------
     64.01                                                          100            Rooms
     64.02                                                          70             Rooms
     64.03                                                          74             Rooms
     64.04                                                          70             Rooms
     64.05                                                          67             Rooms

      82            1.32          80.00%         73.77%             62             Units        126,000.00
---------------------------------------------------------------------------------------------------------------
     82.01                                                          31             Units
     82.02                                                          31             Units

      90            1.69          60.13%         39.28%             344            Rooms         20,799.42
---------------------------------------------------------------------------------------------------------------
     90.01                                                          101            Rooms
     90.02                                                          64             Rooms
     90.03                                                          88             Rooms
     90.04                                                          46             Rooms
     90.05                                                          45             Rooms

   MORTGAGE
      LOAN            UW NET
    NUMBER         CASH FLOW ($)    MORTGAGE LOAN NUMBER
------------------------------------------------------------

       3           12,650,196.00           3
------------------------------------------------------------
     3.01          1,566,793.00          3.01
     3.02          1,299,722.00          3.02
     3.03          1,465,093.00          3.03
     3.04          1,356,930.00          3.04
     3.05           -247,172.00          3.05
     3.06          1,466,566.00          3.06
     3.07          1,076,111.00          3.07
     3.08          1,025,852.00          3.08
     3.09           762,310.00           3.09
     3.10           441,166.00           3.10
     3.11           672,055.00           3.11
     3.12           577,083.00           3.12
     3.13           505,602.00           3.13
     3.14           247,604.00           3.14
     3.15           280,598.00           3.15
     3.16           153,883.00           3.16

       4           15,057,846.06           4
----------------------------------------------------
     4.01          1,496,696.42          4.01
     4.02          1,138,667.71          4.02
     4.03           947,802.25           4.03
     4.04           735,232.79           4.04
     4.05           756,175.99           4.05
     4.06           675,446.31           4.06
     4.07           679,380.59           4.07
     4.08           546,232.38           4.08
     4.09           580,648.19           4.09
      4.1           527,872.15            4.1
     4.11           494,176.16           4.11
     4.12           483,998.73           4.12
     4.13           350,682.16           4.13
     4.14           270,923.70           4.14
     4.15           404,825.56           4.15
     4.16           439,880.30           4.16
     4.17           400,000.44           4.17
     4.18           397,780.33           4.18
     4.19           280,410.59           4.19
      4.2           363,351.94            4.2
     4.21           276,854.77           4.21
     4.22           327,056.78           4.22
     4.23           269,333.36           4.23
     4.24           277,905.00           4.24
     4.25           313,945.27           4.25
     4.26           270,923.00           4.26
     4.27           298,089.06           4.27
     4.28           237,785.84           4.28
     4.29           159,491.05           4.29
      4.3           193,402.25            4.3
     4.31            86,102.27           4.31
     4.32           102,888.68           4.32
     4.33            92,900.30           4.33
     4.34            83,090.35           4.34
     4.35            97,893.39           4.35

    Various        8,411,297.39         Various
----------------------------------------------------
      35           1,617,985.40           35
      66            891,689.00            66
      74            715,553.00            74
      91            550,687.00            91
      94            495,631.05            94
      98            538,564.66            98
      102           480,662.73            102
      105           421,833.50            105
      113           371,287.93            113
      121           337,775.74            121
      122           305,262.75            122
      126           278,050.39            126
      131           266,474.03            131
      133           249,398.71            133
      141           208,025.00            141
      144           205,084.13            144
      146           189,441.37            146
      148           167,768.00            148
      149           120,123.00            149

    Various        4,365,559.00         Various
----------------------------------------------------
      14           3,506,977.00           14
     14.01         1,461,065.00          14.01
     14.02         1,342,244.00          14.02
     14.03          488,338.00           14.03
     14.04          215,330.00           14.04
      97            509,834.00            97
      120           348,748.00            120

      21           2,434,053.00           21
----------------------------------------------------
     21.01                               21.01
     21.02                               21.02
     21.03                               21.03
     21.04                               21.04
     21.05                               21.05
     21.06                               21.06
     21.07                               21.07
     21.08                               21.08
     21.09                               21.09
     21.1                                21.1
     21.11                               21.11
     21.12                               21.12
     21.13                               21.13
     21.14                               21.14
     21.15                               21.15
     21.16                               21.16
     21.17                               21.17
     21.18                               21.18
     21.19                               21.19
     21.2                                21.2
     21.21                               21.21
     21.22                               21.22
     21.23                               21.23

      52           1,280,692.00           52
----------------------------------------------------
     52.01                               52.01
     52.02                               52.02
     52.03                               52.03
     52.04                               52.04
     52.05                               52.05

    Various        1,162,864.00         Various
----------------------------------------------------
      80            696,394.00            80
      111           466,470.00            111

      64           1,696,511.00           64
----------------------------------------------------
     64.01          502,096.63           64.01
     64.02          380,381.61           64.02
     64.03          272,160.70           64.03
     64.04          259,701.40           64.04
     64.05          282,170.30           64.05

      82            661,474.00            82
----------------------------------------------------
     82.01          331,674.00           82.01
     82.02          329,800.00           82.02

      90           1,032,412.31           90
----------------------------------------------------
     90.01          378,359.72           90.01
     90.02          254,706.51           90.02
     90.03          120,458.24           90.03
     90.04          149,688.71           90.04
     90.05          129,199.13           90.05

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C22

ANNEX A-6
             DEBT SERVICE PAYMENT SCHEDULE FOR TIFFANY & CO BUILDING

LOAN PAY PERIOD                    Debt Service ($)              LOAN PAY PERIOD                 Debt Service ($)
---------------                    ----------------              ---------------                 ----------------

     1                                268,039.78                        61                          326,798.77
     2                                259,393.33                        62                          326,798.77
     3                                268,039.78                        63                          326,798.77
     4                                268,039.78                        64                          326,798.77
     5                                242,100.44                        65                          326,798.77
     6                                268,039.78                        66                          326,798.77
     7                                259,393.33                        67                          326,798.77
     8                                268,039.78                        68                          326,798.77
     9                                259,393.33                        69                          326,798.77
     10                               268,039.78                        70                          326,798.77
     11                               268,039.78                        71                          326,798.77
     12                               259,393.33                        72                          326,798.77
     13                               268,039.78                        73                          326,798.77
     14                               259,393.33                        74                          326,798.77
     15                               268,039.78                        75                          326,798.77
     16                               268,039.78                        76                          326,798.77
     17                               242,100.44                        77                          326,798.77
     18                               268,039.78                        78                          326,798.77
     19                               259,393.33                        79                          326,798.77
     20                               268,039.78                        80                          326,798.77
     21                               259,393.33                        81                          326,798.77
     22                               268,039.78                        82                          326,798.77
     23                               268,039.78                        83                          326,798.77
     24                               259,393.33                        84                          326,798.77
     25                               268,039.78                        85                          326,798.77
     26                               259,393.33                        86                          326,798.77
     27                               268,039.78                        87                          326,798.77
     28                               268,039.78                        88                          326,798.77
     29                               250,746.89                        89                          326,798.77
     30                               268,039.78                        90                          326,798.77
     31                               259,393.33                        91                          326,798.77
     32                               268,039.78                        92                          326,798.77
     33                               259,393.33                        93                          326,798.77
     34                               268,039.78                        94                          326,798.77
     35                               268,039.78                        95                          326,798.77
     36                               259,393.33                        96                          326,798.77
     37                               268,039.78                        97                          326,798.77
     38                               259,393.33                        98                          326,798.77
     39                               268,039.78                        99                          326,798.77
     40                               268,039.78                       100                          326,798.77
     41                               242,100.44                       101                          326,798.77
     42                               268,039.78                       102                          326,798.77
     43                               259,393.33                       103                          326,798.77
     44                               268,039.78                       104                          326,798.77
     45                               259,393.33                       105                          326,798.77
     46                               268,039.78                       106                          326,798.77
     47                               268,039.78                       107                          326,798.77
     48                               259,393.33                       108                          326,798.77
     49                               268,039.78                       109                          326,798.77
     50                               259,393.33                       110                          326,798.77
     51                               268,039.78                       111                          326,798.77
     52                               268,039.78                       112                          326,798.77
     53                               242,100.44                       113                          326,798.77
     54                               268,039.78                       114                          326,798.77
     55                               259,393.33                       115                          326,798.77
     56                               268,039.78                       116                          326,798.77
     57                               259,393.33                       117                          326,798.77
     58                               268,039.78                       118                          326,798.77
     59                               268,039.78                       119                          326,798.77
     60                               259,393.33                       120                       54,352,942.11

                                                                         ANNEX B

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C22                           Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------
                                                     DISTRIBUTION DATE STATEMENT

                                 ===================================================================
                                 STATEMENT SECTIONS                                          PAGE(S)
                                 ------------------                                          -------

                                 Certificate Distribution Detail                               2
                                 Certificate Factor Detail                                     3
                                 Reconciliation Detail                                         4
                                 Other Required Information                                    5
                                 Cash Reconciliation Detail                                    6
                                 Ratings Detail                                                7
                                 Current Mortgage Loan and Property Stratification Tables     8-16
                                 Mortgage Loan Detail                                          17
                                 Principal Prepayment Detail                                   18
                                 Historical Detail                                             19
                                 Delinquency Loan Detail                                       20
                                 Specially Serviced Loan Detail                               21-22
                                 Modified Loan Detail                                          23
                                 Liquidated Loan Detail                                        24
                                 Bond / Collateral Realized Loss Reconciliation                25
                                 ===================================================================

                     ISSUER                                       MASTER SERVICER                         SPECIAL SERVICER
================================================  =========================================  =======================================
Wachovia Commercial Mortgage Securities, Inc.     Wachovia Bank, National Association        CWCapital Asset Management LLC.
301 South College Street                          8739 Research Drive                        5000 Birch Street EW
Charlotte, NC 28288-1016                          URP 4, NC1075                              Suite 150
                                                  Charlotte, NC 28262                        Newport Beach, CA 92660

Contact:      Tim Steward                         Contact:      Timothy S. Ryan              Contact:      Tom Nolan
Phone Number: (704) 593-7822                      Phone Number: (704) 593-7878               Phone Number: (949) 271-8699
================================================  =========================================  =======================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 1 of 25

                                                                 B-1

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                         CERTIFICATE DISTRIBUTION DETAIL

==============================================================================================================

                      Pass-Through     Original    Beginning      Principal        Interest      Prepayment
Class       CUSIP         Rate          Balance     Balance      Distribution    Distribution     Premium
==============================================================================================================
A-1                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-2FL                  0.000000%          0.00         0.00          0.00            0.00           0.00
A-3                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-PB                   0.000000%          0.00         0.00          0.00            0.00           0.00
A-4                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-1A                   0.000000%          0.00         0.00          0.00            0.00           0.00
A-M                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-J                    0.000000%          0.00         0.00          0.00            0.00           0.00
B                      0.000000%          0.00         0.00          0.00            0.00           0.00
C                      0.000000%          0.00         0.00          0.00            0.00           0.00
D                      0.000000%          0.00         0.00          0.00            0.00           0.00
E                      0.000000%          0.00         0.00          0.00            0.00           0.00
F                      0.000000%          0.00         0.00          0.00            0.00           0.00
G                      0.000000%          0.00         0.00          0.00            0.00           0.00
H                      0.000000%          0.00         0.00          0.00            0.00           0.00
J                      0.000000%          0.00         0.00          0.00            0.00           0.00
K                      0.000000%          0.00         0.00          0.00            0.00           0.00
L                      0.000000%          0.00         0.00          0.00            0.00           0.00
M                      0.000000%          0.00         0.00          0.00            0.00           0.00
N                      0.000000%          0.00         0.00          0.00            0.00           0.00
O                      0.000000%          0.00         0.00          0.00            0.00           0.00
P                      0.000000%          0.00         0.00          0.00            0.00           0.00
R-I                    0.000000%          0.00         0.00          0.00            0.00           0.00
R-II                   0.000000%          0.00         0.00          0.00            0.00           0.00
Z                      0.000000%          0.00         0.00          0.00            0.00           0.00
==============================================================================================================
Totals                                    0.00         0.00          0.00            0.00           0.00
==============================================================================================================

==================================================================
         Realized Loss/                                 Current
        Additional Trust      Total        Ending    Subordination
Class    Fund Expenses     Distribution    Balance      Level(1)
==================================================================
A-1           0.00             0.00         0.00          0.00
A-2FL         0.00             0.00         0.00          0.00
A-3           0.00             0.00         0.00          0.00
A-PB          0.00             0.00         0.00          0.00
A-4           0.00             0.00         0.00          0.00
A-1A          0.00             0.00         0.00          0.00
A-M           0.00             0.00         0.00          0.00
A-J           0.00             0.00         0.00          0.00
B             0.00             0.00         0.00          0.00
C             0.00             0.00         0.00          0.00
D             0.00             0.00         0.00          0.00
E             0.00             0.00         0.00          0.00
F             0.00             0.00         0.00          0.00
G             0.00             0.00         0.00          0.00
H             0.00             0.00         0.00          0.00
J             0.00             0.00         0.00          0.00
K             0.00             0.00         0.00          0.00
L             0.00             0.00         0.00          0.00
M             0.00             0.00         0.00          0.00
N             0.00             0.00         0.00          0.00
O             0.00             0.00         0.00          0.00
P             0.00             0.00         0.00          0.00
R-I           0.00             0.00         0.00          0.00
R-II          0.00             0.00         0.00          0.00
Z             0.00             0.00         0.00          0.00
==================================================================
Totals        0.00             0.00         0.00          0.00
==================================================================

=====================================================================================================================
                                       Original    Beginning                                                 Ending
                      Pass-Through     Notional    Notional         Interest      Prepayment     Total      Notional
Class       CUSIP         Rate          Amount      Amount        Distribution     Premium    Distribution   Amount
=====================================================================================================================
X-P                     0.000000         0.00        0.00             0.00           0.00         0.00        0.00
X-C                     0.000000         0.00        0.00             0.00           0.00         0.00        0.00
=====================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 2 of 25

                                                                 B-2

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                            CERTIFICATE FACTOR DETAIL

=================================================================================================================
                                                                                   Realized Loss/
                  Beginning       Principal        Interest        Prepayment     Additional Trust     Ending
Class   CUSIP      Balance      Distribution     Distribution       Premium        Fund Expenses       Balance
=================================================================================================================
A-1               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-2FL             0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-3               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-PB              0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-4               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-1A              0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-M               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-J               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
B                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
C                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
D                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
E                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
F                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
G                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
H                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
J                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
K                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
L                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
M                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
N                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
O                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
P                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R-I               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R-II              0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
Z                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
=================================================================================================================

============================================================================
                    Beginning                                     Ending
                    Notional        Interest     Prepayment      Notional
Class    CUSIP       Amount       Distribution     Premium        Amount
============================================================================
X-P                0.00000000      0.00000000    0.00000000     0.00000000
X-C                0.00000000      0.00000000    0.00000000     0.00000000
============================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 3 of 25

                                                                 B-3

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                      RECONCILIATION DETAIL

                  ADVANCE SUMMARY                                                 SERVICING FEE SUMMARY

P & I Advances Outstanding                     0.00            Current Period Accrued Servicing Fees                   0.00
Servicing Advances Outstanding                 0.00            Less Servicing Fees on Delinquent Payments              0.00
Reimbursements for Interest on P & I           0.00            Less Reductions to Servicing Fees                       0.00
Advances paid from general collections                         Plus Servicing Fees on Delinquent Payments Received     0.00
Reimbursements for Interest on Servicing       0.00            Plus Adjustments for Prior Servicing Calculation        0.00
Advances paid from general collections                         Total Servicing Fees Collected                          0.00

CERTIFICATE INTEREST RECONCILIATION
====================================================================================================================================
         Accrued       Uncovered                          Certificate         Unpaid       Optimal Interest  Interest
       Certificate     Prepayment     Indemnification   Deferred Interest    Interest        Distribution    Shortfall    Interest
Class    Interest  Interest Shortfall     Expenses           Amount       Shortfall Amount      Amount        Amount    Distribution
====================================================================================================================================
A-1
A-2FL
A-3
A-PB
A-4
A-1A
X-P
X-C
A-M
A-J
B
C
D
E
F
G
H
J
K
L
M
N
O
P
====================================================================================================================================
Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 4 of 25

                                                                 B-4

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                    OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount                                     0.00          Additional Trust Fund Expenses/(Gains)          0.00
                                                                                     Fees Paid to Special Servicer              0.00
                                                                                     Interest on Advances                       0.00
                                                                                     Other Expenses of Trust                    0.00
Aggregate Number of Outstanding Loans                                0
Aggregate Unpaid Principal Balance of Loans                       0.00          Appraisal Reduction Amount
Aggregate Stated Principal Balance of Loans                       0.00          ====================================================
                                                                                          Appraisal     Cumulative     Most Recent
                                                                                 Loan     Reduction        ASER         App. Red.
Aggregate Amount of Servicing Fee                                 0.00          Number     Effected       Amount           Date
Aggregate Amount of Special Servicing Fee                         0.00          ====================================================
Aggregate Amount of Trustee Fee                                   0.00
Aggregate Stand-by Fee                                            0.00
Aggregate Paying Agent Fee                                        0.00
Aggregate Trust Fund Expenses

Current 1 Month LIBOR Rate                                        0.000000%
Next 1 Month LIBOR Rate                                           0.000000%

                                                                                ====================================================
                                                                                  Total
                                                                                ====================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 5 of 25

                                                                 B-5

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED
  INTEREST:                                                           FEES:
    Interest paid or advanced                         0.00              Master Servicing Fee                             0.00
    Interest reductions due to Non-Recoverability                       Trustee Fee                                      0.00
       Determinations                                 0.00              Certificate Administration Fee                   0.00
    Interest Adjustments                              0.00              Insurer Fee                                      0.00
    Deferred Interest                                 0.00              Miscellaneous Fee                                0.00
    Net Prepayment Interest Shortfall                 0.00                                                                    ------
    Net Prepayment Interest Excess                    0.00                TOTAL FEES                                            0.00
    Extension Interest                                0.00
    Interest Reserve Withdrawal                       0.00            ADDITIONAL TRUST FUND EXPENSES:
                                                           ------       Reimbursement for Interest on Advances           0.00
      TOTAL INTEREST COLLECTED                               0.00       ASER Amount                                      0.00
                                                                        Special Servicing Fee                            0.00
                                                                        Rating Agency Expenses                           0.00
  PRINCIPAL:                                                            Attorney Fees & Expenses                         0.00
    Scheduled Principal                               0.00              Bankruptcy Expense                               0.00
    Unscheduled Principal                             0.00              Taxes Imposed on Trust Fund                      0.00
      Principal Prepayments                           0.00              Non-Recoverable Advances                         0.00
      Collection of Principal after Maturity Date     0.00              Other Expenses                                   0.00
      Recoveries from Liquidation and Insurance                                                                               ------
         Proceeds                                     0.00                TOTAL ADDITIONAL TRUST FUND EXPENSES                  0.00
      Excess of Prior Principal Amounts paid          0.00
      Curtailments                                    0.00            INTEREST RESERVE DEPOSIT                                  0.00
    Negative Amortization                             0.00
    Principal Adjustments                             0.00
                                                           ------
      TOTAL PRINCIPAL COLLECTED                              0.00     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
                                                                        Interest Distribution                            0.00
  OTHER:                                                                Principal Distribution                           0.00
    Prepayment Penalties/Yield Maintenance            0.00              Prepayment Penalties/Yield Maintenance           0.00
    Repayment Fees                                    0.00              Borrower Option Extension Fees                   0.00
    Borrower Option Extension Fees                    0.00              Equity Payments Paid                             0.00
    Equity Payments Received                          0.00              Net Swap Counterparty Payments Paid              0.00
    Net Swap Counterparty Payments Received           0.00                                                                    ------
                                                           ------         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS         0.00
      TOTAL OTHER COLLECTED                                  0.00                                                             ------
                                                           ------   TOTAL FUNDS DISTRIBUTED                                     0.00
TOTAL FUNDS COLLECTED                                        0.00                                                             ======
                                                           ======
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 6 of 25

                                                                 B-6

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------
                                                           RATINGS DETAIL
                           ===============================================================================
                                                        Original Ratings            Current Ratings (1)
                                                   -------------------------     -------------------------
                           Class       CUSIP       Fitch     Moody's     S&P     Fitch     Moody's     S&P
                           ===============================================================================
                           A-1
                           A-2FL
                           A-3
                           A-PB
                           A-4
                           A-1A
                           X-P
                           X-C
                           A-M
                           A-J
                           B
                           C
                           D
                           E
                           F
                           G
                           H
                           J
                           K
                           L
                           M
                           N
                           O
                           P
                           ===============================================================================
                           NR    - Designates that the class was not rated by the above agency at the time of original issuance.
                           X     - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
                           N/A   - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                           Moody's Investors Service                    Standard & Poor's Rating Services
One State Street Plaza                                99 Church Street                             55 Water Street
New York, New York 10004                              New York, New York 10007                     New York, New York 10041
(212) 908-0500                                        (212) 553-0300                               (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 7 of 25

                                                                 B-7

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                   CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                       AGGREGATE POOL

                       SCHEDULED BALANCE                                                       STATE (3)
===============================================================     ===============================================================
                               % of                                                                % of
Scheduled    # of   Scheduled   Agg.   WAM          Weighted                     # of   Scheduled   Agg.   WAM          Weighted
 Balance     loans   Balance    Bal.   (2)   WAC    Avg DSCR (1)    State       Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
===============================================================     ===============================================================

===============================================================     ===============================================================
Totals                                                              Totals
===============================================================     ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 8 of 25

                                                                 B-8

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

                 DEBT SERVICE COVERAGE RATIO                                                PROPERTY TYPE (3)
================================================================    ================================================================
                                   % of                                                                % of
 Debt Service   # of    Scheduled   Agg.  WAM        Weighted       Property        # of    Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans    Balance    Bal.  (2)  WAC  Avg DSCR (1)      Type          Props   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ================================================================

================================================================    ================================================================
Totals                                                              Totals
================================================================    ================================================================

                            NOTE RATE                                                           SEASONING
================================================================    ================================================================
                                   % of                                                                % of
Note            # of    Scheduled   Agg.  WAM        Weighted                       # of    Scheduled   Agg.  WAM        Weighted
Rate            loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)    Seasoning       loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ================================================================

================================================================    ================================================================
Totals                                                              Totals
================================================================    ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 9 of 25

                                                                 B-9

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          AGGREGATE POOL

           ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                  REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                          % of                   Weighted    Remaining                       % of                Weighted
 Remaining     # of     Scheduled     Agg.    WAM             Avg        Stated     # of     Scheduled   Agg.   WAM           Avg
  Term (2)     loans     Balance      Bal.    (2)    WAC    DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

           REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                           AGE OF MOST RECENT NOI
====================================================================    ============================================================
  Remaining                          % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
    Term       loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 10 of 25

                                                                B-10

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                  CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          GROUP I

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                     % of                   Weighted                                    % of                Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 11 of 25

                                                                B-11

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                         % of                   Weighted                                    % of                Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                     % of                   Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 12 of 25

                                                                B-12

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                       % of                Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                           % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 13 of 25

                                                                B-13

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                    CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                            GROUP II

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                     % of                   Weighted                                    % of                Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 14 of 25

                                                                B-14

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                               GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                         % of                   Weighted                                    % of               Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                     % of                   Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 15 of 25

                                                                B-15

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                       % of                Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                           % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 16 of 25

                                                                B-16

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

====================================================================================================================================
                                                                             Anticipated               Neg.   Beginning     Ending
 Loan            Property                   Interest    Principal    Gross    Repayment    Maturity   Amort   Scheduled    Scheduled
Number   ODCR    Type (1)    City   State    Payment     Payment    Coupon       Date        Date     (Y/N)    Balance      Balance
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

==================================================================
         Paid    Appraisal    Appraisal
 Loan    Thru    Reduction    Reduction    Res. Strat.  Mod. Code
Number   Date      Date        Amount          (2)         (3)
==================================================================

==================================================================
Totals
==================================================================

       (1) Property Type Code                         (2) Resolution Strategy Code                            (3) Modification Code
       ----------------------                         ----------------------------                            ---------------------

- Multi-Family      OF - Office         1 - Modification  6 - DPO                 10 - Deed in Lieu Of      1 - Maturity Date
- Retail            MU - Mixed Use      2 - Foreclosure     - REO                      Foreclosure              Extension
- Health Care       LO - Lodging        3 - Bankruptcy      - Resolved            11 - Full Payoff          2 - Authorization Change
- Industrial        SS - Self Storage   4 - Extension       - Pending Return      12 - Reps and Warranties  3 - Principal Write-Off
- Warehouse         OT - Other          5 - Note Sale         to Master Servicer  13 - Other or TBD         4 - Combination
- Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 17 of 25

                                                                B-17

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                                              Principal Prepayment Amount                     Prepayment Penalities
                 Offering Document       -------------------------------------------------------------------------------------------
Loan Number       Cross-Reference        Payoff Amount      Curtailment Amount     Percentage Premium     Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 25

                                                                B-18

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

=======================================================================================================================
                                                       Delinquencies
-----------------------------------------------------------------------------------------------------------------------
Distribution     30-59 Days       60-89 Days     90 Days or More     Foreclosure           REO            Modifications
   Date         #    Balance     #    Balance     #    Balance      #     Balance     #    Balance        #     Balance
=======================================================================================================================

=======================================================================================================================

================================================================================
                            Prepayments                 Rate and Maturities
--------------------------------------------------------------------------------
Distribution     Curtailments       Payoff          Next Weighted Avg.
   Date         #    Balance     #    Balance       Coupon       Remit      WAM
================================================================================

================================================================================
Note: Foreclosure and REO Totals are excluded from the delinquencies.
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 19 of 25

                                                                B-19

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

====================================================================================================================================
            Offering           # of       Paid       Current       Outstanding      Status of       Resolution     Servicing
 Loan       Document          Months    Through       P & I           P & I          Mortgage        Strategy       Transfer
Number   Cross-Reference      Delinq.     Date       Advances      Advances **       Loan (1)        Code (2)         Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

======================================================================================
                              Current        Outstanding
 Loan      Foreclosure       Servicing        Servicing       Bankruptcy        REO
Number        Date            Advances         Advances          Date           Date
======================================================================================

======================================================================================
Totals
======================================================================================

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code
                    ---------------------------                                        ----------------------------
A - Payments Not Received      2 - Two Months Delinquent             1 - Modification   6 - DPO                 10 - Deed in Lieu Of
    But Still in Grace Period  3 - Three or More Months Delinquent   2 - Foreclosure      - REO                      Foreclosure
B - Late Payment But Less      4 - Assumed Scheduled Payment         3 - Bankruptcy       - Resolved            11 - Full Payoff
    Than 1 Month Delinquent        (Performing Matured Loan)         4 - Extension        - Pending Return      12 - Reps and
0 - Current                    7 - Foreclosure                       5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent       9 - REO                                                                          13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 20 of 25

                                                                B-20

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                            Offering         Servicing      Resolution
Distribution    Loan        Document          Transfer       Strategy      Scheduled     Property               Interest    Actual
   Date        Number    Cross-Reference        Date         Code (1)       Balance      Type (2)     State       Rate      Balance
====================================================================================================================================

=======================================================================================================================

====================================================================================
                  Net                                                    Remaining
Distribution   Operating      NOI                 Note      Maturity    Amortization
   Date         Income        Date      DSCR      Date        Date          Term
====================================================================================

====================================================================================

                  (1) Resolution Strategy Code                                     (2) Property Type Code
                  ----------------------------                                     ----------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of            - Multi-Family                - Office
2 - Foreclosure      - REO                      Foreclosure             RT - Retail                   MU - Mixed Use
3 - Bankruptcy       - Resolved            11 - Full Payoff                - Health Care              LO - Lodging
4 - Extension        - Pending Return      12 - Reps and                IN - Industrial               SS - Self Storage
5 - Note Sale          to Master Servicer       Warranties              WH - Warehouse                OT - Other
                                           13 - Other or TBD               - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 21 of 25

                                                                B-21

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                  SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                           Offering       Resolution      Site                                        Other REO
Distribution    Loan       Document        Strategy    Inspection   Phase 1   Appraisal   Appraisal    Property
   Date        Number   Cross-Reference    Code (1)       Date        Date      Date        Value       Revenue         Comment
====================================================================================================================================

====================================================================================================================================

                  (1) Resolution Strategy Code
                  ----------------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of
2 - Foreclosure      - REO                      Foreclosure
3 - Bankruptcy       - Resolved            11 - Full Payoff
4 - Extension        - Pending Return      12 - Reps and
5 - Note Sale          to Master Servicer       Warranties
                                           13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 22 of 25

                                                                B-22

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     MODIFIED LOAN DETAIL

===================================================================================================
              Offering
 Loan         Document          Pre-Modification     Modification
Number     Cross-Reference           Balance             Date              Modification Description
===================================================================================================

===================================================================================================
Totals
===================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 23 of 25

                                                                B-23

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                LIQUIDATED LOAN DETAIL

===================================================================================================================
         Final Recovery      Offering                                                                Gross Proceeds
 Loan     Determination      Document        Appraisal      Appraisal      Actual        Gross          as a % of
Number        Date       Cross-Reference        Date           Value       Balance      Proceeds     Actual Balance
===================================================================================================================

===================================================================================================================
Current Total
===================================================================================================================
Cumulative Total
===================================================================================================================

================================================================================================
             Aggregate            Net             Net Proceeds                       Repurchased
 Loan       Liquidation       Liquidation          as a % of          Realized        by Seller
Number       Expenses*         Proceeds          Actual Balance         Loss            (Y/N)
================================================================================================

================================================================================================
Current Total
================================================================================================
Cumulative Total
================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees
  (servicing, trustee, etc.).
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 24 of 25

                                                                B-24

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C22                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   01/18/2006
                                                                                          RECORD DATE:                    12/30/2005
------------------------------------------------------------------------------------------------------------------------------------

                                           BOND/COLLATERAL REALIZED LOSS RECONCILIATION

====================================================================================================================================
                               Beginning                                            Amounts Covered by         Interest (Shortage)/
                               Balance of       Aggregate      Prior Realized     Over-collateralization         Excesses applied
Distribution    Prospectus    the Loan at     Realized Loss     Loss Applied            and other                   to other
   Date             Id        Liquidation        on Loans      to Certificates        Credit Support             Credit Support
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

====================================================================================================================================
                    Modification           Additional               Current           Recoveries of
                    Adjustments/         (Recoveries)/           Realized Loss           Realized           (Recoveries)/Realized
Distribution    Appraisal Reduction     Expenses applied           Applied to          Losses Paid             Loss Applied to
   Date              Adjustment        to Realized Losses         Certificates           as Cash             Certificate Interest
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 25 of 25

                                                                         ANNEX C

                                  CLASS A-PB
                       PLANNED PRINCIPAL BALANCE SCHEDULE

   PERIOD         DATE            BALANCE
------------   ----------   -------------------

      0        12/29/05     148,538,000.00
      1        01/15/06     148,538,000.00
      2        02/15/06     148,538,000.00
      3        03/15/06     148,538,000.00
      4        04/15/06     148,538,000.00
      5        05/15/06     148,538,000.00
      6        06/15/06     148,538,000.00
      7        07/15/06     148,538,000.00
      8        08/15/06     148,538,000.00
      9        09/15/06     148,538,000.00
     10        10/15/06     148,538,000.00
     11        11/15/06     148,538,000.00
     12        12/15/06     148,538,000.00
     13        01/15/07     148,538,000.00
     14        02/15/07     148,538,000.00
     15        03/15/07     148,538,000.00
     16        04/15/07     148,538,000.00
     17        05/15/07     148,538,000.00
     18        06/15/07     148,538,000.00
     19        07/15/07     148,538,000.00
     20        08/15/07     148,538,000.00
     21        09/15/07     148,538,000.00
     22        10/15/07     148,538,000.00
     23        11/15/07     148,538,000.00
     24        12/15/07     148,538,000.00
     25        01/15/08     148,538,000.00
     26        02/15/08     148,538,000.00
     27        03/15/08     148,538,000.00
     28        04/15/08     148,538,000.00
     29        05/15/08     148,538,000.00
     30        06/15/08     148,538,000.00
     31        07/15/08     148,538,000.00
     32        08/15/08     148,538,000.00
     33        09/15/08     148,538,000.00
     34        10/15/08     148,538,000.00
     35        11/15/08     148,538,000.00
     36        12/15/08     148,538,000.00
     37        01/15/09     148,538,000.00
     38        02/15/09     148,538,000.00
     39        03/15/09     148,538,000.00
     40        04/15/09     148,538,000.00
     41        05/15/09     148,538,000.00
     42        06/15/09     148,538,000.00
     43        07/15/09     148,538,000.00
     44        08/15/09     148,538,000.00
     45        09/15/09     148,538,000.00
     46        10/15/09     148,538,000.00
     47        11/15/09     148,538,000.00
     48        12/15/09     148,538,000.00
     49        01/15/10     148,538,000.00
     50        02/15/10     148,538,000.00
     51        03/15/10     148,538,000.00
     52        04/15/10     148,538,000.00
     53        05/15/10     148,538,000.00
     54        06/15/10     148,538,000.00
     55        07/15/10     148,538,000.00
     56        08/15/10     148,538,000.00
     57        09/15/10     148,538,000.00
     58        10/15/10     148,538,000.00

   PERIOD         DATE            BALANCE
------------   ----------   -------------------

     59        11/15/10     148,537,479.97
     60        12/15/10     146,502,634.59
     61        01/15/11     144,622,776.37
     62        02/15/11     142,734,137.76
     63        03/15/11     140,157,702.48
     64        04/15/11     138,248,205.26
     65        05/15/11     136,104,115.52
     66        06/15/11     134,175,683.16
     67        07/15/11     132,013,158.77
     68        08/15/11     130,065,616.30
     69        09/15/11     128,108,976.53
     70        10/15/11     125,918,989.62
     71        11/15/11     123,942,979.08
     72        12/15/11     121,716,000.09
     73        01/15/12     119,704,512.90
     74        02/15/12     117,683,631.84
     75        03/15/12     115,203,337.57
     76        04/15/12     113,161,433.83
     77        05/15/12     110,885,661.82
     78        06/15/12     108,823,592.57
     79        07/15/12     106,528,188.35
     80        08/15/12     104,445,287.31
     81        09/15/12     102,353,140.28
     82        10/15/12     100,028,453.06
     83        11/15/12      97,925,553.88
     84        12/15/12      95,521,146.69
     85        01/15/13      93,368,385.21
     86        02/15/13      91,205,600.81
     87        03/15/13      88,358,115.05
     88        04/15/13      86,172,000.32
     89        05/15/13      83,751,555.94
     90        06/15/13      81,543,992.15
     91        07/15/13      79,102,663.52
     92        08/15/13      76,873,453.24
     93        09/15/13      74,633,863.48
     94        10/15/13      72,161,351.46
     95        11/15/13      69,899,820.40
     96        12/15/13      67,405,944.84
     97        01/15/14      65,122,270.51
     98        02/15/14      62,827,962.65
     99        03/15/14      59,860,574.69
     100       04/15/14      57,541,763.91
     101       05/15/14      54,992,119.16
     102       06/15/14      52,650,637.79
     103       07/15/14      50,078,919.48
     104       08/15/14      47,714,558.83
     105       09/15/14      45,339,188.31
     106       10/15/14      42,734,472.59
     107       11/15/14      40,335,910.80
     108       12/15/14      37,708,614.55
     109       01/15/15      35,286,647.99
     110       02/15/15      32,853,402.84
     111       03/15/15      29,759,354.80
     112       04/15/15      27,300,367.92
     113       05/15/15       5,131,266.81
     114       06/15/15       2,677,717.90
     115       07/15/15             291.55
     116       08/15/15                 0

                                      C-1

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

                                   DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     o    multifamily and commercial mortgage loans, including participations therein;

     o    mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW
THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 14 AND IN
THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR
DETERMINED THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October 14, 2005

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of

                                       2

                                       3

                                       4

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

    o  this prospectus, which provides general information, some of which may not apply to your series of certificates; and

    o  the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 118 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to
Wachovia Commercial Mortgage Securities, Inc.
                             ---------------------
     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                                       5

                            ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the
Registration Statement may be obtained from the Public Reference Room of the
Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and
Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549.
Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The
Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange
Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to Wachovia
Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte,
North Carolina 28288-0166, Attention: Secretary, or by telephone at
704-374-6161.

                                       6

                             SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.
The Trust Assets..............   Each series of certificates will represent
                                 the entire beneficial ownership interest in a
                                 trust fund consisting primarily of any of the
                                 following:

                                  o  mortgage assets;

                                  o  certificate accounts;

                                  o  forms of credit support;

                                  o  cash flow agreements; and

                                  o  amounts on deposit in a pre-funding
                                     account.
The Mortgage Assets...........   The mortgage assets with respect to each
                                 series of certificates may consist of any of
                                 the following:

                                  o  multifamily and commercial mortgage loans,
                                     including participations therein;

                                  o  commercial mortgage-backed securities,
                                     including participations therein;

                                  o  direct obligations of the United States or
                                     other government agencies; and

                                  o  a combination of the assets described
                                     above.

                                 The mortgage loans will not be guaranteed or
                                 insured by us or any of our affiliates or,
                                 unless otherwise provided in the prospectus
                                 supplement, by any governmental agency or
                                 instrumentality or other person. The mortgage
                                 loans will be primarily secured by first or
                                 junior liens on, or security interests in fee
                                 simple, leasehold or a similar interest in,
                                 any of the following types of properties:

                                  o  residential properties consisting of five
                                     or more rental or cooperatively owned
                                     dwelling units;

                                  o  shopping centers;

                                  o  retail buildings or centers;

                                  o  hotels and motels;

                                  o  office buildings;

                                  o  nursing homes;

                                  o  hospitals or other health-care related
                                     facilities;

                                  o  industrial properties;

                                  o  warehouse, mini-warehouse or self-storage
                                     facilities;

                                  o  mobile home parks;

                                       7

                                  o  mixed use properties; and

                                  o  other types of commercial properties.

                                 Some or all of the mortgage loans may also be
                                 secured by an assignment of one or more leases
                                 of all or a portion of the related mortgaged
                                 properties. A significant or the sole source
                                 of payments on certain mortgage loans will be
                                 the rental payments due under the related
                                 leases.

                                 A mortgage loan may have an interest rate that
                                 has any of the following features:

                                  o  is fixed over its term;

                                  o  adjusts from time to time;

                                  o  is partially fixed and partially floating;

                                  o  is floating based on one or more formulae
                                     or indices;

                                  o  may be converted from a floating to a
                                     fixed interest rate;

                                  o  may be converted from a fixed to a
                                     floating interest rate; or

                                  o  interest is not paid currently but is
                                     accrued and added to the principal
                                     balance.

                                 A mortgage loan may provide for any of the
                                     following:

                                  o  scheduled payments to maturity;

                                  o  payments that adjust from time to time;

                                  o  negative amortization or accelerated
                                     amortization;

                                  o  full amortization or require a balloon
                                     payment due on its stated maturity date;

                                  o  prohibitions on prepayment;

                                  o  releases or substitutions of collateral,
                                     including defeasance thereof with direct
                                     obligations of the United States; and

                                  o  payment of a premium or a yield
                                     maintenance penalty in connection with a
                                     principal prepayment.

                                 Unless otherwise described in the prospectus
                                 supplement for a series of certificates:

                                  o  the mortgaged properties may be located in
                                     any one of the 50 states, the District of
                                     Columbia or the Commonwealth of Puerto
                                     Rico;

                                  o  all mortgage loans will have original
                                     terms to maturity of not more than 40
                                     years;

                                  o  all mortgage loans will have individual
                                     principal balances at origination of not
                                     less than $100,000;

                                       8

                                  o  all mortgage loans will have been
                                     originated by persons other than the
                                     depositor; and

                                  o  all mortgage assets will have been
                                     purchased, either directly or indirectly,
                                     by the depositor on or before the date of
                                     initial issuance of the related series of
                                     certificates.

                                 Any commercial mortgage-backed securities
                                 included in a trust fund will evidence
                                 ownership interests in or be secured by
                                 mortgage loans similar to those described
                                 above and other mortgage-backed securities.
                                 Some commercial mortgage-backed securities
                                 included in a trust fund may be guaranteed or
                                 insured by an affiliate of the depositor,
                                 Freddie Mac, Fannie Mae, Ginnie Mae, Farmer
                                 Mac or any other person specified in the
                                 prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. All payments and
                                 collections received or advanced with respect
                                 to the mortgage assets and other assets in the
                                 trust fund will be deposited into those
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and funds may be
                                 held as cash or reinvested.
Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions
                                 on certain classes of certificates:

                                  o  subordination of junior certificates;

                                  o  over collateralization;

                                  o  letters of credit;

                                  o  insurance policies;

                                  o  guarantees;

                                  o  reserve funds; and/or

                                  o  other types of credit support described in
                                     the prospectus supplement and a
                                     combination of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange
                                 rate fluctuations on the underlying mortgage
                                 assets or on one or more classes of
                                 certificates and increase the likelihood of
                                 timely distributions on the certificates or
                                 such classes of certificates, as the case may
                                 be. The trust fund may include any of the
                                 following types of cash flow agreements:

                                  o  guaranteed investment contracts;

                                  o  interest rate swap or exchange contracts;

                                  o  interest rate cap or floor agreements;

                                  o  currency exchange agreements;

                                  o  yield supplement agreements; or

                                       9

                                  o  other types of similar agreements
                                     described in the prospectus supplement.

Pre-Funding Account;
 Capitalized Interest
 Account.......................  A trust fund may use monies deposited into a pre-funding account to acquire additional
                                 mortgage assets following a closing date for
                                 the related series of certificates. The amount
                                 on deposit in a pre-funding account will not
                                 exceed 25% of the pool balance of the trust
                                 fund as of the cut-off date on which the
                                 ownership of the mortgage loans and rights to
                                 payment thereon are deemed transferred to the
                                 trust fund, as specified in the related
                                 prospectus supplement. The depositor will
                                 select any additional mortgage assets using
                                 criteria that is substantially similar to the
                                 criteria used to select the mortgage assets
                                 included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a
                                 trust fund also may include amounts on deposit
                                 in a separate capitalized interest account.
                                 The depositor may use amounts on deposit in a
                                 capitalized interest account to supplement
                                 investment earnings, if any, of amounts on
                                 deposit in the pre-funding account, supplement
                                 interest collections of the trust fund, or
                                 such other purpose as specified in the
                                 prospectus supplement.

                                 Amounts on deposit in any pre-funding account
                                 or any capitalized interest account will be
                                 held in cash or invested in short-term
                                 investment grade obligations. Amounts
                                 remaining on deposit in any pre-funding
                                 account and any capitalized interest account
                                 after the end of the related pre-funding
                                 period will be distributed to
                                 certificateholders as described in the
                                 prospectus supplement.

Description of Certificates...   Each series of certificates will include one
                                 or more classes. Each series of certificates
                                 will represent in the aggregate the entire
                                 beneficial ownership interest in the related
                                 trust fund. The offered certificates are the
                                 classes of certificates being offered to you
                                 pursuant to the prospectus supplement. The
                                 non-offered certificates are the classes of
                                 certificates not being offered to you pursuant
                                 to the prospectus supplement. Information on
                                 the non-offered certificates is being provided
                                 solely to assist you in your understanding of
                                 the offered certificates.
Distributions on
 Certificates..................  The certificates may provide for different methods of distributions to specific classes.
                                 Any class of certificates may:

                                  o  provide for the accrual of interest
                                     thereon based on fixed, variable or
                                     floating rates;

                                  o  be senior or subordinate to one or more
                                     other classes of certificates with respect
                                     to interest or principal distribution and
                                     the allocation of losses on the assets of
                                     the trust fund;

                                       10

                                  o  be entitled to principal distributions,
                                     with disproportionately low, nominal or no
                                     interest distributions;

                                  o  be entitled to interest distributions,
                                     with disproportionately low, nominal or no
                                     principal distributions;

                                  o  provide for distributions of principal or
                                     accrued interest only after the occurrence
                                     of certain events, such as the retirement
                                     of one or more other classes of
                                     certificates;

                                  o  provide for distributions of principal to
                                     be made at a rate that is faster or slower
                                     than the rate at which payments are
                                     received on the mortgage assets in the
                                     related trust fund;

                                  o  provide for distributions of principal
                                     sequentially, based on specified payment
                                     schedules or other methodologies; and

                                  o  provide for distributions based on a
                                     combination of any of the above features.

                                 Interest on each class of offered certificates
                                 of each series will accrue at the applicable
                                 pass-through rate on the outstanding
                                 certificate balance or notional amount.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies described in this
                                 prospectus and the prospectus supplement.

                                 The certificate balance of a certificate
                                 outstanding from time to time represents the
                                 maximum amount that the holder thereof is then
                                 entitled to receive in respect of principal
                                 from future cash flow on the assets in the
                                 related trust fund. Unless otherwise specified
                                 in the prospectus supplement, distributions of
                                 principal will be made on each distribution
                                 date to the class or classes of certificates
                                 entitled thereto until the certificate balance
                                 of such certificates is reduced to zero.
                                 Distributions of principal to any class of
                                 certificates will be made on a pro rata basis
                                 among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain
                                 advances with respect to delinquent scheduled
                                 payments and property related expenses which it
                                 deems recoverable. The trust fund may be
                                 charged interest for any advance. We will not
                                 have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only
                                 if that affiliate is acting as a servicer or
                                 master servicer for the related series of
                                 certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the
                                 related trust fund.

                                       11

Registration of
 Certificates..................  One or more classes of the offered certificates may be initially represented by
                                 one or more certificates registered in the name
                                 of Cede & Co. as the nominee of The Depository
                                 Trust Company. If your offered certificates are
                                 so registered, you will not be entitled to
                                 receive a definitive certificate representing
                                 your interest except in the event that physical
                                 certificates are issued under the limited
                                 circumstances described in this prospectus and
                                 the prospectus supplement.

Tax Status of the Certificates.  The certificates of each series will constitute either:

                                  o  "regular interests" or "residual
                                     interests" in a trust fund treated as a
                                     "real estate mortgage investment conduit"
                                     under the Internal Revenue Code of 1986,
                                     as amended;

                                  o  interests in a trust fund treated as a
                                     grantor trust under applicable provisions
                                     of the Internal Revenue Code of 1986, as
                                     amended; or

                                  o  any combination of any of the above
                                     features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement
                                 that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar
                                 federal, state or local law, or any person who
                                 proposes to use "plan assets" of any of these
                                 plans to acquire any offered certificates, you
                                 should carefully review with your legal counsel
                                 whether the purchase or holding of any offered
                                 certificates could give rise to transactions
                                 not permitted under these laws. The prospectus
                                 supplement will specify if investment in some
                                 certificates may require a representation that
                                 the investor is not (or is not investing on
                                 behalf of) a plan or similar arrangement or if
                                 other restrictions apply.

Legal Investment..............   The prospectus supplement will specify
                                 whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" herein.

                                       12

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be
                                 rated lower than investment grade by one or
                                 more nationally recognized statistical rating
                                 agencies. A security rating is not a
                                 recommendation to buy, sell or hold securities
                                 and may be subject to qualification, revision
                                 or withdrawal at any time by the assigning
                                 rating organization.

                                       13

                                 RISK FACTORS

     You should consider the following risk factors, in addition to the risk factors in the prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the prospectus supplement under "Risk Factors", summarize the material risks relating to your certificates.

Your Ability to Resell Certificates
 May Be Limited Because of Their
 Characteristics..............   You may not be able to resell your
                                 certificates and the value of your certificates
                                 may be less than you anticipated for a variety
                                 of reasons including:

                                  o  a secondary market for your certificates
                                     may not develop;

                                  o  interest rate fluctuations;

                                  o  the absence of redemption rights; and

                                  o  the limited sources of information about
                                     the certificates other than that provided
                                     in this prospectus, the prospectus
                                     supplement and the monthly report to
                                     certificateholders.

The Assets of the Trust Fund May
 Not Be Sufficient to Pay
 Your Certificates.............  Unless otherwise specified in the prospectus supplement, neither the offered certificates of
                                 any series nor the mortgage assets in the
                                 related trust fund will be guaranteed or
                                 insured by us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. No offered certificate of any
                                 series will represent a claim against or
                                 security interest in the trust fund for any
                                 other series. Accordingly, if the related trust
                                 fund has insufficient assets to make payments
                                 on the certificates, there will be no other
                                 assets available for payment of the deficiency.

                                 Additionally, the trustee, master servicer,
                                 special servicer or other specified person may
                                 under certain circumstances withdraw some
                                 amounts on deposit in certain funds or
                                 accounts constituting part of a trust fund,
                                 including the certificate account and any
                                 accounts maintained as credit support, as
                                 described in the prospectus supplement. The
                                 trustee, master servicer, special servicer or
                                 other specified person may have the authority
                                 to make these withdrawals for purposes other
                                 than the payment of principal of or interest
                                 on the related series of certificates.

                                 The prospectus supplement for a series of
                                 certificates may provide for one or more
                                 classes of certificates that are subordinate
                                 to one or more other classes of certificates
                                 in entitlement to certain distributions on the
                                 certificates. On any distribution date in
                                 which the related trust fund has incurred
                                 losses or shortfalls in collections on the
                                 mortgage assets, the subordinate certificates
                                 initially will bear the amount of such losses
                                 or shortfalls and, thereafter, the remaining
                                 classes of certificates will bear the
                                 remaining amount of such losses or shortfalls.
                                 The priority, manner and limitations on the
                                 allocation of losses and shortfalls will be
                                 specified in the prospectus supplement.

                                       14

Prepayments and Repurchases of the
 Mortgage Assets Will Affect the
 Timing of Your Cash Flow and
 May Affect Your Yield.......... Prepayments (including those caused by defaults on the mortgage loans and repurchases
                                 for breach of representation or warranty) on
                                 the mortgage loans in a trust fund generally
                                 will result in a faster rate of principal
                                 payments on one or more classes of the related
                                 certificates than if payments on such mortgage
                                 assets were made as scheduled. Thus, the
                                 prepayment experience on the mortgage assets
                                 may affect the average life of each class of
                                 related certificates. The rate of principal
                                 payments on mortgage loans varies between pools
                                 and from time to time is influenced by a
                                 variety of economic, demographic, geographic,
                                 social, tax, legal and other factors.

                                 We cannot provide any assurance as to the rate
                                 of prepayments on the mortgage loans in any
                                 trust fund or that such rate will conform to
                                 any model described in this prospectus or in
                                 any prospectus supplement. As a result,
                                 depending on the anticipated rate of
                                 prepayment for the mortgage loans in any trust
                                 fund, the retirement of any class of
                                 certificates could occur significantly earlier
                                 or later than you expected.

                                 The rate of voluntary prepayments will also be
                                 affected by:

                                  o  the voluntary prepayment terms of the
                                     mortgage loan, including prepayment
                                     lock-out periods and prepayment premiums;

                                  o  then-current interest rates being charged
                                     on similar mortgage loans; and

                                  o  the availability of mortgage credit.

                                 A series of certificates may include one or
                                 more classes of certificates with entitlements
                                 to payments prior to other classes of
                                 certificates. As a result, yields on classes
                                 of certificates with a lower priority of
                                 payment, including classes of offered
                                 certificates, of such series may be more
                                 sensitive to prepayments on mortgage assets. A
                                 series of certificates may include one or more
                                 classes offered at a significant premium or
                                 discount. Yields on such classes of
                                 certificates will be sensitive, and in some
                                 cases extremely sensitive, to prepayments on
                                 mortgage assets and, where the amount of
                                 interest payable with respect to a class is
                                 disproportionately high, as compared to the
                                 amount of principal, a holder might, in some
                                 prepayment scenarios, fail to recoup its
                                 original investment.

                                 If a mortgage loan is in default, it may not
                                 be possible to collect a prepayment premium.
                                 No person will be required to pay any premium
                                 if a mortgage loan is repurchased for a breach
                                 of representation or warranty.

                                       15

                                 The yield on your certificates may be less
                                 than anticipated because:

                                  o  the prepayment premium or yield
                                     maintenance required under certain
                                     prepayment scenarios may not be
                                     enforceable in some states or under
                                     federal bankruptcy laws; and

                                  o  some courts may consider the prepayment
                                     premium to be usurious.

Optional Early Termination of
 the Trust Fund May Result in
 an Adverse Impact on Your
 Yield or May Result in a
 Loss....................        A series of certificates may be subject to
                                 optional early termination by means of the
                                 repurchase of the mortgage assets in the
                                 related trust fund. We cannot assure you that
                                 the proceeds from a sale of the mortgage assets
                                 will be sufficient to distribute the
                                 outstanding certificate balance plus accrued
                                 interest and any undistributed shortfalls in
                                 interest accrued on the certificates that are
                                 subject to the termination. Accordingly, the
                                 holders of such certificates may suffer an
                                 adverse impact on the overall yield on their
                                 certificates, may experience repayment of their
                                 investment at an unpredictable and inopportune
                                 time or may even incur a loss on their
                                 investment.

Ratings Do Not Guarantee Payment
 and Do Not Address Prepayment
 Risks........................   Any rating assigned by a rating agency to a
                                 class of offered certificates will reflect only
                                 its assessment of the likelihood that holders
                                 of certificates of such class will receive
                                 payments to which such certificateholders are
                                 entitled under the related pooling and
                                 servicing agreement. Ratings do not address:

                                  o  the likelihood that principal prepayments
                                     (including those caused by defaults) on
                                     the related mortgage loans will be made;

                                  o  the degree to which the rate of
                                     prepayments on the related mortgage loans
                                     might differ from that originally
                                     anticipated;

                                  o  the likelihood of early optional
                                     termination of the related trust fund;

                                  o  the possibility that prepayments on the
                                     related mortgage loans at a higher or
                                     lower rate than anticipated by an investor
                                     may cause such investor to experience a
                                     lower than anticipated yield; or

                                  o  the possibility that an investor that
                                     purchases an offered certificate at a
                                     significant premium might fail to recoup
                                     its initial investment under certain
                                     prepayment scenarios.

                                 The amount, type and nature of credit support,
                                 if any, provided with respect to a series of
                                 certificates will be determined on the basis
                                 of criteria established by each rating

                                       16

                                 agency rating classes of certificates of such
                                 series. Those criteria are sometimes based
                                 upon an actuarial analysis of the behavior of
                                 mortgage loans in a larger group. However, we
                                 cannot provide assurance that the historical
                                 data supporting any such actuarial analysis
                                 will accurately reflect future experience, or
                                 that the data derived from a large pool of
                                 mortgage loans will accurately predict the
                                 delinquency, foreclosure or loss experience of
                                 any particular pool of mortgage loans. In
                                 other cases, a rating agency may base their
                                 criteria upon determinations of the values of
                                 the mortgaged properties that provide security
                                 for the mortgage loans. However, we cannot
                                 provide assurance that those values will not
                                 decline in the future.

Unused Amounts in Pre-Funding
 Accounts May Be Returned to
 You as a Prepayment..........   The prospectus supplement will disclose when
                                 we are using a pre-funding account to purchase
                                 additional mortgage assets in connection with
                                 the issuance of certificates. Amounts on
                                 deposit in a pre-funding account that are not
                                 used to acquire additional mortgage assets by
                                 the end of the pre-funding period for a series
                                 of certificates may be distributed to holders
                                 of those certificates as a prepayment of
                                 principal, which may materially and adversely
                                 affect the yield on those certificates.

Additional Mortgage Assets
 Acquired in Connection with
 the Use of a Pre-Funding
 Account May Change the
 Aggregate Characteristics
 of a Trust Fund..............   Any additional mortgage assets acquired by a
                                 trust fund with funds in a pre-funding account
                                 may possess substantially different
                                 characteristics than the mortgage assets in the
                                 trust fund on the closing date for a series of
                                 certificates. Therefore, the aggregate
                                 characteristics of a trust fund following the
                                 pre-funding period may be substantially
                                 different than the characteristics of a trust
                                 fund on the closing date for that series of
                                 certificates.

Net Operating Income Produced
 by a Mortgaged Property May
 Be Inadequate to Repay the
 Mortgage Loans...............   The value of a mortgage loan secured by a
                                 multifamily or commercial property is directly
                                 related to the net operating income derived
                                 from that property because the ability of a
                                 borrower to repay a loan secured by an
                                 income-producing property typically depends
                                 primarily upon the successful operation of that
                                 property rather than upon the existence of
                                 independent income or assets of the borrower.
                                 The reduction in the net operating income of
                                 the property may impair the borrower's ability
                                 to repay the loan.

                                 Many of the mortgage loans included in a trust
                                 fund may be secured by liens on owner-occupied
                                 mortgaged properties or

                                       17

                                 on mortgaged properties leased to a single
                                 tenant. Accordingly, a decline in the
                                 financial condition of the borrower or single
                                 tenant may have a disproportionately greater
                                 affect on the net operating income from such
                                 mortgaged properties than would be the case
                                 with respect to mortgaged properties with
                                 multiple tenants.

Future Value of a Mortgaged
 Property and its Net Operating
 Income and Cash Flow Is
 Not Predictable...............  Commercial and multifamily property values and cash flows and net operating income from such
                                 mortgaged properties are volatile and may be
                                 insufficient to cover debt service on the
                                 related mortgage loan at any given time.
                                 Property value, cash flow and net operating
                                 income depend upon a number of factors,
                                 including:

                                  o  changes in general or local economic
                                     conditions and/or specific industry
                                     segments;

                                  o  declines in real estate values;

                                  o  an oversupply of commercial or multifamily
                                     properties in the relevant market;

                                  o  declines in rental or occupancy rates;

                                  o  increases in interest rates, real estate
                                     tax rates and other operating expenses;

                                  o  changes in governmental rules, regulations
                                     and fiscal policies, including
                                     environmental legislation;

                                  o  perceptions by prospective tenants and, if
                                     applicable, their customers, of the
                                     safety, convenience, services and
                                     attractiveness of the property;

                                  o  the age, construction quality and design
                                     of a particular property;

                                  o  whether the mortgaged properties are
                                     readily convertible to alternative uses;

                                  o  acts of God; and

                                  o  other factors beyond our control or the
                                     control of a servicer.

Nonrecourse Loans Limit the
 Remedies Available Following
 a Mortgagor Default..........   The mortgage loans will not be an obligation
                                 of, or be insured or guaranteed by, any
                                 governmental entity, by any private mortgage
                                 insurer, or by the depositor, the originators,
                                 the master servicer, the special servicer, the
                                 trustee or any of their respective affiliates.

                                 Each mortgage loan included in a trust fund
                                 generally will be a nonrecourse loan. If there
                                 is a default (other than a default resulting
                                 from voluntary bankruptcy, fraud or willful
                                 misconduct) there will generally only be
                                 recourse against the specific mortgaged
                                 properties and other assets that have been
                                 pledged

                                       18

                                 to secure such mortgage loan. Even if a
                                 mortgage loan provides for recourse to a
                                 mortgagor or its affiliates, it is unlikely
                                 the trust fund ultimately could recover any
                                 amounts not covered by the mortgaged property.

Special Risks of Mortgage Loans
 Secured by Multifamily
 Properties....................  Mortgage loans secured by multifamily properties may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. Adverse economic conditions, either
                                 local, regional or national, may limit the
                                 amount of rent that a borrower may charge for
                                 rental units, and may result in a reduction in
                                 timely rent payments or a reduction in
                                 occupancy levels. Occupancy and rent levels may
                                 also be affected by:

                                  o  construction of additional housing units;

                                  o  local military base closings;

                                  o  developments at local colleges and
                                     universities;

                                  o  national, regional and local politics,
                                     including, in the case of multifamily
                                     rental properties, current or future rent
                                     stabilization and rent control laws and
                                     agreements;

                                  o  the level of mortgage interest rates,
                                     which may encourage tenants in multifamily
                                     rental properties to purchase housing;

                                  o  tax credit and city, state and federal
                                     housing subsidy or similar programs which
                                     may impose rent limitations and may
                                     adversely affect the ability of the
                                     applicable borrowers to increase rents to
                                     maintain the mortgaged properties in
                                     proper condition during periods of rapid
                                     inflation or declining market value of the
                                     mortgaged properties;

                                  o  tax credit and city, state and federal
                                     housing subsidy or similar programs which
                                     may impose income restrictions on tenants
                                     and which may reduce the number of
                                     eligible tenants in such mortgaged
                                     properties and result in a reduction in
                                     occupancy rates applicable thereto; and

                                  o  the possibility that some eligible tenants
                                     may not find any differences in rents
                                     between subsidized or supported properties
                                     and other multifamily rental properties in
                                     the same area to be a sufficient economic
                                     incentive to reside at a subsidized or
                                     supported property, which may have fewer
                                     amenities or otherwise be less attractive
                                     as a residence.

                                 All of these conditions and events may
                                 increase the possibility that a borrower may
                                 be unable to meet its obligations under its
                                 mortgage loan.

                                 The multifamily projects market is
                                 characterized generally by low barriers to
                                 entry. Thus, a particular apartment market
                                 with historically low vacancies could
                                 experience substantial new construction, and a
                                 resultant oversupply of units, in a

                                       19

                                 relatively short period of time. Because
                                 multifamily apartment units are typically
                                 leased on a short-term basis, the tenants who
                                 reside in a particular project within such a
                                 market may easily move to alternative projects
                                 with more desirable amenities or locations.

Special Risks of Mortgage Loans
 Secured by Retail Properties..  Mortgage loans secured by retail properties may constitute a material concentration of the
                                 mortgage loans in a trust fund. Significant
                                 factors determining the value of retail
                                 properties are:

                                  o  the quality of the tenants; and

                                  o  the fundamental aspects of real estate
                                     such as location and market demographics.

                                 The correlation between the success of tenant
                                 businesses and property value is more direct
                                 with respect to retail properties than other
                                 types of commercial property because a
                                 significant component of the total rent paid
                                 by retail tenants is often tied to a
                                 percentage of gross sales. Significant tenants
                                 at a retail property play an important part in
                                 generating customer traffic and making a
                                 retail property a desirable location for other
                                 tenants at that property. Accordingly, retail
                                 properties may be adversely affected if a
                                 significant tenant ceases operations at those
                                 locations, which may occur on account of a
                                 voluntary decision not to renew a lease,
                                 bankruptcy or insolvency of the tenant, the
                                 tenant's general cessation of business
                                 activities or for other reasons. In addition,
                                 some tenants at retail properties may be
                                 entitled to terminate their leases or pay
                                 reduced rent if an anchor tenant ceases
                                 operations at the property. In those cases, we
                                 cannot provide assurance that any anchor
                                 tenants will continue to occupy space in the
                                 related shopping centers.

                                 Shopping centers, in general, are affected by
                                 the health of the retail industry. In
                                 addition, a shopping center may be adversely
                                 affected by the bankruptcy or decline in
                                 drawing power of an anchor tenant, the risk
                                 that an anchor tenant may vacate
                                 notwithstanding that tenant's continuing
                                 obligation to pay rent, a shift in consumer
                                 demand due to demographic changes (for
                                 example, population decreases or changes in
                                 average age or income) and/or changes in
                                 consumer preference (for example, to discount
                                 retailers).

                                 Unlike other income producing properties,
                                 retail properties also face competition from
                                 sources outside a given real estate market,
                                 such as:

                                  o  catalogue retailers;

                                  o  home shopping networks;

                                  o  the internet;

                                  o  telemarketing; and

                                  o  outlet centers.

                                       20

                                 Continued growth of these alternative retail
                                 outlets (which are often characterized by
                                 lower operating costs) could adversely affect
                                 the rents collectible at the retail properties
                                 which secure mortgage loans in a trust fund.

Special Risks of Mortgage Loans
 Secured by Hospitality
 Properties.................     Mortgage loans secured by hospitality
                                 properties (e.g., a hotel or motel) may
                                 constitute a material concentration of the
                                 mortgage loans in a trust fund. Various factors
                                 affect the economic viability of a hospitality
                                 property, including:

                                  o  location, quality and franchise
                                     affiliation (or lack thereof);

                                  o  adverse economic conditions, either local,
                                     regional or national, which may limit the
                                     amount that a consumer is willing to pay
                                     for a room and may result in a reduction
                                     in occupancy levels;

                                  o  the construction of competing hospitality
                                     properties, which may result in a
                                     reduction in occupancy levels;

                                  o  the increased sensitivity of hospitality
                                     properties (relative to other commercial
                                     properties) to adverse economic conditions
                                     and competition, as hotel rooms generally
                                     are rented for short periods of time;

                                  o  the financial strength and capabilities of
                                     the owner and operator of a hospitality
                                     property, which may have a substantial
                                     impact on the property's quality of
                                     service and economic performance; and

                                  o  the generally seasonal nature of the
                                     hospitality industry, which can be
                                     expected to cause periodic fluctuations in
                                     room and other revenues, occupancy levels,
                                     room rates and operating expenses.

                                 In addition, the successful operation of a
                                 hospitality property with a franchise
                                 affiliation may depend in part upon the
                                 strength of the franchisor, the public
                                 perception of the franchise service mark and
                                 the continued existence of any franchise
                                 license agreement. The transferability of a
                                 franchise license agreement may be restricted,
                                 and a lender or other person that acquires
                                 title to a hospitality property as a result of
                                 foreclosure may be unable to succeed to the
                                 borrower's rights under the franchise license
                                 agreement. Moreover, the transferability of a
                                 hospitality property's operating, liquor and
                                 other licenses upon a transfer of the
                                 hospitality property, whether through purchase
                                 or foreclosure, is subject to local law
                                 requirements and may not be transferable.

Special Risks of Mortgage Loans
 Secured by Office Buildings...  Mortgage loans secured by office buildings may constitute a material concentration of the
                                 mortgage loans in a trust fund. Significant
                                 factors determining the value of office
                                 buildings include:

                                  o  the quality of the tenants in the
                                     building;

                                       21

                                  o  the physical attributes of the building in
                                     relation to competing buildings; and

                                  o  the strength and stability of the market
                                     area as a desirable business location.

                                 An economic decline in the business operated
                                 by the tenants may adversely affect an office
                                 building. That risk is increased if revenue is
                                 dependent on a single tenant or if there is a
                                 significant concentration of tenants in a
                                 particular business or industry.

                                 Office buildings are also subject to
                                 competition with other office properties in
                                 the same market. Competition is affected by a
                                 property's:

                                  o  age;

                                  o  condition;

                                  o  design (e.g., floor sizes and layout);

                                  o  access to transportation; and

                                  o  ability or inability to offer certain
                                     amenities to its tenants, including
                                     sophisticated building systems (such as
                                     fiber optic cables, satellite
                                     communications or other base building
                                     technological features).

                                 The success of an office building also depends
                                 on the local economy. A company's decision to
                                 locate office headquarters in a given area,
                                 for example, may be affected by such factors
                                 as labor cost and quality, tax environment and
                                 quality of life issues such as schools and
                                 cultural amenities. A central business
                                 district may have an economy which is markedly
                                 different from that of a suburb. The local
                                 economy and the financial condition of the
                                 owner will impact on an office building's
                                 ability to attract stable tenants on a
                                 consistent basis. In addition, the cost of
                                 refitting office space for a new tenant is
                                 often more costly than for other property
                                 types.

Special Risks of Mortgage Loans
 Secured by Warehouse and Self
 Storage Facilities...........   Mortgage loans secured by warehouse and
                                 storage facilities may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. The storage facilities market contains
                                 low barriers to entry.

                                 Increased competition among self storage
                                 facilities may reduce income available to
                                 repay mortgage loans secured by a self storage
                                 facility. Furthermore, the inability of a
                                 borrower to police what is stored in a self
                                 storage facility due to privacy considerations
                                 may increase environmental risks.

                                       22

Special Risks of Mortgage Loans
 Secured by Healthcare-Related
 Properties...................   The mortgaged properties may include health
                                 care-related facilities, including senior
                                 housing, assisted living facilities, skilled
                                 nursing facilities and acute care facilities.

                                  o  Senior housing generally consists of
                                     facilities with respect to which the
                                     residents are ambulatory, handle their own
                                     affairs and typically are couples whose
                                     children have left the home and at which
                                     the accommodations are usually apartment
                                     style;

                                  o  Assisted living facilities are typically
                                     single or double room occupancy,
                                     dormitory-style housing facilities which
                                     provide food service, cleaning and some
                                     personal care and with respect to which
                                     the tenants are able to medicate
                                     themselves but may require assistance with
                                     certain daily routines;

                                  o  Skilled nursing facilities provide
                                     services to post trauma and frail
                                     residents with limited mobility who
                                     require extensive medical treatment; and

                                  o  Acute care facilities generally consist of
                                     hospital and other facilities providing
                                     short-term, acute medical care services.

                                 Certain types of health care-related
                                 properties, particularly acute care
                                 facilities, skilled nursing facilities and
                                 some assisted living facilities, typically
                                 receive a substantial portion of their
                                 revenues from government reimbursement
                                 programs, primarily Medicaid and Medicare.
                                 Medicaid and Medicare are subject to statutory
                                 and regulatory changes, retroactive rate
                                 adjustments, administrative rulings, policy
                                 interpretations, delays by fiscal
                                 intermediaries and government funding
                                 restrictions. Moreover, governmental payors
                                 have employed cost-containment measures that
                                 limit payments to health care providers, and
                                 there exist various proposals for national
                                 health care reform that could further limit
                                 those payments. Accordingly, we cannot provide
                                 assurance that payments under government
                                 reimbursement programs will, in the future, be
                                 sufficient to fully reimburse the cost of
                                 caring for program beneficiaries. If those
                                 payments are insufficient, net operating
                                 income of health care-related facilities that
                                 receive revenues from those sources may
                                 decline, which consequently could have an
                                 adverse affect on the ability of the related
                                 borrowers to meet their obligations under any
                                 mortgage loans secured by health care-related
                                 facilities.

                                 Moreover, health care-related facilities are
                                 generally subject to federal and state laws
                                 that relate to the adequacy of medical care,
                                 distribution of pharmaceuticals, rate setting,
                                 equipment, personnel, operating policies and
                                 additions to facilities and services. In
                                 addition, facilities where such care or other
                                 medical services are provided are subject to
                                 periodic

                                       23

                                 inspection by governmental authorities to
                                 determine compliance with various standards
                                 necessary to continued licensing under state
                                 law and continued participation in the
                                 Medicaid and Medicare reimbursement programs.
                                 Furthermore, under applicable federal and
                                 state laws and regulations, Medicare and
                                 Medicaid reimbursements are generally not
                                 permitted to be made to any person other than
                                 the provider who actually furnished the
                                 related medical goods and services.
                                 Accordingly, in the event of foreclosure, the
                                 trustee, the master servicer, the special
                                 servicer or a subsequent lessee or operator of
                                 any health care-related facility securing a
                                 defaulted mortgage loan generally would not be
                                 entitled to obtain from federal or state
                                 governments any outstanding reimbursement
                                 payments relating to services furnished at
                                 such property prior to foreclosure. Any of the
                                 aforementioned events may adversely affect the
                                 ability of the related borrowers to meet their
                                 mortgage loan obligations.

                                 Providers of assisted living services are also
                                 subject to state licensing requirements in
                                 certain states. The failure of an operator to
                                 maintain or renew any required license or
                                 regulatory approval could prevent it from
                                 continuing operations at a health care-related
                                 facility or, if applicable, bar it from
                                 participation in government reimbursement
                                 programs. In the event of foreclosure, we
                                 cannot provide assurance that the trustee or
                                 any other purchaser at a foreclosure sale
                                 would be entitled to the rights under the
                                 licenses, and the trustee or other purchaser
                                 may have to apply in its own right for the
                                 applicable license. We cannot provide
                                 assurance that the trustee or other purchaser
                                 could obtain the applicable license or that
                                 the related mortgaged property would be
                                 adaptable to other uses.

                                 Government regulation applying specifically to
                                 acute care facilities, skilled nursing
                                 facilities and certain types of assisted
                                 living facilities includes health planning
                                 legislation, enacted by most states, intended,
                                 at least in part, to regulate the supply of
                                 nursing beds. The most common method of
                                 control is the requirement that a state
                                 authority first make a determination of need,
                                 evidenced by its issuance of a certificate of
                                 need, before a long-term care provider can
                                 establish a new facility, add beds to an
                                 existing facility or, in some states, take
                                 certain other actions (for example, acquire
                                 major medical equipment, make major capital
                                 expenditures, add services, refinance
                                 long-term debt, or transfer ownership of a
                                 facility). States also regulate nursing bed
                                 supply in other ways. For example, some states
                                 have imposed moratoria on the licensing of new
                                 beds, or on the certification of new Medicaid
                                 beds, or have discouraged the construction of
                                 new nursing facilities by limiting Medicaid
                                 reimbursements allocable to the cost of new
                                 construction and equipment. In general, a
                                 certificate of need is site specific and
                                 operator specific; it cannot be transferred
                                 from one site to another, or to another
                                 operator, without the approval of the
                                 appropriate state agency. Accordingly, in the
                                 case of foreclosure upon a mortgage loan

                                       24

                                 secured by a lien on a health care-related
                                 mortgaged property, the purchaser at
                                 foreclosure might be required to obtain a new
                                 certificate of need or an appropriate
                                 exemption. In addition, compliance by a
                                 purchaser with applicable regulations may in
                                 any case require the engagement of a new
                                 operator and the issuance of a new operating
                                 license. Upon a foreclosure, a state
                                 regulatory agency may be willing to expedite
                                 any necessary review and approval process to
                                 avoid interruption of care to a facility's
                                 residents, but we cannot provide assurance
                                 that any state regulatory agency will do so or
                                 that the state regulatory agency will issue
                                 any necessary licenses or approvals.

                                 Federal and state government "fraud and abuse"
                                 laws also apply to health care-related
                                 facilities. "Fraud and abuse" laws generally
                                 prohibit payment or fee-splitting arrangements
                                 between health care providers that are
                                 designed to induce or encourage the referral
                                 of patients to, or the recommendation of, a
                                 particular provider for medical products or
                                 services. Violation of these restrictions can
                                 result in license revocation, civil and
                                 criminal penalties, and exclusion from
                                 participation in Medicare or Medicaid
                                 programs. The state law restrictions in this
                                 area vary considerably from state to state.
                                 Moreover, the federal anti-kickback law
                                 includes broad language that potentially could
                                 be applied to a wide range of referral
                                 arrangements, and regulations designed to
                                 create "safe harbors" under the law provide
                                 only limited guidance. Accordingly, we cannot
                                 provide assurance that such laws will be
                                 interpreted in a manner consistent with the
                                 practices of the owners or operators of the
                                 health care-related mortgaged properties that
                                 are subject to those laws.

                                 The operators of health care-related
                                 facilities are likely to compete on a local
                                 and regional basis with others that operate
                                 similar facilities, some of which competitors
                                 may be better capitalized, may offer services
                                 not offered by such operators, or may be owned
                                 by non-profit organizations or government
                                 agencies supported by endowments, charitable
                                 contributions, tax revenues and other sources
                                 not available to such operators. The
                                 successful operation of a health care-related
                                 facility will generally depend upon:

                                  o  the number of competing facilities in the
                                     local market;

                                  o  the facility's age and appearance;

                                  o  the reputation and management of the
                                     facility;

                                  o  the types of services the facility
                                     provides; and

                                  o  where applicable, the quality of care and
                                     the cost of that care.

                                 The inability of a health care-related
                                 mortgaged property to flourish in a
                                 competitive market may increase the likelihood
                                 of foreclosure on the related mortgage loan,
                                 possibly affecting the yield on one or more
                                 classes of the related series of offered
                                 certificates.

                                       25

Special Risks of Mortgage Loans
 Secured by Industrial and
 Mixed-Use Facilities.........   Mortgage loans secured by industrial and
                                 mixed-use facilities may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. Significant factors determining the value
                                 of industrial properties include:

                                  o  the quality of tenants;

                                  o  building design and adaptability; and

                                  o  the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in
                                 both office properties and industrial
                                 properties, although industrial properties are
                                 more frequently dependent on a single tenant.
                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property
                                 types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial
                                 property. Site characteristics which are
                                 valuable to an industrial property include
                                 clear heights, column spacing, zoning
                                 restrictions, number of bays and bay depths,
                                 divisibility, truck turning radius and overall
                                 functionality and accessibility. Location is
                                 also important because an industrial property
                                 requires the availability of labor sources,
                                 proximity to supply sources and customers and
                                 accessibility to rail lines, major roadways
                                 and other distribution channels.

                                 Industrial properties may be adversely
                                 affected by reduced demand for industrial
                                 space occasioned by a decline in a particular
                                 industry segment (e.g. a decline in defense
                                 spending), and a particular industrial
                                 property that suited the needs of its original
                                 tenant may be difficult to relet to another
                                 tenant or may become functionally obsolete
                                 relative to newer properties.

Poor Property Management Will
 Adversely Affect the Performance
 of the Related Mortgaged
 Property......................  Each mortgaged property securing a mortgage loan which has been sold into a trust fund is
                                 managed by a property manager (which generally
                                 is an affiliate of the borrower) or by the
                                 borrower itself. The successful operation of a
                                 real estate project is largely dependent on the
                                 performance and viability of the management of
                                 such project. The property manager is
                                 responsible for:

                                  o  operating the property;

                                  o  providing building services;

                                  o  responding to changes in the local market;
                                     and

                                  o  planning and implementing the rental
                                     structure, including establishing levels
                                     of rent payments and advising the
                                     borrowers so that maintenance and capital
                                     improvements can be carried out in a
                                     timely fashion.

                                       26

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a mortgage loan. In
                                 addition, the property managers are usually
                                 operating companies and unlike limited purpose
                                 entities, may not be restricted from incurring
                                 debt and other liabilities in the ordinary
                                 course of business or otherwise. There can be
                                 no assurance that the property managers will
                                 at all times be in a financial condition to
                                 continue to fulfill their management
                                 responsibilities under the related management
                                 agreements throughout the terms of those
                                 agreements.

Balloon Payments on Mortgage Loans
 Result in Heightened Risk of
 Borrower Default.............   Some of the mortgage loans included in a
                                 trust fund may not be fully amortizing (or may
                                 not amortize at all) over their terms to
                                 maturity and, thus, will require substantial
                                 principal payments (that is, balloon payments)
                                 at their stated maturity. Mortgage loans of
                                 this type involve a greater degree of risk than
                                 self-amortizing loans because the ability of a
                                 borrower to make a balloon payment typically
                                 will depend upon either:

                                  o  its ability to fully refinance the loan;
                                     or

                                  o  its ability to sell the related mortgaged
                                     property at a price sufficient to permit
                                     the borrower to make the balloon payment.

                                 The ability of a borrower to accomplish either
                                 of these goals will be affected by a number of
                                 factors, including:

                                  o  the value of the related mortgaged
                                     property;

                                  o  the level of available mortgage interest
                                     rates at the time of sale or refinancing;

                                  o  the borrower's equity in the related
                                     mortgaged property;

                                  o  the financial condition and operating
                                     history of the borrower and the related
                                     mortgaged property;

                                  o  tax laws;

                                  o  rent control laws (with respect to certain
                                     residential properties);

                                  o  Medicaid and Medicare reimbursement rates
                                     (with respect to hospitals and nursing
                                     homes);

                                  o  prevailing general economic conditions;
                                     and

                                  o  the availability of credit for loans
                                     secured by commercial or multifamily, as
                                     the case may be, real properties
                                     generally.

                                       27

The Servicer Will Have Discretion
 to Handle or Avoid Obligor
 Defaults in a Manner Which May
 Be Adverse to Your Interests..  If and to the extent specified in the prospectus supplement defaulted mortgage loans
                                 exist or are imminent, in order to maximize
                                 recoveries on defaulted mortgage loans, the
                                 related pooling and servicing agreement will
                                 permit (within prescribed limits) the master
                                 servicer or a special servicer to extend and
                                 modify mortgage loans that are in default or as
                                 to which a payment default is imminent. While
                                 the related pooling and servicing agreement
                                 generally will require a master servicer to
                                 determine that any such extension or
                                 modification is reasonably likely to produce a
                                 greater recovery on a present value basis than
                                 liquidation, we cannot provide assurance that
                                 any such extension or modification will in fact
                                 increase the present value of receipts from or
                                 proceeds of the affected mortgage loans.

                                 In addition, a master servicer or a special
                                 servicer may receive a workout fee based on
                                 receipts from or proceeds of such mortgage
                                 loans that would otherwise be payable to the
                                 certificateholders.

Proceeds Received upon Foreclosure
 of Mortgage Loans Secured
 Primarily by Junior Mortgages
 May Result in Losses.........   To the extent specified in the prospectus
                                 supplement, some of the mortgage loans included
                                 in a trust fund may be secured primarily by
                                 junior mortgages. When liquidated, mortgage
                                 loans secured by junior mortgages are entitled
                                 to satisfaction from proceeds that remain from
                                 the sale of the related mortgaged property
                                 after the mortgage loans senior to such
                                 mortgage loans have been satisfied. If there
                                 are insufficient funds to satisfy both the
                                 junior mortgage loans and senior mortgage
                                 loans, the junior mortgage loans would suffer a
                                 loss and, accordingly, one or more classes of
                                 certificates would bear such loss. Therefore,
                                 any risks of deficiencies associated with first
                                 mortgage loans will be greater with respect to
                                 junior mortgage loans.

Credit Support May Not Cover
 Losses or Risks Which Could
 Adversely Affect Payment on
 Your Certificates.............  The prospectus supplement for the offered certificates of each series will describe any
                                 credit support provided with respect to those
                                 certificates. Use of credit support will be
                                 subject to the conditions and limitations
                                 described in this prospectus and in the related
                                 prospectus supplement. Moreover, credit support
                                 may not cover all potential losses or risks;
                                 for example, credit support may or may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates
                                 (which may include offered certificates), if
                                 so provided in the prospectus supplement.
                                 Although subordination is intended to reduce
                                 the risk to holders of

                                       28

                                 senior certificates of delinquent
                                 distributions or ultimate losses, the amount
                                 of subordination will be limited and may
                                 decline under certain circumstances. In
                                 addition, if principal payments on one or more
                                 classes of certificates of a series are made
                                 in a specified order of priority, any limits
                                 with respect to the aggregate amount of claims
                                 under any related credit support may be
                                 exhausted before the principal of the lower
                                 priority classes of certificates of such
                                 series has been fully repaid. As a result, the
                                 impact of losses and shortfalls experienced
                                 with respect to the mortgage assets may fall
                                 primarily upon those classes of certificates
                                 having a lower priority of payment. Moreover,
                                 if a form of credit support covers more than
                                 one series of certificates, holders of
                                 certificates of one series will be subject to
                                 the risk that such credit support will be
                                 exhausted by the claims of the holders of
                                 certificates of one or more other series.

                                 Regardless of the form of credit enhancement
                                 provided, the amount of coverage will be
                                 limited in amount and in most cases will be
                                 subject to periodic reduction in accordance
                                 with a schedule or formula. The master
                                 servicer will generally be permitted to
                                 reduce, terminate or substitute all or a
                                 portion of the credit enhancement for any
                                 series of certificates if the applicable
                                 rating agency indicates that the then-current
                                 rating of those certificates will not be
                                 adversely affected. The rating of any series
                                 of certificates by any applicable rating
                                 agency may be lowered following the initial
                                 issuance of those certificates as a result of
                                 the downgrading of the obligations of any
                                 applicable credit support provider, or as a
                                 result of losses on the related mortgage
                                 assets substantially in excess of the levels
                                 contemplated by that rating agency at the time
                                 of its initial rating analysis. None of the
                                 depositor, the master servicer or any of our
                                 or the master servicer's affiliates will have
                                 any obligation to replace or supplement any
                                 credit enhancement, or to take any other
                                 action to maintain any rating of any series of
                                 certificates.

Mortgagors of Commercial Mortgage
 Loans Are Sophisticated and May
 Take Actions Adverse to Your
 Interests....................   Mortgage loans made to partnerships,
                                 corporations or other entities may entail risks
                                 of loss from delinquency and foreclosure that
                                 are greater than those of mortgage loans made
                                 to individuals. The mortgagor's sophistication
                                 and form of organization may increase the
                                 likelihood of protracted litigation or
                                 bankruptcy in default situations.

Some Actions Allowed by the
 Mortgage May Be Limited
 by Law.......................   Mortgages securing mortgage loans included in
                                 a trust fund may contain a due-on-sale clause,
                                 which permits the lender to accelerate the
                                 maturity of the mortgage loan if the borrower
                                 sells, transfers or conveys the related
                                 mortgaged property or its interest in the
                                 mortgaged property. Mortgages securing mortgage
                                 loans included in a trust fund may also include
                                 a

                                       29

                                 debt-acceleration clause, which permits the
                                 lender to accelerate the debt upon a monetary
                                 or non-monetary default of the borrower. Such
                                 clauses are not always enforceable. The courts
                                 of all states will enforce clauses providing
                                 for acceleration in the event of a material
                                 payment default. The equity courts of any
                                 state, however, may refuse the foreclosure of
                                 a mortgage or deed of trust when an
                                 acceleration of the indebtedness would be
                                 inequitable or unjust or the circumstances
                                 would render the acceleration unconscionable.

Assignment of Leases and Rents to
 Provide Further Security for
 Mortgage Loans Poses
 Special Risks.................  The mortgage loans included in any trust fund typically will be secured by an assignment of
                                 leases and rents pursuant to which the borrower
                                 assigns to the lender its right, title and
                                 interest as landlord under the leases of the
                                 related mortgaged property, and the income
                                 derived therefrom, as further security for the
                                 related mortgage loan, while retaining a
                                 license to collect rents for so long as there
                                 is no default. If the borrower defaults, the
                                 license terminates and the lender is entitled
                                 to collect rents. Some state laws may require
                                 that the lender take possession of the
                                 mortgaged property and obtain a judicial
                                 appointment of a receiver before becoming
                                 entitled to collect the rents. In addition,
                                 bankruptcy or the commencement of similar
                                 proceedings by or in respect of the borrower
                                 may adversely affect the lender's ability to
                                 collect the rents.

Inclusion in a Trust Fund of
 Delinquent Mortgage Loans May
 Adversely Affect the Rate of
 Defaults and Prepayments on
 the Mortgage Loans............  If so provided in the prospectus supplement, the trust fund for a series of certificates may
                                 include mortgage loans that are delinquent as
                                 of the date they are deposited in the trust
                                 fund. A mortgage loan will be considered
                                 "delinquent" if it is 30 days or more past its
                                 most recently contractual scheduled payment
                                 date in payment of all amounts due according to
                                 its terms. In any event, at the time of its
                                 creation, the trust fund will not include
                                 delinquent loans which by principal amount are
                                 more than 20% of the aggregate principal amount
                                 of all mortgage loans in the trust fund. If so
                                 specified in the prospectus supplement, the
                                 servicing of such mortgage loans will be
                                 performed by a special servicer.

                                 Credit support provided with respect to a
                                 series of certificates may not cover all
                                 losses related to delinquent mortgage loans,
                                 and investors should consider the risk that
                                 the inclusion of such mortgage loans in the
                                 trust fund may adversely affect the rate of
                                 defaults and prepayments on the mortgage loans
                                 in the trust fund and the yield on the offered
                                 certificates of such series.

                                       30

Environmental Liability May
 Affect the Lien on a Mortgaged
 Property and Expose the Lender
 to Costs.....................   Under certain laws, contamination of real
                                 property may give rise to a lien on the
                                 property to assure the costs of cleanup. In
                                 several states, that lien has priority over an
                                 existing mortgage lien on a property. In
                                 addition, under the laws of some states and
                                 under the federal Comprehensive Environmental
                                 Response, Compensation, and Liability Act of
                                 1980, a lender may be liable, as an "owner" or
                                 "operator," for costs of addressing releases or
                                 threatened releases of hazardous substances at
                                 a property, if agents or employees of the
                                 lender have become sufficiently involved in the
                                 operations of the borrower, regardless of
                                 whether or not the environmental damage or
                                 threat was caused by the borrower. A lender
                                 also risks such liability on foreclosure of the
                                 mortgage. In addition, liabilities imposed upon
                                 a borrower by CERCLA or other environmental
                                 laws may adversely affect a borrower's ability
                                 to repay a loan. If a trust fund includes
                                 mortgage loans and the prospectus supplement
                                 does not otherwise specify, the related pooling
                                 and servicing agreement will contain provisions
                                 generally to the effect that the master
                                 servicer, acting on behalf of the trust fund,
                                 may not acquire title to a mortgaged property
                                 or assume control of its operation unless the
                                 master servicer, based upon a report prepared
                                 by a person who regularly conducts
                                 environmental site assessments, has made the
                                 determination that it is appropriate to do so.
                                 These provisions are designed to reduce
                                 substantially the risk of liability for costs
                                 associated with remediation of hazardous
                                 substances, but we cannot provide assurance in
                                 a given case that those risks can be eliminated
                                 entirely. In addition, it is likely that any
                                 recourse against the person preparing the
                                 environmental report, and such person's ability
                                 to satisfy a judgment, will be limited.

One Action Jurisdiction May Limit
 the Ability of the Special
 Servicer to Foreclose on a
 Mortgaged Property............  Several states (including California) have laws that prohibit more than one "judicial action"
                                 to enforce a mortgage obligation, and some
                                 courts have construed the term "judicial
                                 action" broadly. The special servicer may need
                                 to obtain advice of counsel prior to enforcing
                                 any of the trust fund's rights under any of the
                                 mortgage loans that include mortgaged
                                 properties where the rule could be applicable.

                                 In the case of a mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the special servicer may be required
                                 to foreclose first on properties located in
                                 states where "one action" rules apply (and
                                 where non-judicial foreclosure is permitted)
                                 before foreclosing on properties located in
                                 states where judicial foreclosure is the only
                                 permitted method of foreclosure.

                                       31

Rights Against Tenants May Be
 Limited if Leases Are Not
 Subordinate to the Mortgage
 or Do Not Contain Attornment
 Provisions..................... Some of the tenant leases contain provisions that require the tenant to attorn to (that is,
                                 recognize as landlord under the lease) a
                                 successor owner of the property following
                                 foreclosure. Some of the leases may be either
                                 subordinate to the liens created by the
                                 mortgage loans or else contain a provision that
                                 requires the tenant to subordinate the lease if
                                 the mortgagee agrees to enter into a
                                 non-disturbance agreement.

                                 In some states, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage loans and such leases do not contain
                                 attornment provisions, such leases may
                                 terminate upon the transfer of the property to
                                 a foreclosing lender or purchaser at
                                 foreclosure. Accordingly, in the case of the
                                 foreclosure of a mortgaged property located in
                                 such a state and leased to one or more
                                 desirable tenants under leases that do not
                                 contain attornment provisions, such mortgaged
                                 property could experience a further decline in
                                 value if such tenants' leases were terminated
                                 (e.g., if such tenants were paying
                                 above-market rents).

                                 If a lease is senior to a mortgage, the lender
                                 will not (unless it has otherwise agreed with
                                 the tenant) possess the right to dispossess
                                 the tenant upon foreclosure of the property,
                                 and if the lease contains provisions
                                 inconsistent with the mortgage (e.g.,
                                 provisions relating to application of
                                 insurance proceeds or condemnation awards),
                                 the provisions of the lease will take
                                 precedence over the provisions of the
                                 mortgage.

If Mortgaged Properties Are Not
 in Compliance With Current
 Zoning Laws, You May Not Be
 Able to Restore Compliance
 Following a Casualty Loss....   Due to changes in applicable building and
                                 zoning ordinances and codes which have come
                                 into effect after the construction of
                                 improvements on certain of the mortgaged
                                 properties, some improvements may not comply
                                 fully with current zoning laws (including
                                 density, use, parking and set-back
                                 requirements) but may qualify as permitted
                                 non-confirming uses. Such changes may limit the
                                 ability of the related mortgagor to rebuild the
                                 premises "as is" in the event of a substantial
                                 casualty loss. Such limitations may adversely
                                 affect the ability of the mortgagor to meet its
                                 mortgage loan obligations from cash flow.
                                 Insurance proceeds may not be sufficient to pay
                                 off such mortgage loan in full. In addition, if
                                 the mortgaged property were to be repaired or
                                 restored in conformity with then current law,
                                 its value could be less than the remaining
                                 balance on the mortgage loan and it may produce
                                 less revenue than before such repair or
                                 restoration.

                                       32

Inspections of the Mortgaged
 Properties Were Limited......   The mortgaged properties were inspected by
                                 licensed engineers in connection with the
                                 origination of the mortgage loans to assess the
                                 structure, exterior walls, roofing interior
                                 construction, mechanical and electrical systems
                                 and general condition of the site, buildings
                                 and other improvements located on the mortgaged
                                 properties. We cannot provide assurance that
                                 all conditions requiring repair or replacement
                                 have been identified in such inspections.

Litigation Concerns...........   There may be legal proceedings pending and,
                                 from time to time, threatened against the
                                 mortgagors or their affiliates relating to the
                                 business, or arising out of the ordinary course
                                 of business, of the mortgagors and their
                                 affiliates. We cannot provide assurance that
                                 such litigation will not have a material
                                 adverse effect on the distributions to you on
                                 your certificates.

                                       33

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United
States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage
Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS--LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of Mortgage Loans and Leases--Leases
and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata

                                       34

share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and
(iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover

                                       35

debt service on the mortgage loan at any given time. An insufficiency of Net
Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net
Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense"
provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method
(recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from

                                       36

such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income
Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans"
and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower
Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable
Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv)
the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt
Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants

                                       37

of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the
United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie
Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the CMBS will be made by the CMBS servicer or the
CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated
maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the
CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS,
(ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under
"--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements"
and (xi) the characteristics of any cash flow agreements that relate to the
CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the
Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k)
under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

                                       38

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which
Could Adversely Affect Payment on Your Certificates" and "Description of Credit
Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the
Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk
Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a
Prepayment."

                                       39

                             YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and
Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and
May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the
Pooling and Servicing Agreements--Servicing Compensation and Payment of
Expenses."

PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal

                                       40

balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates)
occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share
(which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies
(e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest
Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal
Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any

                                       41

trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the

                                       42

sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their

                                       43

terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates.
Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect

                                       44

of the certificates of any series on any distribution date that represent (i)
interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                 THE DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North
Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National
Bank), a national banking association with its main office located in
Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.
Wachovia Corporation is a financial holding company under the
Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its
telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                       45

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii)
be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as
Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of
Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell
Certificates May Be Limited Because of Their Characteristics," and "--The
Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates."

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided

                                       46

in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class
(other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the
Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual
Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates
(other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i)
based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the certificate balance
of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield
Considerations--Shortfalls in Collections of Interest Resulting from
Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on
(or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.
Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets
Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield
Considerations."

                                       47

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual
Certificates are required to commence, by the amount of any Accrued Certificate
Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster
(and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in

                                       48

collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the
Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

                                       49

        (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

        (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

        (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

        (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

        (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

        (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

        (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

        (viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund
       (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

        (ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B)
      the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

        (x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby)
      immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

        (xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

        (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

        (xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

        (xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv)
above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the

                                       50

calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such
CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the prospectus supplement. See
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See
"Description of the Pooling and Servicing Agreements--Events of Default,"
"--Rights upon Event of Default" and "--Resignation and Removal of the
Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or

                                       51

certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc., and the National Association of Securities Dealers, Inc. Access
to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the
DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction.
Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only
"certificateholder" (as such term is used in the related pooling and servicing agreement) of a book-entry certificate will be the nominee of DTC,

                                       52

and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if (i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (ii) the depositor notifies DTC of its intent to terminate the book-entry system through DTC with respect to such certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement.
In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement.
However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term
"certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans

                                       53

to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the
Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the

                                       54

accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Unless otherwise provided in the prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date
(other than payments due on or before the Cut-Off Date):

                                       55

        (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

        (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

        (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
      (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

        (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

        (v) any advances made as described under "Description of the
      Certificate--Advances in Respect of Delinquencies;"

        (vi) any amounts paid under any cash flow agreement, as described under
      "Description of the Trust Funds--Cash Flow Agreements;"

        (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and
      "--Representations and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under
      "Description of the Certificates--Termination;"

        (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

        (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

        (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

        (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

        (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

        (i) to make distributions to the certificateholders on each distribution date;

        (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified

                                       56

      and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

        (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

        (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

        (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity
      (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

        (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under
      "--Realization Upon Defaulted Mortgage Loans;"

        (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master
      Servicer and the Depositor;"

        (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

        (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under
      "--Certain Matters Regarding the Trustee;"

        (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

        (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

        (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
      Consequences--Federal Income Tax Consequences for REMIC
      Certificates--Taxation of Owners of REMIC Residual
      Certificates--Prohibited Transactions Tax and Other Taxes;"

                                       57

        (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

        (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

        (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

        (xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the prospectus supplement; and

        (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling and servicing agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.
See "Description of Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and
Payment of Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or

                                       58

another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

     If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless

                                       59

the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

        (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

        (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal
     Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal
Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property.
If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the

                                       60

mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.
The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of

                                       61

expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting
from Prepayments."

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling and servicing agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers requires it to report. Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation,

                                       62

warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability.
However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less

                                       63

than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates,
(i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment
(other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes;
provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

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LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and

                                       65

appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause)
remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and
(iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
Losses or Risks Which Could Adversely Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

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LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the
Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund.
However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the

                                       68

types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

              CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any
CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the
Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion,
"mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.
The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws
(including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee.
A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At

                                       69

origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership.
See "--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform
Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such

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tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii)
arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.
The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state

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law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property.
Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all

                                       72

parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears
(without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

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     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real

                                       74

property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will

                                       75

recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code and the security agreement relating to those shares. Article 9 of the
Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the

                                       76

Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.
Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%
of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise

                                       77

accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets.
Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

     Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators"

                                       78

of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property.
However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or
"operator" of contaminated property or underground petroleum storage tanks. The
Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

     Certain Other State Laws. Many states have statutes similar to CERCLA and
RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans."

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     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers
(including prospective buyers at a foreclosure sale or following foreclosure).
Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale"
provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in

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material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.
Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption)
be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic
and Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such

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as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC),
have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the
OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

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     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii)
the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered
Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

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                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES
            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which
(such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return.
Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences."
Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i)
REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G
(the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC.
For purposes of this tax discussion, references to a "certificateholder" or a
"holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow
Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and
1275 of the Code and in the Treasury regulations issued thereunder (the "OID
Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. It is the opinion of Cadwalader, Wickersham &
Taft LLP, counsel to the depositor, that upon the issuance of each series of
REMIC Certificates, assuming compliance with all

                                       84

provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular
Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a
REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section
7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if
95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year.
Interest on the REMIC Regular Certificates and income allocated to the class of
REMIC Residual Certificates will be interest described in section 856(c)(3)(B)
of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered
REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC
Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

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     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the
Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the
Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section
1272(a)(6) of the Code provides special rules applicable to REMIC Regular
Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of
1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.
The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).
If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date.
Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest"
includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates,"
or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC
Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated
interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest"
for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC
Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such

                                       86

certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular
Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated
redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the
REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of
REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC
Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

                                       87

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular
Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular
Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     Market Discount. A certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the
Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular
Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium."
Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption.
If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                                       88

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     o    on the basis of a constant yield method;

     o    in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     o    in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC
Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a
REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC
Regular Certificates--Market Discount." The committee report accompanying the
Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular
Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one

                                       89

or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss.
Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under
Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

     Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is
sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular
Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular Certificate is held as a capital asset within the meaning of section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular
          Certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and "--Premium."

     REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate
"applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

                                       90

     Foreign Investors in REMIC Regular Certificates. A REMIC Regular
Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the
United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the
non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United
States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is
a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the
non-U.S. Person is a partnership. An intermediary (other than a partnership)
must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.
The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular
Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S.
financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes)
          created or organized in, or under the laws of, the United States, any
          State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     o    an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     o    a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular
Certificate that is held by:

     o    a REMIC Residual Certificateholder that owns directly or indirectly a
          10% or greater interest in the REMIC Residual Certificates; or

     o    to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a "United
          States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who

                                       91

are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual
Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual
Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be
"portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual
Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a
REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than)
the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions,"
residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual
Certificateholders' after-tax rate of return.

     On May 11, 2004 the Treasury Department published final Treasury regulations (the "Inducement Fee Regulations") under sections 446(b), 860C, and
863(a) of the Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

     Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section 1.446-6(c) sets forth a general rule (the "General Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring

                                       92

a noneconomic REMIC Residual Certificate "over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest."

     Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC
Residual Certificates constitutes a method of accounting for purposes of
Internal Revenue Code sections 446 and 481. Thus, under the Inducement Fee
Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the
Treasury regulations and other procedures thereunder.

     The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The
Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

     Under one safe harbor method of accounting set forth in the Inducement Fee
Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

     Under the second safe harbor accounting method (the "Modified REMIC
Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

     The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

     Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount." If one or more classes of REMIC
Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC

                                       93

Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular
Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September
27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular
Certificates equal to the deductions that would be allowed if the REMIC Regular
Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of
Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular
Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the
REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue
Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of
Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual
Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such
REMIC Residual Certificateholder's adjusted basis in its REMIC Residual
Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual
Certificateholders should consult their tax advisors.

                                       94

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC
Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC
Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC
Residual Certificateholders. To the extent such REMIC Residual
Certificateholders' initial bases are less than the distributions to such REMIC
Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual
Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Residual Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC
Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual
Certificate for any calendar quarter will be the excess, if any, of:

     o    the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     o    the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual
          Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual
Certificate at the beginning of the calendar quarter and 120% of the "long-term
Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC
Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term
Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o    will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     o    will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign
          Investors in REMIC Residual Certificates" below.

                                       95

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual
Certificateholder. First, alternative minimum taxable income for a REMIC
Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions.
Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the
"applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if
(1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2)
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

     In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a
"safe harbor" against ignoring the transfer. Either:

       (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

          (i) the present value of any consideration given the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

                                       96

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

       (b) the following requirements are satisfied:

           (i) the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

           (ii)  the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

           (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC
Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations;
provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See
"--Foreign Investors in REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a
REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates
which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o    3% of the excess of the individual's adjusted gross income over such amount; and

     o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

                                       97

     In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Residual Certificates. If a REMIC Residual Certificate is
sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual
Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions. In addition to reporting the taxable income of the REMIC, a
REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual
Certificateholder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC
Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a
"conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual
Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

     In addition, gain or loss recognized from the sale of a REMIC Residual
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a
"taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual
Certificateholder's adjusted basis in the newly acquired asset.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC Residual Certificate is transferred to a
"disqualified organization," a tax would be imposed in an amount equal to the product of:

     o    the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC
          Residual Certificate for periods after the transfer; and

     o    the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual
Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent.
However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual

                                       98

knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     o    the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as
          instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the
          Code);

     o    any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     o    any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Foreign Investors in REMIC Residual Certificates. The REMIC Regulations
provide that the transfer of a REMIC Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a
U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual
Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

     (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

     If the non-U.S. Person transfers the REMIC Residual Certificate back to a
U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

                                       99

     o    the disposition of a mortgage loan;

     o    the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     o    the receipt of compensation for services; or

     o    gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

TERMINATION

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual
Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference.
Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Solely for purposes of the administrative provisions of the Code, the
REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the

                                      100

REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual
Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a
REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual
Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any
REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular
Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of
REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

     Payments of interest and principal, and proceeds from the sale of REMIC
Certificates, may be subject to the "backup withholding tax" at a rate of 28%
(increasing to 30% after 2010) unless the recipient of such payments is a U.S.
Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the
non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or
can be treated as an exempt recipient within the meaning of Treasury
Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
IS MADE

GENERAL

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling

                                      101

and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

     o    assets described in section 7701(a)(19)(C) of the Code;

     o    "obligation[s] which...[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the
          Code; and

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section
856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which[are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest
Certificates. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans
(including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Owners of REMIC Residual Certificates--Possible
Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the

                                      102

absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the
"stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain
"safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Market Discount" below. Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued
(based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--If Stripped Bond Rules Do Not Apply" below for a definition of
"qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month
(see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their

                                      103

own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment.
Instead, a prepayment should be treated as a partial payment of the stated
redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do
so.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated
rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied

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by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than
"qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan.
Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount"
below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID
Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable

                                      105

portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See
"--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a
"market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated
redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Owners of REMIC Regular Certificates--Premium."
Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Owners of REMIC Regular Certificates--Market
Discount".

     Because the mortgage loans will provide for periodic payments of stated
redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as

                                      106

de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount.
See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC
Regular Certificates. See "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6)
applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible
Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed

                                      107

prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates.
However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced
(but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.
Finally, a taxpayer may elect to have net capital gain taxed at ordinary income

                                      108

rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Owners of REMIC Residual
Certificates" and "--Backup Withholding with Respect to REMIC Certificates"
will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC
Regular Certificates in "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Owners of REMIC Regular Certificates--Foreign
Investors in REMIC Regular Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.
However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S.
certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

     On June 20, 2002, the IRS published regulations which will, when effective, and if finalized in their proposed form, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of such certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the

                                      109

acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      110

                             ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons
("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain
Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL")
provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not
"significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under
ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections
406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this
Section, "ERISA Considerations,"

                                      111

the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of
Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard
& Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.
("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch,
Inc. ("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the
Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s)
in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Fifth, the investing Plan must be an accredited investor as defined in
Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding
Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding
Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of
Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in

                                      112

Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii)
the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of
ERISA for the acquisition or holding of a certificate on behalf of an "Excluded
Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an
Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to
5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund)
containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing
Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the
"Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of
ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support

                                      113

policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under
Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of
Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and
III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates")
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities
(including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to

                                      114

Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.  Section  24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R.  Section  1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R.  Section
1.2(m) to include certain "commercial mortgage-related securities" and
"residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it
"represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities," other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R.  Section
703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R.  Section  703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section
742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift
Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment
Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18,
2001) "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal
Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or

                                      115

prohibit investment in securities which are not "interest-bearing" or
"income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets,
LLC acts as agent in the sale of offered certificates, Wachovia Capital
Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that
Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets,
LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

                                      116

     The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by
Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                    RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped
Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

                                      117

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                        INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped
Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the
Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage
Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans
(including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

                                      118

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

                                      119

     The file "WBCMT 2005-C22 Prospectus Annexes A1-6.xls", which is a
Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders;
Available Information" in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT
2005-C22 Prospectus Annexes A1-6.xls" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "WBCMT 2005-C22 Prospectus Annexes A1-6.xls" to your hard drive or network drive. Copy the file "WBCMT 2005-C22 Prospectus Annexes A1-6.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Certain Characteristics of the Mortgage Loans and Mortgaged Properties" or "A-2 Certain Information
Regarding Multifamily Mortgaged Properties" or "A-3 Reserve Accounts
Information" or "A-4 Commercial Tenant Schedule" or "A-5 Certain
Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed and
Portfolio)" or "A-6 Debt Service Payment Schedule for Tiffany Building Loan",
respectively.

     * Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       UNTIL MARCH   , 2006, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE
OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE
REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION
TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS
WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.
                 --------------------------------------------

                PROSPECTUS SUPPLEMENT

MATERIAL FEDERAL INCOME TAX

                       PROSPECTUS
ADDITIONAL INFORMATION .......................     6
INCORPORATION OF CERTAIN INFORMATION

DESCRIPTION OF THE POOLING AND
  SERVICING AGREEMENTS .......................    53
DESCRIPTION OF CREDIT SUPPORT ................    67
CERTAIN LEGAL ASPECTS OF MORTGAGE
  LOANS AND LEASES ...........................    69
MATERIAL FEDERAL INCOME TAX

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 $2,306,046,000
                                 (APPROXIMATE)

                              WACHOVIA COMMERCIAL
                           MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)

                           WACHOVIA BANK COMMERCIAL
                                 MORTGAGE TRUST

                              COMMERCIAL MORTGAGE
                                 PASS-THROUGH
                          CERTIFICATES SERIES 2005-C22

               ------------------------------------------------
                             PROSPECTUS SUPPLEMENT
               ------------------------------------------------

                              WACHOVIA SECURITIES

                            DEUTSCHE BANK SECURITIES

                              GOLDMAN, SACHS & CO.

                                    JPMORGAN

                                     NOMURA

                                DECEMBER  , 2005